             Prospectus supplement dated April 27, 2007 (to prospectus dated March 20, 2007)
                                              $1,296,803,000
                                              (Approximate)

                               Bear Stearns Mortgage Funding Trust 2007-AR4
                                              Issuing Entity
                           Bear Stearns Mortgage Funding Grantor Trust 2007-AR4
                                       Grantor Trust Issuing Entity
                                         EMC Mortgage Corporation
                                           Servicer and Sponsor
                              Structured Asset Mortgage Investments II Inc.
                                                Depositor
                               Bear Stearns Mortgage Funding Trust 2007-AR4
                           Mortgage Pass-Through Certificates, Series 2007-AR4
                                                   and
                           Bear Stearns Mortgage Funding Grantor Trust 2007-AR4
                           Mortgage Pass-Through Certificates, Series 2007-AR4

____________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-15 in this prospectus supplement.
____________________________________________________________________________________________________________

The Trust and the Grantor Trust
The trust  will  consist  primarily  of a pool of  30-year  and  40-year  conventional,  adjustable  rate, negative  amortization  mortgage  loans  secured  by  first  liens  on  one-  to  four-family  residential properties, divided into two primary loan groups, designated loan group I and loan group II.

The trust  will issue the  following  classes  of  certificates  that are  offered  under this  prospectus supplement:

o       4 classes of group I senior  certificates  designated Class I-A-1,  Class I-A-2,  Class I-X-1 and
        Class I-X-2 Certificates,

o       9 classes of group I subordinate  certificates  designated Class I-B-1, Class I-B-2, Class I-B-3,
        Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates,

o       3 classes of group II senior  certificates  designated  Class  II-A-1,  Class  II-A-2A  and Class
        II-A-3 Certificates, and

o       5 classes of group II  subordinate  certificates  designated  Class II-B-1,  Class II-B-2,  Class
        II-B-3, Class II-B-4 and Class II-B-5 Certificates,

     each as more fully described in the tables beginning on page S-2 of this prospectus supplement.

The  grantor  trust  will  issue  2  classes  of  senior  certificates,  the  grantor  trust  Class  I-A-3
Certificates  and the grantor trust Class II-A-2B  Certificates  (referred to herein  collectively  as the grantor trust  certificates),  which are offered  pursuant to this  prospectus  supplement  and which will represent the entire beneficial interest in the grantor trust as further described herein.
The  certificates  are  obligations  only of the  trust and the  grantor  trust as the  issuing  entities.
Neither  the  certificates  nor the  mortgage  loans are  insured or  guaranteed  by any person  except as described  herein.  Distributions on the certificates  will be payable solely from the assets  transferred to the related trust for the benefit of the related certificateholders.

Credit Enhancement

Credit  enhancement  for the  offered  certificates  (with  respect  to the  grantor  trust  certificates, indirectly  through  the related  class of  underlying  certificates  that are issued by the trust but not offered  under this  prospectus  supplement)  will  consist of excess  spread,  overcollateralization  and additional  classes of  subordinated  certificates.  The group II  offered  certificates  (other  than the grantor  trust Class II-A-2B  Certificates),  the  underlying  Class  II-A-2B  Certificates  and the Class
II-B-6  Certificates may receive  additional  distributions in respect of interest from payments under the related corridor  contracts,  as described herein.  The grantor trust  certificates may receive additional distributions in respect of interest payments under the related swap agreements, as described herein.

Distributions  on the  certificates  will be on the 25th of each month,  or, if the 25th is not a business day, on the next business day, beginning in May 2007.

Neither the  Securities  and Exchange  Commission  nor any state  securities  commission  has approved the certificates  or determined if this prospectus  supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney  General of the State of New York has not passed on or endorsed the merits of this  offering.
Any representation to the contrary is unlawful.

The  price to  investors  will  vary from  time to time and will be  determined  at the time of sale.  The proceeds to the  depositor  from the  offering are expected to be  approximately  99.50% of the  aggregate principal amount of the offered certificates,  plus accrued interest thereon,  less expenses.  See "Method of Distribution" in this prospectus supplement.

The  underwriter  will deliver to  purchasers  the offered  certificates  in  book-entry  form through The
Depository Trust Company,  Clearstream  Banking,  société anonyme and the Euroclear  System, in each case, on or about April 30, 2007.

                                         Bear, Stearns & Co. Inc.
                                               Underwriter

                Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the  information  contained in this  document.  We have not  authorized  anyone to provide you with different information.

We  provide   information  to  you  about  the  offered   certificates  in  two  separate  documents  that
progressively provide more detail:

o    the accompanying prospectus,  which provides general information,  some of which may not apply to these series of certificates; and

o    this prospectus supplement, which describes the specific terms of your certificates.

Schedule  1,  Annex  I,  Annex  II and  Schedule  A are  incorporated  into  and  comprise  a part of this prospectus supplement as if fully set forth herein.

The  description of your  certificates  in this  prospectus  supplement is intended to enhance the related description  in the prospectus and you should rely on the  information  in this  prospectus  supplement as providing additional detail not available in the prospectus.

The  Depositor's  principal  offices are located at 383 Madison  Avenue,  New York, New York 10179 and its
telephone number is (212) 272-2000.

NOTWITHSTANDING  ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY,  THE SPONSOR,  THE SERVICER,  THE
TRUSTEE,  THE GRANTOR TRUSTEE,  THE CORRIDOR  COUNTERPARTY,  THE SWAP COUNTERPARTY,  EACH RECIPIENT OF THE
RELATED PROSPECTUS  SUPPLEMENT AND, BY ITS ACCEPTANCE  THEREOF,  EACH HOLDER OF A CERTIFICATE,  AGREES AND
ACKNOWLEDGES  THAT EACH PARTY  HERETO HAS AGREED  THAT EACH OF THEM AND THEIR  EMPLOYEES,  REPRESENTATIVES
AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON  COMMENCEMENT OF DISCUSSIONS,  TO ANY AND ALL PERSONS THE
TAX TREATMENT AND TAX STRUCTURE OF THE  CERTIFICATES  AND THE REMICS,  THE  TRANSACTIONS  DESCRIBED HEREIN
AND ALL  MATERIALS  OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX  ANALYSES)  THAT ARE PROVIDED TO ANY OF
THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE.

                                          European Economic Area

         In  relation  to each  Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive  (referred to herein as a Relevant  Member State),  the  Underwriter has represented and agreed that with effect from and including the date on which the  Prospectus  Directive is implemented in that Relevant Member State (referred to herein as a Relevant  Implementation  Date) it has not made and will not make an offer of notes to the public in that Relevant  Member State prior to the  publication  of a  prospectus  in  relation  to the notes  which has been  approved  by the  competent  authority  in that
Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant Member State,  all in accordance with the Prospectus  Directive, except that it may,  with effect from and  including the Relevant  Implementation  Date,  make an offer of notes to the public in that Relevant Member State at any time:

(a)      to legal entities  which are  authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year; (2) a total balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication  by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the  purposes  of this  provision,  the  expression  an  "offer  of notes to the  public"  in relation to any notes in any Relevant  Member State means the  communication  in any form and by any means of  sufficient  information  on the  terms of the offer  and the  notes to be  offered  so as to enable an investor to decide to purchase or subscribe  the notes,  as the same may be varied in that Member State by any measure  implementing  the Prospectus  Directive in that Member State and the  expression  referred to herein as Prospectus Directive means Directive  2003/71/EC and includes any relevant  implementing measure in each Relevant Member State.

                                              United Kingdom

         The Underwriter has represented and agreed that:

(a)      it has only  communicated or caused to be communicated  and will only  communicate or cause to be communicated  an invitation or  inducement to engage in investment  activity  (within the meaning of Section 21 of the FSMA)  received by it in  connection  with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)      it has  complied  and will  comply with all  applicable  provisions  of the FSMA with  respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                        TABLE OF CONTENTS
                      PROSPECTUS SUPPLEMENT

Caption                                            Page

SUMMARY OF PROSPECTUS

    Conveyance of Subsequent Mortgage Loans and

DESCRIPTION OF THE

    Principal Distributions on the Grantor
      Trust Certificates...........................S-56
    Monthly Advances...............................S-56
    Allocation of Realized Losses;
      Subordination................................S-57
    Excess Spread and Overcollateralization

    Restrictions on Transfer of the
      the Residual Certificates....................S-60
THE CORRIDOR CONTRACTS.............................S-60
YIELD AND PREPAYMENT

    Yield Sensitivity of the Subordinate
      Certificates................................S-105
    Yield Sensitivity of the Class I-X
      Certificates................................S-105
THE POOLING AND SERVICING

    Servicing and Other Compensation and

    Realization Upon Defaulted
      Mortgage Loans .............................S-110
    Monthly Reports to Certificateholders.........S-111
    Collection and Other Servicing Procedures

    Special Tax Considerations Applicable to
      the Class A Certificates and Class B
      Certificates................................S-117
    Taxation of the Grantor Trust and Grantor
      Trust Certificates..........................S-118
    Characterization of the Offered Certificates..S-119

AFFILIATIONS, RELATIONSHIPS AND RELATED

TRANSACTION STRUCTURE

Mortgagors
originate loans
loan payments
Originator(s)
amount financed
purchase loans
loan purchase price
EMC
Sponsor
Purchases loans
Forms pool
EMC
Servicer
Services mortgage pool
asset pool
net offering proceeds
net offering proceeds
Structured Asset Mortgage Investments II Inc.
Depositor
Creates issuing entity
Bear Stearns & Co. Inc.
Underwriter
Sells certificates to investors
certificates
Grantor Trust Certificates
Underlying Certificates and rights under Swap Agreements
asset pool
certificates (including Underlying Certificates)
gross offering proceeds
Bear Stearns Mortgage Funding Grantor Trust 2007-AR4
Issuing Entity
Bear Stearns Mortgage Funding Trust 2007-AR4
Issuing Entity
Holds pool
Issues certificates
Wells Fargo Bank, National Association
Trustee and Custodian
Represents investors interests
Calculates cashflows
Remits to investors
Holds mortgage loans
monthly distributions
Monthly distributions
Investors
certificates
monthly distributions on Grantor Trust Certificates
Wells Fargo Bank, National Association
Grantor Trustee
Represents investors interests
Calculates cashflows
Remits to investors
Payments under Swap Agreement
Swap Counterparty

                                     SUMMARY OF PROSPECTUS SUPPLEMENT

         The following  summary is a very broad overview of the offered  certificates and does not contain all of the information that you should consider in making your investment  decision.  To understand all of the terms of the offered  certificates,  read carefully this entire  prospectus  supplement and the entire accompanying  prospectus.  A glossary is included at the end of this  prospectus  supplement.  Capitalized terms used but not defined in the glossary at the end of this  prospectus  supplement  or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity.......................................       Bear Stearns Mortgage Funding Trust 2007-AR4.

Grantor Trust Issuing Entity.........................       Bear Stearns Mortgage Funding Grantor Trust 2007-AR4.

Titles of Series.....................................       Bear Stearns Mortgage Funding Trust 2007-AR4 Mortgage
                                                            Pass-Through Certificates, Series 2007-AR4 and Bear Stearns
                                                            Mortgage Funding Grantor Trust 2007-AR4 Mortgage Pass-Through
                                                            Certificates, Series 2007-AR4.

Cut-off Date.........................................       April 1, 2007.

Closing Date.........................................       On or about April 30, 2007.

Depositor............................................       Structured Asset Mortgage Investments II Inc.

Sponsor and Servicer.................................       EMC Mortgage Corporation, an affiliate of the depositor.

Originators..........................................       Bear Stearns Residential Mortgage Corporation, EMC
                                                            Mortgage Corporation and various other originators, none of which will originate more than 10% of the mortgage loans in the aggregate of either loan group.

Trustee and Grantor Trustee..........................       Wells Fargo Bank, National Association.

Swap Counterparty                                           Bear Stearns Capital Markets Inc.

Corridor Counterparty................................       Bear Stearns Financial Products Inc.

Distribution Dates...................................       Distributions on the offered certificates will be made on the
                                                            25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in May 2007.

Offered Certificates.................................       The classes of offered certificates and their pass-through rates and initial current principal amounts are set forth in the table below.

                                                                     Group I
                                                              Offered Certificates

                                     Pass-Through                Initial Current                 Initial Rating
             Class                       Rate                   Principal Amount                  (S&P/Moody's)                      Designation
__________________________________________________________________________________________________________________________________________________________
             I-A-1                   Variable Rate               $275,615,000                        AAA/Aaa                    Group I Super Senior
             I-A-2                   Variable Rate               $137,807,000                        AAA/Aaa                   Group I Senior Support
      Grantor Trust I-A-3           Variable Rate                 $45,936,000                        AAA/Aaa               Grantor Trust I-A-3 Certificate
             I-X-1                    Fixed Rate                    Notional                         AAA/Aaa                Group I Senior Interest Only
             I-X-2                    Fixed Rate                    Notional                         AAA/Aaa                Group I Senior Interest Only
             I-B-1                   Variable Rate                $12,366,000                       AA+/Aaa                     Group I Subordinate
             I-B-2                   Variable Rate                 $9,790,000                        AA/Aa1                      Group I Subordinate
             I-B-3                   Variable Rate                 $3,607,000                        AA-/Aa1                     Group I Subordinate
             I-B-4                   Variable Rate                 $7,471,000                        A+/Aa2                      Group I Subordinate
             I-B-5                   Variable Rate                 $3,349,000                         A/Aa3                      Group I Subordinate
             I-B-6                   Variable Rate                 $2,576,000                         A-/A1                      Group I Subordinate
             I-B-7                   Variable Rate                 $3,607,000                        BBB+/A2                     Group I Subordinate
             I-B-8                   Variable Rate                 $2,576,000                       BBB/Baa1                     Group I Subordinate
             I-B-9                   Variable Rate                 $2,834,000                       BBB-/Baa2                    Group I Subordinate
Total Group I Offered Certificates:                              $507,534,000

                                                                        Group I
                                                               Non-Offered Certificates

                                         Pass-Through               Initial Current               Initial Rating
              Class                          Rate                  Principal Amount               (S&P/Moody's)                      Designation
________________________________________________________________________________________________________________________________________________________
        Underlying I-A-3                Variable Rate                 $45,936,000                    AAA/Aaa                   Group I Senior Support
              I-XP-1                         N/A                          N/A                           NR                       Group I Subordinate
              I-XP-2                         N/A                          N/A                           NR                       Group I Subordinate
             I-B-IO                          N/A                          $0                            NR                       Group I Subordinate
Total Group I Non-Offered Certificates:                               $45,936,000

                                                                        Group II
                                                                  Offered Certificates

                                         Pass-Through               Initial Current               Initial Rating
              Class                          Rate                  Principal Amount               (S&P/Moody's)                      Designation
________________________________________________________________________________________________________________________________________________________
             II-A-1                     Variable Rate               $437,228,000                    AAA/Aaa                    Group II Super Senior
             II-A-2A                    Variable Rate               $118,614,000                    AAA/Aaa                   Group II Senior Support
      Grantor Trust II-A-2B             Variable Rate               $100,000,000                    AAA/Aaa              Grantor Trust II-A-2B Certificate
             II-A-3                     Variable Rate                $72,871,000                    AAA/Aaa                   Group II Senior Support
             II-B-1                     Variable Rate                $29,669,000                     AA/Aa1                    Group II Subordinate
             II-B-2                     Variable Rate                $15,850,000                     A/Aa3                     Group II Subordinate
             II-B-3                     Variable Rate                 $4,064,000                    BBB+/A2                    Group II Subordinate
             II-B-4                     Variable Rate                 $6,909,000                     BBB/A3                    Group II Subordinate
             II-B-5                     Variable Rate                 $4,064,000                   BBB-/Baa1                   Group II Subordinate
Total Group II Offered Certificates:                                $789,269,000

                                                                          Group II
                                                                  Non-Offered Certificates

                                         Pass-Through               Initial Current               Initial Rating
              Class                          Rate                  Principal Amount               (S&P/Moody's)                      Designation
_________________________________________________________________________________________________________________________________________________________
        Underlying II-A-2B               Variable Rate                  $100,000,000                  AAA/Aaa                   Group II Senior Support
              II-B-6                     Variable Rate                   $14,631,000                   BB/Ba2                    Group II Subordinate
              II-XP                          N/A                            N/A                         NR                       Group II Subordinate
             II-B-IO                         N/A                            $0                          NR                       Group II Subordinate
Total Group II Non-Offered Certificates:                                $114,631,000

Total Offered Certificates      $1,296,803,000

Total Certificates              $1,457,370,000

                                                            Residual Certificates

                                     Pass-Through               Initial Current                 Initial Rating
            Class                        Rate                   Principal Amount                 (S&P/Moody's)                       Designation
__________________________________________________________________________________________________________________________________________________
              R                           N/A                          $0                             NR                               Residual
             R-X                          N/A                          $0                             NR                               Residual
Total Residual Certificates:                                           $0

Other Information:

The  pass-through  rates on the  certificates  are  described  in  detail  on pages  S-59 and S-65 in this prospectus supplement.

Grantor Trust Certificates:

Payments on the grantor  trust  certificates  will be made  indirectly  from certain  payments made on the underlying Class I-A-3 Certificates or the underlying Class II-A-2B  Certificates  (sometimes  referred to herein  collectively as the underlying  certificates),  as applicable,  and from certain payments that may be made pursuant to the related swap agreement,  in each case as described in this prospectus  supplement.

Class I-X Certificates:

The Class I-X-1  Certificates  and the Class I-X-2  Certificates  are sometimes  referred to herein as the
Class I-X Certificates. The Class I-X Certificates do not have a principal amount.

The Class I-X-2  Certificates  will have a notional  amount equal to the aggregate  outstanding  principal balance of the group I mortgage  loans  generally  having  "hard"  prepayment  charges for a term of three years (or in  limited  cases,  30 months)  from  origination.  The Class  I-X-1  Certificates  will have a notional  amount  equal to the  aggregate  outstanding  principal  balance of the group I  mortgage  loans having all other prepayment charges.

The Class I-X-1 Certificates will have an initial notional amount of approximately  $147,201,714,  and the
Class I-X-2 Certificates will have an initial notional amount of approximately $275,139,297.

The Issuing Entities

The depositor  will  establish a trust with respect to the Bear Stearns  Mortgage  Funding Trust  2007-AR4
Mortgage Pass-Through Certificates,  Series 2007-AR4,  pursuant to a pooling and servicing agreement dated as of April 1, 2007, among the depositor, the servicer and sponsor and the trustee.

The depositor will  establish a grantor trust with respect to the Bear Stearns  Mortgage  Funding  Grantor
Trust  2007-AR4  Mortgage  Pass-Through  Certificates,  Series  2007-AR4,  pursuant  to  a  grantor  trust agreement  dated as of April 1, 2007,  between the  depositor and the grantor  trustee.  The trust and the grantor trust, collectively, are sometimes referred to herein as the issuing entities.

The  certificates  (other than the grantor  trust Class  I-A-3  Certificates  and the grantor  trust Class
II-A-2B  Certificates,  which  are  sometimes  referred  to  herein  collectively  as  the  grantor  trust certificates)  represent in the  aggregate  the entire  beneficial  ownership  interest in the trust.  The grantor trust  certificates  represent the entire beneficial  interest in the grantor trust. The assets of the grantor trust will include the  underlying  Class I-A-3  Certificates,  the  underlying  Class II-A-2B
Certificates  (which are sometimes  collectively  referred to herein as the underlying  certificates)  and the swap agreements, as described herein.

Distributions  of interest  and/or  principal on the offered  certificates  (other than the grantor  trust certificates),  the  underlying  certificates  and the Class  II-B-6  Certificates  will be made only from payments  received in connection  with the related  mortgage loans as described  below.  Distributions  of interest and  principal  on the grantor  trust  Certificates  will be made (i) with respect to the grantor trust Class I-A-3 Certificates,  indirectly,  from certain payments received on the underlying Class I-A-3
Certificates in connection  with the group I mortgage loans,  (ii) with respect to the grantor trust Class
II-A-2B  Certificates,  indirectly,  from  certain  payments  received  on the  underlying  Class  II-A-2B
Certificates  in connection  with the group II mortgage  loans,  and (iii) from certain  payments that may be made to the grantor trust pursuant to the related swap agreement.

See "Description of the Certificates" in this prospectus supplement.

The Sponsor

EMC  Mortgage  Corporation,  in its  capacity as  mortgage  loan  seller,  a Delaware  corporation  and an affiliate of the  depositor  and the  underwriter,  will sell the  mortgage  loans to the  depositor.  EMC
Mortgage Corporation is sometimes referred to herein as the sponsor or EMC.

The Originators

Approximately  56.24% of the group I  mortgage  loans and  approximately  48.37% of the group II  mortgage loans were  originated  by Bear Stearns  Residential  Mortgage  Corporation.  Approximately  25.02% of the
group I mortgage loans and  approximately  48.39% of the group II mortgage  loans were  originated by EMC.
The  remainder  of the  mortgage  loans  were  originated  by  various  originators,  none of  which  have originated more than 10% of the mortgage loans in the aggregate of either loan group.

The Servicer

All of the mortgage loans will be serviced by EMC Mortgage Corporation.

The Swap Counterparty

Bear Stearns Capital Markets Inc., a Delaware  corporation and an affiliate of the sponsor,  the depositor and the  underwriter,  will enter into swap  agreements  with the grantor trustee on behalf of the grantor trust and the holders of the grantor trust certificates.

The Mortgage Loans

The mortgage  pool  consists of  approximately  3,206 first lien  adjustable  rate  negative  amortization mortgage  loans secured by one- to four-family  residential  real  properties  and individual  condominium units.

The mortgage loans have an aggregate  principal balance of approximately  $1,328,105,998 as of the cut-off date.

The mortgage  pool has been divided into two loan groups,  designated  as group I and group II and as more fully  described in Schedule A to this prospectus  supplement.  The Class I-A-1,  Class I-A-2,  underlying
Class I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7,
Class I-B-8 and Class I-B-9  Certificates  will be entitled to receive  distributions  solely with respect to the group I mortgage loans. The Class II-A-1,  Class II-A-2A,  underlying Class II-A-2B,  Class II-A-3,
Class II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will be entitled to receive distributions solely with respect to the group II mortgage loans.

All  percentages  with  respect to the  characteristics  of the  mortgage  loans shown in this  prospectus supplement include information  pertaining to approximately  $275,855,266 of mortgage loans expected to be transferred  to the trust within  ninety days of the closing  date.  Such  mortgage  loans are referred to herein as the subsequent  mortgage loans.  The initial  mortgage loans and the subsequent  mortgage loans, collectively, are sometimes referred to herein as the mortgage loans.

Unless  otherwise  indicated  herein,  all  percentages  with respect to the  mortgage  loans refer to the initial mortgage loans and any subsequent mortgage loans included in such loan group.

All of the  mortgage  loans have a negative  amortization  feature,  under  which  accrued  interest  on a mortgage  loan will be deferred and added to the  principal  balance of that  mortgage loan if the minimum monthly  payment on any payment date is less than the amount of accrued  interest due on the mortgage loan on that payment  date.  See  "Description  of the Mortgage  Loans—General—Negative  Amortization"  in this prospectus supplement.

The group I mortgage  loans will include  mortgage  loans  originated  under the Bear  Stearns  Option ARM program  and the group II mortgage  loans will  include  mortgage  loans  originated  under the 5 Yr. Bear
Stearns Secure Option ARM program, each as more fully described below.

The mortgage rate on each group I mortgage  loan is  adjustable,  generally  after a period of one to four months  following its  origination,  and thereafter  adjusts  monthly.  The mortgage rate on each group II mortgage  loan is  adjustable,  generally  after a period of five years  following  its  origination,  and thereafter  adjusts every six (6) months as set forth in the related mortgage note.  Approximately  60.40%
of the group I mortgage  loans and all of the group II  mortgage  loans are still in their  initial  fixed rate period.

With respect to the group I mortgage loans, the minimum monthly payment will be an  interest-only  payment in an amount equal to the full amount of accrued  interest of the mortgage  loan  calculated  based on the outstanding  principal  balance of the  mortgage  loan and the interest  rate then in effect.  The minimum monthly  payment will adjust  annually on a date specified in the related  mortgage  note,  subject to the conditions  that (i) the  amount  of the  monthly  payment  (with  the  exception  of each  fifth  payment adjustment date or the final payment  adjustment  date) will not increase or decrease by an amount that is more than 7.50% of the monthly  payment prior to the adjustment,  (ii) as of the fifth payment  adjustment date and on the same day  every  fifth  year  thereafter  and on the last  payment  adjustment  date,  the monthly  payment  will be recast  without  regard to the  limitation  in clause (i) above and (iii) if the unpaid  principal  balance exceeds a percentage  (either 110% or 115%,  depending on the maximum  negative amortization  for that mortgage  loan) of the original  principal  balance due to deferred  interest,  the monthly  payment will be recast  without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over its remaining term to maturity.

With respect to the group II mortgage loans,  during the initial fixed rate period,  the mortgagor will be required to pay a minimum monthly  payment  calculated on the basis of the original loan amount and a note rate below the original note rate by up to 3% per annum.  The minimum  monthly  payment will adjust at the earlier of (i) the end of the initial  five-year  fixed rate period or (ii) the date upon which the unpaid principal  balance  equals or exceeds a percentage  (either 110% or 115%,  depending on the maximum amount of negative  amortization for that mortgage loan) of the original  principal  balance of the mortgage loan due to deferred  interest.  The period from  origination to the date on which the minimum  monthly payment first  adjusts is  sometimes  referred  to herein as the option  period.  Upon  adjustment,  the  required monthly  payment  will be an  interest-only  payment  in an amount  equal to the full  amount  of  accrued interest of the mortgage loan calculated based on the outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The required  monthly  payment may change at the end of the initial fixed rate  period once every six months  thereafter  based on the  semi-annual  adjustment  of  interest.
This  interest-only  period will expire on the tenth  anniversary  of the loan,  at which time the monthly payment  will be adjusted  semi-annually  to pay interest  and  amortize  fully the then unpaid  principal balance over its remaining  term to maturity  (assuming  the then current  interest rate remains in effect until maturity).

With  respect to the group I mortgage  loans and with respect to the group II mortgage  loans,  during the option  period only, in addition to the minimum  monthly  payment  option,  the mortgagor is offered three additional  payment  options  to the extent  they  result in a larger  payment  than the  minimum  monthly payment.  The payment options include an interest-only  payment,  a fully amortizing payment and a 15-year amortizing  payment.  If a payment option would not result in an amount  greater than the minimum  payment due, the payment option will not be available to a mortgagor.

See "Description of the Mortgage Loans—General" in this prospectus supplement.

After the  initial  fixed-rate  period,  the  interest  rate on each  group I mortgage  loans will  adjust monthly  based on One-Month  LIBOR or One-Year  MTA, the 12-month  moving  average  yield on United States
Treasury  Securities  adjusted to a constant  maturity of one year. After the option period,  the interest rate on each group II  mortgage  loan,  will  adjust  semi-annually  based on  Six-Month  LIBOR.  The rate adjustments  are  subject to  limitations  set forth under  "Description  of the  Mortgage  Loans" in this prospectus supplement.

Pre-Funding

On the closing  date,  the  depositor  will pay to the  trustee  from  proceeds  of the  initial  offering approximately  $126,214,449  with respect to loan group I and  approximately  149,640,817  with respect to loan group II, referred to herein,  collectively,  as the pre-funded amounts.  The pre-funded amounts will be held by the  trustee in an account  referred  to herein as the  pre-funding  account.  From the closing date up to and including July 15, 2007,  referred to herein as the pre-funding  period,  the depositor may sell and the trust will purchase,  using related funds on deposit in the pre-funding  account,  subsequent mortgage  loans to be included in each loan group,  provided that such  subsequent  mortgage loans satisfy the requirements  described in "Description of the Mortgage  Loans—Conveyance of Subsequent Mortgage Loans
and the Pre-Funding Account" and "—The Interest Coverage Account" in this prospectus supplement.

The  amounts on deposit in the  pre-funding  account  will be  reduced  by any  amounts  used to  purchase subsequent  mortgage  loans  during the  pre-funding  period.  Any amounts  remaining  in the  pre-funding account after July 15, 2007,  will be distributed to the related  certificates  on the  distribution  date immediately following the termination of the pre-funding period.

On the closing date, the depositor  will pay to the trustee,  from proceeds of the initial  offering,  for deposit in an account,  referred  to herein as the  interest  coverage  account,  an amount  which will be applied  by the  trustee  to cover  shortfalls  in the  amount of  interest  generated  by the  subsequent mortgage loans  attributable to the pre-funding  feature.  Any amounts  remaining in the interest coverage account after July 15, 2007 will be distributed on the next  distribution  date either to the distribution account  described in this  prospectus  supplement or the  depositor or its  designee,  as provided in the pooling and servicing agreement.

Mortgage Pool Characteristics

The Group I Mortgage Loans

The following  table  summarizes the approximate  characteristics  of the group
I mortgage loans as of the cut-off date:

Number of mortgage loans:....................1,146

Aggregate principal balance:..........$515,263,888

Range of principal
   balances:.................$47,273 to $2,500,000

Average principal balance:................$449,619

Range of mortgage rates (per annum):..............
...................................1.000% to 9.125%

Weighted average mortgage rate (per annum): 4.121%

Range of remaining terms to stated maturity.......
..............................(months):  336 to 480

Weighted average remaining term to stated maturity
.....................................(months):  395

Weighted average loan-to-value ratio at...........
...............................origination:  74.02%

Weighted average gross margin (per annum):  3.512%

Weighted average maximum lifetime mortgage rate...
...............................(per annum):  9.997%

Weighted average months to next interest adjustment
..................................date (months):  2

Loan Index:
One-Year MTA................................98.73%
One-Month LIBOR..............................1.27%

The Group II Mortgage Loans

The following table  summarizes the approximate characteristics  of the group II mortgage loans as of the cut-off date:

Number of mortgage loans:....................2,060

Aggregate principal balance:..........$812,842,111

Range of principal
   balances:.................$71,000 to $3,880,000
Average principal balance:................$394,584

Range of mortgage rates (per annum):..............
..................................5.875% to 10.375%

Weighted average mortgage rate (per annum): 7.637%

Range of remaining terms to stated maturity.......
..............................(months):  353 to 360

Weighted average remaining term to stated maturity
.....................................(months):  359

Weighted average loan-to-value ratio at origination:
.............................................77.04%

Weighted average gross margin (per annum):  2.255%

Weighted average maximum lifetime mortgage rate...
..............................(per annum):  12.636%

Weighted average months to next interest adjustment
..................................date (months):  59

Loan Index:
Six-Month LIBOR...........................100.00%

For additional  information  regarding the mortgage loans, see "Description of the Mortgage Loans" in this prospectus supplement and Schedule A, which is attached and is part of this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will  acknowledge  the sale,  transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage  loans,  subject to further review and the exceptions  which may be noted pursuant to the procedures described in the pooling and servicing  agreement.  If the trustee (or the  custodian as its agent) finds that any mortgage loan appears  defective on its face,  appears to have not been  executed or  received,  or appears to be  unrelated  to the  mortgage  loans  identified  in the mortgage loan schedule  (determined on the basis of the mortgagor  name,  original  principal  balance and loan number),  the trustee (or the custodian as its agent) will promptly  notify the sponsor.  The sponsor must then  correct or cure any such  defect  within 90 days from the date of notice  from the  trustee (or the  custodian as its agent) of the defect and if the sponsor  fails to correct or cure such defect within such period and such defect  materially and adversely affects the interests of the  certificateholders  in the related  mortgage  loan,  the sponsor will, in accordance  with the terms of the pooling and servicing agreement  and the mortgage  loan purchase  agreement,  within 90 days of the date of notice,  provide the trustee  with a  substitute  mortgage  loan (if within two years of the closing  date) or  repurchase  the mortgage  loan;  provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage"  as  defined  in  Section  860G(a)(3)(a)  of  the  Internal  Revenue  Code,  any  such  cure  or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue the  certificates  (other than the grantor  trust  certificates)  in two  certificate groups.

The grantor trust will issue the grantor trust  certificates.  Payments on the grantor trust  certificates will be made from  payments made on the related class of  underlying  certificates,  as described  herein.
In addition,  certain  payments may also be made to the grantor trust  certificates  from amounts received by the grantor trust from the swap counterparty pursuant to the related swap agreement.
The Class I-A-1, Class I-A-2,  underlying Class I-A-3 and Class I-X Certificates will represent  interests in loan group I and are sometimes referred to herein as the group I senior certificates.

The Class I-A-1,  Class I-A-2 and underlying Class I-A-3  Certificates are sometimes referred to herein as the Class I-A Certificates.

The Class I-X-1  Certificates and Class I-X-2  Certificates are sometimes  referred to herein as the Class
I-X Certificates.

The Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class I-B-5,  Class I-B-6,  Class I-B-7, Class
I-B-8 and Class I-B-9  Certificates  will each  represent  subordinated  interests in the group I mortgage loans and are  sometimes  referred  to herein as the  group I  subordinate  certificates  or the Class I-B
Certificates.

The group I senior  certificates (other than the underlying Class I-A-3  Certificates),  the grantor trust
Class I-A-3  Certificates  and the group I subordinate  certificates  are sometimes  referred to herein as the group I offered certificates.

The underlying Class I-A-3,  Class I-XP-1,  Class I-XP-2 and Class I-B-IO  Certificates are not offered by this prospectus  supplement and are sometimes referred to herein as the group I non-offered  certificates.
The Class I-XP-1,  Class I-XP-2 and Class I-B-IO Certificates will each represent  subordinated  interests in the group I mortgage loans.

The Class I-XP-1  Certificates and the Class I-XP-2  Certificates are sometimes  referred to herein as the
Class I-XP Certificates.

The group I offered  certificates  and the group I  non-offered  certificates  are  sometimes  referred to herein as the group I certificates.

The Class II-A-1,  Class,  II-A-2A,  underlying Class II-A-2B and Class II-A-3 Certificates will represent interests in loan group II and are  sometimes  referred to herein as the group II senior  certificates  or the Class II-A Certificates.

The group I senior  certificates and the group II senior  certificates are sometimes referred to herein as the senior certificates.

The Class II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6 Certificates
will each represent  subordinated  interests in the group II mortgage loans and are sometimes  referred to herein as the group II subordinate certificates or the Class II-B Certificates.

The group II senior  certificates  (other than the  underlying  Class II-A-2B  Certificates),  the grantor trust Class II-A-2B  Certificates and the group II subordinate  certificates  (other than the Class II-B-6
Certificates) are sometimes referred to herein as the group II offered certificates.

The group I subordinate  certificates and the group II subordinate  certificates are sometimes referred to herein as the subordinate certificates.

The Class II-B-6,  Class II-XP and Class II-B-IO  Certificates,  which are not offered by this  prospectus supplement,  and are  sometimes  referred to herein as the group II  non-offered  certificates,  will each represent subordinated interests in the group II mortgage loans.

The group II offered  certificates  and the group II non-offered  certificates  are sometimes  referred to herein as the group II certificates.

Payments  of  interest  and  principal  on each  class of group I  certificates  will be made from group I mortgage  loans.  Payments of interest and  principal on each class of group II senior  certificates  will be made from the group II mortgage loans.
The  Class R  Certificates  and the Class  R-X  Certificates  (also  referred  to  herein as the  residual certificates)  are not offered by this prospectus  supplement and represent the residual  interests in the real estate mortgage investment conduits established by the trust.
The group I offered  certificates and the group II offered  certificates are sometimes  referred to herein as the offered certificates.

The  group  I  non-offered   certificates,   the  group  II  non-offered  certificates  and  the  residual certificates are sometimes referred to herein as the non-offered certificates.

The non-offered  certificates,  together with the offered  certificates,  are sometimes referred to herein as the certificates.

The Class I-B-IO  Certificates and the Class II-B-IO  Certificates are sometimes referred to herein as the
Class B-IO Certificates.

The Class I-XP  Certificates and the Class II-XP  Certificates  are sometimes  referred to as the Class XP
Certificates.

The assumed  final  distribution  date for the group I offered  certificates  is April  2037.  The assumed final distribution date for the group II offered certificates is June 2037.

With  respect to the group I mortgage  loans,  it is  intended  that the  amounts  deposited  in the final maturity  reserve account will be sufficient to retire the group I offered  certificates  (with respect to the grantor trust Class I-A-3  Certificates,  indirectly through the underlying Class I-A-3  Certificates)
on the April 2037 assumed final  distribution  date, even though the outstanding  principal balance of the group I mortgage  loans having  40-year  original  terms to maturity will not have been reduced to zero on such assumed final  distribution  date. The actual final  distribution  date for each class of the group I offered  certificates may be earlier,  and could be substantially  earlier,  than the distribution date in
April 2037.  If amounts on deposit in the final  maturity  reserve  account are not  sufficient to pay the outstanding  current principal amounts of the group I certificates to zero, the actual final  distribution date of the group I certificates could be later than April 2037.

Record Date

For each class of offered  certificates (other than the Class I-X Certificates),  and for any distribution date,  the business day preceding the  applicable  distribution  date so long as the offered  certificates remain in book-entry  form. For each class of Class I-X  Certificates  and any other class of certificates that is no longer in book-entry  form,  and for any  distribution  date,  the record date will be the last business day of the month preceding the month in which such distribution date occurs.
Denominations

For each class of certificates,  other than the residual  certificates,  $25,000 and multiples of $1.00 in excess thereof.

Registration of Offered Certificates

The trust will issue the offered  certificates  initially in book-entry form. Persons acquiring  interests in these offered  certificates will hold their beneficial  interests through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or the Euroclear System, in Europe.

See "Description of the Certificates—Book-Entry Registration" in this prospectus supplement.

Interest Accrual Period

Interest will accrue at the rate described herein on each class of certificates.

The interest  accrual period for the offered  certificates  (other than the Class I-X  Certificates),  the underlying  certificates  and  the  Class  II-B-6  Certificates  will  be  the  period  commencing  on the distribution  date in the month  preceding the month in which a  distribution  date occurs (or the closing date, in the case of the first interest  accrual period) and ending on the day  immediately  prior to such distribution  date.  Interest on the offered  certificates  (other than the Class I-X  Certificates),  the underlying  certificates  and the Class II-B-6  Certificates  will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

The  interest  accrual  period  for the Class I-X  Certificates  will be the  calendar  month  immediately
preceding  the  calendar  month  in  which  a  distribution  date  occurs.   Interest  on  the  Class  I-X
Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Pass -Through Rates

The  pass-through  rates on each class of offered  certificates  and the  underlying  certificates  are as follows:

The offered  certificates  (other than the Class I-X Certificates)  and underlying  certificates will bear interest at a pass-through  rate equal to the least of (i) one-month LIBOR plus the related  margin,  (ii)
10.50% per annum and (iii) the related net rate cap of the related mortgage loans.

For any  distribution  date, the net rate cap for the group I offered  certificates  (other than the Class
I-X  Certificates)  and the underlying  Class I-A-3  Certificates is equal to the weighted  average of the net rates of the  group I  mortgage  loans,  less (i) the  coupon  strip  rate (as  described  below),  if applicable,  and (ii) the sum of (x) the pass-through rate on the Class I-X-1  Certificates  multiplied by the Class I-X-1 notional amount and (y) the pass-through rate on the Class I-X-2  Certificates  multiplied by the Class I-X-2  notional  amount,  divided by the aggregate  stated  principal  balance of the group I mortgage loans as of such distribution date, adjusted to actual/360 basis.

For any distribution  date, the net rate cap for the group II offered  certificates,  the underlying Class
II-A-2B  Certificates and the Class II-B-6  Certificates is equal to the weighted average of the net rates of the group II mortgage loans adjusted to actual/360 basis.

The  coupon  strip  rate for loan  group I will  equal the  coupon  strip,  if any,  payable  to the final maturity reserve account on any distribution  date,  expressed as a per annum rate calculated on the basis of the aggregate stated principal balance of the group I mortgage loans as of such distribution date.

The related margin for the Class I-A-1,  Class I-A-2,  underlying Class I-A-3,  grantor trust Class I-A-3,
Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8,
Class I-B-9, Class II-A-1,  Class II-A-2A,  underlying Class II-A-2B,  grantor trust Class II-A-2B,  Class
II-A-3,  Class  II-B-1,  Class  II-B-2,  Class  II-B-3,  Class  II-B-4,  Class  II-B-5  and  Class  II-B-6
Certificates will be 0.200%,  0.240%,0.290%,  0.290%,  0.430%,  0.450%,  0.550%,  0.900%,  1.000%, 1.200%,
1.750%,  2.100%,  2.100%,  0.210%,  0.240%, 0.240%, 0.240%, 0.300%, 0.450%, 1.000%, 1.750%, 2.150%, 2.150%
and 2.150% per annum,  respectively,  provided that, after the first possible related optional termination date, the related margin for the Class I-A-1,  Class I-A-2,  underlying  Class I-A-3,  grantor trust Class
I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class
I-B-8, Class I-B-9, Class II-A-1,  Class II-A-2A,  underlying Class II-A-2B,  grantor trust Class II-A-2B,
Class II-A-3,  Class  II-B-1,  Class II-B-2,  Class  II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6
Certificates will be 0.400%,  0.480%,  0.580%,  0.580%,  0.645%,  0.675%,  0.825%, 1.350%, 1.500%, 1.800%,
2.625%,  3.150%,  3.150%,  0.420%,  0.480%, 0.480%, 0.480%, 0.600%, 0.675%, 1.500%, 2.625%, 3.225%, 3.225%
and 3.225% per annum, respectively.

One-month  LIBOR for the first  interest  accrual period and for all  subsequent  accrual  periods will be determined  as described  in  "Description  of the  Certificates—Calculation  of One-Month  LIBOR" in this prospectus supplement.

The Class I-X-2  Certificates  will bear interest at a fixed  pass-through  rate equal to 0.500% per annum based on a notional amount equal to the aggregate  outstanding  principal  balance of the group I mortgage loans  generally  having  "hard"  prepayment  charges for a term of three years (or in limited  cases,  30 months) from origination  immediately prior to such distribution  date. The Class I-X-1  Certificates will bear interest at a fixed  pass-through  rate equal to 0.080% per annum based on a notional amount equal to the aggregate  outstanding  principal  balance of the group I mortgage  loans having all other  prepayment
charges.   The  Class  I-X-1   Certificates   will  have  an  initial  notional  amount  of  approximately
$147,201,714,  and the Class I-X-2  Certificates  will have an initial  notional  amount of  approximately
$275,139,297.

The Class I-XP-1, Class I-XP-2, Class II-XP, Class
I-B-IO,  Class II-B-IO,  Class R and Class R-X  Certificates do not have a pass-through  rate and will not bear interest.

Interest Payments

On  each  distribution  date,  holders  of  the  offered   certificates  (other  than  the  grantor  trust
certificates,  unless the related swap agreement has been  terminated  and no  replacement  swap agreement has been entered into), the underlying  certificates and the Class II-B-6  Certificates  will generally be entitled to receive:

o    the  interest  that has  accrued  on the  current  principal  amount or  notional  amount of such certificates at the applicable pass-through rate during the related interest accrual period, and

o    any interest due on a prior distribution date that was not paid plus interest accrued thereon,

    less

o   interest shortfalls allocated to such certificates.

However,  the  amount of  interest  distributable  on a  distribution  date with  respect  to the  offered certificates  (other than the grantor  trust  certificates,  unless the related  swap  agreement  has been terminated and no replacement swap agreement has been entered into),  the underlying  certificates and the
Class  II-B-6  Certificates  will be reduced by the  amount,  if any,  of net  deferred  interest  for the related  distribution  date that is allocated to such class of  certificates,  and, after the distribution date  occurring in May 2017,  any amounts paid into the final  maturity  reserve  account,  if applicable, each as described under "Description of the Certificates" in this prospectus supplement.

In the event that an increase in the applicable  index causes  interest to accrue on a mortgage loan for a given month in excess of the monthly  payment for that mortgage  loan,  the excess  interest will be added to the outstanding  principal  balance of that mortgage loan in the form of "negative  amortization."  For any  distribution  date, the excess,  if any, of (i) the aggregate  amount of negative  amortization  with respect to all  mortgage  loans for the  calendar  month prior to that  distribution  date,  over (ii) the aggregate  amount of  scheduled  and  unscheduled  payments  of  principal  received  with  respect to all mortgage  loans during the related due period and  prepayment  period,  referred to herein as net deferred interest,  will be  deducted  from  interest  payable to the related  certificates  as  described  in this prospectus  supplement.  The  amount  deducted  from  the  interest  payable  to  each  class  of  offered certificates  (other than the Class I-X  Certificates),  the underlying  certificates and the Class II-B-6
Certificates  will be added to the  principal  balance  of that  class  (other  than with  respect  to the
Grantor Trust  Certificates to the extent  described  herein).  See  "Description of the  Certificates" in this prospectus supplement.

Principal Payments

On each distribution  date, to the extent that the scheduled and unscheduled  payments of principal on the mortgage  loans during the related due period and  prepayment  period exceed the deferred  interest on the group I  mortgage  loans,  principal  will be paid on each  class  of  certificates  entitled  to  receive principal  payments on each distribution date.  Principal  distributions on the grantor trust certificates will  generally  include  principal  payments on the mortgage  loans that are paid to the related class of underlying  certificates  after  reimbursement  for payments made by the swap  counterparty  in connection with net deferred  interest  allocated to such class of  certificates.  You should  review the priority of payments  described  under  "Description of the  Certificates  —Distributions  on the  Certificates" " and
"—Principal Distributions on the Grantor Trust Certificates" in this prospectus supplement.

The Swap Agreements

The grantor trust  certificates  will represent the entire  interest in the grantor  trust.  The assets of the grantor  trust will consist of the  underlying  Class I-A-3  Certificates,  underlying  Class  II-A-2B
Certificates and the swap  agreements.  Each swap agreement will only be available to make payments on the related  class of grantor  trust  certificates  and will not be  available  to make  payments on any other class of  certificates.  Payments  under each swap  agreement  will be equal to any net deferred  interest allocated to the related class of underlying  certificates  on each  distribution  date for payment to the related class of grantor trust  certificates.  In the event of the  termination  of either swap  agreement because of a default or other event of termination  by either party thereto,  an amount may become due and payable  either from the swap  counterparty  to the  grantor  trust (for  payment to the related  class of grantor trust  certificates) or to the swap  counterparty  from amounts otherwise payable from the grantor trust to the related class of grantor  trust  certificates.  In the case of a  termination  of either swap agreement  where no  replacement  swap agreement has been entered into, the related class of grantor trust certificates  will become subject to the  allocation of net deferred  interest as described  herein.  Each swap agreement will be terminated  following the earlier to occur of (i) the  distribution  date following the date on which the  current  principal  amount  of the  related  class of  underlying  certificates  is reduced to zero or (ii) April 2037. See  "Description  of the  Certificates—The  Swap  Agreements" in this prospectus supplement.

Final Maturity Reserve Account

If, on the  distribution  date occurring in May 2017 or on any  distribution  date  thereafter,  up to and including the  distribution  date for the group I offered  certificates in April 2037, any group I offered certificates  are outstanding  and the aggregate  stated  principal  balance of the group I mortgage loans with  original  terms to maturity in excess of 30 years is greater than or equal to the  scheduled  amount specified in Schedule 1 to this  prospectus  supplement  for the related  distribution  date,  the trustee will be required to deposit,  from interest  collections  from the group I mortgage loans,  into the final maturity  reserve  account  on each  such  distribution  date,  an amount  equal to the  lesser of (a) the product of (i) 1.00%,  (ii) the  aggregate  stated  principal  balance of the group I mortgage  loans with original  terms to maturity in excess of 30 years as of the due date  occurring in the month prior to such distribution  date and (iii)  one-twelfth and (b) the excess of (i) the final maturity reserve fund target for  such  distribution  date  over  (ii) the  amount  on  deposit  in the  final  maturity  reserve  fund immediately  prior to such  distribution  date,  until the amount on deposit in the final maturity reserve account is equal to the final maturity  reserve account  target.  Amounts on deposit in the final maturity reserve  account  will be used to pay the current  principal  balance of the group I offered  certificates
(with  respect to the  holders of the  Grantor  Trust Class  I-A-3  Certificates,  indirectly  through the underlying Class I-A-3  Certificates)  outstanding on the distribution date in April 2037 (or such earlier date upon which the final  distribution  of payments on the group I mortgage loans and other assets of the trust is expected to be made).  See  "Description of the  Certificates—Final  Maturity Reserve Account" in
this prospectus supplement.

Advances

The  servicer  will make cash  advances  with  respect to  delinquent  minimum  payments of  principal  or interest  due on the  mortgage  loans for which it acts as  servicer,  generally  to the  extent  that the servicer  reasonably  believes that such cash  advances can be repaid from future  payments on the related mortgage  loans. If the servicer fails to make any required  advances,  the trustee may be obligated to do so in its  capacity  as  successor  servicer,  as  described  in this  prospectus  supplement.  These cash advances  are only  intended to maintain a regular flow of scheduled  interest and  principal  payments on the  certificates  and are not  intended to  guarantee  or insure  against  losses.  See "The  Pooling and
Servicing Agreement—Monthly Advances" in this prospectus supplement.

Servicing Fee, Trustee Compensation and Grantor Trustee Fee

The servicer  will be entitled to receive a monthly  servicing  fee, as  compensation  for its  activities under the pooling and servicing  agreement,  equal to 1/12th of the  servicing fee rate  multiplied by the aggregate  stated  principal  balance of the mortgage loans serviced by it as of the due date in the month preceding  the month in which such  distribution  date occurs.  The  servicing fee rate will be 0.375% per annum.  Interest  shortfalls on the related  mortgage  loans  resulting  from  prepayments  in full in any calendar  month will be offset by the servicer on the  distribution  date in the following  calendar month to the extent of compensating interest payments as described in this prospectus supplement.

As  compensation  for its  activities  under the  pooling and  servicing  agreement,  the trustee  will be entitled to the investment  income on amounts in the distribution  account for the period specified in the pooling and servicing agreement.

The grantor trustee will be entitled to a fee as compensation  for its activities  under the grantor trust agreement which shall be paid by the trustee.

Credit Enhancement

Credit  enhancement  provides limited protection to holders of specified  certificates  against shortfalls in payments  received on the  mortgage  loans.  This  transaction  employs the  following  forms of credit enhancement.

Excess Spread and  Overcollateralization.  The mortgage  loans are expected to generate more interest than is needed to pay interest on the related  certificates  (with  respect to the holders of the grantor trust certificates,  indirectly  through the related  class of  underlying  certificates)  because we expect the weighted  average  net  interest  rate of the  mortgage  loans  to be  higher  than the  weighted  average pass-through  rate on the  related  certificates.  In  addition,  such higher  interest  rate is paid on a principal  balance of  mortgage  loans that is larger  than the  current  principal  amount of the related certificates.  Interest  payments  received in respect of the mortgage  loans in excess of the amount that is needed to pay interest on the related  certificates,  related  trust  expenses and, with respect to the group I mortgage  loans, on and after the  distribution  date occurring in May 2017, any amounts paid into the final  maturity  reserve  account,  will be used to reduce the total current  principal  amount of the related certificates until a required level of overcollateralization has been achieved.

See  "Description  of  the  Certificates—Excess  Spread  and  Overcollateralization  Provisions"  in  this prospectus supplement.

Subordination;  Allocation of Losses.  By issuing senior  certificates and subordinate  certificates,  the trust has  increased  the  likelihood  that senior  certificateholders  will receive  regular  payments of interest and principal.

The senior  certificates  will have a payment priority over the related  subordinate  certificates.  Among the classes of subordinate  certificates,  each class of Class B Certificates in a loan group with a lower numerical  class  designation  will have payment  priority over each class of Class B Certificates in such loan group with a higher numerical class designation.

Subordination  provides the holders of certificates  having a higher payment priority  protection  against losses  realized  when the  remaining  unpaid  principal  balance on a related  mortgage  loan exceeds the amount  of  proceeds  recovered  upon the  liquidation  of that  mortgage  loan.  In  general,  this  loss protection is  accomplished  by allocating  any realized  losses in excess of available  excess spread and any current  overcollateralization  to the related  subordinate  certificates,  beginning with the related subordinate  certificates  with the lowest payment  priority,  until the current  principal amount of that subordinate  class has been reduced to zero and then  allocating any loss to the next most junior class of related  subordinate  certificates,  until  the  current  principal  amount of each  class of  subordinate certificates  is  reduced  to  zero.  If no  related  subordinate  certificates  remain  outstanding,  the principal  portion of realized  losses on the  mortgage  loans in each loan group will be allocated to the
related  senior   certificates   thereof  in  accordance  with  the  priorities  set  forth  herein  under
"Description of the Certificates—Allocation of Realized Losses; Subordination."

As of the closing date, the aggregate  current  principal  amount of the Class I-B-1,  Class I-B-2,  Class
I-B-3,  Class I-B-4,  Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates will equal  approximately  9.35% of the  aggregate  principal  balance of the group I mortgage  loans as of the cut-off date.

As of the closing date, the aggregate  current principal amount of the Class II-B-1,  Class II-B-2,  Class
II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6  Certificates will equal  approximately 9.25% of the aggregate principal balance of the group II mortgage loans as of the cut-off date.

See  "Description of the  Certificates—Allocation  of Realized Losses;  Subordination"  in this prospectus supplement.

The Corridor Contracts

The group II  offered  certificates  (other  than the  grantor  trust  Class  II-A-2B  Certificates),  the underlying Class II-A-2B  Certficates and the Class II-B-6  Certificates  will be entitled to the benefits provided by the corridor contracts.  There can be no assurance as to the extent of benefits,  if any, that may be realized by the certificateholders as a result of the corridor contracts.

See "The Corridor Contracts" in this prospectus supplement.

Optional Termination

At its option,  the  depositor or its designee may purchase from the trust all of the (i) group I mortgage loans,  together  with any  properties  in respect  thereof  acquired  on behalf of the trust and  thereby effect  termination and early retirement of the group I certificates  after the stated  principal  balance of the group I mortgage loans (and  properties  acquired in respect  thereof),  remaining in the trust has been  reduced to less than 10% of the sum of the stated  principal  balance of the group I mortgage  loans
(including  any subsequent  mortgage  loans in such loan group) and any related  amounts on deposit in the pre-funding  account and (ii) group II mortgage  loans,  together with any  properties in respect  thereof acquired  on behalf of the trust and  thereby  effect  termination  and early  retirement  of the group II certificates  after the stated principal  balance of the group II mortgage loans (and properties  acquired in respect  thereof),  remaining  in the trust has been  reduced to less than 10% of the sum of the stated
principal  balance of the group II mortgage loans  (including  any subsequent  mortgage loans in such loan group) and any related amounts on deposit in the pre-funding account.

See "Pooling and Servicing Agreement—Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more elections  will be made to treat the mortgage loans and certain  related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

Ratings

It is a  condition  to the  issuance  of the  certificates  that  the  offered  certificates  receive  the following ratings from Standard & Poor's Rating Services, a division of The McGraw-Hill  Companies,  Inc., which is referred to herein as S&P and Moody's  Investors  Service,  Inc.,  which is referred to herein as
Moody's:

        Offered Certificates                S&P           Moody's
      ______________________________________________________________
             Class I-A-1                    AAA             Aaa
             Class I-A-2                    AAA             Aaa
            Grantor Trust
             Class I-A-3                    AAA             Aaa
             Class I-X-1                    AAA             Aaa
             Class I-X-2                    AAA             Aaa
            Class II-A-1                    AAA             Aaa
            Class II-A-2A                   AAA             Aaa
            Grantor Trust                   AAA             Aaa
            Class II-A-2B
            Class II-A-3                    AAA             Aaa
             Class I-B-1                    AA+             Aaa
             Class I-B-2                    AA              Aa1
             Class I-B-3                    AA-             Aa1
             Class I-B-4                    A+              Aa2
             Class I-B-5                     A              Aa3
             Class I-B-6                    A-               A1
             Class I-B-7                   BBB+              A2
             Class I-B-8                    BBB             Baa1
             Class I-B-9                   BBB-             Baa2
            Class II-B-1                    AA              Aa1
            Class II-B-2                     A              Aa3
            Class II-B-3                   BBB+              A2
            Class II-B-4                    BBB              A3
            Class II-B-5                   BBB-             Baa1

A rating is not a  recommendation  to buy, sell or hold  securities and either rating agency can revise or withdraw  such  ratings at any time.  In  general,  ratings  address  credit  risk and do not  address the likelihood of prepayments.
See  "Yield  and  Prepayment  Considerations"  and  "Ratings"  in this  prospectus  supplement  and "Yield
Considerations" in the prospectus.

Legal Investment

The offered  certificates  (other than the Class I-B-4,  Class  I-B-5,  Class  I-B-6,  Class I-B-7,  Class
I-B-8,  Class I-B-9, Class II-B-3,  Class II-B-4,  Class II-B-5  Certificates)  will constitute  "mortgage related  securities"  for  purposes of SMMEA,  so long as they are rated in one of the two highest  rating categories by a nationally  recognized  statistical  rating  organization.  The Class I-B-4,  Class I-B-5,
Class  I-B-6,  Class  I-B-7,  Class  I-B-8,  Class  I-B-9,  Class  II-B-3,  Class  II-B-4 and Class II-B-5
Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

The offered  certificates  may be  purchased  by persons  investing  assets of employee  benefit  plans or individual  retirement  accounts,  subject to important  considerations.  Plans should  consult with their legal advisors before investing in the offered certificates.

The  grantor  trust  certificates  may not be acquired  or held by a person  investing  assets of any such plans or  individual  retirement  accounts  before  the  termination  of the swap  agreement  unless  such acquisition or holding is eligible for the exemptive relief  available under any of Section  408(b)(17) of
ERISA or the investor-based exemptions described herein under "ERISA Considerations".

See "ERISA Considerations" in this prospectus supplement.

                                                   RISK FACTORS

         You are  encouraged  to carefully  consider the  following  risk factors in  connection  with the purchase of the offered certificates:

         Your Yield on the  Certificates  Will be  Subject to any  Negative  Amortization  on the  Related
Mortgage Loans.

         All of the mortgage loans in the trust are negative amortization loans.

         Negative amortization may occur with respect to the group I mortgage loans,  because,  generally, after the initial fixed rate period  following  origination  (as set forth in the related  mortgage note), the interest  rates on the negative  amortization  loans  included in loan group I will  typically  adjust monthly  but their  monthly  payments  and  amortization  schedules  adjust  annually.  During a period of rising interest rates,  the amount of interest  accruing on the principal  balance of these mortgage loans may exceed the amount of the minimum monthly payment. In addition,  in most  circumstances,  the amount by which a monthly  payment may be adjusted on an annual payment  adjustment  date may be limited and may not be sufficient to amortize  fully the unpaid  principal  balance of a mortgage loan over its remaining term to maturity.  Approximately  60.40% of the group I mortgage  loans and all of the group II mortgage  loans are still in their initial fixed rate period.  The initial  interest rates on most of the group I mortgage loans  during the  initial  fixed rate  period are lower than the sum of the  indices  applicable  and the related  margins  and range  from not lower  than  1.000%  per annum and in no case  exceeding  9.067% per annum.  For  approximately  28.74% of the group I mortgage loans,  the interest rates are currently 1.000%
per annum.

         Negative  amortization  may occur with respect to the group II mortgage  loans because during the initial fixed rate period,  monthly  payments made by the mortgagor may be less than the interest  accrued on such group II mortgage loan for the related payment period.

         As a result,  a portion  of the  accrued  interest  on  negatively  amortizing  loans may  become deferred  interest  which will be added to their  principal  balances  and will also bear  interest at the applicable  interest rates.  The amount of any deferred  interest  accrued on a mortgage loan during a due period  will  reduce  the  amount of  interest  available  to be  distributed  on the  related  classes of certificates on the related distribution date.

         If the interest  rates on the  mortgage  loans  decrease  prior to an  adjustment  in the monthly payment,  a larger portion of the monthly payment will be applied to the unpaid  principal  balance of the
mortgage  loan,   which  may  cause  the  related  classes  of  certificates  to  amortize  more  quickly.
Conversely,  if the interest  rates on the mortgage  loans  increase prior to an adjustment in the monthly payment,  a smaller portion of the monthly payment will be applied to the unpaid principal  balance of the mortgage  loan,  which may cause the  related  classes of  certificates  to  amortize  more  slowly.  With respect to the group I mortgage loans,  on the fifth payment  adjustment date of a mortgage loan and every fifth  payment  adjustment  date  thereafter  and the last payment  adjustment  date prior to the mortgage loan's  maturity,  the  monthly  payment due on such  mortgage  loan will be reset  without  regard to the related periodic  payment cap or if the unpaid principal  balance exceeds a percentage of 110% or 115%, as applicable,  of the original principal balance due to deferred  interest,  the monthly payment due on that mortgage loan will be reset,  without  regard to the related  periodic  payment cap, in each case in order to provide for the  outstanding  balance of the  mortgage  loan to be paid in full at its  maturity by the payment of equal monthly  installments.  With respect to the group II mortgage loans,  the initial minimum monthly  payment is  calculated  on the basis of the original  loan amount and an interest  rate below the original  interest  rate by  generally  up to 3% per annum.  After the end of the  five-year  period after origination  or if the  unpaid  principal  balance  equals  or  exceeds a  percentage  of 110% or 115% (as applicable) of the original  principal balance due to deferred  interest,  the monthly payment due on that mortgage  loan will be reset  without  regard to the related  periodic  payment  cap, to an  interest-only payment in an amount equal to the full amount of accrued  interest on the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest  rate then in effect.  These adjustment  features are likely to  substantially  increase the monthly payment due from borrowers and are likely  to  affect  the rate at which  principal  on these  mortgage  loans  is  paid.  In  addition,  the adjustment  features  may create a greater risk of default if the  borrowers  are unable to pay the higher monthly  payments  that may result in increases in the interest  rates and increased  principal  balances.
It is expected  that if a borrower  paid only the minimum  monthly  payment due under the  mortgage  loan, such mortgage loan would reach the applicable negative  amortization  percentage within approximately four years of origination.

         The amount of deferred  interest,  if any,  with respect to the mortgage  loans for a given month will reduce the amount of interest  collected on these  mortgage  loans and available to be distributed as a distribution of interest to the related  classes of  certificates . The resulting  reduction in interest collections  on the  mortgage  loans will be offset,  in part or in whole,  by  applying  all  payments of principal  received  on the  mortgage  loans in a loan  group to  interest  distributions  on the  related classes of  certificates.  For any  distribution  date,  the net deferred  interest on the mortgage  loans will be  allocated to those  classes of  certificates  as set forth in this  prospectus  supplement  under
"Description  of the  Certificates—Distributions  on the  Certificates."  The amount of the  reduction  of accrued interest  distributable to a class of certificates  attributable to net deferred  interest will be added to the current  principal  amount of that class (other than the grantor trust  certificates,  to the extent set forth in this  prospectus  supplement).  Only the  amount by which the  payments  of  principal received on the  mortgage  loans  exceed the amount of deferred  interest  on the  mortgage  loans will be distributed  as principal to the related  classes of  certificates  in accordance  with the priorities set forth  in  this  prospectus  supplement  under  "Description  of  the  Certificates—Distributions  on  the
Certificates."  The increase in the current  principal  amount of any class of certificates and the slower reduction  in the current  principal  amounts  due to the use of all  principal  collected  on the related mortgage  loans to offset the deferred  interest will have the effect of increasing  the weighted  average lives of the  certificates  and increasing your exposure to realized losses on the related mortgage loans.
We cannot predict the extent to which  mortgagors  will prepay their  mortgage loans and therefore  cannot predict the extent of the effect of the  allocation  of net deferred  interest on your  certificates.  Net deferred  interest  allocated to the underlying  certificates  will not be added to the current  principal amount  of the  related  class of  grantor  trust  certificates  unless  the  related  swap  agreement  is terminated  due to a default or other event of  termination  (as set forth in such swap  agreement) and no
replacement  swap  agreement  has  been  entered  into.   Pursuant  to  each  swap  agreement,   the  swap
counterparty  is  required  to make an  interest  payment  in respect  of such  amount for  payment to the related class of grantor trust certificates.

         In addition,  as the principal  balance of a mortgage loan subject to negative  amortization will increase by the amount of deferred  interest  allocated to such loan, the increasing  principal balance of a negative  amortization  loan may approach or exceed the value of the related  mortgaged  property,  thus increasing  the likelihood of defaults as well as the amount of any loss  experienced  with respect to any such negative  amortization  that is required to be liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal  balance thereto (due to the addition of deferred interest,  if any, to the principal  balance of the mortgage  loan) in a single payment at the maturity of such mortgage  loan.  Because the related  mortgagors may be required to make a larger single payment upon maturity,  it is  possible  that the default  risk  associated  with  mortgage  loans  subject to negative amortization is greater than associated with fully amortizing mortgage loans.

         Some of the Mortgage Loans Have a Limited Performance History.

         The 5 Yr. Bear Stearns  Secure  Option ARM loans  included in loan group II are a relatively  new product  in the  mortgage  marketplace.  The  performance  of these  mortgage  loans may be  significantly different than mortgage loans that fully  amortize or have other negative  amortization  features that are more common to the mortgage  marketplace.  In  particular,  the depositor is not aware of any  performance
history  for  mortgage  loans  of  this  type,   including  with  respect  to  losses,   delinquencies  or
prepayments.  If the  performance  of these  mortgage  loans is  substantially  worse  or  different  than assumed by an investor,  there may be delays in payment and increased  losses on the mortgage loans.  Such delays and losses on the mortgage  loans could affect the rate and timing of payments on the  certificates and could increase the risk that realized losses will be allocated to the certificates.

         The  Offered  Certificates  Will  Have  Limited  Liquidity,  So You May Be  Unable  to Sell  Your
Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The  underwriter  intends to make a  secondary  market in the offered  certificates,  however the underwriter  will not be obligated to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  will develop or, if it does  develop,  that it will provide  holders of the offered certificates  with  liquidity  of  investment  or that  it  will  continue  for  the  life of the  offered certificates.  As a result,  any resale  prices that may be available for any offered  certificate  in any market that may develop may be at a discount  from the  initial  offering  price or the fair market  value thereof. The offered certificates will not be listed on any securities exchange.

         Credit  Enhancement  Is Limited;  The Failure of Credit  Enhancement to Cover Losses on the Trust
Assets May Result in Losses Allocated to the Offered Certificates.

         The  subordination  of  the  subordinate  certificates  to the  related  senior  certificates  as described  in this  prospectus  supplement,  is  intended to enhance the  likelihood  that  holders of the senior  certificates,  the grantor  trust  certificates  and,  to a more  limited  extent,  holders of the related offered  subordinate  certificates  will receive regular payments of interest and principal and to provide the holders of the senior  certificates and, to a more limited extent,  the holders of the related offered subordinate  certificates with a higher payment priority,  with protection against losses realized when the  remaining  unpaid  principal  balance on a related  mortgage loan exceeds the amount of proceeds recovered upon the  liquidation of that mortgage loan. In general,  this loss  protection is  accomplished by allocating  the principal  portion of any realized  losses,  to the extent not covered by excess spread or any  overcollateralization,  among the  certificates  in the  related  loan group,  beginning  with the subordinate  certificates  with the lowest payment  priority,  until the current  principal amount of that subordinate  class has been reduced to zero. The principal  portion of realized  losses are then allocated to the next most junior class of  subordinate  certificates,  until the current  principal  amount of each class of subordinate  certificates is reduced to zero. If no subordinate  certificates remain outstanding, the principal  portion of realized  losses on the mortgage  loans in a loan group will be allocated to the related  senior  certificates  in the order of  priority  set forth in this  prospectus  supplement  under
"Description  of the  Certificates—Allocation  of Realized  Losses;  Subordination."  Accordingly,  if the
aggregate  current  principal amount of the related  subordinate  certificates were to be reduced to zero, delinquencies  and  defaults  on the  mortgage  loans in a loan  group  would  reduce  the amount of funds available for monthly  distributions  to the holders of the related senior  certificates.  Realized losses allocated  to the  underlying  certificates  will be  allocated  to the  related  class of  grantor  trust certificates.

         The ratings of the offered  certificates  by the rating  agencies  may be lowered  following  the initial  issuance  thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels  contemplated by the rating agencies at the time of their initial rating  analysis.  None of the depositor,  the sponsor,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement  any credit  enhancement,  or to take any other action to maintain the ratings of
the  offered  certificates.  See  "Description  of  Credit  Enhancement—Subordinate   Securities"  in  the
prospectus.

         Mortgage Loan Modifications May Affect the Net Rate Caps and Distributions on the Securities

         Modifications  of  mortgage  loans  agreed  to by the  servicer  in  order to  maximize  ultimate proceeds of such  mortgage  loans may have the effect of,  among  other  things,  reducing  the loan rate, forgiving  payments of  principal,  interest or other  amounts owed under the  mortgage  loan or contract, such as taxes  or  insurance  premiums,  extending  the  final  maturity  date of the  loan,  capitalizing delinquent  interest and other amounts owed under the mortgage  loan or contract,  or any  combination  of these  or  other  modifications.  Any  modified  loan  may  remain  in the  trust,  and the  reduction  in collections  resulting from a modification may result in a lower interest rate cap, reduced  distributions of interest or principal  on, may extend the final  maturity  of, or result in a allocation  of a realized loss to, one or more classes of the related securities.

         Developments  in Specified  Regions Could Have a  Disproportionate  Effect on the Mortgage  Loans
due to Geographical Concentrations of Mortgaged Properties.

         Approximately  66.06% of the mortgage  loans as of the cut-off date are secured by  properties in
California.  Property in certain regions may be more  susceptible  than properties  located in other parts of the country to certain types of uninsurable hazards, such as earthquakes,  floods,  mudslides and other natural disasters.  In addition:

o        economic  conditions  in a  specific  region  with  a  significant  concentration  of  properties underlying  the mortgage  loans (which may or may not affect real  property  values) may affect the ability of borrowers to repay their loans on time;

o        declines  in a region's  residential  real  estate  market  may  reduce the values of  properties located in that region,  which would result in an increase in the loan-to-value  ratios;
         and

o        any increase in the market value of  properties  located in a particular  region would reduce the loan-to-value  ratios and  could,  therefore,  make  alternative  sources  of  financing available to the borrowers at lower interest  rates,  which could result in an increased rate of prepayment of the mortgage loans.

         Any risks  associated  with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates  to the  extent  losses  caused by these  risks  are not  covered  by  subordination provided by the subordinate certificates.

         A Transfer of Servicing May Result in an Increased Risk of  Delinquency  and Loss on the Mortgage
Loans.
         The primary  servicing  for a majority of the mortgage  loans was  transferred  to EMC within the last three months.  Any  servicing  transfer  involves  notifying  mortgagors  to remit  payments to a new servicer,  transferring  physical  possession  of loan files and records to the new  servicer and entering loan and mortgagor  data on the  management  information  systems of the new servicer.  Accordingly,  such transfers  could  result in  misdirected  notices,  misapplied  payments,  data input  problems  and other problems.  In addition,  investors  should note that when the servicing of mortgage loans is  transferred, there is  generally  an  increase  in  delinquencies  associated  with such  transfer.  Such  increase  in delinquencies  and problems  incurred  with the transfer to the new servicer may result in losses,  which, to the  extent  they are not  absorbed  by credit  enhancement,  will  cause  losses or  shortfalls  to be incurred by the holders of the offered  certificates.  In  addition,  any higher  default  rate  resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

         Recent Developments in  the Residential Mortgage Market May Adversely Affect  the Market Value of
Your Securities.

         Recently,  the  residential  mortgage  market in the United  States has  experienced a variety of difficulties  and changed  economic  conditions that may adversely affect the performance and market value of your  securities.  Delinquencies  and losses with respect to residential  mortgage loans generally have increased in recent  months,  and may  continue to  increase,  particularly  in the  subprime  sector.  In addition,  in recent months  housing  prices and appraisal  values in many states have declined or stopped appreciating,  after extended  periods of  significant  appreciation.  A continued  decline or an extended flattening of those values may result in additional  increases in delinquencies  and losses on residential mortgage  loans  generally,  particularly  with respect to second homes and investor  properties  and with respect to any residential  mortgage loans whose aggregate loan amounts  (including any subordinate liens)
are close to or greater than the related property values.

         Another  factor that may in the future  contribute to higher  delinquency  rates is the potential increase in monthly  payments on  adjustable  rate  mortgage  loans.  Borrowers  with  adjustable  payment mortgage  loans may be exposed to  increased  monthly  payments  if the  related  mortgage  interest  rate adjusts upward from the initial fixed rate or a low  introductory  rate, as  applicable,  in effect during the initial period of the mortgage loan to the rate computed in accordance  with the applicable  index and margin.  This increase in borrowers'  monthly  payments,  together with any increase in prevailing  market interest  rates,  after the initial  fixed rate  period,  may result in  significantly  increased  monthly payments for borrowers with adjustable rate mortgage loans.

         You should consider that the general market  conditions  discussed above may adversely affect the performance and market value of your securities.

         The  Underwriting  Standards  of Some of the  Mortgage  Loans Do Not Conform to the  Standards of
Fannie Mae or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

         Some  of  the  mortgage  loans  were  underwritten  generally  in  accordance  with  underwriting standards  which are primarily  intended to provide for single family  "non-conforming"  mortgage loans. A
"non-conforming"  mortgage loan means a mortgage  loan which is  ineligible  for purchase by Fannie Mae or
Freddie Mac due to either credit  characteristics  of the related mortgagor or documentation  standards in connection with the  underwriting of the related  mortgage loan that do not meet the Fannie Mae or Freddie
Mac underwriting  guidelines for "A" credit mortgagors.  These credit  characteristics  include mortgagors whose  creditworthiness  and repayment  ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines  and  mortgagors  who may have a record  of credit  write-offs,  outstanding  judgments,  prior bankruptcies  and other  credit  items that do not satisfy  such  Fannie Mae or Freddie  Mac  underwriting guidelines.  These documentation  standards may include mortgagors who provide limited or no documentation
in  connection  with  the  underwriting  of  the  related  mortgage  loan.  Accordingly,   mortgage  loans
underwritten under the related  originator's  non-conforming  credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher,  and may be substantially  higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac  underwriting  guidelines.
Any resulting  losses, to the extent not covered by credit  enhancement,  may affect the yield to maturity of the related offered certificates.

         Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust issues  certificates in book-entry form,  certificateholders  may experience  delays in  receipt  of  payments  and/or  reports  since  payments  and  reports  will  initially  be made to the book-entry  depository or its nominee.  In addition,  the issuance of  certificates in book-entry form may reduce the liquidity of  certificates  so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

         The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

o        the applicable purchase price; and

o        the rate and timing of principal payments  (including  prepayments and collections upon defaults, liquidations  and  repurchases)  relative  to the amount and timing of  deferred  interest on the related  mortgage  loans and the allocation  thereof to reduce or increase the current  principal amount of the related offered certificates or, with respect to the grantor trust certificates, to reduce the current principal amount of the related class of underlying  certificates,  as well as other factors.

         The yield to investors on the offered  certificates will be adversely  affected by any allocation thereto (or, with respect to the grantor  trust  certificates,  by any  allocation to the related class of underlying certificates) of interest shortfalls on the related mortgage loans.

         In general,  if the offered  certificates are purchased at a premium and principal  distributions on the  related  mortgage  loans  occur at a rate faster than  anticipated  at the time of  purchase,  the investor's  actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered  certificates  are  purchased  at a discount  and  principal  distributions  on the related mortgage  loans occur at a rate slower  than that  anticipated  at the time of  purchase,  the  investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered  certificates  were  determined  based on a number of  assumptions,  including a 25% constant rate of prepayment  each month or CPR,  relative to the then  outstanding  principal  balance  of the  mortgage  loans.  No  representation  is made  that the mortgage  loans will  prepay at this rate or at any other rate or that the  mortgage  loans will prepay at the same rate. The yield  assumptions for the offered  certificates will vary as determined at the time of sale. See "Yield and Prepayment Considerations" in this prospectus supplement.

         The rate and timing of  distributions  allocable to principal  on the offered  certificates  will depend,  in general,  on the rate and timing of principal  payments  (including  prepayments,  collections upon  defaults,  liquidations  and  repurchases  and the  allocation of deferred  interest) on the related mortgage  loans and the  allocation  thereof to pay  principal  on such  certificates  as provided in this prospectus  supplement.  As is the case with mortgage  pass-through  certificates  generally,  the offered certificates are subject to substantial  inherent cash-flow  uncertainties  because the mortgage loans may be  prepaid  at any time.  However,  with  respect  to  approximately  77.06%  of the  mortgage  loans,  a prepayment  within four months to three years of its  origination  may subject the related  mortgagor to a prepayment  charge,  which may act as a deterrent to prepayment of the mortgage loan during the applicable period.  However,  under  certain  circumstances,  the  prepayment  charge may be waived by the  servicer.
There can be no assurance that any prepayment  charges will have any effect on the prepayment  performance of the mortgage loans. See "Description of the Mortgage Loans" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced  origination fees or closing costs or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  the sponsor may encourage assumptions of mortgage loans,  including  defaulted mortgage loans,  under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these programs,  with respect to the mortgage pool underlying any trust,  the rate of principal  prepayments  of the mortgage  loans in the mortgage pool may be higher than would  otherwise be the case and, in some cases,  the average credit or collateral  quality of the mortgage loans remaining in the mortgage pool may decline.

         Generally,  when prevailing  interest rates increase,  prepayment rates on mortgage loans tend to decrease.  A decrease in the  prepayment  rates on the  mortgage  loans will  result in a reduced  rate of return of  principal  to  investors  in the offered  certificates  at a time when  reinvestment  at higher prevailing rates would be desirable.

         Conversely,  when prevailing  interest rates decline,  prepayment rates on mortgage loans tend to increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater  rate of return of principal to investors in the offered  certificates  at a time when  reinvestment  at comparable yields may not be possible.

         During at least the first three years after the closing  date,  the entire  amount of payments of principal  with respect to the mortgage  loans will be allocated to the related  senior  certificates,  as described  herein,  unless the current  principal  amount of the senior  certificates  has been reduced to zero.  This will accelerate the  amortization of the senior  certificates as a whole while, in the absence of losses in respect of the mortgage loans,  increasing the percentage  interest in the principal  balance of the mortgage loans that  the subordinate certificates evidence.

         For further  information  regarding the effect of principal  prepayments on the weighted  average lives  of the  offered  certificates,  see  "Yield  and  Prepayment  Considerations"  in  this  prospectus supplement.

         Excess Spread May be Inadequate to Cover Losses and/or to Build Overcollateralization.

         The mortgage  loans are expected to generate  more interest than is needed to pay interest on the offered  certificates  (with respect to the grantor  trust  certificates,  indirectly  through the related class of  underlying  certificates)  and the Class  II-B-6  Certificates  because we expect  the  weighted average net interest rate on the mortgage loans to be higher than the weighted average  pass-through  rate on the offered  certificates  (with  respect to the grantor  trust  certificates,  indirectly  through the related  class of  underlying  certificates)  and the Class II-B-6  Certificates.  If the  mortgage  loans generate  more interest  than is needed to pay interest on the offered  certificates  (with respect to the grantor trust  certificates,  indirectly  through the related class of  underlying  certificates)  and the
Class II-B-6  Certificates,  related  trust  expenses  and,  with respect to loan group I, on or after the distribution  date occurring in May 2017, any amounts paid into the final maturity reserve  account,  such
"excess spread" will be used to make  additional  principal  payments on the related offered  certificates
(with  respect to the grantor  trust  certificates,  indirectly  through the related  class of  underlying certificates)  and, if applicable,  the Class II-B-6  Certificates,  which will reduce the total principal amount of such certificates below the aggregate  principal balance of the related mortgage loans,  thereby creating  "overcollateralization."  Overcollateralization  is intended to provide  limited  protection  to certificateholders  by  absorbing  the  certificate's  share of losses  from  liquidated  mortgage  loans.
However,  we cannot  assure you that enough  excess  spread will be  generated  on the  mortgage  loans to establish  or maintain  the  required  level of  overcollateralization.  On the closing  date the required level of  overcollateralization  is expected to be met with respect to both loan groups. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

         The excess  spread  available on any  distribution  date will be affected by the actual amount of interest  received,  advanced or recovered in respect of the related  mortgage  loans during the preceding month.  Such amount may be influenced by changes in the weighted  average of the mortgage rates  resulting from  prepayments,  defaults  and  liquidations  of the  related  mortgage  loans.  The amount of deferred interest on a mortgage  loan  resulting  from  negative  amortization  will  decrease the amount of excess
spread   available   to   increase   the   overcollateralization,   which  may   reduce   the   amount  of
overcollateralization available to provide credit enhancement on the certificates.

         If at any time the amount of  overcollateralization  is at a level below the required level,  the
overcollateralization   provisions   are  intended  to  result  in  an   accelerated   rate  of  principal
distributions to holders of the classes of certificates  then entitled to  distributions of principal.  An
earlier  return  of  principal  to  the  holders  of  the  offered   certificates   as  a  result  of  the
overcollateralization  provisions  will  influence the yield on such  certificates  in a manner similar to the manner in which  principal  prepayments  on the mortgage loans will influence the yield on the related offered certificates.

         The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When  certain  classes  of  certificates   provide  credit   enhancement  for  other  classes  of
certificates it is sometimes referred to as "subordination."  For purposes of this prospectus  supplement, subordination with respect to the offered  certificates  (other than the Class I-X Certificates,  and with
respect  to  the  grantor  trust  certificates,   indirectly  through  the  related  class  of  underlying
certificates) and the Class II-B-6 Certificates or "subordinated classes" generally means:

o        with respect to the Class I-A-1  Certificates:  the Class I-A-2,  the underlying  Class I-A-3 and the Class I-B Certificates;

o        with respect to the Class I-A-2  Certificates:  the underlying  Class I-A-3  Certificates and the
         Class I-B Certificates;

o        with respect to the underlying Class I-A-3 Certificates: the Class I-B Certificates;

o        with  respect to the Class  I-B-1  Certificates:  the Class  I-B-2,  the Class  I-B-3,  the Class
         I-B-4,  the Class I-B-5,  the Class I-B-6,  the Class I-B-7,  the Class I-B-8 and the Class I-B-9
         Certificates;

o        with  respect to the Class  I-B-2  Certificates:  the Class  I-B-3,  the Class  I-B-4,  the Class
         I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

o        with  respect to the Class  I-B-3  Certificates:  the Class  I-B-4,  the Class  I-B-5,  the Class
         I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

o        with  respect to the Class  I-B-4  Certificates:  the Class  I-B-5,  the Class  I-B-6,  the Class
         I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

o        with respect to the Class I-B-5  Certificates:  the Class I-B-6, the Class I-B-7, the Class I-B-8
         and the Class I-B-9 Certificates;

o        with  respect to the Class I-B-6  Certificates:  the Class  I-B-7,  the Class I-B-8 and the Class
         I-B-9 Certificates;

o        with respect to the Class I-B-7  Certificates:  the Class I-B-8  Certificates and the Class I-B-9
         Certificates;

o        with respect to the Class I-B-8 Certificates: the Class I-B-9 Certificates;

o        with respect to the Class II-A-1  Certificates:  the Class  II-A-2A,  underlying  Class  II-A-2B,
         Class II-A-3 and the Class II-B Certificates;

o        with respect to the Class II-A-2A  Certificates  and the underlying  Class II-A-2B  Certificates:
         the Class II-A-3 Certificates and the Class II-B Certificates;

o        with respect to the Class II-A-3 Certificates: the Class II-B Certificates;

o        with respect to the Class II-B-1  Certificates:  the Class II-B-2,  the Class  II-B-3,  the Class
         II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

o        with respect to the Class II-B-2  Certificates:  the Class II-B-3,  the Class  II-B-4,  the Class
         II-B-5 and the Class II-B-6 Certificates;

o        with respect to the Class II-B-3  Certificates:  the Class II-B-4, the Class II-B-5 and the Class
         II-B-6 Certificates;

o        with  respect to the Class  II-B-4  Certificates:  the Class  II-B-5  Certificates  and the Class
         II-B-6 Certificates; and

o        with respect to the Class II-B-5 Certificates: the Class II-B-6 Certificates.

         In addition to excess spread and the  overcollateralization  features, credit enhancement for the senior  certificates  will be provided by the right of the holders of the senior  certificates  to receive certain payments of interest and principal,  as applicable,  prior to the related subordinated classes and by the  allocation  of  realized  losses to the  subordinated  classes  before  allocation  to the  senior certificates.  This form of credit  enhancement uses  collections on the mortgage loans otherwise  payable to the  holders  of the  subordinate  classes to pay  amounts  due on the  related  more  senior  classes.
Realized   losses  in  excess  of  any  related   available   excess   spread  and  any  related   current
overcollateralization  are allocated to the related subordinate  certificates,  beginning with the related
Class B Certificates  with the highest  numerical  designation,  until the current principal amount of the related Class B Certificates has been reduced to zero.  Accordingly,  if the aggregate  current  principal amount of a  subordinated  class were to be reduced to zero,  delinquencies  and  defaults on the mortgage loans  would  reduce the amount of funds  available  for monthly  distributions  to holders of the related remaining  subordinated  class or classes of certificates  and, if the aggregate  current principal amount of all the related  subordinated  classes  were to be reduced to zero,  delinquencies  and defaults on the mortgage  loans in each loan group would reduce the amount of funds  available  for monthly  distributions to holders of the related  senior  certificates.  You should  fully  consider  the risks of investing in a subordinate  certificate,  including the risk that you may not fully recover your initial  investment as a result of realized losses.  See "Description of the Certificates" in this prospectus supplement.

         The  weighted  average  lives of, and the yields to maturity  on, the Class  I-B-1,  Class I-B-2,
Class  I-B-3,  Class  I-B-4,  Class  I-B-5,  Class  I-B-6,  Class  I-B-7,  Class  I-B-8  and  Class  I-B-9
Certificates  will be  progressively  more  sensitive,  in that order,  to the rate and timing of mortgage defaults  and the  severity  of ensuing  losses on the group I mortgage  loans.  The Class  II-B-1,  Class
II-B-2,  Class II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6  Certificates  will be  progressively more sensitive,  in that order,  to the rate and timing of mortgagor  defaults and the severity of ensuing losses on the group II mortgage  loans.  If the actual rate and severity of losses on the  mortgage  loans is higher than those  assumed by an investor in such  certificates,  the actual  yield to maturity of such certificates may be lower than the yield  anticipated by such holder based on such assumption.  The timing of losses on the mortgage  loans will also affect an  investor's  actual  yield to  maturity,  even if the rate of defaults  and  severity  of losses  over the life of the  mortgage  loans are  consistent  with an investor's  expectations.  In general,  the earlier a loss occurs, the greater the effect on an investor's yield to maturity.  Realized  losses on the group I mortgage  loans,  to the extent they exceed the amount
of  excess  spread  and  overcollateralization   following  distributions  of  principal  on  the  related
distribution  date,  will reduce the current  principal  amounts of the Class I-B-9,  Class  I-B-8,  Class
I-B-7, Class I-B-6, Class I-B-5,  Class I-B-4, Class I-B-3, Class I-B-2 and Class I-B-1  Certificates,  in
that  order.  Realized  losses on the group II  mortgage  loans,  to the extent  they exceed the amount of overcollateralization  following  distributions of principal on the related distribution date, will reduce the current  principal  amounts of the Class II-B-6,  Class  II-B-5,  Class  II-B-4,  Class II-B-3,  Class
II-B-2 and Class II-B-1  Certificates,  in that order. As a result of such reductions,  less interest will accrue on such class of subordinate  certificates  than would  otherwise be the case. Once a realized loss is  allocated  to a  subordinate  certificate,  no interest  will be  distributable  with  respect to such
written  down  amount.   However,  the  amount  of  any  realized  losses  allocated  to  the  subordinate certificates  may  be  reimbursed  to  the  holders  of  the  subordinate  certificates  according  to the priorities set forth under  "Description of the  Certificates—Distributions  on the  Certificates" in this prospectus supplement.

         Unless the current  principal  amounts of the related  senior  certificates  have been reduced to zero, the  subordinate  certificates  will not be entitled to any principal  distributions  until at least the distribution  date occurring in May 2010 or during any period in which  delinquencies or losses on the related  mortgage loans exceed certain levels.  As a result,  the weighted average life of the subordinate certificates  will be  longer  than  would  otherwise  be the  case if  distributions  of  principal  were allocated  among all of the  related  certificates  at the same time.  As a result of the longer  weighted average lives of the subordinate  certificates,  the holders of such  certificates  have a greater risk of suffering  a loss on their  investments.  Furthermore,  because  such  certificates  might not receive any principal  if certain  delinquency  levels  occur,  it is  possible  for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition,  the multiple class  structure of the subordinate  certificates  causes the yield of such classes to be  particularly  sensitive to changes in the rates of prepayment of the related  mortgage loans.  Because  distributions of principal will be made to the holders of such certificates  according to the priorities  described herein,  the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans  experienced  both before and after the  commencement  of principal  distributions  on such  classes.  The yield to maturity on such  classes of  certificates  will also be extremely  sensitive to losses due to defaults on the mortgage  loans and the timing  thereof,  to the  extent  such  losses  are  not  covered  by  overcollateralization,  excess  spread,  or a  class  of subordinate  certificates with a lower payment priority.  Furthermore,  the timing of receipt of principal and interest by the subordinate  certificates may be adversely  affected by losses even if such classes of certificates do not ultimately bear such loss.

         The  Applicable  Net Rate Cap May Reduce the Yields on the Class A  Certificates  and the Class B
Certificates.

         The pass-through rates on the offered  certificates (other than the Class I-X Certificates),  the underlying  certificates  and the Class II-B-6  Certificates  are each subject to a net rate cap equal to, approximately,  the weighted  average of the net mortgage rates on the related  mortgage loans adjusted on an  actual/360  basis (in the case of the group I offered  certificates  and the  underlying  Class  I-A-3 certificates,  less (i) the coupon strip rate,  if  applicable,  and (ii) the sum of (x) the  pass-through rate on the  Class  I-X-1  Certificates  multiplied  by the  Class  I-X-1  notional  amount  and  (ii) the pass-through rate on the Class I-X-2 Certificates  multiplied by the Class I-X-2 notional amount,  divided by the aggregate stated  principal  balance of the group I mortgage loans as of such  distribution  date), as more fully  described in this  prospectus  supplement.  If on any  distribution  date the  pass-through rate for a class of offered  certificates,  the underlying  certificates or the Class II-B-6  Certificates is limited by the related net rate cap, the holders of that class of  certificates  will receive a smaller amount of interest than they would have received on that  distribution  date had the pass-through rate for that class not been calculated based on the related net rate cap. The holders of those  certificates  will not be entitled to recover any resulting  shortfall in interest on that  distribution date or on any other distribution  date except to the extent of excess cashflow  available for that purpose.  If mortgage loans with relatively  higher  mortgage rates prepay or default,  the related net rate cap would result in lower interest than otherwise would be the case.

         The Class A Certificates  and the Class B Certificates  May Not Always Receive  Interest Based on
One-Month LIBOR Plus the Related Margin.

         The offered  certificates  (other than the Class I-X Certificates),  the underlying  certificates and the Class II-B-6  Certificates  will receive interest at a pass-through rate equal to the least of (i)
one-month LIBOR plus the related  margin,  (ii) 10.50% per annum and (iii) the applicable net rate cap (in the case of the group I offered  certificates,  less (a) the coupon  strip rate,  if  applicable,  and (b)
the sum of (x) the  pass-through  rate on the Class  I-X-1  Certificates  multiplied  by the  Class  I-X-1 notional  amount and (y) the  pass-through  rate on the Class I-X-2  Certificates  multiplied by the Class
I-X-2 notional amount,  divided by the aggregate  stated  principal  balance of the group I mortgage loans as of such  distribution  date).  For any  class  of such  certificates,  the  prepayment  of the  related mortgage loans with relatively  higher  pass-through  rates may cause the related net rate cap to be lower than one-month LIBOR plus the related margin,  in which case the pass-through  rate for such  certificates will be more likely to be limited to the related net rate cap.

         If on any distribution  date the  pass-through  rate for any class of the certificates is limited by the  applicable  net rate cap, a  carryover  shortfall  amount,  equal to the  difference  between  (i)
interest that would have accrued at the lesser of one-month  LIBOR plus the related  margin and 10.50% per annum and (ii)  interest  accrued on that class of  certificates  as limited by the  related net rate cap, will be payable  to such  certificates,  to the extent of  available  funds on that  distribution  date or future distribution  dates,  provided that any basis risk shortfall  carry-forward  amount will be reduced by the amount of net  deferred  interest  that is added to the current  principal  amount of that class of certificates.  Such  shortfall  will be  covered  to the  extent of excess  cash flow  available  for that purpose  and,  for the  group  II  offered  certificates  (other  than the  grantor  trust  Class  II-A-2B
Certificates),  the  underlying  Class  II-A-2B  Certificates  and the Class II-B-6  Certificates,  to the
extent  of  available  payments  under the  corridor  contracts.  However,  payments  under  the  corridor contracts  are  based on the  lesser of the  actual  current  principal  amount  of the  related  class of
certificates  and  an  assumed  principal  amount  of  such  certificates   based  on  certain  prepayment
assumptions  regarding the related  mortgage loans. If the related  mortgage loans do not prepay according to those assumptions,  it may result in the corridor contracts providing  insufficient funds to cover such shortfalls.  In  addition,  each  corridor  contract  provides  for payment of the excess of the lesser of
One-Month  LIBOR or the related  ceiling rate over a specified per annum rate,  which also may not provide sufficient  funds to cover such  shortfalls.  Accordingly,  such shortfalls may remain unpaid on the final distribution  date,  including the related  optional  termination  date.  The holders of the  certificates will be  subject  to the  risk  that  interest  distributable  to those  classes  will be  limited  by the applicable net rate cap. See "Description of the  Certificates—Distributions  on the Certificates" in this prospectus supplement.

         In  addition,  although  the group II offered  certificates  (other than the grantor  trust Class
II-A-2B  Certificates),  the underlying Class II-A-2B  Certificates and the Class II-B-6  Certificates are
entitled to payments under the corridor  contracts during periods of increased  One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that  payments on the group II offered  certificates  (other than the grantor trust
Class II-A-2B  Certificates),  the underlying Class II-A-2B Certificates and the Class II-B-6 Certificates
depend in part on payments to be received under the corridor  contracts,  the ability of the trust to make payments  on  those  classes  of  certificates  will  be  subject  to the  credit  risk  of  the  corridor counterparty.

         The  corridor  contracts  terminate  in  accordance  with their  terms and on the dates set forth therein.  This date was selected based on certain  prepayment  assumptions  regarding the related mortgage loans and that the optional  termination right becomes  exercisable and is exercisable at that time. These prepayment  assumptions were used to determine the projected  principal balance of the applicable class of certificates  under the corridor  contracts.  If prepayments on the related  mortgage loans occur at rates that are  slower  than  those  assumptions,  or even if such  mortgage  loans  prepay  according  to those assumptions,  if the optional  termination  right is not exercised,  the contracts will terminate prior to the  repayment  in full of the related  classes of  certificates.  See "The  Corridor  Contracts"  in this prospectus supplement.

         Specific Considerations for the Class I-X Certificates.

         Interest  accruing  on the Class I-X-2  Certificates  will be based on a fixed rate of 0.500% per annum  and a  notional  balance  equal to the  aggregate  outstanding  principal  balance  of the  group I mortgage  loans  generally  having  "hard"  prepayment  charges  for a term of three  years (or in limited cases,  30 months)  from  origination,  calculated  on the basis of a year of 360 days with twelve  30-day months.  Interest  accruing  on the Class I-X-1  Certificates  will be based on a fixed rate of 0.080% per annum  and a  notional  balance  equal to the  aggregate  outstanding  principal  balance  of the  group I mortgage  loans having all other  prepayment  charges,  calculated on the basis of a year of 360 days with twelve 30-day months.  Prepayments on mortgage loans with relatively higher  pass-through  rates may cause the weighted  average net rates of the related  mortgage loans to be lower,  which could reduce the amount of interest  accrued on the Class I-X  Certificates.  See  "Description of the  Certificates—Distributions
on the Certificates" in this prospectus supplement.

         The Grantor Trust Certificates Are Subject to Special Risks.

         To the extent that any net deferred  interest is allocated to the  underlying  certificates  on a distribution  date,  the  swap  counterparty  will  make a  payment  to the  grantor  trust  equal to such allocation of net deferred  interest pursuant to the related swap agreement.  As a result,  the ability of the grantor  trust to make such payments on the grantor  trust  certificates  may be subject to the credit risk of the swap counterparty.

         The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are  complex  investments  that are not  appropriate  for all  investors.  The interaction  of the  factors  described  above is  difficult  to analyze  and may change from time to time while the  certificates  are  outstanding.  It is  impossible  to predict with any certainty the amount or timing  of  distributions  on  the  certificates  or the  likely  return  on an  investment  in  any  such securities.  As a result,  only sophisticated  investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

         Statutory and Judicial  Limitations  on  Foreclosure  Procedures May Delay Recovery in Respect of
the Mortgaged  Property and, in Some Instances,  Limit the Amount that May Be Recovered by the Foreclosing
Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

         Foreclosure  procedures  may vary from  state to state.  Two  primary  methods of  foreclosing  a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits  if  defenses  are raised or  counterclaims  are  asserted.
Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at  foreclosure  for less than the full amount owed. In addition,  United  States courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to lenders in  foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes  and judicial  principles  may be to delay and/or
reduce   distributions  in  respect  of  the  offered   certificates.   See  "Legal  Aspects  of  Mortgage
Loans—Foreclosure on Mortgages and Some Contracts" in the prospectus.

         The Value of the  Mortgage  Loans May Be  Affected  By,  Among  Other  Things,  a Decline in Real
Estate Values, Which May Result in Losses on the Offered Certificates.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their  levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall decline in property  values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the mortgaged  properties,  in the mortgage pool
become  equal  to  or  greater  than  the  value  of  the  mortgaged  properties,   the  actual  rates  of
delinquencies,  foreclosures  and losses  could be higher  than  those now  generally  experienced  in the mortgage  lending  industry.  In some areas of the  United  States,  real  estate  values  have risen at a greater  rate in  recent  years  than in the past.  In  particular,  mortgage  loans  with high  principal balances or high loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the  country  may be  affected  by several  factors,  including  population  trends, mortgage  interest  rates,  and the  economic  well-being  of that area.  Any decrease in the value of the mortgage loans may result in the  allocation of losses which are not covered by credit  enhancement to the offered certificates.

         The  Ratings  on the  Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the
Offered  Certificates  and are Subject to  Withdrawal  at any Time,  Which May Affect the Liquidity or the
Market Value of the Offered Certificates.

         It is a  condition  to the  issuance  of the  offered  certificates  that each  class of  offered certificates  be rated in the  categories  shown on pages  S-2 and S-3 of this  prospectus  supplement.  A security  rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time. In general,  ratings  address  credit risk and do not address the likelihood of prepayments  or basis risk  shortfalls.  No person is  obligated  to  maintain  the rating on any  offered certificate,  and,  accordingly,  there can be no  assurance  that the  ratings  assigned  to any  offered certificate  on the date on which the offered  certificates  are  initially  issued will not be lowered or withdrawn  by a rating  agency at any time  thereafter.  In the event any rating is revised or  withdrawn, the  liquidity or the market value of the related  offered  certificates  may be adversely  affected.  See
"Ratings" in this prospectus supplement and "Ratings" in the prospectus.

         The  Mortgage  Loans May Have  Limited  Recourse  to the  Related  Borrower,  Which May Result in
Losses with Respect to These Mortgage Loans.

         Some or all of the mortgage loans included in the trust will be  non-recourse  loans or loans for which recourse may be restricted or  unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default  will be limited to the specific  real  property and other  assets,  if any,  that were pledged to secure the mortgage loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance that  enforcement of the  recourse  provisions  will  be  practicable,  or that  the  other  assets  of the  mortgagor  will be sufficient  to permit a recovery  in respect of a  defaulted  mortgage  loan in excess of the  liquidation value of the related  mortgaged  property.  Any risks  associated  with mortgage  loans with no or limited recourse  may affect the yield to maturity  of the offered  certificates  to the extent  losses  caused by these risks which are not covered by credit  enhancement  are allocated to the offered  certificates  (or, with respect to the grantor trust  certificates,  to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related class of underlying certificates).

         The  Mortgage  Loans May Have  Environmental  Risks,  Which May Result in  Increased  Losses with
Respect to These Mortgage Loans.

         To the extent that the  servicer or the trustee (in its  capacity as  successor  servicer)  for a mortgage  loan  acquires  title to any  related  mortgaged  property  on  behalf  of the  trust,  which is contaminated  with or affected by  hazardous  wastes or hazardous  substances,  these  mortgage  loans may incur additional losses. See "Servicing of Mortgage  Loans—Realization  Upon or Sale of Defaulted Mortgage
Loans" and "Legal Aspects of Mortgage  Loans—Environmental  Legislation" in the prospectus.  To the extent these  environmental  risks result in losses on the mortgage  loans,  the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

         Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other charges,  require specific disclosure,  and require licensing of the related originator.  In addition, other state and local laws, public policy and general  principles of equity relating to the protection of consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending  on the  provisions  of the  applicable  law and the specific  facts and  circumstances involved,  violations of these  federal or state laws,  policies and  principles  may limit the ability of the trust to collect all or part of the  principal of or interest on the mortgage  loans,  may entitle the borrower to a refund of amounts  previously paid and, in addition,  could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the test even if the  originator  reasonably  believed  that the test was  satisfied  at the time of  origination.  Any  determination  by a court  that a  mortgage  loan  does not meet the test will result in a  violation  of the  state  anti-predatory  lending  law,  in which  case the  sponsor  will be required to purchase that mortgage loan from the trust.

         On the closing date,  the sponsor will  represent that each mortgage loan at the time it was made complied  in  all  material  respects  with  all  applicable  laws  and  regulations,  including,  without limitation,  usury,  equal credit  opportunity,  disclosure and recording  laws and all predatory  lending laws;  and each  mortgage  loan  has  been  serviced  in all  material  respects  in  accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit  opportunity, disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage note, the mortgage and other loan documents.  In the event of a breach of this representation,  the sponsor will be  obligated  to cure the  breach or  repurchase  or replace  the  affected  mortgage  loan in the manner described in the prospectus.

         The Return on the Offered  Certificates  Could be Reduced by Shortfalls Due to The Application of
the Servicemembers' Civil Relief Act and Similar State Laws.

         The  Servicemembers'  Civil Relief Act or the Relief Act and similar  state or local laws provide relief to  mortgagors  who enter  active  military  service and to  mortgagors  in reserve  status who are called  to  active  military  service  after  the  origination  of  their  mortgage  loans.  The  military operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active  military duty,  including those citizens  previously in reserve  status.  Under the Relief Act, the  interest  rate  applicable  to a mortgage  loan for which the related  mortgagor  is called to active military service will be reduced from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate  reduction and any  reduction  provided  under similar state or local laws will result in an interest  shortfall  because  the  servicer  will not be able to  collect  the  amount of  interest  which otherwise  would be payable with respect to such  mortgage loan if the Relief Act or similar state law was not applicable  thereto.  This shortfall will not be paid by the mortgagor on future due dates or advanced
by  the   servicer   and,   therefore,   will  reduce  the  amount   available  to  pay  interest  to  the
certificateholders  on  subsequent  distribution  dates.  We do not know how  many  mortgage  loans in the mortgage pool have been or may be affected by the  application  of the Relief Act or similar state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the servicer to foreclose on an affected  single family loan during the  mortgagor's  period of active duty status,  and, under some circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief
Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default,  there may be delays in payment  and losses on the  certificates  in  connection  therewith.  Any other  interest
shortfalls,   deferrals  or  forgiveness  of  payments  on  the  mortgage  loans  resulting  from  similar legislation  or  regulations  may  result in delays in  payments  or  losses  to  holders  of the  offered certificates.

         To the  Extent  Amounts  on  Deposit  in the  Pre-Funding  Account  Are Not Used,  There May Be a
Mandatory Prepayment on the Certificates.

         To the extent that the  pre-funded  amounts on deposit in the  pre-funding  account have not been fully applied to the purchase of subsequent  mortgage loans for inclusion in the applicable  loan group on or before July 15, 2007, the holders of the related  certificates  will receive on the  distribution  date immediately  following  July 15, 2007,  the  remaining  pre-funded  amount  applicable to such loan group.
Although no  assurance  can be given,  the  depositor  intends  that the  principal  amount of  subsequent mortgage loans sold to the trustee on behalf of the trust will require the  application  of  substantially all amounts on deposit in the  pre-funding  account and that there will be no material  principal  payment to the holders of the related certificates on such distribution date.

                                    DESCRIPTION OF THE MORTGAGE LOANS

General

         References to percentages of the mortgage loans unless  otherwise  noted are calculated  based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the  mortgage  loans will be  acquired  by the  Depositor  on the date of  issuance of the
Offered  Certificates  from the Sponsor,  an affiliate of the Depositor and the  Underwriter,  pursuant to the Mortgage  Loan  Purchase  Agreement.  The Sponsor  acquired the mortgage  loans  directly in privately negotiated transactions.  See "Mortgage Loan Origination—General" in this prospectus supplement.

         We have provided below and in Schedule A to this prospectus  supplement  information with respect to the  conventional  mortgage  loans that we expect to include in the pool of mortgage loans in the Trust as of the Closing  Date.  Prior to the closing date of April 30, 2007, we may remove  mortgage  loans from the  mortgage  pool and we may  substitute  other  mortgage  loans for the mortgage  loans we remove.  The
Depositor  believes that the information set forth in this  prospectus  supplement will be  representative of the  characteristics  of the mortgage pool as it will be constituted at the time the  Certificates  are issued,  although the range of mortgage  rates and maturities  and other  characteristics  of the mortgage loans may vary.  The actual  mortgage loans included in the Trust as of the Closing Date may vary from the mortgage  loans as described in this  prospectus  supplement  by up to plus or minus 5% as to any material characteristics  described herein.  If, as of the Closing Date, any material pool  characteristic  differs by 5% or more from the  description in this  prospectus  supplement,  revised  disclosure will be provided either in a supplement or in a Current Report on Form 8-K.
         The  mortgage  pool will  consist of  approximately  3,206  first lien  adjustable-rate  negative amortization  mortgage loans secured by one- to four-family  residences and individual  condominium units, having an  aggregate  unpaid  principal  balance as of the Cut-off Date of  approximately  $1,328,105,998.
Approximately  $275,855,266  of mortgage  loans are expected to be  transferred to the Trust within ninety days of the Closing Date.  Such mortgage  loans are referred to herein as the Subsequent  Mortgage  Loans.
The initial  mortgage loans and the Subsequent  Mortgage Loans,  collectively,  are sometimes  referred to herein as the mortgage loans.  Unless  otherwise  indicated  herein,  all percentages  with respect to the mortgage loans refer to the initial  mortgage  loans and the  Subsequent  Mortgage Loans as of the Cut-off
Date.  The  mortgage  loans  generally  have  original  terms to maturity  of not  greater  than 30 years, provided,  however,  approximately 29.50% of the group I mortgage loans have original terms to maturity of not greater than 40 years.

         The mortgage  pool has been divided into two primary loan groups,  designated as Loan Group I and
Loan Group II, and the mortgage loans therein are referred to in this  prospectus  supplement as the group
I mortgage loans and the group II mortgage  loans,  respectively.  Loan Group I and Loan Group II are each referred to herein as a Loan Group.

         Loan Group I will  consist of 1,146 first lien  adjustable-rate  negative  amortization  mortgage loans secured by one- to  four-family  residences and individual  condominium  units,  having an aggregate unpaid  principal  balance as of the Cut-off Date of  approximately  $515,263,888.  All  percentages  with respect to the  characteristics of the group I mortgage loans shown in this prospectus  supplement and the aggregate  number  and  principal  balance  of the  group  I  mortgage  loans  above  include  information pertaining to  approximately  $126,214,449 of Subsequent  Mortgage Loans expected to be transferred to the trust within ninety days of the Closing Date and included in Loan Group I.

         Loan Group II will consist of 2,060 first lien  adjustable-rate  negative  amortization  mortgage loans secured by one- to  four-family  residences and individual  condominium  units,  having an aggregate unpaid  principal  balance as of the Cut-off Date of  approximately  $812,842,111.  All  percentages  with respect to the  characteristics  of the group II mortgage  loans shown in this  prospectus  supplement and the  aggregate  number and  principal  balance of the group II mortgage  loans above  include  information pertaining to  approximately  $149,640,817 of Subsequent  Mortgage Loans expected to be transferred to the trust within ninety days of the Closing Date and included in Loan Group II.

         The group I mortgage loans will include  mortgage loans  originated under the Bear Stearns Option
ARM program and the group II mortgage loans will include  mortgage loans  originated  under the 5 Yr. Bear
Stearns Secure Option ARM program, each as more fully described below.

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency criteria,  compliance  with  representations  and warranties,  and conformity to criteria  relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The  mortgage  loans are being  serviced  as  described  below under "The  Servicer—EMC"  in this prospectus  supplement.  The mortgage loans were  originated  generally in accordance  with the guidelines described under "Mortgage Loan Origination" in this prospectus supplement.

         The  current  and  historical  delinquency  disclosure  included  in this  prospectus  supplement regarding the mortgage loans, the  representation of the Sponsor with respect to the delinquency status of the mortgage loans and the  representation  of the Sponsor with respect to the  delinquency  status of the static pool  information  of the Sponsor  utilizes the OTS Method.  In addition,  delinquency  information included  in  reports  to  certificateholders,  delinquencies  for  purposes  of  the  trigger  tests  and delinquencies  for  the  purposes  of the  optional  purchase  of the  mortgage  loans  described  in this prospectus  supplement  will  use  the OTS  Method.  See  "The  Mortgage  Pools-  Methods  of  Delinquency
Calculation" in the prospectus.

         All of the mortgage loans have scheduled monthly payments due on the Due Date.

         Approximately  24.07% of the group I  mortgage  loans  and  approximately  51.19% of the group II mortgage  loans are assumable  under some  circumstances  if, in the sole  judgment of the  Servicer,  the prospective  purchaser of a mortgaged  property is creditworthy  and the security for the mortgage loan is not  impaired  by  the  assumption.  The  remainder  of  the  mortgage  loans  are  subject  to  customary due-on-sale provisions.

         Any  mortgage  loan  may be  prepaid  in full or in part at any  time.  However,  certain  of the mortgage  loans  provided  at  origination  for the  payment by the  borrower  of a  prepayment  charge on voluntary  prepayments  typically  made up to the first  three  years  from the date of  execution  of the related  mortgage  note.  The holders of the Class I-XP-2  Certificates  will generally be entitled to the
"hard"  prepayment  charges  received on the group I mortgage  loans  having a  three-year  (or in limited cases,  30-month)  prepayment  charge  term,  and the  holders of the Class  I-XP-1  Certificates  will be entitled  to all other  prepayment  charges  received  on the group I mortgage  loans.  The holders of the
Class II-XP  Certificates  will be entitled to the  prepayment  charges  received on the group II mortgage loans.  No prepayment  charges will be available for  distribution  on the other classes of  Certificates.
There can be no assurance that the prepayment  charges will have any effect on the prepayment  performance of the mortgage loans.

         Bear Stearns Option ARM Loans

         The mortgage  rates for the Bear Stearns  Option ARM loans included in loan group I are fixed for the one- to four-month  period  following their  origination.  After the initial  fixed-rate  period,  the interest  rate borne by each Bear  Stearns  Option ARM  mortgage  loan will be adjusted  monthly  based on
One-Year  MTA and  One-Month  LIBOR,  referred  to  herein as an Index as  described  below,  computed  in accordance  with the related  note,  plus (or minus) the related  gross  margin and  generally  subject to rounding.  The Bear Stearns Option ARM mortgage loans generally  contain a maximum lifetime  mortgage rate and a  minimum  lifetime  mortgage  rate.  As of the  Cut-off  Date,  approximately  60.40% of the group I mortgage loans are in their initial fixed rate period.

         Each month,  the mortgagor will be required to pay a minimum  monthly  payment as provided in the related  mortgage note. The minimum  monthly payment will be an  interest-only  payment in an amount equal to the full  amount  of  accrued  interest  of the  mortgage  loan  calculated  based  on the  outstanding principal  balance  of the  mortgage  loan and the  interest  rate then in  effect.  The  minimum  monthly payment will adjust annually on a date specified in the related  mortgage note,  subject to the conditions that (i) the amount of the monthly  payment (with the exception of each fifth payment  adjustment  date or the final payment  adjustment  date) will not increase or decrease by an amount that is more than 7.50% of the monthly  payment  prior to the  adjustment,  (ii) as of the fifth payment  adjustment  date and on the same day every fifth year  thereafter and on the last payment  adjustment  date, the monthly  payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid  principal  balance exceeds a  percentage  (either  110% or 115%,  depending  on the maximum  negative  amortization  for that mortgage loan) of the original  principal  balance due to deferred  interest,  the monthly payment will be recast  without  regard to the  limitation  in clause  (i) to  amortize  fully the then  unpaid  principal balance over its remaining term to maturity.

         In addition to the minimum  monthly  payment  option,  under the Bear Stearns Option ARM program, the mortgagor is offered three  additional  payment  options to the extent they result in a larger payment than the minimum monthly payment.  The payment options include:  (i) the Interest Only Payment,  where the mortgagor  would pay the full amount of accrued  interest  on the  mortgage  loan at the current  interest rate and the principal  balance would not be decreased by any amount,  (ii) the Fully  Amortized  Payment, where the mortgagor  would make payments in an amount that would pay interest and amortize  fully the then unpaid  principal  balance over its remaining term to maturity in substantially  equal payments  (assuming the interest rate was not adjusted prior to maturity) and (iii) the 15 Year Amortized  Payment,  where the mortgagor  would make  payments in an amount that would pay interest  and  amortize  fully the then unpaid principal  balance over a remaining term of fifteen (15) years in substantially  equal payments  (assuming the then current  interest rate remains in effect until  maturity).  If a payment  option would not result in an amount  greater  than the minimum  payment  due,  the  payment  option  will not be  available  to a mortgagor.

         5 Yr. Bear Stearns Secure Option ARM Loans

         The mortgage  rates for the 5 Yr. Bear Stearns  Secure Option ARM loans included in loan group II are fixed for the five year period  following  the  origination  of the mortgage  loan.  After the initial fixed rate period,  the  interest  rate borne by each 5 Yr. Bear  Stearns  Secure  Option ARM loan will be adjusted  semi-annually  based on Six-Month  LIBOR such index  referred to herein as an Index as described below,  computed  in  accordance  with the related  note,  plus (or minus) the  related  gross  margin and generally  subject to rounding and to certain  other  limitations.  The 5 Yr. Bear Stearns  Secure  Option
ARM loans will generally  contain a maximum  mortgage rate cap for the first  adjustment  date, a periodic adjustment  cap of 1% and a maximum  lifetime  mortgage  rate. As of the Cut-off Date, all of the group II mortgage loans are in their initial fixed rate period.

         During the option  period,  the  mortgagor  will be  required  to pay a minimum  monthly  payment calculated  on the basis of the original  loan amount and a note rate below the  original  note rate of up to 3%. The optional  period will end and the minimum  monthly  payment will adjust,  at the earlier of (i)
the end of the initial  five-year  fixed period or (ii) the date upon which the unpaid  principal  balance equals  or  exceeds a  percentage  (either  110% or 115%,  depending  on the  maximum  amount of  negative amortization  for that  mortgage  loan) of the  original  principal  balance of the  mortgage  loan due to deferred interest.  Upon adjustment,  the required monthly payment will be an interest-only  payment in an amount  equal to the full  amount  of  accrued  interest  of the  mortgage  loan  calculated  based on the outstanding  principal  balance of the mortgage  loan and the interest  rate then in effect.  The required monthly  payment  may  change at the end of the  initial  fixed  rate  period  and once  every six  months thereafter  based on the  semi-annual  adjustment of interest.  This  interest-only  period will expire on the tenth  anniversary of the loan, at which time the monthly  payment will be adjusted  semi-annually  to pay interest and amortize  fully the then unpaid  principal  balance over its  remaining  term to maturity
(assuming the then current  interest rate is not adjusted  prior to maturity).  In addition to the minimum monthly  payment  option,  under the 5 Yr.  Bear  Stearns  Secure  Option ARM  program,  during the option period,  the mortgagor is offered three  additional  payment options to the extent they result in a larger payment than the minimum  monthly  payment.  The payment  options  include the Interest Only Payment,  the
Fully  Amortized  Payment and the 15 Year  Amortized  Payment,  as offered  pursuant  to the Bear  Stearns
Option ARM program.  As with the Bear Stearns  Option ARM  program,  if a payment  option would not result in an amount  greater  than the minimum  payment  due,  the  payment  option  will not be  available  to a mortgagor.

Billing and Payment Procedures

         The mortgage loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period as specified in the related  mortgage note.  Each month,  the Servicer sends  monthly  invoices to  borrowers  which  provide the payment  options  available  to each  borrower.
Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including  online  transfers and phone payment  although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Approximately  81.97% of the group I  mortgage  loans  and  approximately  73.94% of the group II mortgage  loans  provide for payment by the  mortgagor  of a  prepayment  charge in  connection  with some prepayments.  The amount of the  prepayment  charge is as provided in the related  mortgage  note, and the prepayment charge will generally apply if, in any twelve-month  period,  three-year period or other period
(as  provided in the  related  mortgage  note) from the date of  origination  of the  mortgage  loan,  the mortgagor  prepays an aggregate  amount  exceeding 20% of the original  principal  balance of the mortgage loan or another  amount  permitted by applicable  law. The amount of the  prepayment  charge will, for the majority of the mortgage  loans,  be equal to 6 months'  advance  interest  calculated on the basis of the mortgage  rate in effect  at the time of the  prepayment  on the  amount  prepaid  in excess of 20% of the original  principal  balance of the mortgage loan, but it may be a lesser or greater amount as provided in the  related  mortgage  note.  A  prepayment  charge may not apply with  respect to a sale of the  related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         Generally,  the Servicer shall not waive any prepayment  charge  unless:  (i) the  enforceability thereof shall have been limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other similar laws relating to creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local, state or federal  agency has  threatened  legal action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv)
such waiver is standard and customary in servicing  similar  mortgage  loans and relates to a default or a reasonably  foreseeable default and would, in the reasonable  judgment of the Servicer,  maximize recovery of total  proceeds  taking into  account  the value of such  prepayment  charge and the  related  mortgage loan.  Accordingly,  there can be no  assurance  that the  prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges  are  classified  as "hard"  prepayment  charges,  meaning  that the mortgagor has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as "soft,"  meaning that the mortgagor has to cover the prepayment  charge unless the mortgagor has  conveyed  the  related  mortgaged  property  to a  third-party.  Approximately  79.61% of the group I mortgage loans and approximately  28.34% of the group II mortgage loans have hard prepayment charges,  and approximately  0.96% of the group I mortgage loans and approximately  1.84% of the group II mortgage loans have soft prepayment charges.

Negative Amortization

         All of the mortgage  loans have a negative  amortization  feature,  under which accrued  interest may be  deferred  and added to the  principal  balance of the  mortgage  loan.  In the case of the group I mortgage  loans,  negative  amortization  results from the fact that while the interest rate on a negative amortization  loan adjusts monthly,  the amount of the monthly payment adjusts only on an annual basis. In addition,  the  monthly  payment may not fully  amortize  the  principal  balance of the loan on an annual adjustment date if a payment cap applies.

         In the case of the group II mortgage loans,  negative  amortization may result because during the initial fixed rate period,  monthly  payments made by the mortgagor may be less than the interest  accrued on such group II mortgage loan for the related payment period.

         In any given month, the mortgage loan may be subject to:

(1)      reduced  amortization  if the monthly  payment is sufficient to pay current  accrued  interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

(2)      negative  amortization,  if current accrued interest is greater than the monthly  payment,  which would result in the accrued interest not currently paid being treated as Deferred Interest; or

(3)      accelerated  amortization  if the monthly  payment is greater  than the amount  necessary  to pay
         Current Interest and to reduce principal in accordance with a fully amortizing schedule.

         Deferred Interest may result in a final lump sum payment at maturity  significantly  greater than the monthly payment that would otherwise be payable.

         The total  amount  of  Deferred  Interest  that may be added is  limited  by a  provision  in the mortgage  note to the effect that the  principal  amount of the mortgage  loan may not exceed a percentage or periodic cap, multiplied by the principal amount of the loan at origination.

Indices on the Mortgage Loans

         One-Year  MTA.  The  interest  rate on  approximately  98.73% of the group I mortgage  loans will adjust  monthly  based on One-Year  MTA.  One-Year MTA will be a per annum rate equal to the  twelve-month moving average monthly yield on United States Treasury  Securities  adjusted to a constant maturity of one year as  published by the Federal  Reserve  Board in the Federal  Reserve  Statistical  Release  "Selected
Interest  Rates  (H.15),"  determined  by averaging  the monthly  yields for the most  recently  available twelve  months.  The index  figure used for each  interest  rate  adjustment  date will be the most recent index figure available as of fifteen days before that date.

         The  following  levels of One-Year MTA do not purport to be  representative  of future  levels of
One-Year  MTA.  No  assurance  can be given as to the  level of  One-Year  MTA on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                            One-Year MTA
______________________________________________________________________________________________________________________________________
Date                                       2002              2003              2004              2005             2006           2007
______________________________________________________________________________________________________________________________________
January 1.....................             3.260%            1.935%            1.234%            2.022%           3.751%        4.983%
February 1....................             3.056             1.858             1.229             2.171            3.888         5.014
March 1.......................             2.912             1.747             1.225             2.347            4.011         5.027
April 1.......................             2.786             1.646             1.238             2.504            4.143
May 1.........................             2.668             1.548             1.288             2.633            4.282
June 1........................             2.553             1.449             1.381             2.737            4.432
July 1........................             2.414             1.379             1.463             2.865            4.563
August 1......................             2.272             1.342             1.522             3.019            4.664
September 1...................             2.180             1.302             1.595             3.163            4.758
October 1.....................             2.123             1.268             1.677             3.326            4.827
November 1....................             2.066             1.256             1.773             3.478            4.883
December 1....................             2.002             1.244             1.887             3.618            4.933

         Six-Month  LIBOR.  The  interest  rate  on  all  of the  group  II  mortgage  loans  will  adjust semi-annually  based on Six-Month LIBOR.  Six-Month LIBOR will be a per annum rate equal to the average of interbank  offered  rates for  six-month  U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most  recently  available as of the time specified in the related mortgage note.

         The  following  does not purport to be  representative  of future levels of Six-Month  LIBOR.  No assurance  can be given as to the level of Six-Month  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                          Six-Month LIBOR
______________________________________________________________________________________________________________________________________
Date                                       2002               2003             2004            2005             2006            2007
______________________________________________________________________________________________________________________________________
January 1.....................             2.03%              1.38%            1.22%           2.78%            4.71%         5.36%
February 1....................             2.08               1.35             1.21            2.97             4.82          5.40
March 1.......................             2.04               1.34             1.17            3.19             5.26          5.33
April 1.......................             2.36               1.23             1.16            3.39             5.14          5.33
May 1.........................             2.12               1.29             1.38            3.41             5.22
June 1........................             2.08               1.21             1.60            3.54             5.39
July 1........................             1.95               1.12             1.89            3.73             5.59
August 1......................             1.87               1.21             1.99            3.95             5.51
September 1...................             1.80               1.20             1.98            4.00             5.42
October 1.....................             1.71               1.14             2.20            4.27             5.37
November 1....................             1.60               1.23             2.32            4.47             5.37
December 1....................             1.47               1.27             2.63            4.63             5.35

         One-Month  LIBOR.  The interest rate on  approximately  1.27% of the group I mortgage  loans will adjust  monthly based on One-Month  LIBOR.  One-Month  LIBOR will be a per annum rate equal to the average of interbank  offered rates for one-month U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most  recently  available as of the time specified in the related mortgage note.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

         The Trust is expected to purchase from the Depositor  during the Pre-Funding  Period,  subject to the availability  thereof,  Subsequent  Mortgage Loans secured by conventional,  adjustable rate, negative amortization  mortgage  loans secured by first liens on residential  mortgage  properties for inclusion in each Loan Group.  The  Subsequent  Mortgage  Loans will be  transferred  to the Trustee,  on behalf of the
Trust,  pursuant to subsequent transfer  instruments  between the Depositor and the Trustee,  each date of such transfer being referred to herein as a Subsequent  Transfer Date. In connection  with the purchase of
Subsequent  Mortgage Loans on such Subsequent  Transfer Dates, the Trustee,  on behalf of the Trust,  will be required to pay to the Depositor,  from amounts on deposit in the Pre-Funding  Account, a cash purchase price of 100% of the principal  balance thereof.  The related amount paid from the Pre-Funding  Account on each  Subsequent  Transfer  Date will not include  accrued  interest on the  related  Subsequent  Mortgage
Loans.  Following each Subsequent  Transfer Date, the aggregate principal balance of the mortgage loans in the  related  Loan  Group will  increase  by an amount  equal to the  aggregate  principal  balance of the related  Subsequent  Mortgage Loans so purchased and transferred to such Loan Group and the related amount in the Pre-Funding  Account will decrease  accordingly.  Although it is intended that the principal amount of  Subsequent  Mortgage  Loans sold to the Trust will require  application  of  substantially  all of the amounts  deposited into the  Pre-Funding  Account on the Closing Date and it is not currently  anticipated that there will be any material  principal  payments from amounts  remaining on deposit in the Pre-Funding
Account,  no  assurance  can be given  that such  distributions  will not occur on the  distribution  date immediately  following the  termination of the Pre-Funding  Period.  In any event, it is unlikely that the
Depositor  will be able to deliver  Subsequent  Mortgage  Loans with  aggregate  principal  balances  that exactly  equal the amount  deposited  into the  Pre-Funding  Account on the Closing  Date.  The  aggregate characteristics  of the mortgage  loans in the Trust will change upon the  acquisition  of the  Subsequent
Mortgage  Loans.  It is  expected  that  approximately  $126,214,449  in  Subsequent  Mortgage  Loans with respect to Loan Group I and approximately  $149,640,817 in Subsequent  Mortgage Loans with respect to Loan
Group II will be transferred to the Trust within ninety days of the Closing Date.

         The  Pre-Funding  Account will be  established  to provide the  Trustee,  on behalf of the Trust, with  access  to  sufficient  funds  to fund  the  purchase  of  Subsequent  Mortgage  Loans.  During  the
Pre-Funding  Period,  the  related  Pre-Funded  Amounts  will be reduced by the  amounts  used to purchase related  Subsequent  Mortgage Loans in accordance  with the Agreement.  Any investment  income on funds in the Pre-Funding  Account will either be transferred to the  Distribution  Account or paid to the Depositor or its designee as provided in the Agreement.

         Any conveyance of Subsequent  Mortgage Loans on a Subsequent  Transfer Date is subject to certain conditions, including but not limited to the following:

(a)      Each such Subsequent Mortgage Loan must satisfy the  representations and warranties  specified in the related subsequent transfer instrument and the Agreement;

(b)      The depositor will not select such  Subsequent  Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

(c)      As of the related  Subsequent  Cut-off Date (as defined in the  Agreement),  each such Subsequent
Mortgage Loan will satisfy the following criteria:

         (i)      such  Subsequent  Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date;

         (ii)     the original term to stated  maturity of such  Subsequent  Mortgage Loan will not exceed
480 months;

         (iii)    each  Subsequent  Mortgage Loan must be a One Month LIBOR,  Six Month LIBOR, or One-Year
LIBOR adjustable rate mortgage loan with a first lien on the related mortgaged property;

         (iv)     no Subsequent  Mortgage Loan will have a first  payment date  occurring  after August 1,
2007;

         (v)      the latest  maturity date of any  Subsequent  Mortgage Loan will be no later than August
1, 2047;

         (vi)     if applicable,  such Subsequent  Mortgage Loan will have a credit score of not less than
520;

         (vii)    such  Subsequent  Mortgage  Loan will have a gross  margin as of the related  Subsequent
Cut-Off Date ranging from approximately 1.500% per annum to approximately 5.500% per annum;

         (viii)   such  Subsequent  Mortgage  Loan  will have a maximum  mortgage  rate as of the  related
Subsequent Cut-Off Date greater than 16.000%; and

         (ix)     such  Subsequent  Mortgage Loan shall have been  underwritten in accordance with the EMC underwriting guidelines described under "Mortgage Loan Origination—EMC—EMC Underwriting Guidelines."

(d)      As of the related  Subsequent  Cut-off Date, the Subsequent  Mortgage Loans in the aggregate will satisfy the following criteria:

         (i)      have a weighted average gross margin ranging from 2.25% to 3.50% per annum;

         (ii)     have a weighted average credit score greater than 650;

         (iii)    have no less than 80% of the mortgaged properties be owner occupied;

         (iv)     have no less than 75% of the mortgaged  properties be single family  detached or planned unit developments;

         (v)      have no more than 55% of the Subsequent Mortgage Loans be cash out refinance;

         (vi)     for Subsequent  Mortgage Loans with a  Loan-to-Value  Ratio greater than 80%, be covered by Primary Insurance Policies (as defined in the prospectus);

         (vii)    have a weighted average maximum mortgage rate greater than or equal to 10.500%; and

         (viii)   be acceptable to the Rating Agencies.

         To the extent that the  Pre-Funded  Amounts on deposit in the  Pre-Funding  Account have not been fully  applied to the purchase of  Subsequent  Mortgage  Loans on or before July 15, 2007,  the holders of the related  Certificates will receive on the distribution  date immediately  following July 15, 2007, the remaining Pre-Funded Amounts relating to such Loan Group.

         Any such amounts  transferred  from the  Pre-Funding  Account will be included in Principal Funds for the applicable Loan Group.

The Interest Coverage Account

         On the Closing Date and if required  pursuant to the  Agreement,  the Depositor  will deposit (or cause to be  deposited)  cash into the interest  coverage  account.  The amount on deposit in the interest coverage  account  will be  specifically  allocated  to cover  shortfalls  in  interest  on each  class of
Certificates that may arise as a result of the utilization of the pre-funding  feature for the purchase by the Trust of  Subsequent  Mortgage  Loans after the Closing  Date.  Any amounts  remaining in the interest coverage  account and not needed for such purposes  will be paid to the Depositor and will not  thereafter be available for payment to the  certificateholders.  Amounts on deposit in the interest  coverage account will be invested in  permitted  investments.  All such  permitted  investments  are  required to mature no later than the  Business  Day prior to the next  distribution  date as  specified  in the  Agreement.  The interest  coverage  account  will not be  included  as an  asset  of any  REMIC  created  pursuant  to the
Agreement.

                                         STATIC POOL INFORMATION

         The Depositor will provide static pool  information,  material to this offering,  with respect to the  experience of the Sponsor in  securitizing  asset pools of a type similar to the Bear Stearns  Option
ARM   loans    and   the   5   Yr.    Bear    Stearns    Secure    Option    ARM    mortgage    loans   at
http://www.bearstearns.com/transactions/sami_ii/bsmf2007-ar4/.

         Information  provided  through the internet address above will not be deemed to be a part of this prospectus  supplement or the  registration  statement for the securities  offered hereby if it relates to any prior  securities  pool  formed  before  January 1, 2006 or  vintage  data  related to periods  before
January 1, 2006, or with respect to the mortgage  pool (if  applicable)  for any period before  January 1,
2006.

                                           THE ISSUING ENTITIES

         Bear Stearns  Mortgage  Funding Trust  2007-AR4,  referred to herein as an Issuing  Entity or the
Trust,  is a common law trust  formed under the laws of the State of New York  pursuant to the  Agreement.
The Agreement  constitutes the "governing  instrument"  under the laws of the State of New York. After its formation,  the Trust will not engage in any activity  other than (i)  acquiring  and holding the mortgage loans and the other  assets of the trust and proceeds  therefrom,  (ii)  issuing the  certificates,  (iii)
making payments on the  certificates  and (iv) engaging in other  activities that are necessary,  suitable or  convenient  to  accomplish  the  foregoing  or are  incidental  thereto or  connected  therewith.  The foregoing  restrictions  are contained in the Agreement.  For a description of other  provisions  relating to  amending  the  Pooling  and  Servicing  Agreement,  please  see  "The  Agreements—  Amendment"  in the prospectus.

         The assets of the Trust will consist of the mortgage loans and certain related assets.

         The Trust's fiscal year end is December 31.

         Bear Stearns  Mortgage  Funding Grantor Trust  2007-AR4,  referred to herein as an Issuing Entity or the Grantor  Trust,  is a common law trust formed  under the laws of the State of New York  pursuant to the Grantor  Trust  Agreement.  After its  formation,  the Grantor  Trust will not engage in any  activity other than (i)  acquiring  and holding the  Underlying  Certificates,  the Swap  Agreements  and the other assets of the Grantor Trust and proceeds  therefrom,  (ii) issuing the Grantor Trust  Certificates,  (iii)
making payments on the Grantor Trust  Certificates  and to the Swap  Counterparty  pursuant to the related
Swap  Agreement  and (iv)  engaging in other  activities  that are  necessary,  suitable or  convenient to accomplish  the foregoing or are incidental  thereto or connected  therewith.  The foregoing  restrictions are contained in the Grantor Trust  Agreement.  These  restrictions  cannot be amended without the consent of the holders of the Grantor Trust Certificates evidencing at least 51% of the voting rights.

         The  assets  of  the  Grantor  Trust  will  consist  of the  Underlying  Certificates,  the  Swap
Agreements and certain related assets.

         The Grantor Trust's fiscal year end is December 31.

                                              THE DEPOSITOR

         Structured Asset Mortgage  Investments II Inc.,  referred to herein as the Depositor,  was formed in the  state  of  Delaware  on June 10,  2003,  and is a  wholly-owned  subsidiary  of The  Bear  Stearns
Companies  Inc.  The  Depositor  was  organized  for the sole  purpose of  serving as a private  secondary mortgage  market  conduit.  The  Depositor  does not have,  nor is it expected in the future to have,  any significant assets.

         The Depositor has been serving as a private  secondary  mortgage  market conduit for  residential mortgage  loans since 2003.  As of December 31, 2006,  the  Depositor has been involved in the issuance of securities  backed  by  residential  mortgage  loans  in  excess  of  approximately  $137,650,514,879.  In conjunction  with the Sponsor's  acquisition of the mortgage loans,  the Depositor will execute a mortgage loan  purchase  agreement  through  which  the  loans  will be  transferred  to  itself.  These  loans are subsequently  deposited in a common law or statutory trust,  described  herein,  which will then issue the
Certificates.

         After issuance and  registration of the securities  contemplated  in this  prospectus  supplement and any  supplement  hereto,  the  Depositor  will have no  significant  duties or  responsibilities  with respect to the pool assets or the securities.

         The Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York, New
York 10179.  Its telephone number is (212) 272-2000.

                                               THE SPONSOR

         EMC Mortgage  Corporation,  referred to herein as EMC or the  Sponsor,  was  incorporated  in the
State of Delaware on September  26, 1990,  as a wholly owned  subsidiary  corporation  of The Bear Stearns
Companies  Inc.,  and is an affiliate of the Depositor and the  Underwriter.  The Sponsor was  established as a mortgage  banking  company  to  facilitate  the  purchase  and  servicing  of whole  loan  portfolios containing  various  levels of quality from  "investment  quality" to varying  degrees of  "non-investment quality" up to and including real estate owned assets ("REO").  The Sponsor  commenced  operation in Texas on October 9, 1990.

         The Sponsor  maintains its principal  office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067.
Its telephone number is (214) 626-3800.

         Since its inception in 1990,  the Sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which include the purchase of newly originated  alternative A, jumbo (prime)
and  sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The Sponsor is one of the United
States'  largest  purchasers  of scratch and dent and  sub-performing  residential  mortgages and REO from various  institutions,  including banks,  mortgage companies,  thrifts and the U.S. government.  Loans are generally  purchased  with  the  ultimate  strategy  of  securitization  into an  array  of Bear  Stearns'
securitizations  based upon product type and credit parameters,  including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien  fixed  rate and ARMs,  as well as closed  end fixed rate second  liens and lines of credit  ("HELOCs").  Performing  loans  acquired  by the Sponsor are subject to varying  levels  of due  diligence  prior  to  purchase.  Portfolios  may be  reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as  compliance  with certain  laws.  Performing loans  purchased  will have been  originated  pursuant to the  Sponsor's  underwriting  guidelines  or the related originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor,  performing  loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and
Structured Transactions Group, for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999.  The following  table describes  size,  composition  and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                December 31, 2003                December 31, 2004               December 31, 2005               December 31, 2006
                           ________________________________________________________________________________________________________________________________
                                        Total Portfolio                Total Portfolio                 Total Portfolio                  Total Portfolio
Loan Type                  Number          of Loans          Number       of Loans            Number      of Loans          Number         of Loans
___________________________________________________________________________________________________________________________________________________________
Alt-A ARM......            12,268      $3,779,319,393.84     44,821    $11,002,497,283.49     73,638   $19,087,119,981.75   61,738    $18,656,292,603.55
Alt-A Fixed....            15,907       3,638,653,583.24     15,344      4,005,790,504.28     17,294     3,781,150,218.13   11,514      2,752,302,975.51
HELOC..........                -                       -          -                     -      9,309       509,391,438.93   18,730      1,280,801,433.05
Prime ARM......            16,279       7,179,048,567.39     30,311     11,852,710,960.78     27,384    13,280,407,388.92    7,050      3,481,137,519.89
Prime Fixed....             2,388       1,087,197,396.83      1,035        509,991,605.86      3,526     1,307,685,538.44    6,268      1,313,449,131.86
Prime Short Duration
ARM (incl. Neg-Am
ARM)...........            7,089        2,054,140,083.91     23,326      7,033,626,375.35     38,819    14,096,175,420.37   61,973     23,396,979,620.82
Reperforming...            2,800          247,101,330.36      2,802        311,862,677.46      2,877       271,051,465.95    1,084        115,127,847.83
Seconds........                -                       -     14,842        659,832,093.32    114,899     5,609,656,263.12  116,576      6,697,082,133.33
SubPrime.......           29,303        2,898,565,285.44     98,426     13,051,338,552.19    101,156    16,546,152,274.44   60,796     11,394,775,124.07
Totals.........           86,034      $20,884,025,641.01    230,907    $48,427,650,052.73    388,902   $74,488,789,990.05  345,729    $69,087,948,389.91

         With respect to some of the  securitizations  organized by the Sponsor, a "step-down" trigger has occurred  with respect to the loss and  delinquency  experience  of the mortgage  loans  included in those securitizations,  resulting in a sequential  payment of  principal to the Offered  Certificates,  from the certificates  with the  highest  credit  rating  to the one with the  lowest  rating.  In  addition,  with respect to one  securitization  organized  by the  Sponsor,  a servicing  trigger  required by the related financial guaranty insurer has occurred;  however,  the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil  investigative  demand (CID),  from the Federal Trade Commission
(FTC),  seeking  documents and data relating to the Sponsor's  business and servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing  non-public  investigations of various unnamed  subprime  lenders,  loan servicers and loan brokers to determine  whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC's inquiry.

                                               THE SERVICER

General

         EMC will act as the  Servicer  of the  mortgage  loans  pursuant  to the  Pooling  and  Servicing
Agreement,  referred to herein as the Agreement,  dated as of the Cut-off Date, among the Depositor,  EMC, in its capacity as Sponsor and Servicer and the Trustee.  Among other things,  the Agreement  will require that the  Servicer  accurately  and fully report its borrower  credit  files to credit  repositories  in a timely manner.

         The  information  set forth in the  following  paragraphs  with  respect to the Servicer has been provided by the Servicer. None of the Depositor,  the Underwriter,  the Trustee or any of their respective affiliates  (other than the  Servicer)  have made or will make any  representation  as to the  accuracy or completeness of such information.

The Servicer

EMC

         For a further  description of EMC, please see "—The Sponsor" in this prospectus  supplement.  EMC will  service  the  mortgage  loans  in  accordance  with  the  description  of the  applicable  servicing procedures contained in this section of the prospectus supplement.

         The  principal  business  of EMC  since  inception  has  been  specializing  in the  acquisition,
securitization,   servicing  and  disposition  of  mortgage  loans.  EMC's  servicing  portfolio  consists primarily of two categories:

o        "performing  loans," or performing  investment  quality  loans  serviced for EMC's own account or the account of Fannie Mae,  Freddie Mac,  private  mortgage  conduits  and various  institutional investors; and

o        "non-performing loans," or non-investment grade,  sub-performing loans,  non-performing loans and
         REO  properties  serviced for EMC's own account and for the account of  investors in  securitized performing and non-performing collateral transactions.

         EMC has been  servicing  residential  mortgage loans since 1990. As of December 31, 2006, EMC was acting as servicer  for  approximately  280 series of  residential  mortgage-backed  securities  and other mortgage loans with an outstanding  principal balance of approximately $72 billion.  From year end 2004 to
December 31, 2006 the loan count of EMC's servicing  portfolio grew by approximately  97.4% and the unpaid principal balance of EMC's servicing portfolio grew by approximately 159.1%.

         Due to an industry wide increase in the number of delinquencies  and  foreclosures,  EMC recently initiated an expanded loss  mitigation  program to assist  borrowers in avoiding  foreclosure  and benefit investors by reducing the loss typically  associated with foreclosure.  As part of the program,  this team is  implementing  various  strategies  to contact and assist  borrowers  that are in default or are having difficulties  making their  mortgage  payments.  EMC is engaging in one-on-one  meetings  with  borrowers, working with local community groups and holding  educational  workshops in an effort to reach out to these homeowners.  Various financial  restructuring  alternatives are being offered,  including  different types of loan  modifications.  There  have  been no other  appreciable  changes  to EMC's  servicing  procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

         The following table describes size,  composition and growth of EMC's total  residential  mortgage loan servicing portfolio as of the dates indicated.

                                         As of December 31, 2003                                              As of December 31, 2004
____________________________________________________________________________________________________________________________________________________________
                                                                                                                                               Percent by
                                                          Percent by      Percent by                                           Percent by        Dollar
    Loan Type       No. of Loans     Dollar Amount       No. of Loans   Dollar Amount   No. of Loans       Dollar Amount      No. of Loans       Amount
____________________________________________________________________________________________________________________________________________________________
Alt-A Arm.           2,439           $653,967,869           1.40%           4.75%         19,498         $4,427,820,708          7.96%          15.94%
Alt-A Fixed         19,396          3,651,416,057          11.14           26.51          25,539          4,578,725,473         10.43          16.48
PrimeArm..           7,978            868,798,347           4.58            6.31           8,311          1,045,610,015          3.39           3.76
PrimeFixed          16,377          1,601,411,491           9.40           11.63          14,560          1,573,271,574          5.95           5.66
Seconds...          25,290            690,059,169          14.52            5.01          39,486          1,381,961,155         16.13           4.98
Subprime..          76,166          5,058,932,126          43.73           36.73         114,436         13,706,363,250         46.74          49.34
Other.....          26,523          1,249,014,373          15.23            9.07          23,010          1,063,682,459          9.40           3.83
Total.....         174,169        $13,773,599,432         100.00%         100.00%        244,840        $27,777,434,635        100.00%        100.00%

                                         As of December 31, 2005                                              As of December 31, 2006
____________________________________________________________________________________________________________________________________________________________
                                                                                                                                                Percent by
                                                          Percent by      Percent by                                            Percent by        Dollar
    Loan Type       No. of Loans      Dollar Amount      No. of Loans   Dollar Amount   No. of Loans       Dollar Amount       No. of Loans       Amount
____________________________________________________________________________________________________________________________________________________________
Alta-A Arm          57,510        $13,625,934,322          12.69%          23.00%         52,563        $13,691,917,206         10.87%          19.03%
Alt-A Fixed         17,680          3,569,563,859           3.90            6.03          24,841          5,066,670,855          5.14            7.04
Prime Arm.           7,428          1,010,068,679           1.64            1.71           6,374           8 79,656,182          1.32            1.22
Prime Fixed         15,975          2,140,487,566           3.52            3.61          14,872          2,152,608,940          3.08            2.99
Seconds...         155,510          7,164,515,426          34.31           12.10         169,022          8,428,612,513         34.97           11.71
Subprime..         142,890         20,373,550,691          31.53           34.40         132,808         20,106,000,306         27.47           27.94
Other.....          56,216         11,347,144,056          12.40           19.16          82,918         21,636,703,709         17.15           30.07
Total.....         453,209        $59,231,264,599         100.00%         100.00%        483,398        $71,962,169,710        100.00%         100.00%

                                        MORTGAGE LOAN ORIGINATION

General

         Approximately  25.02% of the group I  mortgage  loans  and  approximately  48.39% of the group II mortgage  loans were  originated  or acquired  by the Sponsor  from  various  sellers and were  originated generally in accordance with the  underwriting  guidelines  established by the Sponsor as set forth below.
Approximately  56.24% of the group I  mortgage  loans and  approximately  48.37% of the group II  mortgage loans were  originated by BSRM generally in accordance  with the  underwriting  guidelines  established by
BSRM as set forth below.  The  remainder of the mortgage  loans were  originated  by various  originators, none of which have originated more than 10% of the mortgage loans in the aggregate of either Loan Group.

EMC

         Approximately  39.33% of the mortgage  loans in the  aggregate  have been acquired by the Sponsor from  various  sellers  and were  originated  generally  in  accordance  with the  following  underwriting guidelines established by the Sponsor.

         EMC Underwriting Guidelines

         The following is a description  of the  underwriting  policies  customarily  employed by EMC with respect to the  residential  mortgage  loans that EMC  originated  during the period of origination of the mortgage loans.  EMC has  represented to the Depositor that the mortgage loans were  originated  generally in accordance with such policies.

         The mortgage loans  originated by EMC, or EMC mortgage loans,  are  "conventional  non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing  Authority,  or FHA, or partially guaranteed by the Veterans  Administration  or which do not qualify for sale to Fannie Mae or Freddie Mac)
and are  secured by first  liens on one-to  four-family  residential  properties.  These  loans  typically differ from those  underwritten  to the  guidelines  established  by Fannie Mae and Freddie Mac  primarily with  respect  to the  original  principal  balances,  loan-to-value  ratios,  borrower  income,  required documentation,  interest  rates,  borrower  occupancy of the  mortgaged  property,  property  types and/or mortgage loans with  loan-to-value  ratios over 80% that do not have primary mortgage  insurance.  The EMC mortgage loans have either been  originated or purchased by an originator and were generally  underwritten in  accordance  with the  standards  described  herein.  Exceptions  to the  underwriting  guidelines  are permitted  when the seller's  performance  supports  such action and the  variance  request is approved by credit management.

         Such  underwriting  standards are applied to evaluate the prospective  borrower's credit standing and  repayment  ability  and the value  and  adequacy  of the  mortgaged  property  as  collateral.  These standards  are  applied  in  accordance  with the  applicable  federal  and  state  laws and  regulations.
Exceptions to the  underwriting  standards are permitted  where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each  mortgagor  will have been  required  to  complete  an  application  designed to provide to the lender  pertinent  credit  information  concerning the  mortgagor.  The mortgagor will have given  information with respect to its assets,  liabilities,  income (except as described  below),  credit
history,  employment  history  and  personal  information,   and  will  have  furnished  the  lender  with
authorization  to obtain a credit report which summarizes the mortgagor's  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income  derived from the mortgaged  property may have been  considered  for  underwriting  purposes,  in addition to the income of the mortgagor from other sources.  With respect to second homes or vacation  properties,  no income  derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value  ratios and original principal balances are allowed:  loan-to-value ratios at origination  of up to 97% for EMC mortgage  loans with  original  principal  balances of up to $375,000 if the loan is secured by the  borrower's  primary  residence,  up to 95% for EMC mortgage  loans  secured by one-to-four  family,  primary  residences and single family second homes with original  principal balances of up to $650,000,  up to 90% for EMC mortgage loans secured by one-to-four  family,  primary  residences, single  family  second  homes with  original  principal  balances  of up to  $1,000,000  and up to 70% for mortgage  loans secured by  one-to-four,  primary  residences and single family second homes with original principal  balances of up to  $2,000,000,  or super  jumbos.  For cash out  refinance  loans,  the maximum loan-to-value  ratio generally is 95% and the maximum "cash out" amount  permitted is based in part on the original amount of the related EMC mortgage loan.

         With  respect  to  mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at origination  of up to 90%  for  mortgage  loans  with  original  principal  balances  up to  $500,000  are permitted.  Mortgage loans secured by investment  properties may have higher original  principal  balances if they have  lower  loan-to-value  ratios at  origination.  For cash out  refinance  loans,  the  maximum loan-to-value  ratio generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         Substantially  all other EMC mortgage  loans  included in the mortgage pool with a  loan-to-value ratio at origination  exceeding 80%, have primary mortgage  insurance  policies  insuring a portion of the balance of the EMC Loan at least equal to the product of the  original  principal  balance of the mortgage loan and a  fraction,  the  numerator  of which is the excess of the  original  principal  balance of such mortgage  loan  over 75% of the  lesser  of the  appraised  value  and the  selling  price of the  related mortgaged  property  and the  denominator  of which  is the  original  principal  balance  of the  related mortgage loan, plus accrued interest thereon and related foreclosure  expenses is generally  required.  No such primary  mortgage  insurance policy will be required with respect to any such EMC Loan after the date on which the related  loan-to-value  ratio  decreases  to 80% or less or,  based upon new  appraisal,  the principal  balance of such mortgage loan  represents  80% or less of the new appraised  value.  All of the insurers that have issued  primary  mortgage  insurance  policies  with respect to the EMC mortgage  loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

         In  determining  whether a prospective  borrower has sufficient  monthly income  available (i) to meet the  borrower's  monthly  obligation  on their  proposed  mortgage  loan and (ii) to meet the monthly housing  expenses and other financial  obligations on the proposed  mortgage loan,  each lender  generally considers,  when  required  by the  applicable  documentation  program,  the ratio of such  amounts to the proposed  borrower's  acceptable  stable  monthly gross income.  Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report.  Generally,  each credit report provides  a  credit  score  for the  borrower.  Credit  scores  generally  range  from  350 to 840 and are available  from three major credit  bureaus:  Experian  (formerly TRW  Information  Systems and Services),
Equifax and Trans Union. If three credit scores are obtained,  the originator  applies the middle score of the primary  wage earner.  If a primary  wage earner  cannot be  determined  because of the  documentation type,  the lowest  middle  score of all  borrowers is used.  Credit  scores are  empirically  derived from historical credit bureau data and represent a numerical  weighing of a borrower's  credit  characteristics over a two-year  period.  A credit  score is  generated  through the  statistical  analysis of a number of credit-related  characteristics or variables.  Common  characteristics  include the number of credit lines
(trade  lines),  payment  history,  past  delinquencies,  severity  of  delinquencies,  current  levels of indebtedness,  types of credit and length of credit  history.  Attributes are the specific  values of each characteristic.  A scorecard (the model) is created with weights or points assigned to each attribute.  An individual  loan  applicant's  credit score is derived by adding  together the attribute  weights for that applicant.

         EMC Documentation Types

         The mortgage  loans have been  underwritten  under one of the following  documentation  programs:
"Full/Alternative   Documentation"  (Full/ALT  Doc),  "Stated  Income/Verified  Assets"  (SIVA),  "Limited
Documentation",   "Lite   Documentation",   "No   Ratio/Verified   Assets"  (No  Ratio),   "No   Income/No
Employment/Verified  Assets" (NIVA),  "Stated Income/Stated Assets" (SISA), "No Income/No  Assets/Verified
Employment"  (NINA  w/employment),  and "No Income/No  Assets/No  Employment"  (NINA (No Doc)). All of the
programs  require  that the  applicant  submit a signed  and dated  current  Fannie Mae  Residential  Loan
Application Form 1003.

         Full/Alternative  (Full/ALT  Doc):  The  Full/ALT  Doc type is based  upon  current  year to date income  documentation  as well as the  previous  two  year's  income  documentation  (i.e.,  W-2 forms for
salaried  borrowers  and  tax  returns,  including  schedules,  for  self-employed  borrowers).   Salaried
borrowers must submit a written  verification  of employment  (VOE) or most recent pay stub(s)  covering a
30-day period and indicating  year-to-date earnings.  Each loan is required to have a verbal VOE within 10 calendar days of funding.  In addition,  the borrower must submit a written  verification of deposit (VOD)
with 2 months'  average  balance or his/her most recent bank  statements  covering a 2-month  period.  The borrower's  employment  must  be  located  within  100  miles  of  his  or  her  residence.  In  addition, self-employed  borrowers  must  provide a year to date  profit-and-loss  statement  and a signed  IRS Form
4506-T (as revised on June 1, 2004).  Business  funds for such  applicant  may be used in the provision of the required VOD as long as the business is a sole  proprietorship  and a CPA letter is provided asserting that (i) 100% of the funds can be withdrawn  and (ii) there will be no negative  impact on the business as a result of such withdrawal of funds.

         Stated  Income/Verified  Assets  (SIVA):  Under the SIVA program,  more emphasis is placed on the value and  adequacy  of the  mortgaged  property as  collateral,  credit  history and other  assets of the borrower than on the verified income of the borrower.  Income is stated on the application.  However,  the income  must  be  reasonable  given  the  employment  stated.  The  borrower's  assets  are  verified.  In addition,  the applicant must submit a written  verification  of deposit with 2 months' average balance or his/her most recent bank  statements  covering a 2-month  period.  A verbal  verification of employment is required  within 10  calendar  days of funding the loan,  and the  borrower's  employment  must be located within 100 miles of his or her residence.  For self-employed  borrowers,  a CPA's  certification or a copy of a business license is also required.

         Limited  Documentation:  The  Limited  Documentation  program is based on the recent  twelve (12)
months of consecutive  personal bank  statements (or business bank statements for sole  proprietors).  All individuals  shown on the bank  statement must be borrowers on the loan, and the income must be reasonable given the employment  stated.  In determining  the borrower's  eligibility  for a loan,  monthly income is calculated by averaging  deposits of a consistent  amount for each month.  Large and unusual  deposits are excluded as are deposits  transferred  from  another  account or line of credit.  Particular  attention is paid to borrowers whose income is derived from seasonal  employment and  recurrences of  insufficient  and overdraft  charges.  Assets must be verified for reserves,  closing  costs and required  down payment,  as applicable.  A verbal  verification  of  employment  is required  within 10  calendar  days of funding the loan,  and the  borrower's  employment  must be  located  within  100 miles of his or her  residence.  For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         Lite  Documentation:  The Lite  Documentation  type is  based on the  recent  six (6)  months  of personal bank  statements (or business bank  statements  for sole  proprietorships).  The borrower's  Form
1003 covers a 2-year period.  All  individuals  shown on the bank statement must be borrowers on the loan, and the borrower's  income must be reasonable given the employment  stated.  In determining the borrower's eligibility  for a loan,  monthly  income is calculated by averaging  deposits of a consistent  amount for each month.  Large and unusual  deposits are excluded as are deposits  transferred from another account or line of  credit.  Particular  attention  is paid to  borrowers  whose  income  is  derived  from  seasonal employment and recurrences of insufficient  and overdraft  charges.  Assets must be verified for reserves, closing costs and required down payment,  as applicable.  A verbal  verification of employment is required within 10 calendar days of funding the loan,  and the  borrower's  employment  must be located  within 100 miles  of his or her  residence.  For  self-employed  borrowers,  a  CPA's  certification  or a copy  of a business license is also required.

         No Ratio/Verified  Assets (No Ratio): Under the No Ratio program,  the borrower's  employment and assets are stated on the Form 1003, but his/her income is not stated.  The borrower's  assets are verified through a written  verification  of deposit  with 2 months'  average  balance or his/her  most recent bank statements  covering a 2-month  period.  In addition,  a verbal  verification  of  employment  is required within 10 calendar days of funding the loan,  and the  borrower's  employment  must be located  within 100 miles  of his or her  residence.  For  self-employed  borrowers,  a  CPA's  certification  or a copy  of a business license is also required.

         No Income/No  Employment/Verified  Assets  (NIVA):  The NIVA program  requires  that the borrower state his/her  assets on the Form 1003, but the  borrower's  employment or income need not be stated.  The applicant must submit a written  verification  of deposit with 2 months'  average  balance or his/her most recent bank  statements  covering a 2-month period.  Any large  increases  between the average balance and the current balance of the account must be satisfactorily explained.

         Stated Income/Stated Assets (SISA):  Under the SISA program,  the borrower's  employment,  income and assets are stated on the Form 1003,  but income and assets are not  verified.  The  borrower's  income must be reasonable  given the employment  stated.  A verbal  verification of employment is required within
10 calendar days of funding the loan,  and the borrower's  employment  must be located within 100 miles of his or her residence.  For self-employed  borrowers, a CPA's certification or a copy of a business license is also required.

         No  Income/No  Assets/Verified  Employment  (NINA  w/Employment):  Under  the  NINA  w/employment program,  the borrower  states  his/her  employment on the Form 1003 but not his/her  income or assets.  A verbal  verification  of  employment  is  required  within 10 calendar  days of funding the loan,  and the borrower's  employment  must be  located  within  100  miles of his or her  residence.  For  self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No  Income/No  Assets/No  Employment  (NINA  (No  Doc)):  Under  the NINA (No Doc)  program,  the borrower does not provide his/her employment, income, or assets on the Form 1003.

         Each  mortgaged  property  relating to an EMC  mortgage  loan has been  appraised  by a qualified independent  appraiser  who is approved by each  lender.  All  appraisals  are  required to conform to the
Uniform  Standards of  Professional  Appraisal  Practice  adopted by the Appraisal  Standard  Board of the
Appraisal  Foundation.  Each appraisal must meet the  requirements  of Fannie Mae and Freddie Mac.  Fannie
Mae and  Freddie  Mac  require,  among  other  things,  that the  appraiser,  or its agent on its  behalf, personally  inspect the property  inside and out,  verify  whether the property was in good  condition and verify that construction,  if new, had been  substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties,  determined  in accordance  with
Fannie Mae and Freddie Mac  guidelines.  In certain cases an analysis  based on income  generated from the property or a  replacement  cost  analysis  based on the current  cost of  constructing  or  purchasing  a similar property may be used.

         Reserves are calculated  based on a borrower's  qualifying  payment.  For investment  properties, reserves are required for all properties  owned and not just the subject  property.  Gift funds may not be used to satisfy  reserve  requirements,  and reserves must be sourced and seasoned for 60 days. The use of proceeds  from a cash-out  refinance  to satisfy  one's  reserve  requirements  is  permitted  for primary residences  and second homes when the combined  loan-to-value  (CLTV) of such  properties  is less than or equal to 80%.  Such use of proceeds is not  permitted  for primary  residences  and second  homes when the
CLTV of such properties is greater than 80% or for investment properties.

         The  following  table  describes  the amount that a home buyer must have  available  to pay for a property's  principal,  interest,  taxes,  and  insurance  (or PITI  reserves)  under EMC's  documentation programs.

       Primary and Secondary Homes
       Full/Alt, Lite, Limited and SIVA Documentation               Required PITI Reserves
            CLTV = 90%                                              2 months
            CLTV 90.01 - 95.00%                                     3 months
            CLTV 95.01 - 100.00%                                    4 months
       No Ratio and NIVA Documentation
            CLTV = 90%                                              3 months
            CLTV 90.01 - 95.00%                                     4 months
            CLTV 95.01 - 100.00%                                    5 months
       SISA Documentation
            CLTV = 90%                                              4 months
            CLTV 90.01 - 95.00%                                     6 months
            CLTV 95.01 - 100.00%                                    8 months
       Investment Property
       Full/Alt, Lite, Limited and SIVA Documentation
            All CLTVs                                               6 months
       No Ratio, NIVA and SISA Documentation
            All CLTVs                                               8 months

BSRM

         The following is a description  of BSRM and the  underwriting  policies  customarily  employed by
BSRM  with  respect  to the  residential  mortgage  loans  that  BSRM  originated  during  the  period  of origination  of the mortgage  loans.  BSRM has  represented  to the Depositor that the mortgage loans were originated generally in accordance with such policies.

         BSRM is  a Delaware  corporation  and a wholly owned  subsidiary  of The Bear  Stearns  Companies
Inc., a publicly traded financial  services firm, with an executive and  administrative  office located in
Scottsdale,  Arizona.  BSRM is a full-service  residential  mortgage  banking  company that is licensed to originate loans throughout the United States. BSRM originates  single-family  mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

         On February 9, 2007,  BSRM completed a transaction  whereby it acquired the subprime  origination platform  of  Performance  Credit  Corp.  (formerly  known as Encore  Credit  Corp.).  As a  result,  BSRM currently  originates  loans  through two  different  divisions.  The "Bear Res"  division is the platform which is  headquartered  in  Scottsdale,  Arizona and has been  originating  both Alt-A and subprime loans since March 2005.  The  "Encore  Credit"  division is  headquartered  in Irvine,  California  and has been originating  subprime  loans since the  platform  was  acquired  by BSRM on  February 9, 2007.  All of the mortgage loans originated by BSRM in this securitization were originated by the "Bear Res" division.

         BSRM has been in the  residential  mortgage  banking  business  since March 2005. As of March 31,
2007,  BSRM had an  origination  portfolio of  approximately  $7,462,264,530,  all of which was secured by one- to four-family residential real properties and individual condominium units.

         The following  table  describes the size and composition of BSRM's total mortgage loan production for the year ending December 31, 2005, year ending December 31, 2006 and as of March 31, 2007.

_____________________________________________________________________________________________________________________________________________________
                                   December 31, 2005                       December 31, 2006                            March 31, 2007
_____________________________________________________________________________________________________________________________________________________
        Loan Type              Number       Total Portfolio        Number      Total Portfolio of Loans        Number      Total Portfolio of Loans
                                              of Loans ($)                                ($)                                         ($)
_____________________________________________________________________________________________________________________________________________________
         Alt-A ARM             1,053           302,106,429          2,834             865,347,359.65             544            171,378,463.35
_____________________________________________________________________________________________________________________________________________________
       Alt-A Fixed               445           119,888,406          1,099             240,995,089.55             661            161,846,880.80
_____________________________________________________________________________________________________________________________________________________
        Prime ARM                  -                    $0          5,485           1,967,430,796.35           1,802            700,873,618.26
_____________________________________________________________________________________________________________________________________________________
Prime Short Duration ARM         231            87,099,788          3,227           1,266,200,192.00             733            328,717,797.00
_____________________________________________________________________________________________________________________________________________________
         Seconds               1,106            68,675,673          9,434             716,137,485.45           2,220            163,338,944.10
_____________________________________________________________________________________________________________________________________________________
        SubPrime                 180            31,131,708          1,098             201,905,272.00             342             69,190,626.00
_____________________________________________________________________________________________________________________________________________________
          TOTAL                2,975           608,902,004         23,177           5,258,016,195.00           6,302          1,595,346,329.51
_____________________________________________________________________________________________________________________________________________________

         BSRM Underwriting Guidelines

         The BSRM Alt-A  Underwriting  Guidelines are intended to ensure that (i) the loan terms relate to the borrower's  willingness and ability to repay and (ii) the value and  marketability of the property are acceptable.  Both the Bear Stearns  Option ARM loans  originated by BSRM and the 5 Yr. Bear Stearns Secure
Option ARM loans are originated pursuant to the BSRM Alt-A Underwriting Guidelines.

         The  BSRM  Alt-A  Underwriting  Guidelines  are  less  stringent  than  the  standards  generally acceptable  to Fannie Mae and Freddie Mac with regard to: (i)  documentation  parameters  and (ii) debt to income ratios. The BSRM Underwriting  Guidelines  establish the maximum permitted  loan-to-value ratio and maximum loan amount for each loan type based upon prior  payment  history,  credit score,  occupancy  type and other risk factors.  The maximum loan amount allowable for the Alt-A program is $3,000,000.

         All of the  Alt-A  mortgage  loans  originated  by BSRM are  based on loan  application  packages submitted  through the  wholesale or  correspondent  channel.  Based on the  documentation  type each loan application  package has an application  completed by the prospective  borrower that includes  information with respect to the applicant's  assets,  liabilities,  income,  credit and employment history, as well as certain other personal  information.  During the  underwriting  process,  BSRM calculates and verifies the loan applicant's sources of income (except  documentation  types, which do not require such information to be stated or  independently  verified),  reviews  the credit  history  of the  applicant,  calculates  the debt-to-income  ratio to determine the  applicant's  ability to repay the loan,  and reviews the mortgaged property for  compliance  with the BSRM  Underwriting  Guidelines.  The mortgage loan file also contains a credit report on each applicant from an approved credit reporting  company.  Credit history is measured on credit depth,  number of obligations,  delinquency  patterns and demonstrated intent to repay debts, which can be used to underwrite any file.

         The maximum allowable  loan-to-value ratio varies based upon the income  documentation,  property type,  creditworthiness,  debt  service-to-income  ratio of the applicant and the overall risks associated with the loan decision.  BSRM may provide  secondary  financing to a borrower  contemporaneously  with the origination  of a  mortgage  loan,  subject  to a maximum  combined  loan-to-value  ratio of 100%.  BSRM's
Underwriting  Guidelines  do not  prohibit  or  otherwise  restrict a borrower  from  obtaining  secondary financing from lenders other than BSRM, whether at origination of the mortgage loan or thereafter.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value  ratios and original principal balances are allowed:  loan-to-value ratios at origination  of up to 95% for BSRM mortgage  loans with original  principal  balances of up to $500,000 if the loan is secured by the  borrower's  primary  residence,  up to 90% for BSRM mortgage  loans secured by one-to-two family,  primary residences with original balances up to $650,000,  up to 80% for BSRM mortgage loans secured by one-to-two  family,  primary  residences with original  balances up to $1,000,000,  up to
75% for mortgage loans secured by one-to-two  family,  primary residences with original principal balances of up to  $3,000,000,  up to 90% for BSRM  mortgage  loans  secured  by single  family  second  homes with original  principal  balances  of up to  $500,000,  up to 80% for BSRM  mortgage  loans  secured by single family second homes with original  principal  balances of up to  $1,000,000,  up to 70% for mortgage loans secured by single family second homes with original  principal  balances of up to $1,500,000 and up to 65%
for mortgage  loans  secured by single  family  second  homes with  original  principal  balances of up to
$2,000,000.  For cash out  refinance  loans,  the maximum  loan-to-value  ratio  generally  is 90% and the maximum "cash out" amount  permitted is based in part on the original  amount of the related BSRM mortgage loan.

         With  respect  to  mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at origination  of up to 90%  for  mortgage  loans  with  original  principal  balances  up to  $650,000  are permitted.  Mortgage loans secured by investment  properties may have higher original  principal  balances if they have  lower  loan-to-value  ratios at  origination.  For cash out  refinance  loans,  the  maximum loan-to-value  ratio generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         Exceptions to the BSRM  Underwriting  Guidelines  are  considered  with  reasonable  compensating factors on a case-by-case  basis and at the sole  discretion of senior  management.  When exception  loans are reviewed,  all loan elements are examined as a whole to determine  the level of risk  associated  with approving the loan including  appraisal,  credit report,  employment,  compensating factors and borrower's willingness  and  ability to repay the loan.  Compensating  factors may  include,  but are not limited to, validated  or  sourced/seasoned  liquid  reserves  in  excess  of  the  program  requirements,  borrower's demonstrated  ability to accumulate  savings or devote a greater  portion of income to housing expense and borrowers'  potential for increased earnings based on education,  job training,  etc. Loan characteristics such as refinance  transactions  where borrowers are reducing  mortgage  payments and lowering debt ratios may become compensating factors as well.

         BSRM Documentation Types

         The BSRM mortgage loans were originated in accordance  with  guidelines  established by BSRM with
one  of  the  following  documentation  types:  "Full  Documentation";   "Limited  Documentation";   "Lite
Documentation";  "Stated  Income/Verified  Assets";  "No  Ratio/Verified  Assets";  "Stated  Income/Stated
Assets";  "No Income/No Assets (NINA)";  "No Doc"; and "No Doc with Assets". The nature of the information that a borrower is required to disclose and whether the information is verified  depends,  in part, on the documentation type used in the origination process.

         Full  Documentation:  The Full  Documentation  type is based  upon  current  year to date  income documentation  as well as the previous  two year's  income  documentation  (i.e.,  tax returns  and/or W-2 forms) and either  one  recent  pay-stub  with  current  year  income on pay stub or two recent  pay-stubs within 30 days of closing if year to date income is not provided on pay-stub) or bank  statements  for the previous 24 months.  Self-employed  borrowers must be  self-employed in the same business or have received
1099 income in the same job for the past two years.  Borrowers  self-employed for less than two years (but at least one year) are  considered  on a  case-by-case  basis  subject to a two-year  history of  previous
successful   employment  in  the  same  occupation  or  related  field.  Assets  must  be  documented  and independently  verified  by means of a  written  verification  of  deposit  with two (2)  months'  average balance;  most recent bank statements,  stocks or securities  statements  covering a two (2) month period.
The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         Limited  Documentation:  The Limited Documentation type is based on the recent twelve (12) months of consecutive  bank  statements.  Self-employed  borrowers must be  self-employed in the same business or have  received  1099  income  in the same  job for the  past two  years.  Assets  must be  documented  and independently  verified  by means of a  written  verification  of  deposit  with two (2)  months'  average balance;  most recent bank statements,  stocks or securities  statements  covering a two (2) month period.
The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         Lite  Documentation:  The Lite  Documentation  type is  based on the  recent  six (6)  months  of consecutive  bank statements.  Self-employed  borrowers must be self-employed in the same business or have received  1099  income  in  the  same  job  for  the  past  two  years.  Assets  must  be  documented  and independently  verified  by means of a  written  verification  of  deposit  with two (2)  months'  average balance;  most recent bank statements,  stocks or securities  statements  covering a two (2) month period.
The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         Stated  Income:  The Stated Income  documentation  type requires the  applicant's  employment and income  sources  covering  the past two (2) year  period to be stated  on the  application.  Self-employed borrowers  must be  self-employed  in the same  business or have  received 1099 income in the same job for the past two years.  The  applicant's  income as stated must be  reasonable  for the  related  occupation, borrowers'  credit  profile  and  stated  asset,  in  the  loan  underwriter's  discretion.  However,  the applicant's income as stated on the application is not independently  verified.  Assets must be documented and  independently  verified by means of a written  verification  of deposit with two (2) months'  average balance;  most recent bank statements,  stocks or securities  statements  covering a two (2) month period.
The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal  verification of employment is also completed within 10 days of funding the loan.

         No Ratio: The No Ratio  documentation  type requires the applicant's  employment sources covering the  past  two  (2)  year  period  to be  stated  on the  application.  Self-employed  borrowers  must  be self-employed  in the same  business or have  received 1099 income in the same job for the past two years.
The  applicant's  employment  is  independently  verified  through a verbal  verification  of  employment, however  the  income  is not  stated on the  application.  Assets  must be  documented  and  independently verified by means of a written  verification of deposit with two (2) months' average balance;  most recent bank  statements,  stocks or  securities  statements  covering a two (2) month  period.  The borrower must demonstrate  that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal, interest, taxes and insurance.

         Stated  Income/Stated  Assets: The Stated  Income/Stated  Assets  documentation type requires the applicant's  employment  and  income  sources  covering  the past two (2) year  period to be stated on the application.  Self-employed  borrowers  must be  self-employed  in the same business or have received 1099 income in the same job for the past two years.  The  applicant's  income as stated must be reasonable  for
the  related  occupation,   borrowers'  credit  profile  and  stated  asset,  in  the  loan  underwriter's discretion.  However,  the applicant's income as stated on the application is not independently  verified.
Assets as stated on the application are not  independently  verified.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal, interest,  taxes and insurance.  A verbal  verification of employment is also completed  within 10 days of funding the loan.

         No Income/No  Assets (NINA):  The NINA  documentation  type requires the  applicant's  employment sources  covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be  self-employed  in the same business or have received 1099 income in the same job for the past two years. The applicant's  employment is independently  verified through a verbal verification of employment;
however  the income and the assets  are not  stated on the  application.  Borrower's  ability to repay the loan is based upon past credit history and FICO score.

         No Doc:  The No Doc  documentation  type does not  require  the  applicant's  income,  employment sources  or assets to be stated on the  application.  Borrower's  ability  to repay the loan is based upon past credit history and FICO score.

         No Doc with Assets:  The No Doc with Assets  documentation  type does not require the applicant's income,  employment  sources to be stated on the application.  Assets must be documented and independently verified by means of a written  verification of deposit with two (2) months' average balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2)  month  period.  The borrower must demonstrate  that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest,  taxes and  insurance.  Borrower's  ability  to repay the loan is based upon past credit history; FICO score and verified assets.

         Credit Profile

         The mortgage loan file also contains a credit report on each  applicant  from an approved  credit reporting  company.  Credit  history is  measured  on credit  depth,  number of  obligations,  delinquency patterns  and  demonstrated  intent  to  repay  reports,  which  can be used to  underwrite  any  file.  A tri-merged  credit  report  is  required  for all loan  submissions.  The  report  must be from the  three nationally  recognized  credit  repositories and show all credit trades regardless of negative or positive status.

         The credit profile review must encompass the last twenty-four  months.  If the borrower has lived in his or her current  residence  for less than  twelve  months,  credit  must be searched  using both the current and former  address(es).  In assessing a  prospective  borrower's  creditworthiness,  BSRM may use
FICO Credit Scores.  "FICO Credit Scores" are  statistical  credit scores  designed to assess a borrower's creditworthiness  and  likelihood to default on a consumer  obligation  over a two-year  period based on a borrower's  credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage  loans  and,  accordingly,  may not be  indicative  of the  ability  of a  borrower  to repay its mortgage loan. FICO Credit Scores range from  approximately  250 to approximately  900, with higher scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  Underwriters  arrive at each  borrower's  credit  score by  selecting  the  middle  score of three credit scores or the lower of two scores,  when only two scores are  reported.  The  representative  score for the loan is determined by the score of the primary  wage-earner or the lowest-scoring  borrower in the case in which the income is not verified or  documented.  The minimum  representative  score for each loan underwritten to BSRM's Alt-A underwriting guidelines is 620.

         Property Requirements

         The BSRM  Underwriting  Guidelines are applied in accordance  with a procedure that complies with applicable  federal  and state  laws and  regulations  and  requires  (i) an  appraisal  of the  mortgaged property that conforms to the Uniform  Standards of Professional  Appraisal  Practice and are generally on forms  similar to those  acceptable  to Fannie Mae and  Freddie  Mac and (ii) a review of such  appraisal, which review is conducted by a BSRM underwriter.

         Properties  that secure BSRM mortgage loans have a valuation  appraisal  performed by a qualified and licensed  appraiser.  All  appraisers  providing  services must comply with the  respective  state and federal  laws. An appraisal  must not be more than 120 days old at the Closing Date or a  re-certification of value is required.  The original appraiser must perform  re-certification.  As an alternative,  a field review  with  comparable  properties  that sold in the last  three  months and  support  the value is also acceptable,  in lieu of the  re-certification  of value.  After  180 days,  a new  appraisal  is  required regardless of whether an existing or new  construction  property.  All combined loan amounts  greater than
$650,000 and less than or equal to $1,000,000 require two original  appraisals.  The second appraisal must be from a BSRM  nationally  approved  appraiser.  The value used to  determine  the  LTV/CLTV  will be the lesser of the two values.  BSRM combined loans amounts  greater that $1,500,000 in the state of California will require two  appraisals;  the second  appraisal must be from a BSRM  nationally  approved  appraiser.
The value used to determine the LTV/CLTV will be the lesser of the two values.

         Each  appraisal is reviewed by a  representative  of BSRM,  who has the right to request a second appraisal,  additional  information or  explanations,  lower the approved loan amount,  reduce the maximum allowable loan-to-value ratio or deny the loan based on the appraisal.

         Generally,  each mortgage with an LTV at  origination of greater than 80% is covered by a primary mortgage  insurance  policy  issued by a mortgage  insurance  company  acceptable to Fannie Mae or Freddie
Mac. The policy  provides  coverage in the amount equal to a specified  percentage  multiplied  by the sum of the  remaining  principal  balance of the related  mortgage  loan,  the accrued  interest on it and the related  foreclosure  expenses.  The specified  coverage  percentage is, generally,  12% for LTV's between
80.01%  and  85.00%,  25% for LTV's  between  85.01%  and 90% and 30% for LTV's  between  90.01%  and 95%.
However,  under certain  circumstances,  the specified  coverage  levels for these mortgage loans may vary from the foregoing.  No primary  mortgage  insurance  policy will be required with respect to any mortgage loan if  maintaining  the policy is prohibited by applicable  law, after the date on which the related LTV is 80% or  less,  or  where,  based  on a new  appraisal,  the  principal  balance  of the  mortgage  loan represents 80% or less of the new appraised value.

         BSRM  requires  title  insurance  on all of its  mortgage  loans  secured by first  liens on real property.  In addition,  BSRM requires that fire and extended coverage casualty insurance be maintained on the mortgaged  property in an amount at least equal to the principal balance of the related  single-family mortgage loan or the  replacement  cost of the mortgaged  property,  whichever is less. BSRM also requires flood  insurance  to be  maintained  on the  mortgaged  property  if and to the extent such  insurance  is required by applicable law or regulation.

                                     DESCRIPTION OF THE CERTIFICATES

         The Trust will issue the  Certificates  (other than the Grantor Trust  Certificates)  pursuant to the Agreement.  The Grantor Trust will issue the Grantor Trust Certificates  pursuant to the Grantor Trust
Agreement.  The  Certificates  consist of the classes of offered  certificates  reflected on pages S-2 and
S-3 of this prospectus  supplement  (which we refer to collectively as the Offered  Certificates)  and the
Underlying  Certificates  and  Class  II-B-6,  Class  XP,  Class  B-IO  and  Residual  Certificates.   The
Underlying  Certificates  and the Class  II-B-6,  Class XP, Class B-IO and Residual  Certificates  are not
offered  publicly and are  collectively  referred to herein as the Non-Offered  Certificates.  The various classes of Class A  Certificates  and Class I-X  Certificates  are also  referred to  collectively  as the
Senior  Certificates,  and the  various  classes of Class B  Certificates  are  referred  to herein as the
Subordinate Certificates.

         Holders  of the Class  B-IO  Certificates  and the  Residual  Certificates  will be  entitled  to receive  any  residual  cash flow from the  mortgage  pool,  which is not  expected to be  significant.  A holder  of a Class  B-IO  Certificate  or a  Residual  Certificate  will not  have a right  to  alter  the
structure  of  the  transaction.   The  initial  owner  of  the  Class  B-IO   Certificates  and  Residual
Certificates is expected to be Bear, Stearns Securities Corp.

                  General

         The  certificates  issued by the Trust will consist of the Offered  Certificates  (other than the
Grantor Trust  Certificates)  and the Non-Offered  Certificates.  The  certificates  issued by the Grantor
Trust will consist of the Grantor Trust  Certificates.  Only the Offered  Certificates are offered by this prospectus supplement.

         The  Certificates  (other than the Grantor  Trust  Certificates)  represent in the  aggregate the entire beneficial ownership interest in a trust consisting of the following:

o        all of the  Depositor's  right,  title and  interest in and to the  mortgage  loans,  the related mortgage notes,  mortgages and other related documents,  including all interest and principal due with  respect to the  mortgage  loans after the  Cut-off  Date,  but  excluding  any  payments of principal or interest due on or prior to the Cut-off Date;

o        any mortgaged  properties acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure and any revenues received thereon;

o        the rights of the Trustee under all  insurance  policies  required to be  maintained  pursuant to the Agreement;

o        the rights of the  Depositor  under the Mortgage Loan  Purchase  Agreement  between the Depositor and EMC, any subsequent mortgage loan purchase agreements and any subsequent transfer instruments relating to the Subsequent Mortgage Loans;

o        the rights of the Depositor with respect to the Corridor Contracts;

o        such assets  relating  to the  mortgage  loans as from time to time may be held in the  Custodial
         Account, the Distribution Account and the Final Maturity Reserve Account;

o        the Pre-Funding Account and the interest coverage account; and

o        any proceeds of the foregoing.

         The Grantor  Trust  Certificates  represent the entire  beneficial  interest in the Grantor Trust consisting  of  the  Underlying  Certificates,  the  Grantor  Trust  Distribution  Account  and  the  Swap
Agreements.

         The aggregate  principal  balance of the mortgage loans as of the Cut-off Date, is  approximately
$1,328,105,998,  subject  to a  permitted  variance  as  described  in this  prospectus  supplement  under
"Additional Information."

         Each class of the  Certificates  will have the approximate  initial Current  Principal  Amount or notional  amount as set  forth on pages S-2 and S-3  hereof  and will  have the  Pass-Through  Rate as set forth under  "Summary of Prospectus  Supplement—Description  of the  Certificates—Pass  Through Rates" and
"—Pass Through Rates" in this prospectus  supplement.  The Residual  Certificates also represent the right to receive  additional  distributions in respect of the Trust on any distribution  date after all required payments  of  principal  and  interest  have been made on such date in  respect  of the other  classes  of
Certificates in the related Loan Group,  although it is not  anticipated  that funds will be available for
any  additional  distribution.   The  Underlying,   Class  II-B-6,  Class  XP,  Class  B-IO  and  Residual
Certificates are not being offered by this prospectus supplement.

         For each  distribution  date,  the Class I-X  Certificates  will  accrue  interest  on a notional amount.  The Class I-X-2  Certificates  will have a notional  amount  equal to the  aggregate  outstanding principal balance of the group I mortgage loans generally having "hard"  prepayment  charges for a term of three years (or in limited cases, 30 months) from  origination.  The Class I-X-1  Certificates will have a notional  amount  equal to the  aggregate  outstanding  principal  balance of the group I  mortgage  loans having all other prepayment charges.

         The initial notional amount of the Class I-X-1  Certificates will be approximately  $147,201,714, and the initial notional amount of the Class I-X-2 Certificates will be approximately $275,139,297.

         The Offered  Certificates (other than the Residual  Certificates) will be issued,  maintained and transferred on the book-entry  records of DTC,  Clearstream,  Luxembourg and the Euroclear System and each of their  participants  in minimum  denominations  of $25,000 and  integral  multiples  of $1.00 in excess thereof.  One  certificate  of each of these  classes  may be issued in a  different  principal  amount to accommodate  the  remainder  of the  initial  principal  amount of the  certificates  of such  class.  The
Offered  Certificates  will be issued as global  securities.  See Annex II to this  prospectus  supplement and "Description of the Securities" in the prospectus.

         The  Book-Entry  Certificates  will  initially be  represented  by one or more Global  Securities registered  in the name of a nominee of DTC. The  Depositor  has been  informed by DTC that DTC's  nominee will be Cede & Co. No person  acquiring an interest in any class of the  Book-Entry  Certificates  will be entitled to receive a certificate  representing  such person's  interest,  except as set forth below under
"—Definitive  Certificates".  Unless  and until  definitive  certificates  are  issued  under the  limited circumstances  described in this prospectus  supplement,  all references to actions by  certificateholders with respect to the Book-Entry  Certificates  shall refer to actions taken by DTC upon  instructions  from its participants and all references in this prospectus supplement to distributions,  notices,  reports and
statements  to   certificateholders   with  respect  to  the  Book-Entry   Certificates   shall  refer  to
distributions,  notices,  reports and  statements  to DTC or Cede & Co., as the  registered  holder of the
Book-Entry  Certificates,  for distribution to Certificate  Owners in accordance with DTC procedures.  See
"—Book-Entry Registration" and "—Definitive Certificates" in this prospectus supplement.

         The Residual  Certificates  may not be purchased by or transferred to a Plan except upon delivery of a  certification  of facts or an opinion of counsel,  as provided in this  prospectus  supplement.  See
"—Restrictions  on Transfer of the Residual  Certificates" and "ERISA  Considerations"  in this prospectus supplement.  Transfer  of the  Residual  Certificates  will be  subject  to  additional  restrictions  and transfer of the Residual  Certificates  to any non-United  States person will be prohibited,  in each case as described  under "Federal  Income Tax  Consequences—REMICS—Tax  and  Restrictions on Transfers of REMIC
Residual   Certificates   to  Certain   Organizations"   and   "—Taxation  of  Owners  of  REMIC  Residual
Certificates—Noneconomic  REMIC  Residual  Certificates"  in the  prospectus.  No service  charge  will be imposed  for any  registration  of  transfer or  exchange,  but the  Trustee may require  payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the Offered  Certificates,  other than the final  distribution on any class of Offered  Certificates,  will be made on each distribution date by or on behalf of the Trustee or the  Grantor  Trustee,  as  applicable,  to the persons in whose  names the  Offered  Certificates  are registered  at the close of business on the related  Record  Date.  Distributions  will be made either (a)
by check  mailed to the address of each  certificateholder  as it appears in the  certificate  register or
(b) upon written  request to the Trustee or the Grantor  Trustee,  as  applicable,  at least five Business
Days  prior to the  relevant  Record  Date by any  holder of  Offered  Certificate,  by wire  transfer  in immediately available funds to the account of the  certificateholders  specified in the request. The final distribution  on any  class  of  Offered  Certificates  will be  made  in a like  manner,  but  only  upon presentment  and surrender of the related  Certificate  at the  corporate  trust office of the Trustee and
Grantor Trustee, for these purposes located at Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota
55479,  Attention:  Corporate Trust Group,  Bear Stearns  Mortgage  Funding Trust  2007-AR4,  or any other location specified in the notice to certificateholders of the final distribution.

         The  Certificates  will not be  listed on any  securities  exchange  or  quoted in the  automated quotation  system of any registered  securities  association.  As a result,  investors in the Certificates
may  experience  limited  liquidity.   See  "Risk  Factors—The  Offered  Certificates  Will  Have  Limited
Liquidity,  So You May Be Unable to Sell Your  Securities or May Be Forced to Sell Them at a Discount from
Their Fair Market Value" in this prospectus supplement.

Book-Entry Registration

         DTC is a  limited-purpose  trust  company  organized  under the laws of the State of New York,  a member of the  Federal  Reserve  System,  a  "clearing  corporation"  within  the  meaning of the New York
Uniform Commercial Code, and a "clearing agency"  registered  pursuant to the provisions of Section 17A of the  Exchange  Act.  DTC was  created  to hold  securities  for its  participants  and to  facilitate  the clearance  and  settlement  of  securities  transactions  between  participants  through  electronic  book entries, thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not  participants or indirect  participants  but desire to purchase, sell or otherwise  transfer  ownership of, or other  interests in, the Book-Entry  Certificates  may do so only through  participants and indirect  participants.  In addition,  Certificate  Owners will receive all distributions  of  principal  of and  interest  on the  Book-Entry  Certificates  from the  Trustee or the
Grantor  Trustee,  as applicable,  through DTC and DTC  participants.  The Trustee or the Grantor Trustee, as  applicable,  will  forward  payments  to DTC in same  day  funds  and DTC  will  forward  payments  to participants  in next day funds settled  through the New York Clearing  House.  Each  participant  will be responsible  for disbursing  the payments.  Unless and until  definitive  certificates  are issued,  it is anticipated  that  the only  certificateholders  of the  Book-Entry  Certificates  will be Cede & Co.,  as nominee of DTC.  Certificate  Owners will not be recognized by (i) the Trustee as  certificateholders,  as such term is used in the  Agreement  and (ii) the  Grantor  Trustee  as the  holder of the  Grantor  Trust
Certificates,  as such  term is used in the  Grantor  Trust  Agreement,  and  Certificate  Owners  will be permitted  to  exercise  the rights of the  holders of the  certificates  (other  than the  Grantor  Trust
Certificates)  or the Grantor Trust  Certificates,  as  applicable,  only  indirectly  through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-Entry  Certificates  among participants  and to receive and transmit  distributions  of principal of, and interest on, the Book-Entry
Certificates.  Participants and indirect  participants  with which  Certificate  Owners have accounts with respect to the Book-Entry  Certificates  similarly are required to make  book-entry  transfers and receive and transmit  these  payments on behalf of their  respective  Certificate  Owners.  Accordingly,  although
Certificate  Owners will not  possess  definitive  certificates,  the Rules  provide a mechanism  by which
Certificate  Owners through their  participants and indirect  participants  will receive payments and will be able to transfer their interest.

         Because  DTC can only act on  behalf  of  participants,  who in turn act on  behalf  of  indirect participants  and on behalf of certain  banks,  the ability of a  Certificate  Owner to pledge  Book-Entry
Certificates  to persons or entities that do not  participate in the DTC system,  or to otherwise act with respect to Book-Entry  Certificates,  may be limited due to the absence of physical  certificates  for the
Book-Entry  Certificates.  In  addition,  under a book-entry  format,  Certificate  Owners may  experience delays in their  receipt  of  payments  since  distribution  will be made by the  Trustee  or the  Grantor
Trustee, as applicable, to Cede & Co., as nominee for DTC.

         Under the Rules,  DTC will take action  permitted to be taken by a  certificateholders  under the
Agreement  only at the  direction  of one or  more  participants  to  whose  DTC  account  the  Book-Entry
Certificates  are  credited.  Additionally,  under  the  Rules,  DTC will take  actions  with  respect  to specified  voting  rights  only at the  direction  of and on  behalf of  participants  whose  holdings  of
Book-Entry  Certificates  evidence these specified voting rights.  DTC may take  conflicting  actions with respect to voting  rights,  to the extent that  participants  whose  holdings of  Book-Entry  Certificates evidence voting rights authorize divergent action.

         The Depositor,  the Servicer,  the Trustee and the Grantor Trustee will have no liability for any aspect of the records  relating to or payments  made on account of beneficial  ownership  interests in the
Book-Entry  Certificates  held by Cede & Co.,  as nominee  for DTC,  or for  maintaining,  supervising  or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive  certificates  will be issued to Certificate  Owners or their nominees,  respectively, rather than to DTC or its nominee,  only if (1) the Depositor  advises the Trustee or the Grantor  Trustee in writing that DTC is no longer willing or able to properly  discharge its  responsibilities  as clearing agency with  respect to the  Book-Entry  Certificates  and the  Depositor  is unable to locate a qualified successor within 30 days or (2) the Depositor,  at its option,  elects to terminate the book-entry  system through  DTC.  Additionally,  after the  occurrence  of an event of  default  under the  Agreement  or the
Grantor Trust Agreement,  as applicable,  any Certificate Owner materially and adversely  affected thereby may, at its option,  request  and,  subject to the  procedures  set forth in the  Agreement or the Grantor
Trust Agreement,  as applicable,  receive a definitive  certificate  evidencing such  Certificate  Owner's fractional undivided interest in the related class of Certificates.

         Upon  its  receipt  of  notice  of the  occurrence  of any  event  described  in the  immediately preceding  paragraph,  the Trustee or the Grantor Trustee, as applicable,  is required to request that DTC notify all Certificate  Owners through its  participants of the  availability of definitive  certificates.
Upon  surrender  by DTC of the  definitive  certificates  representing  the  Book-Entry  Certificates  and receipt of instructions  for  re-registration,  the Trustee or the Grantor  Trustee,  as applicable,  will reissue  the  Book-Entry  Certificates  as  definitive  certificates  issued in the  respective  principal amounts owned by individual  Certificate  Owners, and thereafter the Trustee will recognize the holders of such definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

Loan Group I

(I)      On each  distribution  date, the Trustee will withdraw the available  funds for Loan Group I from the Distribution Account for such distribution date and apply such amounts as follows:

         First,  from  Interest  Funds  from  Loan  Group I on each  distribution  date on and  after  the distribution  date in May 2017, if applicable,  to the Final Maturity Reserve Account,  an amount equal to the Coupon Strip for such distribution date.

         Second,  from  Interest  Funds  with  respect  to Loan  Group I, to pay any  accrued  and  unpaid interest on the Group I Offered  Certificates  (other than the Grantor Trust Class I-A-3 Certificates) and the Underlying Class I-A-3 Certificates  in the following order of priority:

          (1) to each class of Class I-A  Certificates  and Class I-X  Certificates,  the Current Interest
          and then any Interest Carry Forward Amount for each such class,  pro rata,  based on the Current
          Interest and Interest Carry Forward Amount due to each such class;

          (2) to the Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class
          I-B-7,  Class  I-B-8 and Class I-B-9  Certificates,  sequentially,  in that  order,  the Current
          Interest for each such class of certificates;

          (3) any Excess  Spread with  respect to Loan Group I to the extent  necessary to meet a level of overcollateralization  equal to the  Group I  Overcollateralization  Target  Amount  will be the
          Extra  Principal  Distribution  Amount with respect to Loan Group I and will be included as part of the Group I Principal  Distribution  Amount and  distributed in accordance with Third (A) and
          (B) below; and

          (4) any  remaining  Excess  Spread  with  respect to Loan Group I will be the  Remaining  Excess
          Spread  with  respect  to  Loan  Group  I and  will  be  applied,  together  with  the  Group  I
          Overcollateralization  Release  Amount,  as Excess Cashflow for Loan Group I pursuant to clauses
          Fourth through Seventeenth below.

         As described  in the  definition  of "Current  Interest,"  the Current  Interest on each class of
Group I Offered  Certificates  (other than the Grantor Trust Class I-A-3  Certificates) and the Underlying
Class I-A-3 Certificates is subject to reduction in the event of specified  interest  shortfalls and, and, other than with respect to the Grantor  Trust Class I-A-3  Certificates  to the extent the Swap  Agreement has not been  terminated,  shortfalls  resulting from Net Deferred  Interest on the group I mortgage loans allocated  to such class of Group I Offered  Certificates  or  Underlying  Class  I-A-3  Certificates,  as
applicable,  the sum of the Coupon Strip,  if applicable,  and the interest  portion of Realized Losses on the group I mortgage  loans  allocated to such class of  Certificates  (with  respect to the Grantor Trust
Class I-A-3 Certificates, indirectly through the Underlying Class I-A-3 Certificates).

         On any  distribution  date, any shortfalls  resulting from the  application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first, in reduction of amounts  otherwise  distributable  to the Class I-B-IO and the Residual
Certificates,  and thereafter,  to the Current  Interest  payable to the Class I-A  Certificates and Class
I-X  Certificates  (in each case,  with respect to shortfalls  resulting from the group I mortgage  loans)
and Class I-B  Certificates,  pro rata,  based on the  respective  amounts  of  interest  accrued  on such certificates  for such  distribution  date.  The  holders  of the  Class  I-A,  Class  I-X and  Class  I-B
Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Third,  to pay as  principal on the Class I-A  Certificates  and Class I-B  Certificates,  in the
following order of priority:

(A)      On each  distribution  date (i)  prior to the  related  Stepdown  Date or (ii) on which a Group I
         Trigger Event is in effect,  Group I Principal  Distribution  Amount for such  distribution  date will be distributed as follows:

1.       to each class of Class I-A  Certificates,  pro rata,  until the Current  Principal Amount of each such class is reduced to zero;

2.       to the Class I-B-1  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero;

3.       to the Class I-B-2  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero;

4.       to the Class I-B-3  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero;

5.       to the Class I-B-4  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero;

6.       to the Class I-B-5  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero;

7.       to the Class I-B-6  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero;

8.       to the Class I-B-7  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero;

9.       to the Class I-B-8  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero; and

10.      to the Class I-B-9  Certificates,  any remaining Group I Principal  Distribution Amount until the
         Current Principal Amount thereof is reduced to zero.

(B)      On each  distribution  date on or after the related  Stepdown  Date, so long as a Group I Trigger
         Event is not in effect,  Group I Principal  Distribution  Amount for such  distribution date will be distributed as follows:

1.       to the Class I-A Certificates,  from the Group I Principal  Distribution  Amount, an amount equal to the Class I-A Principal  Distribution  Amount will be  distributed  to each class of Class I-A
         Certificates  on a pro rata  basis  until the  Current  Principal  Amount  of each such  class is reduced to zero;

2.       to the Class I-B-1 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class I- B-1  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero;

3.       to the Class I-B-2 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-2  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero;

4.       to the Class I-B-3 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-3  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero;

5.       to the Class I-B-4 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-4  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero;

6.       to the Class I-B-5 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-5  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero;

7.       to the Class I-B-6 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-6  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero;

8.       to the Class I-B-7 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-7  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero;

9.       to the Class I-B-8 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-8  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero; and

10.      to the Class I-B-9 Certificates,  from any remaining Group I Principal  Distribution  Amount, the
         Class  I-B-9  Principal  Distribution  Amount,  until the  Current  Principal  Amount  thereof is reduced to zero.

         Fourth,  from any Excess  Cashflow  with respect to Loan Group I, to the Class I-A  Certificates, pro rata in  accordance  with the  respective  amounts  owed to each such class an amount equal to (a) any remaining  Interest Carry Forward Amount,  and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Fifth,  from any  remaining  Excess  Cashflow  with  respect to Loan Group I, to the Class  I-B-1
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Sixth,  from any  remaining  Excess  Cashflow  with  respect to Loan Group I, to the Class  I-B-2
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Seventh,  from any  remaining  Excess  Cashflow  with respect to Loan Group I, to the Class I-B-3
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Eighth,  from any  remaining  Excess  Cashflow  with  respect to Loan Group I, to the Class I-B-4
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Ninth,  from any  remaining  Excess  Cashflow  with  respect to Loan Group I, to the Class  I-B-5
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Tenth,  from any  remaining  Excess  Cashflow  with  respect to Loan Group I, to the Class  I-B-6
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Eleventh,  from any  remaining  Excess  Cashflow with respect to Loan Group I, to the Class I-B-7
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Twelfth,  from any  remaining  Excess  Cashflow  with respect to Loan Group I, to the Class I-B-8
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Thirteenth,  from any remaining  Excess Cashflow with respect to Loan Group I, to the Class I-B-9
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Fourteenth,  from any  remaining  Excess  Cashflow with respect to Loan Group I, to the Class I-A
Certificates,  any Basis Risk  Shortfall  Carry-forward  Amount for each such class for such  distribution date, pro rata, based on the Basis Risk Shortfall Carry-forward Amount owed to each such class;

         Fifteenth,  from any remaining  Excess Cashflow with respect to Loan Group I, to the Class I-B-1,
Class I-B-2,  Class I-B-3,  Class I-B-4,  Class  I-B-5,  Class I-B-6,  Class I-B-7,  Class I-B-8 and Class
I-B-9 Certificates,  sequentially,  in that order, any Basis Risk Shortfall  Carry-forward Amount, in each case for such class for such distribution date;

         Sixteenth,  from any  remaining  Excess  Cashflow  with  respect  to Loan  Group I, to the  Class
I-B-IO certificates an amount specified in the Agreement; and

         Seventeenth, any remaining amounts to the Residual Certificates.

(II)     On each  distribution  date, the Grantor Trust Available  Funds relating to the Underlying  Class
I-A-3  Certificates and the related Swap Counterparty  Payment (if any) will be distributed by the Grantor
Trustee as follows:

         First,  to the Swap  Counterparty,  the related  Swap  Counterparty  Payment (if any) and certain termination  payments (as set forth in the related Swap Agreement),  if applicable,  for such distribution date (other than where the Swap Counterparty is the sole defaulting or affected party);

         Second,  to the extent of remaining  related Grantor Trust Available  Funds, to the Grantor Trust
Class I-A-3 Certificates, the Current Interest on such class for such distribution date;

         Third, to the extent of remaining  related  Grantor Trust  Available  Funds, to the Grantor Trust
Class  I-A-3  Certificates,   any  principal  distributions  received  from  the  Underlying  Class  I-A-3
Certificates,  in reduction of the Current  Principal Amount thereof,  until the Current  Principal Amount thereof has been reduced to zero; and

         Fourth,  to  the  extent  of  remaining  related  Grantor  Trust  Available  Funds  to  the  Swap
Counterparty,  any  termination  payments  (as set forth in the  related  Swap  Agreement)  where the Swap
Counterparty is the sole defaulting or sole affected party.

         On each distribution  date, all amounts  representing  prepayment charges in respect of the group
I mortgage loans received  during the related  Prepayment  Period will be withdrawn from the  Distribution
Account and shall not be available for  distribution  to the holders of the Group I Offered  Certificates.
All  amounts  generally  representing  "hard"  prepayment  charges  on the group I  mortgage  loans with a three-year  (or in limited  cases,  30-month)  prepayment  charge  term will be  distributed  to the Class
I-XP-2  Certificates,  and all amounts  representing all other prepayment  charges on the group I mortgage loans will be distributed to the Class I-XP-1 Certificates.

Loan Group II

(I)      On each  distribution  date, the Trustee will withdraw the available funds for Loan Group II from the Distribution Account for such distribution date and apply such amounts as follows:

         First,  from  Interest  Funds  with  respect  to Loan  Group II, to pay any  accrued  and  unpaid interest on the Group II Offered  Certificates (other than the Grantor Trust Class II-A-2B  Certificates), the Underlying  Class II-A-2B  Certificates  and the Class II-B-6  Certificates  in the following order of priority:

(A)      to each class of Class II-A  Certificates,  pro rata, the Current  Interest and then any Interest
Carry  Forward  Amount for each such class,  pro rata,  based on the Current  Interest and Interest  Carry
Forward Amount due to each such class;

(B)      to the Class II-B-1,  Class II-B-2,  Class  II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6
         Certificates, sequentially, in that order, the Current Interest for each such class;

(C)      any Excess  Spread  with  respect to Loan  Group II to the  extent  necessary  to meet a level of overcollateralization  equal to the  Group II  Overcollateralization  Target  Amount  will be the
         Extra  Principal  Distribution  Amount with respect to Loan Group II and will be included as part of the Group II Principal  Distribution  Amount and distributed in accordance with Second (A) and
         (B) below;

(D)      any remaining  Excess  Spread with respect to Loan Group II will be the  Remaining  Excess Spread
         with   respect   to  Loan   Group  II  and  will  be   applied,   together   with  the  Group  II
         Overcollateralization  Release  Amount,  as Excess Cashflow for Loan Group II pursuant to clauses
         Third through Thirteenth below.

         As described  in the  definition  of "Current  Interest,"  the Current  Interest on each class of
Group II Offered  Certificates  (other than the Grantor  Trust Class II-A-2B  Certificates)  and the Class
II-B-6  Certificates is subject to reduction in the event of specified interest  shortfalls and shortfalls resulting from Net Deferred  Interest on the group II mortgage  loans  allocated to such class of Group II
Offered  Certificates  and the  interest  portion  of  Realized  Losses  on the  group II  mortgage  loans allocated to such class of Certificates.

         On any  distribution  date, any shortfalls  resulting from the  application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first, in reduction of amounts otherwise  distributable to the Class II-B-IO  Certificates and
the  Residual  Certificates,   and  thereafter,  to  the  Current  Interest  payable  to  the  Class  II-A
Certificates  (in each case,  with  respect to  shortfalls  resulting  from the related  group II mortgage loans) and Class II-B  Certificates,  pro rata based on the respective amounts of interest accrued on such certificates  for such  distribution  date.  The  holders  of the Class II-A  Certificates  and Class II-B
Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the Class II-A Certificates and Class II-B  Certificates,  in the
following order of priority:

(A)      On each  distribution  date (i) prior to the  related  Stepdown  Date or (ii) on which a Group II
         Trigger  Event is in effect,  the Group II Principal  Distribution  Amount for such  distribution date will be distributed as follows:

1.       to each class of Class II-A  Certificates,  pro rata, until the Current  Principal Amount of each such class is reduced to zero;

2.       to the Class II-B Certificates in the following order of priority:

                           (a)  to the  Class  II-B-1  Certificates,  any  remaining  Group  II  Principal
          Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                           (b)  to the  Class  II-B-2  Certificates,  any  remaining  Group  II  Principal
          Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                           (c)  to the  Class  II-B-3  Certificates,  any  remaining  Group  II  Principal
          Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                           (d)  to the  Class  II-B-4  Certificates,  any  remaining  Group  II  Principal
          Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                           (e)  to the  Class  II-B-5  Certificates,  any  remaining  Group  II  Principal
          Distribution Amount until the Current Principal Amount thereof is reduced to zero; and

                           (f)  to the  Class  II-B-6  Certificates,  any  remaining  Group  II  Principal
          Distribution Amount until the Current Principal Amount thereof is reduced to zero.

(B)      On each  distribution  date on or after the related  Stepdown Date, so long as a Group II Trigger
         Event is not in effect,  Group II Principal  Distribution  Amount for such distribution date will be distributed as follows:

1.       from the Group II Principal  Distribution  Amount,  an amount  equal to the Class II-A  Principal
         Distribution  Amount will be  distributed  to the Class II-A  Certificates,  pro rata,  until the
         Current Principal Amount of each such class is reduced to zero;

2.       to the Class II-B Certificates in the following order of priority:

                           (a) to the Class II-B-1  Certificates,  from any  remaining  Group II Principal
         Distribution  Amount,  the  Class  II-B-1  Principal   Distribution  Amount,  until  the  Current
         Principal Amount thereof is reduced to zero;

                           (b) to the Class II-B-2  Certificates,  from any  remaining  Group II Principal
         Distribution  Amount,  the  Class  II-B-2  Principal   Distribution  Amount,  until  the  Current
         Principal Amount thereof is reduced to zero;

                           (c) to the Class II-B-3  Certificates,  from any  remaining  Group II Principal
         Distribution  Amount,  the  Class  II-B-3  Principal   Distribution  Amount,  until  the  Current
         Principal Amount thereof is reduced to zero;

                           (d) to the Class II-B-4  Certificates,  from any  remaining  Group II Principal
         Distribution  Amount,  the  Class  II-B-4  Principal   Distribution  Amount,  until  the  Current
         Principal Amount thereof is reduced to zero;

                           (e) to the Class II-B-5  Certificates,  from any  remaining  Group II Principal
         Distribution  Amount,  the  Class  II-B-5  Principal   Distribution  Amount,  until  the  Current
         Principal Amount thereof is reduced to zero; and

                           (f) to the Class II-B-6  Certificates,  from any  remaining  Group II Principal
         Distribution  Amount,  the  Class  II-B-6  Principal   Distribution  Amount,  until  the  Current
         Principal Amount thereof is reduced to zero.

         Third,  from any Excess  Cashflow with respect to Loan Group II, to the Class II-A  Certificates, pro rata in  accordance  with the  respective  amounts  owed to each such class an amount equal to (a) any remaining  Interest Carry Forward Amount,  and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Fourth,  from any  remaining  Excess  Cashflow with respect to Loan Group II, to the Class II-B-1
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Fifth,  from any  remaining  Excess  Cashflow  with respect to Loan Group II, to the Class II-B-2
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Sixth,  from any  remaining  Excess  Cashflow  with respect to Loan Group II, to the Class II-B-3
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Seventh,  from any remaining  Excess  Cashflow with respect to Loan Group II, to the Class II-B-4
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;
         Eighth,  from any  remaining  Excess  Cashflow with respect to Loan Group II, to the Class II-B-5
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Ninth,  from any  remaining  Excess  Cashflow  with respect to Loan Group II, to the Class II-B-6
Certificates,  an amount equal to (a) any Interest Carry Forward Amount,  and then (b) any Unpaid Realized
Loss Amount for such class for such distribution date;

         Tenth,  from any  remaining  Excess  Cashflow  with  respect  to Loan Group II, to the Class II-A
Certificates,  any Basis Risk  Shortfall  Carry-forward  Amount for each such class for such  distribution date, pro rata, based on the Basis Risk Shortfall Carry-forward Amount owed to each such class;

         Eleventh,  from any  remaining  Excess  Cashflow  with  respect  to Loan  Group  II, to the Class
II-B-1, Class II-B-2, Class
II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates,  sequentially,  in that order, any Basis
Risk Shortfall Carry-forward Amount, in each case for such class for such distribution date;

         Twelfth,  from any remaining  Excess Cashflow with respect to Loan Group II, to the Class II-B-IO certificates an amount specified in the Agreement; and

         Thirteenth, any remaining amounts to the Residual Certificates.

(II)     On each  distribution  date, the Grantor Trust Available  Funds relating to the Underlying  Class
II-A-2B  Certificates  and the  related  Swap  Counterparty  Payment (if any) will be  distributed  by the
Grantor Trustee as follows:

         First,  to the Swap  Counterparty,  the related  Swap  Counterparty  Payment (if any) and certain termination  payments (as set forth in the related Swap Agreement),  if applicable,  for such distribution date (other than where the Swap Counterparty is the sole defaulting or affected party);

         Second,  to the extent of remaining  related Grantor Trust Available  Funds, to the Grantor Trust
Class II-A-2B Certificates, the Current Interest on such class for such distribution date;

         Third, to the extent of remaining  related  Grantor Trust  Available  Funds, to the Grantor Trust
Class  II-A-2B  Certificates,  any principal  distributions  received  from the  Underlying  Class II-A-2B
Certificates,  in reduction of the Current  Principal Amount thereof,  until the Current  Principal Amount thereof has been reduced to zero; and

         Fourth,  to  the  extent  of  remaining  related  Grantor  Trust  Available  Funds  to  the  Swap
Counterparty,  any  termination  payments  (as set forth in the  related  Swap  Agreement)  where the Swap
Counterparty is the sole defaulting or sole affected party.

         On each distribution  date, all amounts  representing  prepayment charges in respect of the group
II mortgage  loans  received  during the related  Prepayment  Period,  to the extent not  permitted  to be retained by the Servicer,  will be withdrawn from the Distribution  Account and shall not be available for distribution to the holders of the Group II Offered Certificates or the Class
II-B-6  Certificates.  Such  prepayment  charges  with  respect  to the group II  mortgage  loans  will be distributed to the Class II-XP Certificates.

         When a borrower  prepays  all or a portion of a mortgage  loan  between Due Dates,  the  borrower pays interest on the amount prepaid only to the date of  prepayment.  Accordingly,  an interest  shortfall will result equal to the  difference  between the amount of interest  collected and the amount of interest that would have been due absent such  prepayment.  We refer to this  interest  shortfall  as a  Prepayment
Interest  Shortfall.  Any Prepayment  Interest  Shortfalls  resulting from a prepayment in full or in part that are  distributed to the  certificateholders  in the calendar  month  following the month in which the prepayment  was made are  required  to be paid by the  Servicer,  but only to the extent  that such amount does not  exceed  the  aggregate  of the  Servicing  Fees on the  mortgage  loans  serviced  by it for the applicable  distribution  date. The Servicer is not obligated to fund interest  shortfalls  resulting from the  application  of the Relief  Act.  The amount of the  Servicing  Fees used to offset  such  Prepayment
Interest Shortfalls is referred to herein as Compensating Interest Payments.

The Swap Agreements

         On the Closing Date,  the Underlying  Certificates,  together with the Swap  Agreements,  will be deposited into the Grantor  Trust.  The Grantor Trust  Certificates  will be entitled to payments from the related  Swap  Agreement.  With  respect  to any  distribution  date on or  prior to the  applicable  Swap
Termination  Date,  the Swap  Agreements  will provide for the payment to the Grantor Trust of the related
Swap Payment (if and to the extent  applicable).  Conversely,  with respect to any distribution date on or prior to the Swap Termination  Date, the Grantor Trust will pay to the Swap  Counterparty the related Swap
Counterparty  Payment (if and to the extent  applicable) in accordance with priorities First and Fourth of paragraph  (II) under  "—Distributions  on the  Certificates—Loan  Group I" with respect to the Underlying
Class I-A-3 Certificates or paragraph (II) under "—Distributions on the  Certificates—Loan  Group II" with respect to the  Underlying  Class II-A-2B  Certificates.  In the event of a Swap Default under the related
Swap  Agreement,  either (i) an amount may become  immediately  due and payable to the Swap  Counterparty, which shall be paid by the Grantor Trust to the Swap  Counterparty  from amounts  otherwise payable by the
Grantor Trust to the related Grantor Trust  Certificates or (ii) an amount may become  immediately due and payable to the Grantor Trust on behalf of such Grantor Trust  Certificates  by the Swap  Counterparty.  To
the extent  either Swap  Agreement is  terminated  due to such Swap  Default,  the related  Grantor  Trust
Certificates  will be subject to the allocation of Net Deferred  Interest as described  herein.  Each Swap
Agreement  will be terminated  following the earlier to occur of (i) the  distribution  date following the date on which the Current  Principal Amount of the related class of Underlying  Certificates is reduced to zero or (ii) April 2037.

The Swap Counterparty

         Bear Stearns  Capital  Markets Inc., or the Swap  Counterparty,  is  incorporated in the State of
Delaware.  The  Swap  Counterparty  is  engaged  in  fixed  income  derivatives  transactions  and  hedges associated  therewith.  The Swap  Counterparty  is a subsidiary  of The Bear Stearns  Companies  Inc.,  or
BSC. The Swap  Counterparty's  obligations  under the Swap  Agreements will be guaranteed by BSC. The Swap
Counterparty  and  BSC  are  affiliates  of the  Underwriter,  EMC,  the  Corridor  Counterparty  and  the
Depositor.

         The most recent  Annual Report on Form 10-K,  the Quarterly  Reports on Form 10-Q and the Current
Reports on Form 8-K of BSC are on file with and available  from the  Securities  and Exchange  Commission.
Copies of these  documents will be provided upon request and without charge to each person,  including any certificate  holder,  who  receives  a  copy  of  this  Prospectus  Supplement.  Written  requests  may be addressed to Bear,  Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179,  Attention:  Head of
Interest Rate Derivatives Marketing.

         The  Depositor  has  determined  that the  significance  percentage  of  payments  under the Swap
Agreements,  as calculated  in accordance  with  Regulation AB under the  Securities  Act of 1933, is less than 10%.

Final Maturity Reserve Account

         If, on the distribution  date occurring in May 2017, or on any distribution  date thereafter,  up to and including the  distribution  date in April 2037,  if any Group I Offered  Certificates  (other than the Grantor Trust Class I-A-3  Certificates)  and the Underlying Class I-A-3  Certificates are outstanding and the aggregate Stated  Principal  Balance of the group I mortgage loans with original terms to maturity in excess of 30 years is greater  than the amount  specified in Schedule 1 to this  prospectus  supplement for the related  distribution  date,  the Trustee  will be required to deposit  from  Interest  Funds with respect to the group I mortgage  loans into the Final Maturity  Reserve  Account the Coupon Strip for such distribution  date  until the  amount on deposit  in the Final  Maturity  Reserve  Account is equal to the
Final Maturity Reserve Account Target.  On any applicable  distribution  date, the "Coupon Strip" for Loan
Group I shall be an amount  equal to the  lesser  of (a) the  product  of (i)  1.00%,  (ii) the  aggregate
Stated  Principal  Balance of the mortgage  loans with original terms to maturity in excess of 30 years in
Loan  Group I as of the Due Date  occurring  in the  month  prior  to such  distribution  date  and  (iii)
one-twelfth  and (b) the excess of (i) the Final Maturity  Reserve  Account  Target for such  distribution date over (ii) the amount on deposit  in the Final  Maturity  Reserve  Account  immediately  prior to such distribution  date.  The  "Final  Maturity  Reserve  Account  Target"  means,  for any  distribution  date beginning  with the  distribution  date in May 2017,  the lesser of (a) the  product of (i) the  aggregate principal  balance of the group I mortgage  loans with original terms to maturity in excess of 30 years as of the Due Date  occurring  in the  month  prior to such  distribution  date  and  (ii) the  fraction  the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $16,222,632.

         On each  distribution  date,  any  amounts on deposit in the Final  Maturity  Reserve  Account in excess of the lesser of (i) the Current Principal Amount of the Group I Offered  Certificates  (other than the Grantor Trust Class I-A-3  Certificates)  and the  Underlying  Class I-A-3  Certificates  and (ii) the
aggregate  Stated  Principal  Balance of the group I mortgage  loans with  original  terms to  maturity in excess of 30 years, will be distributed to the Class I-B-IO Certificates.

         On the earlier of the  distribution  date  occurring in April 2037 and the  distribution  date on which the final  distribution  of  payments  from the group I mortgage  loans and the other  assets in the trust is expected to be made,  any  remaining  amounts on deposit in the Final  Maturity  Reserve  Account will be distributed to the Group I Offered  Certificates  and the Underlying  Class I-A-3  Certificates in
the following order of priority:

         (1)      to the Class I-A  Certificates  (or the Swap  Counterparty  as set forth in the  Grantor
Trust  Agreement),  pro rata, in accordance with their respective  outstanding  Current  Principal Amounts until the Current Principal Amounts thereof have been reduced to zero;

         (2)       to the Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4, Class I-B-5, Class I-B-6,
Class I-B-7,  Class I-B-8 and Class I-B-9  Certificates,  sequentially in that order,  after giving effect to principal  distributions on such  distribution  date, until the Current  Principal Amounts thereof have been reduced to zero;

         (3)      to  each  class  of  Group  I  Offered  Certificates  and  the  Underlying  Class  I-A-3
Certificates,  any Current  Interest  and  Interest  Carry  Forward  Amount for each such class  remaining unpaid  after  giving  effect to interest  distributions  on such  distribution  date in  accordance  with payment priorities set forth in "Distributions on the Certificates;"

         (4)      to  each  class  of  Group  I  Offered  Certificates  and  the  Underlying  Class  I-A-3
Certificates  (or the Swap  Counterparty  as set forth in the  Grantor  Trust  Agreement),  any Basis Risk
Shortfall  Carry-forward  Amount  for  each  such  class  remaining  unpaid  after  giving  effect  to the
distributions   on  such   distribution   date  in  accordance  with  payment   priorities  set  forth  in
"Distributions on the Certificates—Loan Group I;" and

         (5)      to the Class I-B-IO Certificates, any remaining amounts.

         If the group I mortgage  loans are purchased in connection  with an optional  termination of Loan
Group I, the funds on deposit in the Final  Maturity  Reserve  Account  will be used to make  payments  in accordance  with  priorities  (4) and (5) above after  application  of the purchase  price pursuant to the exercise of the optional termination.

Principal Distributions on the Grantor Trust Certificates

         Distributions  in reduction of the Current  Principal  Amount of the Grantor  Trust  Certificates
will  be  made  on  each   distribution   date  pursuant  to  priority   Third  of  paragraph  (II)  under
"—Distributions  on the  Certificates—Loan  Group  I"  with  respect  to the  Grantor  Trust  Class  I-A-3
Certificates or paragraph (II) under  "—Distributions on the  Certificates—Loan  Group II" with respect to the Grantor Trust Class II-A-2B  Certificates.  In accordance  with the  applicable  Third  priority,  the related Grantor Trust Available  Funds  remaining after the  distribution to the Swap  Counterparty of any related Swap  Counterparty  Payment for such  distribution  date and the  distribution of interest on each class of Grantor Trust  Certificates  will be allocated on such distribution date to such class of Grantor
Trust Certificates.

Monthly Advances

         If the minimum  payment of  principal  or interest on a mortgage  loan which was due on a related
Due Date is delinquent  other than as a result of  application of the Relief Act or similar state law, the
Servicer  will be required to deposit in to the Custodial  Account on the date  specified in the Agreement an amount equal to such  delinquency,  net of the  Servicing  Fee Rate,  except to the extent the Servicer determines any such advance to be nonrecoverable  from Liquidation  Proceeds,  Insurance  Proceeds or from future  payments on the mortgage  loan for which such  advance was made.  Subject to the  foregoing,  such advances  will be made by the  Servicer or  subservicer,  if  applicable,  through  final  disposition  or liquidation  of the related  mortgaged  property.  Any failure of the Servicer to make such advances would constitute  an Event of Default under the  Agreement,  in which case the Trustee,  as successor  servicer, will be required to make such advance in accordance  with the  Agreement.  See "The  Agreements—Events  of
Default and Rights Upon Event of Default" in the prospectus.

         All Monthly  Advances  will be  reimbursable  to the party making such Monthly  Advance from late collections,  Insurance  Proceeds  and  Liquidation  Proceeds  from  the  mortgage  loan as to  which  the unreimbursed  Monthly Advance was made. In addition,  any Monthly  Advances  previously made in respect of any  mortgage  loan that are deemed by the Servicer or a  subservicer  to be  nonrecoverable  from related late collections,  Insurance  Proceeds or Liquidation  Proceeds may be reimbursed to such party out of any funds in the  Custodial  Account  prior to the  distributions  on the  Certificates  (with  respect to the
Grantor Trust Certificates, indirectly through the related class of Underlying Certificates).

Allocation of Realized Losses; Subordination

General

         Subordination  provides  the holders of the Offered  Certificates  (other than the Grantor  Trust
Certificates),  the  Underlying  Certificates  and the Class II-B-6  Certificates  having a higher payment priority with  protection  against  Realized Losses on the related  mortgage loans. In general,  this loss protection  is  accomplished  by  allocating  any  Realized  Losses in a Loan Group in excess of available
Excess  Spread  and any  current  overcollateralization  (if any) for such Loan  Group  among the  related
Subordinate  Certificates,  beginning with the Subordinate  Certificates  with the lowest payment priority until the Current Principal Amount of that subordinate class has been reduced to zero.

         With  respect to any  defaulted  mortgage  loan that is finally  liquidated  through  foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed-in-lieu of foreclosure or otherwise,  the amount of loss realized,  if any, will equal the portion of the unpaid principal  balance  remaining,  if any, plus interest thereon through the last day of the month in which such mortgage loan was finally  liquidated,  after  application of all amounts  recovered (net of amounts  reimbursable  to the Servicer for Monthly  Advances,  the Servicing Fee,  servicing  advances and certain other amounts  specified in the Agreement)  towards  interest and principal  owing on the mortgage loan.  The amount of such loss realized on a mortgage  loan,  together  with the amount of any  Bankruptcy
Loss (if any) in respect of a mortgage  loan is referred to in this  prospectus  supplement  as a Realized
Loss.

         There are two types of  Bankruptcy  Losses that can occur with  respect to a mortgage  loan.  The first type of  Bankruptcy  Loss,  referred to in this  prospectus  supplement  as a  Deficient  Valuation, results if a court,  in connection with a personal  bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage  loan secured by such  mortgaged  property.  In such a case,  the holder of such  mortgage  loan would  become an unsecured creditor to the extent of the difference  between the unpaid  principal  balance of such mortgage loan and such  reduced  unsecured  debt.  The  second  type of  Bankruptcy  Loss,  referred  to in this  prospectus supplement as a Debt Service  Reduction,  results from a court reducing the amount of the monthly  payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The  principal  portion of Debt  Service  Reductions  will not be  allocated  in reduction of the
Current  Principal  Amount of any class of  Certificates.  Regardless  of when they  occur,  Debt  Service
Reductions  may reduce the amount of available  funds that would  otherwise be available for  distribution on a distribution  date. As a result of the subordination of the Subordinate  Certificates in a Loan Group
in right of  distribution  of  available  funds  to the  related  Senior  Certificates,  any Debt  Service
Reductions  will be borne by the  Subordinate  Certificates  (to the extent then  outstanding)  in inverse order of priority.

         Any  allocation  of a  principal  portion of a  Realized  Loss to a  Certificate  will be made by reducing the Current  Principal Amount thereof by the amount so allocated as of the  distribution  date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation  of a Realized  Loss on a pro rata basis among two or more classes of  Certificates means an  allocation  to each such  class of  Certificates  on the basis of its then  outstanding  Current
Principal Amount prior to giving effect to distributions to be made on such distribution date.

         The interest  portion of Realized Losses will be allocated among the outstanding  related classes of Offered  Certificates (with respect to the Grantor Trust  Certificates,  indirectly through the related class of  Underlying  Certificates)  and the Class  II-B-6  Certificates  to the  extent  described  under
"Distributions on the Certificates—Interest" above.

         In the  event  that  the  Servicer  or any  subservicer  recovers  any  amount  in  respect  of a
Liquidated  Mortgage Loan with respect to which a Realized Loss has been incurred  after  liquidation  and disposition  of such mortgage loan, any such amount,  which is referred to in this  prospectus  supplement as a  Subsequent  Recovery,  will be  distributed  as part of  available  funds  in  accordance  with  the priorities  described under  "Description of the  Certificates—Distributions  on the Certificates" in this
prospectus  supplement.   Additionally,  the  Current  Principal  Amount  of  each  class  of  Subordinate
Certificates  that has been  reduced by the  allocation  of a Realized  Loss to such  Certificate  will be increased,  in order of seniority,  by the amount of such  Subsequent  Recovery,  but not in excess of the amount of any Realized  Losses  previously  allocated  to such class of  Certificates  and not  previously offset by  Subsequent  Recoveries.  Holders of such  Certificates  will not be  entitled to any payment in respect of Current  Interest on the amount of such increases for an Interest  Accrual Period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses

         The Applied  Realized Loss Amount for the group I mortgage  loans will be allocated  first to the
Class I-B-9,  Class I-B-8,  Class I-B-7,  Class I-B-6,  Class I-B-5, Class I-B-4, Class I-B-3, Class I-B-2
and Class  I-B-1  Certificates,  sequentially  in that  order,  in each case until the  Current  Principal
Amount of each such  class has been  reduced  to zero.  Thereafter,  the  principal  portion  of  Realized
Losses on the group I mortgage loans will be allocated on any  distribution  date to the Underlying  Class
I-A-3, Class I-A-2 and Class I-A-1  Certificates,  sequentially in that order, until the Current Principal
Amount of each such class has been reduced to zero.  Realized  Losses  allocated to the  Underlying  Class
I-A-3 Certificates will be allocated to the Grantor Trust Class I-A-3  Certificates.  Realized Losses will not be allocated to the Class I-X Certificates.

         The Applied  Realized Loss Amount for the group II mortgage loans will be allocated  first to the
Class II-B-6,  Class  II-B-5,  Class II-B-4,  Class  II-B-3,  Class II-B-2 and Class II-B-1  Certificates,
sequentially  in that order, in each case until the Current  Principal  Amount of each such class has been reduced to zero.  Thereafter,  the  principal  portion of Realized  Losses on the group II mortgage  loans will be allocated on any  distribution  date first,  to the Class  II-A-3,  second,  pro rata to the Class
II-A-2A  Certificates  and the  Underlying  Class  II-A-2B  Certificates  and third,  to the Class  II-A-1
Certificates,  until the Current  Principal  Amount of each such class has been reduced to zero.  Realized
Losses  allocated to the  Underlying  Class  II-A-2B  Certificates  will be allocated to the Grantor Trust
Class II-A-2B Certificates.

         No reduction of the Current  Principal Amount of any class will be made on any distribution  date on account of Realized  Losses to the extent that such  allocation  would  result in the  reduction of the aggregate  Current  Principal  Amounts of all  Certificates  as of such  distribution  date,  after giving effect to all  distributions  and prior  allocations  of  Realized  Losses  on the  mortgage  loans in the related Loan Group on such date, to an amount less than the aggregate Stated  Principal  Balance of all of the mortgage loans in the related Loan Group as of the first day of the month of such  distribution  date.
The limitation described in this paragraph is referred to herein as the Loss Allocation Limitation.

         Excess Spread and Overcollateralization Provisions

         Excess  Spread in each Loan  Group,  as  applicable,  will be  required to be applied as an Extra
Principal  Distribution  Amount with respect to the related Offered  Certificates  (other than the Grantor
Trust Certificates),  the Underlying  Certificates and the Class II-B-6 Certificates  whenever the related
Overcollateralization  Amount is less than the  related  Overcollateralization  Target  Amount.  If on any distribution  date, after giving effect to allocations of Principal  Distribution  Amounts,  the aggregate
Current Principal Amount of the Offered  Certificates  (other than the Grantor Trust Certificates) and the
Underlying  Certificates  in a Loan Group (and with respect to Loan Group II,  including  the Class II-B-6
Certificates)  exceeds the  aggregate  Stated  Principal  Balance of the related  mortgage  loans for such distribution  date, the Current Principal Amounts of the Subordinate  Certificates in such Loan Group will be reduced,  in inverse  order of seniority  (beginning  with the related  Class B  Certificates  with the highest  numerical  designation)  by an amount  equal to such  excess.  Any such  reduction  is an Applied
Realized Loss Amount.

Pass-Through Rates

         The  pass-through  rate  per  annum  for the  Offered  Certificates  (other  than the  Class  I-X
Certificates and the Grantor Trust  Certificates),  the Underlying Class I-A-3  Certificates and the Class
II-B-6 Certificates will be equal to the least of:

1.       the London  interbank  offered rate for one month United States dollar  deposits,  which we refer to as One-Month  LIBOR,  calculated  as  described  below under  "—Calculation  of One-Month
         LIBOR", plus the related Margin;

2.       10.50% per annum; and

3.       the related Net Rate Cap.

         The pass-through  rate for the Class I-X-1  Certificates will be a fixed rate equal to 0.080% per annum, and the  pass-through  rate for the Class I-X-2  Certificates  will be a fixed rate equal to 0.500%
per annum.

                  Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement of each Interest  Accrual Period for the Offered  Certificates,  which date we refer to as an interest  determination  date,  the Trustee  will determine  One-Month  LIBOR for such  Interest  Accrual  Period on the basis of such rate as it appears on
Reuters Screen  LIBOR01 Page, as of 11:00 a.m.  London time on such interest  determination  date. If such rate does not appear on such page,  or such other page as may  replace  that page on that  service,  or if such service is no longer offered,  such other service for displaying  LIBOR or comparable rates as may be reasonably  selected by the Trustee,  One-Month LIBOR for the applicable  Interest  Accrual Period will be the Reference  Bank Rate. If no such  quotations  can be obtained and no Reference Bank Rate is available,
One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest  Accrual Period,  means the arithmetic mean, rounded  upwards,  if  necessary,  to the nearest  whole  multiple of 0.03125%,  of the offered  rates for
United States dollar deposits for one month that are quoted by the Reference  Banks,  as described  below, as of 11:00 a.m.,  New York City time, on the related  interest  determination  date to prime banks in the
London  interbank  market  for a period  of one  month in  amounts  approximately  equal to the  aggregate
Current  Principal  Amount of all  classes of  Offered  Certificates  for such  Interest  Accrual  Period, provided  that at least two such  Reference  Banks  provide  such rate.  If fewer than two  offered  rates appear,  the Reference  Bank Rate will be the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest  whole  multiple  of  0.03125%,  of the rates  quoted by one or more major banks in New York City, selected by the Trustee,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate Current
Principal  Amount of all classes of Offered  Certificates.  As used in this  section,  LIBOR  business day means a day on which banks are open for dealing in foreign  currency  and  exchange in London and New York
City;  and  Reference  Banks means leading banks  selected by the Trustee and engaged in  transactions  in
Eurodollar deposits in the international Eurocurrency market:

1.       with an established place of business in London;

2.       which have been designated as such by the Trustee; and

3.       which are not  controlling,  controlled  by, or under common  control with,  the Depositor or the
         Sponsor.

         The establishment of one-month LIBOR on each interest  determination  date by the Trustee and the
Trustee's  calculation of the Pass-Through  Rates  applicable to the related Offered  Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

                  Optional Purchase of Defaulted Loans

         With respect to any  mortgage  loan which as of the first day of a Fiscal  Quarter is  delinquent in payment by 90 days or more or is an REO  Property,  the Sponsor  shall have the right to purchase  such mortgage loan from the trust at a price equal to the Repurchase  Price;  provided,  however  (i) that such mortgage  loan is still 90 days or more  delinquent  or is an REO Property as of the date of such purchase and (ii) this  purchase  option,  if not theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option,  if not exercised,  shall not be thereafter reinstated  unless the  delinquency  is cured and the mortgage  loan  thereafter  again becomes 90 days or more  delinquent or becomes an REO Property,  in which case the option shall again become  exercisable  as of the first day of the related Fiscal Quarter.

         In  addition,  the Sponsor  may, at its option,  purchase  any  mortgage  loan from the Trust for which the first  scheduled  payment due to the Trust after the Closing  Date  becomes 30 or more days past due;  provided  however,  such mortgage loan was purchased by the Sponsor or one of its affiliates from an originator  pursuant to a loan purchase  agreement  that  obligated  such  originator  to repurchase  such mortgage loan if one or more scheduled  payments  becomes 30 or more days  delinquent (and such originator has agreed to repurchase  such  mortgage  loan).  Such purchase  shall be made at a price equal to 100% of the Stated Principal  Balance thereof plus accrued interest thereon at the applicable  mortgage rate, from the date through  which  interest  was last paid by the related  mortgagor or advanced to the first day of the month in which such amount is to be distributed.

Restrictions on Transfer of the Grantor Trust Certificates and the Residual Certificates

         The Grantor Trust  Certificates  and the  Underlying  Certificates  will be subject to additional restrictions  as described  under  "Federal  Income Tax  Consequences—The  Grantor Trust and Grantor Trust
Certificates" and "ERISA  Considerations" in this prospectus  supplement.  The Residual  Certificates will be subject to  additional  restrictions  described  under  "Federal  Income Tax  Consequences—Special  Tax
Considerations  Applicable to Residual  Certificates"  in this  prospectus  supplement and "Federal Income
Tax  Consequences—REMICS—Tax  and  Restrictions  on Transfers of REMIC  Residual  Certificates  to Certain
Organizations"  and  "—Taxation  of  Owners  of REMIC  Residual  Certificates—Noneconomic  REMIC  Residual
Certificates" in the prospectus.

                                          THE CORRIDOR CONTRACTS

         The  Trustee,  on behalf  of the  Trust,  will  enter  into one or more  corridor  contracts,  or
Corridor  Contracts,  with Bear Stearns  Financial  Products Inc. that provide for payments to the Trustee for the  benefit of the  holders of the related  Certificates.  The  Corridor  Contracts  are  intended to provide  partial  protection  to the Group II Offered  Certificates  (other than the  Grantor  Trust Class
II-A-2B  Certificates),  the Underlying Class II-A-2B  Certificates  and the Class II-B-6  Certificates in
the event  that the  applicable  Pass-Through  Rate for such  classes  of  Certificates  is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         The  Corridor  Counterparty  is Bear Stearns  Financial  Products  Inc.,  a Delaware  corporation
("BSFP").  BSFP is a bankruptcy  remote  derivatives  product company based in New York, New York that has been  established  as a wholly owned  subsidiary  of The Bear Stearns  Companies,  Inc.  BSFP engages in a
wide  array  of  over-the-counter  interest  rate,  currency,  and  equity  derivatives,   typically  with
counterparties  who  require  a highly  rated  derivative  provider.   As of the  date of this  prospectus
supplement,  BSFP has a ratings  classification  of "AAA" from  Standard  & Poor's and "Aaa" from  Moody's
Investors  Service.   BSFP  will  provide  upon  request,  without  charge,  to each  person  to whom this prospectus  supplement  is  delivered,  a copy of (i) the ratings  analysis from each of Standard & Poor's and Moody's Investors Service  evidencing those respective  ratings or (ii) the most recent audited annual
financial  statements  of BSFP.   Requests for  information  should be directed to the DPC Manager of Bear
Stearns  Financial  Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue,  36th Floor,  New
York, New York 10179.  BSFP is an affiliate of Bear,  Stearns & Co. Inc., EMC, the Swap  Counterparty  and
the Depositor.

         The  information  contained  in the  preceding  paragraph  has  been  provided  by  the  Corridor
Counterparty  for use in this prospectus  supplement.  The Corridor  Counterparty has not been involved in the preparation of, and does not accept  responsibility for, this prospectus  supplement as a whole or the accompanying prospectus.

         On or prior to each  distribution  date through and including the distribution  date set forth in the applicable  Corridor  Contract,  payments under the applicable  Corridor  Contract will be made to the
Trustee,  under an account  established  and maintained by the Trustee,  for the benefit of the holders of the  related  Certificates.  The  payment to be made by the  Corridor  Counterparty  under  each  Corridor
Contract will be equal to the interest  accrued during the Interest Accrual Period on the related notional balance at a rate  equal to the  excess,  if any,  of (i) the  lesser of (a)  One-Month  LIBOR and (b) the ceiling  rate set forth in Annex I over (ii) the strike  rate set forth in Annex I. The  notional  balance will be equal to the lesser of (i) the  Current  Principal  Amount of such class of  Certificates  for the related distribution date and (ii) the related certificate notional amount set forth in Annex I.

         On each  distribution  date,  amounts  received under each Corridor  Contract with respect to the
Group II Offered  Certificates (other than the Grantor Trust Class II-A-2B  Certificates),  the Underlying
Class II-A-2B  Certificates and the Class II-B-6  Certificates will be allocated in the following order of priority:

         First,  to the  holders  of the  related  class of  Certificates,  the  payment of any Basis Risk
         Shortfall  Carry-forward  Amount for such class,  to the extent not covered by the related Excess
         Cashflow on such distribution date;

         Second,  from any remaining  amounts,  to the holders of the related class of  Certificates,  the payment of any Current  Interest and Interest  Carry Forward  Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

         Third,  from any excess  amounts  available  from the Corridor  Contracts,  to the holders of the
         Class  II-A  Certificates,  pro rata,  and then to the  holders  of the Class  II-B-1,  the Class
         II-B-2, the Class II-B-3,  the Class II-B-4, the Class II-B-5 and the Class II-B-6  Certificates,
         in that order, to the extent not paid pursuant to clauses first or second above; and

         Fourth,  from any  remaining  amounts,  for deposit into the Reserve  Fund,  allocated as further described herein.

         On each  distribution  date,  amounts on deposit in the Reserve Fund will be  allocated  first to the Class II-A  Certificates,  pro rata, based on the current Realized Losses and any Unpaid Realized Loss
Amount for each such class for such  distribution  date,  and then to the Class II-B-1,  the Class II-B-2, the Class II-B-3,  the Class II-B-4,  the Class II-B-5 and the Class II-B-6  Certificates,  in that order, to pay any current  Realized Losses and any Unpaid Realized Loss Amount,  in each case, for such class and for such  distribution  date.  Any remaining  amounts on deposit in the Reserve Fund on such  distribution date will be distributed as described in the Agreement.

         The Corridor Contracts terminate after the distribution date occurring in March 2012.

         The Depositor has  determined  that the  significance  percentage of payments  under the Corridor
Contracts,  as calculated in accordance  with Regulation AB under the Securities Act of 1933, is less than
10%.

                                   YIELD AND PREPAYMENT CONSIDERATIONS

         General

         The yield to maturity  and  weighted  average  life of each class of Offered  Certificates  (with
respect  to  the  Grantor  Trust  Certificates,   indirectly  through  the  related  class  of  Underlying
Certificates)  and the Class  II-B-6  Certificates  will be affected by the amount and timing of principal payments on the related  mortgage loans,  the allocation of available funds to such class of Certificates, the  applicable  Pass-Through  Rate for such  class of  Certificates,  the  purchase  price  paid for such
Certificates  and the  amount of Excess  Spread.  In  addition,  the  yields on the  Certificates  will be adversely  affected  by  Realized  Losses and  interest  shortfalls  on the related  mortgage  loans.  The interaction of the foregoing  factors may have different  effects on the various classes of  Certificates, and may have  varying  effects  with  respect  to any one class of  Certificates  during  the life of such class.  No  representation  is made as to the anticipated  rate of prepayments on the mortgage loans,  the amount and timing of Realized  Losses or interest  shortfalls or as to the  anticipated  yield to maturity of any class of  Certificates.  Prospective  investors are urged to consider their own estimates as to the anticipated  rate of future  prepayments on the mortgage loans and the suitability of the  Certificates to their investment  objectives.  Investors  should  carefully  consider the associated risks discussed below and under the heading "Legal Investment" herein and under the headings "Yield  Considerations,"  "Maturity and Prepayment Considerations" and "Legal Investment Matters" in the prospectus.

         The  mortgage  interest  rates on the  mortgage  loans will  adjust  monthly,  semi-annually,  as applicable,  after the expiration of the applicable  initial fixed-rate period, and may vary significantly over time.  When a mortgage  loan begins its  adjustable  period,  increases and decreases in the mortgage interest  rate on that  mortgage  loan will be  calculated  for each monthly  accrual  period based on the index as of a  specified  date.  The  index  may not rise and fall  consistently  with  mortgage  interest rates.  As a result,  the  mortgage  interest  rates on the  mortgage  loans at any time may not equal the prevailing mortgage interest rates for similar  adjustable-rate  loans and accordingly the prepayment rate may be lower or higher than would  otherwise be  anticipated.  Moreover,  each mortgage loan is subject to a maximum interest rate.

         Although  mortgage  interest rates will increase (subject to a maximum interest rate) or decrease as the index changes  (following  the initial  fixed-rate  period),  the Monthly  Payments on the group II mortgage loans generally will adjust only  semi-annually.  Monthly  payments on the group I mortgage loans generally  will  adjust  annually.  As a result,  an  increase  or  decrease  in the index  will cause the amortization of the mortgage loans to decelerate or accelerate,  thereby  causing a  corresponding  change in the  amortization of the  Certificates.  In the event that an increase in the index causes the interest due on a mortgage  loan for a given month to exceed the current  minimum  monthly  payment for that month, the  shortfall in interest  will be added to the  outstanding  principal  balance of that mortgage loan as
Deferred  Interest.  In addition,  because the initial minimum monthly payment is set based on the initial fixed rate rather than the sum of the Margin and  then-current  Index,  the minimum  monthly payment could be less than the  interest due on that  mortgage  loan during at least the first year (or during the first five years,  with  respect to the 5 Yr. Bear Stearns  Secure  Option ARM loans) of a mortgage  loan.  If a mortgagor only pays the minimum  monthly  payment due, there will likely be negative  amortization  on the mortgage  loan  until  such time that the  minimum  monthly  payment  will be reset to a fully  amortizing amount.

Prepayment Considerations

         The rate of principal  payments on each class of Offered  Certificates  (other than the Class I-X
Certificates,  and with respect to the Grantor Trust  Certificates,  indirectly  through the related class of Underlying  Certificates) and the Class II-B-6  Certificates,  the aggregate amount of distributions on each such class of  Certificates  and the yield to  maturity  of each such class of  Certificates  will be related to the rate and timing of  payments  of  principal  on the  related  mortgage  loans.  The rate of principal  payments on the mortgage loans will in turn be affected by the  amortization  schedules of such mortgage  loans  and by the rate and  timing  of  Principal  Prepayments  on the  related  mortgage  loans
(including for this purpose payments resulting from  refinancings,  liquidations of the mortgage loans due to defaults,  casualties,  condemnations  and  repurchases,  whether  optional or required).  The mortgage loans generally may be prepaid by the mortgagors at any time;  however,  as described  under  "Description of the  Mortgage  Loans" in this  prospectus  supplement,  with  respect  to  approximately  77.06% of the mortgage  loans,  a  prepayment  may subject the related  mortgagor  to a  prepayment  charge.  Prepayment charges  may be  restricted  under  some  state  laws  as  described  under  "Legal  Aspects  of  Mortgage
Loans—Enforceability of Certain Provisions" in the prospectus.  Prepayment charges may be restricted under some state laws as  described  under  "Legal  Aspects of Mortgage  Loans" in the  prospectus.  All amounts generally  representing  "hard"  prepayment  charges  received  on  the  group  I  mortgage  loans  with a three-year (or limited cases,  30-month)  prepayment  charge term will be paid to the holders of the Class
I-XP-2  Certificates,  and all other  prepayment  charges  received on the group I mortgage  loans will be paid to the holders of the Class I-XP-2  Certificates.  All  prepayment  charges  received on the group II mortgage loans will be paid to the holders of the Class II-XP  Certificates.  Approximately  24.07% of the
group I  mortgage  loans and  approximately  51.19%  of the group II  mortgage  loans are  assumable.  The remainder of the mortgage loans are subject to customary due-on-sale provisions.

         Because  the  interest  rate  on  each  mortgage  loan  adjusts  monthly  or  semi-annually,   as
applicable,  (after any initial fixed period) and the minimum  monthly payment  adjusts  semi-annually  or annually,  the portion of the monthly payment that will be applied to reduce the principal  balance of the mortgage loan may vary.

         The  negative   amortization  feature  of  the  mortgage  loans  may  affect  the  yield  on  the
Certificates.  As a result of the negative  amortization of the mortgage loans, the outstanding  principal balance of a  mortgage  loan will  increase  by the  amount of  Deferred  Interest  as  described  in this prospectus  supplement  under  "Description  of the  Certificates—Interest."  During  periods in which the outstanding  principal balance of a mortgage loan is increasing due to the addition of Deferred  Interest, the  increasing  principal  balance of the  mortgage  loan may approach or exceed the value of the related mortgaged  property,  thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be  liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal balance of such mortgage loan (due to the addition of Deferred Interest, if any,  to the  principal  balance  of the  mortgage  loan) in a single  payment at the  maturity  of the mortgage  loan.  Because the  mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk  associated  with the mortgage loans is greater than that  associated with fully  amortizing  mortgage  loans.  The rate of Deferred  Interest on the  mortgage  loans will also affect the rate of principal  distributions on the related  Certificates because scheduled and unscheduled principal  collections on the mortgage  loans will be applied to cover  Deferred  Interest on the mortgage loans.  Under the Swap  Agreement,  the Swap  Counterparty  is required to make payments that will provide an  additional  amount of interest on the Grantor  Trust  Certificates  so that any Net Deferred  Interest allocated to the  Underlying  Certificates  will not be allocated  to the related  class of Grantor  Trust
Certificates.  To the extent either Swap  Agreement is terminated  and no  replacement  swap  agreement is entered into,  Net Deferred  Interest  allocated to the Underlying  Certificates  will be allocated to the related class of Grantor Trust Certificates.

         Principal  Prepayments,  liquidations  and repurchases of the related  mortgage  loans,  and with respect to the group I mortgage  loans,  together with payments from the Final Maturity  Reserve  Account, will result in  distributions  in respect of principal to the holders of the related Offered  Certificates
(with  respect to the Grantor  Trust  Certificates,  indirectly  through the related  class of  Underlying
Certificates)  then entitled to receive these principal  distributions that otherwise would be distributed over the  remaining  terms of the mortgage  loans.  See "Maturity and  Prepayment  Considerations"  in the
prospectus.  Since the rate and timing of  payments  of  principal  on the  mortgage  loans will depend on future events and a variety of factors (as described more fully in this  prospectus  supplement and in the prospectus under "Yield  Considerations" and "Maturity and Prepayment  Considerations"),  no assurance can be given as to the rate of  Principal  Prepayments.  The  extent  to which the  yield to  maturity  of any class of Offered  Certificates  may vary from the  anticipated  yield will depend upon the degree to which they are  purchased  at a discount  or  premium  and the  degree to which the  timing of  payments  on the
Offered  Certificates  is sensitive to  prepayments on the mortgage  loans.  Further,  an investor  should consider,  in the case of any Offered  Certificate  purchased  at a discount,  the risk that a slower than anticipated  rate of Principal  Prepayments  on the  mortgage  loans could result in an actual yield to an investor that is lower than the anticipated  yield and, in the case of any Offered  Certificate  purchased at a premium,  the risk that a faster than  anticipated  rate of  principal  payments  could  result in an actual  yield to the  investor  that is lower  than the  anticipated  yield.  In  general,  the  earlier a prepayment of principal on the mortgage loans,  the greater will be the effect on the investor's  yield to maturity.  As a result,  the effect on an  investor's  yield of  principal  payments  occurring  at a rate higher (or lower) than the rate  anticipated by the investor during the period  immediately  following the issuance  of the  Offered  Certificates  would not be fully  offset by a  subsequent  like  reduction  (or increase) in the rate of principal payments.

         It is highly  unlikely that the mortgage  loans will prepay at any constant  rate until  maturity or that all of the mortgage  loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the mortgage  loans may  significantly  affect the actual  yield to maturity on the Offered  Certificates, even if the average rate of principal  payments  experienced  over time is  consistent  with an investor's expectation.

         Because  principal  distributions are paid to some classes of Offered  Certificates  before other classes,  holders of classes of Offered  Certificates  (with  respect to the Grantor  Trust  Certificates, indirectly through the related class of Underlying  Certificates)  having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments  (including  prepayments)  on pools of  mortgage  loans is  influenced  by a
variety  of  economic,   geographic,   social  and  other  factors.  If  prevailing  mortgage  rates  fall significantly  below the mortgage rates on the mortgage loans,  the rate of prepayment  (and  refinancing)
would be expected to increase.  Conversely,  if prevailing  mortgage  rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the rate of prepayment on the mortgage loans would be expected to decrease.  Other factors  affecting  prepayment of mortgage loans include  changes in mortgagors'  housing needs,  job  transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties and servicing decisions.  In addition,  the existence of the  applicable  periodic rate cap,  maximum  mortgage rate and minimum mortgage rate may effect the likelihood of prepayments  resulting from refinancings.  There can be no certainty  as to the rate of  prepayments  on the mortgage  loans during any period or over the life of the  Certificates.  See  "Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the
prospectus.

         Excess  Spread.  The  weighted  average  life and  yield to  maturity  of each  class of  Offered
Certificates  (with respect to the Grantor  Trust  Certificates,  indirectly  through the related class of
Underlying  Certificates)  and the Class  II-B-6  Certificates  will also be  influenced  by the amount of
Excess Spread  generated by the related  mortgage loans and applied in reduction of the Current  Principal
Amounts of the  related  Certificates.  The level of Excess  Spread for each Loan Group  available  on any distribution  date to be applied in  reduction  of the Current  Principal  Amounts of the related  Offered
Certificates  (with respect to the Grantor  Trust  Certificates,  indirectly  through the related class of
Underlying  Certificates)  and, if applicable,  the Class II-B-6  Certificates  and will be influenced by, among other factors:

o        the  overcollateralization  level of the assets in the related  mortgage pool at such time, i.e., the extent to which  interest  on the  related  mortgage  loans is  accruing  on a higher  Stated
         Principal Balance than the aggregate Current Principal Amount of the related Certificates;

o        the delinquency and default experience of the related mortgage loans;

o        whether a Coupon Strip payment, if applicable, is required to be made;

o        the level of One-Month LIBOR, Six-Month LIBOR and One-Year MTA; and

o        the  provisions of the Agreement  that permit  principal  collections  to be  distributed  to the related Class B-IO  Certificates and the Residual  Certificates,  in each case as provided in the
         Agreement when required overcollateralization levels have been met.

         To the extent that greater  amounts of Excess Spread are  distributed in reduction of the Current
Principal  Amount of a class of Offered  Certificates  (with  respect to the Grantor  Trust  Certificates, indirectly  through the related class of Underlying  Certificates) or the Class II-B-6  Certificates,  the
weighted average life thereof can be expected to shorten.  No assurance,  however,  can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The  yields  to  maturity  of  the  Offered  Certificates  (with  respect  to the  Grantor  Trust
Certificates,  indirectly  through the related  class of  Underlying  Certificates)  and the Class  II-B-6
Certificates and in particular,  the Subordinate  Certificates,  in the order of payment priority, will be progressively  more sensitive to the rate,  timing and severity of Realized Losses on the related mortgage loans. If an Applied  Realized Loss Amount is allocated to a class of Offered  Certificates  (with respect to the Grantor Trust  Certificates,  indirectly  through the related class of Underlying  Certificates) or the Class II-B-6  Certificates,  that class will thereafter accrue interest on a reduced Current Principal
Amount.  Although the Applied  Realized Loss Amount so allocated  may be recovered on future  distribution dates to the extent Excess  Cashflow is available for that purpose,  there can be no assurance  that those amounts will be available or sufficient.

         In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  In addition,  default  rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan.  In the event of a  mortgagor's  default  on a  mortgage  loan,  there can be no assurance that recourse beyond the specific  mortgaged  property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced  origination fees or closing costs or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted mortgage loans,  under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these programs,  with respect to the mortgage pool underlying any trust,  the rate of
Principal  Prepayments  of the mortgage  loans in the mortgage pool may be higher than would  otherwise be the case and in some cases,  the average credit or collateral  quality of the mortgage loans  remaining in the mortgage pool may decline.

Interest Shortfalls and Realized Losses

         When a  Principal  Prepayment  in full is made on a  mortgage  loan,  the  mortgagor  is  charged interest  only for the period  from the Due Date of the  preceding  monthly  payment up to the date of the
Principal  Prepayment,  instead of for a full  month.  When a partial  Principal  Prepayment  is made on a mortgage  loan,  the mortgagor is not charged  interest on the amount of the  prepayment  for the month in which the prepayment is made. In addition,  the  application of the Relief Act or similar state law to any mortgage loan will adversely affect,  for an indeterminate  period of time, the ability of the Servicer to collect  full  amounts of  interest  on the  mortgage  loan.  See "Legal  Aspects  of  Mortgage  Loans—The
Servicemembers  Civil Relief Act" in the prospectus.  Any interest  shortfalls  resulting from a Principal
Prepayment in full or a partial  Principal  Prepayment  are required to be paid by the Servicer,  but only to the extent that such amount does not exceed the  Servicing  Fee on the  mortgage  loans  serviced by it for the related Due Period.  The Servicer is not  obligated to fund  interest  shortfalls  resulting  from the  application  of the Relief Act or similar state law. See "Pooling and  Servicing  Agreement—Servicing and Other  Compensation  and Payment of  Expenses" in this  prospectus  supplement  and "Legal  Aspects of
Mortgage  Loans—The  Servicemembers  Civil Relief Act" in the prospectus.  Accordingly,  the effect of (1)
any Principal  Prepayments on the mortgage loans, to the extent that any resulting  interest shortfall due to such Principal  Prepayments exceeds any Compensating  Interest Payments or (2) any shortfalls resulting from the  application  of the Relief Act or similar state law,  will be to reduce the aggregate  amount of interest  collected that is available for  distribution  to holders of the  Certificates  (with respect to the Grantor Trust  Certificates,  indirectly  through the related class of Underlying  Certificates).  Any resulting  shortfalls  will be  allocated  among the  Certificates  (with  respect  to the  Grantor  Trust
Certificates,  indirectly  through  the  related  class of  Underlying  Certificates)  as provided in this prospectus  supplement  under  "Yield  and  Prepayment  Considerations—Interest  Shortfalls  and  Realized
Losses."

         The yields to maturity and the  aggregate  amount of  distributions  on the Offered  Certificates
(with  respect to the Grantor  Trust  Certificates,  indirectly  through the related  class of  Underlying
Certificates)  and the Class  II-B-6  Certificates  will be affected by the timing of  mortgagor  defaults resulting  in  Realized  Losses.  The timing of  Realized  Losses on the  related  mortgage  loans and the allocation  of Realized  Losses to the related  Offered  Certificates  (with  respect to the Grantor Trust
Certificates,  indirectly through the related class of Underlying  Certificates)  and, if applicable,  the
Class II-B-6  Certificates could  significantly  affect the yield to an investor in such Certificates.  In addition,  Realized  Losses on the mortgage loans may affect the market value of the  Certificates  in the related loan group, even if these losses are not allocated to such Certificates.

         If the current  principal amount of a class of Subordinate  Certificates in a Loan Group has been reduced to zero,  the yield to  maturity  on the class of  Subordinate  Certificates  in a Loan Group then outstanding  with the  lowest  payment  priority  will be  extremely  sensitive  to losses on the  related mortgage  loans and the timing of those  losses  because  the entire  amount of losses that are covered by subordination  will be  allocated  to that class of  Subordinate  Certificates.  If the current  principal amounts of all classes of  Subordinate  Certificates  in a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior  Certificates  then outstanding  will be extremely  sensitive to losses on the  related  mortgage  loans and the timing of those  losses  because  the entire  amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

         As  described   under   "Description   of  the   Certificates—Allocation   of  Realized   Losses;
Subordination"  in  this  prospectus  supplement,  amounts  otherwise  distributable  to  holders  of  the
Subordinate  Certificates  in a Loan Group may be made  available  to protect  the  holders of the related
Senior Certificates against interruptions in distributions due to mortgagor  delinquencies,  to the extent not  covered by  Monthly  Advances  and  amounts  otherwise  distributable  to holders of the  Subordinate
Certificates  in a Loan Group with a lower  priority  may be made  available  to  protect  the  holders of
Subordinate   Certificates   with  a  higher  priority  in  such  Loan  Group  against   interruptions  in
distributions.  Delinquencies  on the  mortgage  loans may affect the yield to  investors  on the  related
Subordinate  Certificates,  and,  even if  subsequently  cured,  will  affect the timing of the receipt of distributions by the holders of the related Subordinate Certificates.

Pass-Through Rates

         The  yields  to  maturity  on  the  Offered  Certificates  (with  respect  to the  Grantor  Trust
Certificates,  indirectly  through the related  class of  Underlying  Certificates)  and the Class  II-B-6
Certificates  will be  affected  by their  Pass-Through  Rates.  The  Pass-Through  Rates  on the  Offered
Certificates  (with respect to the Grantor  Trust  Certificates,  indirectly  through the related class of
Underlying  Class  Certificates)  and the Class II-B-6  Certificates  will be sensitive to the  adjustable mortgage rates on the related  mortgage loans.  As a result,  these  pass-through  rates will be sensitive to the index on the mortgage loans,  any periodic caps,  maximum and minimum rates,  and the related gross margins.

Assumed Final Distribution Date

         The assumed final  distribution  date for  distributions  on the Group I Offered  Certificates is
April  2037  and  the  assumed  final  distribution  date  for  distributions  on  the  Group  II  Offered
Certificates  and the Class II-B-6  Certificates  is June 2037. It is intended  that amounts  deposited in the Final Maturity  Reserve  Account will be sufficient to retire the Group I Offered  Certificates on the assumed final  distribution  date even though the  outstanding  Principal  Balance of the group I mortgage loans  having 40 year  original  terms to  maturity  have not been  reduced to zero on the  assumed  final distribution  date. Since the rate of payment  (including  prepayments) of principal on the mortgage loans can be  expected  to exceed the  scheduled  rate of  payments  and could  exceed the  scheduled  rate by a substantial  amount,  the  disposition  of the last  remaining  mortgage  loan may be earlier and could be
substantially  earlier,  than  the  assumed  final  distribution  date.  Furthermore,   the  actual  final
distribution date with respect to each class of Offered  Certificates  could occur  significantly  earlier than the  assumed  final  distribution  date  because  Excess  Spread  for each Loan  Group to the  extent available  and,  with  respect to Loan Group I, any  amounts  available  for  distribution  from the Final
Maturity  Reserve Account,  will be applied as an accelerated  payment of principal on the related Offered
Certificates to the extent  described in this  prospectus  supplement.  In addition,  the Depositor or its designee  may,  at its  option,  repurchase  all the  mortgage  loans in a Loan  Group  from the Trust and thereby effect the termination of the Trust (and indirectly,  the Grantor Trust),  and early retirement of the related  Certificates,  on or after any  distribution  date on which the  aggregate  unpaid  principal balances of the  mortgage  loans in the related Loan Group are less than 10% of the sum of (i) the Cut-off
Date Stated  Principal  Balance of the mortgage loans (including  Subsequent  Mortgage Loans) in such Loan
Group and (ii) any  remaining  any  related  amounts  on  deposit  in the  Pre-Funding  Account.  See "The
Pooling  and  Servicing  Agreement—Termination"  herein  and "The  Agreements—Termination;  Retirement  of
Securities" in the prospectus.

Weighted Average Life

         The  weighted  average  life  refers to the  amount of time  that  will  elapse  from the date of issuance of a security  until each dollar of  principal of the  security  will be repaid to the  investor.
The weighted  average life of a Certificate is determined by (a)  multiplying the amount of the reduction, if any,  of the  Current  Principal  Amount of such  Certificate  by the  number of years from the date of issuance of such  Certificate  to the related  distribution  date, (b) adding the results and (c) dividing the  sum  by the  aggregate  amount  of the  net  reductions  in the  Current  Principal  Amount  of  such
Certificate  referred to in clause (a).  The  weighted  average  life of the  Offered  Certificates  (with
respect  to  the  Grantor  Trust  Certificates,   indirectly  through  the  related  class  of  Underlying
Certificates)  and the Class II-B-6  Certificates will be influenced by the rate at which principal on the mortgage  loans  is paid,  which  may be in the  form of  scheduled  payments  or  prepayments  (including prepayments  of  principal  by the  mortgagor  as well as  amounts  received  by virtue  of  condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

         Prepayments  on  mortgage  loans are  commonly  measured  relative  to a  prepayment  standard or model.  The  prepayment  model used in this  prospectus  supplement  with respect to the  mortgage  loans, assumes a constant  rate of  prepayment  each month or CPR,  relative  to the then  outstanding  principal balance of a pool of mortgage  loans similar to the mortgage  loans.  To assume a 25% CPR or any other CPR is to assume that the stated  percentage  of the  outstanding  principal  balance of the related  mortgage pool is prepaid over the course of a year. No  representation  is made that the mortgage loans will prepay at these or any other rates.

         The Certificates  were structured  assuming,  among other things, a 25% CPR on the  Certificates.
The  prepayment  assumption  to be used  for  pricing  purposes  for the  respective  classes  may vary as determined at the time of sale.  The actual rate of prepayment  may vary  considerably  from the rate used for any prepayment assumption.

         The tables  following  the next  paragraph  indicate  the  percentages  of the initial  principal amount of the  indicated  classes of Offered  Certificates  that  would be  outstanding  after each of the dates  shown  at  various  percentages  of the CPR  and the  corresponding  weighted  average  life of the indicated  class of Offered  Certificates  (with  respect to the Grantor  Trust  Certificates,  indirectly through  the related  class of  Underlying  Certificates).  The table is based on the  following  modeling assumptions:

         (1)      the  mortgage  pool  consists  of 253 group I mortgage  loans and 695 group II  mortgage loans with the characteristics set forth in the table below;

         (2)      the mortgage loans prepay at the specified percentages of the CPR;

         (3)      no defaults  or  delinquencies  occur in the  payment by  mortgagors  of  principal  and interest on the mortgage loans;

         (4)      scheduled  payments on the mortgage  loans are  received,  in cash,  on the first day of each month,  commencing  in May 2007 and are computed  prior to giving effect to  prepayments  received on the last day of the prior month;

         (5)      prepayments are allocated as described  herein  assuming the loss and delinquency  tests are satisfied;

         (6)      there are no  interest  shortfalls  caused by (a) the  application  of the Relief Act or similar  state  law or  (b) prepayments  on the  mortgage  loans,  which  in the case of (b) have not been covered by  Compensating  Interest  Payments and prepayments  represent  prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in April 2007;

         (7)      Scheduled  Monthly  Payments  of  principal  and  interest  on the  mortgage  loans  are calculated  on their  respective  principal  balances  (prior to giving  effect  to  prepayments  received thereon during the preceding  calendar  month),  mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

         (8)      the levels of One-Month  LIBOR,  Six-Month  LIBOR and  One-Year  MTA remain  constant at
5.320%, 5.360% and 5.014%, respectively;

         (9)      the mortgage rate on each  mortgage  loan will be adjusted on each  interest  adjustment date (as  necessary)  to a rate  equal to the  applicable  Index (as  described  in (8)  above),  plus the applicable gross margin,  subject to maximum lifetime mortgage rates,  minimum lifetime mortgage rates and periodic caps (as applicable);

         (10)     Scheduled  Monthly  Payments of  principal  and  interest on the group I mortgage  loans will be adjusted in the payment  adjustment  date set forth in the  following  table,  subject to periodic payment  caps of  7.50%,  negative  amortization  limits  of 110% or  115%,  as  applicable,  rate  change frequencies of 1 month (after expiration of the initial interest  periods) and payment change  frequencies of twelve  months,  and  Scheduled  Monthly  Payments of  principal  and interest on the group II mortgage loans will  adjust  every 6 months  after the first 5 years  following  origination,  subject to  negative amortization  limits of 110% or 115%,  as  applicable,  of the principal  balance of the related  mortgage loans as of the Cut-off Date;

         (11)     the  initial  principal  amounts and  notional  amounts of the  Certificates  are as set forth on pages S-2 and S-3 in this  prospectus  supplement and under "Summary of Prospectus  Supplement --
Description of the Certificates";

         (12)     distributions  in respect of the Offered  Certificates  are received in cash on the 25th day of each month, commencing in May 2007;

         (13)     the Offered Certificates are purchased on April 30, 2007;

         (14)     the Servicing Fee Rate remains constant at 0.375%;

         (15)     neither the Depositor nor its designee  exercises the option to repurchase  the mortgage loans in either Loan Group described under the caption "The Pooling and Servicing Agreement—Termination";

         (16)     the  Group  I  Offered   Certificates   (other  than  the  Grantor   Trust  Class  I-A-3
Certificates)  and the Underlying Class I-A-3  Certificates  will be paid in full on the distribution date in April 2037 without application of the amounts in the Final Maturity Reserve Account; and

         (17)     $1,000,000  has been  placed in a reserve  fund which  is  available  to cover any Basis
Risk Shortfall in the period before the distribution date in May 2007.

                                                               MORTGAGE LOAN ASSUMPTIONS

                                                                                                      Original       Remaining
                                                                                          Initial      Term to        Term to
                         Current Balance       Current Gross            Current Net       Monthly     Maturity (in   Maturing (in                      Initial Periodic Rate      Subsequent Periodic
Loan Number     Group         ($)            Mortgage Rate (%)        Mortgage Rate (%)  Payment ($)   months)        months)      Gross Margin (%)           Cap (%)                 Rate Cap (%)
_______________________________________________________________________________________________________________________________________________________________________________________________________
      1           I        183,657.28          7.9450000000             7.5700000000      879.55        360            336          2.6250000000              No Cap                    No Cap
      2           I        589,045.91          8.8750000000             8.5000000000    1,891.24        360            358          3.5000000000              No Cap                    No Cap
      3           I        304,503.16          8.8750000000             8.5000000000    1,123.64        360            358          3.5000000000              No Cap                    No Cap
      4           I        384,000.00          1.0000000000             0.6250000000    1,235.10        360            360          3.5000000000              No Cap                    No Cap
      5           I        380,000.00          2.0000000000             1.6250000000    1,404.55        360            360          3.5000000000              No Cap                    No Cap
      6           I        778,864.97          8.4140000000             8.0390000000    3,233.78        360            353          3.4000000000              No Cap                    No Cap
      7           I        244,810.27          8.2140000000             7.8390000000      851.52        360            352          3.2000000000              No Cap                    No Cap
      8           I        131,000.00          1.0000000000             0.6250000000      331.25        480            480          3.2500000000              No Cap                    No Cap
      9           I      1,277,397.94          8.9236406248             8.5486406248    4,724.73        360            359          3.8966406248              No Cap                    No Cap
     10           I        590,000.00          8.6270000000             8.2520000000    2,177.81        360            360          3.6000000000              No Cap                    No Cap
     11           I      2,385,020.00          1.0000000000             0.6250000000    7,671.20        360            360          3.4614259000              No Cap                    No Cap
     12           I      1,652,000.00          1.0000000000             0.6250000000    5,313.49        360            360          3.3486682809              No Cap                    No Cap
     13           I      2,007,000.00          2.0000000000             1.6250000000    7,418.26        360            360          3.5000000000              No Cap                    No Cap
     14           I        992,538.57          8.5000000000             8.1250000000    3,225.41        360            359          3.5000000000              No Cap                    No Cap
     15           I        478,856.13          8.5000000000             8.1250000000    1,543.87        360            359          3.5000000000              No Cap                    No Cap
     16           I        529,332.74          5.2216582333             4.8466582333    1,704.69        360            359          3.9502643830              No Cap                    No Cap
     17           I        825,000.00          8.5140000000             8.1390000000    3,049.36        360            359          3.5000000000              No Cap                    No Cap
     18           I        408,598.53          8.5000000000             8.1250000000    1,312.29        360            358          3.5000000000              No Cap                    No Cap
     19           I        132,629.98          8.5000000000             8.1250000000      585.04        360            358          3.5000000000              No Cap                    No Cap
     20           I        824,166.92          8.4238668030             8.0488668030    2,637.44        360            357          3.4238668030              No Cap                    No Cap
     21           I        342,703.04          8.5000000000             8.1250000000    1,256.71        360            356          3.5000000000              No Cap                    No Cap
     22           I        505,502.84          8.1250000000             7.7500000000    1,608.20        360            355          3.1000000000              No Cap                    No Cap
     23           I      1,913,000.00          1.0000000000             0.6250000000    4,837.14        480            480          3.2484971249              No Cap                    No Cap
     24           I        392,000.00          1.0000000000             0.6250000000      991.20        480            480          3.5000000000              No Cap                    No Cap
     25           I        642,908.27          8.5000000000             8.1250000000    1,628.40        480            479          3.5000000000              No Cap                    No Cap
     26           I        392,000.00          8.5140000000             8.1390000000      991.20        480            479          3.5000000000              No Cap                    No Cap
     27           I        267,635.10          8.5000000000             8.1250000000      811.57        480            479          3.5000000000              No Cap                    No Cap
     28           I        439,523.73          8.3890000000             8.0140000000    1,572.60        480            479          3.3750000000              No Cap                    No Cap
     29           I        463,515.26          8.5000000000             8.1250000000    1,163.51        480            477          3.5000000000              No Cap                    No Cap
     30           I        510,006.48          8.5000000000             8.1250000000    1,268.83        480            475          3.5000000000              No Cap                    No Cap
     31           I        437,578.63          8.5000000000             8.1250000000    1,305.94        480            475          3.5000000000              No Cap                    No Cap
     32           I        267,039.06          2.7500000000             2.3750000000    1,094.09        360            358          3.6250000000              No Cap                    No Cap
     33           I      1,156,000.00          1.0000000000             0.6250000000    3,718.16        360            360          3.3486159170              No Cap                    No Cap
     34           I        389,600.00          2.0000000000             1.6250000000    1,440.04        360            360          3.7500000000              No Cap                    No Cap
     35           I        723,750.00          1.0000000000             0.6250000000    1,830.05        480            480          3.1029792746              No Cap                    No Cap
     36           I        312,000.00          2.0000000000             1.6250000000      944.82        480            480          3.5000000000              No Cap                    No Cap
     37           I        928,033.88          1.7500000000             1.3750000000    3,322.37        360            359          3.5000000000              No Cap                    No Cap
     38           I      7,289,206.55          8.8089043312             8.4339043312   26,924.86        360            359          3.7819043312              No Cap                    No Cap
     39           I      21,645,562.41         1.7500000000             1.3750000000   77,336.19        360            360          3.4604786199              No Cap                    No Cap
     40           I        424,136.03          8.4270000000             8.0520000000    1,568.76        360            360          3.4000000000              No Cap                    No Cap
     41           I      1,500,000.00          1.7500000000             1.3750000000    4,347.52        480            480          3.5000000000              No Cap                    No Cap
     42           I      27,229,900.00         1.7500000000             1.3750000000   97,277.22        360            360          3.4626949603              No Cap                    No Cap
     43           I      2,500,000.00          2.2500000000             1.8750000000    9,556.16        360            360          3.5000000000              No Cap                    No Cap
     44           I         89,797.88          8.5000000000             8.1250000000      305.24        360            359          3.5000000000              No Cap                    No Cap
     45           I        260,381.43          8.5000000000             8.1250000000      836.26        360            358          3.5000000000              No Cap                    No Cap
     46           I        228,839.41          7.2500000000             6.8750000000      775.81        360            358          3.5000000000              No Cap                    No Cap
     47           I        273,136.18          8.6250000000             8.2500000000      691.81        480            479          3.6250000000              No Cap                    No Cap
     48           I      5,687,799.91          1.7500000000             1.3750000000   20,362.36        360            359          3.9479810872              No Cap                    No Cap
     49           I        612,897.81          8.5000000000             8.1250000000    1,968.43        360            358          3.5000000000              No Cap                    No Cap
     50           I        300,000.00          1.0000000000             0.6250000000      964.92        360            359          3.5000000000              No Cap                    No Cap
     51           I        337,714.53          7.5000000000             7.1250000000    1,085.53        360            358          2.5000000000              No Cap                    No Cap
     52           I        190,591.88          8.1250000000             7.7500000000      752.28        360            353          2.8500000000              No Cap                    No Cap
     53           I        462,277.16          8.5000000000             8.1250000000    1,484.69        360            358          3.1250000000              No Cap                    No Cap
     54           I        132,570.49          8.2500000000             7.8750000000      487.90        360            357          2.9000000000              No Cap                    No Cap
     55           I        188,813.45          8.2500000000             7.8750000000      602.11        360            356          2.9000000000              No Cap                    No Cap
     56           I        302,400.00          1.0000000000             0.6250000000      972.64        360            360          3.5000000000              No Cap                    No Cap
     57           I        508,000.00          1.0000000000             0.6250000000    1,633.93        360            360          3.5000000000              No Cap                    No Cap
     58           I        476,250.00          2.0000000000             1.6250000000    1,760.32        360            360          3.3750000000              No Cap                    No Cap
     59           I        598,000.00          2.0000000000             1.6250000000    2,210.32        360            360          3.5000000000              No Cap                    No Cap
     60           I        356,000.00          1.0000000000             0.6250000000    1,145.04        360            359          4.0000000000              No Cap                    No Cap
     61           I        295,456.80          8.4140000000             8.0390000000    1,229.51        360            354          3.4000000000              No Cap                    No Cap
     62           I        347,159.67          7.8890000000             7.5140000000    1,448.46        360            354          2.8750000000              No Cap                    No Cap
     63           I        407,027.71          1.0000000000             0.6250000000    1,312.29        360            358          4.0000000000              No Cap                    No Cap
     64           I      3,254,055.43          1.0000000000             0.6250000000   10,472.93        360            360          3.4730144425              No Cap                    No Cap
     65           I      6,667,800.00          1.0000000000             0.6250000000   21,446.28        360            360          3.5000000000              No Cap                    No Cap
     66           I        424,000.00          2.0000000000             1.6250000000    1,567.19        360            360          3.5000000000              No Cap                    No Cap
     67           I        764,000.00          2.0000000000             1.6250000000    2,823.89        360            360          3.5000000000              No Cap                    No Cap
     68           I      5,600,878.83          8.3743734238             7.9993734238   18,061.65        360            359          3.3743734238              No Cap                    No Cap
     69           I        472,000.00          7.0328135593             6.6578135593    1,518.14        360            359          3.2330508475              No Cap                    No Cap
     70           I      2,025,131.58          8.2343538228             7.8593538228    7,500.50        360            359          3.2343538228              No Cap                    No Cap
     71           I        280,000.00          8.5140000000             8.1390000000    1,034.93        360            359          3.5000000000              No Cap                    No Cap
     72           I      3,797,537.74          8.4920366387             8.1170366387   12,196.57        360            358          3.4920366387              No Cap                    No Cap
     73           I        650,873.09          8.5000000000             8.1250000000    2,402.53        360            358          3.5000000000              No Cap                    No Cap
     74           I      1,072,817.78          8.4672115100             8.0922115100    3,432.85        360            357          3.4672115100              No Cap                    No Cap
     75           I        655,260.81          8.1250000000             7.7500000000    2,090.66        360            356          3.1250000000              No Cap                    No Cap
     76           I        388,997.41          8.5000000000             8.1250000000    1,426.73        360            356          3.5000000000              No Cap                    No Cap
     77           I        230,152.17          8.5000000000             8.1250000000      733.34        360            355          3.5000000000              No Cap                    No Cap
     78           I        733,559.93          8.5000000000             8.1250000000    2,320.95        360            354          3.5000000000              No Cap                    No Cap
     79           I        844,325.68          8.3750000000             8.0000000000    2,653.53        360            352          3.4000000000              No Cap                    No Cap
     80           I        240,000.00          7.8890000000             7.5140000000      887.09        360            351          2.8750000000              No Cap                    No Cap
     81           I      4,892,900.00          1.0000000000             0.6250000000   12,372.04        480            480          3.4913139447              No Cap                    No Cap
     82           I      3,235,980.00          1.0000000000             0.6250000000    8,182.36        480            480          3.4457660431              No Cap                    No Cap
     83           I        742,600.00          2.0000000000             1.6250000000    2,248.79        480            480          3.4107864261              No Cap                    No Cap
     84           I        409,600.00          2.0000000000             1.6250000000    1,240.37        480            480          3.5000000000              No Cap                    No Cap
     85           I      6,275,831.72          7.6730081342             7.2980081342   15,896.01        480            479          3.4484807794              No Cap                    No Cap
     86           I      1,028,163.39          8.5000000000             8.1250000000    3,119.11        480            479          3.5000000000              No Cap                    No Cap
     87           I      1,588,322.49          8.3573655278             7.9823655278    4,005.24        480            478          3.3573655278              No Cap                    No Cap
     88           I        393,116.23          8.5000000000             8.1250000000      991.20        480            478          3.5000000000              No Cap                    No Cap
     89           I        483,512.52          8.5000000000             8.1250000000    1,213.71        480            477          3.5000000000              No Cap                    No Cap
     90           I      2,099,031.81          8.3205324721             7.9455324721    5,251.19        480            476          3.3205324721              No Cap                    No Cap
     91           I        507,337.55          8.5000000000             8.1250000000    1,514.13        480            475          3.5000000000              No Cap                    No Cap
     92           I        310,000.00          1.0000000000             0.6250000000      997.08        360            359          2.8000000000              No Cap                    No Cap
     93           I        450,000.00          1.0000000000             0.6250000000    1,137.85        480            479          3.2000000000              No Cap                    No Cap
     94           I        398,537.00          1.0000000000             0.6250000000    1,281.85        360            360          3.7500000000              No Cap                    No Cap
     95           I        356,250.00          2.0000000000             1.6250000000    1,316.77        360            360          3.5000000000              No Cap                    No Cap
     96           I      1,550,813.68          2.4126563611             2.0376563611    4,990.23        360            359          3.7331579587              No Cap                    No Cap
     97           I        424,000.00          1.0000000000             0.6250000000    1,072.11        480            479          2.7350000000              No Cap                    No Cap
     98           I        443,299.58          1.0000000000             0.6250000000    1,122.69        480            480          3.2500000000              No Cap                    No Cap
     99           I        180,000.00          1.0000000000             0.6250000000      455.15        480            480          3.7500000000              No Cap                    No Cap
     100          I        536,000.00          1.0000000000             0.6250000000    1,355.31        480            480          3.6250000000              No Cap                    No Cap
     101          I        726,000.00          1.0000000000             0.6250000000    2,335.10        360            359          4.0000000000              No Cap                    No Cap
     102          I        101,353.93          8.5000000000             8.1250000000      375.90        360            353          3.4500000000              No Cap                    No Cap
     103          I        927,600.00          1.0000000000             0.6250000000    2,983.53        360            359          3.7328589909              No Cap                    No Cap
     104          I        608,000.00          1.0000000000             0.6250000000    1,537.36        480            479          4.0000000000              No Cap                    No Cap
     105          I        264,578.61          9.0000000000             8.6250000000      667.54        480            478          4.0000000000              No Cap                    No Cap
     106          I        794,000.00          1.0000000000             0.6250000000    2,553.83        360            360          3.4212846348              No Cap                    No Cap
     107          I        869,000.00          1.7500000000             1.3750000000    3,104.45        360            360          3.5000000000              No Cap                    No Cap
     108          I      1,045,801.82          8.2039015564             7.8289015564    3,371.76        360            359          3.2039015564              No Cap                    No Cap
     109          I        872,000.00          1.0000000000             0.6250000000    2,204.92        480            480          3.4698967890              No Cap                    No Cap
     110          I        514,126.96          8.5000000000             8.1250000000    1,302.21        480            479          3.5000000000              No Cap                    No Cap
     111          I        360,139.71          1.0000000000             0.6250000000    1,161.12        360            358          4.0000000000              No Cap                    No Cap
     112          I        489,763.56          9.0000000000             8.6250000000    1,559.95        360            355          4.0000000000              No Cap                    No Cap
     113          I        248,378.23          1.0000000000             0.6250000000      629.11        480            478          4.0500000000              No Cap                    No Cap
     114          I        204,860.59          9.0000000000             8.6250000000      755.96        360            358          4.0000000000              No Cap                    No Cap
     115          I        448,703.77          8.7500000000             8.3750000000    1,440.95        360            357          3.7500000000              No Cap                    No Cap
     116          I        386,610.24          8.8750000000             8.5000000000    1,183.63        360            342          3.9500000000              No Cap                    No Cap
     117          I      1,020,800.00          1.0000000000             0.6250000000    3,283.31        360            360          3.4112460815              No Cap                    No Cap
     118          I        438,750.00          2.0000000000             1.6250000000    1,621.71        360            360          3.5000000000              No Cap                    No Cap
     119          I      2,207,600.00          1.0000000000             0.6250000000    5,582.06        480            480          3.3097481428              No Cap                    No Cap
     120          I        545,000.00          1.2500000000             0.8750000000    1,443.41        480            480          3.7500000000              No Cap                    No Cap
     121          I        645,800.00          1.0000000000             0.6250000000    2,077.16        360            360          3.3750000000              No Cap                    No Cap
     122          I        412,500.00          2.0000000000             1.6250000000    1,524.69        360            360          3.5000000000              No Cap                    No Cap
     123          I      1,167,100.00          1.0000000000             0.6250000000    2,951.09        480            480          3.6044254991              No Cap                    No Cap
     124          I        372,000.00          1.0000000000             0.6250000000    1,196.50        360            360          3.5000000000              No Cap                    No Cap
     125          I        431,775.00          2.0000000000             1.6250000000    1,595.93        360            360          3.5000000000              No Cap                    No Cap
     126          I        198,750.00          1.0000000000             0.6250000000      502.56        480            480          2.7500000000              No Cap                    No Cap
     127          I        366,750.00          9.0270000000             8.6520000000    1,353.75        360            359          4.0000000000              No Cap                    No Cap
     128          I      17,545,096.42         1.7500000000             1.3750000000   62,859.96        360            360          3.4929040002              No Cap                    No Cap
     129          I      49,925,226.00         1.7500000000             1.3750000000  178,354.99        360            360          3.4622482280              No Cap                    No Cap
     130          I        475,264.71          8.2748740591             7.8998740591    1,532.29        360            359          3.2748740591              No Cap                    No Cap
     131          I        371,164.60          8.6250000000             8.2500000000    1,261.65        360            359          3.6250000000              No Cap                    No Cap
     132          I        510,700.45          8.6250000000             8.2500000000    1,640.36        360            358          3.6250000000              No Cap                    No Cap
     133          I        269,386.56          8.3750000000             8.0000000000      861.99        360            356          3.3250000000              No Cap                    No Cap
     134          I        499,656.44          8.3777827671             8.0027827671    1,610.93        360            359          3.3777827671              No Cap                    No Cap
     135          I        650,953.54          8.5000000000             8.1250000000    2,090.66        360            358          3.5000000000              No Cap                    No Cap
     136          I        645,833.82          8.5000000000             8.1250000000    1,628.39        480            478          3.5000000000              No Cap                    No Cap
     137          I        331,741.40          8.5000000000             8.1250000000      994.18        480            476          3.5000000000              No Cap                    No Cap
     138          I        393,477.26          8.2500000000             7.8750000000    1,448.11        360            357          2.9000000000              No Cap                    No Cap
     139          I        383,084.90          8.1250000000             7.7500000000    1,235.10        360            359          2.7500000000              No Cap                    No Cap
     140          I        331,649.30          8.6250000000             8.2500000000    1,062.38        360            357          3.3250000000              No Cap                    No Cap
     141          I        286,072.35          9.1250000000             8.7500000000      918.28        360            356          3.7990000000              No Cap                    No Cap
     142          I        392,689.54          9.0000000000             8.6250000000    1,448.91        360            358          3.6250000000              No Cap                    No Cap
     143          I        413,433.03          8.5000000000             8.1250000000    1,328.37        360            358          3.1250000000              No Cap                    No Cap
     144          I        183,016.42          8.7500000000             8.3750000000      680.10        360            358          3.3750000000              No Cap                    No Cap
     145          I        341,845.47          8.7500000000             8.3750000000    1,093.57        360            357          3.4500000000              No Cap                    No Cap
     146          I        331,486.72          8.1250000000             7.7500000000    1,119.21        360            357          2.8250000000              No Cap                    No Cap
     147          I        449,561.85          7.7500000000             7.3750000000    1,655.90        360            357          2.3750000000              No Cap                    No Cap
     148          I        366,943.90          8.5211875848             8.1461875848    1,349.85        360            357          3.1983063433              No Cap                    No Cap
     149          I         73,890.28          8.3390000000             7.9640000000      365.05        360            353          3.3250000000              No Cap                    No Cap
     150          I        867,926.73          1.0000000000             0.6250000000    2,798.26        360            358          3.3875862056              No Cap                    No Cap
     151          I        343,416.84          1.0000000000             0.6250000000      869.82        480            478          4.0500000000              No Cap                    No Cap
     152          I        462,894.26          8.6250000000             8.2500000000    1,492.41        360            359          3.6250000000              No Cap                    No Cap
     153          I        778,360.81          3.4634073625             3.0884073625    2,507.51        360            359          3.8045858707              No Cap                    No Cap
     154          I        248,008.39          9.1250000000             8.7500000000    1,011.36        360            357          4.0700000000              No Cap                    No Cap
     155          I      16,825,636.75         1.0000000000             0.6250000000   54,209.48        360            360          3.4050271270              No Cap                    No Cap
     156          I      1,066,400.00          1.0000000000             0.6250000000    3,429.99        360            360          3.6609152288              No Cap                    No Cap
     157          I      25,665,220.00         1.0000000000             0.6250000000   82,549.52        360            360          3.6152417552              No Cap                    No Cap
     158          I        839,250.00          1.7500000000             1.3750000000    2,998.17        360            360          3.6250000000              No Cap                    No Cap
     159          I      3,210,770.00          2.0000000000             1.6250000000   11,867.67        360            360          3.5936282418              No Cap                    No Cap
     160          I      11,933,050.00         2.0000000000             1.6250000000   44,106.89        360            360          3.6167251876              No Cap                    No Cap
     161          I        500,000.00          3.0000000000             2.6250000000    2,108.02        360            360          3.7500000000              No Cap                    No Cap
     162          I        172,336.37          8.1250000000             7.7500000000      634.33        360            349          3.0750000000              No Cap                    No Cap
     163          I        129,600.00          8.3890000000             8.0140000000      448.10        360            348          3.3750000000              No Cap                    No Cap
     164          I        693,476.37          8.5000000000             8.1250000000    2,463.47        360            344          3.4500000000              No Cap                    No Cap
     165          I        239,231.17          8.1250000000             7.7500000000      791.79        360            343          3.0750000000              No Cap                    No Cap
     166          I        681,273.18          8.5000000000             8.1250000000    2,269.07        360            342          3.5000000000              No Cap                    No Cap
     167          I      22,838,860.86         8.3253612012             7.9503612012   73,638.81        360            359          3.4797287176              No Cap                    No Cap
     168          I      2,011,195.72          8.3324900790             7.9574900790    6,484.28        360            359          3.3324900790              No Cap                    No Cap
     169          I      5,718,140.20          2.8248902862             2.4498902862   18,397.15        360            359          3.6664695179              No Cap                    No Cap
     170          I      1,276,923.62          1.0000000000             0.6250000000    3,230.23        480            479          3.5778237621              No Cap                    No Cap
     171          I      8,599,564.29          8.6575771602             8.2825771602   31,855.12        360            359          3.6502660759              No Cap                    No Cap
     172          I        623,000.00          8.7640000000             8.3890000000    2,302.73        360            359          3.7500000000              No Cap                    No Cap
     173          I        147,786.38          8.0140000000             7.6390000000      705.72        360            359          3.0000000000              No Cap                    No Cap
     174          I      6,796,338.67          8.5184298969             8.1434298969   21,827.75        360            358          3.5184298969              No Cap                    No Cap
     175          I        664,112.53          8.5601745611             8.1851745611    2,133.11        360            358          3.5601745611              No Cap                    No Cap
     176          I      2,570,147.49          2.8376763832             2.4626763832    8,283.65        360            358          3.9345513891              No Cap                    No Cap
     177          I      3,190,308.17          8.5524834921             8.1774834921   11,782.74        360            358          3.5524834921              No Cap                    No Cap
     178          I      3,989,654.21          8.5346591014             8.1596591014   12,754.30        360            357          3.5234417703              No Cap                    No Cap
     179          I      1,517,877.14          8.8259369200             8.4509369200    4,874.12        360            357          3.8398895627              No Cap                    No Cap
     180          I        385,284.13          8.6250000000             8.2500000000    1,279.69        360            357          3.5500000000              No Cap                    No Cap
     181          I        331,529.63          8.5000000000             8.1250000000    1,219.74        360            357          3.5000000000              No Cap                    No Cap
     182          I      1,692,390.07          8.2656812157             7.8906812157    5,398.24        360            356          3.2656812157              No Cap                    No Cap
     183          I        675,000.00          7.6390000000             7.2640000000    2,171.07        360            356          2.6250000000              No Cap                    No Cap
     184          I        574,380.63          8.3953095920             8.0203095920    2,106.83        360            356          3.3953095920              No Cap                    No Cap
     185          I        185,311.26          7.8750000000             7.5000000000      622.35        360            355          2.8000000000              No Cap                    No Cap
     186          I        188,986.81          8.1250000000             7.7500000000      645.37        360            355          3.0750000000              No Cap                    No Cap
     187          I        521,710.56          8.4162710450             8.0412710450    1,659.66        360            354          3.3827794630              No Cap                    No Cap
     188          I        598,400.00          8.6390000000             8.2640000000    1,924.69        360            354          3.6250000000              No Cap                    No Cap
     189          I        364,570.25          7.8750000000             7.5000000000    1,220.95        360            354          2.8750000000              No Cap                    No Cap
     190          I        352,668.58          8.7500000000             8.3750000000    1,283.50        360            354          3.7500000000              No Cap                    No Cap
     191          I        632,000.00          7.2640000000             6.8890000000    2,032.76        360            353          2.2500000000              No Cap                    No Cap
     192          I        456,000.00          7.8890000000             7.5140000000    1,685.46        360            353          2.8750000000              No Cap                    No Cap
     193          I        522,451.85          8.6250000000             8.2500000000    1,784.13        360            352          3.5000000000              No Cap                    No Cap
     194          I        243,727.93          8.2500000000             7.8750000000      851.31        360            351          3.2000000000              No Cap                    No Cap
     195          I      19,865,414.67         1.0000000000             0.6250000000   50,238.95        480            480          3.4818667033              No Cap                    No Cap
     196          I      1,636,000.00          1.0000000000             0.6250000000    4,136.74        480            480          3.6020782396              No Cap                    No Cap
     197          I      16,466,960.00         1.0000000000             0.6250000000   41,637.71        480            480          3.6539136550              No Cap                    No Cap
     198          I      4,297,100.00          2.0000000000             1.6250000000   13,012.78        480            480          3.6729713062              No Cap                    No Cap
     199          I      6,832,100.00          2.0000000000             1.6250000000   20,689.36        480            480          3.3969560970              No Cap                    No Cap
     200          I      1,802,250.00          3.0000000000             2.6250000000    6,785.77        480            480          3.7500000000              No Cap                    No Cap
     201          I      22,940,552.77         8.3992767120             8.0242767120   58,099.15        480            479          3.6079396584              No Cap                    No Cap
     202          I      3,333,074.14          8.4702581886             8.0952581886    8,442.40        480            479          3.4702581886              No Cap                    No Cap
     203          I        851,200.00          8.6479285714             8.2729285714    2,152.31        480            479          3.6339285714              No Cap                    No Cap
     204          I      4,897,126.72          8.5766741018             8.2016741018   14,863.75        480            479          3.5766741018              No Cap                    No Cap
     205          I        148,000.00          8.7640000000             8.3890000000      448.18        480            479          3.7500000000              No Cap                    No Cap
     206          I        453,258.85          8.3890000000             8.0140000000    1,621.74        480            479          3.3750000000              No Cap                    No Cap
     207          I        604,846.15          8.3750000000             8.0000000000    2,167.60        480            479          3.3750000000              No Cap                    No Cap
     208          I      5,359,522.78          8.5462151448             8.1712151448   13,512.88        480            478          3.5462151448              No Cap                    No Cap
     209          I        480,000.00          8.0140000000             7.6390000000    1,213.71        480            478          3.0000000000              No Cap                    No Cap
     210          I      1,194,295.46          8.5426684920             8.1676684920    3,614.97        480            478          3.5426684920              No Cap                    No Cap
     211          I      3,256,711.49          8.5843989929             8.2093989929    8,174.58        480            477          3.5843989929              No Cap                    No Cap
     212          I      2,355,685.92          8.1744684723             7.7994684723    5,894.59        480            476          3.1744684723              No Cap                    No Cap
     213          I        844,552.64          8.1443804142             7.7693804142    2,103.76        480            475          3.1299423728              No Cap                    No Cap
     214          I      1,021,341.54          8.6250000000             8.2500000000    2,528.57        480            474          3.6250000000              No Cap                    No Cap
     215          I        504,684.04          8.6250000000             8.2500000000    1,244.05        480            473          3.6250000000              No Cap                    No Cap
     216          I      1,277,400.29          1.0000000000             0.6250000000    4,278.03        360            358          2.9302568688              No Cap                    No Cap
     217          I        632,452.86          9.0000000000             8.6250000000    2,032.76        360            357          4.0000000000              No Cap                    No Cap
     218          I        617,946.26          9.0000000000             8.6250000000    1,557.59        480            477          4.0000000000              No Cap                    No Cap
     219          I        878,853.48          8.0000000000             7.6250000000    2,814.35        360            356          3.0500000000              No Cap                    No Cap
     220          I      4,182,450.00          1.0000000000             0.6250000000   13,452.47        360            360          3.3567974513              No Cap                    No Cap
     221          I      2,551,250.00          2.0000000000             1.6250000000    9,429.96        360            360          3.5111954924              No Cap                    No Cap
     222          I      6,870,650.00          1.0000000000             0.6250000000   17,372.94        480            480          3.5733282149              No Cap                    No Cap
     223          I      2,099,150.00          2.0000000000             1.6250000000    6,356.80        480            480          3.6465503894              No Cap                    No Cap
     224          I        312,000.00          1.7500000000             1.3750000000    1,114.60        360            360          3.2500000000              No Cap                    No Cap
     225          I        157,500.00          2.7500000000             2.3750000000      541.38        480            480          3.7500000000              No Cap                    No Cap
     226          I        684,350.00          1.7500000000             1.3750000000    2,444.81        360            360          3.2024457514              No Cap                    No Cap
     227          I        432,633.74          8.5000000000             8.1250000000    1,389.48        360            358          3.5000000000              No Cap                    No Cap
     228          I        175,673.53          8.3390000000             7.9640000000      839.24        360            358          3.3250000000              No Cap                    No Cap
     229          I        336,936.72          8.6250000000             8.2500000000    1,017.49        480            478          3.6250000000              No Cap                    No Cap
     230          I        527,827.36          8.6250000000             8.2500000000    1,695.04        360            358          3.6250000000              No Cap                    No Cap
     231          I      2,740,627.11          8.5281995486             8.1531995486   10,118.51        360            358          3.5224273002              No Cap                    No Cap
     232          I        172,211.84          8.6390000000             8.2640000000      724.23        360            358          3.6250000000              No Cap                    No Cap
     233          I        649,324.90          8.5000000000             8.1250000000    2,090.66        360            357          3.4500000000              No Cap                    No Cap
     234          I      1,198,977.69          8.4414396433             8.0664396433    3,868.35        360            359          3.4414396433              No Cap                    No Cap
     235          I        215,561.62          8.6250000000             8.2500000000      798.38        360            359          3.6250000000              No Cap                    No Cap
     236          I        419,278.03          8.1628095054             7.7878095054    1,768.47        360            359          3.1488095054              No Cap                    No Cap
     237          I      1,209,826.67          8.6250000000             8.2500000000    3,888.63        360            358          3.6250000000              No Cap                    No Cap
     238          I        170,399.97          8.0000000000             7.6250000000      577.41        360            358          3.0000000000              No Cap                    No Cap
     239          I        254,275.48          8.4640000000             8.0890000000      931.44        360            354          3.4500000000              No Cap                    No Cap
     240          I        348,765.00          8.5000000000             8.1250000000    1,237.49        360            353          3.4500000000              No Cap                    No Cap
     241          I        741,241.29          8.5000000000             8.1250000000    1,877.46        480            479          3.5000000000              No Cap                    No Cap
     242          I      1,218,459.59          8.4502677054             8.0752677054    3,072.33        480            478          3.4502677054              No Cap                    No Cap
     243          I        270,926.02          1.7500000000             1.3750000000      969.92        360            359          4.1250000000              No Cap                    No Cap
     244          I      1,410,630.35          8.6925388967             8.3175388967    4,547.99        360            359          3.6925388967              No Cap                    No Cap
     245          I        727,320.88          8.7008953067             8.3258953067    2,693.79        360            359          3.7008953067              No Cap                    No Cap
     246          I        483,600.00          8.5140000000             8.1390000000    1,787.48        360            359          3.5000000000              No Cap                    No Cap
     247          I      1,407,127.67          8.6715421005             8.2965421005    4,522.25        360            358          3.6715421005              No Cap                    No Cap
     248          I        403,998.87          8.3750000000             8.0000000000    1,496.96        360            358          3.3750000000              No Cap                    No Cap
     249          I        189,108.82          8.7500000000             8.3750000000      693.04        360            356          3.7500000000              No Cap                    No Cap
     250          I      1,119,099.65          8.7500000000             8.3750000000    2,834.52        480            479          3.7500000000              No Cap                    No Cap
     251          I      1,646,993.30          8.6250000000             8.2500000000    4,159.98        480            478          3.6250000000              No Cap                    No Cap
     252          I        753,673.26          8.7500000000             8.3750000000    2,275.73        480            478          3.7500000000              No Cap                    No Cap
     253          I        233,794.77          8.7500000000             8.3750000000      586.63        480            477          3.7500000000              No Cap                    No Cap
     254          II       326,712.12          7.0000000000             6.6250000000    1,086.67        360            359          2.2500000000           5.0000000000              1.0000000000
     255          II       500,000.00          6.8750000000             6.5000000000    1,614.58        360            360          2.2500000000           5.0000000000              1.0000000000
     256          II       325,000.00          7.0000000000             6.6250000000    1,083.34        360            360          2.2500000000           5.0000000000              1.0000000000
     257          II       525,000.00          7.6250000000             7.2500000000    2,023.44        360            360          2.2500000000           5.0000000000              1.0000000000
     258          II       508,000.00          8.0000000000             7.6250000000    2,116.67        360            360          2.2500000000           5.0000000000              1.0000000000
     259          II       400,000.00          8.3750000000             8.0000000000    1,791.67        360            360          2.2500000000           5.0000000000              1.0000000000
     260          II       409,655.88          8.1250000000             7.7500000000    1,723.28        360            353          2.2500000000           5.0000000000              1.0000000000
     261          II       223,347.61          6.8750000000             6.5000000000      710.42        360            354          2.2500000000           5.0000000000              1.0000000000
     262          II       280,203.04          7.2500000000             6.8750000000      977.50        360            354          2.2500000000           5.0000000000              1.0000000000
     263          II       408,521.40          8.0000000000             7.6250000000    1,765.97        360            354          2.2500000000           5.0000000000              1.0000000000
     264          II       586,517.19          7.1250000000             6.7500000000    2,017.81        360            355          2.2500000000           5.0000000000              1.0000000000
     265          II     1,054,396.27          7.2500000000             6.8750000000    3,706.35        360            355          2.2500000000           5.0000000000              1.0000000000
     266          II       267,340.82          7.3750000000             7.0000000000      962.50        360            355          2.2500000000           5.0000000000              1.0000000000
     267          II       324,051.17          7.6250000000             7.2500000000    1,233.33        360            355          2.2500000000           5.0000000000              1.0000000000
     268          II       929,286.62          7.5000000000             7.1250000000    3,450.00        360            356          2.2500000000           5.0000000000              1.0000000000
     269          II       626,260.31          7.7500000000             7.3750000000    2,454.17        360            356          2.2500000000           5.0000000000              1.0000000000
     270          II       589,597.74          7.8750000000             7.5000000000    2,372.50        360            356          2.2500000000           5.0000000000              1.0000000000
     271          II       494,465.71          6.5000000000             6.1250000000    1,443.17        360            357          2.2500000000           5.0000000000              1.0000000000
     272          II       186,999.69          6.6250000000             6.2500000000      560.67        360            357          2.2500000000           5.0000000000              1.0000000000
     273          II       806,033.81          6.7500000000             6.3750000000    2,500.00        360            357          2.2500000000           5.0000000000              1.0000000000
     274          II     1,218,424.77          6.8750000000             6.5000000000    3,909.22        360            357          2.2500000000           5.0000000000              1.0000000000
     275          II       592,688.12          7.1250000000             6.7500000000    2,022.11        360            357          2.2500000000           5.0000000000              1.0000000000
     276          II     1,236,258.22          7.2500000000             6.8750000000    4,345.62        360            357          2.2500000000           5.0000000000              1.0000000000
     277          II       310,324.22          7.3750000000             7.0000000000    1,122.92        360            357          2.2500000000           5.0000000000              1.0000000000
     278          II       419,139.54          7.5000000000             7.1250000000    1,560.00        360            357          2.2500000000           5.0000000000              1.0000000000
     279          II       848,758.22          7.6250000000             7.2500000000    3,246.75        360            357          2.2500000000           5.0000000000              1.0000000000
     280          II       834,251.49          8.0000000000             7.6250000000    3,450.00        360            357          2.2500000000           5.0000000000              1.0000000000
     281          II       314,355.63          8.0000000000             7.6250000000    1,300.00        360            357          2.2500000000           5.0000000000              1.0000000000
     282          II       208,037.64          6.1250000000             5.7500000000      539.06        360            358          2.2500000000           5.0000000000              1.0000000000
     283          II       383,412.47          6.2500000000             5.8750000000    1,033.23        360            358          2.2500000000           5.0000000000              1.0000000000
     284          II       703,509.66          6.6250000000             6.2500000000    2,114.58        360            358          2.2500000000           5.0000000000              1.0000000000
     285          II       458,286.41          6.7500000000             6.3750000000    1,425.00        360            358          2.2500000000           5.0000000000              1.0000000000
     286          II       337,684.81          6.8750000000             6.5000000000    1,085.00        360            358          2.2500000000           5.0000000000              1.0000000000
     287          II     1,398,477.80          7.0000000000             6.6250000000    4,638.33        360            358          2.2500000000           5.0000000000              1.0000000000
     288          II       740,092.73          7.0000000000             6.6250000000    2,454.67        360            358          2.8340575782           5.0000000000              1.0000000000
     289          II     1,369,835.22          7.1250000000             6.7500000000    4,685.31        360            358          2.2500000000           5.0000000000              1.0000000000
     290          II     1,153,607.46          7.2500000000             6.8750000000    4,069.38        360            358          2.2500000000           5.0000000000              1.0000000000
     291          II       313,564.71          7.2500000000             6.8750000000    1,105.00        360            358          2.2500000000           5.0000000000              1.0000000000
     292          II       911,448.43          7.3750000000             7.0000000000    3,306.41        360            358          2.2500000000           5.0000000000              1.0000000000
     293          II       627,129.59          7.3750000000             7.0000000000    2,275.00        360            358          2.2500000000           5.0000000000              1.0000000000
     294          II     2,894,154.88          7.5000000000             7.1250000000   10,801.69        360            358          2.2500000000           5.0000000000              1.0000000000
     295          II       509,743.93          7.5000000000             7.1250000000    1,902.00        360            358          2.2500000000           5.0000000000              1.0000000000
     296          II       706,526.17          7.6250000000             7.2500000000    2,709.48        360            358          2.2500000000           5.0000000000              1.0000000000
     297          II       586,072.68          7.6250000000             7.2500000000    2,247.75        360            358          2.2500000000           5.0000000000              1.0000000000
     298          II     2,512,389.59          7.7500000000             7.3750000000    9,895.25        360            358          2.2500000000           5.0000000000              1.0000000000
     299          II       624,316.02          7.7500000000             7.3750000000    2,458.92        360            358          2.2500000000           5.0000000000              1.0000000000
     300          II       607,029.11          7.8750000000             7.5000000000    2,454.56        360            358          2.2500000000           5.0000000000              1.0000000000
     301          II       738,888.06          7.8750000000             7.5000000000    2,986.75        360            358          2.2500000000           5.0000000000              1.0000000000
     302          II     1,736,643.80          8.0000000000             7.6250000000    7,200.00        360            358          2.2500000000           5.0000000000              1.0000000000
     303          II       664,316.19          8.1250000000             7.7500000000    2,823.02        360            358          2.2500000000           5.0000000000              1.0000000000
     304          II     1,301,668.69          8.1250000000             7.7500000000    5,531.58        360            358          2.2500000000           5.0000000000              1.0000000000
     305          II       347,845.08          8.2500000000             7.8750000000    1,519.00        360            358          2.2500000000           5.0000000000              1.0000000000
     306          II     1,415,064.20          8.2500000000             7.8750000000    6,160.00        360            358          2.2500000000           5.0000000000              1.0000000000
     307          II       952,000.00          8.2500000000             7.8750000000    4,165.00        360            358          2.2500000000           5.0000000000              1.0000000000
     308          II       502,508.73          8.3750000000             8.0000000000    2,239.58        360            358          2.2500000000           5.0000000000              1.0000000000
     309          II       267,066.00          6.2500000000             5.8750000000      721.50        360            359          2.2500000000           5.0000000000              1.0000000000
     310          II       723,805.00          6.3750000000             6.0000000000    2,030.63        360            359          2.2500000000           5.0000000000              1.0000000000
     311          II       650,252.55          6.4900000000             6.1150000000    1,888.97        360            359          2.2500000000           5.0000000000              1.0000000000
     312          II     3,038,377.04          6.5000000000             6.1250000000    8,841.88        360            359          2.2500000000           5.0000000000              1.0000000000
     313          II       667,183.80          6.5000000000             6.1250000000    1,941.10        360            359          2.2500000000           5.0000000000              1.0000000000
     314          II     1,574,676.87          6.6250000000             6.2500000000    4,744.98        360            359          2.2500000000           5.0000000000              1.0000000000
     315          II     2,124,578.20          6.7500000000             6.3750000000    6,622.76        360            359          2.2500000000           5.0000000000              1.0000000000
     316          II       316,790.00          6.7500000000             6.3750000000      987.50        360            359          2.2500000000           5.0000000000              1.0000000000
     317          II       595,000.00          6.7500000000             6.3750000000    1,859.38        360            359          2.2500000000           5.0000000000              1.0000000000
     318          II     6,769,872.60          6.8750000000             6.5000000000   21,809.48        360            359          2.2500000000           5.0000000000              1.0000000000
     319          II     3,498,424.25          7.0000000000             6.6250000000   11,632.33        360            359          2.2500000000           5.0000000000              1.0000000000
     320          II       181,653.00          7.0000000000             6.6250000000      604.00        360            359          2.2500000000           5.0000000000              1.0000000000
     321          II     2,980,677.54          7.1250000000             6.7500000000   10,252.38        360            359          2.2500000000           5.0000000000              1.0000000000
     322          II       361,710.52          7.1250000000             6.7500000000    1,244.38        360            359          2.2500000000           5.0000000000              1.0000000000
     323          II     4,280,162.79          7.2500000000             6.8750000000   15,121.17        360            359          2.2500000000           5.0000000000              1.0000000000
     324          II       917,488.00          7.2500000000             6.8750000000    3,241.34        360            359          2.2500000000           5.0000000000              1.0000000000
     325          II     5,801,867.24          7.3750000000             7.0000000000   21,101.19        360            359          2.2500000000           5.0000000000              1.0000000000
     326          II       456,115.54          7.3750000000             7.0000000000    1,656.67        360            359          2.2500000000           5.0000000000              1.0000000000
     327          II       921,950.00          7.3750000000             7.0000000000    3,361.28        360            359          2.2500000000           5.0000000000              1.0000000000
     328          II     7,962,624.68          7.5000000000             7.1250000000   29,787.57        360            359          2.2500000000           5.0000000000              1.0000000000
     329          II     1,107,040.70          7.5000000000             7.1250000000    4,141.05        360            359          2.2500000000           5.0000000000              1.0000000000
     330          II     1,161,915.00          7.5000000000             7.1250000000    4,357.18        360            359          2.2500000000           5.0000000000              1.0000000000
     331          II     9,646,054.99          7.6250000000             7.2500000000   37,084.80        360            359          2.2500000000           5.0000000000              1.0000000000
     332          II     1,210,171.78          7.6250000000             7.2500000000    4,652.76        360            359          2.2500000000           5.0000000000              1.0000000000
     333          II       408,000.00          7.6250000000             7.2500000000    1,572.50        360            359          2.2500000000           5.0000000000              1.0000000000
     334          II     11,593,931.54         7.7500000000             7.3750000000   45,780.57        360            359          2.2644833312           5.0000000000              1.0000000000
     335          II     1,344,953.99          7.7500000000             7.3750000000    5,310.51        360            359          2.2500000000           5.0000000000              1.0000000000
     336          II     8,896,097.29          7.8750000000             7.5000000000   36,054.38        360            359          2.2500000000           5.0000000000              1.0000000000
     337          II       919,011.79          7.8750000000             7.5000000000    3,724.19        360            359          2.2500000000           5.0000000000              1.0000000000
     338          II     2,022,794.37          8.0000000000             7.6250000000    8,407.30        360            359          2.2500000000           5.0000000000              1.0000000000
     339          II       882,159.89          8.0000000000             7.6250000000    3,666.51        360            359          2.2500000000           5.0000000000              1.0000000000
     340          II       971,668.45          8.1250000000             7.7500000000    4,139.51        360            359          2.2500000000           5.0000000000              1.0000000000
     341          II       918,290.00          8.1250000000             7.7500000000    3,912.08        360            359          2.2500000000           5.0000000000              1.0000000000
     342          II       416,000.00          8.1250000000             7.7500000000    1,776.67        360            359          2.2500000000           5.0000000000              1.0000000000
     343          II     3,817,437.37          8.2500000000             7.8750000000   16,662.41        360            359          2.2500000000           5.0000000000              1.0000000000
     344          II     1,531,018.00          8.2500000000             7.8750000000    6,681.50        360            359          2.2500000000           5.0000000000              1.0000000000
     345          II       503,950.00          8.2500000000             7.8750000000    2,204.78        360            359          2.2500000000           5.0000000000              1.0000000000
     346          II     5,266,312.22          8.3750000000             8.0000000000   23,530.19        360            359          2.2500000000           5.0000000000              1.0000000000
     347          II     1,891,476.90          8.3750000000             8.0000000000    8,451.12        360            359          2.2500000000           5.0000000000              1.0000000000
     348          II     1,311,231.04          8.5000000000             8.1250000000    5,995.01        360            359          2.2500000000           5.0000000000              1.0000000000
     349          II     1,078,943.58          8.5000000000             8.1250000000    4,950.00        360            359          2.2500000000           5.0000000000              1.0000000000
     350          II       383,355.99          8.7500000000             8.3750000000    1,832.34        360            359          2.2500000000           5.0000000000              1.0000000000
     351          II       311,978.00          8.7500000000             8.3750000000    1,491.17        360            359          2.2500000000           5.0000000000              1.0000000000
     352          II       344,860.00          9.6250000000             9.2500000000    1,899.17        360            359          2.2500000000           5.0000000000              1.0000000000
     353          II       310,000.00          5.8750000000             5.5000000000      742.71        360            360          2.2500000000           5.0000000000              1.0000000000
     354          II       404,309.17          6.3750000000             6.0000000000    1,141.88        360            360          2.2500000000           5.0000000000              1.0000000000
     355          II       216,000.00          6.5000000000             6.1250000000      630.00        360            360          2.2500000000           5.0000000000              1.0000000000
     356          II       496,000.00          6.6250000000             6.2500000000    1,498.33        360            360          2.2500000000           5.0000000000              1.0000000000
     357          II       175,000.00          6.7500000000             6.3750000000      546.88        360            360          2.2500000000           5.0000000000              1.0000000000
     358          II     1,050,000.00          6.7500000000             6.3750000000    3,281.25        360            360          2.2500000000           5.0000000000              1.0000000000
     359          II     1,078,000.00          6.8750000000             6.5000000000    3,481.05        360            360          2.2500000000           5.0000000000              1.0000000000
     360          II       676,000.00          6.8750000000             6.5000000000    2,182.92        360            360          2.2500000000           5.0000000000              1.0000000000
     361          II       318,800.00          7.0000000000             6.6250000000    1,062.67        360            360          2.2500000000           5.0000000000              1.0000000000
     362          II       237,600.00          7.0000000000             6.6250000000      792.00        360            360          2.2500000000           5.0000000000              1.0000000000
     363          II       710,000.00          7.1250000000             6.7500000000    2,440.63        360            360          2.2500000000           5.0000000000              1.0000000000
     364          II     1,557,650.00          7.1250000000             6.7500000000    5,354.43        360            360          2.2500000000           5.0000000000              1.0000000000
     365          II       535,000.00          7.2500000000             6.8750000000    1,894.80        360            360          2.2500000000           5.0000000000              1.0000000000
     366          II     1,183,600.00          7.2500000000             6.8750000000    4,191.92        360            360          2.2500000000           5.0000000000              1.0000000000
     367          II     1,662,800.00          7.3750000000             7.0000000000    6,062.30        360            360          2.2500000000           5.0000000000              1.0000000000
     368          II     1,628,200.00          7.3750000000             7.0000000000    5,936.15        360            360          2.2500000000           5.0000000000              1.0000000000
     369          II     1,623,700.00          7.5000000000             7.1250000000    6,088.91        360            360          2.2500000000           5.0000000000              1.0000000000
     370          II     2,144,500.00          7.5000000000             7.1250000000    8,041.88        360            360          2.2500000000           5.0000000000              1.0000000000
     371          II     2,002,876.00          7.6250000000             7.2500000000    7,717.45        360            360          2.2500000000           5.0000000000              1.0000000000
     372          II       819,200.00          7.6250000000             7.2500000000    3,157.33        360            360          2.2500000000           5.0000000000              1.0000000000
     373          II       975,200.00          7.7500000000             7.3750000000    3,860.18        360            360          2.2500000000           5.0000000000              1.0000000000
     374          II       140,800.00          7.7500000000             7.3750000000      557.34        360            360          2.2500000000           5.0000000000              1.0000000000
     375          II     7,342,449.00          7.7500000000             7.3750000000   29,063.87        360            360          2.2500000000           5.0000000000              1.0000000000
     376          II       191,000.00          7.8750000000             7.5000000000      775.94        360            360          2.2500000000           5.0000000000              1.0000000000
     377          II     1,490,586.00          7.8750000000             7.5000000000    6,055.55        360            360          2.2500000000           5.0000000000              1.0000000000
     378          II     3,154,750.00          7.8750000000             7.5000000000   12,816.17        360            360          2.2500000000           5.0000000000              1.0000000000
     379          II     1,926,529.99          8.0000000000             7.6250000000    8,022.87        360            360          2.2500000000           5.0000000000              1.0000000000
     380          II     2,168,200.00          8.0000000000             7.6250000000    9,034.17        360            360          2.2500000000           5.0000000000              1.0000000000
     381          II       665,000.00          8.1250000000             7.7500000000    2,840.11        360            360          2.2500000000           5.0000000000              1.0000000000
     382          II     3,230,756.00          8.1250000000             7.7500000000   13,798.02        360            360          2.2500000000           5.0000000000              1.0000000000
     383          II       576,000.00          8.2500000000             7.8750000000    2,520.00        360            360          2.2500000000           5.0000000000              1.0000000000
     384          II       177,417.00          8.2500000000             7.8750000000      776.20        360            360          2.2500000000           5.0000000000              1.0000000000
     385          II       717,600.00          8.2500000000             7.8750000000    3,139.50        360            360          2.2500000000           5.0000000000              1.0000000000
     386          II       324,000.00          8.2500000000             7.8750000000    1,417.50        360            360          2.2500000000           5.0000000000              1.0000000000
     387          II       818,972.00          8.3750000000             8.0000000000    3,668.32        360            360          2.2500000000           5.0000000000              1.0000000000
     388          II       373,600.00          8.3750000000             8.0000000000    1,673.42        360            360          2.2500000000           5.0000000000              1.0000000000
     389          II     2,355,600.00          8.3750000000             8.0000000000   10,551.13        360            360          2.2500000000           5.0000000000              1.0000000000
     390          II     1,006,800.00          8.5000000000             8.1250000000    4,614.50        360            360          2.2500000000           5.0000000000              1.0000000000
     391          II       412,000.00          8.6250000000             8.2500000000    1,931.26        360            360          2.2500000000           5.0000000000              1.0000000000
     392          II     1,330,000.00          8.6250000000             8.2500000000    6,234.38        360            360          2.2500000000           5.0000000000              1.0000000000
     393          II       360,000.00          8.7500000000             8.3750000000    1,725.01        360            360          2.2500000000           5.0000000000              1.0000000000
     394          II       384,000.00          8.7500000000             8.3750000000    1,840.00        360            360          2.2500000000           5.0000000000              1.0000000000
     395          II       180,000.00          9.0000000000             8.6250000000      900.01        360            360          2.2500000000           5.0000000000              1.0000000000
     396          II       500,000.00          9.3750000000             9.0000000000    2,656.26        360            360          2.2500000000           5.0000000000              1.0000000000
     397          II       153,600.00          9.5000000000             9.1250000000      832.01        360            360          2.2500000000           5.0000000000              1.0000000000
     398          II       200,000.00          7.1250000000             6.7500000000      687.51        360            360          2.2500000000           5.0000000000              1.0000000000
     399          II       378,637.50          7.7500000000             7.3750000000    1,472.50        360            353          2.2500000000           5.0000000000              1.0000000000
     400          II       156,345.78          7.3750000000             7.0000000000      561.46        360            354          2.2500000000           5.0000000000              1.0000000000
     401          II       416,599.84          7.7500000000             7.3750000000    1,632.81        360            356          2.2500000000           5.0000000000              1.0000000000
     402          II       112,230.00          6.5000000000             6.1250000000      326.67        360            359          2.2500000000           5.0000000000              1.0000000000
     403          II       275,687.50          6.6250000000             6.2500000000      830.73        360            359          2.2500000000           5.0000000000              1.0000000000
     404          II       216,540.00          7.1250000000             6.7500000000      742.50        360            359          2.2500000000           5.0000000000              1.0000000000
     405          II       304,760.00          7.2500000000             6.8750000000    1,076.67        360            359          2.2500000000           5.0000000000              1.0000000000
     406          II       144,360.00          7.6500000000             7.2750000000      558.00        360            359          2.2500000000           5.0000000000              1.0000000000
     407          II       441,100.00          7.7500000000             7.3750000000    1,741.67        360            359          2.2500000000           5.0000000000              1.0000000000
     408          II       561,400.00          7.8750000000             7.5000000000    2,275.00        360            359          2.2500000000           5.0000000000              1.0000000000
     409          II       102,656.00          8.1250000000             7.7500000000      437.33        360            359          2.2500000000           5.0000000000              1.0000000000
     410          II       225,562.50          8.2500000000             7.8750000000      984.38        360            359          2.2500000000           5.0000000000              1.0000000000
     411          II       428,268.00          8.3750000000             8.0000000000    1,913.50        360            359          2.2500000000           5.0000000000              1.0000000000
     412          II       233,917.08          6.8750000000             6.5000000000      751.59        360            358          2.2500000000           5.0000000000              1.0000000000
     413          II       304,760.00          7.2500000000             6.8750000000    1,076.67        360            359          2.2500000000           5.0000000000              1.0000000000
     414          II       181,252.00          7.2500000000             6.8750000000      640.33        360            359          2.2500000000           5.0000000000              1.0000000000
     415          II       229,321.87          8.3750000000             8.0000000000    1,024.61        360            359          2.2500000000           5.0000000000              1.0000000000
     416          II       346,595.35          7.1250000000             6.7500000000    1,182.50        360            357          2.2500000000           5.0000000000              1.0000000000
     417          II       169,267.63          7.2500000000             6.8750000000      595.00        360            357          2.2500000000           5.0000000000              1.0000000000
     418          II       467,502.16          7.6250000000             7.2500000000    1,788.33        360            357          2.2500000000           5.0000000000              1.0000000000
     419          II       730,846.99          7.2500000000             6.8750000000    2,575.50        360            358          2.2500000000           5.0000000000              1.0000000000
     420          II       324,820.88          7.2500000000             6.8750000000    1,144.67        360            358          2.2500000000           5.0000000000              1.0000000000
     421          II       393,081.71          7.5000000000             7.1250000000    1,466.70        360            358          2.2500000000           5.0000000000              1.0000000000
     422          II       879,388.90          7.6250000000             7.2500000000    3,372.40        360            358          2.2500000000           5.0000000000              1.0000000000
     423          II       177,743.25          7.7500000000             7.3750000000      701.81        360            358          2.2500000000           5.0000000000              1.0000000000
     424          II       506,126.26          7.8750000000             7.5000000000    2,045.88        360            358          2.2500000000           5.0000000000              1.0000000000
     425          II       548,337.10          8.0000000000             7.6250000000    2,273.33        360            358          2.2500000000           5.0000000000              1.0000000000
     426          II       436,880.97          8.2500000000             7.8750000000    1,901.81        360            358          2.2500000000           5.0000000000              1.0000000000
     427          II       533,362.76          8.3750000000             8.0000000000    2,377.09        360            358          2.2500000000           5.0000000000              1.0000000000
     428          II       625,209.12          6.1250000000             5.7500000000    1,624.09        360            359          2.2500000000           5.0000000000              1.0000000000
     429          II       698,792.63          6.5000000000             6.1250000000    2,033.06        360            359          2.2500000000           5.0000000000              1.0000000000
     430          II       192,976.25          6.8750000000             6.5000000000      622.58        360            359          2.2500000000           5.0000000000              1.0000000000
     431          II       418,042.50          7.0000000000             6.6250000000    1,390.00        360            359          2.2500000000           5.0000000000              1.0000000000
     432          II       592,477.50          7.2500000000             6.8750000000    2,093.13        360            359          2.2500000000           5.0000000000              1.0000000000
     433          II     1,177,436.25          7.3750000000             7.0000000000    4,282.03        360            359          2.2500000000           5.0000000000              1.0000000000
     434          II       290,725.00          7.5000000000             7.1250000000    1,087.50        360            359          2.2500000000           5.0000000000              1.0000000000
     435          II       186,064.00          7.5000000000             7.1250000000      696.00        360            359          2.2500000000           5.0000000000              1.0000000000
     436          II       535,335.00          7.6250000000             7.2500000000    2,058.13        360            359          2.2500000000           5.0000000000              1.0000000000
     437          II       817,959.80          7.7500000000             7.3750000000    3,229.69        360            359          2.2500000000           5.0000000000              1.0000000000
     438          II     1,410,116.50          7.8750000000             7.5000000000    5,714.31        360            359          2.2500000000           5.0000000000              1.0000000000
     439          II       509,270.00          7.8750000000             7.5000000000    2,063.75        360            359          2.2500000000           5.0000000000              1.0000000000
     440          II       392,980.00          8.1250000000             7.7500000000    1,674.17        360            359          2.2500000000           5.0000000000              1.0000000000
     441          II       541,249.75          8.2500000000             7.8750000000    2,362.06        360            359          2.2500000000           5.0000000000              1.0000000000
     442          II       603,053.87          8.3750000000             8.0000000000    2,694.44        360            359          2.2500000000           5.0000000000              1.0000000000
     443          II       320,399.00          8.3750000000             8.0000000000    1,431.54        360            359          2.2500000000           5.0000000000              1.0000000000
     444          II       436,000.00          8.3750000000             8.0000000000    1,952.92        360            360          2.2500000000           5.0000000000              1.0000000000
     445          II       256,302.26          7.8750000000             7.5000000000      813.90        360            355          2.2500000000           5.0000000000              1.0000000000
     446          II       634,750.64          6.5000000000             6.1250000000    1,837.50        360            357          2.2500000000           5.0000000000              1.0000000000
     447          II       584,174.17          7.3750000000             7.0000000000    2,119.14        360            357          2.2500000000           5.0000000000              1.0000000000
     448          II       520,000.00          7.8750000000             7.5000000000    2,112.50        360            357          2.2500000000           5.0000000000              1.0000000000
     449          II       272,486.17          7.7500000000             7.3750000000    1,076.67        360            358          2.2500000000           5.0000000000              1.0000000000
     450          II       154,643.65          7.3750000000             7.0000000000      561.09        360            358          2.2500000000           5.0000000000              1.0000000000
     451          II       314,349.27          8.2500000000             7.8750000000    1,365.00        360            358          2.2500000000           5.0000000000              1.0000000000
     452          II       768,334.44          7.5000000000             7.1250000000    2,866.88        360            358          2.2500000000           5.0000000000              1.0000000000
     453          II       554,764.60          7.5000000000             7.1250000000    2,069.99        360            358          2.2500000000           5.0000000000              1.0000000000
     454          II       296,580.19          7.6250000000             7.2500000000    1,137.36        360            358          2.2500000000           5.0000000000              1.0000000000
     455          II       558,789.56          8.2500000000             7.8750000000    2,432.50        360            358          2.2500000000           5.0000000000              1.0000000000
     456          II       328,842.05          8.8750000000             8.5000000000    1,601.92        360            358          2.7500000000           5.0000000000              1.0000000000
     457          II       192,479.99          7.5000000000             7.1250000000      720.01        360            359          2.2500000000           5.0000000000              1.0000000000
     458          II       304,760.00          8.1250000000             7.7500000000    1,298.33        360            359          2.2500000000           5.0000000000              1.0000000000
     459          II       579,946.24          6.6250000000             6.2500000000    1,747.56        360            359          2.2500000000           5.0000000000              1.0000000000
     460          II       244,610.00          6.8750000000             6.5000000000      787.92        360            359          2.2500000000           5.0000000000              1.0000000000
     461          II       172,429.99          7.1250000000             6.7500000000      591.26        360            359          2.2500000000           5.0000000000              1.0000000000
     462          II       192,480.00          7.3750000000             7.0000000000      700.00        360            359          2.2500000000           5.0000000000              1.0000000000
     463          II       184,459.99          7.5000000000             7.1250000000      690.01        360            359          2.2500000000           5.0000000000              1.0000000000
     464          II       186,866.00          7.6250000000             7.2500000000      718.42        360            359          2.2500000000           5.0000000000              1.0000000000
     465          II       153,983.99          7.6250000000             7.2500000000      592.01        360            359          2.2500000000           5.0000000000              1.0000000000
     466          II       531,726.00          7.7500000000             7.3750000000    2,099.50        360            359          2.2500000000           5.0000000000              1.0000000000
     467          II       471,864.69          7.8750000000             7.5000000000    1,912.20        360            359          2.2500000000           5.0000000000              1.0000000000
     468          II       296,740.00          7.8750000000             7.5000000000    1,202.50        360            359          2.2500000000           5.0000000000              1.0000000000
     469          II       184,460.00          8.0000000000             7.6250000000      766.67        360            359          2.2500000000           5.0000000000              1.0000000000
     470          II       252,630.00          8.1250000000             7.7500000000    1,076.25        360            359          2.2500000000           5.0000000000              1.0000000000
     471          II       292,671.75          7.2500000000             6.8750000000    1,037.71        360            359          2.2500000000           5.0000000000              1.0000000000
     472          II       552,577.99          7.6250000000             7.2500000000    2,124.43        360            359          2.2500000000           5.0000000000              1.0000000000
     473          II       401,000.00          7.7500000000             7.3750000000    1,583.33        360            359          2.2500000000           5.0000000000              1.0000000000
     474          II       652,978.36          7.8750000000             7.5000000000    2,646.12        360            359          2.2500000000           5.0000000000              1.0000000000
     475          II       255,036.00          7.8750000000             7.5000000000    1,033.50        360            359          2.2500000000           5.0000000000              1.0000000000
     476          II     1,809,501.55          6.8750000000             6.5000000000    5,830.26        360            359          2.2500000000           5.0000000000              1.0000000000
     477          II       760,897.50          7.0000000000             6.6250000000    2,530.00        360            359          2.2500000000           5.0000000000              1.0000000000
     478          II     2,844,944.62          7.1250000000             6.7500000000    9,755.11        360            359          2.2500000000           5.0000000000              1.0000000000
     479          II       272,987.77          7.2500000000             6.8750000000      964.42        360            359          2.2500000000           5.0000000000              1.0000000000
     480          II       210,324.50          7.3750000000             7.0000000000      764.90        360            359          2.2500000000           5.0000000000              1.0000000000
     481          II       562,202.00          7.3750000000             7.0000000000    2,044.58        360            359          2.2500000000           5.0000000000              1.0000000000
     482          II       990,470.00          7.5000000000             7.1250000000    3,705.00        360            359          2.2500000000           5.0000000000              1.0000000000
     483          II       346,363.75          7.6250000000             7.2500000000    1,331.62        360            359          2.2500000000           5.0000000000              1.0000000000
     484          II       451,445.80          7.6250000000             7.2500000000    1,735.61        360            359          2.2500000000           5.0000000000              1.0000000000
     485          II     1,400,412.30          7.7500000000             7.3750000000    5,529.48        360            359          2.2500000000           5.0000000000              1.0000000000
     486          II       788,000.00          7.7500000000             7.3750000000    3,119.17        360            359          2.2500000000           5.0000000000              1.0000000000
     487          II       489,220.00          7.8750000000             7.5000000000    1,982.50        360            359          2.2500000000           5.0000000000              1.0000000000
     488          II       757,890.00          7.8750000000             7.5000000000    3,071.25        360            359          2.2500000000           5.0000000000              1.0000000000
     489          II       353,381.25          8.0000000000             7.6250000000    1,468.75        360            359          2.2500000000           5.0000000000              1.0000000000
     490          II       498,491.12          8.0000000000             7.6250000000    2,071.87        360            359          2.2500000000           5.0000000000              1.0000000000
     491          II       259,755.77          8.1250000000             7.7500000000    1,106.61        360            359          2.2500000000           5.0000000000              1.0000000000
     492          II       991,221.88          8.2500000000             7.8750000000    4,325.78        360            359          2.2500000000           5.0000000000              1.0000000000
     493          II     1,608,010.00          8.2500000000             7.8750000000    7,017.50        360            359          2.2500000000           5.0000000000              1.0000000000
     494          II     1,010,520.00          8.3750000000             8.0000000000    4,515.00        360            359          2.2500000000           5.0000000000              1.0000000000
     495          II       192,399.80          8.3750000000             8.0000000000      859.64        360            359          2.2500000000           5.0000000000              1.0000000000
     496          II       785,960.00          8.5000000000             8.1250000000    3,593.34        360            359          2.2500000000           5.0000000000              1.0000000000
     497          II       465,160.00          6.8750000000             6.5000000000    1,498.33        360            359          2.2500000000           5.0000000000              1.0000000000
     498          II       429,070.00          8.0000000000             7.6250000000    1,783.33        360            359          2.2500000000           5.0000000000              1.0000000000
     499          II       308,770.00          8.1250000000             7.7500000000    1,315.42        360            359          2.2500000000           5.0000000000              1.0000000000
     500          II       409,020.00          8.3750000000             8.0000000000    1,827.50        360            359          2.2500000000           5.0000000000              1.0000000000
     501          II       154,000.00          7.1250000000             6.7500000000      529.38        360            360          2.2500000000           5.0000000000              1.0000000000
     502          II       416,000.00          7.7500000000             7.3750000000    1,646.67        360            360          2.2500000000           5.0000000000              1.0000000000
     503          II       206,889.56          7.3750000000             7.0000000000      758.34        360            360          2.2500000000           5.0000000000              1.0000000000
     504          II       384,000.00          7.5000000000             7.1250000000    1,440.01        360            360          2.2500000000           5.0000000000              1.0000000000
     505          II       340,000.00          8.3750000000             8.0000000000    1,522.92        360            360          2.2500000000           5.0000000000              1.0000000000
     506          II       342,400.00          7.1250000000             6.7500000000    1,177.02        360            360          2.2500000000           5.0000000000              1.0000000000
     507          II       187,200.00          7.2500000000             6.8750000000      663.01        360            360          2.2500000000           5.0000000000              1.0000000000
     508          II       200,000.00          7.5000000000             7.1250000000      750.01        360            360          2.2500000000           5.0000000000              1.0000000000
     509          II       411,896.00          7.6250000000             7.2500000000    1,587.52        360            360          2.2500000000           5.0000000000              1.0000000000
     510          II       720,200.00          7.7500000000             7.3750000000    2,850.80        360            360          2.2500000000           5.0000000000              1.0000000000
     511          II       840,000.00          7.8750000000             7.5000000000    3,412.54        360            360          2.2500000000           5.0000000000              1.0000000000
     512          II       240,000.00          8.3750000000             8.0000000000    1,075.00        360            360          2.2500000000           5.0000000000              1.0000000000
     513          II       396,720.00          8.5000000000             8.1250000000    1,818.30        360            360          2.2500000000           5.0000000000              1.0000000000
     514          II       144,000.00          8.5000000000             8.1250000000      660.00        360            360          2.2500000000           5.0000000000              1.0000000000
     515          II       648,000.00          6.6250000000             6.2500000000    1,957.51        360            360          2.2500000000           5.0000000000              1.0000000000
     516          II       239,992.00          6.8750000000             6.5000000000      774.98        360            360          2.2500000000           5.0000000000              1.0000000000
     517          II       648,000.00          6.8750000000             6.5000000000    2,092.50        360            360          2.2500000000           5.0000000000              1.0000000000
     518          II     2,361,748.00          7.2500000000             6.8750000000    8,364.54        360            360          2.2500000000           5.0000000000              1.0000000000
     519          II       288,000.00          7.3750000000             7.0000000000    1,050.00        360            360          2.2500000000           5.0000000000              1.0000000000
     520          II       460,000.00          7.5000000000             7.1250000000    1,725.01        360            360          2.2500000000           5.0000000000              1.0000000000
     521          II       728,000.00          7.5000000000             7.1250000000    2,730.00        360            360          2.2500000000           5.0000000000              1.0000000000
     522          II       816,000.00          7.6250000000             7.2500000000    3,145.01        360            360          2.2500000000           5.0000000000              1.0000000000
     523          II     1,268,000.00          7.6250000000             7.2500000000    4,887.08        360            360          2.2500000000           5.0000000000              1.0000000000
     524          II       292,000.00          7.7500000000             7.3750000000    1,155.84        360            360          2.2500000000           5.0000000000              1.0000000000
     525          II       952,600.00          7.8750000000             7.5000000000    3,869.95        360            360          2.2500000000           5.0000000000              1.0000000000
     526          II       560,800.00          7.8750000000             7.5000000000    2,278.26        360            360          2.2500000000           5.0000000000              1.0000000000
     527          II       740,000.00          8.0000000000             7.6250000000    3,083.34        360            360          2.2500000000           5.0000000000              1.0000000000
     528          II       780,000.00          8.1250000000             7.7500000000    3,331.25        360            360          2.2500000000           5.0000000000              1.0000000000
     529          II     1,200,000.00          8.2500000000             7.8750000000    5,250.00        360            360          2.2500000000           5.0000000000              1.0000000000
     530          II       448,000.00          8.5000000000             8.1250000000    2,053.33        360            360          2.2500000000           5.0000000000              1.0000000000
     531          II       560,000.00          9.1250000000             8.7500000000    2,858.33        360            360          2.2500000000           5.0000000000              1.0000000000
     532          II       640,000.00          9.2500000000             8.8750000000    3,333.34        360            360          2.2500000000           5.0000000000              1.0000000000
     533          II       249,920.00          9.5000000000             9.1250000000    1,353.73        360            360          2.2500000000           5.0000000000              1.0000000000
     534          II       260,000.00          9.7500000000             9.3750000000    1,462.51        360            360          2.2500000000           5.0000000000              1.0000000000
     535          II       280,000.00          7.2500000000             6.8750000000      991.67        360            360          2.2500000000           5.0000000000              1.0000000000
     536          II       356,250.00          7.5000000000             7.1250000000    1,335.94        360            360          2.2500000000           5.0000000000              1.0000000000
     537          II       492,000.00          7.6250000000             7.2500000000    1,896.25        360            360          2.2500000000           5.0000000000              1.0000000000
     538          II       980,000.00          7.6250000000             7.2500000000    3,777.09        360            360          2.2500000000           5.0000000000              1.0000000000
     539          II       334,179.48          7.8750000000             7.5000000000    1,340.63        360            355          2.2500000000           5.0000000000              1.0000000000
     540          II       257,303.82          8.6250000000             7.3200000000    1,195.31        360            355          2.2500000000           5.0000000000              1.0000000000
     541          II       173,726.74          7.8000000000             7.4250000000      687.96        360            356          2.7500000000           5.0000000000              1.0000000000
     542          II       991,242.47          6.7500000000             6.3750000000    3,084.38        360            357          2.2500000000           5.0000000000              1.0000000000
     543          II       322,414.54          7.2500000000             6.8750000000    1,133.33        360            357          2.2500000000           5.0000000000              1.0000000000
     544          II       221,595.05          8.3500000000             7.9750000000      980.83        360            357          4.0000000000           5.0000000000              1.0000000000
     545          II       964,815.00          7.5000000000             7.1250000000    3,600.00        360            358          2.2500000000           5.0000000000              1.0000000000
     546          II       297,542.00          7.6250000000             7.2500000000    1,143.92        360            359          2.2500000000           5.0000000000              1.0000000000
     547          II       609,520.00          8.0000000000             7.6250000000    2,533.33        360            359          2.2500000000           5.0000000000              1.0000000000
     548          II       648,075.76          8.0000000000             7.6250000000    2,708.33        360            357          2.2500000000           5.0000000000              1.0000000000
     549          II       397,986.91          8.3750000000             8.0000000000    1,773.75        360            358          2.2500000000           5.0000000000              1.0000000000
     550          II       438,593.75          7.5000000000             7.1250000000    1,640.63        360            359          2.2500000000           5.0000000000              1.0000000000
     551          II       497,240.00          8.3750000000             8.0000000000    2,221.67        360            359          2.2500000000           5.0000000000              1.0000000000
     552          II       140,349.99          7.1250000000             6.7500000000      481.26        360            359          2.2500000000           5.0000000000              1.0000000000
     553          II       360,899.99          7.5000000000             7.1250000000    1,350.01        360            359          2.2500000000           5.0000000000              1.0000000000
     554          II       276,689.99          7.5000000000             7.1250000000    1,035.01        360            359          2.2500000000           5.0000000000              1.0000000000
     555          II       412,500.00          7.7500000000             7.3750000000    1,632.82        360            360          2.2500000000           5.0000000000              1.0000000000
     556          II       229,536.00          7.8750000000             7.5000000000      932.50        360            360          2.2500000000           5.0000000000              1.0000000000
     557          II       900,000.00          7.8750000000             7.5000000000    3,656.25        360            360          2.2500000000           5.0000000000              1.0000000000
     558          II       348,750.00          8.6250000000             8.2500000000    1,634.77        360            360          2.2500000000           5.0000000000              1.0000000000
     559          II       220,000.00          9.0000000000             8.6250000000    1,100.01        360            360          2.2500000000           5.0000000000              1.0000000000
     560          II       314,765.65          7.8750000000             7.5000000000    1,267.71        360            354          2.2500000000           5.0000000000              1.0000000000
     561          II       669,200.00          6.8750000000             6.5000000000    2,160.96        360            358          2.2500000000           5.0000000000              1.0000000000
     562          II       188,470.00          7.3750000000             7.0000000000      685.42        360            358          2.2500000000           5.0000000000              1.0000000000
     563          II       277,384.46          7.7500000000             7.3750000000    1,092.50        360            358          2.2500000000           5.0000000000              1.0000000000
     564          II       268,000.00          8.0000000000             7.6250000000    1,116.67        360            358          2.2500000000           5.0000000000              1.0000000000
     565          II       797,377.74          6.3750000000             6.0000000000    2,244.39        360            359          2.2500000000           5.0000000000              1.0000000000
     566          II       586,662.98          6.5000000000             6.1250000000    1,706.85        360            359          2.2500000000           5.0000000000              1.0000000000
     567          II       251,878.12          6.7500000000             6.3750000000      785.16        360            359          2.2500000000           5.0000000000              1.0000000000
     568          II     6,411,898.65          6.8750000000             6.5000000000   20,655.60        360            359          2.2500000000           5.0000000000              1.0000000000
     569          II     3,139,781.09          7.0000000000             6.6250000000   10,441.53        360            359          2.2500000000           5.0000000000              1.0000000000
     570          II       859,744.00          7.0000000000             6.6250000000    2,858.67        360            359          2.2500000000           5.0000000000              1.0000000000
     571          II     2,547,747.79          7.1250000000             6.7500000000    8,742.00        360            359          2.2500000000           5.0000000000              1.0000000000
     572          II       356,889.99          7.1250000000             6.7500000000    1,223.76        360            359          2.2500000000           5.0000000000              1.0000000000
     573          II     1,362,494.41          7.2500000000             6.8750000000    4,827.73        360            359          2.2500000000           5.0000000000              1.0000000000
     574          II     1,493,243.79          7.2500000000             6.8750000000    5,275.40        360            359          2.3458429568           5.0000000000              1.0000000000
     575          II     4,484,091.20          7.3750000000             7.0000000000   16,312.24        360            359          2.2500000000           5.0000000000              1.0000000000
     576          II     1,803,994.39          7.3750000000             7.0000000000    6,560.68        360            359          2.2500000000           5.0000000000              1.0000000000
     577          II     3,598,373.45          7.5000000000             7.1250000000   13,460.31        360            359          2.2500000000           5.0000000000              1.0000000000
     578          II     1,789,402.32          7.5000000000             7.1250000000    6,693.56        360            359          2.2500000000           5.0000000000              1.0000000000
     579          II     2,567,803.48          7.6250000000             7.2500000000    9,872.08        360            359          2.2500000000           5.0000000000              1.0000000000
     580          II     2,308,717.37          7.6250000000             7.2500000000    8,876.02        360            359          2.2500000000           5.0000000000              1.0000000000
     581          II     2,117,480.49          7.7500000000             7.3750000000    8,360.80        360            359          2.2500000000           5.0000000000              1.0000000000
     582          II       766,397.21          7.7500000000             7.3750000000    3,026.10        360            359          2.2500000000           5.0000000000              1.0000000000
     583          II     4,318,381.91          7.8750000000             7.5000000000   17,515.11        360            359          2.2500000000           5.0000000000              1.0000000000
     584          II     1,219,039.98          7.8750000000             7.5000000000    4,940.02        360            359          2.2500000000           5.0000000000              1.0000000000
     585          II     1,984,949.98          8.0000000000             7.6250000000    8,250.02        360            359          2.2500000000           5.0000000000              1.0000000000
     586          II     1,595,177.98          8.0000000000             7.6250000000    6,630.02        360            359          2.2500000000           5.0000000000              1.0000000000
     587          II       720,527.82          8.1250000000             7.7500000000    3,069.59        360            359          2.2500000000           5.0000000000              1.0000000000
     588          II     1,232,673.98          8.1250000000             7.7500000000    5,251.43        360            359          2.2500000000           5.0000000000              1.0000000000
     589          II       628,116.36          8.2500000000             7.8750000000    2,741.17        360            359          2.2500000000           5.0000000000              1.0000000000
     590          II       862,149.99          8.2500000000             7.8750000000    3,762.51        360            359          2.2500000000           5.0000000000              1.0000000000
     591          II       748,266.00          8.3750000000             8.0000000000    3,343.25        360            359          2.2500000000           5.0000000000              1.0000000000
     592          II       603,104.00          8.5000000000             8.1250000000    2,757.33        360            359          2.2500000000           5.0000000000              1.0000000000
     593          II       537,340.00          8.8750000000             8.5000000000    2,624.17        360            359          2.2500000000           5.0000000000              1.0000000000
     594          II       797,989.99          8.8750000000             8.5000000000    3,897.09        360            359          2.2500000000           5.0000000000              1.0000000000
     595          II     1,191,020.00          6.3750000000             6.0000000000    3,349.76        360            360          2.2500000000           5.0000000000              1.0000000000
     596          II     1,159,441.35          6.5000000000             6.1250000000    3,384.96        360            360          2.2500000000           5.0000000000              1.0000000000
     597          II       662,500.00          6.6250000000             6.2500000000    2,001.31        360            360          2.2500000000           5.0000000000              1.0000000000
     598          II     2,903,216.47          6.7500000000             6.3750000000    9,081.62        360            360          2.2500000000           5.0000000000              1.0000000000
     599          II       430,717.00          6.7500000000             6.3750000000    1,346.00        360            360          2.2500000000           5.0000000000              1.0000000000
     600          II       237,600.00          6.7500000000             6.3750000000      742.50        360            360          2.2500000000           5.0000000000              1.0000000000
     601          II     5,550,400.00          6.8750000000             6.5000000000   17,923.24        360            360          2.2500000000           5.0000000000              1.0000000000
     602          II     4,462,257.29          7.0000000000             6.6250000000   14,875.53        360            360          2.2500000000           5.0000000000              1.0000000000
     603          II       584,000.00          7.0000000000             6.6250000000    1,946.67        360            360          2.2500000000           5.0000000000              1.0000000000
     604          II       168,000.00          7.0000000000             6.6250000000      560.00        360            360          2.2500000000           5.0000000000              1.0000000000
     605          II     5,069,893.41          7.1250000000             6.7500000000   17,439.88        360            360          2.2500000000           5.0000000000              1.0000000000
     606          II       399,120.00          7.1250000000             6.7500000000    1,371.98        360            360          2.2500000000           5.0000000000              1.0000000000
     607          II     1,848,400.00          7.1250000000             6.7500000000    6,353.88        360            360          2.2500000000           5.0000000000              1.0000000000
     608          II     10,385,000.00         7.2500000000             6.8750000000   36,780.32        360            360          2.2500000000           5.0000000000              1.0000000000
     609          II     1,044,800.00          7.2500000000             6.8750000000    3,700.35        360            360          2.2500000000           5.0000000000              1.0000000000
     610          II       205,000.00          7.2500000000             6.8750000000      726.04        360            360          2.2500000000           5.0000000000              1.0000000000
     611          II     7,713,947.77          7.3750000000             7.0000000000   28,125.49        360            360          2.2500000000           5.0000000000              1.0000000000
     612          II     1,334,312.00          7.3750000000             7.0000000000    4,864.68        360            360          2.2500000000           5.0000000000              1.0000000000
     613          II     1,972,000.00          7.3750000000             7.0000000000    7,189.59        360            360          2.2500000000           5.0000000000              1.0000000000
     614          II     4,689,649.00          7.5000000000             7.1250000000   17,586.29        360            360          2.2500000000           5.0000000000              1.0000000000
     615          II       344,000.00          7.5000000000             7.1250000000    1,290.01        360            360          2.2500000000           5.0000000000              1.0000000000
     616          II     2,900,400.00          7.5000000000             7.1250000000   10,876.50        360            360          2.2500000000           5.0000000000              1.0000000000
     617          II     2,812,500.00          7.6250000000             7.2500000000   10,839.88        360            360          2.2500000000           5.0000000000              1.0000000000
     618          II       885,429.80          7.6250000000             7.2500000000    3,414.81        360            360          2.2500000000           5.0000000000              1.0000000000
     619          II     4,059,369.00          7.6250000000             7.2500000000   15,645.48        360            360          2.2500000000           5.0000000000              1.0000000000
     620          II     4,863,669.00          7.7500000000             7.3750000000   19,252.08        360            360          2.2500000000           5.0000000000              1.0000000000
     621          II       695,336.00          7.7500000000             7.3750000000    2,752.38        360            360          2.2500000000           5.0000000000              1.0000000000
     622          II     2,218,463.00          7.7500000000             7.3750000000    8,781.42        360            360          2.2500000000           5.0000000000              1.0000000000
     623          II     5,403,120.00          7.8750000000             7.5000000000   21,950.28        360            360          2.2500000000           5.0000000000              1.0000000000
     624          II       706,800.00          7.8750000000             7.5000000000    2,871.39        360            360          2.2500000000           5.0000000000              1.0000000000
     625          II     2,973,100.00          7.8750000000             7.5000000000   12,078.22        360            360          2.2500000000           5.0000000000              1.0000000000
     626          II     3,336,656.00          8.0000000000             7.6250000000   13,902.78        360            360          2.2500000000           5.0000000000              1.0000000000
     627          II       623,992.00          8.0000000000             7.6250000000    2,599.98        360            360          2.2500000000           5.0000000000              1.0000000000
     628          II     1,632,000.00          8.0000000000             7.6250000000    6,799.99        360            360          2.2500000000           5.0000000000              1.0000000000
     629          II     1,330,800.00          8.1250000000             7.7500000000    5,683.65        360            360          2.2500000000           5.0000000000              1.0000000000
     630          II       943,200.00          8.1250000000             7.7500000000    4,028.26        360            360          2.2500000000           5.0000000000              1.0000000000
     631          II     1,780,860.00          8.1250000000             7.7500000000    7,605.77        360            360          2.2500000000           5.0000000000              1.0000000000
     632          II       324,000.00          8.2500000000             7.8750000000    1,417.51        360            360          2.2500000000           5.0000000000              1.0000000000
     633          II     1,539,500.00          8.2500000000             7.8750000000    6,735.31        360            360          2.2500000000           5.0000000000              1.0000000000
     634          II       248,000.00          8.3750000000             8.0000000000    1,110.84        360            360          2.2500000000           5.0000000000              1.0000000000
     635          II       947,200.00          8.3750000000             8.0000000000    4,242.66        360            360          2.2500000000           5.0000000000              1.0000000000
     636          II       828,000.00          8.5000000000             8.1250000000    3,795.00        360            360          2.2500000000           5.0000000000              1.0000000000
     637          II       344,000.00          8.5000000000             8.1250000000    1,576.67        360            360          2.2500000000           5.0000000000              1.0000000000
     638          II       680,000.00          8.6250000000             8.2500000000    3,187.50        360            360          2.2500000000           5.0000000000              1.0000000000
     639          II       382,000.00          8.7500000000             8.3750000000    1,830.42        360            360          2.2500000000           5.0000000000              1.0000000000
     640          II       264,643.24          7.0700000000             6.6950000000      888.62        360            356          2.7500000000           5.0000000000              1.0000000000
     641          II       551,375.00          6.0000000000             5.6250000000    1,375.00        360            357          3.0000000000           5.0000000000              1.0000000000
     642          II       300,750.00          7.5000000000             7.1250000000    1,125.00        360            359          2.2500000000           5.0000000000              1.0000000000
     643          II       250,173.87          7.6250000000             7.2500000000      961.81        360            359          2.2500000000           5.0000000000              1.0000000000
     644          II       257,442.00          7.7500000000             7.3750000000    1,016.50        360            359          2.2500000000           5.0000000000              1.0000000000
     645          II     1,002,500.00          7.8750000000             7.5000000000    4,062.50        360            359          2.2500000000           5.0000000000              1.0000000000
     646          II       623,860.98          7.2500000000             6.8750000000    2,195.83        360            357          2.2500000000           5.0000000000              1.0000000000
     647          II       514,568.14          7.6250000000             7.2500000000    1,973.33        360            358          2.2500000000           5.0000000000              1.0000000000
     648          II       153,181.99          7.0000000000             6.6250000000      509.34        360            359          2.2500000000           5.0000000000              1.0000000000
     649          II       360,900.00          7.3750000000             7.0000000000    1,312.50        360            359          2.2500000000           5.0000000000              1.0000000000
     650          II     1,041,396.97          7.3750000000             7.0000000000    3,787.31        360            359          2.2500000000           5.0000000000              1.0000000000
     651          II       296,990.62          7.6250000000             7.2500000000    1,141.80        360            359          2.2500000000           5.0000000000              1.0000000000
     652          II       657,038.48          7.6250000000             7.2500000000    2,526.04        360            359          2.2500000000           5.0000000000              1.0000000000
     653          II       417,040.00          7.7500000000             7.3750000000    1,646.67        360            359          2.2500000000           5.0000000000              1.0000000000
     654          II     1,064,815.38          7.8750000000             7.5000000000    4,315.05        360            359          2.2500000000           5.0000000000              1.0000000000
     655          II     1,263,200.00          6.8750000000             6.5000000000    4,079.11        360            360          2.2500000000           5.0000000000              1.0000000000
     656          II       417,000.00          7.0000000000             6.6250000000    1,390.00        360            360          2.2500000000           5.0000000000              1.0000000000
     657          II       512,500.00          7.1250000000             6.7500000000    1,761.73        360            360          2.2500000000           5.0000000000              1.0000000000
     658          II       708,000.00          7.3750000000             7.0000000000    2,581.25        360            360          2.2500000000           5.0000000000              1.0000000000
     659          II       600,000.00          7.3750000000             7.0000000000    2,187.50        360            360          2.2500000000           5.0000000000              1.0000000000
     660          II       340,000.00          7.5000000000             7.1250000000    1,275.01        360            360          2.2500000000           5.0000000000              1.0000000000
     661          II       656,000.00          7.5000000000             7.1250000000    2,460.02        360            360          2.2500000000           5.0000000000              1.0000000000
     662          II       657,000.00          7.6250000000             7.2500000000    2,532.20        360            360          2.2500000000           5.0000000000              1.0000000000
     663          II     2,046,158.92          7.7500000000             7.3750000000    8,103.91        360            360          2.2500000000           5.0000000000              1.0000000000
     664          II       228,000.00          7.7500000000             7.3750000000      902.50        360            360          2.2500000000           5.0000000000              1.0000000000
     665          II     1,912,408.00          7.8750000000             7.5000000000    7,769.18        360            360          2.2500000000           5.0000000000              1.0000000000
     666          II       184,000.00          7.8750000000             7.5000000000      747.51        360            360          2.2500000000           5.0000000000              1.0000000000
     667          II     1,024,000.00          7.8750000000             7.5000000000    4,160.00        360            360          2.2500000000           5.0000000000              1.0000000000
     668          II     2,167,900.00          8.0000000000             7.6250000000    9,032.92        360            360          2.2500000000           5.0000000000              1.0000000000
     669          II       860,000.00          8.1250000000             7.7500000000    3,672.92        360            360          2.2500000000           5.0000000000              1.0000000000
     670          II       293,600.00          8.2500000000             7.8750000000    1,284.51        360            360          2.2500000000           5.0000000000              1.0000000000
     671          II       368,000.00          8.2500000000             7.8750000000    1,610.00        360            360          2.2500000000           5.0000000000              1.0000000000
     672          II       584,000.00          8.3750000000             8.0000000000    2,615.84        360            360          2.2500000000           5.0000000000              1.0000000000
     673          II       352,000.00          8.5000000000             8.1250000000    1,613.34        360            360          2.2500000000           5.0000000000              1.0000000000
     674          II       756,000.00          8.7500000000             8.3750000000    3,622.51        360            360          2.2500000000           5.0000000000              1.0000000000
     675          II       296,766.41          7.8750000000             7.5000000000    1,194.38        360            356          2.7500000000           5.0000000000              1.0000000000
     676          II       593,850.03          8.1250000000             7.7500000000    2,511.25        360            356          2.7500000000           5.0000000000              1.0000000000
     677          II       299,146.00          6.5000000000             6.1250000000      870.33        360            359          2.2500000000           5.0000000000              1.0000000000
     678          II       399,574.04          6.7500000000             6.3750000000    1,237.50        360            355          2.2500000000           5.0000000000              1.0000000000
     679          II       364,529.41          7.2500000000             6.8750000000    1,275.00        360            355          2.2500000000           5.0000000000              1.0000000000
     680          II       186,294.22          7.5000000000             7.1250000000      690.00        360            355          2.2500000000           5.0000000000              1.0000000000
     681          II       212,589.36          7.7500000000             7.3750000000      831.25        360            355          2.2500000000           5.0000000000              1.0000000000
     682          II       315,952.33          8.0000000000             7.6250000000    1,300.00        360            355          2.2500000000           5.0000000000              1.0000000000
     683          II       533,327.21          7.1250000000             6.7500000000    1,815.00        360            356          2.7500000000           5.0000000000              1.0000000000
     684          II       581,814.23          7.5000000000             7.1250000000    2,160.00        360            356          2.2500000000           5.0000000000              1.0000000000
     685          II       537,370.08          7.5000000000             7.1250000000    1,995.00        360            356          2.2500000000           5.0000000000              1.0000000000
     686          II       258,584.49          7.6250000000             7.2500000000      986.67        360            356          2.2500000000           5.0000000000              1.0000000000
     687          II       214,140.96          7.8750000000             7.5000000000      861.25        360            356          2.2500000000           5.0000000000              1.0000000000
     688          II       204,257.87          6.3750000000             6.0000000000      570.94        360            357          2.2500000000           5.0000000000              1.0000000000
     689          II       490,118.92          6.7500000000             6.3750000000    1,520.16        360            357          2.2500000000           5.0000000000              1.0000000000
     690          II       188,356.79          6.7500000000             6.3750000000      585.00        360            357          2.2500000000           5.0000000000              1.0000000000
     691          II       703,554.99          7.0000000000             6.6250000000    2,331.67        360            357          2.2500000000           5.0000000000              1.0000000000
     692          II     1,214,266.50          7.2500000000             6.8750000000    4,271.25        360            357          2.2500000000           5.0000000000              1.0000000000
     693          II       382,867.26          7.2500000000             6.8750000000    1,345.83        360            357          2.2500000000           5.0000000000              1.0000000000
     694          II       629,486.28          7.3750000000             7.0000000000    2,282.29        360            357          2.2500000000           5.0000000000              1.0000000000
     695          II     1,741,041.17          7.5000000000             7.1250000000    6,480.00        360            357          2.2500000000           5.0000000000              1.0000000000
     696          II       526,343.37          7.7500000000             7.3750000000    2,067.83        360            357          2.2500000000           5.0000000000              1.0000000000
     697          II       250,678.46          8.0000000000             7.6250000000    1,036.67        360            357          2.2500000000           5.0000000000              1.0000000000
     698          II       161,208.27          8.2500000000             7.8750000000      700.00        360            357          2.2500000000           5.0000000000              1.0000000000
     699          II       344,179.65          8.2500000000             7.8750000000    1,494.50        360            357          2.2500000000           5.0000000000              1.0000000000
     700          II       256,621.75          6.8750000000             6.5000000000      823.44        360            357          2.2500000000           5.0000000000              1.0000000000
     701          II       378,837.95          7.6250000000             7.2500000000    1,449.17        360            357          2.2500000000           5.0000000000              1.0000000000
     702          II       322,415.52          7.7500000000             7.3750000000    1,266.67        360            357          2.2500000000           5.0000000000              1.0000000000
     703          II       505,595.11          7.8750000000             7.5000000000    2,044.25        360            357          2.2500000000           5.0000000000              1.0000000000
     704          II       376,420.43          7.8750000000             7.5000000000    1,517.75        360            357          2.2500000000           5.0000000000              1.0000000000
     705          II     1,004,375.41          8.1250000000             7.7500000000    4,270.83        360            357          2.2500000000           5.0000000000              1.0000000000
     706          II       159,993.49          6.6250000000             6.2500000000      483.33        360            358          2.2500000000           5.0000000000              1.0000000000
     707          II       987,820.60          6.7500000000             6.3750000000    3,072.50        360            358          2.2500000000           5.0000000000              1.0000000000
     708          II       660,000.00          6.8750000000             6.5000000000    2,131.25        360            358          2.2500000000           5.0000000000              1.0000000000
     709          II       116,581.68          6.9500000000             6.5750000000      381.83        360            358          2.2500000000           5.0000000000              1.0000000000
     710          II       515,321.21          7.0000000000             6.6250000000    1,709.17        360            358          2.2500000000           5.0000000000              1.0000000000
     711          II       482,407.00          7.0000000000             6.6250000000    1,600.00        360            358          2.2500000000           5.0000000000              1.0000000000
     712          II       512,787.20          7.2500000000             6.8750000000    1,813.33        360            358          2.2500000000           5.0000000000              1.0000000000
     713          II     1,010,067.41          7.3750000000             7.0000000000    3,664.79        360            358          2.2500000000           5.0000000000              1.0000000000
     714          II     1,514,659.04          7.5000000000             7.1250000000    5,651.63        360            358          2.2500000000           5.0000000000              1.0000000000
     715          II       716,879.67          7.5000000000             7.1250000000    2,685.00        360            358          2.2500000000           5.0000000000              1.0000000000
     716          II     2,142,392.38          7.6250000000             7.2500000000    8,215.92        360            358          2.2500000000           5.0000000000              1.0000000000
     717          II       402,005.35          7.6250000000             7.2500000000    1,541.66        360            358          2.2500000000           5.0000000000              1.0000000000
     718          II       891,731.87          7.7500000000             7.3750000000    3,519.83        360            358          2.2500000000           5.0000000000              1.0000000000
     719          II     2,011,037.83          7.8750000000             7.5000000000    8,129.06        360            358          2.2500000000           5.0000000000              1.0000000000
     720          II       570,809.12          7.8750000000             7.5000000000    2,307.34        360            358          2.2500000000           5.0000000000              1.0000000000
     721          II       586,929.74          8.0000000000             7.6250000000    2,433.33        360            358          2.2500000000           5.0000000000              1.0000000000
     722          II       184,923.06          8.0000000000             7.6250000000      766.67        360            358          2.2500000000           5.0000000000              1.0000000000
     723          II       946,685.74          8.1250000000             7.7500000000    4,022.96        360            358          2.2500000000           5.0000000000              1.0000000000
     724          II       434,122.18          8.1250000000             7.7500000000    1,845.00        360            358          2.2500000000           5.0000000000              1.0000000000
     725          II     1,576,218.72          8.2500000000             7.8750000000    6,861.53        360            358          2.2500000000           5.0000000000              1.0000000000
     726          II     3,671,601.20          8.2500000000             7.8750000000   15,990.80        360            358          2.2500000000           5.0000000000              1.0000000000
     727          II       247,200.00          8.2500000000             7.8750000000    1,081.50        360            358          2.2500000000           5.0000000000              1.0000000000
     728          II       826,963.74          8.3750000000             8.0000000000    3,687.25        360            358          2.2500000000           5.0000000000              1.0000000000
     729          II       960,314.27          8.3750000000             8.0000000000    4,279.93        360            358          2.2500000000           5.0000000000              1.0000000000
     730          II       167,234.60          7.5000000000             7.1250000000      624.00        360            358          2.2500000000           5.0000000000              1.0000000000
     731          II       293,464.56          7.5000000000             7.1250000000    1,095.00        360            358          2.2500000000           5.0000000000              1.0000000000
     732          II       715,440.66          7.6250000000             7.2500000000    2,743.67        360            358          2.2500000000           5.0000000000              1.0000000000
     733          II       208,000.00          6.2500000000             5.8750000000      563.34        360            359          2.2500000000           5.0000000000              1.0000000000
     734          II       220,550.00          6.3750000000             6.0000000000      618.75        360            359          2.2500000000           5.0000000000              1.0000000000
     735          II       721,799.99          6.3750000000             6.0000000000    2,025.01        360            359          2.2500000000           5.0000000000              1.0000000000
     736          II       141,853.75          6.5000000000             6.1250000000      412.71        360            359          2.2500000000           5.0000000000              1.0000000000
     737          II       315,186.00          6.5000000000             6.1250000000      917.00        360            359          2.2500000000           5.0000000000              1.0000000000
     738          II     1,035,381.98          6.6250000000             6.2500000000    3,119.93        360            359          2.2500000000           5.0000000000              1.0000000000
     739          II       534,934.00          6.6250000000             6.2500000000    1,611.92        360            359          2.2500000000           5.0000000000              1.0000000000
     740          II     1,988,549.11          6.7500000000             6.3750000000    6,201.28        360            359          2.2500000000           5.0000000000              1.0000000000
     741          II     4,477,409.03          6.8750000000             6.5000000000   14,426.16        360            359          2.2500000000           5.0000000000              1.0000000000
     742          II       405,009.99          6.8750000000             6.5000000000    1,304.59        360            359          2.2500000000           5.0000000000              1.0000000000
     743          II     2,750,361.22          7.0000000000             6.6250000000    9,156.69        360            359          2.2500000000           5.0000000000              1.0000000000
     744          II     1,218,827.47          7.0000000000             6.6250000000    4,052.63        360            359          2.2500000000           5.0000000000              1.0000000000
     745          II     3,310,805.84          7.1250000000             6.7500000000   11,354.78        360            359          2.2500000000           5.0000000000              1.0000000000
     746          II     1,549,587.74          7.1250000000             6.7500000000    5,318.17        360            359          2.2500000000           5.0000000000              1.0000000000
     747          II     5,244,856.73          7.2500000000             6.8750000000   18,535.41        360            359          2.2500000000           5.0000000000              1.0000000000
     748          II     2,463,709.76          7.2500000000             6.8750000000    8,706.88        360            359          2.2500000000           5.0000000000              1.0000000000
     749          II     6,668,526.95          7.3750000000             7.0000000000   24,260.42        360            359          2.2500000000           5.0000000000              1.0000000000
     750          II     5,377,234.64          7.3750000000             7.0000000000   19,555.85        360            359          2.2500000000           5.0000000000              1.0000000000
     751          II       409,500.00          7.3750000000             7.0000000000    1,492.97        360            359          2.2500000000           5.0000000000              1.0000000000
     752          II     7,707,272.45          7.5000000000             7.1250000000   28,837.97        360            359          2.2500000000           5.0000000000              1.0000000000
     753          II     3,599,207.54          7.5000000000             7.1250000000   13,463.41        360            359          2.2500000000           5.0000000000              1.0000000000
     754          II     7,646,948.12          7.6250000000             7.2500000000   29,399.38        360            359          2.2500000000           5.0000000000              1.0000000000
     755          II     3,616,139.87          7.6250000000             7.2500000000   13,902.51        360            359          2.2932477740           5.0000000000              1.0000000000
     756          II       837,600.00          7.6250000000             7.2500000000    3,228.25        360            359          2.2500000000           5.0000000000              1.0000000000
     757          II     8,820,803.47          7.7500000000             7.3750000000   34,828.78        360            359          2.2500000000           5.0000000000              1.0000000000
     758          II     7,075,882.06          7.7500000000             7.3750000000   27,946.89        360            359          2.2500000000           5.0000000000              1.0000000000
     759          II     1,115,150.00          7.7500000000             7.3750000000    4,414.13        360            359          2.2500000000           5.0000000000              1.0000000000
     760          II     10,703,676.00         7.8750000000             7.5000000000   43,388.00        360            359          2.2500000000           5.0000000000              1.0000000000
     761          II     8,010,443.72          7.8750000000             7.5000000000   32,462.38        360            359          2.2500000000           5.0000000000              1.0000000000
     762          II       784,000.00          7.8750000000             7.5000000000    3,185.00        360            359          2.2500000000           5.0000000000              1.0000000000
     763          II       388,000.00          7.8750000000             7.5000000000    1,576.25        360            359          2.2500000000           5.0000000000              1.0000000000
     764          II     4,478,861.05          8.0000000000             7.6250000000   18,618.49        360            359          2.2737258979           5.0000000000              1.0000000000
     765          II     2,767,491.58          8.0000000000             7.6250000000   11,502.69        360            359          2.2500000000           5.0000000000              1.0000000000
     766          II       213,750.00          8.0000000000             7.6250000000      890.63        360            359          2.2500000000           5.0000000000              1.0000000000
     767          II     4,571,851.12          8.1250000000             7.7500000000   19,476.92        360            359          2.2500000000           5.0000000000              1.0000000000
     768          II     3,631,150.84          8.1250000000             7.7500000000   15,470.66        360            359          2.2500000000           5.0000000000              1.0000000000
     769          II       521,500.00          8.1250000000             7.7500000000    2,227.24        360            359          2.2500000000           5.0000000000              1.0000000000
     770          II       319,200.00          8.1250000000             7.7500000000    1,363.25        360            359          2.2500000000           5.0000000000              1.0000000000
     771          II     4,233,339.61          8.2500000000             7.8750000000   18,483.00        360            359          2.2764280711           5.0000000000              1.0000000000
     772          II     3,662,172.57          8.2500000000             7.8750000000   15,982.08        360            359          2.2500000000           5.0000000000              1.0000000000
     773          II       222,700.00          8.2500000000             7.8750000000      974.31        360            359          2.2500000000           5.0000000000              1.0000000000
     774          II     4,044,803.78          8.3750000000             8.0000000000   18,072.19        360            359          2.2500000000           5.0000000000              1.0000000000
     775          II     7,283,563.50          8.3750000000             8.0000000000   32,542.94        360            359          2.2500000000           5.0000000000              1.0000000000
     776          II       860,806.00          8.3750000000             8.0000000000    3,855.69        360            359          2.2500000000           5.0000000000              1.0000000000
     777          II       810,822.00          8.5000000000             8.1250000000    3,707.01        360            359          2.2500000000           5.0000000000              1.0000000000
     778          II       449,119.99          8.6250000000             8.2500000000    2,100.01        360            359          2.2500000000           5.0000000000              1.0000000000
     779          II       498,489.04          8.7500000000             8.3750000000    2,376.67        360            359          2.2500000000           5.0000000000              1.0000000000
     780          II       308,000.00          6.6250000000             6.2500000000      930.42        360            359          2.2500000000           5.0000000000              1.0000000000
     781          II       352,880.00          6.8750000000             6.5000000000    1,136.67        360            359          2.2500000000           5.0000000000              1.0000000000
     782          II       950,269.75          7.0000000000             6.6250000000    3,159.67        360            359          2.2500000000           5.0000000000              1.0000000000
     783          II       512,300.00          7.1250000000             6.7500000000    1,760.00        360            359          2.2500000000           5.0000000000              1.0000000000
     784          II       380,950.00          7.1250000000             6.7500000000    1,306.25        360            359          2.2500000000           5.0000000000              1.0000000000
     785          II       997,030.75          7.2500000000             6.8750000000    3,523.25        360            359          2.2500000000           5.0000000000              1.0000000000
     786          II       223,500.00          7.2500000000             6.8750000000      791.56        360            359          2.2500000000           5.0000000000              1.0000000000
     787          II       673,680.00          7.3750000000             7.0000000000    2,450.00        360            359          2.2500000000           5.0000000000              1.0000000000
     788          II     1,312,874.00          7.5000000000             7.1250000000    4,911.00        360            359          2.2500000000           5.0000000000              1.0000000000
     789          II       472,000.00          7.5000000000             7.1250000000    1,770.00        360            359          2.2500000000           5.0000000000              1.0000000000
     790          II     1,931,216.00          7.6250000000             7.2500000000    7,424.67        360            359          2.2500000000           5.0000000000              1.0000000000
     791          II       496,000.00          7.6250000000             7.2500000000    1,911.67        360            359          2.2500000000           5.0000000000              1.0000000000
     792          II       401,000.00          7.7500000000             7.3750000000    1,583.33        360            359          2.2500000000           5.0000000000              1.0000000000
     793          II     1,545,554.25          7.8750000000             7.5000000000    6,263.16        360            359          2.2500000000           5.0000000000              1.0000000000
     794          II       180,450.00          7.8750000000             7.5000000000      731.25        360            359          2.2500000000           5.0000000000              1.0000000000
     795          II       765,160.33          8.0000000000             7.6250000000    3,183.33        360            359          2.2500000000           5.0000000000              1.0000000000
     796          II       429,872.00          8.1250000000             7.7500000000    1,831.33        360            359          2.2500000000           5.0000000000              1.0000000000
     797          II       697,740.00          8.2500000000             7.8750000000    3,045.00        360            359          2.2500000000           5.0000000000              1.0000000000
     798          II       744,031.44          8.2500000000             7.8750000000    3,247.02        360            359          2.2500000000           5.0000000000              1.0000000000
     799          II       590,913.59          8.3750000000             8.0000000000    2,640.21        360            359          2.2500000000           5.0000000000              1.0000000000
     800          II       731,424.00          8.3750000000             8.0000000000    3,268.00        360            359          2.2500000000           5.0000000000              1.0000000000
     801          II       480,000.00          10.1250000000            9.7500000000    2,850.01        360            360          2.2500000000           5.0000000000              1.0000000000
     802          II       520,000.00          10.1250000000            9.7500000000    3,087.50        360            360          2.2500000000           5.0000000000              1.0000000000
     803          II       364,000.00          10.3750000000           10.0000000000    2,237.08        360            360          2.2500000000           5.0000000000              1.0000000000
     804          II       547,000.00          6.3750000000             6.0000000000    1,538.45        360            360          2.2500000000           5.0000000000              1.0000000000
     805          II     1,844,836.72          6.5000000000             6.1250000000    5,381.28        360            360          2.2500000000           5.0000000000              1.0000000000
     806          II       502,400.00          6.6250000000             6.2500000000    1,517.67        360            360          2.2500000000           5.0000000000              1.0000000000
     807          II       637,500.00          6.6250000000             6.2500000000    1,925.78        360            360          2.2500000000           5.0000000000              1.0000000000
     808          II     4,005,900.00          6.7500000000             6.3750000000   12,524.76        360            360          2.2500000000           5.0000000000              1.0000000000
     809          II       363,920.00          6.7500000000             6.3750000000    1,137.25        360            360          2.2500000000           5.0000000000              1.0000000000
     810          II     2,667,587.49          6.8750000000             6.5000000000    8,612.24        360            360          2.2500000000           5.0000000000              1.0000000000
     811          II       476,483.00          6.8750000000             6.5000000000    1,538.65        360            360          2.2500000000           5.0000000000              1.0000000000
     812          II       552,000.00          6.8750000000             6.5000000000    1,782.50        360            360          2.2500000000           5.0000000000              1.0000000000
     813          II     3,541,150.00          7.0000000000             6.6250000000   11,803.88        360            360          2.2500000000           5.0000000000              1.0000000000
     814          II     1,108,000.00          7.0000000000             6.6250000000    3,693.33        360            360          2.2500000000           5.0000000000              1.0000000000
     815          II     3,160,908.73          7.1250000000             6.7500000000   10,866.02        360            360          2.2500000000           5.0000000000              1.0000000000
     816          II       591,200.00          7.1250000000             6.7500000000    2,032.27        360            360          2.2500000000           5.0000000000              1.0000000000
     817          II       304,000.00          7.1250000000             6.7500000000    1,045.00        360            360          2.2500000000           5.0000000000              1.0000000000
     818          II     4,866,383.48          7.2500000000             6.8750000000   17,235.95        360            360          2.2500000000           5.0000000000              1.0000000000
     819          II     1,466,760.00          7.2500000000             6.8750000000    5,194.77        360            360          2.2500000000           5.0000000000              1.0000000000
     820          II       228,000.00          7.2500000000             6.8750000000      807.50        360            360          2.2500000000           5.0000000000              1.0000000000
     821          II     10,141,581.81         7.3750000000             7.0000000000   36,983.30        360            360          2.2500000000           5.0000000000              1.0000000000
     822          II     1,580,800.00          7.3750000000             7.0000000000    5,763.34        360            360          2.2500000000           5.0000000000              1.0000000000
     823          II     5,904,800.00          7.3750000000             7.0000000000   21,527.92        360            360          2.2500000000           5.0000000000              1.0000000000
     824          II     5,870,806.00          7.5000000000             7.1250000000   22,016.21        360            360          2.2500000000           5.0000000000              1.0000000000
     825          II     4,848,032.00          7.5000000000             7.1250000000   18,180.12        360            360          2.2500000000           5.0000000000              1.0000000000
     826          II       304,000.00          7.5000000000             7.1250000000    1,140.00        360            360          2.2500000000           5.0000000000              1.0000000000
     827          II     7,460,048.95          7.6250000000             7.2500000000   28,747.78        360            360          2.2500000000           5.0000000000              1.0000000000
     828          II     1,356,000.00          7.6250000000             7.2500000000    5,226.27        360            360          2.2500000000           5.0000000000              1.0000000000
     829          II     2,284,000.00          7.6250000000             7.2500000000    8,802.91        360            360          2.2500000000           5.0000000000              1.0000000000
     830          II       328,000.00          7.6250000000             7.2500000000    1,264.17        360            360          2.2500000000           5.0000000000              1.0000000000
     831          II     6,707,579.50          7.7500000000             7.3750000000   26,549.39        360            360          2.2500000000           5.0000000000              1.0000000000
     832          II     1,216,548.00          7.7500000000             7.3750000000    4,815.52        360            360          2.2500000000           5.0000000000              1.0000000000
     833          II     7,094,234.00          7.7500000000             7.3750000000   28,081.34        360            360          2.2500000000           5.0000000000              1.0000000000
     834          II     7,822,351.27          7.8750000000             7.5000000000   31,783.46        360            360          2.2500000000           5.0000000000              1.0000000000
     835          II     2,703,920.00          7.8750000000             7.5000000000   10,984.72        360            360          2.2500000000           5.0000000000              1.0000000000
     836          II     5,752,432.00          7.8750000000             7.5000000000   23,369.26        360            360          2.2500000000           5.0000000000              1.0000000000
     837          II       455,216.00          7.8750000000             7.5000000000    1,849.32        360            360          2.2500000000           5.0000000000              1.0000000000
     838          II     3,955,800.00          8.0000000000             7.6250000000   16,482.57        360            360          2.2500000000           5.0000000000              1.0000000000
     839          II       708,000.00          8.0000000000             7.6250000000    2,950.01        360            360          2.2500000000           5.0000000000              1.0000000000
     840          II     3,546,892.00          8.0000000000             7.6250000000   14,778.71        360            360          2.2500000000           5.0000000000              1.0000000000
     841          II       427,200.00          8.0000000000             7.6250000000    1,780.00        360            360          2.2500000000           5.0000000000              1.0000000000
     842          II     2,413,520.00          8.1250000000             7.7500000000   10,307.76        360            360          2.2500000000           5.0000000000              1.0000000000
     843          II     3,498,650.00          8.1250000000             7.7500000000   14,942.15        360            360          2.2500000000           5.0000000000              1.0000000000
     844          II       599,960.00          8.1250000000             7.7500000000    2,562.33        360            360          2.2500000000           5.0000000000              1.0000000000
     845          II     1,045,300.00          8.2500000000             7.8750000000    4,573.21        360            360          2.2500000000           5.0000000000              1.0000000000
     846          II     3,609,600.00          8.2500000000             7.8750000000   15,792.00        360            360          2.2500000000           5.0000000000              1.0000000000
     847          II       208,000.00          8.2500000000             7.8750000000      910.00        360            360          2.2500000000           5.0000000000              1.0000000000
     848          II     1,715,200.00          8.3750000000             8.0000000000    7,682.69        360            360          2.2500000000           5.0000000000              1.0000000000
     849          II     1,379,360.00          8.3750000000             8.0000000000    6,178.38        360            360          2.2500000000           5.0000000000              1.0000000000
     850          II     2,205,133.00          8.3750000000             8.0000000000    9,877.15        360            360          2.2500000000           5.0000000000              1.0000000000
     851          II       472,000.00          8.3750000000             8.0000000000    2,114.17        360            360          2.2500000000           5.0000000000              1.0000000000
     852          II       310,400.00          8.5000000000             8.1250000000    1,422.67        360            360          2.2500000000           5.0000000000              1.0000000000
     853          II     2,420,000.00          8.5000000000             8.1250000000   11,091.67        360            360          2.2500000000           5.0000000000              1.0000000000
     854          II       484,000.00          8.5000000000             8.1250000000    2,218.33        360            360          2.2500000000           5.0000000000              1.0000000000
     855          II       504,000.00          8.6250000000             8.2500000000    2,362.51        360            360          2.2500000000           5.0000000000              1.0000000000
     856          II       916,000.00          8.6250000000             8.2500000000    4,293.75        360            360          2.2500000000           5.0000000000              1.0000000000
     857          II       630,400.00          8.7500000000             8.3750000000    3,020.67        360            360          2.2500000000           5.0000000000              1.0000000000
     858          II       640,000.00          8.7500000000             8.3750000000    3,066.67        360            360          2.2500000000           5.0000000000              1.0000000000
     859          II       776,000.00          8.7500000000             8.3750000000    3,718.33        360            360          2.2500000000           5.0000000000              1.0000000000
     860          II       144,000.00          8.8750000000             8.5000000000      705.00        360            360          2.2500000000           5.0000000000              1.0000000000
     861          II     1,813,600.00          8.8750000000             8.5000000000    8,879.09        360            360          2.2500000000           5.0000000000              1.0000000000
     862          II       272,000.00          8.8750000000             8.5000000000    1,331.67        360            360          2.2500000000           5.0000000000              1.0000000000
     863          II       513,600.00          9.0000000000             8.6250000000    2,568.00        360            360          2.2500000000           5.0000000000              1.0000000000
     864          II       480,000.00          9.3750000000             9.0000000000    2,550.00        360            360          2.2500000000           5.0000000000              1.0000000000
     865          II       213,000.00          9.7500000000             9.3750000000    1,198.13        360            360          2.2500000000           5.0000000000              1.0000000000
     866          II       492,000.00          9.8750000000             9.5000000000    2,818.75        360            360          2.2500000000           5.0000000000              1.0000000000
     867          II       269,600.00          7.1250000000             6.7500000000      926.75        360            360          2.2500000000           5.0000000000              1.0000000000
     868          II       504,000.00          7.5000000000             7.1250000000    1,890.00        360            360          2.2500000000           5.0000000000              1.0000000000
     869          II       792,000.00          7.6250000000             7.2500000000    3,052.50        360            360          2.2500000000           5.0000000000              1.0000000000
     870          II     1,346,000.00          7.7500000000             7.3750000000    5,327.92        360            360          2.2500000000           5.0000000000              1.0000000000
     871          II     1,230,400.00          7.8750000000             7.5000000000    4,998.50        360            360          2.2500000000           5.0000000000              1.0000000000
     872          II       942,000.00          8.1250000000             7.7500000000    4,023.13        360            360          2.2500000000           5.0000000000              1.0000000000
     873          II       532,000.00          8.2500000000             7.8750000000    2,327.50        360            360          2.2500000000           5.0000000000              1.0000000000
     874          II       172,000.00          8.2500000000             7.8750000000      752.50        360            360          2.2500000000           5.0000000000              1.0000000000
     875          II       752,000.00          8.3750000000             8.0000000000    3,368.33        360            360          2.2500000000           5.0000000000              1.0000000000
     876          II       174,750.00          8.5000000000             8.1250000000      800.94        360            360          2.2500000000           5.0000000000              1.0000000000
     877          II       307,500.00          7.6250000000             7.2500000000    1,185.16        360            360          2.2500000000           5.0000000000              1.0000000000
     878          II       235,200.00          8.1250000000             7.7500000000    1,004.50        360            360          2.2500000000           5.0000000000              1.0000000000
     879          II       194,715.27          8.1250000000             7.7500000000      820.00        360            353          2.2500000000           5.0000000000              1.0000000000
     880          II       501,534.63          8.0000000000             7.6250000000    2,058.33        360            354          2.2500000000           5.0000000000              1.0000000000
     881          II       656,559.15          7.2500000000             6.8750000000    2,302.08        360            356          2.7500000000           5.0000000000              1.0000000000
     882          II       212,079.59          7.5900000000             7.2150000000      803.25        360            356          2.2500000000           5.0000000000              1.0000000000
     883          II       368,485.79          8.2500000000             7.8750000000    1,596.00        360            356          2.2500000000           5.0000000000              1.0000000000
     884          II       367,678.87          8.5000000000             8.1250000000    1,668.33        360            356          2.7500000000           5.0000000000              1.0000000000
     885          II       473,541.27          6.5000000000             6.1250000000    1,370.83        360            357          2.2500000000           5.0000000000              1.0000000000
     886          II       319,190.39          7.2500000000             6.8750000000    1,122.00        360            357          2.2500000000           5.0000000000              1.0000000000
     887          II       117,681.02          6.8750000000             6.5000000000      377.17        360            357          2.2500000000           5.0000000000              1.0000000000
     888          II       378,030.44          7.0000000000             6.6250000000    1,250.67        360            357          2.2500000000           5.0000000000              1.0000000000
     889          II       536,018.75          8.6250000000             8.2500000000    2,493.75        360            357          2.7500000000           5.0000000000              1.0000000000
     890          II       166,028.54          7.3750000000             7.0000000000      602.29        360            358          2.2500000000           5.0000000000              1.0000000000
     891          II       464,117.08          8.3750000000             8.0000000000    2,068.47        360            358          2.2500000000           5.0000000000              1.0000000000
     892          II       337,635.43          8.1250000000             7.7500000000    1,434.79        360            358          2.2500000000           5.0000000000              1.0000000000
     893          II       248,620.00          6.5000000000             6.1250000000      723.33        360            359          2.2500000000           5.0000000000              1.0000000000
     894          II     1,262,297.88          6.8750000000             6.5000000000    4,066.01        360            359          2.2500000000           5.0000000000              1.0000000000
     895          II       461,400.63          7.0000000000             6.6250000000    1,534.16        360            359          2.2500000000           5.0000000000              1.0000000000
     896          II       304,760.00          7.0000000000             6.6250000000    1,013.33        360            359          2.2500000000           5.0000000000              1.0000000000
     897          II     1,025,890.04          7.1250000000             6.7500000000    3,523.44        360            359          2.2500000000           5.0000000000              1.0000000000
     898          II       910,145.91          7.2500000000             6.8750000000    3,221.67        360            359          2.2500000000           5.0000000000              1.0000000000
     899          II       382,754.50          7.3750000000             7.0000000000    1,391.98        360            359          2.2500000000           5.0000000000              1.0000000000
     900          II       757,300.83          7.5000000000             7.1250000000    2,836.50        360            359          2.2500000000           5.0000000000              1.0000000000
     901          II       478,794.00          7.5000000000             7.1250000000    1,791.00        360            359          2.2500000000           5.0000000000              1.0000000000
     902          II     1,592,922.38          7.6250000000             7.2500000000    6,124.08        360            359          2.2500000000           5.0000000000              1.0000000000
     903          II       312,780.00          7.7500000000             7.3750000000    1,235.00        360            359          2.2500000000           5.0000000000              1.0000000000
     904          II       210,124.00          7.8750000000             7.5000000000      851.50        360            359          2.2500000000           5.0000000000              1.0000000000
     905          II       327,216.00          7.8750000000             7.5000000000    1,326.00        360            359          2.2500000000           5.0000000000              1.0000000000
     906          II       485,210.00          7.9900000000             7.6150000000    2,012.63        360            359          2.2500000000           5.0000000000              1.0000000000
     907          II       194,084.00          8.0000000000             7.6250000000      806.67        360            359          2.2500000000           5.0000000000              1.0000000000
     908          II       191,211.75          8.2500000000             7.8750000000      834.75        360            359          2.2500000000           5.0000000000              1.0000000000
     909          II       172,430.00          7.8750000000             7.5000000000      698.75        360            359          2.2500000000           5.0000000000              1.0000000000
     910          II       219,495.36          7.3750000000             7.0000000000      796.25        360            357          2.2500000000           5.0000000000              1.0000000000
     911          II       164,770.98          7.3750000000             7.0000000000      612.50        360            355          2.2500000000           5.0000000000              1.0000000000
     912          II       485,260.27          8.0000000000             7.6250000000    1,996.67        360            355          2.2500000000           5.0000000000              1.0000000000
     913          II       497,707.41          7.7500000000             7.3750000000    1,963.33        360            357          2.2500000000           5.0000000000              1.0000000000
     914          II       359,943.28          7.1250000000             6.7500000000    1,233.38        360            358          2.2500000000           5.0000000000              1.0000000000
     915          II       562,808.46          7.2500000000             6.8750000000    1,983.33        360            358          2.2500000000           5.0000000000              1.0000000000
     916          II     1,147,325.54          7.3750000000             7.0000000000    4,162.09        360            358          2.2500000000           5.0000000000              1.0000000000
     917          II       518,588.06          7.5000000000             7.1250000000    1,935.00        360            358          2.2500000000           5.0000000000              1.0000000000
     918          II       349,745.53          7.6250000000             7.2500000000    1,341.25        360            358          2.2500000000           5.0000000000              1.0000000000
     919          II       255,676.11          7.7500000000             7.3750000000    1,007.00        360            358          2.2500000000           5.0000000000              1.0000000000
     920          II       285,424.58          7.7500000000             7.3750000000    1,124.17        360            358          2.2500000000           5.0000000000              1.0000000000
     921          II       144,722.36          7.8750000000             7.5000000000      585.00        360            358          2.2500000000           5.0000000000              1.0000000000
     922          II       289,444.80          8.0000000000             7.6250000000    1,200.00        360            358          2.2500000000           5.0000000000              1.0000000000
     923          II       345,639.83          8.1250000000             7.7500000000    1,469.17        360            358          2.2500000000           5.0000000000              1.0000000000
     924          II       240,400.11          8.2500000000             7.8750000000    1,046.50        360            358          2.2500000000           5.0000000000              1.0000000000
     925          II       217,200.00          8.3750000000             8.0000000000      972.88        360            358          2.2500000000           5.0000000000              1.0000000000
     926          II       522,609.07          8.3750000000             8.0000000000    2,329.17        360            358          2.2500000000           5.0000000000              1.0000000000
     927          II       489,644.63          8.5000000000             8.1250000000    2,233.00        360            358          2.2500000000           5.0000000000              1.0000000000
     928          II       184,520.96          7.7500000000             7.3750000000      726.75        360            358          2.2500000000           5.0000000000              1.0000000000
     929          II     1,005,017.19          8.2500000000             7.8750000000    4,375.00        360            358          2.2500000000           5.0000000000              1.0000000000
     930          II       172,430.00          7.1250000000             6.7500000000      591.25        360            359          2.2500000000           5.0000000000              1.0000000000
     931          II       260,650.00          7.3750000000             7.0000000000      947.92        360            359          2.2500000000           5.0000000000              1.0000000000
     932          II     1,595,478.75          7.5000000000             7.1250000000    5,968.13        360            359          2.2500000000           5.0000000000              1.0000000000
     933          II       487,455.60          7.5000000000             7.1250000000    1,823.40        360            359          2.2500000000           5.0000000000              1.0000000000
     934          II       401,574.17          7.6250000000             7.2500000000    1,557.08        360            359          2.2500000000           5.0000000000              1.0000000000
     935          II       218,545.00          7.7500000000             7.3750000000      862.92        360            359          2.2500000000           5.0000000000              1.0000000000
     936          II       192,480.00          7.7500000000             7.3750000000      760.00        360            359          2.2500000000           5.0000000000              1.0000000000
     937          II       825,959.75          7.8750000000             7.5000000000    3,347.09        360            359          2.2500000000           5.0000000000              1.0000000000
     938          II     1,215,651.55          7.8750000000             7.5000000000    4,926.27        360            359          2.2500000000           5.0000000000              1.0000000000
     939          II       735,834.67          8.0000000000             7.6250000000    3,058.34        360            359          2.2500000000           5.0000000000              1.0000000000
     940          II       629,008.60          8.0000000000             7.6250000000    2,614.33        360            359          2.2500000000           5.0000000000              1.0000000000
     941          II       677,609.79          8.1250000000             7.7500000000    2,886.75        360            359          2.2500000000           5.0000000000              1.0000000000
     942          II       576,437.50          8.2500000000             7.8750000000    2,515.63        360            359          2.2500000000           5.0000000000              1.0000000000
     943          II       585,460.00          8.2500000000             7.8750000000    2,555.00        360            359          2.2500000000           5.0000000000              1.0000000000
     944          II     1,256,633.75          8.3750000000             8.0000000000    5,614.64        360            359          2.2500000000           5.0000000000              1.0000000000
     945          II       185,983.80          8.5000000000             8.1250000000      850.30        360            359          2.2500000000           5.0000000000              1.0000000000
     946          II       109,523.12          6.7500000000             6.3750000000      341.41        360            359          2.2500000000           5.0000000000              1.0000000000
     947          II       146,866.25          7.5000000000             7.1250000000      549.38        360            359          2.2500000000           5.0000000000              1.0000000000
     948          II       200,419.80          8.0000000000             7.6250000000      833.00        360            359          2.2500000000           5.0000000000              1.0000000000

                                                         MORTGAGE LOAN ASSUMPTIONS (CONTINUED)

                                                                               Number of                               Rate           Payment        Remaining
                                                                              Months Until     Number of Months     Adjustment       Adjustment      Interest-                               Negative
    Loan                       Maximum Gross Mortgage     Minimum Gross        Next Rate        Until Next Pay       Frequency       Frequency        Only (in                             Amortization
   Number          Group              Rate (%)          Mortgage Rate (%)      Adjustment         Adjustment        (in months)     (in months)       months)              Index              Cap(%)
_________________________________________________________________________________________________________________________________________________________________________________________________________
      1              I             10.9500000000           2.6250000000            1                  12                 1               12             N/A           One-Month LIBOR         110.00
      2              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A           One-Month LIBOR         115.00
      3              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A           One-Month LIBOR         115.00
      4              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               110.00
      5              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               110.00
      6              I              9.9500000000           3.4000000000            1                  5                  1               12             N/A                 MTA               110.00
      7              I              9.9500000000           3.2000000000            1                  4                  1               12             N/A                 MTA               110.00
      8              I              9.9500000000           3.2500000000            1                  12                 1               12             N/A                 MTA               110.00
      9              I              9.9990000000           3.8966406248            2                  11                 1               12             N/A                 MTA               110.00
     10              I              9.9990000000           3.6000000000            3                  12                 1               12             N/A                 MTA               110.00
     11              I              9.9500000000           3.4614259000            1                  12                 1               12             N/A                 MTA               115.00
     12              I              9.9500000000           3.3486682809            1                  12                 1               12             N/A                 MTA               115.00
     13              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     14              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     15              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     16              I              9.9947493655           3.9502643830            1                  11                 1               12             N/A                 MTA               115.00
     17              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     18              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     19              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     20              I              9.9500000000           3.4238668030            1                  9                  1               12             N/A                 MTA               115.00
     21              I              9.9500000000           3.5000000000            1                  8                  1               12             N/A                 MTA               115.00
     22              I              9.9500000000           3.1000000000            1                  7                  1               12             N/A                 MTA               115.00
     23              I              9.9500000000           3.2484971249            1                  12                 1               12             N/A                 MTA               115.00
     24              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     25              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     26              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     27              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     28              I              9.9500000000           3.3750000000            1                  11                 1               12             N/A                 MTA               115.00
     29              I              9.9500000000           3.5000000000            1                  9                  1               12             N/A                 MTA               115.00
     30              I              9.9500000000           3.5000000000            1                  7                  1               12             N/A                 MTA               115.00
     31              I              9.9500000000           3.5000000000            1                  7                  1               12             N/A                 MTA               115.00
     32              I              9.9500000000           3.6250000000            1                  10                 1               12             N/A                 MTA               115.00
     33              I              9.9500000000           3.3486159170            2                  13                 1               12             N/A                 MTA               115.00
     34              I              9.9500000000           3.7500000000            2                  13                 1               12             N/A                 MTA               115.00
     35              I              9.9500000000           3.1029792746            2                  13                 1               12             N/A                 MTA               115.00
     36              I              9.9500000000           3.5000000000            2                  13                 1               12             N/A                 MTA               115.00
     37              I              9.9500000000           3.5000000000            2                  11                 1               12             N/A                 MTA               115.00
     38              I              9.9990000000           3.7819043312            2                  11                 1               12             N/A                 MTA               115.00
     39              I              9.9500000000           3.4604786199            3                  12                 1               12             N/A                 MTA               115.00
     40              I              9.9990000000           3.4000000000            3                  12                 1               12             N/A                 MTA               115.00
     41              I              9.9500000000           3.5000000000            3                  12                 1               12             N/A                 MTA               115.00
     42              I              9.9500000000           3.4626949603            4                  13                 1               12             N/A                 MTA               115.00
     43              I              9.9500000000           3.5000000000            4                  13                 1               12             N/A                 MTA               115.00
     44              I             11.3250000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     45              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     46              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     47              I             10.9500000000           3.6250000000            1                  11                 1               12             N/A                 MTA               115.00
     48              I             11.7000000000           3.9479810872            2                  11                 1               12             N/A                 MTA               115.00
     49              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     50              I              9.9990000000           3.5000000000            1                  11                 1               12             N/A           One-Month LIBOR         110.00
     51              I              9.9500000000           2.5000000000            1                  10                 1               12             N/A           One-Month LIBOR         115.00
     52              I              9.9500000000           2.8500000000            1                  5                  1               12             N/A           One-Month LIBOR         115.00
     53              I              9.9500000000           3.1250000000            1                  10                 1               12             N/A           One-Month LIBOR         115.00
     54              I              9.9500000000           2.9000000000            1                  9                  1               12             N/A           One-Month LIBOR         115.00
     55              I              9.9500000000           2.9000000000            1                  8                  1               12             N/A           One-Month LIBOR         115.00
     56              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               110.00
     57              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               110.00
     58              I              9.9500000000           3.3750000000            1                  12                 1               12             N/A                 MTA               110.00
     59              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               110.00
     60              I              9.9990000000           4.0000000000            1                  11                 1               12             N/A                 MTA               110.00
     61              I              9.9500000000           3.4000000000            1                  6                  1               12             N/A                 MTA               110.00
     62              I              9.9500000000           2.8750000000            1                  6                  1               12             N/A                 MTA               110.00
     63              I              9.9990000000           4.0000000000            1                  10                 1               12             N/A                 MTA               110.00
     64              I              9.9500000000           3.4730144425            1                  12                 1               12             N/A                 MTA               115.00
     65              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     66              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     67              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     68              I              9.9500000000           3.3743734238            1                  11                 1               12             N/A                 MTA               115.00
     69              I              9.9583050847           3.2330508475            1                  11                 1               12             N/A                 MTA               115.00
     70              I             10.2604595307           3.2343538228            1                  11                 1               12             N/A                 MTA               115.00
     71              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     72              I              9.9500000000           3.4920366387            1                  10                 1               12             N/A                 MTA               115.00
     73              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     74              I              9.9500000000           3.4672115100            1                  9                  1               12             N/A                 MTA               115.00
     75              I              9.9500000000           3.1250000000            1                  8                  1               12             N/A                 MTA               115.00
     76              I              9.9500000000           3.5000000000            1                  8                  1               12             N/A                 MTA               115.00
     77              I              9.9500000000           3.5000000000            1                  7                  1               12             N/A                 MTA               115.00
     78              I              9.9500000000           3.5000000000            1                  6                  1               12             N/A                 MTA               115.00
     79              I              9.9500000000           3.4000000000            1                  4                  1               12             N/A                 MTA               115.00
     80              I              9.9500000000           2.8750000000            1                  3                  1               12             N/A                 MTA               115.00
     81              I              9.9500000000           3.4913139447            1                  12                 1               12             N/A                 MTA               115.00
     82              I              9.9500000000           3.4457660431            1                  12                 1               12             N/A                 MTA               115.00
     83              I              9.9500000000           3.4107864261            1                  12                 1               12             N/A                 MTA               115.00
     84              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     85              I              9.9500000000           3.4484807794            1                  11                 1               12             N/A                 MTA               115.00
     86              I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     87              I              9.9500000000           3.3573655278            1                  10                 1               12             N/A                 MTA               115.00
     88              I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     89              I              9.9500000000           3.5000000000            1                  9                  1               12             N/A                 MTA               115.00
     90              I              9.9500000000           3.3205324721            1                  8                  1               12             N/A                 MTA               115.00
     91              I             11.9500000000           3.5000000000            1                  7                  1               12             N/A                 MTA               115.00
     92              I              9.9990000000           2.8000000000            1                  11                 1               12             N/A                 MTA               115.00
     93              I              9.9990000000           3.2000000000            1                  11                 1               12             N/A                 MTA               115.00
     94              I              9.9500000000           3.7500000000            1                  12                 1               12             N/A                 MTA               115.00
     95              I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     96              I              9.9990000000           3.7331579587            1                  11                 1               12             N/A                 MTA               115.00
     97              I              9.9990000000           2.7350000000            1                  11                 1               12             N/A                 MTA               115.00
     98              I              9.9500000000           3.2500000000            1                  12                 1               12             N/A                 MTA               115.00
     99              I              9.9500000000           3.7500000000            1                  12                 1               12             N/A                 MTA               115.00
     100             I              9.9500000000           3.6250000000            1                  12                 1               12             N/A                 MTA               115.00
     101             I              9.9990000000           4.0000000000            1                  11                 1               12             N/A                 MTA               115.00
     102             I              9.9500000000           3.4500000000            1                  5                  1               12             N/A                 MTA               115.00
     103             I              9.9956235446           3.7328589909            1                  11                 1               12             N/A                 MTA               115.00
     104             I              9.9990000000           4.0000000000            1                  11                 1               12             N/A                 MTA               115.00
     105             I              9.9990000000           4.0000000000            1                  10                 1               12             N/A                 MTA               115.00
     106             I              9.9500000000           3.4212846348            1                  12                 1               12             N/A                 MTA               115.00
     107             I              9.9500000000           3.5000000000            1                  12                 1               12             N/A                 MTA               115.00
     108             I              9.9500000000           3.2039015564            1                  11                 1               12             N/A                 MTA               115.00
     109             I              9.9500000000           3.4698967890            1                  12                 1               12             N/A                 MTA               115.00
     110             I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     111             I              9.9990000000           4.0000000000            1                  10                 1               12             N/A                 MTA               115.00
     112             I              9.9990000000           4.0000000000            1                  7                  1               12             N/A                 MTA               115.00
     113             I              9.9990000000           4.0500000000            1                  10                 1               12             N/A                 MTA               115.00
     114             I              9.9990000000           4.0000000000            1                  10                 1               12             N/A                 MTA               115.00
     115             I              9.9900000000           3.7500000000            1                  9                  1               12             N/A                 MTA               115.00
     116             I              9.9990000000           3.9500000000            1                  6                  1               12             N/A                 MTA               115.00
     117             I              9.9500000000           3.4112460815            2                  13                 1               12             N/A                 MTA               115.00
     118             I              9.9500000000           3.5000000000            2                  13                 1               12             N/A                 MTA               115.00
     119             I              9.9500000000           3.3097481428            2                  13                 1               12             N/A                 MTA               115.00
     120             I              9.9500000000           3.7500000000            2                  13                 1               12             N/A                 MTA               115.00
     121             I              9.9500000000           3.3750000000            2                  13                 1               12             N/A                 MTA               115.00
     122             I              9.9500000000           3.5000000000            2                  13                 1               12             N/A                 MTA               115.00
     123             I              9.9500000000           3.6044254991            2                  13                 1               12             N/A                 MTA               115.00
     124             I              9.9500000000           3.5000000000            2                  13                 1               12             N/A                 MTA               115.00
     125             I              9.9500000000           3.5000000000            2                  13                 1               12             N/A                 MTA               115.00
     126             I              9.9500000000           2.7500000000            2                  13                 1               12             N/A                 MTA               115.00
     127             I              9.9990000000           4.0000000000            2                  11                 1               12             N/A                 MTA               115.00
     128             I              9.9500000000           3.4929040002            3                  12                 1               12             N/A                 MTA               115.00
     129             I              9.9500000000           3.4622482280            4                  13                 1               12             N/A                 MTA               115.00
     130             I             10.9500000000           3.2748740591            1                  11                 1               12             N/A                 MTA               115.00
     131             I             11.3250000000           3.6250000000            1                  11                 1               12             N/A                 MTA               115.00
     132             I              9.9500000000           3.6250000000            1                  10                 1               12             N/A                 MTA               115.00
     133             I              9.9500000000           3.3250000000            1                  8                  1               12             N/A                 MTA               115.00
     134             I              9.9500000000           3.3777827671            1                  11                 1               12             N/A                 MTA               115.00
     135             I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     136             I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     137             I              9.9500000000           3.5000000000            1                  8                  1               12             N/A                 MTA               115.00
     138             I              9.9500000000           2.9000000000            1                  9                  1               12             N/A           One-Month LIBOR         115.00
     139             I              9.9990000000           2.7500000000            1                  11                 1               12             N/A           One-Month LIBOR         115.00
     140             I              9.9500000000           3.3250000000            1                  9                  1               12             N/A           One-Month LIBOR         115.00
     141             I              9.9990000000           3.7990000000            1                  8                  1               12             N/A           One-Month LIBOR         115.00
     142             I              9.9500000000           3.6250000000            1                  10                 1               12             N/A           One-Month LIBOR         115.00
     143             I              9.9500000000           3.1250000000            1                  10                 1               12             N/A           One-Month LIBOR         115.00
     144             I              9.9500000000           3.3750000000            1                  10                 1               12             N/A           One-Month LIBOR         115.00
     145             I              9.9500000000           3.4500000000            1                  9                  1               12             N/A           One-Month LIBOR         115.00
     146             I              9.9500000000           2.8250000000            1                  9                  1               12             N/A           One-Month LIBOR         115.00
     147             I              9.9500000000           2.3750000000            1                  9                  1               12             N/A           One-Month LIBOR         115.00
     148             I              9.9500000000           3.1983063433            1                  9                  1               12             N/A           One-Month LIBOR         115.00
     149             I              9.9500000000           3.3250000000            1                  5                  1               12             N/A                 MTA               110.00
     150             I              9.9990000000           3.3875862056            1                  10                 1               12             N/A                 MTA               110.00
     151             I              9.9990000000           4.0500000000            1                  10                 1               12             N/A                 MTA               110.00
     152             I              9.9500000000           3.6250000000            1                  11                 1               12             N/A                 MTA               115.00
     153             I              9.9990000000           3.8045858707            1                  11                 1               12             N/A                 MTA               115.00
     154             I             11.9500000000           4.0700000000            1                  9                  1               12             N/A                 MTA               115.00
     155             I              9.9500000000           3.4050271270            1                  12                 1               12             N/A                 MTA               115.00
     156             I              9.9500000000           3.6609152288            1                  12                 1               12             N/A                 MTA               115.00
     157             I              9.9500000000           3.6152417552            1                  12                 1               12             N/A                 MTA               115.00
     158             I              9.9500000000           3.6250000000            1                  12                 1               12             N/A                 MTA               115.00
     159             I              9.9500000000           3.5936282418            1                  12                 1               12             N/A                 MTA               115.00
     160             I              9.9500000000           3.6167251876            1                  12                 1               12             N/A                 MTA               115.00
     161             I              9.9500000000           3.7500000000            1                  12                 1               12             N/A                 MTA               115.00
     162             I              9.9500000000           3.0750000000            1                  1                  1               12             N/A                 MTA               115.00
     163             I              9.9500000000           3.3750000000            1                  12                 1               12             N/A                 MTA               115.00
     164             I              9.9500000000           3.4500000000            1                  8                  1               12             N/A                 MTA               115.00
     165             I              9.9500000000           3.0750000000            1                  7                  1               12             N/A                 MTA               115.00
     166             I              9.9500000000           3.5000000000            1                  6                  1               12             N/A                 MTA               115.00
     167             I              9.9500000000           3.4797287176            1                  11                 1               12             N/A                 MTA               115.00
     168             I              9.9500000000           3.3324900790            1                  11                 1               12             N/A                 MTA               115.00
     169             I              9.9877008017           3.6664695179            1                  11                 1               12             N/A                 MTA               115.00
     170             I              9.9990000000           3.5778237621            1                  11                 1               12             N/A                 MTA               115.00
     171             I              9.9862072751           3.6502660759            1                  11                 1               12             N/A                 MTA               115.00
     172             I              9.9500000000           3.7500000000            1                  11                 1               12             N/A                 MTA               115.00
     173             I              9.9500000000           3.0000000000            1                  11                 1               12             N/A                 MTA               115.00
     174             I              9.9500000000           3.5184298969            1                  10                 1               12             N/A                 MTA               115.00
     175             I              9.9500000000           3.5601745611            1                  10                 1               12             N/A                 MTA               115.00
     176             I             10.1809240270           3.9345513891            1                  10                 1               12             N/A                 MTA               115.00
     177             I              9.9500000000           3.5524834921            1                  10                 1               12             N/A                 MTA               115.00
     178             I             10.4189537643           3.5234417703            1                  9                  1               12             N/A                 MTA               115.00
     179             I              9.9990000000           3.8398895627            1                  9                  1               12             N/A                 MTA               115.00
     180             I              9.9500000000           3.5500000000            1                  9                  1               12             N/A                 MTA               115.00
     181             I              9.9500000000           3.5000000000            1                  9                  1               12             N/A                 MTA               115.00
     182             I             10.0668593420           3.2656812157            1                  8                  1               12             N/A                 MTA               115.00
     183             I              9.9500000000           2.6250000000            1                  8                  1               12             N/A                 MTA               115.00
     184             I             11.9500000000           3.3953095920            1                  8                  1               12             N/A                 MTA               115.00
     185             I              9.9500000000           2.8000000000            1                  7                  1               12             N/A                 MTA               115.00
     186             I              9.9500000000           3.0750000000            1                  7                  1               12             N/A                 MTA               115.00
     187             I              9.9500000000           3.3827794630            1                  6                  1               12             N/A                 MTA               115.00
     188             I              9.9500000000           3.6250000000            1                  6                  1               12             N/A                 MTA               115.00
     189             I              9.9500000000           2.8750000000            1                  6                  1               12             N/A                 MTA               115.00
     190             I              9.9500000000           3.7500000000            1                  6                  1               12             N/A                 MTA               115.00
     191             I              9.9500000000           2.2500000000            1                  5                  1               12             N/A                 MTA               115.00
     192             I              9.9500000000           2.8750000000            1                  5                  1               12             N/A                 MTA               115.00
     193             I              9.9500000000           3.5000000000            1                  4                  1               12             N/A                 MTA               115.00
     194             I              9.9500000000           3.2000000000            1                  3                  1               12             N/A                 MTA               115.00
     195             I              9.9500000000           3.4818667033            1                  12                 1               12             N/A                 MTA               115.00
     196             I              9.9500000000           3.6020782396            1                  12                 1               12             N/A                 MTA               115.00
     197             I              9.9500000000           3.6539136550            1                  12                 1               12             N/A                 MTA               115.00
     198             I              9.9500000000           3.6729713062            1                  12                 1               12             N/A                 MTA               115.00
     199             I              9.9500000000           3.3969560970            1                  12                 1               12             N/A                 MTA               115.00
     200             I              9.9500000000           3.7500000000            1                  12                 1               12             N/A                 MTA               115.00
     201             I              9.9500000000           3.6079396584            1                  11                 1               12             N/A                 MTA               115.00
     202             I              9.9500000000           3.4702581886            1                  11                 1               12             N/A                 MTA               115.00
     203             I              9.9500000000           3.6339285714            1                  11                 1               12             N/A                 MTA               115.00
     204             I              9.9500000000           3.5766741018            1                  11                 1               12             N/A                 MTA               115.00
     205             I              9.9500000000           3.7500000000            1                  11                 1               12             N/A                 MTA               115.00
     206             I              9.9500000000           3.3750000000            1                  11                 1               12             N/A                 MTA               115.00
     207             I              9.9500000000           3.3750000000            1                  11                 1               12             N/A                 MTA               115.00
     208             I              9.9500000000           3.5462151448            1                  10                 1               12             N/A                 MTA               115.00
     209             I              9.9500000000           3.0000000000            1                  10                 1               12             N/A                 MTA               115.00
     210             I              9.9500000000           3.5426684920            1                  10                 1               12             N/A                 MTA               115.00
     211             I             10.0831526024           3.5843989929            1                  9                  1               12             N/A                 MTA               115.00
     212             I              9.9500000000           3.1744684723            1                  8                  1               12             N/A                 MTA               115.00
     213             I             10.6612391715           3.1299423728            1                  7                  1               12             N/A                 MTA               115.00
     214             I              9.9500000000           3.6250000000            1                  6                  1               12             N/A                 MTA               115.00
     215             I              9.9500000000           3.6250000000            1                  5                  1               12             N/A                 MTA               115.00
     216             I              9.9784394911           2.9302568688            1                  10                 1               12             N/A                 MTA               115.00
     217             I              9.9990000000           4.0000000000            1                  9                  1               12             N/A                 MTA               115.00
     218             I              9.9990000000           4.0000000000            1                  9                  1               12             N/A                 MTA               115.00
     219             I              9.9990000000           3.0500000000            1                  8                  1               12             N/A                 MTA               115.00
     220             I              9.9500000000           3.3567974513            2                  13                 1               12             N/A                 MTA               115.00
     221             I              9.9500000000           3.5111954924            2                  13                 1               12             N/A                 MTA               115.00
     222             I              9.9500000000           3.5733282149            2                  13                 1               12             N/A                 MTA               115.00
     223             I              9.9500000000           3.6465503894            2                  13                 1               12             N/A                 MTA               115.00
     224             I              9.9500000000           3.2500000000            3                  12                 1               12             N/A                 MTA               115.00
     225             I              9.9500000000           3.7500000000            3                  12                 1               12             N/A                 MTA               115.00
     226             I              9.9500000000           3.2024457514            4                  13                 1               12             N/A                 MTA               115.00
     227             I              9.9500000000           3.5000000000            1                  10                 1               12             N/A                 MTA               115.00
     228             I              9.9500000000           3.3250000000            1                  10                 1               12             N/A                 MTA               115.00
     229             I              9.9500000000           3.6250000000            1                  10                 1               12             N/A                 MTA               115.00
     230             I              9.9500000000           3.6250000000            1                  10                 1               12             N/A                 MTA               115.00
     231             I              9.9500000000           3.5224273002            1                  10                 1               12             N/A                 MTA               115.00
     232             I              9.9500000000           3.6250000000            1                  10                 1               12             N/A                 MTA               115.00
     233             I              9.9500000000           3.4500000000            1                  9                  1               12             N/A                 MTA               115.00
     234             I             10.9500000000           3.4414396433            1                  11                 1               12             N/A                 MTA               115.00
     235             I             11.9500000000           3.6250000000            1                  11                 1               12             N/A                 MTA               115.00
     236             I             12.9400000000           3.1488095054            1                  11                 1               12             N/A                 MTA               115.00
     237             I              9.9500000000           3.6250000000            1                  10                 1               12             N/A                 MTA               115.00
     238             I              9.9500000000           3.0000000000            1                  10                 1               12             N/A                 MTA               115.00
     239             I              9.9500000000           3.4500000000            1                  6                  1               12             N/A                 MTA               115.00
     240             I              9.9500000000           3.4500000000            1                  5                  1               12             N/A                 MTA               115.00
     241             I             10.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     242             I              9.9500000000           3.4502677054            1                  10                 1               12             N/A                 MTA               115.00
     243             I             11.7000000000           4.1250000000            2                  11                 1               12             N/A                 MTA               115.00
     244             I              9.9500000000           3.6925388967            1                  11                 1               12             N/A                 MTA               115.00
     245             I              9.9500000000           3.7008953067            1                  11                 1               12             N/A                 MTA               115.00
     246             I              9.9500000000           3.5000000000            1                  11                 1               12             N/A                 MTA               115.00
     247             I              9.9500000000           3.6715421005            1                  10                 1               12             N/A                 MTA               115.00
     248             I              9.9500000000           3.3750000000            1                  10                 1               12             N/A                 MTA               115.00
     249             I              9.9500000000           3.7500000000            1                  8                  1               12             N/A                 MTA               115.00
     250             I              9.9500000000           3.7500000000            1                  11                 1               12             N/A                 MTA               115.00
     251             I              9.9500000000           3.6250000000            1                  10                 1               12             N/A                 MTA               115.00
     252             I              9.9500000000           3.7500000000            1                  10                 1               12             N/A                 MTA               115.00
     253             I              9.9500000000           3.7500000000            1                  9                  1               12             N/A                 MTA               115.00
     254            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         110.00
     255            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     256            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     257            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     258            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     259            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     260            II             13.1250000000           2.2500000000            53                 53                 6               6              113           Six-Month LIBOR         115.00
     261            II             11.8750000000           2.2500000000            54                 54                 6               6              114           Six-Month LIBOR         115.00
     262            II             12.2500000000           2.2500000000            54                 54                 6               6              114           Six-Month LIBOR         115.00
     263            II             13.0000000000           2.2500000000            54                 54                 6               6              114           Six-Month LIBOR         115.00
     264            II             12.1250000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     265            II             12.2500000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     266            II             12.3750000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     267            II             12.6250000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     268            II             12.5000000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     269            II             12.7500000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     270            II             12.8750000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     271            II             11.5000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     272            II             11.6250000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     273            II             11.7500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     274            II             11.8750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     275            II             12.1250000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     276            II             12.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     277            II             12.3750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     278            II             12.5000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     279            II             12.6250000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     280            II             13.0000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     281            II             13.0000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     282            II             11.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     283            II             11.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     284            II             11.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     285            II             11.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     286            II             11.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     287            II             12.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     288            II             12.0000000000           2.8340575782            58                 58                 6               6              118           Six-Month LIBOR         115.00
     289            II             12.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     290            II             12.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     291            II             12.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     292            II             12.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     293            II             12.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     294            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     295            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     296            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     297            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     298            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     299            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     300            II             12.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     301            II             12.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     302            II             13.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     303            II             13.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     304            II             13.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     305            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     306            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     307            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     308            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     309            II             11.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     310            II             11.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     311            II             11.4900000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     312            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     313            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     314            II             11.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     315            II             11.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     316            II             11.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     317            II             11.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     318            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     319            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     320            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     321            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     322            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     323            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     324            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     325            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     326            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     327            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     328            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     329            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     330            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     331            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     332            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     333            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     334            II             12.7500000000           2.2644833312            59                 59                 6               6              119           Six-Month LIBOR         115.00
     335            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     336            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     337            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     338            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     339            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     340            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     341            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     342            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     343            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     344            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     345            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     346            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     347            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     348            II             13.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     349            II             13.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     350            II             13.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     351            II             13.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     352            II             14.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     353            II             10.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     354            II             11.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     355            II             11.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     356            II             11.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     357            II             11.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     358            II             11.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     359            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     360            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     361            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     362            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     363            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     364            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     365            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     366            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     367            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     368            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     369            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     370            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     371            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     372            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     373            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     374            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     375            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     376            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     377            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     378            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     379            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     380            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     381            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     382            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     383            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     384            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     385            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     386            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     387            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     388            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     389            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     390            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     391            II             13.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     392            II             13.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     393            II             13.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     394            II             13.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     395            II             14.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     396            II             14.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     397            II             14.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     398            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     399            II             12.7500000000           2.2500000000            53                 53                 6               6              113           Six-Month LIBOR         115.00
     400            II             12.3750000000           2.2500000000            54                 54                 6               6              114           Six-Month LIBOR         115.00
     401            II             12.7500000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     402            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     403            II             11.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     404            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     405            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     406            II             12.6500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     407            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     408            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     409            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     410            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     411            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     412            II             11.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     413            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     414            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     415            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     416            II             12.1250000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     417            II             12.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     418            II             12.6250000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     419            II             12.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     420            II             12.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     421            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     422            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     423            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     424            II             12.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     425            II             13.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     426            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     427            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     428            II             11.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     429            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     430            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     431            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     432            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     433            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     434            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     435            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     436            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     437            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     438            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     439            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     440            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     441            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     442            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     443            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     444            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     445            II             12.8750000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     446            II             11.5000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     447            II             12.3750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     448            II             12.8750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     449            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     450            II             12.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     451            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     452            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     453            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     454            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     455            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     456            II             13.8750000000           2.7500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     457            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     458            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     459            II             11.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     460            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     461            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     462            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     463            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     464            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     465            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     466            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     467            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     468            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     469            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     470            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     471            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     472            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     473            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     474            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     475            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     476            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     477            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     478            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     479            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     480            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     481            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     482            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     483            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     484            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     485            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     486            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     487            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     488            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     489            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     490            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     491            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     492            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     493            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     494            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     495            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     496            II             13.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     497            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     498            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     499            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     500            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     501            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     502            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     503            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     504            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     505            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     506            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     507            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     508            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     509            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     510            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     511            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     512            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     513            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     514            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     515            II             11.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     516            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     517            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     518            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     519            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     520            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     521            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     522            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     523            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     524            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     525            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     526            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     527            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     528            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     529            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     530            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     531            II             14.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     532            II             14.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     533            II             14.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     534            II             14.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     535            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     536            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     537            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     538            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     539            II             12.8750000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     540            II             13.6250000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     541            II             12.8000000000           2.7500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     542            II             11.7500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     543            II             12.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     544            II             13.3500000000           4.0000000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     545            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     546            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     547            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     548            II             13.0000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     549            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     550            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     551            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     552            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         110.00
     553            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         110.00
     554            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         110.00
     555            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     556            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     557            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     558            II             13.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     559            II             14.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         110.00
     560            II             12.8750000000           2.2500000000            54                 54                 6               6              114           Six-Month LIBOR         115.00
     561            II             11.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     562            II             12.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     563            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     564            II             13.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     565            II             11.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     566            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     567            II             11.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     568            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     569            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     570            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     571            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     572            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     573            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     574            II             12.2500000000           2.3458429568            59                 59                 6               6              119           Six-Month LIBOR         115.00
     575            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     576            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     577            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     578            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     579            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     580            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     581            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     582            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     583            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     584            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     585            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     586            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     587            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     588            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     589            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     590            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     591            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     592            II             13.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     593            II             13.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     594            II             13.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     595            II             11.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     596            II             11.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     597            II             11.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     598            II             11.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     599            II             11.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     600            II             11.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     601            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     602            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     603            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     604            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     605            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     606            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     607            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     608            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     609            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     610            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     611            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     612            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     613            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     614            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     615            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     616            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     617            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     618            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     619            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     620            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     621            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     622            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     623            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     624            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     625            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     626            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     627            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     628            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     629            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     630            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     631            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     632            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     633            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     634            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     635            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     636            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     637            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     638            II             13.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     639            II             13.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     640            II             12.0700000000           2.7500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     641            II             11.0000000000           3.0000000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     642            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     643            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     644            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     645            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     646            II             12.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     647            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     648            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     649            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     650            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     651            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     652            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     653            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     654            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     655            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     656            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     657            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     658            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     659            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     660            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     661            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     662            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     663            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     664            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     665            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     666            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     667            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     668            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     669            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     670            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     671            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     672            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     673            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     674            II             13.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     675            II             12.8750000000           2.7500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     676            II             13.1250000000           2.7500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     677            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     678            II             11.7500000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     679            II             12.2500000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     680            II              9.5000000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     681            II             12.7500000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     682            II             13.0000000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     683            II             12.1250000000           2.7500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     684            II             12.5000000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     685            II             12.5000000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     686            II             12.6250000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     687            II             12.8750000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     688            II             11.3750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     689            II             11.7500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     690            II             11.7500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     691            II             12.0000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     692            II             12.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     693            II             12.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     694            II             12.3750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     695            II             11.9166666719           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     696            II             12.7500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     697            II             13.0000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     698            II             13.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     699            II             13.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     700            II             11.8750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     701            II             12.6250000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     702            II             12.7500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     703            II             12.8750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     704            II             12.8750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     705            II             13.1250000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     706            II             11.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     707            II             11.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     708            II             11.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     709            II             11.9500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     710            II             12.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     711            II             12.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     712            II             12.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     713            II             12.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     714            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     715            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     716            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     717            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     718            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     719            II             12.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     720            II             12.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     721            II             13.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     722            II             13.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     723            II             13.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     724            II             13.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     725            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     726            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     727            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     728            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     729            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     730            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     731            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     732            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     733            II             11.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     734            II             11.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     735            II             11.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     736            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     737            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     738            II             11.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     739            II             11.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     740            II             11.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     741            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     742            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     743            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     744            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     745            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     746            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     747            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     748            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     749            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     750            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     751            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     752            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     753            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     754            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     755            II             12.6250000000           2.2932477740            59                 59                 6               6              119           Six-Month LIBOR         115.00
     756            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     757            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     758            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     759            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     760            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     761            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     762            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     763            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     764            II             13.0000000000           2.2737258979            59                 59                 6               6              119           Six-Month LIBOR         115.00
     765            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     766            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     767            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     768            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     769            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     770            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     771            II             13.2500000000           2.2764280711            59                 59                 6               6              119           Six-Month LIBOR         115.00
     772            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     773            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     774            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     775            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     776            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     777            II             13.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     778            II             13.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     779            II             13.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     780            II             11.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     781            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     782            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     783            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     784            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     785            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     786            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     787            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     788            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     789            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     790            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     791            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     792            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     793            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     794            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     795            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     796            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     797            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     798            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     799            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     800            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     801            II             15.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     802            II             15.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     803            II             15.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     804            II             11.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     805            II             11.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     806            II             11.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     807            II             11.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     808            II             11.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     809            II             11.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     810            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     811            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     812            II             11.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     813            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     814            II             12.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     815            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     816            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     817            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     818            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     819            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     820            II             12.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     821            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     822            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     823            II             12.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     824            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     825            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     826            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     827            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     828            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     829            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     830            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     831            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     832            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     833            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     834            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     835            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     836            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     837            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     838            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     839            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     840            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     841            II             13.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     842            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     843            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     844            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     845            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     846            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     847            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     848            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     849            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     850            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     851            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     852            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     853            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     854            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     855            II             13.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     856            II             13.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     857            II             13.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     858            II             13.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     859            II             13.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     860            II             13.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     861            II             13.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     862            II             13.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     863            II             14.0000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     864            II             14.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     865            II             14.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     866            II             14.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     867            II             12.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     868            II             12.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     869            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     870            II             12.7500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     871            II             12.8750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     872            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     873            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     874            II             13.2500000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     875            II             13.3750000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     876            II             13.5000000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     877            II             12.6250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     878            II             13.1250000000           2.2500000000            60                 60                 6               6              120           Six-Month LIBOR         115.00
     879            II             13.1250000000           2.2500000000            53                 53                 6               6              113           Six-Month LIBOR         115.00
     880            II             13.0000000000           2.2500000000            54                 54                 6               6              114           Six-Month LIBOR         115.00
     881            II             12.2500000000           2.7500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     882            II             12.5900000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     883            II             13.2500000000           2.2500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     884            II             13.5000000000           2.7500000000            56                 56                 6               6              116           Six-Month LIBOR         115.00
     885            II             11.5000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     886            II             12.2500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     887            II             11.8750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     888            II             12.0000000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     889            II             13.6250000000           2.7500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     890            II             12.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     891            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     892            II             13.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     893            II             11.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     894            II             11.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     895            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     896            II             12.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     897            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     898            II             12.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     899            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     900            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     901            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     902            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     903            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     904            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     905            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     906            II             12.9900000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     907            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     908            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     909            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     910            II             12.3750000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     911            II             12.3750000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     912            II             13.0000000000           2.2500000000            55                 55                 6               6              115           Six-Month LIBOR         115.00
     913            II             12.7500000000           2.2500000000            57                 57                 6               6              117           Six-Month LIBOR         115.00
     914            II             12.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     915            II             12.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     916            II             12.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     917            II             12.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     918            II             12.6250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     919            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     920            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     921            II             12.8750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     922            II             13.0000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     923            II             13.1250000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     924            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     925            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     926            II             13.3750000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     927            II             13.5000000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     928            II             12.7500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     929            II             13.2500000000           2.2500000000            58                 58                 6               6              118           Six-Month LIBOR         115.00
     930            II             12.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     931            II             12.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     932            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     933            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     934            II             12.6250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     935            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     936            II             12.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     937            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     938            II             12.8750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     939            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     940            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     941            II             13.1250000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     942            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     943            II             13.2500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     944            II             13.3750000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     945            II             13.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     946            II             11.7500000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     947            II             12.5000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00
     948            II             13.0000000000           2.2500000000            59                 59                 6               6              119           Six-Month LIBOR         115.00

           There will be  discrepancies  between the  characteristics  of the actual  mortgage loans and the  characteristics  assumed in preparing the tables below.  Any discrepancy may have an effect upon the percentages of the initial  principal  amounts  outstanding (and the weighted average lives)
of the classes of Offered  Certificates  set forth in the tables.  In addition,  to the extent that the actual  mortgage loans included in the mortgage pool have  characteristics  that differ from those  assumed in preparing  the tables  below,  the classes of Offered  Certificates  set forth below may mature earlier or later than indicated by the tables below.  Further,  Subsequent  Mortgage Loans will be conveyed to the Trust during the  Pre-Funding
Period,  which  will  increase  the  aggregate  principal  balance  of the  Mortgage  Loans in the  applicable  Loan  Group and  otherwise  affect  the characteristics  of the Mortgage Loans in such Loan Group that may be reflected in the  structuring  assumptions.  The  Subsequent  Mortgage Loans will have the  characteristics  with respect  thereto set forth in  "Description  of the Mortgage  Loans-Conveyance  of  Subsequent  Mortgage  Loans and the
Pre-Funding  Account." Based on the foregoing  assumptions,  the tables below indicate the weighted average life of each class of Offered  Certificates and sets forth the percentage of the initial  principal  balances of each such class that would be  outstanding  after each of the  distribution  dates shown,  at specified  percentages of the CPR.  Neither the  prepayment  model used in this  prospectus  supplement  nor any other  prepayment  model or assumption  purports to be a historical  description  of prepayment  experience or a prediction  of the  anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage  loans included in the Trust.  Variations in the  prepayment  experience and the balance of the mortgage loans that prepay may increase or decrease the  percentages of the initial  principal  balances (and weighted  average lives) shown in the following  tables.
Variations may occur even if the average  prepayment  experience of all of the mortgage  loans equals any of the specified  percentages of the CPR. The timing of changes in the rate of prepayment may significantly  affect the actual yield to maturity to investors,  even if the average rate of Principal
Prepayments is consistent with the expectations of investors.

                                                           Percent of Initial Principal Amount Outstanding at the
                                                                        Following CPR Percentage

                                              Class I-A Certificates                                    Class I-B-1 Certificates
                            (including the Grantor Trust Class I-A-3 Certificates and
                                     the Underlying Class I-A-3 Certificates)

___________________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%
___________________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             99          87          75         58          46          100         100        100         100         100
April 2009.........             98          76          57         32          18          100         100        100         100         100
April 2010.........             97          66          41         15           4          100         100        100         100         100
April 2011.........             92          55          30         12           4          100         100         90         37          97
April 2012.........             86          44          22          7           3          100         100         67         22           9
April 2013.........             80          35          16          4           1          100         100         50         13           0
April 2014.........             75          31          13          3           *          100         71          30          6           0
April 2015.........             69          26          10          2           0          100         60          22          0           0
April 2016.........             64          22          7           1           0          100         50          16          0           0
April 2017.........             59          18          5           *           0          100         42          12          0           0
April 2018.........             55          15          4           0           0          100         35          9           0           0
April 2019.........             50          13          3           0           0          100         29          7           0           0
April 2020.........             46          11          2           0           0          100         24          1           0           0
April 2021.........             42           9          1           0           0          96          20          0           0           0
April 2022.........             39           7          1           0           0          89          17          0           0           0
April 2023.........             36           6          *           0           0          82          14          0           0           0
April 2024.........             33           5          *           0           0          76          11          0           0           0
April 2025.........             31           4          0           0           0          70           9          0           0           0
April 2026.........             28           3          0           0           0          64           8          0           0           0
April 2027.........             25           3          0           0           0          58           6          0           0           0
April 2028.........             23           2          0           0           0          52           2          0           0           0
April 2029.........             21           2          0           0           0          47           0          0           0           0
April 2030.........             18           1          0           0           0          41           0          0           0           0
April 2031.........             16           1          0           0           0          36           0          0           0           0
April 2032.........             14           1          0           0           0          31           0          0           0           0
April 2033.........             12           *          0           0           0          27           0          0           0           0
April 2034.........             10           *          0           0           0          22           0          0           0           0
April 2035.........              8           0          0           0           0          17           0          0           0           0
April 2036.........              6           0          0           0           0          13           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**        13.84        5.96       3.38        1.83        1.24       21.79       10.47       6.54        4.28        4.44

________________
   (*)   Indicates a number that is greater than zero but less than 0.5%.

   (**)  The  weighted  average  life  of a  certificate  is  determined  by (i)  multiplying  the  net reduction,  if any,  of the  Current  Principal  Amount  by the  number  of  years  from the date of issuance of the  certificate  to the related  distribution  date,  (ii) adding the results and (iii)
   dividing the sum by the aggregate of the net reductions of the Current  Principal  Amount  described in (i) above.

                                                        Percent of Initial Principal Amount Outstanding at the
                                                                      Following CPR Percentage

                                             Class I-B-2 Certificates                                   Class I-B-3 Certificates

_______________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%
_______________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             100         100        100         100         100         100         100        100         100         100
April 2009.........             100         100        100         100         100         100         100        100         100         100
April 2010.........             100         100        100         100         100         100         100        100         100         100
April 2011.........             100         100         90         37          18          100         100         90         37          18
April 2012.........             100         100         67         22           9          100         100         67         22           9
April 2013.........             100         100         50         13           0          100         100         50         13           0
April 2014.........             100         71          30          1           0          100         71          30          0           0
April 2015.........             100         60          22          0           0          100         60          22          0           0
April 2016.........             100         50          16          0           0          100         50          16          0           0
April 2017.........             100         42          12          0           0          100         42          12          0           0
April 2018.........             100         35          9           0           0          100         35          9           0           0
April 2019.........             100         29          3           0           0          100         29          0           0           0
April 2020.........             100         24          0           0           0          100         24          0           0           0
April 2021.........             96          20          0           0           0          96          20          0           0           0
April 2022.........             89          17          0           0           0          89          17          0           0           0
April 2023.........             82          14          0           0           0          82          14          0           0           0
April 2024.........             76          11          0           0           0          76          11          0           0           0
April 2025.........             70           9          0           0           0          70           9          0           0           0
April 2026.........             64           8          0           0           0          64           *          0           0           0
April 2027.........             58           1          0           0           0          58           0          0           0           0
April 2028.........             52           0          0           0           0          52           0          0           0           0
April 2029.........             47           0          0           0           0          47           0          0           0           0
April 2030.........             41           0          0           0           0          41           0          0           0           0
April 2031.........             36           0          0           0           0          36           0          0           0           0
April 2032.........             31           0          0           0           0          31           0          0           0           0
April 2033.........             27           0          0           0           0          27           0          0           0           0
April 2034.........             22           0          0           0           0          22           0          0           0           0
April 2035.........             17           0          0           0           0          17           0          0           0           0
April 2036.........             13           0          0           0           0          13           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**         21.79       10.39       6.49       4.18        4.03        21.79       10.31       6.44       4.12        3.85

_____________
   (*)   Indicates a number that is greater than zero but less than 0.5%.

   (**)  The  weighted  average  life  of a  certificate  is  determined  by (i)  multiplying  the  net reduction,  if any,  of the  Current  Principal  Amount  by the  number  of  years  from the date of issuance of the  certificate  to the related  distribution  date,  (ii) adding the results and (iii)
   dividing the sum by the aggregate of the net reductions of the Current  Principal  Amount  described in (i) above.

                                                       Percent of Initial Principal Amount Outstanding at the
                                                                      Following CPR Percentage

                                             Class I-B-4 Certificates                                   Class I-B-5 Certificates

_______________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%
_______________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             100         100        100         100         100         100         100        100         100         100
April 2009.........             100         100        100         100         100         100         100        100         100         100
April 2010.........             100         100        100         100         100         100         100        100         100         100
April 2011.........             100         100         90         37          18          100         100         90         37          18
April 2012.........             100         100         67         22           1          100         100         67         22           0
April 2013.........             100         100         50         13           0          100         100         50         11           0
April 2014.........             100         71          30          0           0          100         71          30          0           0
April 2015.........             100         60          22          0           0          100         60          22          0           0
April 2016.........             100         50          16          0           0          100         50          16          0           0
April 2017.........             100         42          12          0           0          100         42          4           0           0
April 2018.........             100         35          1           0           0          100         35          0           0           0
April 2019.........             100         29          0           0           0          100         29          0           0           0
April 2020.........             100         24          0           0           0          100         24          0           0           0
April 2021.........             96          20          0           0           0          96          20          0           0           0
April 2022.........             89          17          0           0           0          89          17          0           0           0
April 2023.........             82          14          0           0           0          82          14          0           0           0
April 2024.........             76          11          0           0           0          76           1          0           0           0
April 2025.........             70           3          0           0           0          70           0          0           0           0
April 2026.........             64           0          0           0           0          64           0          0           0           0
April 2027.........             58           0          0           0           0          58           0          0           0           0
April 2028.........             52           0          0           0           0          52           0          0           0           0
April 2029.........             47           0          0           0           0          47           0          0           0           0
April 2030.........             41           0          0           0           0          41           0          0           0           0
April 2031.........             36           0          0           0           0          36           0          0           0           0
April 2032.........             31           0          0           0           0          31           0          0           0           0
April 2033.........             27           0          0           0           0          27           0          0           0           0
April 2034.........             22           0          0           0           0          22           0          0           0           0
April 2035.........             17           0          0           0           0          17           0          0           0           0
April 2036.........             13           0          0           0           0          11           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**          21.77       10.22       6.38       4.07        3.72        21.71       10.09       6.29       4.02        3.60

         ________________
         (**)     The weighted  average life of a certificate  is determined by (i)  multiplying the net  reduction,  if any,  of the  Current  Principal  Amount by the number of years from the date of issuance of the  certificate to the related  distribution  date,  (ii)
         adding the results and (iii)  dividing the sum by the  aggregate of the net  reductions of the Current Principal Amount described in (i) above.

                                                        Percent of Initial Principal Amount Outstanding at the
                                                                      Following CPR Percentage

                                             Class I-B-6 Certificates                                   Class I-B-7 Certificates

________________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%
________________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             100         100        100         100         100         100         100        100         100         100
April 2009.........             100         100        100         100         100         100         100        100         100         100
April 2010.........             100         100        100         100         100         100         100        100         100         100
April 2011.........             100         100         90         37          18          100         100         90         37          11
April 2012.........             100         100         67         22           0          100         100         67         22           0
April 2013.........             100         100         50          0           0          100         100         50          0           0
April 2014.........             100         71          30          0           0          100         71          30          0           0
April 2015.........             100         60          22          0           0          100         60          22          0           0
April 2016.........             100         50          16          0           0          100         50          4           0           0
April 2017.........             100         42          0           0           0          100         42          0           0           0
April 2018.........             100         35          0           0           0          100         35          0           0           0
April 2019.........             100         29          0           0           0          100         29          0           0           0
April 2020.........             100         24          0           0           0          100         24          0           0           0
April 2021.........             96          20          0           0           0          96          20          0           0           0
April 2022.........             89          17          0           0           0          89           7          0           0           0
April 2023.........             82           4          0           0           0          82           0          0           0           0
April 2024.........             76           0          0           0           0          76           0          0           0           0
April 2025.........             70           0          0           0           0          70           0          0           0           0
April 2026.........             64           0          0           0           0          64           0          0           0           0
April 2027.........             58           0          0           0           0          58           0          0           0           0
April 2028.........             52           0          0           0           0          52           0          0           0           0
April 2029.........             47           0          0           0           0          47           0          0           0           0
April 2030.........             41           0          0           0           0          41           0          0           0           0
April 2031.........             36           0          0           0           0          36           0          0           0           0
April 2032.........             31           0          0           0           0          31           0          0           0           0
April 2033.........             27           0          0           0           0          27           0          0           0           0
April 2034.........             22           0          0           0           0          22           0          0           0           0
April 2035.........             17           0          0           0           0          10           0          0           0           0
April 2036.........              0           0          0           0           0           0           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**          21.64       9.98        6.23       4.00        3.53        21.54       9.82        6.13       3.94        3.44

        ______________

       (**)       The weighted  average life of a certificate is determined by (i)  multiplying the net reduction,  if any, of the Current Principal Amount by the number of years from the date of issuance of the  certificate to the related  distribution  date,  (ii) adding the results and (iii) dividing the sum by the aggregate of the net  reductions of the Current  Principal
       Amount described in (i) above.

                                                          Percent of Initial Principal Amount Outstanding at the
                                                                       Following CPR Percentage

                                             Class I-B-8 Certificates                                   Class I-B-9 Certificates

_______________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%\
_______________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             100         100        100         100         100         100         100        100         100         100
April 2009.........             100         100        100         100         100         100         100        100         100         100
April 2010.........             100         100        100         100         100         100         100        100         100         100
April 2011.........             100         100         90         37           0          100         100         90         37           0
April 2012.........             100         100         67         12           0          100         100         67          0           0
April 2013.........             100         100         50          0           0          100         100         50          0           0
April 2014.........             100         71          30          0           0          100         71          19          0           0
April 2015.........             100         60          12          0           0          100         60          0           0           0
April 2016.........             100         50          0           0           0          100         50          0           0           0
April 2017.........             100         42          0           0           0          100         42          0           0           0
April 2018.........             100         35          0           0           0          100         35          0           0           0
April 2019.........             100         29          0           0           0          100         18          0           0           0
April 2020.........             100         24          0           0           0          100          0          0           0           0
April 2021.........             96           3          0           0           0          96           0          0           0           0
April 2022.........             89           0          0           0           0          89           0          0           0           0
April 2023.........             82           0          0           0           0          82           0          0           0           0
April 2024.........             76           0          0           0           0          76           0          0           0           0
April 2025.........             70           0          0           0           0          70           0          0           0           0
April 2026.........             64           0          0           0           0          64           0          0           0           0
April 2027.........             58           0          0           0           0          58           0          0           0           0
April 2028.........             52           0          0           0           0          52           0          0           0           0
April 2029.........             47           0          0           0           0          47           0          0           0           0
April 2030.........             41           0          0           0           0          41           0          0           0           0
April 2031.........             36           0          0           0           0          36           0          0           0           0
April 2032.........             31           0          0           0           0          26           0          0           0           0
April 2033.........             27           0          0           0           0           8           0          0           0           0
April 2034.........             12           0          0           0           0           0           0          0           0           0
April 2035.........              0           0          0           0           0           0           0          0           0           0
April 2036.........              0           0          0           0           0           0           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**          21.34       9.58        5.98       3.83        3.35        20.99       9.22        5.76       3.69        3.21

        ____________
       (**)       The weighted  average life of a certificate is determined by (i)  multiplying the net reduction,  if any, of the Current Principal Amount by the number of years from the date of issuance of the  certificate to the related  distribution  date,  (ii) adding the results and (iii) dividing the sum by the aggregate of the net  reductions of the Current  Principal
       Amount described in (i) above.

                                                            Percent of Initial Principal Amount Outstanding at the
                                                                          Following CPR Percentage

                                             Class II-A Certificates                                   Class II-B-1 Certificates
                             (including the Grantor Trust Class II-A-2B Certificates
                                  and the Underlying Class II-A-2B Certificates)

________________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%
________________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             98          86          75         57          46          100         100        100         100         100
April 2009.........             96          74          55         31          18          100         100        100         100         100
April 2010.........             94          64          40         15           4          100         100        100         100         100
April 2011.........             92          55          30         12           4          100         100         90         37          69
April 2012.........             88          45          23          7           3          100         100         68         22           9
April 2013.........             83          37          17          4           1          100         100         51         13           0
April 2014.........             78          33          14          3           *          100         74          31          5           0
April 2015.........             73          28          10          2           0          100         63          23          0           0
April 2016.........             69          24          8           1           0          100         53          17          0           0
April 2017.........             65          20          6           *           0          100         45          13          0           0
April 2018.........             60          17          4           0           0          100         38          9           0           0
April 2019.........             54          14          3           0           0          100         31          6           0           0
April 2020.........             49          11          2           0           0          100         26          1           0           0
April 2021.........             45           9          1           0           0          100         21          0           0           0
April 2022.........             41           8          1           0           0          92          17          0           0           0
April 2023.........             37           6          1           0           0          84          14          0           0           0
April 2024.........             34           5          *           0           0          77          12          0           0           0
April 2025.........             31           4          0           0           0          70           9          0           0           0
April 2026.........             28           3          0           0           0          63           8          0           0           0
April 2027.........             25           3          0           0           0          56           3          0           0           0
April 2028.........             22           2          0           0           0          49           0          0           0           0
April 2029.........             19           2          0           0           0          43           0          0           0           0
April 2030.........             16           1          0           0           0          37           0          0           0           0
April 2031.........             14           1          0           0           0          31           0          0           0           0
April 2032.........             11           *          0           0           0          25           0          0           0           0
April 2033.........              9           *          0           0           0          20           0          0           0           0
April 2034.........              6           0          0           0           0          15           0          0           0           0
April 2035.........              4           0          0           0           0          10           0          0           0           0
April 2036.........              2           0          0           0           0           0           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**          13.94       6.03        3.40       1.83        1.24        21.25       10.61       6.60       4.26        4.31

         ___________________
         (*)      Indicates a number that is greater than zero but less than 0.5%.

         (**)     The weighted  average life of a certificate  is determined by (i)  multiplying the net  reduction,  if any,  of the  Current  Principal  Amount by the number of years from the date of issuance of the  certificate to the related  distribution  date,  (ii)
         adding the results and (iii)  dividing the sum by the  aggregate of the net  reductions of the Current Principal Amount described in (i) above.

                                                          Percent of Initial Principal Amount Outstanding at the
                                                                        Following CPR Percentage

                                            Class II-B-2 Certificates                                  Class II-B-3 Certificates

_______________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%
_______________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             100         100        100         100         100         100         100        100         100         100
April 2009.........             100         100        100         100         100         100         100        100         100         100
April 2010.........             100         100        100         100         100         100         100        100         100         100
April 2011.........             100         100         90         37          18          100         100         90         37          18
April 2012.........             100         100         68         22           5          100         100         68         22           0
April 2013.........             100         100         51         13           0          100         100         51         13           0
April 2014.........             100         74          31          0           0          100         74          31          0           0
April 2015.........             100         63          23          0           0          100         63          23          0           0
April 2016.........             100         53          17          0           0          100         53          17          0           0
April 2017.........             100         45          13          0           0          100         45          13          0           0
April 2018.........             100         38          7           0           0          100         38          0           0           0
April 2019.........             100         31          0           0           0          100         31          0           0           0
April 2020.........             100         26          0           0           0          100         26          0           0           0
April 2021.........             100         21          0           0           0          100         21          0           0           0
April 2022.........             92          17          0           0           0          92          17          0           0           0
April 2023.........             84          14          0           0           0          84          14          0           0           0
April 2024.........             77          12          0           0           0          77          10          0           0           0
April 2025.........             70           7          0           0           0          70           0          0           0           0
April 2026.........             63           *          0           0           0          63           0          0           0           0
April 2027.........             56           0          0           0           0          56           0          0           0           0
April 2028.........             49           0          0           0           0          49           0          0           0           0
April 2029.........             43           0          0           0           0          43           0          0           0           0
April 2030.........             37           0          0           0           0          37           0          0           0           0
April 2031.........             31           0          0           0           0          31           0          0           0           0
April 2032.........             25           0          0           0           0          25           0          0           0           0
April 2033.........             20           0          0           0           0          20           0          0           0           0
April 2034.........             15           0          0           0           0          15           0          0           0           0
April 2035.........              7           0          0           0           0           0           0          0           0           0
April 2036.........              0           0          0           0           0           0           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**          21.21       10.47       6.50       4.12        3.83        21.16       10.37       6.43       4.06        3.67

         ______________
         (*)      Indicates a number that is greater than zero but less than 0.5%.

         (**)     The weighted  average life of a certificate  is determined by (i)  multiplying the net  reduction,  if any,  of the  Current  Principal  Amount by the number of years from the date of issuance of the  certificate to the related  distribution  date,  (ii)
         adding the results and (iii)  dividing the sum by the  aggregate of the net  reductions of the Current Principal Amount described in (i) above.

                                                           Percent of Initial Principal Amount Outstanding at the
                                                                          Following CPR Percentage

                                            Class II-B-4 Certificates                                  Class II-B-5 Certificates

_______________________________________________________________________________________________________________________________________________
                                5%          15%        25%         40%         50%         5%          15%        25%         40%         50%
_______________________________________________________________________________________________________________________________________________
Distribution Date
Initial Percentage.             100         100        100         100         100         100         100        100         100         100
April 2008.........             100         100        100         100         100         100         100        100         100         100
April 2009.........             100         100        100         100         100         100         100        100         100         100
April 2010.........             100         100        100         100         100         100         100        100         100         100
April 2011.........             100         100         90         37          18          100         100         90         37          18
April 2012.........             100         100         68         22           0          100         100         68         22           0
April 2013.........             100         100         51          8           0          100         100         51          0           0
April 2014.........             100         74          31          0           0          100         74          31          0           0
April 2015.........             100         63          23          0           0          100         63          23          0           0
April 2016.........             100         53          17          0           0          100         53          17          0           0
April 2017.........             100         45          6           0           0          100         45          0           0           0
April 2018.........             100         38          0           0           0          100         38          0           0           0
April 2019.........             100         31          0           0           0          100         31          0           0           0
April 2020.........             100         26          0           0           0          100         26          0           0           0
April 2021.........             100         21          0           0           0          100         21          0           0           0
April 2022.........             92          17          0           0           0          92          17          0           0           0
April 2023.........             84          12          0           0           0          84           0          0           0           0
April 2024.........             77           0          0           0           0          77           0          0           0           0
April 2025.........             70           0          0           0           0          70           0          0           0           0
April 2026.........             63           0          0           0           0          63           0          0           0           0
April 2027.........             56           0          0           0           0          56           0          0           0           0
April 2028.........             49           0          0           0           0          49           0          0           0           0
April 2029.........             43           0          0           0           0          43           0          0           0           0
April 2030.........             37           0          0           0           0          37           0          0           0           0
April 2031.........             31           0          0           0           0          31           0          0           0           0
April 2032.........             25           0          0           0           0          25           0          0           0           0
April 2033.........             20           0          0           0           0          20           0          0           0           0
April 2034.........             15           0          0           0           0           0           0          0           0           0
April 2035.........              0           0          0           0           0           0           0          0           0           0
April 2036.........              0           0          0           0           0           0           0          0           0           0
April 2037.........              0           0          0           0           0           0           0          0           0           0
Weighted Average Life
to Maturity (years)**          21.12       10.26       6.35       4.03        3.58        21.04       10.12       6.26       3.97        3.50

         ________________
         (**)     The weighted  average life of a certificate  is determined by (i)  multiplying the net  reduction,  if any,  of the  Current  Principal  Amount by the number of years from the date of issuance of the  certificate to the related  distribution  date,  (ii)
         adding the results and (iii)  dividing the sum by the  aggregate of the net  reductions of the Current Principal Amount described in (i) above.

Yield Sensitivity of the Subordinate Certificates

         As the Current  Principal  Amount of a class of Subordinate  Certificates is reduced to zero, the yield to  maturity  on the  next  most  junior  related  class of  Subordinate  Certificates  will  become extremely  sensitive to losses on the related  mortgage loans (and the timing thereof) that are covered by subordination,  because  the  entire  amount of losses on the  related  mortgage  loans to the  extent not covered by any related Excess Spread or related  overcollateralization  will be allocated to such class of
Subordinate  Certificates.  The initial  undivided  interest in the mortgage loans  evidenced by the Class
I-B  Certificates,  in the  aggregate,  is  approximately  9.35%.  The initial  undivided  interest in the mortgage  loans  evidenced by the Class II-B  Certificates,  in the  aggregate,  is  approximately  9.25%.
Investors in the  Subordinate  Certificates  should fully  consider the risk that  Realized  Losses on the mortgage  loans could result in the failure of these  investors to fully  recover their  investments.  For
additional   considerations   relating  to  the  yield  on  the  Subordinate   Certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Yield Sensitivity of the Class I-X Certificates

         The Class I-X  Certificates  receive only  distributions  of interest.  The yields to maturity on the Class I-X  Certificates  will be extremely  sensitive to both the timing of receipt of prepayments and the overall rate of Principal  Prepayments  and defaults on the group I mortgage  loans having  prepayment charges.  The related yield to maturity on the Class I-X  Certificates  may fluctuate  significantly  over time because the notional  amount of the Class I-X-2  Certificates  is equal to the aggregate  outstanding principal balance of the group I mortgage loans generally having "hard"  prepayment  charges for a term of three years (or in limited  cases,  30 months) from  origination.  The notional  amount of the Class I-X-1
Certificates  is equal to the  aggregate  outstanding  principal  balance  of the group I  mortgage  loans having all other prepayment  charges.  Investors in the Class I-X  Certificates  should fully consider the risk that a rapid rate of  prepayments  on the related  mortgage loans could result in the failure of such investors to fully recover their investments.

         The following  table  indicates the  sensitivity  of the pre-tax  yields to maturity on the Class
I-X  Certificates  to various  constant  rates of  prepayment  on the  related  group I mortgage  loans by projecting the monthly  aggregate  payments on the Class I-X Certificates and computing the  corresponding pre-tax yields to maturity on a corporate bond equivalent  basis,  based on the  structuring  assumptions, including the assumptions  regarding the  characteristics  and  performance of such mortgage loans,  which differ from the actual  characteristics  and  performance  thereof and  assuming  the  aggregate  purchase prices  for  each  class  of Class  I-X  Certificates  set  forth  below.  Any  differences  between  such assumptions  and the actual  characteristics  and performance of the related group I mortgage loans and of the Class I-X  Certificates  may  result  in  yields  being  different  from  those  shown in such  table.
Discrepancies  between  assumed and actual  characteristics  and performance  underscore the  hypothetical nature of the tables,  which are provided  only to give a general  sense of the  sensitivity  of yields in varying prepayment scenarios.

         Pre-Tax Yield to Maturity of the Class I-X Certificates at the Following CPR Percentages

                             Assumed
            Class         Purchase Price        5%        15%       25%         40%          50%
__________________________________________________________________________________________________________
         Class I-X-1       $303,889.76        39.22%    26.63%     13.25%     (8.66)%     (24.88)%
         Class I-X-2      $3,687,630.86       37.89%    25.36%     12.05%      9.76)%     (25.90)%

         Each pre-tax yield to maturity set forth in the preceding  tables was  calculated by  determining the monthly  discount  rate  which,  when  applied to the  assumed  stream of cash flows to be paid on the
Class I-X Certificates,  would cause the discounted  present value of such assumed stream of cash flows to equal the  assumed  purchase  price  listed in the table.  Accrued  interest  is  included  in the assumed purchase  price in  computing  the yields  shown.  These  yields do not take into  account  the  different interest rates at which investors may be able to reinvest funds received by them as  distributions  on the
Class  I-X  Certificates  and  thus  do not  reflect  the  return  on any  investment  in  the  Class  I-X
Certificates  when any  reinvestment  rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding  the assumed  prepayment  rates reflected in the preceding  tables,  it is highly unlikely that the mortgage  loans will be prepaid  according to one  particular  pattern.  For this reason and because the timing of cash flows is critical to  determining  yields,  the pre-tax  yields to maturity on the Class I-X  Certificates  are likely to differ  from those  shown in the tables  above,  even if the prepayment  assumption  equals the  percentages  of CPR  indicated in the tables above over any given time period or over the entire life of the Class I-X Certificates.

         There can be no assurance  that the mortgage loans having  prepayment  charges will prepay at any particular  rate or that the yields on the Class I-X  Certificates  will  conform to the yields  described herein.  Moreover,  the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster  principal  distributions  than indicated in the preceding  tables at the various percentages of the CPR  specified,  even if the weighted  average  remaining term to maturity and weighted average  mortgage  rate of those  mortgage  loans  are as  assumed.  Investors  are  urged  to make  their investment  decisions based on their  determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Class I-X  Certificates  should fully  consider the risk that a rapid rate of  prepayments  on the  mortgage  loans could result in the failure of such  investors  to fully  recover their investments.

         For  additional  considerations  relating  to the yield on the Offered  Certificates,  see "Yield
Considerations" in the prospectus.

                            THE POOLING AND SERVICING AGREEMENT AND THE GRANTOR TRUST AGREEMENT

         General

         The  Certificates  (other than the Grantor  Trust  Certificates)  will be issued  pursuant to the
Agreement,  a form of which is filed as an  exhibit  to the  registration  statement.  The  Grantor  Trust
Certificates  will be issued  pursuant to the Grantor  Trust  Agreement.  The Grantor  Trust  Certificates
will  represent  the entire  beneficial  ownership  in the  Grantor  Trust.  A current  report on Form 8-K relating to the  Certificates  containing  a copy of the  Agreement  and the Grantor  Trust  Agreement  as
executed will be filed by the Depositor with the Securities  and Exchange  Commission  within fifteen days of the initial  issuance of the  Certificates.  The Trust created under the Agreement  will consist of (1)
all of the  Depositor's  right,  title and interest in and to the  mortgage  loans,  the related  mortgage notes,  mortgages  and other related  documents,  including all interest and principal due with respect to the mortgage  loans after the Cut-off Date,  but excluding any payments of principal or interest due on or prior to the Cut-off  Date,  (2) any  mortgaged  properties  acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure  and any revenues  received  thereon,  (3) the rights of the
Trustee under all insurance policies required to be maintained  pursuant to the Agreement,  (4) the rights of the  Depositor  under  the  Mortgage  Loan  Purchase  Agreement  between  the  Depositor  and EMC,  any subsequent  mortgage loan purchase  agreements and any  subsequent  transfer  instruments  relating to the
Subsequent  Mortgage  Loans (5) such  assets  relating to the  mortgage  loans as from time to time may be held in the Custodial Account,  the Reserve Fund, the Distribution  Account and the Final Maturity Reserve
Account,  (6) the rights of the Depositor  with respect to the Corridor  Contracts and (7) any proceeds of the  foregoing.  The  Grantor  Trust  created  under the  Grantor  Trust  Agreement  will  consist  of the
Underlying  Certificates,  the Grantor Trust  Distribution  Account and the Swap Agreements.  Reference is
made to the  prospectus  for  important  information  in  addition  to that set  forth in this  prospectus supplement  regarding  the Trust,  the Grantor  Trust,  the terms and  conditions of the Agreement and the
Offered  Certificates.  The Offered  Certificates  will be transferable  and exchangeable at the corporate trust offices of the Trustee or the Grantor  Trustee,  as applicable.  For these purposes and for purposes of  presentment  and  surrender,  the  corporate  trust  office of the Trustee and the Grantor  Trustee is located at Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota 55479,  Attention:  Corporate Trust
Group,  Bear Stearns  Mortgage  Funding  2007-AR4 and for all other purposes located at 9062 Old Annapolis
Road, Columbia,  Maryland 21045,  Attention:  Client Manager, Bear Stearns Mortgage Funding 2007-AR4.  The
Depositor will provide to prospective or actual  certificateholders  without charge, on written request, a copy  (without  exhibits) of the  Agreement.  Requests  should be addressed to Structured  Asset  Mortgage
Investments II Inc., 383 Madison Avenue, New York, New York 10179.

         Assignment of the Mortgage Loans

                  At the time of issuance  of the  Certificates,  the  Depositor  will cause the  mortgage loans,  together with all  principal and interest due on or with respect to such mortgage  loans after the
Cut-off Date, to be sold to the Trust.  The mortgage  loans will be identified in a schedule  appearing as an exhibit to the  Agreement (as amended).  Such  schedule  will include  information  as to the principal balance of each  mortgage  loan as of the Cut-off  Date,  as well as  information  including,  among other things,  the mortgage  rate, the Net Rate,  the Monthly  Payment,  the maturity date of each mortgage note and the loan-to-value ratio.

         Representations and Warranties

         In the Mortgage Loan Purchase  Agreement  pursuant to which the Depositor  purchased the mortgage loans from the  Sponsor,  the  Sponsor  made  certain  representations  and  warranties  to the  Depositor concerning the mortgage  loans.  The Trustee,  on behalf of the  certificateholders,  will be assigned all right,  title and  interest  in the  Mortgage  Loan  Purchase  Agreement  insofar  as they  relate to such representations and warranties made by the Sponsor.

         The  representations  and warranties of the Sponsor with respect to the mortgage loans  generally will include the following, among others:

         (1)      The  information  set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

         (2)      Immediately  prior to the sale of the  mortgage  loans  pursuant  to the  Mortgage  Loan
Purchase  Agreement,  the Sponsor was the sole owner of  beneficial  title and holder of each mortgage and mortgage note  relating to the related  mortgage  loans as of the Closing Date or as of another  specified date, is conveying  the same to the Depositor  free and clear of any  encumbrance,  equity,  participation interest,  lien, pledge,  charge,  claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3)      As of the Closing  Date,  there is no monetary  default  existing  under any mortgage or the related  mortgage note and there is no material  event which,  with the passage of time or with notice and the  expiration  of any  grace  or cure  period,  would  constitute  a  default,  breach  or  event of acceleration;  and neither the Sponsor nor any of its respective  affiliates has taken any action to waive any  default,  breach  or event of  acceleration;  and no  foreclosure  action is  threatened  or has been commenced with respect to the mortgage loan.

         Generally,  the Mortgage  Loan Purchase  Agreement  will provide that, in the case of a breach of any  representation  or warranty set forth above which  materially and adversely  affects the value of the interests  of  certificateholders  or the Trustee in any of the  mortgage  loans,  within 90 days from the date of discovery or notice from the Trustee,  the  Depositor or the Sponsor,  the Sponsor will either (i)
cure such breach in all material  respects,  (ii) provide the Trustee with a substitute  mortgage loan (if within two years of the Closing  Date) or (iii)  purchase  the  related  mortgage  loan at the  applicable
Repurchase  Price.  This obligation of the Sponsor to cure,  purchase or substitute  shall  constitute the
Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

The Custodian

         Wells Fargo  Bank,  National  Association  ("Wells  Fargo  Bank") is acting as  custodian  of the mortgage  loan  files  pursuant  to the  custodial  agreement.  In  that  capacity,  Wells  Fargo  Bank is responsible  to hold and safeguard the mortgage  notes and other  contents of the mortgage files on behalf of the Trustee  and the  certificateholders.  Wells  Fargo Bank  maintains  each  mortgage  loan file in a separate file folder marked with a unique bar code to assure  loan-level  file  integrity and to assist in inventory  management.  Files are  segregated  by  transaction  or  investor.  Wells  Fargo  Bank has been engaged in the  mortgage  document  custody  business for more than 25 years.  Wells Fargo Bank  maintains document  custody  facilities in its  Minneapolis,  Minnesota  headquarters  and in three regional offices located in Richfield,  Minnesota,  Irvine,  California, and Salt Lake City, Utah. As of December 31, 2006,
Wells Fargo Bank maintains  mortgage custody vaults in each of those locations with an aggregate  capacity of over eleven million files.

         Wells Fargo Bank serves or may have served  within the past two years as loan file  custodian for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.  The terms of any custodial  agreement  under
which  those   services  are  provided  by  Wells  Fargo  Bank  are  customary  for  the   mortgage-backed
securitization  industry and provide for the delivery,  receipt,  review and  safekeeping of mortgage loan files.  For a general description of Wells Fargo Bank, see the description herein under "The Trustee."

The Trustee and the Grantor Trustee

         Wells Fargo Bank, National Association,  a national banking association,  will act as Trustee for the  Certificates  (other than the Grantor Trust  Certificates)  pursuant to the Agreement and will act as the Grantor  Trustee for the Grantor Trust  Certificates  pursuant to the Grantor Trust  Agreement.  Wells
Fargo Bank is a national  banking  association and a wholly-owned  subsidiary of Wells Fargo & Company.  A diversified  financial  services company with  approximately $482 billion in assets, 23+ million customers and 158,000+  employees as of December 31,  2006,  Wells Fargo & Company is a U.S.  bank holding  company, providing banking,  insurance,  trust, mortgage and consumer finance services throughout the United States and  internationally.  Wells Fargo Bank  provides  retail and  commercial  banking  services and corporate trust,  custody,  securities lending,  securities  transfer,  cash management,  investment  management and other  financial  and  fiduciary  services.  The  Depositor,  the Sponsor and the  Servicer  may  maintain banking and other  commercial  relationships  with Wells Fargo Bank and its  affiliates.  Wells Fargo Bank maintains  principal  corporate  trust offices  located at 9062 Old  Annapolis  Road,  Columbia,  Maryland
21045-1951  (among other locations) and its office for certificate  transfer  services is located at Sixth
Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         As of December 31,  2006,  Wells Fargo Bank acts as a trustee for a variety of  transactions  and asset types,  including  corporate and municipal bonds,  mortgage-backed  and asset-backed  securities and collateralized  debt  obligations.  As of  December  31,  2006,  Wells Fargo Bank was acting as trustee on approximately 1,346 series of residential  mortgage-backed  securities with an aggregate principal balance of approximately $277,396,000,000.

         Wells Fargo Bank's  assessment of compliance with applicable  servicing  criteria relating to its provision of master  servicing,  trustee,  securities  administration  and paying  agent  services for the twelve months ended December 31, 2006,  furnished  pursuant to Item 1122 of Regulation AB,  discloses that it was not in compliance  with the  1122(d)(3)(i)  servicing  criteria during that reporting  period.  The assessment of compliance  indicates that certain monthly  investor or remittance  reports  included errors in the calculation  and/or the reporting of  delinquencies  for the related pool assets,  which errors may or may not have been material,  and that all such errors were the result of data processing  errors and/or the mistaken  interpretation  of data provided by other parties  participating in the servicing  function.
The  assessment  further  states that all  necessary  adjustments  to Wells Fargo  Bank's data  processing systems and/or  interpretive  clarifications  have been made to correct those errors and to remedy related procedures.

         Wells  Fargo Bank serves or has served  within the past two years as  warehouse  master  servicer for various  mortgage loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of  those  mortgage  loans  may be  included  in the  Trust.  The  terms of the  warehouse  master servicing  agreement  under which those  services are provided by Wells Fargo Bank are  customary  for the mortgage-backed securitization industry.

         As  compensation  for its  activities  under the  Agreement,  the Trustee will be entitled to the investment  income on amounts in the Distribution  Account for the period specified in the Agreement.  The
Grantor  Trustee will be entitled to a fee as  compensation  for its  activities  under the Grantor  Trust
Agreement  which  shall  be  paid by the  Trustee.  The  Agreement  or the  Grantor  Trust  Agreement,  as
applicable,  will provide that the Trustee or the Grantor  Trustee,  as the case may be, and any director, officer,  employee or agent of the Trustee or the  Grantor  Trustee,  as the case may be, will be entitled to recover from the Distribution  Account or the Grantor Trust Distribution  Account,  as applicable,  all reasonable  out-of pocket expenses,  disbursements and advances and expenses of the Trustee or the Grantor
Trustee, as the case may be, in connection with any Monthly Advance,  Event of Default,  any breach of the
Agreement or the Grantor Trust Agreement, as applicable,  or any loss, liability,  expense, claim or legal action  (including  any pending or threatened  claim or legal  action)  incurred or made by the Trustee or the  Grantor  Trustee,  as the case may be, in the  administration  of the Trust  created  pursuant to the
Agreement or the Grantor Trust created pursuant to the Grantor Trust Agreement,  as applicable  (including the reasonable compensation and disbursements of its counsel),  other than any such expense,  disbursement or advance as may arise from the Trustee's or Grantor  Trustee's  negligence or intentional  misconduct or which  is  the  responsibility  of  the  holders  of  the  Certificates  (other  than  the  Grantor  Trust
Certificates) or the holders of the Grantor Trust Certificates, as applicable.

         If an event of default has not occurred (or has occurred but is no longer  continuing)  under the
Agreement,  then the  Trustee,  will  perform  only  such  duties  as are  specifically  set  forth in the
Agreement as being the duties to be performed by the Trustee  prior to the  occurrence  (or  following the discontinuance)  of an event of  default  thereunder.  If an event of  default  occurs  and is  continuing under the  Agreement,  the Trustee is required to exercise  such of the rights and powers  vested in it by the  Agreement,  such as (upon the  occurrence  and during the  continuance  of certain events of default)
either  acting as the  servicer or  appointing a successor  servicer,  and use the same degree of care and skill in their  exercise  as a prudent  investor  would  exercise  or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the Agreement, the Trustee,  will be liable for its own negligent  action,  its own negligent  failure to act and its own willful misconduct.

         The  Trustee's  duties  and  responsibilities  under  the  Agreement  include,  upon  receipt  of resolutions,  certificates and reports which are  specifically  required to be furnished to it pursuant to the  Agreement,  examining  them to  determine  whether  they are in the form  required by the  Agreement, providing  to the  Rating  Agencies  notices of the  occurrence  of  certain  events of default  under the
Agreement,  appointing a successor servicer,  and effecting the optional  termination of either Loan Group or the Trust.

         The Trustee and the Grantor  Trustee may resign at any time,  in which event the  Depositor  will be obligated to appoint a successor  trustee or successor  grantor trustee,  as applicable.  The Depositor may also  remove the Trustee or the Grantor  Trustee if the  Trustee or the Grantor  Trustee  ceases to be eligible to continue as Trustee or Grantor  Trustee under the  Agreement or the Grantor  Trust  Agreement, as applicable,  and fails to resign after written  request  therefor by the Depositor or if the Trustee or the Grantor  Trustee becomes  insolvent.  Upon becoming aware of those  circumstances,  the Depositor will be obligated to appoint a successor  trustee or successor grantor trustee,  as applicable.  The Trustee or the Grantor  Trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the Trustee or the  Grantor  Trustee  and  appointment  of a  successor  trustee  or  successor  grantor  trustee,  as applicable,  will not become  effective until  acceptance of the  appointment by the successor  trustee or successor grantor trustee as set forth in the Agreement or the Grantor Trust Agreement as applicable.

         On and after the time the Servicer  receives a notice of  termination  pursuant to the Agreement, the Trustee  shall  become the  successor  to the  Servicer,  or shall  appoint a successor  servicer  (as described  below) with respect to the  transactions set forth or provided for in the Agreement and after a transition  period  (not to  exceed  90  days),  shall be  subject  to all the  responsibilities,  duties, liabilities  and  limitations  on  liabilities  relating  thereto  placed on the Servicer by the terms and provisions of the  Agreement;  provided,  however,  that the Trustee  shall have no obligation  whatsoever with respect to any liability  (other than advances deemed  recoverable and not previously  made) incurred by the  Servicer  at or  prior  to the  time of  termination.  Effective  on the  date of such  notice  of termination,  as compensation therefor,  the Trustee shall be entitled to all compensation,  reimbursement of expenses and  indemnification  that the Servicer would have been entitled to if it had continued to act pursuant to the  Agreement  except for those  amounts due the Servicer as  reimbursement  permitted  under this  Agreement  for  advances  previously  made or  expenses  previously  incurred.  Notwithstanding  the foregoing,  the  Trustee  may,  if it shall be  unwilling  to so act,  or shall,  if it is  prohibited  by applicable law from making advances or if it is otherwise unable to so act,  appoint,  or petition a court
of  competent   jurisdiction  to  appoint,  any  established  mortgage  loan  servicing   institution  the
appointment  of which  does not  adversely  affect the then  current  rating of the  certificates  by each rating agency as the  successor to the pursuant to the  Agreement in the  assumption of all or any part of the  responsibilities,  duties or  liabilities of the Servicer  pursuant to the  Agreement.  Any successor servicer shall be an established  housing and home finance  institution  which is a Fannie Mae- or Freddie
Mac-approved  servicer  and  shall  have a net  worth of not less  than  $10,000,000;  provided,  that the
Trustee  shall  obtain  a  letter  from  each  Rating  Agency  that the  ratings,  if any,  on each of the
Certificates  will not be lowered as a result of the selection of the  successor to the  Servicer.  If the
Trustee  assumes  the  duties  and  responsibilities  of the  Servicer,  the  Trustee  shall not resign as servicer  until a successor  servicer  has been  appointed  and has  accepted  such  appointment.  Pending appointment  of a successor  to the  Servicer  under the  Agreement,  the  Trustee,  unless the Trustee is prohibited  by law  from  so  acting,  shall  act in  such  capacity  as  provided  in the  Agreement.  In connection  with  such  appointment  and  assumption,  the  Trustee  may make  such  arrangements  for the compensation  of such  successor out of payments on mortgage  loans or otherwise as it and such  successor shall agree;  provided  that such  compensation  shall not be in excess of that which the  Servicer  would have been entitled to if the Servicer had continued to act under the  Agreement,  and that such  successor shall undertake and assume the  obligations of the Trustee to pay  compensation to any third Person acting as an agent  or  independent  contractor  in the  performance  of  servicing  responsibilities  under  the
Agreement.  The Trustee and such  successor  shall take such action,  consistent  with the  Agreement,  as shall be necessary to effectuate any such succession.

         The costs and  expenses  of the  Trustee in  connection  with the  termination  of the  Servicer, appointment of a successor  servicer and any transfer of servicing,  including,  without  limitation,  all costs and  expenses  associated  with the  complete  transfer of all  servicing  data and the  completion, correction  or  manipulation  of such  servicing  data as may be  required  by the  Trustee to correct any errors or  insufficiencies  in the servicing data or otherwise enable the Trustee or successor servicer to service the mortgage loans properly and  effectively,  to the extent not paid by the terminated  servicer, will be payable to the Trustee  pursuant to the  Agreement.  Any successor  servicer  shall give notice to the  applicable  mortgagors  of such  change of  servicer  and will,  during  the term of its  service  as successor  servicer,  maintain in force the policy or policies  that the  Servicer is required to maintain pursuant to the Agreement.

         If the Trustee  will  succeed to any duties of the  Servicer  respecting  the  mortgage  loans as provided  herein,  it  will  do so in a  separate  capacity  and  not  in its  capacity  as  Trustee  and, accordingly,  the provisions of the Agreement  concerning the Trustee's duties will be inapplicable to the
Trustee in its duties as the  successor to the Servicer in the servicing of the mortgage  loans  (although such provisions  will continue to apply to the Trustee in its capacity as Trustee);  the provisions of the
Agreement  relating  to the  Servicer,  however,  will apply to the Trustee in its  capacity as  successor servicer.

         Upon any  termination  or  appointment  of a successor  to the  Servicer,  the Trustee  will give prompt written notice thereof to the Rating Agencies.

                  Servicing and Other Compensation and Payment of Expenses

         The  Servicer  will be entitled to receive a Servicing  Fee as  compensation  for its  activities under  the  Agreement  equal to  1/12th of the  Servicing  Fee Rate  multiplied  by the  aggregate  Stated
Principal  Balance  of the  mortgage  loans as of the Due Date in the month  preceding  the month in which such distribution date occurs.  The Servicing Fee Rate for each mortgage loan will be 0.375% per annum.

         In addition to the primary  compensation  described above, the Servicer may be entitled to retain assumption  fees, tax service fees and late payment  charges,  all to the extent collected from mortgagors and as provided in the Agreement.

         The  Servicer  will  pay  all  related  expenses   incurred  in  connection  with  its  servicing
responsibilities (subject to limited reimbursement as described in the Agreement).

Servicing Responsibilities

         The Servicer  will be  responsible  for  servicing  the  mortgage  loans in  accordance  with the provisions of the Agreement.  The responsibilities generally include:

o        communicating with borrowers;

o        sending monthly remittance statements to borrowers;

o        collecting payments from borrowers;

o        recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.
         repayment plan, modification, foreclosure, etc.);

o        accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the Trustee,  together with any other sums paid by borrowers that are required to be remitted;

o        accurate  and  timely  accounting  and   administration  of  escrow  and  impound  accounts,   if
         applicable;

o        accurate and timely reporting of negative amortization amounts, if any;

o        paying escrows for borrowers, if applicable;

o        calculating and reporting payoffs and liquidations;

o        maintaining an individual file for each loan; and

o        maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

Table of Fees

         The  following  table  indicates  the fees  expected  to be paid  from the  cash  flows  from the mortgage loans and other assets of the Trust while the Offered Certificates are outstanding.

         The  Servicing  Fee  is  expressed  as a  percentage,  at an  annualized  rate,  applied  to  the outstanding aggregate principal balance of the mortgage loans.

               Item                                 Rate(1)                                          Paid From
  __________________________________________________________________________________________________________________________
         Servicing Fee                         0.375% per annum                         Mortgage loan interest collections

  (1)  The fee is paid on a first priority basis from collections  allocable to interest on the mortgage loans,  prior to distributions to certificateholders.

Realization Upon Defaulted Mortgage Loans

         The Servicer  will take such action  either as it deems to be in the best  interest of the trust, or as is consistent  with accepted  servicing  practices or in accordance with  established  practices for other  mortgage  loans  serviced by the Servicer  with respect to defaulted  mortgage  loans and foreclose upon or otherwise  comparably convert the ownership of properties  securing defaulted mortgage loans as to which no satisfactory collection  arrangements can be made. To the extent set forth in the Agreement,  the
Servicer  will  service  the  property  acquired  by the trust  through  foreclosure  or  deed-in-lieu  of foreclosure  in  accordance  with  procedures  that the Servicer  employs and  exercises in servicing  and administering  mortgage  loans for its own  account and which are in  accordance  with  accepted  mortgage servicing practices of prudent lending institutions,  and Fannie Mae guidelines.  The Servicer will not be required to expend its own moneys with  respect to the  restoration  or to make  servicing  advances  with respect to such mortgaged  properties  unless the Servicer has  determined  that (i) such amounts would be recovered,  and (ii) it believes  such  restoration  will  increase  proceeds to the trust  following  the mortgaged property's eventual liquidation.

         Since Insurance  Proceeds  received in connection  with a mortgage loan cannot exceed  deficiency claims and certain expenses incurred by the Servicer,  no insurance  payments will result in a recovery to certificateholders  which  exceeds the  principal  balance of the  defaulted  mortgage  loan together with accrued interest thereon at its applicable Net Rate.

Monthly Reports to Certificateholders

         On each distribution  date, the Trustee will make available to each  certificateholder,  the Swap
Counterparty,   the  Servicer  and  the  Depositor  a  statement  generally  setting  forth,  among  other information:

         (a)      the Current  Principal  Amount or notional  amount of each class of  Certificates  after giving  effect (i) to all  distributions  allocable to principal  on such  distribution  date and (ii) the allocation of any Applied Realized Loss Amounts for such distribution date;

         (b)      the  amount  of  the  related  distribution  to  holders  of  each  class  allocable  to principal,  separately  identifying  (A)  the  aggregate  amount  of any  Principal  Prepayments  included therein,  (B) the  aggregate of all  scheduled  payments of principal  included  therein and (C) the Extra
Principal Distribution Amount (if any);

         (c)      the  Pass-Through  Rate for each applicable  class of  Certificates  with respect to the current Due Period,  and, if applicable,  whether such Pass-Through Rate was limited by the applicable Net
Rate Cap;

         (d)      the amount of such distribution to holders of each class allocable to interest;

         (e)      the  applicable  accrual  periods  dates  for  calculating   distributions  and  general
distribution dates;

         (f)      the total cash flows received and the general sources thereof;

         (g)      the amount,  if any, of fees or expenses  accrued and paid,  with an  identification  of the payee and the general  purpose of such fees  including the related  amount of the Servicing  Fees paid to or retained by the Servicer for the related Due Period;

         (h)      the Interest  Carry Forward  Amount and any Basis Risk  Shortfall  Carry-forward  Amount for each class of Certificates;

         (i)      the amount of any Swap Payment made  pursuant to the Swap  Agreement  for the benefit of the Grantor Trust Certificates;

         (j)      with respect to each Loan Group,  the aggregate of the Stated  Principal  Balance of the related mortgage loans for the following distribution date;

         (k)      with respect to each Loan Group,  the number and  outstanding  principal  balance of the related  mortgage loans that were delinquent  (exclusive of any mortgage loan in foreclosure) (A) that are
30 to 59 days delinquent,  (B) that are 60 to 89 days delinquent,  (C) that are 90 or more days delinquent and (D) for which  foreclosure  proceedings have been commenced,  in each case as of the close of business on the last day of the calendar month preceding such  distribution  date and separately  identifying  such information for the first lien mortgage loans and second lien mortgage loans;

         (l)      with  respect  to each Loan  Group,  the  amount of  Monthly  Advances  included  in the distribution on such distribution date (including the general purpose of such Monthly Advances);

         (m)      with  respect  to each Loan  Group,  the  cumulative  amount of  Applied  Realized  Loss
Amounts to date;

         (n)      if  applicable,  material  modifications,  extensions or waivers to mortgage loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

         (o)      with  respect to each Loan Group,  and any  related  mortgage  loan that was  liquidated during the preceding  calendar  month,  the loan number and  aggregate  Stated  Principal  Balance of, and
Realized  Loss on, such  mortgage  loan as of the close of business on the  determination  date  preceding such distribution date;

         (p)      with  respect to each Loan Group,  the total  number and  principal  balance of any real estate  owned or REO  Properties  as of the  close of  business  on the  last  day of the  calendar  month preceding such distribution date;

         (q)      with  respect  to each Loan  Group,  the three  month  rolling  average  of the  percent equivalent  of a  fraction,  the  numerator  of which is the  aggregate  Stated  Principal  Balance of the mortgage  loans  that  are 60 days or more  delinquent  or are in  bankruptcy  or  foreclosure  or are REO
Properties,  and the  denominator  of  which  is the  aggregate  Stated  Principal  Balance  of all of the mortgage  loans in each case as of the close of business on the last day of the calendar  month  preceding such distribution date and separately identifying such information for the first lien mortgage loans;

         (r)      with respect to each Loan Group,  the Realized  Losses during the related Due Period and the cumulative Realized Losses through the end of the preceding month;

         (s)      with respect to each Loan Group, whether a Trigger Event exists;

         (t)      with respect to each Loan Group, the amount  withdrawn from the Pre-Funding  Account and the interest  coverage  account and deemed to be Principal  Funds or Interest  Funds on such  distribution date, the amount  remaining on deposit in the  Pre-Funding  Account and in the interest  coverage  account following such  distribution  date, and the amount withdrawn from the Pre-Funding  Account and used to buy
Subsequent Mortgage Loans prior to such distribution date;

         (u)      updated pool  composition  data,  including the weighted  average  mortgage rate and the weighted average remaining term;

         (v)      the special hazard amount,  fraud loss amount and bankruptcy  amount, if applicable,  as of the close of  business  on the  applicable  distribution  date and a  description  of any change in the calculation of these amounts; and

         (x)      the amount of the  distribution  made on such  distribution  date to the  holders of the
Class XP Certificates allocable to prepayment charges.

         The Trustee will make the monthly  statement and, at its option,  any additional files containing the same  information  in an  alternative  format,  available  each  month to  certificateholders  via the
Trustee's  internet  website at  www.ctslink.com.  Assistance in using the website service can be obtained by calling the  Trustee's  customer  service  desk at (866)  846-4526.  Parties that are unable to use the above  distribution  options  are  entitled  to have a paper copy  mailed to them via first  class mail by calling  the  customer  service  desk  and  indicating  such.  The  Trustee  may  change  the way  monthly statements are distributed in order to make such  distributions  more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution  reports on Form 10-D,  certain current reports on Form 8-K and  amendments  to those  reports  filed or furnished  with respect to the trust  pursuant to section  13(a) or 15(d) of the Exchange Act which were filed by the Trustee will be made  available on the website of the Trustee  promptly  after such material is  electronically  filed with, or furnished to, the
SEC.  In  addition,   upon  request,  the  Trustee  will  prepare  and  make  available  to  a  requesting certificateholder  of  record  during  the  previous  calendar  year a  statement  containing  information necessary to enable  certificateholders  to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

                  Collection and Other Servicing Procedures and Modifications

         The  Servicer  will use its  reasonable  efforts to ensure that all payments  required  under the terms  and  provisions  of the  mortgage  loans  are  collected,  and will  follow  collection  procedures comparable to the collection  procedures of prudent mortgage lenders servicing  mortgage loans for its own account, to the extent such procedures will be consistent with the Agreement.

         In  instances  in which a mortgage  loan is in default or if default is  reasonably  foreseeable, and if  determined  by the Servicer to be in the best  interests of the  certificateholders,  the Servicer may engage,  either  directly or through  subservicers,  in a wide  variety of loss  mitigation  practices including waivers,  modifications,  payment  forbearances,  partial  forgiveness,  entering into repayment schedule  arrangements,  and  capitalization  of arrearages  rather than  proceeding  with  foreclosure or repossession,  if  applicable.  Modifications  may have the effect of,  among other  things,  reducing the loan rate,  forgiving  payments of  principal,  interest or other  amounts owed under the mortgage loan or contract,  such  as  taxes  or  insurance  premiums,  extending  the  final  maturity  date  of the  loan, capitalizing  delinquent  interest  and other  amounts owed under the  mortgage  loan or contract,  or any combination of these or other modifications.  In addition,  if the loan is not in default or if default is not  reasonably  foreseeable,  the  Servicer  may  modify  the loan  only to the  extent  set forth in the
Agreement;  provided that,  such  modification  will not result in the imposition of taxes on any REMIC or otherwise  adversely  affect the REMIC status of the trust.  Any  modified  loan may remain in the related
trust,   and  the  reduction  in  collections   resulting  from  a  modification  may  result  in  reduced distributions  of interest or  principal  on, or may extend the final  maturity of, one or more classes of the related securities.

         Approximately  24.07% of the group I  mortgage  loans  and  approximately  51.19% of the group II mortgage  loans are assumable  under some  circumstances  if, in the sole  judgment of the  servicer,  the prospective  purchaser of a mortgaged  property is creditworthy  and the security for the mortgage loan is not impaired by the assumption.  The remainder of the mortgage loans are subject to customary  due-on-sale provisions.

         Certain  mortgage  loans  contain  due-on-sale  clauses.  If a Mortgaged  Property has been or is about to be  conveyed  by the  Mortgagor  and the  Servicer  has  knowledge  thereof,  the  Servicer  will accelerate  the  maturity  of the  mortgage  loan,  to the extent  permitted  by the terms of the  related mortgage note, the terms of any primary  mortgage  insurance  policy and applicable  law. If it reasonably believes  that the  due-on-sale  clause  cannot be  enforced  under  applicable  law,  or would  otherwise potentially  impair any recovery under a primary mortgage  insurance policy,  if applicable,  the Servicer in some cases with the prior  consent of the Trustee (not to be  unreasonably  withheld) may enter into an assumption  agreement with the person to whom such property has been or is about to be conveyed,  pursuant to which such person  becomes liable under the mortgage note and the  Mortgagor,  to the extent  permitted by applicable law,  remains liable  thereon.  The Servicer will retain any fee collected for entering into an  assumption  agreement as additional  servicing  compensation  to the extent  provided in the Servicing
Agreement.  In regard  to  circumstances  in which the  Servicer  may be  unable  to  enforce  due-on-sale clauses,  see  "Legal  Aspects  of  Mortgage  Loans"  in the  prospectus.  In  connection  with  any  such assumption,  the  mortgage  rate borne by the  related  mortgage  note may not be changed.  Certain  other mortgage  loans are assumable  under some  circumstances  if, in the sole  judgment of the  servicer,  the prospective  purchaser of a mortgaged  property is creditworthy  and the security for the mortgage loan is not impaired by the assumption.

         The Servicer will establish and maintain,  in addition to the Custodial  Account  described under
"—The  Custodial  Account,"  one or more  accounts  which comply with the  requirements  of the  Servicing
Agreement.  The Servicer  will deposit and retain  therein all  collections  from the  mortgagors  for the payment of taxes,  assessments,  insurance  premiums,  or comparable  items as agent of the  mortgagors as provided in the Servicing  Agreement.  Each of these accounts and the investment of deposits therein shall comply with the  requirements  of the Servicing  Agreement and shall meet the  requirements  of the Rating
Agencies.  Withdrawals  of amounts from the  Protected  Accounts may be made to effect  timely  payment of taxes,  assessments,  insurance premiums,  or comparable items, to reimburse the Servicer for any advances made with respect to such items,  for application to restoration or repair of the Mortgaged  Property,  to refund to any mortgagors any sums as may be determined to be overages,  to pay to the Servicer,  or to the
Mortgagor to the extent  required by law,  interest paid on the funds on deposit in such accounts to clear and terminate,  such accounts at or at any time after the termination of the Servicing  Agreement,  and to make such other withdrawals as provided in the Servicing Agreement.

         The  Servicer  will  maintain  errors  and  omissions  insurance  and  fidelity  bonds in certain specified amounts.

Hazard Insurance

         The Servicer will maintain and keep,  or cause to be  maintained  and kept,  with respect to each mortgage  loan,  other than a mortgage  loan secured by a  condominium  unit, in full force and effect for each  Mortgaged  Property a hazard  insurance  policy equal to at least the lesser of (i) the  Outstanding
Principal  Balance of the mortgage loan or (ii) the maximum  insurable value of the improvements  securing such  mortgage  loan,  or equal to such other amount as calculated  pursuant to a similar  formulation  as provided in the  Servicing  Agreement,  and  containing a standard or union  mortgagee  clause;  provided, however,  that the amount of the hazard  insurance  may not be less than the amount  necessary  to prevent loss due to the application of any  co-insurance  provision of the related policy.  Any amounts  collected by the  Servicer  under any such  hazard  insurance  policy  (other  than  amounts  to be  applied  to the restoration or repair of the Mortgaged  Property or amounts  released to the Mortgagor in accordance  with
normal  servicing   procedures)  shall  be  deposited  in  a  Protected  Account.  Any  cost  incurred  in maintaining  any such hazard  insurance  policy  shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly  distributions by the Servicer to the Trustee  notwithstanding that the terms of the  mortgage  loan so permit.  Such costs shall be  recoverable  by the Servicer out of related late payments by the Mortgagor or out of Insurance  Proceeds or Liquidation  Proceeds or any other amounts in the  related  Protected  Account.  The right of the  Servicer to  reimbursement  for such costs incurred will be prior to the right of Trustee to receive any related  Insurance  Proceeds or  Liquidation
Proceeds or any other amounts in the related Protected Account.

         In general,  the standard form of fire and extended  coverage policy covers physical damage to or destruction  of the  improvements  on the property by fire,  lightning,  explosion,  smoke,  windstorm and hail, riot,  strike and civil commotion,  subject to the conditions and exclusions  particularized in each policy.  Although the policies  relating to the mortgage loans will be underwritten by different  insurers and therefore will not contain  identical  terms and  conditions,  the basic terms thereof are dictated by state law. Such policies  typically do not cover any physical  damage  resulting from the following:  war, revolution,  governmental  actions,  floods and other  water-related  causes,  earth  movement  (including earthquakes,  landslides and mud flows), nuclear reactions,  wet or dry rot, vermin,  rodents,  insects or domestic animals,  theft and, in certain cases,  vandalism and malicious  mischief.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard insurance to be maintained on the  improvements  securing the mortgage loans may decline as the principal  balances  owing thereon  decrease,  and since  residential  properties have  historically  appreciated  in value  over  time,  in the event of  partial  loss,  hazard  insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property  securing a mortgage  loan is located at the time of  origination,  or at such other time as set forth in the Servicing  Agreement,  in a federally  designated  flood area, the Servicer will cause with respect to such  mortgage loan flood  insurance to the extent  available and in accordance with industry  practices to be maintained.  Such flood  insurance will be in an amount equal to the lesser of (i) the  Outstanding  Principal  Balance  of the  related  mortgage  loan and (ii) the  minimum  amount required  under the terms of coverage to compensate  for any damage or loss on a  replacement  cost basis, or equal to such  other  amount  as  calculated  pursuant  to a similar  formulation  as  provided  in the
Servicing  Agreement,  but not more than the maximum  amount of such  insurance  available for the related
Mortgaged  Property  under  either the regular or  emergency  programs  of the  National  Flood  Insurance
Program  (assuming  that the area in which such  Mortgaged  Property is located is  participating  in such program).

         The  Servicer,  on behalf of the  Trustee  and  Certificateholders,  will  present  claims to the insurer under any applicable  hazard  insurance  policy.  If the Servicer  obtains and maintains a blanket hazard  insurance  policy,  the  Servicer is  required  to deposit in a  Protected  Account the amount not otherwise payable due to such deductible under such blanket hazard insurance policy.

Evidence as to Compliance

         The  Agreement  will provide that on or before  March 15 of each year,  beginning  with the first year after the year in which the Cut-off Date occurs,  each party  participating in the servicing function will provide to the Servicer,  the Depositor and the Trustee a report on an assessment of compliance  with the  minimum  servicing  criteria  established  in  Item  1122(a)  of  Regulation  AB (the  "AB  Servicing
Criteria").  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing  considerations,  cash collection and administration,  investor  remittances and reporting,  and pool-asset  administration.  Such report will  indicate  that the AB Servicing  Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement  will also provide that each party  participating  in the  servicing  function will deliver  to the  Servicer,  the  Depositor  and the  Trustee  along  with  its  report  on  assessment  of compliance,  an  attestation  report from a firm of  independent  public  accountants on the assessment of compliance with the AB Servicing Criteria.

         The  Agreement  will also  provide for  delivery on or before March 15 of each year of a separate annual  statement of compliance  from each party  participating  in the  servicing  function to the effect that, to the best  knowledge of the signing  officer,  such party has  fulfilled in all material  respects its obligations  under the Agreement or related servicing  agreement  throughout the preceding year or, if there has been a material  failure in the fulfillment of any such  obligation,  the statement will specify such failure and the nature and status  thereof.  This  statement  may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of  compliance,  attestation  reports,  and statements of compliance may be obtained by  certificateholders  without charge upon written  request to the Servicer at the address of the  Servicer set forth above under "The  Servicer."  These items will be filed with the
Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

The Custodial Account

         The Servicer  will  establish  and  maintain in the name of the  Trustee,  for the benefit of the certificateholders,  an account,  referred to herein as the Custodial Account,  into which it will deposit daily all  collections  of  principal  and interest on any mortgage  loans,  including  but not limited to
Principal  Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds  (less  amounts  reimbursable  to the
Servicer out of Liquidation  Proceeds in accordance  with the  Agreement),  the  Repurchase  Price for any mortgage  loans  repurchased  and Monthly  Advances made from the Servicer's own funds (less the Servicing
Fee) and Compensating  Interest  Payments.  The amount at any time credited to the Custodial  Account,  if invested,  shall  be  invested  in the  name of the  Trustee  in  permitted  investments  selected  by the
Servicer.  The Servicer will be entitled to any amounts  earned on permitted  investments in the Custodial
Account.  The Servicer will also deposit into the Custodial  Account any amounts  required to be deposited with  respect to losses on  Permitted  Investments  and any other  amounts  received by the  Servicer  and required to be deposited in the Custodial  Account  pursuant to the Agreement.  The Custodial  Account and amounts at any time credited  thereto shall comply with the  requirements  of the Agreement and shall meet the requirements of the Rating Agencies.

The Distribution Account

         The Trustee  shall  establish  and  maintain in the name of the  Trustee,  for the benefit of the certificateholders,  an account,  referred to herein as the Distribution Account, into which on the second
Business Day prior to each  distribution  date,  all  available  funds in the  Custodial  Account for such distribution date will be transferred by the Servicer.  All amounts deposited to the Distribution  Account shall  be  held in the  name  of the  Trustee  in  trust  for the  benefit  of the  certificateholders  in accordance  with the terms and  provisions  of the  Agreement.  The  amount  at any time  credited  to the
Distribution  Account, if invested,  shall be invested in the name of the Trustee in permitted investments selected by the  Trustee.  The Trustee  will be entitled to any amounts  earned and will be liable for any losses on permitted investments in the Distribution Account to the extent set forth in the Agreement.

         On each distribution date, the Trustee shall pay the  certificateholders  (other than the holders of the Grantor Trust  Certificates) in accordance with the provisions set forth under  "Description of the
Certificates—Distributions on the Certificates" herein.

The Grantor Trust Distribution Account

         The Grantor  Trustee,  as paying agent pursuant to the Grantor Trust  Agreement,  shall establish and maintain,  for the benefit of the holders of the Grantor Trust Certificates,  an account,  referred to herein as the  Grantor  Trust  Distribution  Account,  into  which will be  deposited  all  Grantor  Trust
Available  Funds.  All amounts  deposited to the Grantor Trust  Distribution  Account shall be held in the name of the  Grantor  Trustee  for the  benefit  of the  holders  of the  Grantor  Trust  Certificates  in accordance with the terms and provisions of the Grantor Trust  Agreement.  The amount at any time credited to the Grantor Trust Distribution Account shall be uninvested.

         On each  distribution  date,  the Grantor  Trustee  shall pay the  holders of the  Grantor  Trust
Certificates  in  accordance  with the  provisions  set  forth  under  "Description  of the  Certificates—
Distributions  on the Grantor Trust  Certificates"  in this  prospectus  supplement.  The Grantor  Trustee shall be entitled to the  reimbursement  of expenses  incurred in connection  with its duties as permitted under  the  Grantor  Trust  Agreement  out of the  funds on  deposit  in the  Grantor  Trust  Distribution
Account.  If funds in the Grantor  Trust  Distribution  Account  are  insufficient  therefor,  the Grantor
Trustee shall recover such expenses, disbursements and advances from the Depositor.

The Reserve Fund

         The  Trustee  shall  establish  and  maintain,  for the  benefit  of the  holders of the Group II
Offered Certificates (other than the Grantor Trust Class II-A-2B  Certificates),  Underlying Class II-A-2B
Certificates,  Class II-B-6 Certificates and Class II-B-IO  Certificates,  an account,  referred to herein as the Reserve Fund, into which on each distribution  date,  amounts received under each Corridor Contract will be deposited in accordance  with the  provisions as set forth under "The Corridor  Contracts" in this prospectus  supplement.  The  amount  at any time on  deposit  in the  Reserve  Fund held in trust for the benefit of the Group II Offered  Certificates  (other than the Grantor Trust Class II-A-2B  Certificates),
Class II-B-6 Certificates and Class II-B-IO  Certificates,  shall be held either (i) uninvested in a trust or deposit  account of the Trustee with no liability  for interest or other  compensation  thereon or (ii)
invested  in  permitted  investments  that  mature  no  later  than  the  Business  Day  prior to the next succeeding  distribution  date.  Any  losses  on such  permitted  investments  shall  not in any case be a liability  of the  Trustee  but an  amount  equal to such  losses  shall be  given  by the  Class  II-B-IO
Certificateholders to the Trustee out of such  Certificateholders'  own funds immediately as realized, for deposit by the Trustee into the Reserve Fund.

         On each  distribution  date,  amounts  held in the  Reserve  Fund for the benefit of the Group II
Offered Certificates (other than the Grantor Trust Class II-A-2B  Certificates),  Underlying Class II-A-2B
Certificates,  Class  II-B-6  Certificates  and  Class  II-B-IO  Certificates  will be  allocated  to such
Certificates  in  accordance  with the  provisions  set forth with  respect  thereto  under "The  Corridor
Contracts" in this prospectus supplement.

Voting Rights

         Voting  rights of the Trust in  general  will be  allocated  among the  classes  of  certificates
(other than the Residual  Certificates  and the Grantor  Trust Class I-A-3  Certificates)  as set forth in the  Agreement.  One hundred  percent of the voting  rights  under the Grantor  Trust will be allocated to the Grantor Trust Certificates as set forth in the Grantor Trust Agreement.

Termination

         The  obligations  of the Trustee and the Servicer  created by the Agreement  will  terminate upon
(i) the later of the  making  of the final  payment  or other  liquidation  or any  advance  with  respect thereto,  of the last  mortgage  loan subject  thereto or the  disposition  of all property  acquired upon foreclosure or acceptance of a deed in lieu of foreclosure  of any such mortgage  loans,  (ii) the payment to  certificateholders  of all amounts  required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the  direction of the  Depositor or its designee of all of the mortgage  loans and all related REO Property in the Trust,  as further  discussed  below.  Any  termination of the Agreement shall cause the termination of the Grantor Trust Agreement.

         On any  distribution  date on  which  the  aggregate  Stated  Principal  Balance  of the  group I mortgage loans is less than 10% of the aggregate  Stated  Principal  Balance of the group I mortgage loans as of the Cut-off Date or aggregate Stated  Principal  Balance of the group II mortgage loans is less than
10% of the aggregate Stated  Principal  Balance of the group II mortgage loans as of the Cut-off Date, the
Depositor or its designee,  may  repurchase  from the Trust all of the mortgage  loans in the related Loan
Group remaining  outstanding and any REO Property  remaining in the Trust at a purchase price equal to the sum of, without  duplication,  (a) the unpaid principal  balance of the mortgage loans in the related Loan
Group  (other  than  mortgage  loans  related  to  REO  Property),  net of the  principal  portion  of any unreimbursed  Monthly  Advances  relating  to the  mortgage  loans in the  related  Loan Group made by the purchaser,  plus  accrued  but  unpaid  interest  thereon  at the  applicable  mortgage  rate to,  but not including,  the  first  day of the  month  of  repurchase,  (b) the  appraised  value of any  related  REO
Property,  less the good faith  estimate  of the  Servicer  of  liquidation  expenses  to be  incurred  in connection  with its  disposal  thereof  (but not more than the unpaid  principal  balance of the  related mortgage  loan,  together  with  accrued but unpaid  interest on that balance at the  applicable  mortgage rate, but not including the first day of the month of repurchase),  (c) unreimbursed  out-of-pocket  costs of the Servicer related to the applicable Loan Group,  including  unreimbursed  servicing advances and the principal portion of any unreimbursed  Monthly  Advances,  made on the related mortgage loans prior to the exercise of such  repurchase  and (d) any  unreimbursed  costs and expenses of the Trustee  related to the applicable  Loan Group  payable in  accordance  with the terms of the  Agreement.  Such person  exercising this right,  if not the Depositor or an affiliate,  shall be deemed to represent that one of the following will be true and correct:  (i) the  exercise of such option  shall not result in a  non-exempt  prohibited transaction  under  ERISA or Section  4975 of the Code or (ii) such  person is (A) not a party in interest with  respect  to any Plan and (B) is not a  "benefit  plan  investor"  (other  than a plan  sponsored  or maintained  by such person,  provided that no assets of such plan are invested or deemed to be invested in the  certificates).  If the  holder  of the  option is unable  to  exercise  such  option by reason of the preceding  sentence,  then the Depositor may exercise such option.  Any such repurchase will result in the retirement of all of the  certificates  and termination of the Trust and the Grantor Trust.  The Trust and
the  Grantor  Trust may also be  terminated  and the  Certificates  may be  retired  (with  respect to the
Grantor  Trust  Certificates,  indirectly  through the related class of  Underlying  Certificates)  on any distribution date upon the Depositor's  determination,  based upon an opinion of counsel,  that the status of the Trust as a REMIC has been lost or that a  substantial  risk  exists  that such  status will be lost for the then current  taxable year. In no event will the Trust  created by the  Agreement,  or the Grantor
Trust created by the Grantor Trust  Agreement,  continue  beyond the expiration of 21 years from the death of the survivor of the persons  named in the  Agreement  and the Grantor  Trust  Agreement,  respectively.
See "The Agreements—Termination; Retirement of Securities" in the prospectus.

                                     FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered  Certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the  Depositor,  will  deliver its opinion  generally  to the effect that,  assuming  compliance  with all provisions of the Agreement,  for federal income tax purposes,  each REMIC election made by the Trust will qualify as a REMIC under the Internal Revenue Code of 1986, or the Code. The Offered  Certificates  (other than the Grantor Trust  Certificates) and the Underlying  Certificates will represent ownership of regular interests in a REMIC  coupled,  except in the case of the Class I-X  Certificates,  with certain rights to the payment of amounts in respect of Basis Risk  Shortfall  Carry-forward  Amounts and, in the case of the
Group I  Offered  Certificates  (other  than the  Class  I-X  Certificates  and the  Grantor  Class  I-A-3
Certificates)  and the Underlying  Class I-A-3  Certificates,  amounts in respect of interest accrued at a pass-through  rate in excess of the related Net Rate Cap  calculated  using the maximum  Coupon Strip Rate instead of the actual Coupon Strip Rate,  if applicable  ("Excess  Coupon Strip  Amount"),  and are herein referred to as the  "Regular  Certificates"  or the "REMIC  Regular  Certificates."  Each of the  Residual
Certificates  will be designated as the residual  interest in the related REMIC and are herein referred to as the "Residual  Certificates" or the "REMIC Residual  Certificates".  All certificateholders are advised to see "Federal Income Tax  Consequences"  in the prospectus for a discussion of the  anticipated  federal income tax consequences of the purchase,  ownership and disposition of the REMIC Regular  Certificates and
the  REMIC  Residual   Certificates.   Holders  of  the  Offered  Certificates  should  see  "Special  Tax
Considerations  Applicable  to the Class A  Certificates  and  Class B  Certificates"  in this  prospectus supplement.  Holders of the Grantor Trust Certificates  should also see "Taxation of the Grantor Trust and the Grantor Trust Certificates" in this prospectus supplement.

         The portions of the Regular  Certificates  that  represent  ownership  of regular  interests in a
REMIC  generally will be taxable as debt  obligations  under the Code and interest paid or accrued on that portion of the  Regular  Certificates,  including  original  issue  discount  with  respect to any Regular
Certificates  issued with original issue  discount,  will be taxable to  certificateholders  in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated that,  for  federal  income tax  purposes,  some or all of the  Regular  Certificates  may be issued  with original  issue  discount.  See  "Federal  Income Tax  Consequences—Taxation  of  Classes of  Exchangeable
Securities—Tax  Accounting for  Exchangeable  Securities" in the prospectus.  The Internal Revenue Service referred  to herein  as the IRS,  has  issued  OID  regulations  under  Sections  1271 to 1275 of the Code generally  addressing the treatment of debt  instruments  issued with original issue discount  referred to herein as the OID  Regulations.  All  purchasers  of Regular  Certificates  are urged to consult their tax advisors  for advice  regarding  the  effect,  in any,  of the  original  issue  discount  provisions  and regulations on the purchase of the Regular  Certificates.  The prepayment  assumption that will be used in determining  the rate of accrual of original  issue discount with respect to the Regular  Certificates  is
25% CPR. The  prepayment  assumption  represents a rate of payment of  unscheduled  principal on a pool of mortgage  loans,  expressed as an  annualized  percentage  of the  outstanding  principal  balance of such mortgage  loans at the  beginning of each period.  See "Yield on the  Certificates—Weighted  Average Life"
herein for a description of the prepayment  assumption model used herein.  However,  no  representation is made as to the rate at which prepayments actually will occur.

         In  certain  circumstances  the  OID  Regulations  permit  the  holder  of a debt  instrument  to recognize  original  issue  discount  under a method that  differs  from that used by the Issuing  Entity.
Accordingly,  it is possible that the holder of a Regular  Certificate  may be able to select a method for recognizing  original  issue  discount that differs from that used by the Trustee in preparing  reports to the certificateholders and the IRS.

         Certain  classes of the Regular  Certificates  may be treated for federal  income tax purposes as having been issued at a premium.  Whether  any holder of such a class of  certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on such  certificateholder's  purchase price and the  distributions  remaining to be made on such  certificate at the time of its  acquisition by such  certificateholder.  Holders of such  classes  of  certificates  should  consult  their tax  advisors regarding  the  possibility  of making an election to  amortize  such  premium.  See  "Federal  Income Tax
Consequences—Taxation  of Classes of Exchangeable  Securities—Tax  Accounting for Exchangeable Securities"
in the prospectus.

Special Tax Considerations Applicable to the Class A Certificates and Class B Certificates

         All  holders of the Class A  Certificates  and Class B  Certificates  will be entitled to amounts paid in respect of Basis Risk  Shortfall  Carry-forward  Amounts from excess cash flow and, in the case of
the  Class  I-A  Certificates  and  Class  I-B  Certificates,   Excess  Coupon  Strip  Amounts,   if  any.
Accordingly,  holders of the Class A  Certificates  and Class B  Certificates  will be treated for federal income tax  purposes as owning a regular  interest in a REMIC and a beneficial  ownership  interest in the right to receive  payments of Basis Risk  Shortfall  Carry-forward  Amounts  and, in the case of the Class
I-A Certificates and Class I-B Certificates,  Excess Coupon Strip Amounts,  if any, which are not included
in  any  REMIC.  The  treatment  of  amounts  received  by  a  Certificateholder   with  respect  to  such
Certificateholder's  right to  receive  Basis  Risk  Shortfall  Carry-forward  Amounts  as a result of the application  of the related net rate cap or Excess  Coupon  Strip  Amounts,  if any,  will depend upon the portion of such  Certificateholder's  purchase price allocable thereto. Under the REMIC regulations,  each
Certificateholder  of a Class A Certificate  or Class B Certificate  must allocate its purchase  price for its Certificate  between its undivided  interest in the related REMIC regular interest and its interest in the right to receive  payments from the reserve fund in respect of any Basis Risk Shortfall  Carry-forward
Amounts and, if  applicable,  Excess Coupon Strip  Amounts,  if any in  accordance  with the relative fair market values of each property right.  Such  allocation will be used for, among other things,  purposes of computing any original issue  discount,  market discount or premium,  as well as for  determining  gain or loss  on  disposition.  No  representation  is or  will be made  as to the  relative  fair  market  values
thereof.   Generally,   payments  made  to   Certificates   with  respect  to  any  Basis  Risk  Shortfall
Carry-forward  Amounts and Excess Coupon Strip  Amounts,  if any, will be included in income based on, and the  purchase  price  allocated  to  such  property  rights  may be  amortized  in  accordance  with,  the regulations  relating  to  notional  principal  contracts.  In the  case  of  non-corporate  holders,  the amortization  of the purchase price may be subject to limitations  as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the alternative  minimum tax.  However,  regulations have been  proposed  that  modify  the  taxation  of  notional  principal  contracts  that  contain  contingent nonperiodic  payments.  As the application of such regulations  (i.e.,  whether they apply, and if so, how they apply) are,  at this time,  unclear,  holders of the Class A  Certificates  and Class B  Certificates
should  consult with their own tax advisors with respect to the proper  treatment of their interest in the reserve fund.

Taxation of the Grantor Trust and the Grantor Trust Certificates

         Upon the issuance of the Grantor Trust Certificates  Orrick,  Herrington & Sutcliffe LLP, counsel to the  Depositor,  will deliver its opinion to the effect that,  under current law,  assuming  compliance with the  provisions of the Grantor  Trust  Agreement  without  waiver of any terms  thereof,  for federal income tax purposes the Grantor  Trust will be  classified  as a grantor  trust under subpart E, part I of subchapter J of chapter 1 of the Code and not as an  association  taxable as a  corporation.  Accordingly, each holder of a Grantor Trust  Certificate  will be treated for federal  income tax purposes as the owner of an undivided interest in the related Swap Agreement and the related class of Underlying Certificates.

         Each  holder  of  a  Grantor  Trust  Certificate  must  allocate  its  purchase  price  for  that certificate  between its  undivided  interest  in the related  class of  Underlying  Certificates  and its undivided  interest in the related Swap  Agreement in  accordance  with the relative fair market values of each property right.

         Each holder of a Grantor  Trust  Certificate  must  report on its  federal  income tax return the gross  income  from the portion of the  related  class of  Underlying  Certificates  and the related  Swap
Agreement that is allocable to such Grantor Trust  Certificate  and may deduct the portion of the expenses incurred by the Grantor Trust,  if any, that is allocable to such Grantor Trust  Certificate,  at the same time and to the same extent as such items would be  reported by such holder if it had  purchased  and held directly  such  interest in the  Underlying  Certificates  and the related Swap  Agreement and received or accrued  directly its share of the income on each such asset and  incurred  directly its share of expenses incurred by the Grantor  Trust when those  amounts  are paid or  incurred by the Grantor  Trust.  A holder generally  will be  required  to include  in income  its share of the  interest  payments  original  issue discount  and  market  discount,  if any,  on the  related  class of  Underlying  Certificates  and may be entitled to a deduction  for premium,  if any, to the same extent as if the holder had directly  purchased such  Underlying  Certificates.  Additional  discussion of the taxation of the Underlying  Certificates is discussed above and under "Federal  Income Tax  Consequences—REMICs"  in the prospectus.  Payments made to or by the Grantor Trust with respect to the related Swap  Agreement are subject to the tax rules  relating to notional principal contracts.

         Holders  of the  Grantor  Trust  Certificates  are  advised  to  consult  their own tax  advisors regarding the  allocation of issue price,  timing,  character  and source of income,  gain,  deduction and loss  resulting  from the ownership of their  certificates.  Treasury  regulations  have been  promulgated under Section 1275 of the Code generally  providing for the integration of a "qualifying  debt instrument"
with a hedge if the combined cash flows of the components are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However,  such regulations  specifically disallow integration of debt instruments  subject  to  Section  1272(a)(6)  of  the  Code.  Therefore,  holders  of the  Grantor  Trust
Certificates  will be unable to use the  integration  method  provided  for under  such  regulations  with respect to such  certificates.  A holder of a Grantor Trust  Certificate  must amortize the price paid for the related Swap Agreement under the notional principal contract regulations.

         A holder of a Grantor Trust  Certificate  that is an individual,  estate or trust will be allowed deductions for reasonable  expenses  relating to the ownership of the Grantor Trust  Certificates  only to the extent  that the sum of those  expenses  and the  holder's  other  miscellaneous  itemized  deductions exceeds two percent of such  holder's  adjusted  gross  income.  In  addition,  Section 68 of the Internal
Revenue Code provides that the amount of itemized  deductions  otherwise allowable for an individual whose adjusted  gross  income  exceeds  a  specified  amount  will be  reduced.  A  holder  of a  Grantor  Trust
Certificate  that is not a  corporation  cannot  deduct such  expenses  for  purposes  of the  alternative minimum  tax  (if  applicable).  As a  result,  individuals,  estates  or  trusts  holding  Grantor  Trust
Certificates may have taxable income in excess of the cash received.

         Upon the sale of a  Grantor  Trust  Certificate  prior to the  termination  of the  related  Swap
Agreement,  the amount of the sale  allocated to such Swap  Agreement  would be considered a  "termination payment"  under the notional  principal  contract  regulations.  A holder of a Grantor  Trust  Certificate would  have  gain or  loss  from  such a  termination  of the  related  Swap  Agreement  equal  to (i) any termination  payment it received or is deemed to have received minus (ii) the  unamortized  portion of any amount  paid or  deemed  paid,  by the  certificateholder  upon  entering  into  or  acquiring  such  Swap
Agreement.

         Gain or loss realized  upon the  termination  of a Swap  Agreement  will  generally be treated as capital  gain or loss.  Moreover,  in the case of a bank or  thrift  institution,  Internal  Revenue  Code
Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to a holder of a Grantor  Trust  Certificate,  the Internal  Revenue  Service  might take the  position  that the related  class of  Underlying  Certificates  and the related  Swap  Agreement constitute positions in a straddle.  If the Internal Revenue Service successfully  asserted this position, holders of the Grantor Trust  Certificates  may have their losses  deferred and have their holding periods suspended for purposes of determining  whether any gains on a sale or exchange of their  certificates  was long term or short term  capital  gain.  The straddle  rules would then require the holder to  capitalize, rather than deduct,  interest and carrying charges  allocable to the holders  interest in the straddle.  A
Swap Agreement and the related class of Underlying  Certificates  may be required to be treated as part of a  conversion  transaction,  in which  case gain on sale will be  treated  as  ordinary  to the extent the holder's yield from the  investment is less than 120% of the  applicable  federal rate instead of the rule generally  applicable  to REMIC regular  interests  that treats gain on sale as ordinary to the extent the holder's  yield from the REMIC regular  interest is less than 110% of the  applicable  federal rate.  Each holder of a Grantor  Trust  Certificate  is  encouraged  to consult  its own tax advisor  regarding  these matters.

Characterization of the Offered Certificates

         We make no  representation  on  whether  the  Offered  Certificates  (or  what,  if any,  portion thereof) will  constitute  "real estate  assets" or whether the interest (or any portion)  thereon will be considered  "interest on obligations secured by mortgages on real property",  in each case for real estate investment  trusts, or REITs. In addition,  we make no representation on whether the Offered  Certificates
(or what,  if any,  portion  thereof)  will  constitute  a "regular  interest  in a REMIC"  under  section
7701(a)(19)(C) for purposes of domestic building and loan associations.

Backup Withholding

         Pursuant  to the  Agreement,  the  Trustee  will (i)  deliver or cause to be  delivered  a United
States  Internal  Revenue  Service  Form  W-9 for  the  Trust  or  successor  applicable  form,  or  other appropriate  United States tax forms as may be reasonably  required,  to the Corridor  Counterparty  on or before the first  payment date under the Corridor  Contracts  and  thereafter  prior to the  expiration or obsolescence  of such form,  and (ii) request  each Class  II-B-IO  Certificateholder,  as required by the
Agreement,  to provide  certification  reasonably  acceptable  to the  Trustee to enable the Trust to make payments on  the  Class  II-B-IO  Certificates  without  U.S.  federal  backup  withholding  and  (iii) as
authorized  by  the  Class  II-B-IO  Certificateholders,   deliver  such  certification  to  the  Corridor
Counterparty  upon request.  If the above  obligations are satisfied,  under current law, no U.S.  federal backup  withholding  taxes will be  required to be deducted  or  withheld  from  payments by the  Corridor
Counterparty to the Trust. If any Class II-B-IO  Certificateholder  fails to provide the forms required by clause (ii) above,  amounts otherwise payable by the Corridor  Counterparty  under the Corridor  Contracts may be reduced on account of taxes withheld by the Corridor Counterparty and/or the Trustee.

Penalty Protection

         If penalties were asserted against  purchasers of the Certificates  offered  hereunder in respect of their treatment of the Certificates for tax purposes,  the summary of tax considerations  contained and the opinions  stated,  herein and in the prospectus may not meet the conditions  necessary for purchasers'
reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                            METHOD OF DISTRIBUTION

         Subject  to the terms  and  conditions  set  forth in the  underwriting  agreement,  the  Offered
Certificates are being purchased from the Depositor by the Underwriter  upon issuance.  The Underwriter is an affiliate  of the  Depositor,  the Sponsor and BSRM.  The Offered  Certificates  will be offered by the
Underwriter  (only as and if issued and  delivered to and accepted by the  Underwriter)  from time to time in negotiated  transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the  Depositor  are  expected to be  approximately  99.50% of the  aggregate  principal  balance of the
Offered  Certificates,  as of the Cut-off  Date,  plus  accrued  interest  thereon,  but before  deducting expenses  payable by the Depositor in connection with the Offered  Certificates  which are estimated to be
approximately   $1,780,000.   The  Depositor  will  indemnify  the   Underwriter   against  certain  civil
liabilities,  including  liabilities  under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter  may effect these  transactions  by selling the  underwritten  certificates to or through  dealers,  and those  dealers  may receive  compensation  in the form of  underwriting  discounts, concessions or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the underwritten  certificates,  the Underwriter may be deemed to have received  compensation  from the
Depositor in the form of  underwriting  compensation.  The  Underwriter  and any dealers that  participate with the  underwriters in the  distribution of the related  underwritten  certificates may be deemed to be underwriters  and any  profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is currently no  secondary  market for the  certificates  and no  assurances  are made that such a market will develop.  The  Underwriter  intends to establish a market in the Offered  Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                             SECONDARY MARKET

         There is currently no  secondary  market for the  Certificates  and no  assurances  are made that such a market will develop.  The  Underwriter  intends to establish a market in the Offered  Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of  information  available to investors  concerning  the Offered  Certificates will be the monthly  statements  discussed in this prospectus  supplement under "The Pooling and Servicing
Agreement—Monthly  Reports  to  Certificateholders,"  which will  include  information  as to the  Current
Principal  Amount  of  the  Offered  Certificates  and  the  status  of  the  applicable  form  of  credit
enhancement.   There  can  be  no  assurance  that  any  additional   information  regarding  the  Offered
Certificates will be available  through any other source.  In addition,  the Depositor is not aware of any source through which price  information about the Offered  Certificates will be generally  available on an ongoing basis. The limited nature of information  regarding the Offered  Certificates may adversely affect the  liquidity  of the  Offered  Certificates,  even if a secondary  market for the  Offered  Certificates becomes available.

                                               LEGAL MATTERS

         Legal  matters  relating to the Offered  Certificates  will be passed upon for the  Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                            LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor,  the Trustee,  the Issuing
Entity,  BSRM, the Corridor  Counterparty,  the Swap  Counterparty  or the  Custodian,  or with respect to which the  property  of any of the  foregoing  transaction  parties is subject,  that are  material to the certificateholders.  No legal  proceedings  against any of the foregoing  transaction  parties is known to be contemplated by governmental  authorities,  that are material to the  certificateholders.  We refer you to "The  Sponsor" and  "Servicing  of the Mortgage  Loans—The  Servicer"  for a  description  of the legal proceedings against the Sponsor and the Servicer.

                           AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entities,  the Underwriter,  BSRM, the Corridor  Counterparty,  the Swap
Counterparty,  the Servicer and the Depositor are affiliated parties.  The Custodian,  the Trustee and the
Grantor Trustee are the same entity.  There are no affiliations  between the Sponsor,  the Depositor,  the
Underwriter,  BSRM,  the  Corridor  Counterparty,  the Swap  Counterparty,  the  Servicer  or the  Issuing
Entities and any of the Trustee,  the Grantor Trustee or the Custodian.  There are no  affiliations  among the Issuing  Entities  and any 10%  concentration  originator  or the  Servicer.  There are  currently  no
business  relationships,   agreements,  arrangements,  transactions  or  understandings  between  (a)  the
Sponsor,  the  Depositor,  the Issuing  Entities and (b) any of the parties  referred to in the  preceding sentence,  or any of their  respective  affiliates,  that were entered  into outside the normal  course of business  or that  contain  terms  other than would be obtained  in an arm's  length  transaction  with an unrelated  third party and that are material to the  investor's  understanding  of the  certificates,  or, except as  disclosed  herein,  that relate to the  certificates  or the pooled  assets.  No such  business relationship,  agreement,  arrangement,  transaction  or  understanding  has  existed  during the past two years, other than as described under "The Pooling and Servicing Agreement—The Custodian" herein.

                                                 RATINGS

         It is a  condition  to the  issuance  of each class of Offered  Certificates  that it receives at least the ratings set forth below from S&P and Moody's.

              Offered Certificates                    S&P           Moody's
          _______________________________________________________________________
                  Class I-A-1                         AAA             Aaa
                  Class I-A-2                         AAA             Aaa
           Grantor Trust Class I-A-3                  AAA             Aaa
                  Class I-X-1                         AAA             Aaa
                  Class I-X-2                         AAA             Aaa
                  Class II-A-1                        AAA             Aaa
                 Class II-A-2A                        AAA             Aaa
          Grantor Trust Class II-A-2B                 AAA             Aaa
                  Class II-A-3                        AAA             Aaa
                  Class I-B-1                         AA+             Aaa
                  Class I-B-2                          AA             Aa1
                  Class I-B-3                         AA-             Aa1
                  Class I-B-4                          A+             Aa2
                  Class I-B-5                          A              Aa3
                  Class I-B-6                          A-              A1
                  Class I-B-7                         BBB+             A2
                  Class I-B-8                         BBB             Baa1
                  Class I-B-9                         BBB-            Baa2
                  Class II-B-1                         AA             Aa1
                  Class II-B-2                         A              Aa3
                  Class II-B-3                        BBB+             A2
                  Class II-B-4                        BBB              A3
                  Class II-B-5                        BBB-            Baa1

         The ratings  assigned by the Rating Agencies to mortgage  pass-through  certificates  address the likelihood of the receipt of all  distributions  on the mortgage  loans by the related  certificateholders under the agreements  pursuant to which such certificates were issued.  The ratings of the Rating Agencies take into  consideration  the credit quality of the related  mortgage  pool,  structural and legal aspects associated  with such  certificates  and the extent to which the payment  stream in the  mortgage  pool is adequate to make payments  required under such  certificates.  The ratings of the Rating  Agencies on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings  assigned by the Rating Agencies do not address the possibility  that, as a result of
Principal Prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered  Certificates should be evaluated  independently from similar ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered  Certificates  by any rating agency other than the Rating  Agencies.  However,  there can be no assurance as to whether any other rating agency will rate  the  Offered  Certificates  or,  in such  event,  what  rating  would  be  assigned  to the  Offered
Certificates  by such other  rating  agency.  The  ratings  assigned  by such other  rating  agency to the
Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the  Rating  Agencies  at closing  include a fee for  ongoing surveillance  by the Rating Agencies for so long as any Offered  Certificates  are  outstanding.  However, the Rating  Agencies are under no  obligation  to the Depositor to continue to monitor or provide a rating on the Offered Certificates.

                                                 LEGAL INVESTMENT

         The Offered  Certificates  (other than the Class I-B-4,  Class I-B-5,  Class I-B-6,  Class I-B-7,
Class I-B-8,  Class I-B-9,  Class  II-B-3,  Class II-B-4 and Class II-B-5  Certificates)  will  constitute
"mortgage  related  securities"  for purposes of the Secondary  Mortgage  Market  Enhancement  Act of 1984
referred to herein as SMMEA so long as they are rated in one of the two  highest  rating  categories  by a nationally  recognized  statistical  rating  organization  and,  as such,  will be legal  investments  for certain entities to the extent provided in SMMEA,  subject to state laws overriding SMMEA.  Certain states have enacted  legislation  overriding  the legal  investment  provisions of SMMEA.  It is not  anticipated that the Class I-B-4,  Class I-B-5,  Class I-B-6,  Class I-B-7,  Class I-B-8,  Class I-B-9,  Class II-B-3,
Class II-B-4 and Class II-B-5  Certificates  will be rated in one of the two highest rating categories and therefore  will not  constitute  "mortgage  related  securities"  for purposes of SMMEA.  The Class I-B-4,
Class I-B-5, Class I-B-6,  Class I-B-7,  Class I-B-8,  Class I-B-9,  Class II-B-3,  Class II-B-4 and Class
II-B-5   Certificates   are  referred  to  herein  as  the   Non-SMMEA   Certificates.   The   appropriate
characterization of the Non-SMMEA Certificates under various legal investment  restrictions,  and thus the ability of investors subject to these restrictions to purchase Non-SMMEA  Certificates,  may be subject to significant interpretative uncertainties.

         The Office of Thrift  Supervision  referred to herein as the OTS has issued Thrift Bulletins 73a, entitled  "Investing  in  Complex  Securities"  referred  to herein as TB 73a,  which is  effective  as of
December 18, 2001 and applies to savings  associations  regulated by the OTS and 13a, entitled "Management of Interest Rate Risk,  Investment  Securities and Derivatives  Activities"  referred to herein as TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment  position meets  applicable  regulatory and policy requirements  (including those set forth TB 13a (see below)) and internal guidelines,  is suitable for the institution  and  is  safe  and  sound.  The  OTS  recommends,  with  respect  to  purchases  of  specific securities,  additional analysis,  including,  among others, analysis of repayment terms, legal structure, expected  performance of the Issuing  Entity and any underlying  assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided into  separate  tranches  with unequal payments and collateral  investment  parameters,  with respect to a security that is prefunded or involves a  revolving  period.  TB 73a  reiterates  the OTS's  due  diligence  requirements  for  investing  in all securities and warns that if a savings  association  makes an investment that does not meet the applicable regulatory  requirements,  the savings association's investment practices will be subject to criticism and the OTS  may  require  divestiture  of such  securities.  The OTS  also  recommends,  with  respect  to an investment in any "complex  securities,"  that savings  associations  should take into account quality and suitability,  interest  rate risk and  classification  factors.  For the purposes of each of TB 73a and TB
13a,  "complex  security"  includes  among other things any  collateralized  mortgage  obligation  or real estate  mortgage  investment  conduit  security,  other than any  "plain  vanilla"  mortgage  pass-through security (that is,  securities  that are part of a single class of securities in the related pool that are
non-callable  and  do  not  have  any  special  features).   Accordingly,   all  classes  of  the  Offered
Certificates  would  likely be viewed as "complex  securities."  With  respect to quality and  suitability factors,  TB 73a warns (i) that a savings  association's  sole  reliance on outside  ratings for  material purchases  of  complex  securities  is an unsafe and  unsound  practice,  (ii) that a savings  association should only use ratings and analyses from nationally  recognized  rating agencies in conjunction  with and in  validation  of,  its own  underwriting  processes  and  (iii)  that it  should  not use  ratings  as a substitute  for its own thorough  underwriting  analyses.  With respect the interest rate risk factor,  TB
73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking any investment  position,  to (i) conduct a pre-purchase  portfolio  sensitivity analysis for any "significant transaction"  involving  securities  or  financial  derivatives  and (ii)  conduct  a  pre-purchase  price sensitivity  analysis of any "complex security" or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted  by an  independent  third-party  as long as  management  understands  the  analysis and its key assumptions. Further, TB 13a recommends
that the use of  "complex  securities  with  high  price  sensitivity"  be  limited  to  transactions  and strategies that lower a thrift  institution's  portfolio  interest rate risk. TB 13a warns that investment in complex  securities by thrift  institutions that do not have adequate risk measurement,  monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities  may be  subject to  restrictions  on  investment  in the
Certificates.  Any such  institution  should consult its own legal advisors in determining  whether and to what  extent  there  may be  restrictions  on its  ability  to  invest  in the  Certificates.  See  "Legal
Investment Matters" in the prospectus.

                                           ERISA CONSIDERATIONS

         Fiduciaries  of employee  benefit  plans  subject to Title I of the  Employee  Retirement  Income
Security Act of 1974,  as amended  (referred  to herein as ERISA),  should  consider  the ERISA  fiduciary investment  standards before authorizing an investment by any such plan in the Certificates.  In addition, fiduciaries  of employee  benefit  plans  subject to Title I of ERISA,  as well as certain  plans or other retirement  arrangements  that are not subject to Title I of ERISA but are subject to Section  4975 of the
Code  (such as  individual  retirement  accounts  and  Keogh  plans  covering  only a sole  proprietor  or partners)  or any  entity  whose  underlying  assets  include  plan  assets by reason of a plan or account investing  in such entity,  including  an insurance  company  general  account  (collectively  referred to herein as Plan(s)),  should  consult with their legal  counsel to determine  whether an  investment in the
Certificates  will cause the assets of the Trust  (referred  to herein as Trust  Assets) to be  considered plan assets  pursuant to the plan asset  regulations  set forth at 29 C.F.R. § 2510.3-101,  as modified by
Section 3(42) of ERISA  (referred to herein as the Plan Asset  Regulations),  thereby  subjecting the Plan to the  prohibited  transaction  rules with respect to the Trust Assets and the Trustee or the Servicer to
the  fiduciary  investments  standards of ERISA or cause the excise tax  provisions of Section 4975 of the
Code to apply to the Trust Assets,  unless an exemption  granted by the United States  Department of Labor
(referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

         The  DOL has  issued  Prohibited  Transaction  Exemption  90-30  (as  most  recently  amended  by
Prohibited  Transaction  Exemption  2007-05)  (referred to herein as the  Underwriter's  Exemption) to the
Underwriter which is expected to apply to the Offered  Certificates (other than the Residual  Certificates and the Grantor  Trust  Certificates)  if the  conditions  described  below are  satisfied.  However,  the
Underwriter's  Exemption  contains a number of  conditions  which must be met for the  exemption to apply, including the  requirements  that (i) the investing  Plan must be an  "accredited  investor" as defined in
Rule  501(a)(1) of Regulation D of the  Securities  and Exchange  Commission  under the Securities Act and
(ii) the Offered  Certificates be rated at least "BBB-" (or its equivalent) by Fitch,  Inc., S&P, Moody's,
DBRS Limited or DBRS, Inc. at the time of the Plan's  purchase,  provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date.  See "ERISA Considerations" in the prospectus.

         The  Underwriter's  Exemption is expected to apply to the  Subordinate  Certificates  (other than the  Class  II-B-6  Certificates)  if the  conditions  described  above  are  satisfied.  Therefore,  each beneficial  owner of a Subordinate  Certificate  (other than a Class II-B-6  Certificate)  or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that Certificate or interest  therein,  that either (i) that Certificate was rated at least "BBB-" at the time of purchase,
(ii) such  beneficial  owner is not a "benefit plan  investor" as such term is defined in Section 3(42) of
ERISA or (iii) (1) it is an  insurance  company,  (2) the  source  of funds  used to  acquire  or hold the certificate  or interest  therein is an "insurance  company  general  account," as such term is defined in
PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any  Subordinate  Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial  owner of that Subordinate  Certificate,  retroactive to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of that
Certificate  or interest  therein was effected in violation of the  conditions  described in the preceding paragraph  shall  indemnify and hold harmless the Depositor,  the Trustee,  the Servicer,  any subservicer and the Trust from and  against  any and all  liabilities,  claims,  costs or  expenses  incurred by those parties as a result of that acquisition or holding.

         Before  purchasing an Offered  Certificate,  a fiduciary of a Plan should itself confirm that the
Certificate  constitutes  "securities" for purposes of the  Underwriter's  Exemption and that the specific and  general  conditions  of the  Underwriter's  Exemption  and the  other  requirements  set forth in the
Underwriter's  Exemption would be satisfied.  The Residual  Certificates  do not satisfy the  requirements of the  Underwriter's  Exemption  and may not be purchased by or on behalf of, or with plan assets of, any
Plans.

         The  Underwriter's  Exemption may not directly apply to the acquisition or holding of the Grantor
Trust  Certificates,  but if the  conditions  described  above are  satisfied,  it is expected to apply to interests in the Underlying  Certificates  indirectly  acquired by Plan investors that acquire the Grantor
Trust  Certificates.  However,  because the grantor  trust  assets will include the Swap  Agreements,  the acquisition of the Grantor Trust  Certificates by a Plan could result in a prohibited  transaction  unless
another  administrative  exemption  to  ERISA's  prohibited  transaction  rules  is  applicable.   Section
408(b)(17)  provides a statutory  exemption for prohibited  transactions  between a Plan and a person that is a party in  interest  solely  by reason  of  providing  servicers  to the Plan  (other  than a party in interest that is a fiduciary) or its affiliate,  that has or exercised  discretionary authority or control or  renders  investment  advice  with  respect  to the  assets of the plan  involved  in the  transaction, provided  that there is adequate  consideration  for the  transaction.  Further,  one or more  alternative exemptions  ("Investor-Based  Exemptions")  may be  available  with respect to the purchase and holding of the Grantor Trust Certificates, including, but not limited to:

         o        Prohibited  Transaction  Class Exemption  96-23,  regarding  transactions  negotiated by certain "in-house asset managers";

         o        Prohibited  Transaction  Class  Exemption  95-60,  regarding  investments  by  insurance company general accounts;

         o        Prohibited  Transaction Class Exemption 91-38,  regarding investments by bank collective investment funds;

         o        Prohibited   Transaction  Class  Exemption  90-1,  regarding  investments  by  insurance company pooled separate accounts; or

         o        Prohibited  Transaction  Class Exemption  84-14,  regarding  transactions  negotiated by independent "qualified professional asset managers".

         Each beneficial  owner of a Grantor Trust Class I-A-3  Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  certificate or interest therein,  that, prior to the termination of the Swap Agreement,  any of Section  408(b)(17) of ERISA or at
least one  Investor-Based  Exemption or other applicable  exemption applies to the purchase and holding of the Grantor Trust  Certificates.  A Plan fiduciary should also consider its general fiduciary  obligations under ERISA in  determining  whether to  purchase  any Grantor  Trust  Certificate  on behalf of a Plan in reliance upon any of Section 408(b)(17) of ERISA or the Investor-Based Exemptions.

         Any Plan  fiduciary  that proposes to cause a Plan to purchase a Certificate  should consult with
its  counsel  with  respect  to  the  potential   applicability   to  such  investment  of  the  fiduciary
responsibility  and  prohibited  transaction  provisions  of  ERISA  and  Section  4975 of the Code to the proposed  investment.  For further  information  regarding  the ERISA  considerations  of investing in the
Certificates, see "ERISA Considerations" in the prospectus.

         A  governmental  plan, as defined in Section  3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.  However,  such governmental plan may be subject to Federal,  state and local law,  which  is, to a  material  extent,  similar  to the  fiduciary  provisions  of Title I of  ERISA.  A fiduciary  of a  governmental  plan  should  make  its  own  determination  as to the  propriety  of  such investment under applicable fiduciary or other investment standards.

         The sale of any  Certificates  to a Plan is in no  respect a  representation  by the  Underwriter that such an  investment  meets all  relevant  legal  requirements  with respect to  investments  by Plans generally or any  particular  Plan or that such an investment is  appropriate  for Plans  generally or any particular Plan.

                                INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this  prospectus  supplement by reference all documents,  including but not limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the Depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a)
or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the Offered  Certificates  of the related  series;  provided,  however,  this  prospectus  supplement and any related  prospectus do not incorporate  by reference any of the Issuing  Entities'  annual reports filed on Form 10-K with respect to either the Trust or the Grantor Trust.

         The  Depositor  will provide or cause to be provided  without  charge to each person to whom this prospectus  supplement  is  delivered  in  connection  with the offering of one or more classes of Offered
Certificates,  upon written or oral request of the person,  a copy of any or all the reports  incorporated in this  prospectus  supplement,  in each case to the  extent  the  reports  relate to one or more of such classes of the Offered  Certificates,  other than the exhibits to the  documents,  unless the exhibits are specifically  incorporated  by  reference  in the  documents.  Requests  should be  directed in writing to
Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,  New York, New York 10179,  Attention:
Secretary,  or by telephone at (212) 272-2000.  The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                                 GLOSSARY

         Below are  abbreviated  definitions of  significant  capitalized  terms used herein.  Capitalized terms used herein but not defined  herein  shall have the  meanings  assigned to them in the  accompanying prospectus.

Actual  Monthly  Payments — For any  mortgage  loan and each Due Period,  the actual  monthly  payments of principal and interest received during such month on such mortgage loan.

Adjusted  Rate Cap — With  respect  to the  Class  I-A  Certificates  and  Class  I-B  Certificates,  each distribution  date and the related Due Period,  the sum of (i) the scheduled  Monthly Payments owed on the group I mortgage  loans for such Due Period less the  related  Servicing  Fee and (ii) the related  Actual
Monthly  Payments  received in excess of such scheduled  Monthly  Payments,  expressed as a per annum rate calculated on the basis of the aggregate Stated  Principal  Balance of the group I mortgage loans for such
Due Period and further  reflecting  the accrual of interest on an actual/360  basis,  minus the sum of (a)
the  interest  payable to the Class I-X  Certificates  and (b) the Coupon Strip with respect to Loan Group
I, if any,  payable  to the Final  Maturity  Reserve  Account  with  respect  to such  distribution  date, expressed as a per annum rate.

With respect to the Class II-A and Class II-B  Certificates,  each  distribution  date and the related Due
Period,  the sum of (i) the scheduled  Monthly  Payments owed on the group II mortgage  loans for such Due
Period less the related  Servicing Fee and (ii) the related Actual Monthly Payments  received in excess of such scheduled  Monthly  Payments,  expressed as a per annum rate calculated on the basis of the aggregate
Stated  Principal  Balance of the group II mortgage  loans for such Due Period and further  reflecting the accrual of interest on an actual/360 basis.

Agreement — The Pooling and Servicing  Agreement,  dated as of the Cut-off Date, among the Depositor,  the
Sponsor and Servicer and the Trustee.

Applied  Realized  Loss Amount — With respect to any class of Offered  Certificates  (other than the Class
I-X  Certificates,  and with respect to the Grantor  Trust  Certificates,  indirectly  through the related class of Underlying  Certificates)  and the Class II-B-6  Certificates,  and as to any distribution  date, the sum of the Realized  Losses with respect to the mortgage  loans in the related Loan Group,  which have been  applied in  reduction  of the  Current  Principal  Amount of such class,  in an amount  equal to the amount,  if any, by which,  (i) the aggregate  Current  Principal Amount of all of the Certificates in the
related Loan Group (after all  distributions  of principal  on such  distribution  date)  exceeds (ii) the aggregate Stated Principal  Balance of the mortgage loans in the related Loan Group for such  distribution date.

Bankruptcy Loss — Any loss resulting from a bankruptcy  court,  in connection  with a personal  bankruptcy of a  mortgagor,  (1)  establishing  the  value  of a  mortgaged  property  at an  amount  less  than  the
Outstanding  Principal  Balance of the mortgage  loan secured by such  mortgaged  property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall — With respect to any Offered  Certificates  (other than the Class I-X  Certificates, and with respect to the Grantor  Trust  Certificates,  indirectly  through the related class of Underlying
Certificates) and the Class II-B-6 Certificates and as to any distribution date, the excess, if any, of:

           1.     The amount of Current  Interest  that such class would have been  entitled to receive on such  distribution  date had the  applicable  pass-though  rate been  calculated at a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus the  related  Margin and (ii) 10.50% per annum, over

           2.     The amount of Current  Interest on such class  calculated using a pass-though rate equal to the applicable Net Rate Cap for such distribution date.

Basis Risk  Shortfall  Carry-forward  Amount — As of any  distribution  date for the Offered  Certificates
(other than the Class I-X  Certificates,  and with respect to the Grantor Trust  Certificates,  indirectly through the related class of Underlying  Certificates) and the Class II-B-6  Certificates,  the sum of the
Basis  Risk  Shortfall  for  such  distribution  date  and the  Basis  Risk  Shortfall  for  all  previous distribution  dates not previously paid,  together with interest thereon at a rate equal to the applicable
Pass-Through Rate for such distribution date.

Book-Entry  Certificates  — The Class A, the Class X and the Class B Certificates  issued,  maintained and transferred at the DTC.

BSRM — Bear Stearns Residential Mortgage Corporation.

Business  Day —  Generally  any day other than a  Saturday,  a Sunday or a day on which the New York Stock
Exchange  or  Federal  Reserve  is  closed  or on which  banking  institutions  in New York City or in any jurisdiction  in which  the  Trustee,  Custodian  or the  Servicer  is  located  are  obligated  by law or executive order to be closed.

Cede — Cede & Co.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificates — The Offered Certificates and the Non-Offered Certificates.

Class I-A Certificates — The Class I-A-1, Class I-A-2, and Underlying Class I-A-3 Certificates.

Class  I-A  Principal  Distribution Amount — For  any distribution date  on or  after the related Stepdown
Date on which a Group I Trigger Event is not in effect,  an amount equal to the excess (if any) of (x) the aggregate  Current  Principal Amount of the Class I-A Certificates  immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate  Stated  Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and
Realized Losses on the group I mortgage loans incurred during the related  Prepayment Period) over (b) the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due
Period (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the distribution  date in May
2013, approximately 27.125% and (ii) on or after the distribution date in May 2013, approximately 21.700%, and (II) the excess of (a) the aggregate Stated Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the
group I mortgage  loans  incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class I-B Certificates  — The Class I-B-1,  Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class
I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates.

Class I-B-1 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-1  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution  date) and
(2) the  aggregate  Stated  Principal  Balance  of the  group I  mortgage  loans as of the last day of the related  Due  Period  (after  reduction  for  Principal  Prepayments  and  Realized  Losses on the group I
mortgage  loans  incurred  during  the  related   Prepayment  Period)  multiplied  by  (i)  prior  to  the
distribution  date in May 2013,  approximately  21.125% and (ii) on or after the distribution  date in May
2013,  approximately  16.900%,  and (II) the excess of (a) the aggregate Stated  Principal  Balance of the group I  mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the group I mortgage  loans  incurred  during the related  Prepayment
Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-2 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-2  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment  of the  Class  I-B-1  Principal  Distribution  Amounts  for such  distribution  date) and (3) the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due
Period (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the distribution  date in May
2013,  approximately  16.375%  and (ii) on or  after  the  distribution  date in May  2013,  approximately
13.100%,  and (II) the excess of (a) the aggregate Stated Principal  Balance of the group I mortgage loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized
Losses on the group I mortgage  loans  incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-3 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-3  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate
Current  Principal  Amount of the Class I-B-2  Certificates  (after taking into account the payment of the
Class I-B-2  Principal  Distribution  Amounts for such  distribution  date) and (4) the  aggregate  Stated
Principal  Balance  of the group I mortgage  loans as of the last day of the  related  Due  Period  (after reduction for Principal  Prepayments  and Realized  Losses on the group I mortgage loans  incurred  during the  related  Prepayment  Period)  multiplied  by  (i)  prior  to  the  distribution  date  in  May  2013, approximately 14.625% and (ii) on or after the distribution date in May 2013,  approximately  11.700%, and
(II) the excess of (a) the  aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the
group I mortgage  loans  incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-4 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-4  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate
Current  Principal  Amount of the Class I-B-2  Certificates  (after taking into account the payment of the
Class I-B-2  Principal  Distribution  Amounts  for such  distribution  date),  (4) the  aggregate  Current
Principal  Amount of the Class I-B-3  Certificates  (after  taking  into  account the payment of the Class
I-B-3 Principal  Distribution  Amounts for such distribution  date) and (5) the aggregate Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for
Principal  Prepayments  and  Realized  Losses on the group I mortgage  loans  incurred  during the related
Prepayment  Period)  multiplied by (i) prior to the distribution date in May 2013,  approximately  11.000%
and (ii) on or after the  distribution  date in May 2013,  approximately  8.800%,  and (II) the  excess of
(a) the  aggregate  Stated  Principal  Balance  of the  group I  mortgage  loans as of the last day of the related  Due  Period  (after  reduction  for  Principal  Prepayments  and  Realized  Losses on the group I mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-5 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-5  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate
Current  Principal  Amount of the Class I-B-2  Certificates  (after taking into account the payment of the
Class I-B-2  Principal  Distribution  Amounts  for such  distribution  date),  (4) the  aggregate  Current
Principal  Amount of the Class I-B-3  Certificates  (after  taking  into  account the payment of the Class
I-B-3 Principal  Distribution  Amounts for such  distribution  date), (5) the aggregate  Current Principal
Amount of the Class  I-B-4  Certificates  (after  taking  into  account  the  payment  of the Class  I-B-4
Principal  Distribution  Amounts  for such  distribution  date)  and (6) the  aggregate  Stated  Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for
Principal  Prepayments  and  Realized  Losses on the group I mortgage  loans  incurred  during the related
Prepayment  Period)  multiplied by (i) prior to the distribution  date in May 2013,  approximately  9.375%
and (ii) on or after the  distribution  date in May 2013,  approximately  7.500%,  and (II) the  excess of
(a) the  aggregate  Stated  Principal  Balance  of the  group I  mortgage  loans as of the last day of the related  Due  Period  (after  reduction  for  Principal  Prepayments  and  Realized  Losses on the group I mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-6 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-6  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate
Current  Principal  Amount of the Class I-B-2  Certificates  (after taking into account the payment of the
Class I-B-2  Principal  Distribution  Amounts  for such  distribution  date),  (4) the  aggregate  Current
Principal  Amount of the Class I-B-3  Certificates  (after  taking  into  account the payment of the Class
I-B-3 Principal  Distribution  Amounts for such  distribution  date), (5) the aggregate  Current Principal
Amount of the Class  I-B-4  Certificates  (after  taking  into  account  the  payment  of the Class  I-B-4
Principal  Distribution  Amounts for such  distribution  date), (6) the aggregate Current Principal Amount of the Class  I-B-5  Certificates  (after  taking into  account  the payment of the Class I-B-5  Principal
Distribution  Amounts for such  distribution  date) and (7) the aggregate Stated Principal  Balance of the group I  mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the group I mortgage  loans  incurred  during the related  Prepayment
Period)  multiplied by (i) prior to the distribution  date in May 2013,  approximately  8.125% and (ii) on or after  the  distribution  date in May  2013,  approximately  6.500%,  and (II)  the  excess  of (a) the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due
Period (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the  principal  balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-7 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-7  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate
Current  Principal  Amount of the Class I-B-2  Certificates  (after taking into account the payment of the
Class I-B-2  Principal  Distribution  Amounts  for such  distribution  date),  (4) the  aggregate  Current
Principal  Amount of the Class I-B-3  Certificates  (after  taking  into  account the payment of the Class
I-B-3 Principal  Distribution  Amounts for such  distribution  date), (5) the aggregate  Current Principal
Amount of the Class  I-B-4  Certificates  (after  taking  into  account  the  payment  of the Class  I-B-4
Principal  Distribution  Amounts for such  distribution  date), (6) the aggregate Current Principal Amount of the Class  I-B-5  Certificates  (after  taking into  account  the payment of the Class I-B-5  Principal
Distribution  Amounts for such  distribution  date),  (7) the aggregate  Current  Principal  Amount of the
Class  I-B-6  Certificates   (after  taking  into  account  the  payment  of  the  Class  I-B-6  Principal
Distribution  Amounts for such  distribution  date) and (8) the aggregate Stated Principal  Balance of the group I  mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the group I mortgage  loans  incurred  during the related  Prepayment
Period)  multiplied by (i) prior to the distribution  date in May 2013,  approximately  6.375% and (ii) on or after  the  distribution  date in May  2013,  approximately  5.100%,  and (II)  the  excess  of (a) the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due
Period (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the  principal  balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-8 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-8  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate
Current  Principal  Amount of the Class I-B-2  Certificates  (after taking into account the payment of the
Class I-B-2  Principal  Distribution  Amounts  for such  distribution  date),  (4) the  aggregate  Current
Principal  Amount of the Class I-B-3  Certificates  (after  taking  into  account the payment of the Class
I-B-3 Principal  Distribution  Amounts for such  distribution  date), (5) the aggregate  Current Principal
Amount of the Class  I-B-4  Certificates  (after  taking  into  account  the  payment  of the Class  I-B-4
Principal  Distribution  Amounts for such  distribution  date), (6) the aggregate Current Principal Amount of the Class  I-B-5  Certificates  (after  taking into  account  the payment of the Class I-B-5  Principal
Distribution  Amounts for such  distribution  date),  (7) the aggregate  Current  Principal  Amount of the
Class  I-B-6  Certificates   (after  taking  into  account  the  payment  of  the  Class  I-B-6  Principal
Distribution  Amounts for such  distribution  date),  (8) the aggregate  Current  Principal  Amount of the
Class  I-B-7  Certificates   (after  taking  into  account  the  payment  of  the  Class  I-B-7  Principal
Distribution  Amounts for such  distribution  date) and (9) the aggregate Stated Principal  Balance of the group I  mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the group I mortgage  loans  incurred  during the related  Prepayment
Period)  multiplied by (i) prior to the distribution  date in May 2013,  approximately  5.125% and (ii) on or after  the  distribution  date in May  2013,  approximately  4.100%,  and (II)  the  excess  of (a) the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due
Period (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the  principal  balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-9 Principal  Distribution  Amount — For any  distribution  date on or after the related Stepdown
Date on which a Group I Trigger  Event is not in  effect,  an amount  equal to the  excess (if any) of (x)
the Current Principal Amount of the Class I-B-9  Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the group I mortgage  loans as of the last day of the related Due Period (after  reduction  for Principal  Prepayments and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over
(b) the sum of (1) the aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution date), (2)
the aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate
Current  Principal  Amount of the Class I-B-2  Certificates  (after taking into account the payment of the
Class I-B-2  Principal  Distribution  Amounts  for such  distribution  date),  (4) the  aggregate  Current
Principal  Amount of the Class I-B-3  Certificates  (after  taking  into  account the payment of the Class
I-B-3 Principal  Distribution  Amounts for such  distribution  date), (5) the aggregate  Current Principal
Amount of the Class  I-B-4  Certificates  (after  taking  into  account  the  payment  of the Class  I-B-4
Principal  Distribution  Amounts for such  distribution  date), (6) the aggregate Current Principal Amount of the Class  I-B-5  Certificates  (after  taking into  account  the payment of the Class I-B-5  Principal
Distribution  Amounts for such  distribution  date),  (7) the aggregate  Current  Principal  Amount of the
Class  I-B-6  Certificates   (after  taking  into  account  the  payment  of  the  Class  I-B-6  Principal
Distribution  Amounts for such distribution  date) (8) the aggregate Current Principal Amount of the Class
I-B-7  Certificates  (after  taking into  account the  payment of the Class I-B-7  Principal  Distribution
Amounts  for such  distribution  date),  (9) the  aggregate  Current  Principal  Amount of the Class I-B-8
Certificates  (after  taking into account the payment of the Class I-B-8  Principal  Distribution  Amounts for such  distribution  date) and (10) the  aggregate  Stated  Principal  Balance  of the group I mortgage loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal  Prepayments  and
Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i)  prior to the  distribution  date in May  2013,  approximately  3.750%  and  (ii) on or  after  the distribution  date in May 2013,  approximately  3.000%,  and (II) the excess of (a) the  aggregate  Stated
Principal  Balance  of the group I mortgage  loans as of the last day of the  related  Due  Period  (after reduction for Principal  Prepayments  and Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group I mortgage loans as of the Cut-off Date.

Class I-X Certificates — The Class I-X-1 Certificates and the Class I-X-2 Certificates.

Class II-A  Certificates  — The Class II-A-1,  Class  II-A-2A,  Underlying  Class II-A-2B and Class II-A-3
Certificates.

Class II-A Principal  Distribution  Amount — For any  distribution  date on or after the related  Stepdown
Date on which a Group II  Trigger  Event is not in effect,  an amount  equal to the excess (if any) of (x)
the  aggregate  Current  Principal  Amount  of the  Class  II-A  Certificates  immediately  prior  to such distribution  date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period  (after  reduction for Principal
Prepayments  and Realized  Losses on the group II mortgage  loans incurred  during the related  Prepayment
Period) over (b) the  aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized  Losses on the
group II mortgage  loans incurred  during the related  Prepayment  Period)  multiplied by (i) prior to the distribution  date in May 2013,  approximately  25.875% and (ii) on or after the distribution  date in May
2013,  approximately  20.700%,  and (II) the excess of (a) the aggregate Stated  Principal  Balance of the group II mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the group II mortgage  loans incurred  during the related  Prepayment
Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B Certificates — The Class II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4,  Class II-B-5 and
Class II-B-6 Certificates.

Class II-B-1 Principal  Distribution  Amount — For any distribution  date on or after the related Stepdown
Date on which a Group II Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the
Current Principal Amount of the Class II-B-1 Certificates immediately prior to such distribution date over
(y) the lesser of (I) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized
Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of
(1) the aggregate Current  Principal Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution Amount for such distribution date) and (2) the aggregate
Stated  Principal  Balance of the group II  mortgage  loans as of the last day of the  related  Due Period
(after  reduction for Principal  Prepayments  and Realized  Losses on the group II mortgage loans incurred during the  related  Prepayment  Period)  multiplied  by (i) prior to the  distribution  date in May 2013, approximately 16.750% and (ii) on or after the distribution date in May 2013,  approximately  13.400%, and
(II) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the
group II mortgage loans  incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-2 Principal  Distribution  Amount — For any distribution  date on or after the related Stepdown
Date on which a Group II Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the
Current Principal Amount of the Class II-B-2 Certificates immediately prior to such distribution date over
(y) the lesser of (I) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized
Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of
(1) the aggregate Current  Principal Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution  Amount for such  distribution  date), (2) the aggregate
Current  Principal Amount of the Class II-B-1  Certificates  (after taking into account the payment of the
Class II-B-1  Principal  Distribution  Amounts for such  distribution  date) and (3) the aggregate  Stated
Principal  Balance of the group II  mortgage  loans as of the last day of the  related  Due Period  (after reduction for Principal Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the distribution date in May 2013,  approximately
11.875% and (ii) on or after the distribution date in May 2013,  approximately 9.500%, and (II) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment Period) over (b) 0.50% of the principal balance of the group
II mortgage loans as of the Cut-off Date.

Class II-B-3 Principal  Distribution  Amount — For any distribution  date on or after the related Stepdown
Date on which a Group II Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the
Current Principal Amount of the Class II-B-3 Certificates immediately prior to such distribution date over
(y) the lesser of (I) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized
Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of
(1) the aggregate Current  Principal Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution  Amount for such  distribution  date), (2) the aggregate
Current  Principal Amount of the Class II-B-1  Certificates  (after taking into account the payment of the
Class II-B-1  Principal  Distribution  Amounts for such  distribution  date),  (3) the  aggregate  Current
Principal  Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class
II-B-2 Principal  Distribution  Amounts for such distribution date) and (4) the aggregate Stated Principal
Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for
Principal  Prepayments  and Realized  Losses on the group II mortgage  loans  incurred  during the related
Prepayment Period) multiplied by (i) prior to the distribution date in May 2013, approximately 10.625% and
(ii) on or after the distribution date in May 2013,  approximately  8.500%, and (II) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due
Period (after  reduction  for Principal  Prepayments  and Realized  Losses on the group II mortgage  loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-4 Principal  Distribution  Amount — For any distribution  date on or after the related Stepdown
Date on which a Group II  Trigger  Event is not in effect,  an amount  equal to the excess (if any) of (x)
the Current Principal Amount of the Class II-B-4 Certificates  immediately prior to such distribution date over (y) the  lesser of (I) the  excess of (a) the  aggregate  Stated  Principal  Balance  of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and
Realized Losses on the group II mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the  aggregate  Current  Principal  Amount of the Class II-A  Certificates  (after  taking into account the payment of the Class II-A Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal  Distribution Amounts for such distribution date), (3) the aggregate Current
Principal  Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class
II-B-2 Principal  Distribution  Amounts for such  distribution  date), (4) the aggregate Current Principal
Amount of the Class  II-B-3  Certificates  (after  taking into  account  the  payment of the Class  II-B-3
Principal  Distribution Amounts for such distribution date) and (5) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal
Prepayments  and Realized  Losses on the group II mortgage  loans incurred  during the related  Prepayment
Period) multiplied by (i) prior to the distribution date in May 2013,  approximately 8.500% and (ii) on or after the distribution date in May 2013,  approximately  6.800%,  and (II) the excess of (a) the aggregate
Stated  Principal  Balance of the group II  mortgage  loans as of the last day of the  related  Due Period
(after  reduction for Principal  Prepayments  and Realized  Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the  principal  balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-5 Principal  Distribution  Amount — For any distribution  date on or after the related Stepdown
Date on which a Group II Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the
Current Principal Amount of the Class II-B-5 Certificates immediately prior to such distribution date over
(y) the lesser of (I) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized
Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of
(1) the aggregate Current  Principal Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution  Amount for such  distribution  date), (2) the aggregate
Current  Principal Amount of the Class II-B-1  Certificates  (after taking into account the payment of the
Class II-B-1  Principal  Distribution  Amounts for such  distribution  date),  (3) the  aggregate  Current
Principal  Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class
II-B-2 Principal  Distribution  Amounts for such  distribution  date), (4) the aggregate Current Principal
Amount of the Class  II-B-3  Certificates  (after  taking into  account  the  payment of the Class  II-B-3
Principal  Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class  II-B-4  Certificates  (after  taking into  account the  payment of the Class  II-B-4  Principal
Distribution  Amounts for such  distribution  date) and (6) the aggregate Stated Principal  Balance of the group II mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the group II mortgage  loans incurred  during the related  Prepayment
Period) multiplied by (i) prior to the distribution date in May 2013,  approximately 7.250% and (ii) on or after the distribution date in May 2013,  approximately  5.800%,  and (II) the excess of (a) the aggregate
Stated  Principal  Balance of the group II  mortgage  loans as of the last day of the  related  Due Period
(after  reduction for Principal  Prepayments  and Realized  Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the  principal  balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-6 Principal  Distribution  Amount — For any distribution  date on or after the related Stepdown
Date on which a Group II Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the
Current Principal Amount of the Class II-B-6 Certificates immediately prior to such distribution date over
(y) the lesser of (I) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized
Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of
(1) the aggregate Current  Principal Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution  Amount for such  distribution  date), (2) the aggregate
Current  Principal Amount of the Class II-B-1  Certificates  (after taking into account the payment of the
Class II-B-1  Principal  Distribution  Amounts for such  distribution  date),  (3) the  aggregate  Current
Principal  Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class
II-B-2 Principal  Distribution  Amounts for such  distribution  date), (4) the aggregate Current Principal
Amount of the Class  II-B-3  Certificates  (after  taking into  account  the  payment of the Class  II-B-3
Principal  Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class  II-B-4  Certificates  (after  taking into  account the  payment of the Class  II-B-4  Principal
Distribution  Amounts for such distribution  date) (6) the aggregate Current Principal Amount of the Class
II-B-5  Certificates  (after  taking into account the payment of the Class II-B-5  Principal  Distribution
Amounts  for such  distribution  date) and (7) the  aggregate  Stated  Principal  Balance  of the group II mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and
Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) multiplied by (i)  prior to the  distribution  date in May  2013,  approximately  2.750%  and  (ii) on or  after  the distribution  date in May 2013,  approximately  2.200%,  and (II) the excess of (a) the  aggregate  Stated
Principal  Balance of the group II  mortgage  loans as of the last day of the  related  Due Period  (after reduction for Principal Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group II mortgage loans as of the Cut-off Date.

Class A Certificates — The Class I-A Certificates and the Class II-A Certificates.

Class B Certificates — The Class I-B Certificates and the Class II-B Certificates.

Class B-IO Certificates — The Class I-B-IO Certificates and the Class II-B-IO Certificates.

Class XP Certificates — The Class I-XP-1, Class I-XP-2 and Class II-XP Certificates.

Closing Date — April 30, 2007.

Compensating  Interest  Payments  — Any  payments  made by the  Servicer  from  its  own  funds  to  cover
Prepayment Interest Shortfalls on the related mortgage loans.

Corridor  Contracts — The interest  rate  corridor  contracts  that the  Trustee,  on behalf of the Trust, entered  into with the Corridor  Counterparty  with  respect to the Group II Offered  Certificates  (other than the Grantor Trust Class II-A-2B  Certificates),  the Underlying  Class II-A-2B  Certificates  and the
Class II-B-6 Certificates.

Corridor Counterparty — Bear Stearns Financial Products Inc.

Coupon  Strip — With  respect  to Loan  Group I, as  defined  in  "Description  of the  Certificates—Final
Maturity Reserve Account" in this prospectus supplement.

Coupon Strip Rate — With  respect to Loan Group I, shall equal the Coupon  Strip,  if any,  payable to the
Final Maturity Reserve Account on any distribution  date,  expressed as a per annum rate calculated on the basis of the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of such  distribution date.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement  Percentage — For any distribution date is the percentage  obtained by dividing (x) the aggregate  Current  Principal Amount of the Subordinate  Certificates in the related Loan Group (including the related  Overcollateralization  Amount) thereto by (y) the aggregate principal balance of the mortgage loans in the related Loan Group,  calculated  after taking into account  distributions of principal on the related  mortgage  loans and  distribution  of the  Principal  Distribution  Amounts to the holders of the related Certificates then entitled to distributions of principal on such distribution date.

Cumulative  Loss Test  Violation — The Group I Cumulative  Loss Test  Violation or the Group II Cumulative
Loss Test Violation, as applicable.

Current  Interest — With  respect to each class of Offered  Certificates  (other  than the  Grantor  Trust
Certificates),  the Underlying  Certificates and the Class II-B-6 Certificates and each distribution date, the interest  accrued at the applicable  Pass-Through  Rate for the applicable  Interest Accrual Period on the Current Principal Amount or notional amount of such class plus any amount previously  distributed with respect to interest for such class that is recovered as a voidable  preference  by a trustee in bankruptcy reduced  by,  (1) in the  case of each  class of  Offered  Certificates  (other  than  the  Grantor  Trust
Certificates),  the Underlying  Certificates and the Class II-B-6  Certificates,  such class' share of (x)
any Net  Deferred  Interest  allocated  to that class of  Certificates,  (y) the  interest  portion of any
Realized  Losses on the  related  mortgage  loans  allocated  to that  class of  certificates  and (z) any
Prepayment  Interest  Shortfall  to the  extent not  covered by  Compensating  Interest  Payments  and any shortfalls  resulting  from the  application  of the Relief Act, in each case to the extent  allocated  to
such   class   of   certificates   as   described   under   clause   Second   in   "Description   of   the
Certificates—Distributions  on the Certificates" in this prospectus  supplement and (2) in the case of the
Grantor Trust  Certificates,  any  shortfalls  described in clauses (y) and (z) herein (and, to the extent the related Swap Agreement is terminated and no replacement  swap agreement has been entered into,  clause
(x) herein), allocated to the related class of Underlying Certificates.

Current  Principal  Amount — With  respect to any class of Offered  Certificates  (other  than the Grantor
Trust  Certificates),  the Underlying  Certificates and the Class II-B-6 Certificates and any distribution date, the original  current  principal  amount of such class plus the amount of any Net Deferred  Interest allocated  thereto  on the  related  distribution  date  and all  previous  distribution  dates  plus  any
Subsequent  Recoveries  added to the Current  Principal  Amount of such  certificate,  as described  under
"Description of the  Certificates—Allocation  of Realized Losses;  Subordination"  herein, less the sum of
(i) all  amounts in respect of  principal  distributed  to such class on previous  distribution  dates and
(ii) any Applied  Realized  Loss Amounts  allocated  to such class on previous  distribution  dates.  With respect  to the  Grantor  Trust  Certificates,  the  Current  Principal  Amount  shall  equal the  Current
Principal Amount of the related Underlying Certificates.

Custodial  Account — As described  under "The Pooling and Servicing  Agreement—Custodial  Account" in this prospectus supplement.

Custodian — Wells Fargo Bank, National Association.

Cut-off Date —April 1, 2007.

Deferred  Interest  — The  amount of accrued  interest  on the  mortgage  loans,  the  payment of which is deferred and added to the principal  balance of a mortgage loan due to the negative  amortization  feature as described in this prospectus supplement.

Deficient  Valuation  — A  Bankruptcy  Loss  that  results  if a  court,  in  connection  with a  personal bankruptcy  of a  mortgagor,  establishes  the value of a  mortgaged  property  at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Delinquency  Test  Violation  — A Group I  Delinquency  Test  Violation  or a Group  II  Delinquency  Test
Violation, as applicable.

Depositor — Structured Asset Mortgage Investments II Inc.

Distribution  Account — As described under "The Pooling and Servicing  Agreement—Distribution  Account" in
this prospectus supplement.

DOL — United States Department of Labor.

Due Date — With  respect to each  mortgage  loan,  the date in each month on which its Monthly  Payment is due if such due date is the  first  day of a month  and  otherwise  is  deemed  to be the first day of the following month.

Due Period — With respect to any distribution  date, the period  commencing on the second day of the month immediately  preceding  the month in which such  distribution  date  occurs and ending on the first day of the month in which such distribution date occurs.

EMC — EMC Mortgage Corporation.

Excess Cashflow — With respect to any  distribution  date and each Loan Group the sum of (i) the Remaining
Excess Spread for such Loan Group and such  distribution date and (ii) the  Overcollateralization  Release
Amount for such Loan Group and such distribution date.

Excess  Overcollateralization  Amount — With  respect to any  distribution  date and each Loan Group,  the excess,  if any, of the  Overcollateralization  Amount for such Loan Group over the  Overcollateralization
Target Amount for such Loan Group.

Excess  Spread — With respect to any  distribution  date and each Loan Group,  the excess,  if any, of the related Interest Funds for such  distribution  date over the sum of (i) with respect to Loan Group I only, the Coupon Strip,  if applicable,  (ii) the Current  Interest on the related Offered  Certificates  (other than the Grantor  Trust  Certificates),  Underlying  Certificates,  and, if  applicable,  the Class II-B-6
Certificates  and (iii) any Interest  Carry Forward  Amounts on the related  Senior  Certificates  on such distribution date.

Extra  Principal  Distribution  Amount — With  respect to any  distribution  date and each Loan Group,  an amount  derived  from the related  Excess  Spread  equal to the lesser of (a) the  excess,  if any, of the
Overcollateralization   Target  Amount  for  such  Loan  Group  and  such   distribution   date  over  the
Overcollateralization  Amount for such Loan  Group and such  distribution  date and (b) the Excess  Spread for such Loan Group and such distribution date.

Final Maturity  Reserve  Account — As described  under  "Description  of the  Certificates—Final  Maturity
Reserve Account" in this prospectus supplement.

Final Maturity  Reserve  Account Target — As defined in "Description  of the  Certificates—Final  Maturity
Reserve Account" in this prospectus supplement.

Grantor Trust — Bear Stearns Mortgage Funding Grantor Trust 2007-AR4.

Grantor  Trust  Agreement  — The  grantor  trust  agreement,  dated as of the April 1, 2007,  between  the
Depositor and the Grantor Trustee.

Grantor Trust Available Funds - With respect to any  distribution  date and (a) the Underlying Class I-A-3
Certificates,  the sum of (i) any payments  received by the Grantor Trustee with respect to the Underlying
Class I-A-3  Certificates  and (ii) any payments  received by the Grantor  Trustee from or with respect to the Swap  Counterparty  pursuant  to the  related  Swap  Agreement,  following  the  payment of amounts to reimburse the Grantor  Trustee for its  reimbursable  expenses as set forth herein,  or (b) the Underlying
Class II-A-2B  Certificates,  the sum of (i) any payments  received by the Grantor Trustee with respect to the Underlying Class II-A-2B  Certificates  and (ii) any payments  received by the Grantor Trustee from or with respect to the Swap  Counterparty  pursuant to the related Swap  Agreement,  following the payment of amounts to reimburse the Grantor Trustee for its reimbursable expenses as set forth herein.

Grantor  Trust  Certificates  — The Grantor  Trust Class I-A-3  Certificates  and the Grantor  Trust Class
II-A-2B Certificates.

Grantor Trust Class I-A-3 Certificates — The Class I-A-3  Certificates  issued by the Grantor Trust on the
Closing Date pursuant to the Grantor Trust Agreement.

Grantor Trust Class II-A-2B  Certificates — The Class II-A-2B  Certificates issued by the Grantor Trust on the Closing Date pursuant to the Grantor Trust Agreement.

Grantor  Trust  Distribution  Account — As defined  under  "Pooling and  Servicing  Agreement—The  Grantor
Trust Distribution Account" in this prospectus supplement.

Grantor Trustee — Wells Fargo Bank, National Association.

Group I Cumulative  Loss Test  Violation — If on any  distribution  date the aggregate  amount of Realized
Losses  incurred on the mortgage  loans in Loan Group I since the Cut-off Date through the last day of the prior  calendar month divided by the aggregate  principal  balance of the group I mortgage loans as of the
Cut-off  Date  plus  related  amounts  on  deposit  in the  Pre-Funding  Account  exceeds  the  applicable percentages set forth below with respect to such distribution date:

                  Distribution Date Occurring in                Percentage
                  __________________________________________________________
                  May 2010 through April 2011                   0.45%
                  May 2011 through April 2012                   0.80%
                  May 2012 through April 2013                   1.15%
                  May 2013 through April 2014                   1.55%
                  May 2014 and thereafter                       1.70%

Group I Delinquency  Test Violation — If on any distribution  date if the percentage  obtained by dividing
(x) the aggregate  outstanding  principal  balance of the Group I mortgage  loans that are 60 days or more delinquent or are in  bankruptcy or  foreclosure  or are REO  Properties by (y) the aggregate  outstanding principal  balance  of the group I  mortgage  loans plus  related  amounts  on deposit in the  Pre-Funding
Account,  in each  case,  as of the last day of the  previous  calendar  month,  exceeds  (i) prior to the distribution  date in May  2013,  25.80% of the  Credit  Enhancement  Percentage  and (ii) on or after the distribution date in May 2013, 32.25%.

Group I Offered  Certificates — The Class I-X, Class I-A-1, Class I-A-2,  Grantor Trust Class I-A-3, Class
I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class I-B-5,  Class I-B-6,  Class I-B-7, Class I-B-8 and
Class I-B-9 Certificates.

Group I  Overcollateralization  Amount — With respect to any distribution date, the excess, if any, of (i)
the  aggregate  principal  balance of the group I  mortgage  loans as of the last day of the  related  Due
Period (after giving effect to scheduled  payments of principal due during the related Due Period,  to the extent  received or  advanced,  and  unscheduled  collections  of  principal  received  during the related
Prepayment  Period,  and after reduction for Realized Losses on the related mortgage loans incurred during the prior  calendar  month) plus  related  amounts on deposit in the  Pre-Funding  Account,  over (ii) the aggregate  Current  Principal Amount of the Class I-A Certificates and the Class I-B  Certificates,  after taking into account the  distributions of principal,  less the related Net Deferred  Interest,  to be made on such distribution date.

Group I  Overcollateralization  Release  Amount — With respect to Loan Group I and any  distribution  date for which the related Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions  to be made on that  distribution  date,  greater  than zero,  an amount equal to the lesser  of (i) the  related  Excess  Overcollateralization  Amount  for  that  distribution  date and (ii)
related Principal Funds for that distribution date.

Group I  Overcollateralization  Target  Amount — With respect to Loan Group I and any  distribution  date,
(i)  prior to the  related  Stepdown  Date,  an amount  equal to  approximately  1.500%  of the  aggregate principal  balance of the group I mortgage  loans as of the  Cut-off  Date,  (ii) on or after the  related
Stepdown  Date  provided  a Group I Trigger  Event is not in effect,  the  greater of (x) (1) prior to the distribution date in May 2013, 3.750% of the then current aggregate  outstanding  principal balance of the group I mortgage  loans as of the last day of the related Due Period  (after  giving  effect to  scheduled payments  of  principal  due during the  related  Due Period,  to the extent  received  or  advanced,  and unscheduled  collections of principal  received during the related  Prepayment Period, and after reduction for  Realized  Losses on the group I mortgage  loans  incurred  during  the prior  calendar  month),  plus related amounts on deposit in the  Pre-Funding  Account and (2) on or after the  distribution  date in May
2013,  3.000% of the then current  aggregate  outstanding  principal balance of the group I mortgage loans as of the last day of the related Due Period (after  giving effect to scheduled  payments of principal due during the  related  Due Period,  to the extent  received or  advanced,  and  unscheduled  collections  of principal  received during the related  Prepayment  Period, and after reduction for Realized Losses on the group I  mortgage  loans  incurred  during  the  prior  calendar  month)  and (y)  0.50% of the  aggregate principal  balance of the group I mortgage  loans as of the Cut-Off  Date  (approximately  $2,576,319)  or
(iii) on or after the  related  Stepdown  Date and if a Group I Trigger  Event is in  effect,  the Group I
Overcollateralization Target Amount for the immediately preceding distribution date.

Group I Principal Distribution Amount — With respect to each distribution date, an amount equal to:

         1.       the Principal Funds for Loan Group I for such distribution date, plus

         2.       any  Extra  Principal  Distribution  Amount  with  respect  to  Loan  Group  I for  such distribution date, minus

         3.       any Group I Overcollateralization Release Amount for such distribution date.

Group I  Trigger  Event — The  occurrence  of  either  a Group I  Delinquency  Test  Violation  or Group I
Cumulative Loss Test Violation.

Group II Cumulative  Loss Test Violation — If on any  distribution  date the aggregate  amount of Realized
Losses  incurred on the  mortgage  loans in Loan Group II since the Cut-off  Date  through the last day of the prior calendar month divided by the aggregate  principal  balance of the related  mortgage loans as of the Cut-off  Date plus  related  amounts on deposit in the  Pre-Funding  Account  exceeds  the  applicable percentages set forth below with respect to such distribution date:

                  Distribution Date Occurring in                Percentage
                  __________________________________________________________
                  May 2010 through April 2011                   0.40%
                  May 2011 through April 2012                   0.70%
                  May 2012 through April 2013                   1.05%
                  May 2013 through April 2014                   1.40%
                  May 2014 and thereafter                       1.55%

Group II Delinquency Test Violation — If on any distribution  date if the percentage  obtained by dividing
(x) the aggregate  outstanding  principal  balance of the Group II mortgage loans that are 60 days or more delinquent or are in  bankruptcy or  foreclosure  or are REO  Properties by (y) the aggregate  outstanding principal  balance of the group II  mortgage  loans  plus  related  amounts on deposit in the  Pre-Funding
Account,  in each  case,  as of the last day of the  previous  calendar  month,  exceeds  (i) prior to the distribution  date in May  2013,  27.05% of the  Credit  Enhancement  Percentage  and (ii) on or after the distribution date in May 2013, 33.75%.

Group II Offered  Certificates  — The Class II-A-1,  Class  II-A-2A,  Grantor Trust Class  II-A-2B,  Class
II-A-3, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates.

Group II  Overcollateralization  Amount - With respect to any  distribution  date, the excess,  if any, of
(i) the aggregate  principal  balance of the group II mortgage loans as of the last day of the related Due
Period (after giving effect to scheduled  payments of principal due during the related Due Period,  to the extent  received or  advanced,  and  unscheduled  collections  of  principal  received  during the related
Prepayment  Period,  and after reduction for Realized Losses on the related mortgage loans incurred during the prior  calendar  month),  plus  related  amounts on deposit in the  Pre-Funding  Account over (ii) the aggregate Current Principal Amount of the Class II-A Certificates and the Class II-B  Certificates,  after taking into account the  distributions of principal,  less the related Net Deferred  Interest,  to be made on such distribution date.

Group II  Overcollateralization  Release Amount — With respect to Loan Group II and any distribution  date for which the related Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions  to be made on that  distribution  date,  greater  than zero,  an amount equal to the lesser  of (i) the  related  Excess  Overcollateralization  Amount  for  that  distribution  date and (ii)
related Principal Funds for that distribution date.

Group II  Overcollateralization  Target Amount — With respect to Loan Group II and any distribution  date,
(i)  prior to the  related  Stepdown  Date,  an amount  equal to  approximately  1.100%  of the  aggregate principal  balance of the group II  mortgage  loans as of the Cut-off  Date,  (ii) on or after the related
Stepdown  Date  provided a Group II Trigger  Event is not in effect,  the  greater of (x) (1) prior to the distribution date in May 2013, 2.750% of the then current aggregate  outstanding  principal balance of the group II mortgage  loans as of the last day of the related Due Period  (after  giving  effect to scheduled payments  of  principal  due during the  related  Due Period,  to the extent  received  or  advanced,  and unscheduled  collections of principal  received during the related  Prepayment Period, and after reduction for  Realized  Losses on the group II mortgage  loans  incurred  during the prior  calendar  month),  plus related amounts on deposit in the  Pre-Funding  Account and (2) on or after the  distribution  date in May
2013,  2.200% of the then current aggregate  outstanding  principal balance of the group II mortgage loans as of the last day of the related Due Period (after  giving effect to scheduled  payments of principal due during the  related  Due Period,  to the extent  received or  advanced,  and  unscheduled  collections  of principal  received during the related  Prepayment  Period, and after reduction for Realized Losses on the group II  mortgage  loans  incurred  during  the prior  calendar  month)  and (y)  0.50% of the  aggregate principal  balance of the group II mortgage  loans as of the Cut-Off Date  (approximately  $4,064,211)  or
(iii) on or after the related  Stepdown  Date and if a Group II Trigger  Event is in effect,  the Group II
Overcollateralization Target Amount for the immediately preceding distribution date.

Group II Principal Distribution Amount - With respect to each distribution date, an amount equal to

         1.       the Principal Funds for Loan Group II for such distribution date, plus

         2.       any  Extra  Principal  Distribution  Amount  with  respect  to Loan  Group  II for  such distribution date, minus

         3.       any Group II Overcollateralization Release Amount for such distribution date.

Group II Trigger  Event — The  occurrence  of either a Group II  Delinquency  Test  Violation  or Group II
Cumulative Loss Test Violation.

Index — Each of One-Month LIBOR, Six-Month LIBOR and One-Year MTA.

Insurance Proceeds — All proceeds of any insurance  policies,  to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance  with the servicer's  normal servicing  procedures,  other than proceeds  that  represent  reimbursement  of the  Servicer's  costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest  Accrual  Period  —  For  each  class  of  Offered   Certificates   (other  than  the  Class  I-X
Certificates),  the Underlying  Certificates  and the Class II-B-6  Certificates  and for any distribution date,  the  period  commencing  on the  distribution  date in the  month  preceding  the  month in which a distribution  date occurs (or the Closing  Date,  in the case of the first  Interest  Accrual  Period) and ending on the day immediately  prior to such  distribution  date. For each class of Class I-X Certificates and for any  distribution  date, the calendar month  preceding the month in which such  distribution  date occurs.

Interest  Carry  Forward  Amount — With  respect  to each class of Offered  Certificates,  the  Underlying
Certificates  and the Class  II-B-6  Certificates  and the first  distribution  date,  zero,  and for each distribution date thereafter, the sum of:

         1.       the excess of:

                  (a)      Current Interest for such class with respect to prior distribution dates; over

                  (b)      the amount  actually  distributed  to such class with respect to interest on or after such prior distribution dates; and

         2.       interest on such excess (to the extent  permitted by applicable  law) at the  applicable pass  through  rate for the related  Interest  Accrual  Period  including  the  Interest
                  Accrual Period relating to such distribution date.

Interest  Funds — With  respect  to  each  Loan  Group,  and  any  distribution  date,  the  sum,  without duplication, of:

         1.       all scheduled  interest  collected in respect of the related  mortgage  loans during the related Due Period, less the Servicing Fee, if any;

         2.       all advances relating to interest on the related mortgage loans made by the Servicer;

         3.       all Compensating Interest Payments with respect to the related mortgage loans;

         4.       Insurance Proceeds,  Liquidation Proceeds and Subsequent  Recoveries received during the related  Prepayment  Period,  to the extent such proceeds  relate to interest,  less all non-recoverable  advances relating to interest and certain expenses,  in each case, with respect to the mortgage loans in the related Loan Group;

         5.       the interest  portion of proceeds  from mortgage  loans in the related Loan Group,  that were repurchased during the related Due Period;

         6.       the interest  portion of the purchase price of the assets of the Trust  allocated to the related  Loan Group,  upon  exercise by the  Depositor  or its  designee of its optional termination right; and

         7.       the amount of any Principal  Prepayments in full,  partial  Principal  Prepayments,  Net
                  Liquidation  Proceeds,  Repurchase Proceeds and scheduled  principal  payments,  in that order,  allocated  to the related  Loan  Group,  included  in  available  funds for such distribution  date  that are  applied  in  connection  with  any  Deferred  Interest  in accordance with the definition of Net Deferred Interest,

                  minus

         8.       any amounts required to be reimbursed to EMC, the Depositor,  the Servicer, the Trustee,
                  the  Grantor  Trustee or the  Custodian  and  allocated  to the related  Loan Group,  as provided in the Agreement or the Grantor Trust Agreement, as applicable.

Issuing  Entity—Either  (i) Bear Stearns  Mortgage Funding Trust 2007-AR4 with respect to the Certificates
(other than the Grantor Trust  Certificates)  or (ii) Bear Stearns Mortgage Funding Grantor Trust 2007-AR4
with respect to the Grantor Trust Certificates.

Liquidated  Mortgage Loan — Any defaulted  mortgage loan as to which the Servicer has determined  that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation  Proceeds — All net proceeds,  other than Insurance Proceeds,  received in connection with the partial  or  complete  liquidation  of  the  related  mortgage  loans,  whether  through  trustee's  sale, foreclosure  sale or otherwise,  or in connection with any  condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties  acquired by the Servicer by  foreclosure  or deed in lieu of  foreclosure  in connection  with defaulted mortgage loans,  other than the amount of such net proceeds  representing any profit realized by the Servicer in connection with the disposition of any such properties, and Subsequent Recoveries.

Loan Group —Loan Group I or Loan Group II, as applicable.

Loan Group I — The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II — The pool of mortgage loans consisting of the group II mortgage loans.

Loss  Allocation  Limitation — As defined under  "Description of the  Certificates—Allocation  of Realized
Losses".

Margin — With  respect to the Class I-A-1,  Class  I-A-2,  underlying  Class  I-A-3,  grantor  trust Class
I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class
I-B-8, Class I-B-9, Class II-A-1,  Class II-A-2A,  underlying Class II-A-2B,  grantor trust Class II-A-2B,
Class II-A-3,  Class  II-B-1,  Class II-B-2,  Class  II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6
Certificates will be 0.200%,  0.240%,0.290%,  0.290%,  0.430%,  0.450%,  0.550%,  0.900%,  1.000%, 1.200%,
1.750%,  2.100%,  2.100%,  0.210%,  0.240%, 0.240%, 0.240%, 0.300%, 0.450%, 1.000%, 1.750%, 2.150%, 2.150%
and 2.150% per annum,  respectively,  provided that, after the first possible related optional termination date, the related margin for the Class I-A-1,  Class I-A-2,  underlying  Class I-A-3,  grantor trust Class
I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class
I-B-8, Class I-B-9, Class II-A-1,  Class II-A-2A,  underlying Class II-A-2B,  grantor trust Class II-A-2B,
Class II-A-3,  Class  II-B-1,  Class II-B-2,  Class  II-B-3,  Class II-B-4,  Class II-B-5 and Class II-B-6
Certificates will be 0.400%,  0.480%,  0.580%,  0.580%,  0.645%,  0.675%,  0.825%, 1.350%, 1.500%, 1.800%,
2.625%,  3.150%,  3.150%,  0.420%,  0.480%, 0.480%, 0.480%, 0.600%, 0.675%, 1.500%, 2.625%, 3.225%, 3.225%
and 3.225% per annum, respectively.

Moody's — Moody's Investors Service, Inc., and any successor in interest.

Monthly  Advance — The  aggregate of all payments of interest,  net of the  Servicing  Fee,  that were due during the  related  Due Period on the  mortgage  loans and that were  delinquent  on the related Due Date
(other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly  Payments — For any mortgage loan and any month,  the  scheduled  payment or payments of principal
(if any) and interest due during such month on such  mortgage  loan which either is payable by a mortgagor in such month under the related  mortgage note or in the case of any mortgaged  property  acquired through foreclosure or deed in lieu of foreclosure,  would otherwise have been payable under the related  mortgage note.

Mortgage Loan Purchase  Agreement — The Mortgage  Loan Purchase  Agreement,  dated as of the Closing Date, between the Depositor and the Sponsor as seller.

Net Deferred Interest — On any distribution  date,  Deferred Interest on the mortgage loans in the related
Loan Group  during  the  related  Due  Period net of  Principal  Prepayments  in full,  partial  Principal
Prepayments,  Net Liquidation  Proceeds,  Repurchase Proceeds and scheduled  principal  payments,  in that order,  available to be distributed on the  Certificates  on that  distribution  date. With respect to any class of Certificates as of any  distribution  date, the Net Deferred  Interest will be an amount equal to the product of (1) the difference,  if any, between (a) the lesser of (i) the  Pass-Through  Rate for such class without regard to the related Net Rate Cap on such  distribution  date and (ii) the related Net Rate
Cap on such distribution  date, and (b) the Adjusted Rate Cap for such distribution  date, (2) the Current
Principal  Amount of the  Certificate  immediately  prior to such  distribution  date,  and (3) the actual number of days in such Interest Accrual Period divided by 360.

Net  Liquidation  Proceeds — Liquidation  Proceeds net of unreimbursed  advances by the Servicer,  Monthly
Advances,  expenses  incurred by the Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property and any other amounts payable to the Servicer under the Agreement.

Net Rate — For any mortgage loan, the then  applicable  mortgage rate thereon less the Servicing Fee Rate, expressed as a per annum rate.

Net  Rate  Cap — (A)  With  respect  to the  Group I  Offered  Certificates  (other  than  the  Class  I-X
Certificates)  and the Underlying  Class I-A-3  Certificates,  is equal to the weighted average of the Net
Rates of the group I mortgage  loans (less (i) the Coupon Strip Rate, if  applicable,  and (ii) the sum of
(x) the Pass-Through  Rate on the Class I-X-1  Certificates  multiplied by the Class I-X-1 notional amount and (y) the  Pass-Through  Rate on the Class I-X-2  Certificates  multiplied  by the Class I-X-2  notional amount,  divided by the  aggregate  stated  principal  balance  of the group I  mortgage  loans as of such distribution  date,  and (B) with  respect  to the Group II Offered  Certificates,  the  Underlying  Class
II-A-2B  Certificates and the Class II-B-6  Certificates is equal to the weighted average of the Net Rates of the group II mortgage  loans,  in each case as adjusted to an effective rate  reflecting the accrual of interest on an actual/360 basis.

Non-Offered   Certificates  —  The  Underlying   Certificates,   Class  II-B-6   Certificates,   Class  XP
Certificates, Class B-IO Certificates and Residual Certificates.

Offered Certificates — The Group I Offered Certificates and the Group II Offered Certificates.

Overcollateralization   Amount   —  The   Group  I   Overcollateralization   Amount   or  the   Group   II
Overcollateralization Amount, as applicable.

Overcollateralization  Release Amount — The Group I  Overcollateralization  Release Amount or the Group II
Overcollateralization Release Amount, as applicable.

Overcollateralization  Target  Amount  —The Group I  Overcollateralization  Target  Amount or the Group II
Overcollateralization Target Amount, as applicable.

Pass-Through  Rate — For each class of Offered  Certificates  and  Underlying  Certificates  and the Class
II-B-6  Certficates,  has the  meaning  set  forth  under  "Description  of the  Certificates—Pass-Through
Rates" in this prospectus supplement.

Pre-Funding  Account — An account or  sub-account  into which the  Depositor  will deposit the  Pre-Funded
Amounts as set forth in "Description  of the Mortgage  Loans—Conveyance  of Subsequent  Mortgage Loans and
the Pre-Funding Account."

Pre-Funded  Amounts — The amounts paid by the  Depositor to the Trustee on the Closing Date for deposit in the Pre-Funding  Account,  which amounts are  approximately  $126,214,449 with respect to Loan Group I and approximately $149,640,817 with respect to Loan Group II.

Pre-Funding  Period — The period from the Closing Date up to and  including  July 15,  2007,  in which the
Trust may purchase Subsequent Mortgage Loans with amounts on deposit in the Pre-Funding Account.

Prepayment  Interest  Shortfalls — With respect to any distribution  date, for each mortgage loan that was the subject of a partial principal  prepayment  during the prior calendar month or a principal  prepayment in full during the related  prepayment  period,  the amount,  if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan  immediately  prior to such prepayment,  or, in the case of a partial  principal  prepayment,  on the amount of such  prepayment,  exceeds (ii) the amount of interest paid or collected in connection with such principal  prepayment  less the sum of (a) any prepayment  charges  relating to such mortgage loan and (b)
the Servicing Fee.

Prepayment  Period — With respect to any  distribution  date and (i) Principal  Prepayments  in full,  the period  from the  sixteenth  day of the  calendar  month  preceding  the  calendar  month  in  which  such distribution  date occurs  through the close of business on the  fifteenth  day of the  calendar  month in
which  such  distribution  date  occurs,  or  (ii)  Liquidation  Proceeds,   Realized  Losses,  Subsequent
Recoveries and partial Principal Prepayments, the prior calendar month.

Principal  Distribution  Amount — The Group I  Principal  Distribution  Amount  or the Group II  Principal
Distribution Amount, as applicable.

Principal  Funds — With respect to each Loan Group,  and each  distribution  date, the greater of zero and the sum, without duplication, of:

         1.       the  scheduled  principal  collected  on the  mortgage  loans in the related Loan Group, during the related Due Period or advanced on or before the servicer advance date;

         2.       Principal  Prepayments  in respect of the  mortgage  loans in the  related  Loan  Group, exclusive of any prepayment charges, collected in the related Prepayment Period;

         3.       the Stated Principal  Balance of each mortgage loan in the related Loan Group,  that was repurchased by the Depositor or the Servicer during the related Due Period;

         4.       the amount,  if any, by which the aggregate unpaid principal  balance of any replacement mortgage  loans is less than the  aggregate  unpaid  principal  balance  of any  deleted mortgage  loans  delivered  by the  Servicer  in  connection  with a  substitution  of a mortgage loan in the related Loan Group, during the related Due Period;

         5.       Insurance  Proceeds,  Liquidation  Proceeds and Subsequent  Recoveries  collected during the related  Prepayment  Period on the mortgage loans in the related Loan Group,  to the extent such proceeds  relate to  principal,  less all related  non-recoverable  advances relating to principal reimbursed during the related Due Period;

         6.       the  principal  portion of the  purchase  price of the assets of the Trust  allocated to the  related  Loan Group,  upon the  exercise by the  Depositor  or its  designee of its optional termination right;

         7.       the  principal  portion of the  amounts,  if any,  transferred  from the Final  Maturity
                  Reserve Account and allocated to Loan Group I on such distribution date;

         8.       after July 15, 2007, any Pre-Funded Amounts not applied to purchase Subsequent
                  Mortgage Loans prior to such date;

                  minus

         9.       any  amounts  required  to be  reimbursed  to EMC,  the  Depositor,  the  Servicer,  the
                  Trustee,  the Grantor  Trustee or the  Custodian,  as provided in the  Agreement  or the
                  Grantor Trust Agreement, as applicable; and

         10.      the amount of any Principal  Prepayments in full,  partial  Principal  Prepayments,  Net
                  Liquidation  Proceeds,  Repurchase Proceeds and scheduled  principal  payments,  in that order,  included in available  funds and  allocated to the related Loan Group,  for such distribution  date that are applied as Interest  Funds in  connection  with any Deferred
                  Interest in accordance with the definition of Net Deferred Interest.

Principal  Prepayment — Any payment or other  recovery of  principal on a mortgage  loan which is received in  advance  of its  scheduled  Due Date to the  extent  that it is not  accompanied  by an  amount  as to interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase  Proceeds,  but  excluding  the principal  portion of Net Liquidation  Proceeds  received at the time a mortgage loan becomes a Liquidated
Mortgage Loan.

Rating Agency — Each of Moody's and S&P.

Realized  Loss — With  respect to a mortgage  loan is (1) a  Bankruptcy  Loss or (2) as to any  Liquidated
Mortgage  Loan,  the unpaid  principal  balance  thereof plus accrued and unpaid  interest  thereon at the mortgage  rate through the last day of the month of  liquidation  less the Net  Liquidation  Proceeds with respect to such mortgage loan and the related mortgaged property.

Record  Date — For each  class of  Offered  Certificates  (other  than the  Class  I-X  Certificates)  and
Underlying  Certificates and the Class II-B-6  Certificates,  and for any distribution  date, the Business
Day  prior  to such  distribution  date.  For  each  class  of  Class  I-X  Certificates  and  Non-Offered
Certificates,  and for any  distribution  date, the last Business Day of the calendar month  preceding the month in which such distribution date occurs.

Regular Certificates — All classes of certificates other than the Residual Certificates.

Remaining  Excess Spread — With respect to any  distribution  date and each Loan Group, the related Excess
Spread  remaining  after the  distribution  of any related Extra  Principal  Distribution  Amount for such distribution date.

REO Property — A mortgage property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase  Price — With respect to any mortgage loan required to be  repurchased,  an amount equal to the sum of (i) (a) 100% of the  Outstanding  Principal  Balance of such  mortgage loan plus accrued but unpaid interest on the  Outstanding  Principal  Balance at the related  mortgage  rate through and  including the last day of the month of repurchase  reduced by (b) any portion of the  Servicing Fee or advances  payable to the purchaser of the mortgage  loan and (ii) any costs and damages  incurred by the trust in connection with any violation of such mortgage loan of any predatory lending laws.

Repurchase  Proceeds — The  Repurchase  Price in connection  with any repurchase of a mortgage loan by the seller and any cash deposit in connection with the  substitution  of a mortgage loan. See  "Description of
the  Securities"  in  the  prospectus  and  "The  Pooling  and  Servicing   Agreement—Representations  and
Warranties" in this prospectus supplement.

Reserve  Fund — As  described  under  "The  Pooling  and  Servicing  Agreement—The  Reserve  Fund" in this prospectus supplement.

Residual Certificates — The Class R Certificates and the Class R-X Certificates.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled  Monthly Payments — For any mortgage loan and each Due Period,  the minimum payment of principal and  interest due during such Due Period on such  mortgage  loan which either is payable by a mortgagor in such Due  Period  under  the  related  mortgage  note or in the case of any  mortgaged  property  acquired through  foreclosure or deed in lieu of  foreclosure,  would otherwise have been payable under the related mortgage note.

Senior  Certificates  — The Class I-A-1,  Class I-A-2,  Underlying  Class I-A-3,  Class I-X, Class II-A-1,
Class II-A-2A, Underlying Class II-A-2B and Class II-A-3 Certificates.

Servicer — EMC Mortgage Corporation.

Servicing  Fee — With respect to each  mortgage  loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — 0.375% per annum.

Sponsor — EMC Mortgage Corporation.

Stated Principal Balance — For any mortgage loan (including  Subsequent  Mortgage Loans),  with respect to any  distribution  date, the sum of the principal  balance  thereof as of the Cut-off Date (taking account of the principal  payment to be made on the related Due Date and  irrespective  of any  delinquency in its payment),  as specified in the  amortization  schedule at the time relating thereto (before any adjustment to such  amortization  schedule by reason of any  bankruptcy  or similar  proceeding  occurring  after the
Cut-off Date (other than a Deficient  Valuation)  or any  moratorium  or similar  waiver or grace  period)
plus any amount by which the principal  balance thereof has been increased for Deferred  Interest pursuant to the terms of the related mortgage note on or prior to such distribution date, minus the sum of:

         1.       the  principal  portion of the  Scheduled  Monthly  Payments  due from  mortgagors  with respect  to such  mortgage  loan  due  during  each  Due  Period  ending  prior  to such distribution date (and irrespective of any delinquency in their payment);

         2.       all  prepayments  of principal  with respect to such mortgage loan received  prior to or during  the  related  Prepayment  Period,  and all  Liquidation  Proceeds  to the extent applied by the Servicer as recoveries  of principal in accordance  with the Agreement or the Servicing  Agreement  that were received by the Servicer as of the close of business on the last day of the calendar month related to such distribution date; and

         3.       any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown  Date — (a) With  respect to Loan Group I, the earlier to occur of (i) the  distribution  date on which the aggregate  Current  Principal  Amount of the Class I-A Certificates has been reduced to zero and
(ii)  the  later to  occur  of (x) the  distribution  date  occurring  in  April  2010  and (y) the  first distribution  date for which the aggregate  Current  Principal  Amount of the Subordinate  Certificates in
the Loan Group I plus the related  Overcollateralization  Amount divided by the aggregate Stated Principal
Balance of the group I mortgage  loans plus  related  amounts on deposit in the  Pre-Funding  Account,  is greater  than or equal (i) prior to the  distribution  date in May 2013,  27.125% and (ii) on or after the distribution  date in May 2013,  21.700%;  or (b) with  respect to Loan Group II, the  earlier to occur of
(i) the distribution  date on which the aggregate  Current Principal Amount of the Class II-A Certificates
has been  reduced  to zero and (ii) the later to occur of (x) the  distribution  date  occurring  in April
2010 and (y) the  first  distribution  date for  which  the  aggregate  Current  Principal  Amount  of the
Subordinate  Certificates  in the Loan Group II plus the related  Overcollateralization  Amount divided by the aggregate Stated  Principal  Balance of the group II mortgage loans plus related amounts on deposit in the Pre-Funding  Account is greater than or equal (i) prior to the distribution date in May 2013,  25.875%
and (ii) on or after the distribution date in May 2013, 20.700%.

Subordinate Certificates — The Class B Certificates.

Subsequent  Mortgage Loans —The mortgage loans  acquired by the Trust during the  Pre-Funding  Period with amounts on deposit in the Pre-Funding Account.
Subsequent  Recoveries — As of any distribution  date, amounts received during the prior calendar month by the Servicer or surplus  amounts  held by the Servicer to cover  estimated  expenses  (including,  but not
limited  to,  recoveries  in  respect  of  the   representations  and  warranties  made  by  the  Sponsor)
specifically  related  to a  Liquidated  Mortgage  Loan or  disposition  of an REO  property  prior to the related  Prepayment  Period that resulted in a Realized  Loss,  after  liquidation  or disposition of such mortgage loan.

Subsequent  Transfer  Date — Each date on which any  Subsequent  Mortgage  Loans  are  transferred  to the
Trustee,  on behalf of the Trust,  pursuant to any subsequent  transfer  instruments between the Depositor and the Trustee.

Swap Agreement — Each swap  agreement,  dated as of the Closing Date,  between the Grantor Trustee and the
Swap Counterparty with respect to each class of Underlying Certificates.

Swap Counterparty — Bear Stearns Capital Markets Inc.

Swap  Counterparty  Payment — On each  distribution  date and with respect to each class of Grantor  Trust
Certificates,  the following amounts due to the Swap Counterparty  pursuant to the related Swap Agreement:
(i) from interest  payments on the related class of Underlying  Certificates,  accrued and unpaid interest on the  related  Swap  Deferred  Interest  Amount and (ii) to the  extent of  principal  payments  on such
Underlying Certificates, the related Swap Deferred Interest Amount.

Swap  Default  — A default  by the Swap  Counterparty  or the  Grantor  Trustee,  or the  occurrence  of a termination event, under the Swap Agreement.

Swap  Deferred  Interest  Amount — As of any  distribution  date and with  respect  to the  Grantor  Trust
Certificates,  the amount (if any) of Net Deferred  Interest  allocated to the related class of Underlying
Certificates,  to the extent  covered by a  previous  Swap  Payment  and not  previously  paid to the Swap
Counterparty.

Swap Payment — On each  distribution date and with respect to the Grantor Trust  Certificates,  the amount
(if any,  but not to be less than  zero)  due from the Swap  Counterparty  pursuant  to the  related  Swap
Agreement,  which  will  equal the amount of Net  Deferred  Interest  allocated  to the  related  class of
Underlying Certificates for such distribution date.

Swap Termination  Date — The date on which each Swap Agreement is terminated  pursuant to its terms or due to a Swap Default.

Trigger Event — A Group I Trigger Event or a Group II Trigger Event, as applicable.

Trust — Bear Stearns Mortgage Funding Trust 2007-AR4.

Trustee — Wells Fargo Bank, National Association.

Underlying  Certificates  — The  Underlying  Class I-A-3  Certificates  and the  Underlying  Class II-A-2B
Certificates.

Underlying  Class I-A-3  Certificates  — The Class I-A-3  Certificates  issued by the Trust on the Closing
Date pursuant to the Agreement.

Underlying  Class  II-A-2B  Certificates  — The  Class  II-A-2B  Certificates  issued  by the Trust on the
Closing Date pursuant to the Agreement.

Unpaid  Realized Loss Amount — With respect to any class of Class A  Certificates  or Class B Certificates and as to any distribution date, the excess of:

         1.       Applied Realized Loss Amounts with respect to such class; over

         2.       the sum of all  distributions  in reduction of the Applied  Realized Loss Amounts on all previous distribution dates.

         Any amounts  distributed  to a class of Offered  Certificates  in respect of any Unpaid  Realized
Loss Amount will not be applied to reduce the Current Principal Amount of such class.

                                                                              Schedule 1

                                                        Balance of 40 Year                                                                        Balance of 40 Year
         Distribution Date                         Group I Loans at 16% CPR                         Distribution Date                        Group I Loans at 16% CPR
              May 2017                                   28,916,004.24                                January 2021                                14,774,984.18
             June 2017                                   28,481,008.92                               February 2021                                14,549,514.39
             July 2017                                   28,052,423.09                                 March 2021                                 14,327,379.56
            August 2017                                  27,630,176.31                                 April 2021                                 14,108,470.46
           September 2017                                27,214,152.92                                  May 2021                                  13,892,684.65
            October 2017                                 26,804,283.90                                 June 2021                                  13,680,105.98
           November 2017                                 26,400,478.38                                 July 2021                                  13,470,706.79
           December 2017                                 26,002,624.89                                August 2021                                 13,264,440.02
            January 2018                                 25,610,655.90                               September 2021                               13,061,259.29
           February 2018                                 25,224,485.43                                October 2021                                12,861,118.00
             March 2018                                  24,844,038.33                               November 2021                                12,663,970.29
             April 2018                                  24,469,177.10                               December 2021                                12,469,769.88
              May 2018                                   24,099,790.61                                January 2022                                12,278,469.54
             June 2018                                   23,735,878.06                               February 2022                                12,090,027.15
             July 2018                                   23,377,376.36                                 March 2022                                 11,904,378.01
            August 2018                                  23,024,205.64                                 April 2022                                 11,721,450.42
           September 2018                                22,676,287.18                                  May 2022                                  11,541,177.43
            October 2018                                 22,333,542.52                                 June 2022                                  11,363,580.81
           November 2018                                 21,995,912.51                                 July 2022                                  11,188,647.16
           December 2018                                 21,663,300.25                                August 2022                                 11,016,327.82
            January 2019                                 21,335,643.35                               September 2022                               10,846,584.26
           February 2019                                 21,012,868.25                                October 2022                                10,679,386.91
             March 2019                                  20,694,878.81                               November 2022                                10,514,688.80
             April 2019                                  20,381,516.65                               December 2022                                10,352,452.07
              May 2019                                   20,072,645.20                                January 2023                                10,192,638.61
             June 2019                                   19,768,348.85                               February 2023                                10,035,213.18
             July 2019                                   19,468,617.49                                 March 2023                                 9,880,133.87
            August 2019                                  19,173,366.95                                 April 2023                                 9,727,345.52
           September 2019                                18,882,530.64                                  May 2023                                  9,576,803.68
            October 2019                                 18,596,056.84                                 June 2023                                  9,428,508.33
           November 2019                                 18,313,863.46                                 July 2023                                  9,282,435.08
           December 2019                                 18,035,882.79                                August 2023                                 9,138,551.14
            January 2020                                 17,762,058.96                               September 2023                               8,996,824.19
           February 2020                                 17,492,316.52                                October 2023                                8,857,222.14
             March 2020                                  17,226,565.83                               November 2023                                8,719,713.38
             April 2020                                  16,964,660.22                               December 2023                                8,584,266.42
              May 2020                                   16,706,463.05                                January 2024                                8,450,849.69
             June 2020                                   16,452,087.90                               February 2024                                8,319,433.40
             July 2020                                   16,201,522.57                                 March 2024                                 8,189,977.55
            August 2020                                  15,954,710.40                                 April 2024                                 8,062,447.34
           September 2020                                15,711,595.58                                  May 2024                                  7,936,806.13
            October 2020                                 15,472,121.72                                 June 2024                                  7,813,047.35
           November 2020                                 15,236,233.27                                 July 2024                                  7,691,148.80
           December 2020                                 15,003,873.59                                August 2024                                 7,571,083.00

                                                        Balance of 40 Year                                                                        Balance of 40 Year
         Distribution Date                         Group I Loans at 16% CPR                         Distribution Date                        Group I Loans at 16% CPR
           September 2024                                7,452,816.63                                  July 2028                                  3,566,619.30
            October 2024                                 7,336,329.18                                 August 2028                                 3,508,778.43
           November 2024                                 7,221,594.19                                September 2028                               3,451,819.13
           December 2024                                 7,108,585.34                                 October 2028                                3,395,725.54
            January 2025                                 6,997,270.65                                November 2028                                3,340,487.69
           February 2025                                 6,887,631.07                                December 2028                                3,286,090.24
             March 2025                                  6,779,638.85                                 January 2029                                3,232,523.63
             April 2025                                  6,673,260.20                                February 2029                                3,179,772.92
              May 2025                                   6,568,461.54                                  March 2029                                 3,127,826.86
             June 2025                                   6,465,239.38                                  April 2029                                 3,076,678.01
             July 2025                                   6,363,574.14                                   May 2029                                  3,026,314.20
            August 2025                                  6,263,437.55                                  June 2029                                  2,976,719.89
           September 2025                                6,164,812.23                                  July 2029                                  2,927,882.44
            October 2025                                 6,067,675.69                                 August 2029                                 2,879,790.68
           November 2025                                 5,972,000.78                                September 2029                               2,832,433.59
           December 2025                                 5,877,770.64                                 October 2029                                2,785,800.35
            January 2026                                 5,784,958.52                                November 2029                                2,739,880.35
           February 2026                                 5,693,548.35                                December 2029                                2,694,663.17
             March 2026                                  5,603,513.20                                 January 2030                                2,650,138.74
             April 2026                                  5,514,832.01                                February 2030                                2,606,296.77
              May 2026                                   5,427,476.56                                  March 2030                                 2,563,128.25
             June 2026                                   5,341,440.96                                  April 2030                                 2,520,627.40
             July 2026                                   5,256,703.62                                   May 2030                                  2,478,785.54
            August 2026                                  5,173,245.41                                  June 2030                                  2,437,587.70
           September 2026                                5,091,051.70                                  July 2030                                  2,397,022.42
            October 2026                                 5,010,099.49                                 August 2030                                 2,357,078.36
           November 2026                                 4,930,370.40                                September 2030                               2,317,748.31
           December 2026                                 4,851,850.29                                 October 2030                                2,279,023.23
            January 2027                                 4,774,516.99                                November 2030                                2,240,892.35
           February 2027                                 4,698,353.10                                December 2030                                2,203,348.93
             March 2027                                  4,623,340.59                                 January 2031                                2,166,382.80
             April 2027                                  4,549,460.81                                February 2031                                2,129,987.18
              May 2027                                   4,476,695.76                                  March 2031                                 2,094,153.25
             June 2027                                   4,405,032.51                                  April 2031                                 2,058,879.05
             July 2027                                   4,334,455.34                                   May 2031                                  2,024,157.49
            August 2027                                  4,264,948.20                                  June 2031                                  1,989,974.41
           September 2027                                4,196,495.27                                  July 2031                                  1,956,318.11
            October 2027                                 4,129,080.96                                 August 2031                                 1,923,182.44
           November 2027                                 4,062,689.89                                September 2031                               1,890,558.06
           December 2027                                 3,997,306.96                                 October 2031                                1,858,439.04
            January 2028                                 3,932,917.23                                November 2031                                1,826,816.40
           February 2028                                 3,869,506.03                                December 2031                                1,795,684.47
             March 2028                                  3,807,058.86                                 January 2032                                1,765,036.22
             April 2028                                  3,745,559.02                                February 2032                                1,734,862.98
              May 2028                                   3,684,995.97                                  March 2032                                 1,705,160.22
             June 2028                                   3,625,355.01                                  April 2032                                 1,675,924.64

                                                        Balance of 40 Year                                                                        Balance of 40 Year
         Distribution Date                         Group I Loans at 16% CPR                         Distribution Date                        Group I Loans at 16% CPR
              May 2032                                   1,647,151.23                                  March 2036                                  715,676.61
             June 2032                                   1,618,827.22                                  April 2036                                  702,112.73
             July 2032                                   1,590,944.37                                   May 2036                                   688,769.36
            August 2032                                  1,563,496.10                                  June 2036                                   675,641.20
           September 2032                                1,536,475.92                                  July 2036                                   662,725.05
            October 2032                                 1,509,877.48                                 August 2036                                  650,017.17
           November 2032                                 1,483,694.55                                September 2036                                637,513.89
           December 2032                                 1,457,922.19                                 October 2036                                 625,212.20
            January 2033                                 1,432,553.23                                November 2036                                 613,109.10
           February 2033                                 1,407,582.74                                December 2036                                 601,201.73
             March 2033                                  1,383,004.08                                 January 2037                                 589,486.87
             April 2033                                  1,358,814.07                                February 2037                                 577,961.67
              May 2033                                   1,335,007.52                                  March 2037                                  566,624.16
             June 2033                                   1,311,576.21                                  April 2037                                  555,474.73
             July 2033                                   1,288,513.94
            August 2033                                  1,265,815.14
           September 2033                                1,243,474.36
            October 2033                                 1,221,486.20
           November 2033                                 1,199,846.35
           December 2033                                 1,178,548.56
            January 2034                                 1,157,587.66
           February 2034                                 1,136,959.50
             March 2034                                  1,116,658.00
             April 2034                                  1,096,678.70
              May 2034                                   1,077,016.17
             June 2034                                   1,057,665.60
             July 2034                                   1,038,623.38
            August 2034                                  1,019,884.83
           September 2034                                1,001,445.35
            October 2034                                  983,299.53
           November 2034                                  965,443.74
           December 2034                                  947,873.53
            January 2035                                  930,583.70
           February 2035                                  913,570.78
             March 2035                                   896,829.53
             April 2035                                   880,355.70
              May 2035                                    864,144.15
             June 2035                                    848,192.19
             July 2035                                    832,496.23
            August 2035                                   817,052.39
           September 2035                                 801,856.17
            October 2035                                  786,904.48
           November 2035                                  772,192.97
           December 2035                                  757,718.00
            January 2036                                  743,476.02
           February 2036                                  729,463.52

                                                                                                   ANNEX I

                                                              Class II-A                                          Class II-B-1                                      Class II-B-2
      Distribution          Class II-A        Class II-A     Ceiling Rate Class II-B-1 Notional  Class II-B-1     Ceiling Rate    Class II-B-2      Class II-B-2     Ceiling Rate
         Date          Notional Balance ($) Strike Rate (%)      (%)           Balance ($)      Strike Rate (%)       (%)      Notional Balance ($) Strike Rate (%)      (%)
__________________________________________________________________________________________________________________________________________________________________________________
       May 2007           728,713,000.00         8.46           10.27         29,669,000.00          8.24           10.05         15,850,000.00          7.69           9.50
      June 2007           715,738,728.34         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      July 2007           702,978,299.69         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     August 2007          690,428,904.16         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    September 2007        678,086,947.08         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
     October 2007         665,948,896.43         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
    November 2007         654,011,281.73         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    December 2007         642,270,692.93         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     January 2008         630,723,779.38         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    February 2008         619,367,248.73         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      March 2008          608,197,865.92         7.26           10.27         29,669,000.00          7.04           10.05         15,850,000.00          6.49           9.50
      April 2008          597,212,452.19         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
       May 2008           586,407,884.03         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
      June 2008           575,781,092.24         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      July 2008           565,329,060.98         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     August 2008          555,048,826.77         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    September 2008        544,937,477.64         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
     October 2008         534,992,152.15         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
    November 2008         525,210,038.54         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    December 2008         515,588,373.83         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     January 2009         506,124,442.98         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    February 2009         496,815,578.01         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      March 2009          487,659,157.22         7.53           10.27         29,669,000.00          7.31           10.05         15,850,000.00          6.76           9.50
      April 2009          478,652,604.30         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
       May 2009           469,793,387.61         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
      June 2009           461,079,019.32         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      July 2009           452,507,054.70         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     August 2009          444,075,091.30         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    September 2009        435,780,768.25         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
     October 2009         427,621,765.50         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
    November 2009         419,595,803.12         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    December 2009         411,700,640.59         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     January 2010         403,934,076.07         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    February 2010         396,293,945.79         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      March 2010          388,778,123.29         7.53           10.27         29,669,000.00          7.31           10.05         15,850,000.00          6.76           9.50
      April 2010          381,384,518.86         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
       May 2010           374,102,881.41         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
      June 2010           366,938,363.95         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      July 2010           359,890,292.13         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     August 2010          352,956,710.08         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    September 2010        346,135,163.18         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
     October 2010         339,424,311.10         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
    November 2010         332,822,297.03         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    December 2010         326,327,296.11         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     January 2011         319,937,514.90         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    February 2011         313,651,190.85         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      March 2011          307,466,591.72         7.53           10.27         29,669,000.00          7.31           10.05         15,850,000.00          6.76           9.50
      April 2011          301,382,015.06         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
       May 2011           295,395,787.71         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
      June 2011           289,502,963.43         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
      July 2011           283,666,664.34         7.01           10.27         29,669,000.00          6.79           10.05         15,850,000.00          6.24           9.50
     August 2011          277,270,648.87         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
    September 2011        270,627,501.87         6.78           10.27         29,669,000.00          6.56           10.05         15,850,000.00          6.01           9.50
     October 2011         264,092,174.52         7.02           10.27         29,669,000.00          6.80           10.05         15,850,000.00          6.25           9.50
    November 2011         257,676,745.71         6.79           10.27         29,669,000.00          6.57           10.05         15,850,000.00          6.02           9.50
    December 2011         251,379,511.36         7.06           10.27         29,669,000.00          6.84           10.05         15,850,000.00          6.29           9.50
     January 2012         245,198,293.92         6.87           10.27         29,669,000.00          6.65           10.05         15,850,000.00          6.10           9.50
    February 2012         239,616,775.20         7.02           10.27         29,497,669.10          6.80           10.05         15,758,470.30          6.25           9.50
      March 2012          235,202,202.70         7.95           10.27         28,954,219.67          7.73           10.05         15,468,144.59          7.18           9.50

                                                             Class II-B-3                                       Class II-B-4                                         Class II-B-5
     Distribution          Class II-B-3      Class II-B-3   Ceiling Rate  Class II-B-4 Notional  Class II-B-4   Ceiling Rate       Class II-B-5      Class II-B-5    Ceiling Rate
         Date           Notional Balance ($) Strike Rate (%)    (%)             Balance ($)      Strike Rate (%)     (%)       Notional Balance ($) Strike Rate (%)      (%)
       May 2007            4,064,000.00          6.94           8.75           6,909,000.00          6.54           8.35          4,064,000.00           6.54           8.35
      June 2007            4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      July 2007            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     August 2007           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    September 2007         4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
     October 2007          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
    November 2007          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    December 2007          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     January 2008          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    February 2008          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      March 2008           4,064,000.00          5.74           8.75           6,909,000.00          5.34           8.35          4,064,000.00           5.34           8.35
      April 2008           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
       May 2008            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
      June 2008            4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      July 2008            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     August 2008           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    September 2008         4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
     October 2008          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
    November 2008          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    December 2008          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     January 2009          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    February 2009          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      March 2009           4,064,000.00          6.01           8.75           6,909,000.00          5.61           8.35          4,064,000.00           5.61           8.35
      April 2009           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
       May 2009            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
      June 2009            4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      July 2009            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     August 2009           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    September 2009         4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
     October 2009          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
    November 2009          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    December 2009          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     January 2010          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    February 2010          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      March 2010           4,064,000.00          6.01           8.75           6,909,000.00          5.61           8.35          4,064,000.00           5.61           8.35
      April 2010           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
       May 2010            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
      June 2010            4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      July 2010            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     August 2010           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    September 2010         4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
     October 2010          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
    November 2010          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    December 2010          4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     January 2011          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    February 2011          4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      March 2011           4,064,000.00          6.01           8.75           6,909,000.00          5.61           8.35          4,064,000.00           5.61           8.35
      April 2011           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
       May 2011            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
      June 2011            4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
      July 2011            4,064,000.00          5.49           8.75           6,909,000.00          5.09           8.35          4,064,000.00           5.09           8.35
     August 2011           4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
    September 2011         4,064,000.00          5.26           8.75           6,909,000.00          4.86           8.35          4,064,000.00           4.86           8.35
     October 2011          4,064,000.00          5.50           8.75           6,909,000.00          5.10           8.35          4,064,000.00           5.10           8.35
    November 2011          4,064,000.00          5.27           8.75           6,909,000.00          4.87           8.35          4,064,000.00           4.87           8.35
    December 2011          4,064,000.00          5.54           8.75           6,909,000.00          5.14           8.35          4,064,000.00           5.14           8.35
     January 2012          4,064,000.00          5.35           8.75           6,909,000.00          4.95           8.35          4,064,000.00           4.95           8.35
    February 2012          4,040,531.44          5.50           8.75           6,869,102.29          5.10           8.35          4,040,531.44           5.10           8.35
      March 2012           3,966,090.83          6.43           8.75           6,742,549.59          6.03           8.35          3,966,090.83           6.03           8.35

                                                             Class II-B-6
     Distribution           Class II-B-6      Class II-B-6   Ceiling Rate
         Date           Notional Balance ($) Strike Rate (%)     (%)
       May 2007            14,631,000.00         6.54            8.35
      June 2007            14,631,000.00         4.86            8.35
      July 2007            14,631,000.00         5.09            8.35
     August 2007           14,631,000.00         4.86            8.35
    September 2007         14,631,000.00         4.86            8.35
     October 2007          14,631,000.00         5.09            8.35
    November 2007          14,631,000.00         4.86            8.35
    December 2007          14,631,000.00         5.09            8.35
     January 2008          14,631,000.00         4.86            8.35
    February 2008          14,631,000.00         4.86            8.35
      March 2008           14,631,000.00         5.34            8.35
      April 2008           14,631,000.00         4.86            8.35
       May 2008            14,631,000.00         5.09            8.35
      June 2008            14,631,000.00         4.86            8.35
      July 2008            14,631,000.00         5.09            8.35
     August 2008           14,631,000.00         4.86            8.35
    September 2008         14,631,000.00         4.86            8.35
     October 2008          14,631,000.00         5.09            8.35
    November 2008          14,631,000.00         4.86            8.35
    December 2008          14,631,000.00         5.09            8.35
     January 2009          14,631,000.00         4.86            8.35
    February 2009          14,631,000.00         4.86            8.35
      March 2009           14,631,000.00         5.61            8.35
      April 2009           14,631,000.00         4.86            8.35
       May 2009            14,631,000.00         5.09            8.35
      June 2009            14,631,000.00         4.86            8.35
      July 2009            14,631,000.00         5.09            8.35
     August 2009           14,631,000.00         4.86            8.35
    September 2009         14,631,000.00         4.86            8.35
     October 2009          14,631,000.00         5.09            8.35
    November 2009          14,631,000.00         4.86            8.35
    December 2009          14,631,000.00         5.09            8.35
     January 2010          14,631,000.00         4.86            8.35
    February 2010          14,631,000.00         4.86            8.35
      March 2010           14,631,000.00         5.61            8.35
      April 2010           14,631,000.00         4.86            8.35
       May 2010            14,631,000.00         5.09            8.35
      June 2010            14,631,000.00         4.86            8.35
      July 2010            14,631,000.00         5.09            8.35
     August 2010           14,631,000.00         4.86            8.35
    September 2010         14,631,000.00         4.86            8.35
     October 2010          14,631,000.00         5.09            8.35
    November 2010          14,631,000.00         4.86            8.35
    December 2010          14,631,000.00         5.09            8.35
     January 2011          14,631,000.00         4.86            8.35
    February 2011          14,631,000.00         4.86            8.35
      March 2011           14,631,000.00         5.61            8.35
      April 2011           14,631,000.00         4.86            8.35
       May 2011            14,631,000.00         5.09            8.35
      June 2011            14,631,000.00         4.86            8.35
      July 2011            14,631,000.00         5.09            8.35
     August 2011           14,631,000.00         4.86            8.35
    September 2011         14,631,000.00         4.86            8.35
     October 2011          14,631,000.00         5.10            8.35
    November 2011          14,631,000.00         4.87            8.35
    December 2011          14,631,000.00         5.14            8.35
     January 2012          14,631,000.00         4.95            8.35
    February 2012          14,546,509.71         5.10            8.35
      March 2012           14,278,512.52         6.03            8.35

                                                                                                  ANNEX II

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited  circumstances,  the certificates,  which are referred to as the global securities,  will be  available  only in  book-entry  form.  Investors in the global  securities  may hold interests in these global  securities  through any of DTC,  Clearstream or Euroclear.  Initial  settlement and all secondary trades will settle in same-day funds.

         Secondary  market  trading  between  investors  holding  interests in global  securities  through
Clearstream  and  Euroclear  will be  conducted  in  accordance  with  their  normal  rules and  operating procedures and in accordance  with  conventional  eurobond  practice.  Secondary  market  trading  between investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through
Clearstream or Euroclear and investors  holding  interests in global  securities  through DTC participants will be effected on a  delivery-against-payment  basis through the respective  depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC,  Euroclear and  Clearstream  are expected to follow the procedures  described below in order to  facilitate  transfers  of  interests  in the global  securities  among  participants  of DTC,
Euroclear  and  Clearstream,  they are under no  obligation  to  perform  or  continue  to  perform  those procedures  and those  procedures may be  discontinued  at any time.  None of the Depositor,  the Servicer nor the Trustee will have any  responsibility  for the  performance by DTC,  Euroclear and  Clearstream or their respective  participants or indirect  participants of their respective  obligations  under the rules and procedures governing their obligations.

         Non-U.S.  holders of global  securities  will be subject to U.S.  withholding  taxes unless those holders meet certain  requirements and deliver  appropriate U.S. tax documents to the securities  clearing organizations or their participants.

Initial Settlement

         The  global  securities  will  be  registered  in the  name  of  Cede & Co.  as  nominee  of DTC.
Investors'  interests in the global securities will be represented  through financial  institutions acting on their  behalf  as  direct  and  indirect  participants  in DTC.  Clearstream  and  Euroclear  will hold positions on behalf of their participants through their respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities  through DTC participants,  rather than through  Clearstream  or Euroclear  accounts,  will be subject to the settlement  practices  applicable to similar issues of  mortgage-backed  certificate.  Investors'  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing to hold  interests  in global  securities  through  Clearstream  or Euroclear accounts will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no  temporary  global  security  and no  "lock-up"  or  restricted  period.  Interests  in  global securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between DTC  Participants.  Secondary market trading between DTC participants  will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between  Clearstream  and/or Euroclear  Participants.  Secondary market trading between
Clearstream   participants  or  Euroclear  participants  and/or  investors  holding  interests  in  global securities  through them will be settled  using the  procedures  applicable to  conventional  eurobonds in same-day funds.

         Transfers  between DTC Seller and  Clearstream or Euroclear  Purchaser.  When interests in global securities  are to be  transferred  on behalf of a seller  from the  account of a DTC  participant  to the account of a Clearstream  participant or a Euroclear participant for a purchaser,  the purchaser will send instructions  to Clearstream or Euroclear  through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository  to receive an interest in the global  securities  against  payment.  Payment  will include  interest  accrued  on the global  securities  from and  including  the last  payment  date to but excluding  the  settlement  date.  Payment  will  then  be made by the  respective  depository  to the DTC participant's  account  against  delivery of an interest in the global  securities.  After this settlement has been  completed,  the interest will be credited to the respective  clearing system and by the clearing system,  in  accordance  with  its  usual  procedures,  to  the  Clearstream  participant's  or  Euroclear participant's  account.  The credit of this  interest  will appear on the next  business  day and the cash debit will be back-valued to and the interest on the global  securities  will accrue from, the value date, which would be the  preceding  day when  settlement  occurred in New York.  If settlement is not completed through DTC on the intended  value date,  i.e., the trade fails,  the  Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and  Euroclear  participants  will  need  to  make  available  to  the respective  clearing  system the funds  necessary to process  same-day funds  settlement.  The most direct means  of doing  so is to  pre-position  funds  for  settlement  from  cash on  hand,  in  which  case the
Clearstream  participants  or Euroclear  participants  will take on credit  exposure to Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an  alternative,  if  Clearstream  or the Euroclear  operator has extended a line of credit to them,  Clearstream  participants or Euroclear  participants can elect not to pre-position  funds and allow that  credit  line  to be  drawn  upon.  Under  this  procedure,  Clearstream  participants  or  Euroclear participants  receiving  interests in global  securities for purchasers would incur overdraft  charges for one day, to the extent they cleared the overdraft  when interests in the global  securities  were credited to their  accounts.  However,  interest  on the  global  securities  would  accrue  from the  value  date.
Therefore,  the  investment  income on the interest in the global  securities  earned  during that one-day period would tend to offset the amount of these  overdraft  charges,  although  this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since  the  settlement  through  DTC  will  take  place  during  New  York  business  hours,  DTC participants  are  subject to DTC  procedures  for  transferring  interests  in global  securities  to the respective  depository  of  Clearstream  or  Euroclear  for the  benefit of  Clearstream  participants  or
Euroclear  participants.  The sale  proceeds will be available to the DTC seller on the  settlement  date.
Thus, to the seller settling the sale through a DTC  participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders  that use  Clearstream  participants  or Euroclear  participants  to purchase  interests  in global  securities  from DTC  participants  or sellers  settling  through them for delivery  to  Clearstream  participants  or  Euroclear  participants  should  note that these  trades will automatically  fail on the sale  side  unless  affirmative  action  is taken.  At least  three  techniques should be available to eliminate this potential condition:

o    borrowing  interests in global  securities  through  Clearstream  or Euroclear for one day, until the purchase  side of the  intra-day  trade is reflected  in the  relevant  Clearstream  or Euroclear accounts, in accordance with the clearing system's customary procedures;

o    borrowing  interests in global  securities in the United States from a DTC  participant  no later than one day  prior to  settlement,  which  would  give  sufficient  time  for such  interests  to be reflected in the relevant  Clearstream or Euroclear  accounts in order to settle the sale side of the trade; or

o    staggering  the value  dates for the buy and sell  sides of the trade so that the value  date for the  purchase  from the DTC  participant  is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and  DTC  Purchaser.  Due  to  time  zone differences  in their  favor,  Clearstream  participants  and  Euroclear  participants  may  employ  their customary  procedures for  transactions in which  interests in global  securities are to be transferred by the respective  clearing  system,  through the respective  depository,  to a DTC  participant.  The seller will send  instructions  to Clearstream  or the Euroclear  operator  through a Clearstream  participant or
Euroclear  participant  at least one  business day prior to  settlement.  Clearstream  or  Euroclear  will instruct  its  respective  depository,  to  credit  an  interest  in the  global  securities  to  the  DTC participant's  account against payment.  Payment will include  interest  accrued on the global  securities from and including the last payment date to but excluding the  settlement  date.  The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the following  business day and receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would be  back-valued  to the value date,  which would be the  preceding  day,  when  settlement  occurred through DTC in New York.  If  settlement  is not  completed on the intended  value date,  i.e.,  the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's  account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf  through  Clearstream  or Euroclear  or through DTC if the holder has an address  outside the U.S., will be  subject  to the 30%  U.S.  withholding  tax that  typically  applies  to  payments  of  interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o    each  clearing  system,  bank or  other  institution  that  holds  customers'  securities  in the ordinary  course of its trade or  business  in the chain of  intermediaries  between  the  beneficial owner or a foreign  corporation  or  foreign  trust and the U.S.  entity  required  to  withhold  tax complies with applicable certification requirements; and

o    the  beneficial  owner takes one of the  following  steps to obtain an  exemption  or reduced tax rate:

     a) Exemption for Non-U.S.  Persons—Form  W-8BEN.  Beneficial  holders of global  securities  that are
     Non-U.S.  persons  generally can obtain a complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN or  Certificate  of Foreign  Status of  Beneficial  Owner for United  States Tax
     Withholding.  Non-U.S.  persons  residing in a country  that has a tax treaty with the United  States can  obtain an  exemption  or  reduced  tax rate,  depending  on the  treaty  terms,  by filing  Form
     W-8BEN.  If the information  shown on Form W-8BEN changes,  a new Form W-8BEN must be filed within 30 days of the change.

     b)  Exemption  for  Non-U.S.  persons  with  effectively  connected  income—Form  W-8ECI.  A Non-U.S.
     person,  including a non-U.S.  corporation or bank with a U.S. branch,  for which the interest income is effectively  connected  with its conduct of a trade or business in the United  States,  can obtain an  exemption  from the  withholding  tax by filing Form W-8ECI or  Certificate  of Foreign  Person's
     Claim for Exemption from Withholding on Income  Effectively  Connected with the Conduct of a Trade or
     Business in the United States.

     c)  Exemption  for U.S.  Persons—Form  W-9.  U.S.  persons can obtain a complete  exemption  from the withholding  tax by filing  Form W-9 or  Payer's  Request  for  Taxpayer  Identification  Number  and
     Certification.

         U.S.  Federal  Income Tax Reporting  Procedure.  The holder of a global  security or, in the case of a Form W-8BEN or Form W-8ECI filer,  his agent,  files by submitting the appropriate form to the person through whom it holds the  security—the  clearing  agency,  in the case of persons holding directly on the books of the  clearing  agency.  Form  W-8BEN and Form  W-8ECI  generally  are  effective  until the third succeeding calendar year from the date the form is signed.  However, the W-8BEN and
W-8ECI with a taxpayer  identification  number will remain effective until a change in circumstances makes any  information on the form incorrect,  provided that the withholding  agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o        a citizen or resident of the United States;

o        a corporation,  partnership or other entity treated as a corporation or a partnership  for United
     States federal  income tax purposes  organized in or under the laws of the United States or any state thereof,  including for this purpose the District of Columbia,  unless, in the case of a partnership, future Treasury regulations provide otherwise;

o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o    a trust if a court  within the  United  States is able to  exercise  primary  supervision  of the administration  of the trust and one or more United States  persons have the authority to control all substantial decisions of the trust.

         If the  information  shown on Form  W-8BEN  or Form  W-8ECI  changes,  a new Form  W-8BEN or Form
W-8ECI,  as  applicable,  must be filed within 30 days of the change.  Certain trusts not described in the final  bullet of the  preceding  sentence  in  existence  on August 20, 1996 that elect to be treated as a
United States Person will also be a U.S.  person.  The term "Non-U.S.  person" means any person who is not a U.S.  person.  This summary does not deal with all aspects of U.S.  federal income tax withholding  that may be relevant to foreign  holders of the global  securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                                                            SCHEDULE A

                                       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    The  description herein of the Mortgage Loans is based upon the estimates of the composition  thereof as of the
Cut-off Date, as adjusted to reflect the  Principal  Balances as of the Cut-off Date.  Prior to the issuance of the
Certificates,  Mortgage  Loans may be removed  as a result of (i)  Principal  Prepayments  thereof in full prior to
April 1, 2007,  (ii)  requirements  of Moody's or S&P, or (iii)  delinquencies,  or  otherwise.  In any such event, other  mortgage  loans may be included in the Trust.  SAMI II believes  that the  estimated  information  set forth herein with respect to the  Mortgage  Loans as  presently  constituted  is  representative  of the  characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

Principal Balances of the Mortgage Loans at Origination in Group I

        Original Principal Balance ($)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                            1  -  100,000                                        9                       $ 756,874                 0.15%
                      100,001  -  200,000                                       87                      14,530,563                 2.82
                      200,001  -  300,000                                      186                      47,847,895                 9.29
                      300,001  -  400,000                                      238                      84,087,782                16.32
                      400,001  -  500,000                                      261                     120,074,939                23.30
                      500,001  -  600,000                                      157                      86,302,914                16.75
                      600,001  -  700,000                                      113                      73,139,274                14.19
                      700,001  -  800,000                                       29                      21,659,814                 4.20
                      800,001  -  900,000                                       24                      20,419,979                 3.96
                      900,001  -  1,000,000                                     30                      29,057,272                 5.64
                    1,000,001  -  1,100,000                                      1                       1,039,583                 0.20
                    1,100,001  -  1,200,000                                      2                       2,365,000                 0.46
                    1,200,001  -  1,300,000                                      1                       1,250,000                 0.24
                    1,300,001  -  1,400,000                                      1                       1,310,000                 0.25
                    1,400,001  -  1,500,000                                      6                       8,922,000                 1.73
                    1,500,001 or  greater                                        1                       2,500,000                 0.49
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Minimum Original Principal Balance:                                          $47,200
        Maximum Original Principal Balance:                                          $2,500,000
        Average Original Principal Balance:                                          $449,475

Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group I

        Current Principal Balance ($)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                            1  -  100,000                                        7                       $ 555,126                 0.11%
                      100,001  -  200,000                                       89                      14,732,311                 2.86
                      200,001  -  300,000                                      185                      47,547,430                 9.23
                      300,001  -  400,000                                      239                      84,385,492                16.38
                      400,001  -  500,000                                      257                     118,058,749                22.91
                      500,001  -  600,000                                      159                      87,120,316                16.91
                      600,001  -  700,000                                      115                      74,340,817                14.43
                      700,001  -  800,000                                       29                      21,659,814                 4.20
                      800,001  -  900,000                                       24                      20,419,979                 3.96
                      900,001  -  1,000,000                                     28                      27,031,375                 5.25
                    1,000,001  -  1,100,000                                      3                       3,065,479                 0.59
                    1,100,001  -  1,200,000                                      2                       2,365,000                 0.46
                    1,200,001  -  1,300,000                                      1                       1,250,000                 0.24
                    1,300,001  -  1,400,000                                      1                       1,310,000                 0.25
                    1,400,001  -  1,500,000                                      6                       8,922,000                 1.73
                    1,500,001 or  greater                                        1                       2,500,000                 0.49
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Minimum Current Principal Balance:                                           $47,273
        Maximum Current Principal Balance:                                           $2,500,000
        Average Current Principal Balance:                                           $449,619

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group I

        Mortgage Interest Rates (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                                   1.000 - 1.249                               354                   $ 148,087,890                28.74%
                                   1.250 - 1.499                                 1                         545,000                 0.11
                                   1.750 - 1.999                               194                     127,437,145                24.73
                                   2.000 - 2.249                               101                      39,065,745                 7.58
                                   2.250 - 2.499                                 1                       2,500,000                 0.49
                                   2.750 - 2.999                                 2                         424,539                 0.08
                                   3.000 - 3.249                                 5                       2,302,250                 0.45
                                   7.250 - 7.499                                 5                       2,014,986                 0.39
                                   7.500 - 7.749                                 4                       2,139,024                 0.42
                                   7.750 - 7.999                                13                       4,297,821                 0.83
                                   8.000 - 8.249                                45                      16,375,755                 3.18
                                   8.250 - 8.499                                73                      26,405,285                 5.12
                                   8.500 - 8.749                               204                      85,028,852                16.50
                                   8.750 - 8.999                               122                      49,279,060                 9.56
                                   9.000 - 9.249                                22                       9,360,537                 1.82
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Minimum Mortgage Rate:                                                       1.000%
        Maximum Mortgage Rate:                                                       9.125%
        Weighted Average Mortgage Rate:                                              4.121%

Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group I

        Original Loan-to-Value Ratios(%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                                    0.00 - 30.00                                 5                     $ 2,915,490                 0.57%
                                   30.01 - 40.00                                 9                       6,117,525                 1.19
                                   40.01 - 50.00                                32                      16,793,172                 3.26
                                   50.01 - 55.00                                10                       4,787,881                 0.93
                                   55.01 - 60.00                                24                      13,004,423                 2.52
                                   60.01 - 65.00                                43                      26,050,099                 5.06
                                   65.01 - 70.00                                99                      54,448,866                10.57
                                   70.01 - 75.00                               195                      93,948,901                18.23
                                   75.01 - 80.00                               706                     289,762,661                56.24
                                   80.01 - 85.00                                 2                       1,138,709                 0.22
                                   85.01 - 90.00                                16                       5,152,253                 1.00
                                   90.01 - 95.00                                 5                       1,143,907                 0.22
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Weighted Average Original Loan-to-Value:                                     74.02%

        * Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

Geographic Distribution* of the Mortgaged Properties in Group I

        Geographic Distribution
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Arizona                                                                 35                    $ 11,800,832                 2.29%
        Arkansas                                                                 1                         269,387                 0.05
        California                                                             762                     382,306,168                74.20
        Colorado                                                                 8                       1,780,697                 0.35
        Connecticut                                                              2                         801,972                 0.16
        Delaware                                                                 1                         235,836                 0.05
        District of Columbia                                                     9                       3,299,509                 0.64
        Florida                                                                107                      34,173,900                 6.63
        Georgia                                                                  2                         601,702                 0.12
        Hawaii                                                                   4                       1,954,943                 0.38
        Illinois                                                                 7                       6,837,112                 1.33
        Indiana                                                                  1                         620,000                 0.12
        Kentucky                                                                 1                         101,912                 0.02
        Maryland                                                                26                      10,583,035                 2.05
        Massachusetts                                                            5                       1,686,179                 0.33
        Michigan                                                                 4                       1,037,676                 0.20
        Minnesota                                                                7                       3,186,864                 0.62
        Missouri                                                                11                       2,671,567                 0.52
        Nevada                                                                  47                      15,871,239                 3.08
        New Hampshire                                                            1                         252,000                 0.05
        New Jersey                                                               9                       2,864,163                 0.56
        New Mexico                                                               2                         374,246                 0.07
        New York                                                                 9                       2,966,215                 0.58
        North Carolina                                                           6                       1,796,325                 0.35
        North Dakota                                                             2                         368,281                 0.07
        Ohio                                                                     1                         183,657                 0.04
        Oklahoma                                                                 1                         288,000                 0.06
        Oregon                                                                   5                       1,377,468                 0.27
        Pennsylvania                                                             3                       1,016,675                 0.20
        South Carolina                                                           1                         264,579                 0.05
        Tennessee                                                                2                         224,960                 0.04
        Texas                                                                    5                       1,426,470                 0.28
        Utah                                                                     3                       1,329,071                 0.26
        Virginia                                                                31                      12,258,062                 2.38
        Washington                                                              25                       8,453,186                 1.64
                                                                 ___________________________________________________________________________
                TOTAL                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        *No more than approximately 3.29% of the Mortgage Loans by Principal
         Balance in the pool will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Group I

        Range of Credit Scores
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                                  N/A                                            2                       $ 569,741                 0.11%
                          580   - 599                                            1                         581,032                 0.11
                          600   - 619                                            1                         544,000                 0.11
                          620   - 639                                          108                      39,983,367                 7.76
                          640   - 659                                           79                      28,011,913                 5.44
                          660   - 679                                          150                      64,714,145                12.56
                          680   - 699                                          205                      90,800,494                17.62
                          700   - 719                                          145                      62,891,965                12.21
                          720   - 739                                          126                      58,250,865                11.31
                          740   - 759                                          103                      48,440,996                 9.40
                          760   - 779                                          106                      54,139,312                10.51
                          780   - 799                                           94                      53,254,051                10.34
                                                                 ___________________________________________________________________________
                TOTAL                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Non-Zero Weighted Average Credit Score:                                      714

 Property Types of Mortgaged Properties in Group I

        Property Type
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        2-4 Family                                                              46                    $ 22,463,566                 4.36%
        Condominium                                                             81                      28,302,275                 5.49
        PUD                                                                    241                     112,870,378                21.91
        Single Family                                                          769                     348,452,928                67.63
        Townhouse                                                                9                       3,174,741                 0.62
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

Occupancy Status of Mortgaged Properties in Group I

        Occupancy Status
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Investor                                                                75                    $ 23,860,380                 4.63%
        Owner Occupied                                                       1,027                     476,999,378                92.57
        Second Home                                                             44                      14,404,129                 2.80
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

   Loan Purpose of the Mortgage Loans in Group I

        Loan Purpose
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Cash Out Refinance                                                     557                   $ 219,516,027                42.60%
        Purchase                                                               182                      87,253,734                16.93
        Rate/Term Refinance                                                    407                     208,494,127                40.46
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

Documentation Type of the Mortgage Loans in Group I

        Documentation Type
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Full/Alternative                                                        95                    $ 35,573,406                 6.90%
        No Documentation                                                         1                         567,745                 0.11
        No Income/No Asset                                                      13                       4,638,187                 0.90
        No Income/Verif. Assets/VVOE                                           530                     235,124,140                45.63
        Stated Income / Stated Assets                                           58                      19,951,192                 3.87
        Stated Income / Verified Assets                                        449                     219,409,218                42.58
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

Original Terms to Stated Maturity of the Mortgage Loans in Group I

        Original Term (Months)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        360                                                             798                          $ 363,245,811                70.50%
        480                                                             348                            152,018,077                29.50
                                                                 ___________________________________________________________________________
                Total                                                  1,146                         $ 515,263,888               100.00%
                                                                 ===========================================================================

        Minimum Original Term to Stated Maturity (Mths):                             360
        Maximum Original Term to Stated Maturity (Mths):                             480
        Weighted Average Original Term to Stated Maturity (Mths):                    395

Remaining Terms to Stated Maturity of the Mortgage Loans in Group I

        Stated Remaining Term (Months)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
         300 -  359                                                            388                   $ 148,527,976                28.83%
         360 -  360                                                            410                     214,717,835                41.67
        361 or greater                                                         348                     152,018,077                29.50
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Minimum Remaining Term to Stated Maturity (Mths):                            336
        Maximum Remaining Term to Stated Maturity (Mths):                            480
        Weighted Average Remaining Term to Stated Maturity (Mths):                   395

Index of the Mortgage Loans in Group I

        Index
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        1 Month LIBOR                                                           21                     $ 6,562,435                 1.27%
        MTA                                                                  1,125                     508,701,453                98.73
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

Rate Adjustment Frequency of the Mortgage Loans in Group I

        Rate Adjustment Frequency
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        1 Month                                                              1,146                   $ 515,263,888               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

 Payment Adjustment Frequency of the Mortgage Loans in Group I

        Pay Adjustment Frequency
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        12 Months                                                            1,146                   $ 515,263,888               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

Months to Next Rate Adjustment* of the Mortgage Loans in Group I

        Months to Next Rate Adjustment
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        1                                                                      867                   $ 351,205,078                68.16%
        2                                                                       94                      41,545,039                 8.06
        3                                                                       62                      42,174,295                 8.18
        4                                                                      123                      80,339,476                15.59
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Weighted Average Next Rate Adjustment (Mths):                                2

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group I

        Maximum Mortgage Rate (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                        9.751  -  10.000                                     1,108                   $ 500,428,821                97.12%
                                 10.751 - 11.000                                16                       5,515,331                 1.07
                                 11.251 - 11.500                                 2                         460,962                 0.09
                                 11.501 - 11.750                                10                       5,958,726                 1.16
                                 11.751 - 12.000                                 8                       2,480,770                 0.48
                                 12.751 - 13.000                                 2                         419,278                 0.08
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Weighted Average Maximum Mortgage Rate:                                      9.997%

Periodic Rate Cap of the Mortgage Loans in Group I

        Periodic Rate Cap (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Uncapped                                                             1,146                   $ 515,263,888               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Non-Zero Weighted Average Periodic Rate Cap:                                 Uncapped

 Initial Rate Cap of the Mortgage Loans in Group I

        Initial Rate Cap (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Uncapped                                                             1,146                   $ 515,263,888               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                 ===========================================================================

        Non-Zero Weighted Average Initial Rate Cap:                                  Uncapped

   Gross Margin of the Mortgage Loans in Group I

        Gross Margin (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                                      1.751 - 2.000                              1                       $ 536,000                 0.10%
                                      2.001 - 2.250                              6                       3,208,421                 0.62
                                      2.251 - 2.500                              7                       2,224,348                 0.43
                                      2.501 - 2.750                             16                       6,129,532                 1.19
                                      2.751 - 3.000                             62                      21,365,428                 4.15
                                            3.001 +                          1,054                     481,800,158                93.51
                                                                 ___________________________________________________________________________
                Total                                                        1,146                   $ 515,263,888               100.00%
                                                                  ===========================================================================

        Weighted Average Gross Margin:                                               3.512%

Principal Balances of the Mortgage Loans at Origination in Group II

        Original Principal Balance ($)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                            0 -   100,000                                        9                       $ 815,555                 0.10%
                      100,001 -   200,000                                      297                      49,216,586                 6.05
                      200,001 -   300,000                                      470                     118,379,141                14.56
                      300,001 -   400,000                                      460                     160,522,530                19.75
                      400,001 -   500,000                                      370                     166,757,972                20.52
                      500,001 -   600,000                                      210                     114,641,121                14.10
                      600,001 -   700,000                                       94                      60,674,977                 7.46
                      700,001 -   800,000                                       51                      38,148,508                 4.69
                      800,001 -   900,000                                       33                      28,257,656                 3.48
                      900,001 -   1,000,000                                     43                      41,906,965                 5.16
                    1,000,001 -   1,100,000                                      3                       3,174,396                 0.39
                    1,100,001 -   1,200,000                                      4                       4,687,447                 0.58
                    1,200,001 -   1,300,000                                      4                       4,972,815                 0.61
                    1,300,001 -   1,400,000                                      3                       4,050,000                 0.50
                    1,400,001 -   1,500,000                                      5                       7,277,780                 0.90
                    1,500,001 or  greater                                        4                       9,358,663                 1.15
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Minimum Original Principal Balance:                                          $71,000
        Maximum Original Principal Balance:                                          $3,880,000
        Average Original Principal Balance:                                          $393,884

Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group II

        Current Principal Balance ($)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                            1  -  100,000                                        8                       $ 715,305                 0.09%
                      100,001  -  200,000                                      290                      47,712,821                 5.87
                      200,001  -  300,000                                      469                     117,276,406                14.43
                      300,001  -  400,000                                      458                     158,817,274                19.54
                      400,001  -  500,000                                      373                     167,158,434                20.56
                      500,001  -  600,000                                      214                     116,245,676                14.30
                      600,001  -  700,000                                       96                      61,676,706                 7.59
                      700,001  -  800,000                                       51                      37,943,721                 4.67
                      800,001  -  900,000                                       34                      28,967,208                 3.56
                      900,001  -  1,000,000                                     32                      30,770,604                 3.79
                    1,000,001  -  1,100,000                                     15                      15,211,251                 1.87
                    1,100,001  -  1,200,000                                      3                       3,484,447                 0.43
                    1,200,001  -  1,300,000                                      5                       6,175,815                 0.76
                    1,300,001  -  1,400,000                                      3                       4,050,000                 0.50
                    1,400,001  -  1,500,000                                      4                       5,774,030                 0.71
                    1,500,001 or  greater                                        5                      10,862,413                 1.34
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Minimum Current Principal Balance:                                           $71,000
        Maximum Current Principal Balance:                                           $3,880,000
        Average Current Principal Balance:                                           $394,584

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group II

        Mortgage Interest Rates (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                                      5.750 - 5.999                              1                       $ 310,000                 0.04%
                                      6.000 - 6.249                              3                       1,384,622                 0.17
                                      6.250 - 6.499                             21                       6,318,851                 0.78
                                      6.500 - 6.749                             53                      19,236,617                 2.37
                                      6.750 - 6.999                            151                      58,750,842                 7.23
                                      7.000 - 7.249                            181                      66,150,223                 8.14
                                      7.250 - 7.499                            313                     123,870,768                15.24
                                      7.500 - 7.749                            372                     149,316,921                18.37
                                      7.750 - 7.999                            447                     178,511,652                21.96
                                      8.000 - 8.249                            218                      87,203,200                10.73
                                      8.250 - 8.499                            220                      88,626,211                10.90
                                      8.500 - 8.749                             43                      17,975,230                 2.21
                                      8.750 - 8.999                             21                       9,015,995                 1.11
                                      9.000 - 9.249                              4                       1,473,600                 0.18
                                      9.250 - 9.499                              3                       1,620,000                 0.20
                                      9.500 - 9.749                              3                         748,380                 0.09
                                      9.750 - 9.999                              3                         965,000                 0.12
                                    10.000 - 10.249                              2                       1,000,000                 0.12
                                    10.250 - 10.499                              1                         364,000                 0.04
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Minimum Mortgage Rate:                                                       5.875%
        Maximum Mortgage Rate:                                                       10.375%
        Weighted Average Mortgage Rate:                                              7.637%

Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group II

        Original Loan-to-Value Ratios(%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                                    0.00 - 30.00                                 4                       $ 476,101                 0.06%
                                   30.01 - 40.00                                10                       2,525,550                 0.31
                                   40.01 - 50.00                                15                       4,863,455                 0.60
                                   50.01 - 55.00                                25                       9,373,922                 1.15
                                   55.01 - 60.00                                30                       9,025,739                 1.11
                                   60.01 - 65.00                                62                      27,165,049                 3.34
                                   65.01 - 70.00                               115                      57,116,757                 7.03
                                   70.01 - 75.00                               165                      74,477,132                 9.16
                                   75.01 - 80.00                             1,616                     623,400,544                76.69
                                   80.01 - 85.00                                 2                         455,032                 0.06
                                   85.01 - 90.00                                13                       3,362,084                 0.41
                                   90.01 - 95.00                                 2                         343,440                 0.04
                                  95.01 - 100.00                                 1                         257,304                 0.03
                                                                  ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                  ===========================================================================

        Weighted Average Original Loan-to-Value:                                     77.04%

        * Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

Geographic Distribution* of the Mortgaged Properties in Group II

        Geographic Distribution
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Alabama                                                                  4                     $ 1,013,617                 0.12%
        Alaska                                                                   3                       1,192,180                 0.15
        Arizona                                                                129                      43,275,507                 5.32
        Arkansas                                                                 2                         229,600                 0.03
        California                                                           1,089                     495,011,879                60.90
        Colorado                                                                15                       3,796,885                 0.47
        Connecticut                                                              9                       3,701,832                 0.46
        Delaware                                                                 4                       1,422,050                 0.17
        District of Columbia                                                     6                       2,228,453                 0.27
        Florida                                                                229                      68,396,251                 8.41
        Georgia                                                                 15                       3,385,986                 0.42
        Hawaii                                                                  10                       4,621,877                 0.57
        Idaho                                                                    2                         445,472                 0.05
        Illinois                                                                 5                       1,627,768                 0.20
        Indiana                                                                  2                         246,615                 0.03
        Iowa                                                                     1                         117,894                 0.01
        Maine                                                                    4                       1,118,088                 0.14
        Maryland                                                                70                      30,622,031                 3.77
        Massachusetts                                                           14                       3,927,526                 0.48
        Michigan                                                                 3                         469,872                 0.06
        Minnesota                                                               49                      11,264,400                 1.39
        Missouri                                                                 4                         767,908                 0.09
        Nevada                                                                  78                      25,126,829                 3.09
        New Hampshire                                                            1                         193,600                 0.02
        New Jersey                                                              37                      13,508,297                 1.66
        New Mexico                                                               5                       1,753,832                 0.22
        New York                                                                16                       5,909,438                 0.73
        North Carolina                                                           8                       1,845,959                 0.23
        North Dakota                                                             2                         380,400                 0.05
        Ohio                                                                     2                         556,732                 0.07
        Oklahoma                                                                 1                         177,200                 0.02
        Oregon                                                                  29                       8,257,265                 1.02
        Pennsylvania                                                             8                       1,399,500                 0.17
        South Carolina                                                          12                       5,011,360                 0.62
        South Dakota                                                             1                         127,167                 0.02
        Tennessee                                                                2                         470,295                 0.06
        Texas                                                                    8                       2,599,414                 0.32
        Utah                                                                    13                       5,600,565                 0.69
        Virginia                                                                87                      33,514,191                 4.12
        Washington                                                              76                      26,381,689                 3.25
        Wisconsin                                                                5                       1,144,688                 0.14
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        *No more than approximately 0.65% of the Mortgage Loans by Principal
         Balance in the pool will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Group II

        Range of Credit Scores
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                                  N/A                                           15                     $ 3,332,275                 0.41%
                          620   - 639                                          104                      36,773,606                 4.52
                          640   - 659                                           98                      36,061,399                 4.44
                          660   - 679                                          369                     145,176,894                17.86
                          680   - 699                                          394                     172,982,240                21.28
                          700   - 719                                          319                     130,097,391                16.01
                          720   - 739                                          266                     103,742,235                12.76
                          740   - 759                                          207                      83,791,439                10.31
                          760   - 779                                          161                      57,379,686                 7.06
                          780   - 799                                           93                      32,878,998                 4.04
                          800   - 819                                           34                      10,625,947                 1.31
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Non-Zero Weighted Average Credit Score:                                      707

Property Types of Mortgaged Properties in Group II

        Property Type
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        2-4 Family                                                              57                    $ 23,660,418                 2.91%
        Condominium                                                            224                      66,859,984                 8.23
        PUD                                                                    436                     177,623,210                21.85
        Single Family                                                        1,322                     538,938,433                66.30
        Townhouse                                                               21                       5,760,065                 0.71
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

Occupancy Status of Mortgaged Properties in Group II

        Occupancy Status
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Investor                                                               156                    $ 40,904,288                 5.03%
        Owner Occupied                                                       1,846                     755,028,332                92.89
        Second Home                                                             58                      16,909,490                 2.08
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

  Loan Purpose of the Mortgage Loans in Group II

        Loan Purpose
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Cash Out Refinance                                                     642                   $ 264,599,145                32.55%
        Purchase                                                               792                     296,065,373                36.42
        Rate/Term Refinance                                                    626                     252,177,592                31.02
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

Documentation Type of the Mortgage Loans in Group II

        Documentation Type
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        Full/Alternative                                                       210                    $ 59,616,864                 7.33%
        Limited                                                                 12                       6,308,683                 0.78
        Lite                                                                     1                         637,500                 0.08
        No Documentation                                                        37                      13,276,150                 1.63
        No Income/No Asset                                                       3                         982,782                 0.12
        No Income/Verif. Assets/No VVOE                                        290                     116,698,851                14.36
        No Income/Verif. Assets/VVOE                                           667                     270,424,204                33.27
        Stated Income / Stated Assets                                           16                       7,434,179                 0.91
        Stated Income / Verified Assets                                        824                     337,462,897                41.52
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

Original Terms to Stated Maturity of the Mortgage Loans in Group II

        Original Term (Months)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        360                                                                  2,060                   $ 812,842,111               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Minimum Original Term to Stated Maturity (Mths):                             360
        Maximum Original Term to Stated Maturity (Mths):                             360
        Weighted Average Original Term to Stated Maturity (Mths):                    360

Remaining Terms to Stated Maturity of the Mortgage Loans in Group II

        Stated Remaining Term (Months)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
         300 -  359                                                          1,262                   $ 482,367,734                59.34%
         360 -  360                                                            798                     330,474,377                40.66
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Minimum Remaining Term to Stated Maturity (Mths):                            353
        Maximum Remaining Term to Stated Maturity (Mths):                            360
        Weighted Average Remaining Term to Stated Maturity (Mths):                   359

Index of the Mortgage Loans in Group I

        Index
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        6 Month LIBOR                                                        2,060                   $ 812,842,111               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

Rate Adjustment Frequency of the Mortgage Loans in Group II

        Rate Adjustment Frequency
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        6 Months                                                             2,060                   $ 812,842,111               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

 Payment Adjustment Frequency of the Mortgage Loans in Group II

        Pay Adjustment Frequency
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        6 Months                                                             2,060                   $ 812,842,111               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

Months to Next Rate Adjustment* of the Mortgage Loans in Group II

        Months to Next Rate Adjustment
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        53                                                                       3                       $ 983,009                 0.12%
        54                                                                       6                       1,884,718                 0.23
        55                                                                      14                       5,209,062                 0.64
        56                                                                      17                       7,620,771                 0.94
        57                                                                      60                      25,564,844                 3.15
        58                                                                     170                      67,190,058                 8.27
        59                                                                     992                     373,915,272                46.00
        60                                                                     794                     328,751,677                40.44
        61                                                                       4                       1,722,700                 0.21
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Weighted Average Next Rate Adjustment (Mths):                                59

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group II

        Maximum Mortgage Rate (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        9.500  -   9.750                                                         2                       $ 524,830                 0.06%
        10.751 - 11.000                                                          2                         861,375                 0.11
        11.001 - 11.250                                                          5                       1,691,725                 0.21
        11.251 - 11.500                                                         50                      16,391,460                 2.02
        11.501 - 11.750                                                         66                      27,179,634                 3.34
        11.751 - 12.000                                                        193                      70,280,484                 8.65
        12.001 - 12.250                                                        232                      88,553,758                10.89
        12.251 - 12.500                                                        357                     145,980,398                17.96
        12.501 - 12.750                                                        397                     158,066,627                19.45
        12.751 - 13.000                                                        356                     141,978,897                17.47
        13.001 - 13.250                                                        209                      83,892,572                10.32
        13.251 - 13.500                                                        144                      56,820,183                 6.99
        13.501 - 13.750                                                         22                      10,555,416                 1.30
        13.751 - 14.000                                                         12                       4,807,372                 0.59
        14.001 +                                                                13                       5,257,380                 0.65
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Weighted Average Maximum Mortgage Rate:                                      12.636%

Periodic Rate Cap of the Mortgage Loans in Group II

        Periodic Rate Cap (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        1.000                                                                2,060                   $ 812,842,111               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Non-Zero Weighted Average Periodic Rate Cap:                                 1.000%

Initial Rate Cap of the Mortgage Loans in Group II

        Initial Rate Cap (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
        5.000                                                                2,060                   $ 812,842,111               100.00%
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Non-Zero Weighted Average Initial Rate Cap:                                  5.000%

  Gross Margin of the Mortgage Loans in Group II

        Gross Margin (%)
                                                                                          Aggregate Principal
                                                                 Number of              Balance Outstanding as                    % of
                                                                 Mortgage Loans            of Cut-off Date                   Mortgage Loans
                                                                 ___________________________________________________________________________
                        2.001 -   2.250                                      2,043                   $ 806,466,453                99.22%
                        2.501 -   2.750                                         14                       5,226,812                 0.64
                        2.751 -   3.000                                          1                         551,375                 0.07
                        3.001 or greater                                         2                         597,471                 0.07
                                                                 ___________________________________________________________________________
                Total                                                        2,060                   $ 812,842,111               100.00%
                                                                 ===========================================================================

        Weighted Average Gross Margin:                                               2.255%

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                                Depositor

                                    MORTGAGE PASS-THROUGH CERTIFICATES
                                          MORTGAGE-BACKED NOTES

      __________________________________________________________________________________

        You should  consider  carefully the risk factors  beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.
      __________________________________________________________________________________

The Offered Securities
The depositor  proposes to establish one or more issuing  entities to issue and sell from time to time one
or  more  classes  of  offered  securities,   which  shall  be  mortgage   pass-through   certificates  or
mortgage-backed notes.

The Issuing Entity
Each series of  securities  will be secured by an issuing  entity,  which will be a trust fund  consisting primarily of a segregated pool of mortgage loans, including:
      o     mortgage loans secured by first and junior liens on the related mortgage property;
      o     home equity revolving lines of credit;
      o     mortgage loans where the borrower has little or no equity in the related mortgaged property;
      o     mortgage loans secured by one-to-four-family residential properties;
      o     mortgage loans secured by multifamily properties,  commercial properties and mixed residential and commercial  properties,  provided that the  concentration of these properties is less than
            10% of the pool;
      o     manufactured  housing conditional sales contracts and installment loan agreements or interests therein; and
      o     mortgage  securities  issued or  guaranteed  by Ginnie Mae,  Fannie Mae,  Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;
in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related  prospectus  supplement,  the issuing entity for a series of securities may include any one or any  combination  of a financial  guaranty  insurance  policy,  mortgage pool insurance policy,  letter of credit,  special  hazard  insurance  policy or reserve fund,  currency or interest rate exchange  agreements.  In addition to or in lieu of the foregoing,  credit  enhancement may be provided by means  of  subordination  of  one  or  more  classes  of  securities,  by  cross-collateralization  or  by overcollateralization.

The securities of each series will represent  interests or  obligations  of the issuing  entity,  and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered  securities  may be offered to the public through  different  methods as described in "Methods of Distribution" in this prospectus.

Neither the  Securities  and  Exchange  Commission  nor any state  securities  commission  has approved or disapproved  of the  securities  offered  hereby or  determined  that this  prospectus  or the  prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                            The date of this prospectus is March 20, 2007.

                                TABLE OF CONTENTS

Caption                                                                    Page

   Servicing and Other Compensation and

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

   Certain Matters Regarding the Master Servicer

   Anti-Deficiency Legislation and Other

                                               INTRODUCTION

             All capitalized terms in this prospectus are defined in the glossary at the end.

General

         The mortgage  pass-through  certificates or mortgage-backed  notes offered by this prospectus and the related  prospectus  supplement  will be offered from time to time in series.  The  securities of each series  will  consist  of  the  offered  securities  of the  series,  together  with  any  other  mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of  certificates  will  represent in the  aggregate the entire  beneficial  ownership interest  in,  and  each  series  of notes  will  represent  indebtedness  of,  an  issuing  entity  to be established  by the depositor.  Each issuing entity will consist  primarily of a pool of mortgage loans or interests  therein,  which may include  mortgage  securities,  acquired by the depositor  from one or more affiliated or unaffiliated  sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus.  The mortgage loans may include  sub-prime  mortgage  loans.  The issuing entity assets,  may also include,  if applicable,  reinvestment  income,  reserve funds,  cash accounts,  swaps and other  derivatives  that are described in this  prospectus,  and various forms of credit  enhancement  as described in this  prospectus and will be held in trust for the benefit of the related  securityholders  pursuant  to: (1) with  respect to each  series of  certificates,  a pooling  and  servicing  agreement  or other  agreement,  or (2) with respect to each series of notes,  an indenture,  in each case as more fully  described in this  prospectus and in the related prospectus  supplement.  Information  regarding the offered securities of a series, and the general  characteristics  of the mortgage loans and other assets in the related issuing  entity,  will be set forth in the related prospectus supplement.

         Each series of  securities  will include one or more  classes.  Each class of  securities  of any series will  represent the right,  which right may be senior or  subordinate  to the rights of one or more of the other  classes of the  securities,  to receive a  specified  portion of payments  of  principal  or interest or both on the mortgage  loans and the other assets in the related  issuing  entity in the manner described  in  this  prospectus  under  "Description  of the  Securities"  and in the  related  prospectus supplement.  A series may include one or more classes of securities  entitled to principal  distributions, with  disproportionate,  nominal  or  no  interest  distributions,  or  to  interest  distributions,  with disproportionate,  nominal or no  principal  distributions.  A series may include  two or more  classes of securities which differ as to the timing,  sequential  order,  priority of payment,  pass-through  rate or amount of distributions of principal or interest or both.

         The  depositor's  only  obligations  with respect to a series of  securities  will be pursuant to representations  and  warranties  made by the  depositor,  except as provided  in the  related  prospectus supplement.  The master  servicer and each principal  servicer for any series of securities  will be named in the related prospectus  supplement.  The principal  obligations of the master servicer will be pursuant to its contractual  servicing  obligations,  which include its limited  obligation to make advances in the event of  delinquencies  in payments  on the related  mortgage  loans if the  servicer of a mortgage  loan fails to make such advance. See "Description of the Securities" in this prospectus.

         If so  specified  in the  related  prospectus  supplement,  the  issuing  entity  for a series of securities  may include any one or any  combination of a financial  guaranty  insurance  policy,  mortgage pool insurance  policy,  letter of credit,  special hazard  insurance  policy,  reserve fund,  currency or interest rate exchange  agreements or any other type of credit  enhancement  described in this prospectus.
In addition to or in lieu of the foregoing,  credit  enhancement may be provided by means of subordination of one or  more  classes  of  securities,  by  cross-collateralization  or by  overcollateralization.  See
"Description of Credit Enhancement" in this prospectus.

         The rate of payment of principal of each class of  securities  entitled to a portion of principal payments on the mortgage  loans in the related  mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal  payments on the mortgage  loans and other  issuing  entity  assets,  including  by  reason  of  prepayments,  defaults,  liquidations  and repurchases of mortgage  loans. A rate of principal  payments  lower or faster than that  anticipated  may affect the yield on a class of securities in the manner  described in this  prospectus  and in the related prospectus supplement.  See "Yield Considerations" in this prospectus.

         With respect to each series of  securities,  one or more separate  elections may be made to treat the related  issuing  entity or a designated  portion  thereof as a REMIC for federal income tax purposes.
If applicable,  the prospectus  supplement for a series of securities  will specify which class or classes of the  securities  will be  considered  to be regular  interests in the related  REMIC and which class of securities  or other  interests  will be  designated as the residual  interest in the related  REMIC.  See
"Federal Income Tax Consequences" in this prospectus.

         The  offered  securities  may  be  offered  through  one or  more  different  methods,  including offerings  through  underwriters,  as  more  fully  described  under  "Methods  of  Distribution"  in this prospectus and in the related prospectus supplement.

         There  will be no  secondary  market  for the  offered  securities  of any  series  prior  to the offering  thereof.  There can be no assurance  that a secondary  market for any of the offered  securities will develop or, if it does develop,  that it will continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                               RISK FACTORS

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

The  Offered  Certificates  or Notes  Will  Have  Limited  Liquidity,  So You May Be  Unable  to Sell Your
Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The  underwriter  intends  to make a  secondary  market  in the  offered  certificates  or notes, however  the  underwriter  will not be  obligated  to do so.  There can be no  assurance  that a secondary market for the offered  certificates  or notes will develop or, if it does  develop,  that it will provide holders of the offered  certificates  or notes with  liquidity of  investment or that it will continue for the life of the offered  certificates or notes.  As a result,  any resale prices that may be available for any offered  certificate  in any market that may  develop may be at a discount  from the initial  offering price or the fair  market  value  thereof.  The  offered  certificates  or notes will not be listed on any securities exchange.

The Rate and Timing of Principal  Distributions  on the Offered  Certificates or Notes Will Be Affected by
Prepayment Speeds.

         The rate and timing of  distributions  allocable  to  principal  on the offered  certificates  or notes,  other than the interest  only  certificates,  will depend,  in general,  on the rate and timing of principal  payments,  including  prepayments and collections upon defaults,  liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered  subordinate  certificates, both loan groups,  and the allocation  thereof to pay principal on these  certificates  as provided in the prospectus  supplement.  As is the case with mortgage  pass-through  certificates  generally,  the offered certificates or notes are subject to substantial  inherent  cash-flow  uncertainties  because the mortgage loans  may be  prepaid  at any time.  However,  if  applicable,  with  respect  to the  percentage  of the mortgage  loans set forth in the prospectus  supplement,  a prepayment  within five years,  as provided in the mortgage note, of its  origination  may subject the related  mortgagor to a prepayment  charge,  which may act as a deterrent to  prepayment of the mortgage  loan.  See "The  Mortgage  Pool" in the  prospectus supplement.

         Generally,  when  prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered  certificates  or notes at a time when  reinvestment at higher prevailing rates would be desirable.

         Conversely,  when  prevailing  interest rates are declining,  prepayment  rates on mortgage loans tend to  increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater rate of return of principal to investors in the offered  certificates or notes, at time when  reinvestment at comparable yields may not be possible.

         During a certain  period as  described  in the related  prospectus  supplement  after the closing date,  the entire amount of any  prepayments  and certain other  unscheduled  recoveries of principal with respect to the  mortgage  loans in a loan  group  will be  allocated  to the  senior  certificates  in the related  certificate group, other than the interest only certificates,  with such allocation to be subject to further  reduction  over an  additional  four year period  thereafter,  as described in the  prospectus supplement,  unless the amount of  subordination  provided to the senior  certificates  by the subordinate certificates  is twice the amount as of the cut-off  date,  and  certain  loss and  delinquency  tests are satisfied.  This will accelerate the amortization of the senior  certificates in each  certificate  group, other than the interest only  certificates,  as a whole while,  in the absence of losses in respect of the mortgage loans in the related loan group,  increasing the percentage  interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further  information  regarding the effect of principal  prepayments on the weighted  average lives of the offered  certificates or notes,  see "Yield on the  Certificates"  or "Yield on the Notes" in
the  prospectus   supplement,   including  the  table  entitled  "Percent  of  Initial  Principal  Balance
Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

         The yield to  maturity on the offered  certificates  or notes,  particularly  the  interest  only certificates, will depend, in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal  payments,  including  prepayments and collections upon
                  defaults,   liquidations  and  repurchases,  on  the  related  mortgage  loans  and  the allocation  thereof to reduce the current  principal  amount or  notional  amount of the offered certificates or notes, as well as other factors.

         The yield to investors  on the offered  certificates  or notes will be adversely  affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general,  if the offered  certificates or notes,  other than the interest only certificates or notes, are purchased at a premium and principal  distributions  occur at a rate faster than anticipated at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than that assumed at the time of  purchase.  Conversely,  if the  offered  certificates  or notes,  other  than the  interest  only certificates,  are  purchased at a discount and principal  distributions  occur at a rate slower than that anticipated  at the time of purchase,  the  investor's  actual  yield to maturity  will be lower than that originally assumed.

         The  proceeds  to the  depositor  from  the  sale  of the  offered  certificates  or  notes  were determined  based on a number of assumptions,  including a constant rate of prepayment each month, or CPR, relative to the then outstanding  principal  balance of the mortgage loans. No representation is made that the mortgage  loans will prepay at this rate or at any other rate, or that the mortgage  loans will prepay at the same rate. The yield  assumptions for the offered  certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

The Mortgage Loans  Concentrated  in a Specific  Region May Present a Greater Risk of Loss with Respect to
Such Mortgage Loans.

         Mortgage  loans  secured by  properties  located in the State of  California  are more  likely to incur defaults or losses as a result of physical  damage to the  properties  resulting from natural causes such as earthquake,  mudslide and wildfire,  as compared to mortgage  loans secured by properties  located in other  locations.  Investors  should note that some  geographic  regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and,  consequently,  will experience  higher rates of loss and  delinquency  than will be experienced  on mortgage loans  generally.
For example,  a region's economic condition and housing market may be directly,  or indirectly,  adversely affected by natural disasters or civil  disturbances such as earthquakes,  hurricanes,  floods,  eruptions or riots.  The  economic  impact  of any of these  types of events  may also be felt in areas  beyond  the region  immediately  affected by the  disaster or  disturbance.  The mortgage  loans  securing the offered certificates  or notes may be  concentrated  in these  regions,  and any  concentration  may present  risk considerations  in addition to those  generally  present for similar  mortgage-backed  securities  without this  concentration.  Any risks  associated  with  mortgage  loan  concentration  may  affect the yield to maturity of the offered  certificates  or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

Statutory  and  Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery  in Respect of the
Mortgaged  Property  and, in Some  Instances,  Limit the Amount That May Be Recovered  by the  Foreclosing
Lender,  Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered  Certificates or
Notes.

         Foreclosure  procedures  may vary from  state to state.  Two  primary  methods of  foreclosing  a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits  if  defenses  are raised or  counterclaims  are  asserted.
Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at  foreclosure  for less than the full amount owed. In addition,  United  States courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to lenders in  foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes  and judicial  principles  may be to delay and/or reduce  distributions  in respect of the offered  certificates  or notes.  See "Legal  Aspects of Mortgage
Loans—Foreclosure on Mortgages and Some Contracts" in this prospectus.

The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,
Which May Result in Losses on the Offered Certificates or Notes.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their  levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall decline in property  values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the mortgaged  properties,  in the mortgage pool
become  equal  to  or  greater  than  the  value  of  the  mortgaged  properties,   the  actual  rates  of
delinquencies,  foreclosures  and losses  could be higher  than  those now  generally  experienced  in the mortgage  lending  industry.  In some areas of the  United  States,  real  estate  values  have risen at a greater  rate in  recent  years  than in the past.  In  particular,  mortgage  loans  with high  principal balances or high loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the  country  may be  affected  by several  factors,  including  population  trends, mortgage  interest  rates,  and the  economic  well-being  of that area.  Any decrease in the value of the mortgage loans may result in the  allocation of losses which are not covered by credit  enhancement to the offered certificates or notes.

The  Ratings  on the  Offered  Certificates  or Notes Are Not a  Recommendation  to Buy,  Sell or Hold the
Offered  Certificates  or Notes and Are Subject to Withdrawal at Any Time,  Which May Affect the Liquidity
or the Market Value of the Offered Certificates or Notes.

         It is a  condition  to the  issuance  of the  offered  certificates  or notes  that each class of offered  certificates  or notes be rated in one of the four  highest  rating  categories  by a  nationally recognized  statistical  rating agency.  A security  rating is not a  recommendation  to buy, sell or hold securities  and may be subject to revision or  withdrawal  at any time. No person is obligated to maintain the rating on any  offered  certificate,  and,  accordingly,  there can be no  assurance  that the ratings assigned to any offered  certificate on the date on which the offered  certificates or notes are initially issued  will not be lowered  or  withdrawn  by a rating  agency at any time  thereafter.  In the event any rating is revised or withdrawn,  the liquidity or the market value of the related offered  certificates or notes may be  adversely  affected.  See  "Ratings"  in the  prospectus  supplement  and  "Rating"  in this prospectus.

         The  ratings  of the  offered  certificates  or  notes  by the  rating  agencies  may be  lowered following  the  initial  issuance  thereof  as a result of losses on the  mortgage  loans in excess of the levels  contemplated  by the rating  agencies at the time of their initial  rating  analysis.  Neither the depositor,  the master  servicer,  the  servicers,  the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit enhancement,  or to take any other action to maintain the ratings of the offered  certificates or notes.  See  "Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement" in this prospectus.

The Mortgage  Loans May Have  Limited  Recourse to the Related  Borrower,  Which May Result in Losses with
Respect to These Mortgage Loans.

         Some or all of the mortgage loans  included in the issuing  entity will be  nonrecourse  loans or loans for which recourse may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real  property and other assets,  if any, that were  pledged to secure the  mortgage  loan.  However,  even with  respect  to those  mortgage  loans that provide for recourse  against the  mortgagor  and its assets  generally,  there can be no  assurance  that enforcement  of the recourse  provisions  will be  practicable,  or that the other assets of the mortgagor will be  sufficient  to  permit a  recovery  in  respect  of a  defaulted  mortgage  loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse  may affect the yield to  maturity of the  offered  certificates  or notes to the extent losses  caused by these risks which are not covered by credit  enhancement  are  allocated  to the offered certificates or notes.

The Mortgage  Loans May Have  Environmental  Risks,  Which May Result in Increased  Losses with Respect to
These Mortgage Loans.

         To the extent that a servicer or the master  servicer,  in its  capacity as  successor  servicer, for a mortgage  loan  acquires  title to any related  mortgaged  property  which is  contaminated  with or affected  by  hazardous  wastes or  hazardous  substances,  these  mortgage  loans may incur  losses.  See
"Servicing of Mortgage  Loans—Realization  Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of
Mortgage  Loans—Environmental  Legislation" in this prospectus.  To the extent these  environmental  risks result in losses on the mortgage  loans,  the yield to maturity of the offered  certificates  or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other charges,  require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public  policy and general  principles  of equity  relating to the  protection  of  consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o        the  Federal  Truth-in-Lending  Act  and  Regulation  Z  promulgated  thereunder,  which require  specific  disclosures  to the  borrowers  regarding  the terms of the  mortgage loans;

         o        the  Equal  Credit  Opportunity  Act and  Regulation  B  promulgated  thereunder,  which prohibit  discrimination  on the  basis of age,  race,  color,  sex,  religion,  marital status,  national  origin,  receipt of public  assistance  or the  exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o        the Fair Credit  Reporting  Act,  which  regulates the use and reporting of  information related to the borrower's credit experience.

         Depending  on the  provisions  of the  applicable  law and the specific  facts and  circumstances involved,  violations of these  federal or state laws,  policies and  principles  may limit the ability of the issuing  entity to collect all or part of the  principal  of or interest on the  mortgage  loans,  may entitle the borrower to a refund of amounts  previously  paid and, in addition,  could subject the issuing entity  to  damages  and  administrative  enforcement.  See  "Legal  Aspects  of  Mortgage  Loans" in this prospectus.

         On the closing date,  the Sponsor will  represent that each mortgage loan at the time it was made complied  in  all  material  respects  with  all  applicable  laws  and  regulations,  including,  without limitation,  usury,  equal  credit  opportunity,  disclosure  and  recording  laws and all  anti-predatory lending laws;  and each mortgage  loan has been serviced in all material  respects in accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit  opportunity, disclosure and recording laws and all  anti-predatory  lending laws and the terms of the related  mortgage note,  the  mortgage  and other  loan  documents.  In the event of a breach  of this  representation,  the
Sponsor will be obligated to cure the breach or  repurchase or  substitute  the affected  mortgage loan in the manner described in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the  test  even if the  originator  reasonably  believed  that the test was  satisfied,  Any determination  by a court that the mortgage  loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the related  Sponsor  will be required to purchase  that mortgage loan from the issuing entity.

The Return on the Offered  Certificates  or Notes Could Be Reduced by Shortfalls Due to the Application of
the Servicemembers Civil Relief Act and Similar State Laws.

         The  Servicemembers  Civil Relief Act, or the Relief Act, and similar  state laws provide  relief to mortgagors  who enter active  military  service and to  mortgagors  in reserve  status and the national guard who are called to active  military  service  after the  origination  of their  mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the
Relief Act the interest rate  applicable  to a mortgage loan for which the related  mortgagor is called to active  military  service  will be reduced  from the  percentage  stated in the related  mortgage  note to
6.00%.  This interest rate  reduction and any reduction  provided  under similar state laws will result in an interest  shortfall  because  neither the master  servicer  nor the  related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such  mortgage  loan if the Relief Act or similar state law was not  applicable  thereto.  This  shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related  servicer and,  therefore, will reduce the amount  available to pay interest to the  certificateholders  on  subsequent  distribution dates.  We do not know how many  mortgage  loans in the mortgage  pool have been or may be affected by the application of the Relief Act or similar state law. In addition,  the Relief Act imposes  limitations that would  impair the  ability of the master  servicer or the related  servicer  to  foreclose  on an affected single family loan during the  mortgagor's  period of active duty status,  and, under some  circumstances, during an  additional  three month period  thereafter.  Thus,  in the event that the Relief Act or similar legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates or notes in connection  therewith.  Any other interest  shortfalls, deferrals  or  forgiveness  of payments on the  mortgage  loans  resulting  from  similar  legislation  or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

         When  interest  due on a  negative  amortization  loan is added to the  principal  balance of the negative amortization loan through negative amortization,  the mortgaged property provides  proportionally less security for the repayment of the negative  amortization loan.  Therefore,  if the mortgagor defaults on the negative  amortization  loan,  there is a greater  likelihood that a loss will be incurred upon the liquidation  of the mortgaged  property.  Furthermore,  the loss will be larger than would  otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or Notes.

         The amount of deferred  interest,  if any, with respect to the negative  amortization loans for a given  month  will  reduce  the  amount of  interest  collected  on the  negative  amortization  loans and available  to be  distributed  as  interest  to the  certificates  or notes.  The  reduction  in  interest collections  will be offset,  in whole or in part,  by  applying  principal  prepayments  received  on the mortgage  loans to  interest  distributions  on the  certificates  or notes.  To the  extent the amount of deferred  interest on the negative  amortization  loans  exceeds the  principal  prepayments  and/or other amounts as described in the related  prospectus  supplement  received on the mortgage loans,  the net rate cap on the certificates or notes will be reduced.

A Security  Interest  In A  Manufactured  Home Could Be Rendered  Subordinate  to the  Interests  of Other
Parties Claiming an Interest in the Home.

         Perfection  of security  interests in  manufactured  homes and  enforcement  of rights to realize upon the  value of the  manufactured  homes as  collateral  for the  manufactured  housing  contracts  are subject to a number of federal and state laws,  including the Uniform  Commercial  Code as adopted in each state and each  state's  certificate  of title  statutes.  The steps  necessary  to perfect  the  security interest in a  manufactured  home will vary from state to state.  If the servicer of the  contract  fails, due to clerical errors or otherwise,  to take the appropriate steps to perfect the security interest,  the trustee may not have a first priority  security  interest in the manufactured home securing a manufactured housing  contract.  Additionally,  courts in many  states  have held that  manufactured  homes may  become subject to real estate title and recording laws. As a result, a security  interest in a manufactured  home could be rendered  subordinate  to the interests of other  parties  claiming an interest in the home under applicable state real estate law.

Acquiring  Board  Approval  for the  Sale of  Cooperative  Loans  Could  Limit  the  Number  of  Potential
Purchasers  for those Shares and Otherwise  Limit the  Servicer's  Ability to Sell,  and Realize the Value
of, those Shares Backed by Such Loans.

         With  respect  to  collateral  securing  a  cooperative  loan,  any  prospective  purchaser  will generally  have to obtain the  approval  of the board of  directors  of the  relevant  cooperative  before purchasing the shares and acquiring  rights under the proprietary  lease or occupancy  agreement  securing the  cooperative  loan.  This  approval  is  usually  based on the  purchaser's  income  and net worth and numerous  other  factors.  The necessity of acquiring  board  approval could limit the number of potential purchasers  for those shares and otherwise  limit the  servicer's  ability to sell,  and realize the value of, those shares.  In addition,  the servicer will not require that a hazard or flood insurance  policy be maintained for any cooperative loan.  Generally,  the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative,  and the  tenant-stockholders  of that cooperative do not maintain individual hazard insurance  policies.  However, if a cooperative and the related borrower on a  cooperative  note  do not  maintain  hazard  insurance  or do not  maintain  adequate  coverage  or any insurance  proceeds  are not applied to the  restoration  of the damaged  property,  damage to the related borrower's  cooperative  apartment or the cooperative's  building could significantly  reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

         o        The security interest in certain manufactured homes may not be perfected.

         Every  contract  will be secured by either (1) a security  interest in the  manufactured  home or
(2) if it is a  land-and-home  contract,  the  mortgage  or deed of  trust on the real  estate  where  the manufactured  home is  permanently  affixed.  Several  federal  and state laws,  including  (i) the UCC as adopted in the relevant state,  (ii) certificate of title statutes as adopted in the relevant states;  and
(iii) if  applicable,  the real estate laws as adopted in the states in which the  manufactured  homes are located,  govern the perfection of security  interests in the  manufactured  homes and the  enforcement of rights to realize upon the value of the  manufactured  homes as collateral  for the  contracts.  The steps required to perfect a security  interest in a manufactured  home vary from state to state.  The originator will  represent  and  warrant  that each  contract  is secured by a  perfected  security  interest  in the manufactured  home,  and the  originator  must  repurchase  the  contract  if there  is a  breach  of this representation  and warranty.  Nevertheless,  if the originator fails to perfect its security  interest in the  manufactured  homes  securing a number of  contracts,  it could  cause an  increase  in losses on the contracts,  and you could suffer a loss on your  investment  as a result.  In addition,  under federal and state laws,  a number of factors may limit the ability of the holder of a perfected  security  interest in manufactured  homes to realize  upon the related  manufactured  homes or may limit the amount  realized to less than the amount due under the related contract which could result in a loss on your investment.

         o        The  assignment  of the security  interest in the  manufactured  home to the trustee may not be perfected.

         Due  to  the  expense  and  administrative  inconvenience,   the  originator  will  not  amend  a
certificate  of title to a  manufactured  home to name the trustee as the lienholder or note the trustee's interest  on the  certificate  of title.  As a result,  in some  states  the  assignment  of the  security interest in the manufactured  home to the trustee may not be effective  against the seller's  creditors or a trustee in the event the seller  enters  bankruptcy,  or the  security  interest  may not be  perfected.
Also,  the seller will not record the  assignment to the trustee of the mortgage or deed of trust securing land-and-home  contracts because of the expense and administrative  inconvenience  involved.  As a result, in some  states the  assignment  of the  mortgage  or deed of trust to the  trustee  may not be  effective against the  seller's  creditors  or  bankruptcy  trustee.  If an affiliate of the seller is no longer the servicer  and the  trustee or a  successor  servicer  is unable to enforce  the  security  interest in the manufactured  home  following a default on a contract,  losses on the  contracts  would  increase  and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

         Investors  should be aware that FICO scores are based on past  payment  history of the  borrower.
Investors  should  not rely on FICO  scores as an  indicator  of future  borrower  performance.  See "Loan
Program — FICO Scores" in this prospectus.

                                            THE MORTGAGE POOLS

General

         Each mortgage pool will consist  primarily of mortgage  loans.  The mortgage loans may consist of single  family  loans,  multifamily  loans,  commercial  loans,  mixed-use  loans and  Contracts,  each as described below.

         The single  family loans will be evidenced by mortgage  notes and secured by mortgages  that,  in each case,  create a first or junior  lien on the related  mortgagor's  fee or  leasehold  interest in the
related  mortgaged   property.   The  related  mortgaged   property  for  a  single  family  loan  may  be
owner-occupied or may be a vacation, second or non-owner-occupied home.

         If  specified  in the  related  prospectus  supplement  relating to a series of  securities,  the single  family loans may include  cooperative  apartment  loans  evidenced  by a mortgage  note secured by security  interests in the related mortgaged  property  including shares issued by cooperatives and in the related  proprietary leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The  multifamily  loans will be evidenced by mortgage  notes and secured by mortgages that create a first or junior lien on residential  properties  consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The  commercial  loans will be evidenced by mortgage  notes and secured  mortgages  that create a first or junior lien on commercial  properties  including office  building,  retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use  loans will be evidenced by mortgage  loans and secured by mortgages  that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The  aggregate  concentration  by  original  principal  balance of  commercial,  multifamily  and mixed-use  loans in any  mortgage  pool will be less than 10% of the  original  principal  balance  of the mortgage pool.

         Mortgaged  properties  may be located in any one of the 50 states,  the  District  of Columbia or the Commonwealth of Puerto Rico.

         The mortgage  loans will not be guaranteed or insured by the depositor or any of its  affiliates.
However,  if so specified in the related prospectus  supplement,  mortgage loans may be insured by the FHA or  guaranteed  by the VA. See  "Description  of Primary  Mortgage  Insurance,  Hazard  Insurance;  Claims
Thereunder—FHA Insurance" and "—VA Mortgage Guaranty" in this prospectus.

         A mortgage  pool may  include  mortgage  loans  that are  delinquent  as of the date the  related series of securities is issued.  In that case, the related  prospectus  supplement  will set forth,  as to each mortgage  loan,  available  information  as to the period of  delinquency  and any other  information relevant for a prospective  investor to make an investment  decision.  No mortgage loan in a mortgage pool shall be  non-performing.  Mortgage loans which are more than 30 days delinquent  included in any mortgage pool will have  delinquency  data  relating  to them  included in the related  prospectus  supplement.  No mortgage  pool will include a  concentration  of mortgage  loans which is more than 30 days  delinquent of
20% or more.

         A mortgage  pool may contain more than one mortgage  loan made to the same  borrower with respect to a single  mortgaged  property,  and may contain  multiple  mortgage  loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include  "sub-prime"  mortgage loans.  "Sub-prime"  mortgage loans will be underwritten  in accordance with  underwriting  standards which are less stringent than guidelines for "A"
quality  borrowers.  Mortgagors may have a record of outstanding  judgments,  prior bankruptcies and other credit items that do not satisfy the  guidelines for "A" quality  borrowers.  They may have had past debts written off by past lenders.

         A mortgage pool may include  mortgage loans that do not meet the purchase  requirements of Fannie
Mae and Freddie Mac.  These  mortgage loans are known as  nonconforming  loans.  The mortgage loans may be nonconforming  because they exceed the maximum  principal  balance of mortgage  loans  purchased by Fannie
Mae and Freddie  Mac,  known as jumbo  loans,  because the  mortgage  loan may have been  originated  with limited or no documentation,  because they are sub-prime  mortgage loans, or because of some other failure to meet the  purchase  criteria of Fannie Mae and Freddie  Mac.  The related  prospectus  supplement  will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each  mortgage  loan will be selected by the  depositor  or its  affiliates  for  inclusion  in a mortgage pool from among those  purchased by the  depositor,  either  directly or through its  affiliates, from  Unaffiliated  Sellers or Affiliated  Sellers.  As to each series of  securities,  the mortgage loans will be selected for  inclusion in the mortgage  pool based on rating  agency  criteria,  compliance  with
representations  and  warranties,   and  conformity  to  criteria  relating  to  the  characterization  of securities for tax, ERISA,  SMMEA,  Form S-3  eligibility and other legal purposes.  If a mortgage pool is composed of mortgage  loans  acquired by the depositor  directly from  Unaffiliated  Sellers,  the related prospectus  supplement will specify the extent of mortgage loans so acquired.  The  characteristics of the mortgage loans will be as described in the related prospectus  supplement.  Other mortgage loans available for purchase by the depositor may have  characteristics  which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The  mortgage  loans may be  delivered  to the issuing  entity  pursuant to a  Designated  Seller
Transaction,  concurrently with the issuance of the related series of securities.  These securities may be sold in whole or in part to the Seller in  exchange  for the  related  mortgage  loans,  or may be offered under any of the other methods described in this prospectus under "Methods of  Distribution."  The related prospectus  supplement for a mortgage pool composed of mortgage  loans acquired by the depositor  pursuant to a Designated  Seller  Transaction will generally include  information,  provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If  specified  in  the  related  prospectus  supplement,  the  issuing  entity  for a  series  of securities may include mortgage securities,  as described in this prospectus.  The mortgage securities may have been issued  previously by the depositor or an affiliate  thereof,  a financial  institution or other entity engaged  generally in the business of mortgage lending or a limited purpose  corporation  organized for the purpose of, among other things,  acquiring and depositing  mortgage loans into trusts, and selling beneficial  interests in trusts.  In addition the mortgage  securities  may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or  government-sponsored  agencies, as specified in the related  prospectus  supplement.  The mortgage  securities  will be generally  similar to securities  offered under this prospectus.  In any securitization  where mortgage  securities are included in an issuing entity,  unless the mortgage  securities are exempt from  registration  under the Securities
Act, the offering of the mortgage  securities  will be registered if required in accordance  with Rule 190 under the  Securities  Act. As to any series of mortgage  securities,  the related  prospectus  supplement will include a description  of (1) the mortgage  securities and any related  credit  enhancement,  and (2)
the mortgage loans underlying the mortgage securities.

         In  addition,   if  specified  in  the  related  prospectus  supplement  United  States  Treasury securities  and other  securities  issued by the U.S.  Government,  any of its  agencies or other  issuers established by federal  statute may be included in the issuing  entity.  Such securities will be backed by the full faith and credit of the United States or will represent the  obligations  of the U.S.  Government or such  agency  or such  other  issuer  or  obligations  payable  from the  proceeds  of U.S.  Government
Securities, as specified in the related prospectus supplement.

The Mortgage Loans

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or otherwise  modified)  providing for level monthly  payments of  principal  and  interest  and  terms at  origination  or  modification  of not  more  than approximately 15 years;

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or otherwise  modified)  providing for level monthly  payments of principal  and interest and terms at  origination  or  modification  of more than 15 years, but not more than approximately 30 years;

      o     Fully-amortizing  ARM Loans  having an original or modified  term to maturity of not more than approximately 30 years with a related mortgage rate which generally  adjusts  initially either three  months,  six months or one, two,  three,  five,  seven or ten years or other  intervals subsequent to the initial  payment  date,  and  thereafter at either three- month,  six-month, one-year  or  other  intervals  (with  corresponding  adjustments  in the  amount  of  monthly payments)  over the term of the mortgage  loan to equal the sum of the related Note Margin and the note index.  The related  prospectus  supplement will set forth the relevant Index,  which will be of a type that is  customarily  used in the debt and fixed  income  markets to measure the cost of borrowed  funds,  and the highest,  lowest and  weighted  average Note Margin with respect to the ARM Loans in the  related  mortgage  pool.  The related  prospectus  supplement will also indicate any periodic or lifetime  limitations  on changes in any per annum mortgage rate at the time of any  adjustment.  If specified in the related  prospectus  supplement,  an
            ARM Loan may  include a  provision  that  allows  the  mortgagor  to  convert  the  adjustable mortgage  rate to a fixed rate at some point  during  the term of the ARM Loan  generally  not later than six to ten years subsequent to the initial payment date;

      o     Negatively-amortizing  ARM Loans  having  original or  modified  terms to maturity of not more than  approximately  30 years with  mortgage  rates which  generally  adjust  initially on the payment  date  referred  to in the related  prospectus  supplement,  and on each of  specified periodic  payment  dates  thereafter,  to equal the sum of the Note Margin and the Index.  The scheduled  monthly  payment will be adjusted as and when  described in the related  prospectus supplement to an amount that would fully  amortize the mortgage  loan over its remaining  term on a level debt service basis;  provided that increases in the scheduled  monthly  payment may be subject to  limitations  as specified in the related  prospectus  supplement.  Any Deferred
            Interest will be added to the principal balance of the mortgage loan;

      o     Fixed-rate,  graduated  payment  mortgage loans having  original or modified terms to maturity of not more  than  approximately  15  years  with  monthly  payments  during  the  first  year calculated  on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding  year and each year  thereafter  to the extent  necessary  to amortize  the mortgage loan over the remainder of its approximately  15-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Fixed-rate,  graduated  payment  mortgage loans having  original or modified terms to maturity of not more  than  approximately  30  years  with  monthly  payments  during  the  first  year calculated  on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding  year and each  year  thereafter  to the  extent  necessary  to fully  amortize  the mortgage loan over the remainder of its  approximately  30-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Balloon  loans  having  payment  terms  similar  to those  described  in one of the  preceding paragraphs,  calculated  on the basis of an assumed  amortization  term,  but  providing for a balloon  payment  of all  outstanding  principal  and  interest  to be  made  at the  end of a specified term that is shorter than the assumed amortization term;

      o     Mortgage  loans that  provide for a line of credit  pursuant to which  amounts may be advanced to the borrower from time to time;

      o     Mortgage  loans that require that each monthly  payment  consist of an installment of interest which  is  calculated  according  to  the  simple  interest  method.  This  method  calculates interest using the outstanding  principal  balance of the mortgage loan multiplied by the loan rate and further  multiplied  by a fraction,  the  numerator of which is the number of days in the period  elapsed since the preceding  payment of interest was made and the  denominator  of which is the number of days in the annual  period for which  interest  accrues on the mortgage loan.  As payments are received on simple  interest  mortgage  loans,  the amount  received is applied  first to  interest  accrued  to the date of  payment  and the  balance  is applied to reduce the unpaid principal balance of the mortgage loan; or

      o     Mortgage  loans which  provide for an interest  only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain  mortgage  loans secured by junior liens.  The related senior lien, which may have been made at the same time as the first lien,  may or may not be  included in the  mortgage pool as well.  The primary risk to holders of mortgage  loans  secured by junior liens is the  possibility that adequate  funds will not be received in connection  with a foreclosure of the related senior liens to satisfy  fully both the senior liens and the mortgage  loan secured by a junior lien.  In the event that a holder of a senior lien  forecloses on a mortgaged  property,  the proceeds of the  foreclosure or similar sale will be applied  first to the payment of court  costs and fees in  connection  with the  foreclosure,
second  to  real  estate  taxes,  third  in  satisfaction  of  all  principal,   interest,  prepayment  or
acceleration  penalties,  if any, and any other sums due and owing to the holder of the senior liens.  The claims of the holders of the senior  liens will be  satisfied  in full out of proceeds of the  liquidation of the related  mortgaged  property,  if the proceeds are sufficient,  before the issuing entity as holder of the junior lien  receives  any payments in respect of the mortgage  loan.  If the master  servicer or a servicer  were to  foreclose on a mortgage  loan  secured by a junior lien,  it would do so subject to any related  senior liens.  In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the  foreclosure  sale of the mortgage loan would have to bid an amount  sufficient to pay off all sums due under the mortgage  loan and the senior liens or purchase the mortgaged  property  subject to the senior  liens.  In the event that the  proceeds  from a  foreclosure  or similar  sale of the  related mortgaged  property are  insufficient  to satisfy all senior liens and the mortgage loan in the aggregate, the issuing  entity,  as the holder of the junior lien, and,  accordingly,  holders of one or more classes of the  securities of the related  series bear (1) the risk of delay in  distributions  while a deficiency judgment  against  the  borrower  is sought  and (2) the risk of loss if the  deficiency  judgment  is not realized upon.  Moreover,  deficiency judgments may not be available in some jurisdictions or the mortgage loan may be  nonrecourse.  In addition,  a junior  mortgagee may not foreclose on the property  securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require  payment of a prepayment  charge or penalty,  the terms of which will be more fully  described in the  prospectus  supplement.  Prepayment  penalties  may apply if the borrower makes a  substantial  prepayment,  or may apply only if the  borrower  refinances  the mortgage  loans.  A multifamily,  commercial  or  mixed-use  loan may also contain a  prohibition  on  prepayment  or lock-out period.

         The  mortgage  loans may be  "equity  refinance"  mortgage  loans,  as to which a portion  of the proceeds are used to refinance an existing  mortgage loan,  and the remaining  proceeds may be retained by the  mortgagor  or used for purposes  unrelated to the  mortgaged  property.  Alternatively,  the mortgage loans may be "rate and term  refinance"  mortgage  loans,  as to which  substantially  all of the proceeds
(net of related  costs  incurred by the  mortgagor)  are used to  refinance an existing  mortgage  loan or loans  (which may include a junior lien)  primarily  in order to change the  interest  rate or other terms thereof.  The mortgage  loans may be mortgage loans which have been  consolidated  and/or have had various terms  changed,  mortgage loans which have been  converted  from  adjustable  rate mortgage loans to fixed rate mortgage  loans,  or  construction  loans which have been converted to permanent  mortgage  loans. In addition,  a mortgaged  property may be subject to secondary  financing at the time of  origination of the mortgage loan or thereafter.  In addition,  some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related  prospectus  supplement,  a mortgage pool may contain  convertible mortgage  loans which allow the  mortgagors to convert the interest  rates on these  mortgage loans from a fixed rate to an adjustable  rate,  or an  adjustable  rate to a fixed rate, at some point during the life of these mortgage loans. In addition,  if provided for in the related  prospectus  supplement,  a mortgage pool may contain  mortgage  loans which may provide  for  modification  to other fixed rate or  adjustable rate  programs  offered by the  Seller.  If  specified  in the  related  prospectus  supplement,  upon any conversion or  modification,  the  depositor,  the related  master  servicer,  the related  servicer,  the applicable  Seller or a third party will repurchase the converted or modified  mortgage loan as and to the extent set forth in the  related  prospectus  supplement.  Upon the failure of any party so  obligated  to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related  prospectus  supplement,  the mortgage  loans may include  buydown mortgage  loans.  Under the terms of a buydown  mortgage loan, the monthly  payments made by the mortgagor during the early  years of the  mortgage  loan will be less than the  scheduled  monthly  payments  on the mortgage loan. The resulting difference will be made up from:

      o     funds  contributed  by the Seller of the mortgaged  property or another source and placed in a custodial account,

      o     if funds  contributed  by the Seller are  contributed  on a present  value  basis,  investment earnings on these funds, or

      o     additional funds to be contributed over time by the mortgagor's employer or another source.

         Generally,  the mortgagor  under each buydown  mortgage loan will be qualified at the  applicable lower monthly payment.  Accordingly,  the repayment of a buydown mortgage loan is dependent on the ability of the  mortgagor to make larger level  monthly  payments  after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus  supplement for each series of securities will contain  information as to the type of  mortgage  loans that will be  included  in the  related  mortgage  pool.  Each  prospectus  supplement applicable to a series of  securities  will include  information,  generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

      o     the aggregate principal balance of the mortgage loans,

      o     the type of property securing the mortgage loans,

      o     the original or modified terms to maturity of the mortgage loans,

      o     the range of principal balances of the mortgage loans at origination or modification,

      o     the earliest origination or modification date and latest maturity date of the mortgage loans,

      o     the Loan-to-Value Ratios of the mortgage loans,

      o     the mortgage rate or range of mortgage rates borne by the mortgage loans,

      o     if any of the mortgage loans are ARM Loans,  the applicable  Index,  the range of Note Margins and the weighted average Note Margin,

      o     the geographical distribution of the mortgage loans,

      o     the percentage of buydown mortgage loans, if applicable, and

      o     the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

      A Current  Report on Form 8-K will be sent,  upon  request,  to  holders  of the  related  series of securities and will be filed,  together with the related pooling and servicing agreement,  with respect to each series of  certificates,  or the related  servicing  agreement,  owner trust agreement and indenture, with respect to each series of notes,  with the Commission  after the initial  issuance of the securities.
In the event that  mortgage  loans are added to or deleted  from the issuing  entity after the date of the related  prospectus  supplement  but on or before the date of issuance of the  securities  if any material pool  characteristic  differs by 5% or more from the  description  in the prospectus  supplement,  revised disclosure  will be  provided  either in a  supplement  or in a Current  Report on Form 8-K which  will be available to investors on the SEC website.

         The  depositor  will cause the  mortgage  loans  included  in each  mortgage  pool,  or  mortgage securities  evidencing  interests therein, to be assigned,  without recourse,  to the trustee named in the related  prospectus  supplement,  for the benefit of the holders of the securities of a series.  Except to the extent that  servicing of any mortgage loan is to be  transferred  to a special  servicer,  the master servicer named in the related prospectus  supplement will service the mortgage loans,  directly or through servicers,  pursuant to a pooling and servicing  agreement,  with respect to each series of  certificates, or a  servicing  agreement,  with  respect  to each  series  of  notes,  and will  receive a fee for these services.  See "Servicing of Mortgage  Loans,"  "Description of the  Securities"  and "The  Agreements" in
this  prospectus.  The master  servicer's  obligations  with  respect to the  mortgage  loans will consist principally of its contractual  servicing  obligations  under the related pooling and servicing  agreement or servicing  agreement  (including  its obligation to supervise,  monitor and oversee the  obligations of the servicers to service and administer  their  respective  mortgage loans in accordance with the terms of the applicable  servicing  agreements),  as more fully  described in this prospectus  under  "Servicing of
Mortgage  Loans—Servicers," and, if and to the extent set forth in the related prospectus supplement,  its obligation  to make cash  advances in the event of  delinquencies  in  payments on or with  respect to the mortgage  loans as  described  in this  prospectus  under  "Description  of the  Securities—Advances")  or pursuant to the terms of any mortgage  securities.  The  obligations of a master servicer to make advances may be subject to  limitations,  to the extent this  prospectus and the related  prospectus  supplement so provides.

Underwriting Standards

         Mortgage  loans to be included in a mortgage  pool will be  purchased  on the closing date by the depositor  either directly or indirectly from Affiliated  Sellers or Unaffiliated  Sellers.  The depositor will  acquire  mortgage  loans  utilizing  re-underwriting  criteria  which it believes  are  appropriate, depending to some extent on the  depositor's or its affiliates'  prior  experience with the Seller and the servicer,  as well as the  depositor's  prior  experience  with a particular type of mortgage loan or with mortgage  loans  relating  to  mortgaged  properties  in a  particular  geographical  region.  A  standard approach to  re-underwriting  is to compare loan file  information and information  that is represented to the  depositor  on a tape  with  respect  to a  percentage  of the  mortgage  loans  the  depositor  deems appropriate in the  circumstances.  The depositor  will not undertake any  independent  investigations  of the creditworthiness of particular obligors.

         The mortgage  loans,  as well as mortgage loans  underlying  mortgage  securities  will have been originated in accordance with underwriting standards described below.

         The  underwriting  standards to be used in originating the mortgage loans are primarily  intended to assess the  creditworthiness of the mortgagor,  the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The  mortgage  loans  will  be  originated  under  "full/alternative",   "stated  income/verified
assets",   "stated   income/stated   assets",   "no   documentation"   or   "no   ratio"   programs.   The
"full/alternative"  documentation  programs  generally  verify income and assets in accordance with Fannie
Mae/Freddie  Mac  automated  underwriting   requirements.   The  stated  income/verified   assets,  stated
income/stated  assets,  no documentation or no ratio programs  generally  require less  documentation  and verification than do full  documentation  programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of  income/employment,  assets and certain payment  histories.  Generally, under  both  "full/alternative"  documentation  programs,  at least one month of income  documentation  is provided.  This  documentation  is also  required to include  year-to-date  income or prior year income in case the former is not  sufficient  to  establish  consistent  income.  Generally  under a "stated  income verified  assets"  program no  verification  of a  mortgagor's  income is  undertaken  by the  origination however,  verification  of the  mortgagor's  assets is  obtained.  Under a "stated  income/stated  assets"
program,  no  verification  of either a mortgagor's  income or a  mortgagor's  assets is undertaken by the originator  although  both  income and assets are  stated on the loan  application  and a  "reasonableness test" is applied.  Generally,  under a "no documentation"  program, the mortgagor is not required to state his or her  income or assets  and  therefore,  no  verification  of such  mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for such  mortgage  loans  may be based  primarily  or entirely on the estimated  value of the mortgaged  property and the LTV ratio at origination as well as on the payment  history  and credit  score.  Generally,  under a "no ratio"  program,  the  mortgagor  is not required to disclose their income although the nature of employment is disclosed.  Additionally,  on a "no ratio" program assets are verified.

         The  primary  considerations  in  underwriting  a mortgage  loan are the  mortgagor's  employment stability and whether the mortgagor has sufficient  monthly income  available (1) to meet the  mortgagor's monthly  obligations  on the proposed  mortgage  loan  (generally  determined  on the basis of the monthly payments  due in the year of  origination)  and other  expenses  related to the home  (including  property taxes and hazard  insurance) and (2) to meet monthly housing expenses and other financial  obligations and monthly  living  expenses.  However,  the  Loan-to-Value  Ratio of the mortgage  loan is another  critical factor. In addition,  a mortgagor's credit history and repayment  ability,  as well as the type and use of the mortgaged property, are also considerations.

         High  LTV  Loans  are  underwritten  with an  emphasis  on the  creditworthiness  of the  related mortgagor.  High LTV Loans are underwritten with a limited  expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily  loans,  commercial  loans or mixed-use loans,  lenders  typically look to the debt service  coverage ratio of a loan as an important  measure of the risk of default on that loan. Unless otherwise defined in the related  prospectus  supplement,  the debt service coverage ratio of a  multifamily  loan,  commercial  loan or  mixed-use  loan at any given  time is the ratio of (1) the net operating  income of the  related  mortgaged  property  for a  twelve-month  period to (2) the  annualized scheduled  payments on the mortgage  loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related  mortgage.  The net operating income of a mortgaged  property is
the  total  operating  revenues  derived  from  a  multifamily,   commercial  or  mixed-use  property,  as
applicable,  during that period,  minus the total operating  expenses incurred in respect of that property during that period  other than (a)  non-cash  items such as  depreciation  and  amortization,  (b) capital expenditures  and (c) debt service on loans  (including  the related  mortgage  loan)  secured by liens on that  property.  The  net  operating  income  of a  multifamily,  commercial  or  mixed-use  property,  as applicable,  will  fluctuate  over time and may or may not be  sufficient  to cover  debt  service  on the related  mortgage  loan  at any  given  time.  As  the  primary  source  of the  operating  revenues  of a multifamily,  commercial or mixed-use  property,  as applicable,  rental income (and maintenance  payments from  tenant-stockholders  of a cooperatively owned multifamily property) may be affected by the condition of the  applicable  real estate  market and/or area  economy.  Increases in operating  expenses due to the general economic climate or economic  conditions in a locality or industry  segment,  such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating  expenses,  and/or to changes in governmental rules,  regulations and fiscal policies,  may also affect the risk of default on a
multifamily,   commercial  or  mixed-use  loan.  Lenders  also  look  to  the  Loan-to-Value  Ratio  of  a multifamily,  commercial  or mixed-use  loan as a measure of risk of loss if a property must be liquidated following a default.

         Each  prospective  mortgagor will generally  complete a mortgage loan  application  that includes information on the  applicant's  liabilities,  income,  credit  history,  employment  history and personal information.  One or more credit  reports on each  applicant  from  national  credit  reporting  companies generally will be required.  The report  typically  contains  information  relating to credit history with local and  national  merchants  and  lenders,  installment  debt  payments  and any  record  of  defaults, bankruptcies,  repossessions,  or  judgments.  In the  case  of a  multifamily  loan,  commercial  loan or mixed-use loan, the mortgagor will also be required to provide certain  information  regarding the related mortgaged  property,  including a current  rent roll and  operating  income  statements  (which may be pro forma and  unaudited).  In addition,  the  originator  will  generally  also  consider the location of the mortgaged  property,  the  availability  of  competitive  lease  space and  rental  income  of  comparable properties in the relevant  market area, the overall  economy and  demographic  features of the geographic area and the mortgagor's  prior experience in owning and operating  properties  similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged  properties  generally will be appraised by licensed appraisers or through an automated valuation system. A licensed  appraiser will generally address  neighborhood  conditions,  site and zoning status and  condition  and  valuation  of  improvements.  In the case of mortgaged  properties  secured by single family loans,  the appraisal  report will  generally  include a  reproduction  cost analysis  (when appropriate)  based on the current cost of  constructing  a similar home and a market value analysis based on recent sales of  comparable  homes in the area.  With  respect to  multifamily  properties,  commercial properties and mixed-use  properties,  the appraisal  must specify  whether an income  analysis,  a market analysis or a cost  analysis was used.  An appraisal  employing  the income  approach to value  analyzes a property's  projected net cash flow,  capitalization and other operational  information in determining the property's  value.  The market  approach to value  analyzes  the prices  paid for the  purchase of similar properties in the property's  area, with  adjustments  made for variations  between those other properties and the property  being  appraised.  The cost approach to value requires the appraiser to make an estimate of land value and then  determine  the  current  cost of  reproducing  the  improvements  less any accrued depreciation.  In any case, the value of the property being financed, as indicated by the appraisal,  must support,  and support in the future, the outstanding loan balance.  All appraisals by licensed  appraisers are  required  to be on forms  acceptable  to Fannie  Mae or  Freddie  Mac.  Automated  valuation  systems generally rely on publicly  available  information  regarding  property  values and will be described more fully in the related  prospectus  supplement.  An  appraisal  for purposes of  determining  the Value of a mortgaged property may include an automated valuation.

         Notwithstanding  the foregoing,  Loan-to-Value  Ratios will not  necessarily  provide an accurate measure  of the  risk of  liquidation  loss in a pool of  mortgage  loans.  For  example,  the  value of a mortgaged  property as of the date of initial  issuance of the related  series of  securities  may be less than the Value  determined at loan  origination,  and will likely  continue to fluctuate from time to time based upon changes in economic  conditions  and the real estate  market.  Mortgage loans which are subject to negative  amortization  will have  Loan-to-Value  Ratios which will  increase  after  origination  as a result of negative  amortization.  Also,  even when  current,  an appraisal is not  necessarily a reliable estimate of value for a multifamily  property or commercial  property.  As stated above,  appraised values of multifamily,  commercial and mixed-use properties are generally based on the market analysis,  the cost analysis,  the income  analysis,  or upon a selection  from or  interpolation  of the values  derived from those  approaches.  Each of these  appraisal  methods can  present  analytical  difficulties.  It is often difficult to find truly  comparable  properties  that have recently been sold; the  replacement  cost of a property may have little to do with its current  market  value;  and income  capitalization  is inherently based on inexact  projections  of income and expenses and the selection of an  appropriate  capitalization rate.  Where  more  than one of these  appraisal  methods  are used and  provide  significantly  different results,  an accurate  determination  of value and,  correspondingly,  a reliable  analysis of default and loss risks, is even more difficult.

         If so specified in the related  prospectus  supplement,  the underwriting of a multifamily  loan, commercial loan or mixed-use loan may also include environmental  testing.  Under the laws of some states, contamination  of real  property  may give rise to a lien on the  property to assure the costs of cleanup.
In several  states,  this type of lien has priority over an existing  mortgage lien on that  property.  In addition,  under the laws of some  states  and under  CERCLA,  a lender  may be  liable,  as an "owner" or
"operator",  for costs of  addressing  releases  or  threatened  releases  of  hazardous  substances  at a property,  if agents or employees of the lender have become  sufficiently  involved in the  operations  of the borrower,  regardless of whether or not the environmental  damage or threat was caused by the borrower or a prior owner. A lender also risks such  liability on  foreclosure  of the mortgage as described  under
"Legal Aspects of Mortgage Loans—Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the  mortgage  loan Seller will be required to represent that it has  complied  with the  applicable  underwriting  policies  of the FHA or VA,  respectively.  See
"Description of Primary Mortgage Insurance,  Hazard Insurance;  Claims Thereunder—FHA  Insurance" and "—VA
Insurance" in this prospectus.

FICO Scores

         The FICO Score is a statistical  ranking of likely future credit  performance  developed by Fair,
Isaac & Company  ("Fair,  Isaac")  and the three  national  credit  repositories-Equifax,  Trans Union and
First  American  (formerly  Experian  which was formerly  TRW).  The FICO Scores  available from the three national  credit  repositories  are calculated by the assignment of weightings to the most predictive data collected  by the credit  repositories  and range from the 300's to the 900's.  Although  the FICO  Scores are based  solely on the  information  at the  particular  credit  repository,  such FICO Scores have been calibrated to indicate the same level of credit risk  regardless of which credit  repository is used.  The
FICO Scores is used along with,  but not limited to,  mortgage  payment  history,  seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Originators and Sellers

         Each  mortgage  loan  generally  will be  originated,  directly or through  mortgage  brokers and correspondents,  by a  savings  and  loan  association,  savings  bank,  commercial  bank,  credit  union, insurance  company,  or  similar  institution  which is  supervised  and  examined  by a federal  or state authority,  or by a mortgagee  approved by the  Secretary  of Housing  and Urban  Development  pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

         Each  Seller will have made  representations  and  warranties  in respect of the  mortgage  loans and/or  mortgage  securities  sold by the Seller and evidenced by a series of  securities.  In the case of mortgage loans,  representations  and warranties will generally  include,  among other things,  that as to each mortgage loan:

         o        With respect to any first lien mortgage loan, a lender's title  insurance  policy (on an
                  ALTA or CLTA form) or binder,  or other  assurance  of title  customary  in the relevant jurisdiction  therefore  in a form  acceptable  to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title  insurance  company which, to the  best of the  related  seller's  knowledge,  was  qualified  to do  business  in the jurisdiction  where the related  mortgaged  property is  located,  insuring  the related seller and its  successors  and assigns  that the mortgage is a first  priority  lien on the related  mortgaged  property in the original  principal amount of the mortgage loan;
                  and the related seller is the sole insured under such lender's title  insurance  policy, and such  policy,  binder or  assurance  is valid and  remains in full force and effect, and each such policy,  binder or assurance  shall  contain all  applicable  endorsements including  a negative  amortization  endorsement,  if  applicable.  With  respect to any second lien mortgage loan,  other than any Piggyback Loan that has an initial  principal amount  less  than or equal to  $200,000,  (a) a  lender's  title  insurance  policy  or binder,  or other  assurance of title customary in the relevant  jurisdiction  therefore in a form  acceptable  to Fannie  Mae or Freddie  Mac,  was issued on the date that each mortgage  loan  was  created  by a title  insurance  company  which,  to the best of the related seller's  knowledge,  was qualified to do business in the jurisdiction where the related  mortgaged  property is located,  insuring the related seller and its successors and  assigns;  and the related  seller is the sole  insured  under such  lender's  title insurance  policy,  and such  policy,  binder or  assurance is valid and remains in full force  and  effect,  and each  such  policy,  binder  or  assurance  shall  contain  all applicable  endorsements including a negative amortization  endorsement,  if applicable, or (b) a lien  search  was  conducted  at the time of  origination  with  respect to the related property;

         o        immediately  prior to the  transfer to the  depositor,  the related  Seller was the sole owner of  beneficial  title and holder of the  mortgage and  mortgage  note  relating to such  mortgage  loan and is  conveying  the same  free and  clear of any and all  liens, claims,  encumbrances,  participation interests,  equities, pledges, charges or security interests of any nature and the related  Seller has full right and  authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

         o        there  is no  mechanics'  lien or  claim  for  work,  labor or  material  affecting  the premises  subject to any  mortgage  which is or may be a lien  prior to, or equal  with, the  lien of  such  mortgage  except  those  which  are  insured  against  by the  title insurance policy referred to above;

         o        the mortgage is a valid and enforceable  first or other  applicable lien on the property securing  the  related  mortgage  note  and  each  mortgaged  property  is  owned by the mortgagor  in  fee  simple  (except  with  respect  to  common  areas  in  the  case  of condominiums,  PUDs and de minimis  PUDs) or by  leasehold  for a term  longer  than the term of the related  mortgage,  subject  only to (i) the lien of current  real  property taxes and  assessments,  (ii)  covenants,  conditions and  restrictions,  rights of way, easements  and other  matters  of  public  record  as of the date of  recording  of such mortgage,  such exceptions being acceptable to mortgage lending  institutions  generally or specifically  reflected in the appraisal  obtained in connection with the origination of the related  mortgage  loan or referred to in the  lender's  title  insurance  policy delivered to the  originator  of the related  mortgage  loan and (iii) other  matters to which like  properties are commonly  subject which do not materially  interfere with the benefits of the security intended to be provided by such mortgage;

         o        the  physical  property  subject to the  mortgage is free of  material  damage and is in good repair and there is no proceeding  pending or  threatened  for the total or partial condemnation of any mortgaged property;

         o        there was no  delinquent  tax or  assessment  lien against the  property  subject to any mortgage,  except where such lien was being  contested in good faith and a stay had been granted against levying on the property; and

         o        each mortgage  loan at the time it was made  complied in all material  respects with all
                  applicable  local,   state  and  federal  laws  and  regulations,   including,   without
                  limitation,  usury,  equal credit  opportunity,  disclosure  and recording  laws and all applicable  predatory,  abusive and fair lending  laws;  and each mortgage loan has been
                  serviced  in  all  material   respects  in  accordance  with  all  applicable  laws  and
                  regulations,   including,   without   limitation,   usury,  equal  credit   opportunity,
                  disclosure  and recording laws and all  applicable  anti-predatory  lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative  mortgage loans,  representations and warranties with respect to title insurance or hazard  insurance may not be given.  Generally,  the cooperative  itself is responsible for the  maintenance  of  hazard  insurance  for  property  owned by the  cooperative,  and the  borrowers
(tenant-stockholders)  of the cooperative do not maintain hazard  insurance on their  individual  dwelling units. In the case of mortgage  securities,  representations and warranties will generally include,  among other things,  that as to each mortgage security,  the Seller has good title to the mortgage security free of any  liens.  In the  event of a  breach  of a  Seller's  representation  or  warranty  that  materially adversely  affects the  interests of the  securityholders  in a mortgage  loan or mortgage  security,  the related Seller will be obligated to cure the breach or repurchase  or, if permitted,  replace the mortgage loan or mortgage  security as  described  below.  However,  there can be no  assurance  that a Seller will honor its  obligation to repurchase  or, if permitted,  replace any mortgage loan or mortgage  security as to which a breach of a representation or warranty arises.

         All of the  representations  and warranties of a Seller in respect of a mortgage loan or mortgage security  will  have  been  made as of the  date on which  the  mortgage  loan or  mortgage  security  was purchased from the Seller by or on behalf of the depositor,  unless a specific  representation or warranty relates to an  earlier  date,  in which  case such  representation  or  warranty  shall be made as of such earlier date. As a result,  the date as of which the  representations  and  warranties  were made may be a date  prior to the date of initial  issuance  of the  related  series of  securities  or, in the case of a
Designated Seller  Transaction,  will be the date of closing of the related sale by the applicable Seller.
A  substantial  period  of time may have  elapsed  between  the date as of which the  representations  and warranties  were made and the  later  date of  initial  issuance  of the  related  series  of  securities.
Accordingly,  the Seller's repurchase  obligation (or, if specified in the related prospectus  supplement, limited  replacement  option)  described below will not arise if, during the period commencing on the date of sale of a mortgage  loan or  mortgage  security by the  Seller,  an event  occurs that would have given rise to a repurchase  obligation  had the event  occurred  prior to sale of the affected  mortgage loan or mortgage  security,  as the  case may be.  The  only  representations  and  warranties  to be made for the benefit of holders of securities in respect of any related  mortgage  loan or mortgage  security  relating to the period  commencing on the date of sale of the mortgage  loan or mortgage  security by the Seller to or on behalf of the  depositor  will be the limited  corporate  representations  of the  depositor and the master servicer described under "Description of the Securities—Assignment of Trust Fund Assets" below.

         The  depositor  will assign to the  trustee for the benefit of the holders of the related  series of  securities  all of its right,  title and interest in each  purchase  agreement by which it purchased a mortgage  loan or  mortgage  security  from a Seller  insofar  as the  purchase  agreement  relates to the representations  and  warranties  made by the Seller in respect of the mortgage loan or mortgage  security and any remedies  provided for with respect to any breach of  representations  and warranties with respect to the mortgage  loan or mortgage  security.  If a Seller  cannot cure a breach of any  representation  or warranty  made by it in respect of a mortgage loan or mortgage  security  which  materially  and adversely affects the interests of the  securityholders  therein within a specified  period after having  discovered or received  notice of a breach,  then,  the Seller will be obligated to  repurchase  the mortgage loan or mortgage  security at a purchase price set forth in the related  pooling and servicing  agreement or other agreement  which purchase price  generally will be equal to the principal  balance  thereof as of the date of  repurchase  plus accrued and unpaid  interest  through or about the date of  repurchase at the related mortgage rate or  pass-through  rate, as  applicable  (net of any portion of this interest  payable to the
Seller  in  respect  of  master  servicing  compensation,  special  servicing  compensation  or  servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be  repurchased  by a Seller as provided  above,  rather than repurchase the mortgage loan, the Seller, if so specified in the related  prospectus  supplement,  will be entitled,  at its sole option,  to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified  Substitute Mortgage Loan; however,  with respect to a series of certificates for which no REMIC election is to be made, the  substitution  must be effected  within 120 days of the date of the initial issuance of the related series of  certificates.  With respect to a issuing entity for which a
REMIC election is to be made, the  substitution  of a defective  mortgage loan must be effected within two years of the date of the initial  issuance of the related series of  certificates,  and may not be made if the substitution  would cause the issuing entity,  or any portion  thereof,  to fail to qualify as a REMIC or  result  in a  Prohibited  Transaction  Tax under the Code.  Any  Qualified  Substitute  Mortgage  Loan generally will, on the date of substitution:

      o     have an  outstanding  principal  balance,  after  deduction  of the  principal  portion of the monthly payment due in the month of substitution,  not in excess of the outstanding  principal balance of the Deleted  Mortgage  Loan (the amount of any  shortfall  to be  deposited  in the
            Distribution  Account  by  the  related  Seller  or  the  master  servicer  in  the  month  of substitution for distribution to the securityholders),
      o     have a mortgage rate and a Net Mortgage Rate not less than (and not  materially  greater than)
            the mortgage  rate and Net Mortgage  Rate,  respectively,  of the Deleted  Mortgage Loan as of the date of substitution,

      o     have a  Loan-to-Value  Ratio at the time of  substitution  no higher  than that of the Deleted
            Mortgage Loan at the time of substitution,

      o     have a remaining  term to maturity  not  materially  earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

      o     comply with all of the  representations  and  warranties  made by the Seller as of the date of substitution.

The related mortgage loan purchase  agreement may include  additional  requirements  relating to ARM Loans or other  specific types of mortgage  loans,  or additional  provisions  relating to meeting the foregoing requirements  on an aggregate  basis where a number of  substitutions  occur  contemporaneously.  A Seller will  have an  option to  substitute  for a  mortgage  security  that it is  obligated  to  repurchase  in connection with a breach of a  representation  and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master  servicer or the trustee will be required under the  applicable  pooling and servicing agreement or servicing  agreement to use  reasonable  efforts to enforce this  repurchase or  substitution obligation  for the benefit of the trustee and the  securityholders,  following  those  practices it would employ in its good  faith  business  judgment  and  which are  normal  and usual in its  general  mortgage servicing activities;  provided,  however, that this repurchase or substitution obligation will not become an obligation of the master  servicer in the event the  applicable  Seller fails to honor the  obligation.
In instances where a Seller is unable, or disputes its obligation,  to repurchase  affected mortgage loans and/or mortgage securities,  the master servicer or the trustee,  employing the standards set forth in the preceding  sentence,  may  negotiate  and enter into one or more  settlement  agreements  with the related
Seller that could  provide for the  repurchase  of only a portion of the  affected  mortgage  loans and/or mortgage  securities.  Any  settlement  could  lead  to  losses  on the  mortgage  loans  and/or  mortgage securities  which  would be borne by the  related  securities.  In  accordance  with the  above  described practices,  the master servicer or trustee will not be required to enforce any repurchase  obligation of a
Seller  arising  from any  misrepresentation  by the  Seller,  if the master  servicer  determines  in the reasonable  exercise of its business  judgment that the matters related to the  misrepresentation  did not directly  cause or are not  likely to  directly  cause a loss on the  related  mortgage  loan or  mortgage security.  If the  Seller  fails to  repurchase  and no breach of any other  party's  representations  has occurred,  the Seller's repurchase  obligation will not become an obligation of the depositor or any other party.  In the case of a Designated  Seller  Transaction  where the Seller fails to  repurchase a mortgage loan or mortgage  security and neither the depositor nor any other entity has assumed the  representations and  warranties,  the  repurchase  obligation of the Seller will not become an obligation of the depositor
or  any  other  party.  The  foregoing   obligations  will  constitute  the  sole  remedies  available  to securityholders  or the  trustee  for a breach of any  representation  by a Seller or for any other  event giving rise to the obligations as described above.

         Neither the  depositor  nor the master  servicer  will be obligated to repurchase a mortgage loan or mortgage  security if a Seller  defaults on its obligation to do so, and no assurance can be given that the Sellers  will carry out their  repurchase  obligations.  A default by a Seller is not a default by the depositor  or by the master  servicer.  However,  to the extent that a breach of the  representations  and warranties of a Seller also constitutes a breach of a  representation  made by the depositor or the master servicer,  as described below under "Description of the  Securities—Assignment  of Trust Fund Assets," the
depositor or the master  servicer may have a repurchase or substitution  obligation.  Any mortgage loan or mortgage  security not so repurchased or  substituted  for shall remain in the related  issuing entity and any  losses  related  thereto  shall  be  allocated  to the  related  credit  enhancement,  to the  extent available, and otherwise to one or more classes of the related series of securities.

         If a person  other than a Seller  makes the  representations  and  warranties  referred to in the first  paragraph  of this  "—Representations  by  Sellers"  section,  or a person  other  than a Seller is responsible  for  repurchasing  or replacing any mortgage loan or mortgage  security for a breach of those representations  and warranties,  the identity of that person will be specified in the related  prospectus supplement.  The master servicer's  responsibilities  for enforcing these  representations  and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

         If the  related  prospectus  supplement  so  specifies,  the master  servicer  or another  entity identified  in such  prospectus  supplement  may, at its  option,  purchase  from the  issuing  entity any mortgage  loan which is  delinquent  in payment by 90 days or more or is an REO Mortgage  Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

Methods of Delinquency Calculation

         Each  prospectus  supplement will describe the delinquency  method used for  calculations  with respect to the related  mortgage  loans,  which will either be the MBA Method or the OTS Method.  Under either method,  except with respect to HELOCs,  the determination as to whether a mortgage loan falls into a delinquency  category is made as of the close of business on the last day of each month prior to the date of  determining  the  delinquency:  for example,  if a cut-off date is August 1, or a distribution  date is August 25,  delinquencies  are calculated as of
July 31. In addition,  under either method,  mortgage loans, except for HELOCs, with due dates other than the first day of the month are treated as if their due date was the first day of the following month.

         Under the MBA Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment  prior to the close of business on the day prior to the  mortgage  loan's first  succeeding  due date.  For example,  if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage  loan with a payment  due on July 1 that  remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  A mortgage  loan would be considered  "60 days  delinquent"  with respect to such scheduled  payment if such scheduled  payment were not made prior to the close of business  on the day prior to the  mortgage  loan's  second  succeeding  due date (or, in the preceding  example,  if the mortgage loan with a payment due on June 1 remained  unpaid as of the close of business on July 31).

         Under the OTS Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment prior to the close of business on the mortgage  loan's first  succeeding  due date. For example, if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that  remained  unpaid as of the close of business  on July 31 would not be  described  as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  Such  mortgage loan with a payment due on
June 1 that remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent as of the cut-off date in the  prospectus  supplement.  A mortgage loan would be  considered  "60 days  delinquent"  with respect to such  scheduled  payment if such  scheduled  payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding  example,  if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

         Generally,  because of the way delinquencies are calculated as described above,  delinquencies  calculated under the MBA Method are a month greater than as calculated  under the OTS Method,  and mortgage loans which are 30 days  delinquent  under the MBA Method are not delinquent  under the OTS Method.  Investors  should  carefully note the method used with respect to the related securitization as described in the prospectus supplement.

         Investors  should  note  that  calculations  of  delinquency  are made as of the end of the  prior  month.
Changes in  borrower  delinquency  status  after that time will not be  disclosed  until the  following  month.  In addition, under both methods,  bankruptcy,  foreclosure and REO property status is determined as of the last day of the prior  month.  Such  mortgage  loans are removed  from the  delinquency  buckets,  although  they will count in connection with delinquency triggers or for total delinquency information.

                                         STATIC POOL INFORMATION

         For each mortgage pool discussed  above,  the issuing entity will provide static pool information with respect to the experience of the sponsor,  or other appropriate  entity, in securitizing  asset pools of the same type to the extent material.

         With respect to each series of securities,  the  information  referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                       SERVICING OF MORTGAGE LOANS

General

         The mortgage  loans and mortgage  securities  included in each mortgage pool will be serviced and administered  pursuant to either a pooling and  servicing  agreement or a servicing  agreement.  A form of pooling and servicing  agreement and a form of servicing  agreement  have each been filed as an exhibit to the  registration  statement of which this prospectus is a part.  However,  the provisions of each pooling and  servicing  agreement  or  servicing  agreement  will vary  depending  upon the nature of the  related mortgage  pool.  The  following  summaries  describe the material  servicing-related  provisions  that may appear in a pooling and  servicing  agreement or servicing  agreement  for a mortgage  pool that  includes mortgage loans. The related  prospectus  supplement will describe any  servicing-related  provision of its related  pooling  and  servicing  agreement  or  servicing  agreement  that  materially  differs  from the description  thereof  contained  in this  prospectus.  If the  related  mortgage  pool  includes  mortgage securities,  the related  prospectus  supplement  will  summarize  the material  provisions of the related pooling and  servicing  agreement  and  identify the  responsibilities  of the parties to that pooling and servicing agreement.

         With  respect  to any  series  of  securities  as to which the  related  mortgage  pool  includes mortgage  securities,  the servicing and  administration  of the mortgage  loans  underlying  any mortgage securities  will be  pursuant  to the  terms of  those  mortgage  securities.  Mortgage  loans  underlying mortgage  securities in a mortgage pool will be serviced and administered  generally in the same manner as mortgage  loans  included in a mortgage  pool,  however,  there can be no assurance  that this will be the case,  particularly if the mortgage  securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

         The master servicer,  if any, for a series of securities will be named in the related  prospectus supplement  and may be an  affiliate  of the  depositor.  The master  servicer  is  required to maintain a fidelity  bond and errors and  omissions  policy with  respect to its  officers  and  employees  and other persons  acting on behalf of the master  servicer in connection  with its  activities  under a pooling and servicing agreement or a servicing agreement.

         The master  servicer  shall  supervise,  monitor and oversee the  obligation  of the servicers to service and administer  their  respective  mortgage  loans in accordance  with the terms of the applicable servicing  agreements  and shall have full power and  authority to do any and all things which it may deem necessary or desirable in connection  with such master  servicing  and  administration.  In addition,  the
Master  Servicer shall oversee and consult with each servicer as necessary from  time-to-time to carry out the master  servicer's  obligations  under the pooling and  servicing  agreement or  servicing  agreement, shall  receive,  review and  evaluate  all  reports,  information  and other data  provided  to the master servicer  by each  servicer  and  shall  cause  each  servicer  to  perform  and  observe  the  covenants, obligations  and conditions to be performed or observed by such servicer  under its  applicable  servicing agreement.  Each pooling and servicing agreement or servicing  agreement,  as applicable,  for a series of securities,  will  provide that in the event a servicer  fails to perform its  obligations  in  accordance with its servicing  agreement,  the master  servicer shall  terminate such servicer and act as servicer of the related  mortgage loans or cause the trustee to enter into a new servicing  agreement with a successor servicer selected by the master servicer.

The Servicers

         Each of the  servicers,  if  any,  for a  series  of  securities  will be  named  in the  related prospectus  supplement  and may be an affiliate of the  depositor or the Seller of the mortgage  loans for which it is acting as servicer.  Each  servicer  will service the mortgage  loans  pursuant to a servicing agreement  between the master  servicer  and the related  servicer,  which  servicing  agreement  will not contain any terms  which are  inconsistent  with the related  pooling  and  servicing  agreement  or other agreement that governs the servicing  responsibilities  of the master  servicer or pursuant to the related pooling and  servicing  agreement,  as specified in the related  prospectus  supplement.  Each servicer is required to maintain a fidelity  bond and errors and  omissions  policy with  respect to its  officers and employees and other persons  acting on behalf of the servicer in connection  with its  activities  under a servicing agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The master  servicer for any  mortgage  pool will be  obligated  under the pooling and  servicing agreement or servicing  agreement to supervise,  monitor and oversee the  obligations  of the servicers to service  and  administer  their  respective  mortgage  loans in the  mortgage  pool for the benefit of the related  securityholders,  in  accordance  with  applicable  law,  the terms of the pooling and  servicing agreement or servicing  agreement,  the mortgage loans and any instrument of credit  enhancement  included in the  related  issuing  entity,  and,  to the extent  consistent  with the  foregoing,  the  customs and standards of prudent  institutional  mortgage lenders  servicing  comparable  mortgage loans for their own account  in the  jurisdictions  where  the  related  mortgaged  properties  are  located.  Subject  to the foregoing,  the master  servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing  duties,  the master  servicer will be required to, and to cause each of the  servicers  to,  make  reasonable  efforts  to  collect  all  payments  called for under the terms and provisions  of the  mortgage  loans  that it  services.  The master  servicer  and each  servicer  will be obligated to follow the same collection  procedures as it would follow for comparable  mortgage loans held for its own account,  so long as these  procedures are consistent  with the servicing  standard of and the terms of the related  pooling and servicing  agreement or servicing  agreement and the servicing  standard generally  described in the  preceding  paragraph,  and do not impair  recovery  under any  instrument  of credit  enhancement  included in the related  issuing entity.  Consistent  with the foregoing,  the master servicer or any servicer will be permitted,  to the extent provided in the related prospectus  supplement, to waive any  prepayment  premium,  late payment  charge or other charge in  connection  with any mortgage loan.

         Under a pooling and  servicing  agreement or a servicing  agreement,  a master  servicer and each servicer may be granted  discretion to extend relief to mortgagors  whose payments become  delinquent.  In the case of single family loans and  Contracts,  a master  servicer or servicer may, for example,  grant a period of  temporary  indulgence  to a  mortgagor  or may enter  into a  liquidating  plan  providing  for repayment  of  delinquent  amounts  within a  specified  period  from the date of  execution  of the plan.
However,  the master  servicer or servicer  must first  determine  that any waiver or  extension  will not impair the coverage of any related  insurance  policy or materially  adversely affect the security for the mortgage  loan.  In addition,  unless  otherwise  specified  in the related  prospectus  supplement,  if a material  default  occurs or a payment  default is  reasonably  foreseeable  with respect to a multifamily loan,  commercial loan or mixed-use  loan, the master  servicer or servicer will be permitted,  subject to any specific  limitations set forth in the related pooling and servicing  agreement or servicing agreement and described in the related prospectus  supplement,  to modify,  waive or amend any term of such mortgage loan,  including  deferring  payments,  extending  the stated  maturity  date or otherwise  adjusting  the payment  schedule,  provided  that the  modification,  waiver or  amendment  (1) is  reasonably  likely to produce a greater  recovery  with  respect  to that  mortgage  loan on a present  value  basis  than would liquidation  and (2) will not  adversely  affect the coverage  under any  applicable  instrument of credit enhancement.

         In the case of multifamily  loans,  commercial loans and mixed-use  loans, a mortgagor's  failure to make required  mortgage loan payments may mean that  operating  income is  insufficient  to service the mortgage  debt, or may reflect the  diversion of that income from the  servicing of the mortgage  debt. In addition,  a mortgagor  under a multifamily,  commercial or mixed-use loan that is unable to make mortgage loan  payments  may also be unable to make timely  payment of taxes and  otherwise  to maintain and insure the related  mortgaged  property.  Generally,  the related master servicer or servicer will be required to monitor any  multifamily  loan or commercial loan that is in default,  evaluate  whether the causes of the default can be corrected  over a reasonable  period  without  significant  impairment  of the value of the related  mortgaged  property,  initiate  corrective  action in  cooperation  with the mortgagor if cure is likely,  inspect the related  mortgaged  property and take any other  actions as are  consistent  with the servicing standard described above and in the pooling and servicing  agreement or servicing  agreement.  A significant  period of time may elapse  before  the  master  servicer  or  servicer  is able to assess the success of any such corrective  action or the need for additional  initiatives.  The time within which the master  servicer or servicer  can make the initial  determination  of  appropriate  action,  evaluate  the success of corrective  action,  develop  additional  initiatives,  institute  foreclosure  proceedings and actually  foreclose  (or accept a deed to a mortgaged  property in lieu of  foreclosure)  on behalf of the securityholders  of the related  series may vary  considerably  depending on the  particular  multifamily, commercial or mixed-use loan, the mortgaged property,  the mortgagor,  the presence of an acceptable party to assume that loan and the laws of the  jurisdiction  in which the  mortgaged  property is located.  If a mortgagor  files  a  bankruptcy  petition,  the  master  servicer  or  servicer  may not be  permitted  to accelerate  the maturity of the related  multifamily,  commercial or mixed-use loan or to foreclose on the mortgaged  property  for a  considerable  period of time.  See "Legal  Aspects of Mortgage  Loans" in this prospectus.

         Some or all of the  mortgage  loans in a mortgage  pool may  contain a  due-on-sale  clause  that entitles  the lender to  accelerate  payment of the mortgage  loan upon any sale or other  transfer of the related mortgaged  property made without the lender's consent.  In any case in which a mortgaged  property is being conveyed by the  mortgagor,  the master  servicer will in general be obligated,  to the extent it has  knowledge of the  conveyance,  to exercise its rights,  or cause the servicer of the mortgage loan to exercise  its rights,  to  accelerate  the  maturity of the related  mortgage  loan under any  due-on-sale clause  applicable  thereto,  but only if the exercise of these rights is permitted by applicable  law and only to the extent it would not  adversely  affect or  jeopardize  coverage  under any  Primary  Insurance
Policy or applicable credit  enhancement  arrangements.  If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or  due-on-encumbrance  clause or if the master servicer or servicer determines  that it is  reasonably  likely that the related  mortgagor  would  institute a legal action to avoid  enforcement  of a due-on-sale or  due-on-encumbrance  clause,  the master  servicer or servicer may enter into (1) an assumption and  modification  agreement with the person to whom the property has been or is about to be conveyed,  pursuant to which this person  becomes liable under the mortgage note subject to specified  conditions  and the  mortgagor,  to the extent  permitted by  applicable  law,  remains  liable thereon  or (2) a  substitution  of  liability  agreement  pursuant  to which the  original  mortgagor  is released  from  liability  and the  person to whom the  property  has been or is about to be  conveyed  is substituted  for the original  mortgagor and becomes liable under the mortgage note,  subject to specified conditions.  The original  mortgagor may be released from  liability on a single family loan if the master servicer or servicer  shall have  determined in good faith that the release will not adversely  affect the collectability  of the mortgage loan. The master  servicer or servicer will determine  whether to exercise any right the trustee may have under any  due-on-sale  or  due-on-encumbrance  provision in a  multifamily loan,  commercial loan or mixed-use loan in a manner  consistent with the servicing  standard.  The master servicer or servicer  generally will be entitled to retain as additional  servicing  compensation  any fee collected  in  connection  with the  permitted  transfer of a mortgaged  property.  See "Legal  Aspects of
Mortgage  Loans—Enforceability  of  Certain  Provisions"  in this  prospectus.  FHA  loans do not  contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors  may,  from  time to time,  request  partial  releases  of the  mortgaged  properties, easements,  consents to alteration or demolition  and other similar  matters.  The master  servicer or the servicer may approve a request if it has  determined,  exercising its good faith business  judgment in the same  manner  as it would if it were the  owner of the  related  mortgage  loan,  that  approval  will not adversely  affect the security for, or the timely and full  collectability  of, the related mortgage loan.
Any fee collected by the master  servicer or servicer for  processing  these  requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related  mortgaged  properties,  the master  servicer will be required to file, or cause the servicer of the mortgage  loans to file, of record a request for notice of any action by a superior  lienholder  under the senior lien for the  protection of the related trustee's  interest,  where permitted by local law and whenever  applicable state law does not require that a junior  lienholder be named as a party  defendant in  foreclosure  proceedings  in order to foreclose  the junior  lienholder's  equity of  redemption.  The master  servicer also will be required to notify,  or cause the servicer of the mortgage loan to notify,  any superior  lienholder in writing of the existence of the mortgage loan and request  notification  of any action (as  described  below) to be taken against the mortgagor or the mortgaged  property by the superior  lienholder.  If the master servicer or a servicer  is  notified  that any  superior  lienholder  has  accelerated  or  intends  to  accelerate  the obligations  secured by the related  senior lien,  or has  declared or intends to declare a default  under the mortgage or the promissory note secured  thereby,  or has filed or intends to file an election to have the related  mortgaged  property sold or foreclosed,  then, the master  servicer will be required to take, or cause the  servicer  of the  related  mortgaged  property  to take,  on behalf of the  related  issuing entity, whatever actions are necessary to protect the interests of the related securityholders,  and/or to preserve the security of the related mortgage loan,  subject to the REMIC Provisions,  if applicable.  The master  servicer will be required to advance,  or cause the servicer of the mortgage loan to advance,  the necessary  funds to cure the  default  or  reinstate  the  superior  lien,  if the  advance is in the best interests of the related  securityholders  and the master  servicer or the  servicer,  as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The  master  servicer  for any  mortgage  pool will also be  required  to  perform,  or cause the servicers of the mortgage loans in the mortgage pool to perform,  other customary  functions of a servicer of comparable  loans,  including  maintaining  escrow or impound accounts for payment of taxes,  insurance premiums  and  similar  items,  or  otherwise  monitoring  the timely  payment of those  items;  adjusting mortgage  rates  on  ARM  Loans;  maintaining  Buydown  Accounts;  supervising  foreclosures  and  similar proceedings;  managing REO properties;  and maintaining  servicing  records relating to the mortgage loans in the mortgage pool. The master  servicer will be responsible  for filing and settling  claims in respect of particular mortgage loans under any applicable  instrument of credit  enhancement.  See "Description of
Credit Enhancement" in this prospectus.

Special Servicers

         If and to the extent specified in the related  prospectus  supplement,  a special servicer may be a party to the related pooling and servicing  agreement or servicing  agreement or may be appointed by the master  servicer  or another  specified  party to perform  specified  duties in respect of  servicing  the related  mortgage  loans that would  otherwise be  performed  by the master  servicer  (for  example,  the workout  and/or  foreclosure  of defaulted  mortgage  loans).  The rights and  obligations  of any special servicer will be specified in the related  prospectus  supplement,  and the master servicer will be liable for the  performance  of a special  servicer  only if,  and to the  extent,  set forth in that  prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as described below and in the related prospectus  supplement,  the master servicer will be required,  in a manner  consistent  with the  servicing  standard,  to, or to cause the  servicers  of the mortgage loans to,  foreclose upon or otherwise  comparably  convert the ownership of properties  securing any  mortgage  loans in the related  mortgage  pool that come into and continue in default and as to which no  satisfactory  arrangements  can  be  made  for  collection  of  delinquent  payments.  Generally,  the foreclosure  process will commence no later than 90 days after  delinquency of the related  mortgage loan.
The master servicer and each servicer will be authorized to institute  foreclosure  proceedings,  exercise any power of sale contained in the related  mortgage,  obtain a deed in lieu of foreclosure,  or otherwise acquire  title to the related  mortgaged  property,  by  operation of law or  otherwise,  if the action is consistent with the servicing  standard.  The master servicer's or applicable  servicer's  actions in this regard must be conducted,  however,  in a manner that will permit  recovery under any instrument of credit enhancement  included in the related  issuing  entity.  In addition,  neither the master  servicer nor any other servicer will be required to expend its own funds in connection  with any  foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure  and/or  restoration will increase the proceeds of liquidation of the mortgage loan to the related  securityholders  after  reimbursement  to itself  for these  expenses  and (2) these  expenses  will be  recoverable  to it from  related  Insurance
Proceeds,  Liquidation  Proceeds  or amounts  drawn out of any fund or under any  instrument  constituting credit  enhancement  (respecting  which it  shall  have  priority  for  purposes  of  withdrawal  from the
Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However,  unless otherwise  specified in the related  prospectus  supplement,  neither the master servicer nor any other  servicer may acquire  title to any  multifamily  property or  commercial  property securing a mortgage  loan or take any other action that would cause the related  trustee,  for the benefit of  securityholders  of the related series,  or any other specified  person to be considered to hold title to,  to be a  "mortgagee-in-possession"  of,  or to be an  "owner"  or an  "operator"  of  such  mortgaged property within the meaning of federal  environmental  laws, unless the master servicer or the servicer of the  mortgage  loan has  previously  determined,  based on a report  prepared  by a person  who  regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

                  (1)      the mortgaged property is in compliance with applicable  environmental laws and regulations  or, if not, that taking  actions as are  necessary to bring the  mortgaged  property into compliance with these laws is reasonably  likely to produce a greater  recovery on a present value basis than not taking those actions; and

                  (2)      there are no  circumstances  or conditions  present at the  mortgaged  property
         that  have  resulted  in  any  contamination  for  which  investigation,   testing,   monitoring,
         containment,  clean-up or remediation could be required under any applicable  environmental  laws and  regulations or, if those  circumstances  or conditions are present for which any such action could be required,  taking those  actions with respect to the  mortgaged  property is  reasonably likely to produce a greater  recovery  on a present  value basis than not taking  those  actions.
         See "Legal Aspects of Mortgage Loans—Environmental Legislation" in this prospectus.

         Neither the master  servicer  nor any other  servicer  will be  obligated  to  foreclose  upon or otherwise  convert  the  ownership  of any  mortgaged  property  securing a single  family  loan if it has received  notice or has actual  knowledge  that the  property  may be  contaminated  with or  affected  by hazardous  wastes or hazardous  substances;  however,  environmental  testing  will not be  required.  The master  servicer or servicer,  as  applicable,  will not be liable to the  securityholders  of the related series if, based on its belief that no such  contamination  or effect exists,  the master servicer or such servicer  forecloses on a mortgaged  property and takes title to the mortgaged  property,  and  thereafter the mortgaged property is determined to be so contaminated or affected.

         With  respect to a mortgage  loan in default,  the master  servicer  or servicer of the  mortgage loan may pursue  foreclosure (or similar  remedies)  concurrently with pursuing any remedy for a breach of a  representation  and  warranty.  However,  neither the master  servicer nor the servicer of the mortgage loan is  required to continue  to pursue  both  remedies if it  determines  that one remedy is more likely than the  other  to  result  in a  greater  recovery.  Upon the  first to occur of final  liquidation  (by foreclosure or otherwise) or a repurchase or  substitution  pursuant to a breach of a  representation  and warranty,  the mortgage  loan will be removed from the related  issuing  entity if it has not been removed previously.  The master  servicer or servicer may elect to treat a defaulted  mortgage loan as having been finally  liquidated  if a  substantial  portion or all of the amounts  expected  to be received  from that mortgage  loan have been  received.  Any  additional  liquidation  expenses  relating to the mortgage loan thereafter  incurred will be  reimbursable  to the master  servicer or servicer,  as applicable,  from any amounts  otherwise  distributable to holders of securities of the related series,  or may be offset by any subsequent  recovery related to the mortgage loan.  Alternatively,  for purposes of determining the amount of related Liquidation  Proceeds to be distributed to securityholders,  the amount of any Realized Loss or the amount  required to be drawn under any  applicable  form of credit  support,  the master  servicer and servicer may take into account minimal  amounts of additional  receipts  expected to be received,  as well as estimated  additional  liquidation  expenses  expected to be incurred in connection  with the defaulted mortgage loan.

         As provided  above,  the master servicer or a servicer may pass through less than the full amount it expects to receive from the related  mortgage loan;  however,  the master servicer or servicer may only do this if the master  servicer  or servicer  reasonably  believes it will  maximize  the  proceeds to the securityholders  in the  aggregate.  To the extent the master  servicer  or servicer  receives  additional recoveries  following  liquidation,  the amount of the Realized Loss will be restated,  and the additional recoveries  will be passed  through the issuing entity as  Liquidation  Proceeds.  In the event the amount of the Realized Loss is restated,  the amount of  overcollateralization  or the  principal  balance of the most  subordinate  class of securities in the issuing  entity may be  increased.  However,  the holders of any  securities  whose  principal  balance is  increased  will not be  reimbursed  interest for the period during which the principal balance of their securities was lower.

         With  respect to a series of  securities,  if so provided in the related  prospectus  supplement, the  applicable  form of credit  enhancement  may  provide,  to the extent of  coverage,  that a defaulted mortgage  loan will be  removed  from the  issuing  entity  prior to the  final  liquidation  thereof.  In addition,  a pooling and  servicing  agreement  or  servicing  agreement  may grant to the  depositor,  an affiliate of the depositor,  the master servicer,  a special  servicer,  a provider of credit  enhancement and/or the holder or holders of specified  classes of  securities  of the related  series a right of first refusal to purchase from the issuing entity,  at a predetermined  purchase price,  any mortgage loan as to which a specified  number of scheduled  payments are delinquent.  If the purchase price is insufficient to fully fund the  entitlements  of  securityholders  to principal and interest,  it will be specified in the related prospectus  supplement.  Furthermore,  a pooling and servicing  agreement or a servicing agreement may  authorize the master  servicer or servicer of the mortgage  loan to sell any defaulted  mortgage loan if and when the master servicer or servicer determines,  consistent with the servicing standard,  that the sale would produce a greater recovery to  securityholders  on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged  property is acquired by  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale will be issued to the  trustee  or to its  nominee  on
behalf  of  securityholders  of  the  related  series.   Notwithstanding  any  acquisition  of  title  and
cancellation  of the related  mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding  mortgage loan held in the issuing  entity until the mortgaged  property is sold and all recoverable  Liquidation  Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts  distributable to  securityholders in respect of an
REO Mortgage Loan,  the  amortization  schedule in effect at the time of any  acquisition of title (before any  adjustment  thereto by reason of any  bankruptcy  or any  similar  proceeding  or any  moratorium  or similar  waiver or grace  period) will be deemed to have  continued in effect (and,  in the case of an ARM
Loan,  the  amortization  schedule will be deemed to have  adjusted in  accordance  with any interest rate changes  occurring on any  adjustment  date  therefor) so long as the REO Mortgage  Loan is  considered to remain in the issuing entity.

         If  title  to any  mortgaged  property  is  acquired  by an  issuing  entity  as to which a REMIC election has been made, the master  servicer,  on behalf of the issuing entity,  will be required to sell, or cause the  servicer  of the  mortgage  loan to sell,  the  mortgaged  property  within  three  years of acquisition,  unless (1) the IRS  grants an  extension  of time to sell the  property  or (2) the  trustee receives an opinion of  independent  counsel to the effect that the holding of the property by the issuing entity for more than three years after its  acquisition  will not result in the imposition of a tax on the issuing  entity or cause the issuing  entity to fail to qualify as a REMIC under the Code at any time that any  certificate  is  outstanding.  Subject to the foregoing and any other  tax-related  constraints,  the master  servicer  generally  will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged  property so acquired in a manner as will be  reasonably  likely to realize a fair price for the  property.  If title to any  mortgaged  property is  acquired by a issuing  entity as to which a REMIC election has been made,  the master  servicer will also be required to ensure that the mortgaged  property is administered so that it constitutes  "foreclosure  property"  within the meaning of Section  860G(a)(8)
of the Code at all times,  that the sale of the  property  does not result in the  receipt by the  issuing entity of any income from  non-permitted  assets as described in Section  860F(a)(2)(B)  of the Code,  and that the issuing entity does not derive any "net income from  foreclosure  property" within the meaning of
Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation  Proceeds  collected  with respect to a defaulted  mortgage loan are less than the outstanding  principal  balance of the defaulted  mortgage  loan plus accrued  interest plus the aggregate amount of  reimbursable  expenses  incurred by the master  servicer or the servicer,  as applicable,  with respect to the mortgage  loan,  and the shortfall is not covered under any  applicable  instrument or fund constituting credit  enhancement,  the issuing entity will realize a loss in the amount of the difference.
The  master  servicer  or  servicer,  as  applicable,  will be  entitled  to  reimburse  itself  from  the
Liquidation  Proceeds  recovered on any defaulted  mortgage loan, prior to the distribution of Liquidation
Proceeds to  securityholders,  amounts that  represent  unpaid  servicing  compensation  in respect of the mortgage  loan,  unreimbursed  servicing  expenses  incurred  with  respect to the  mortgage  loan and any unreimbursed  advances of delinquent  payments  made with respect to the mortgage  loan. If so provided in
the  related  prospectus   supplement,   the  applicable  form  of  credit  enhancement  may  provide  for reinstatement  subject to specified  conditions in the event that,  following the final  liquidation  of a mortgage loan and a draw under the credit enhancement,  subsequent  recoveries are received.  In addition, if a gain results from the final  liquidation  of a defaulted  mortgage loan or an REO Mortgage Loan which is not  required by law to be  remitted to the related  mortgagor,  the master  servicer or  servicer,  as applicable,  will be entitled to retain the gain as additional  servicing  compensation unless the related prospectus  supplement provides otherwise.  For a description of the master servicer's (or other specified person's)  obligations  to maintain  and make claims  under  applicable  forms of credit  enhancement  and insurance  relating to the mortgage loans,  see  "Description of Credit  Enhancement"  and "Description of
Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

         The principal  servicing  compensation to be paid to the master servicer in respect of its master servicing  activities  for a series of securities  will be equal to the percentage or range of percentages per annum  described in the related  prospectus  supplement of the outstanding  principal  balance of each mortgage  loan,  and this  compensation  will be retained by it on a monthly or other  periodic basis from collections of interest on each mortgage loan in the related  issuing  entity at the time the  collections are  deposited  into the  applicable  Distribution  Account.  This  portion of the  servicing  fee will be calculated  with respect to each mortgage  loan by  multiplying  the fee by the  principal  balance of the mortgage  loan.  In addition,  to the extent not  permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment  premiums,  assumption fees and late payment  charges, to the extent  collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in the applicable  Distribution Account. Any additional servicing  compensation will be described in the related prospectus supplement.

         The  principal  servicing  compensation  to be paid to each  servicer in respect of its servicing activities for a series of securities  will be equal to the  percentage or range of percentages  per annum described in the related  prospectus  supplement  of the  outstanding  principal  balance of each mortgage loan  serviced  by such  servicer,  and this  compensation  will be  retained  by it on a monthly or other periodic  basis from  collections  of interest on each mortgage loan in the related  issuing entity at the time the collections are deposited into such servicer's  Protected Account.  This portion of the servicing fee will be calculated  with respect to each mortgage loan serviced by a servicer by  multiplying  the fee by the  principal  balance of the mortgage  loan.  In addition,  each  servicer may retain all  prepayment premiums,  assumption fees and late payment  charges,  to the extent  collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in its Protected  Account.  Any additional servicing compensation will be described in the related prospectus supplement.

         The master  servicer will pay or cause to be paid some of the ongoing  expenses  associated  with each  issuing  entity and incurred by it in  connection  with its  responsibilities  under the pooling and servicing  agreement  or  servicing  agreement,  including,  if so  specified  in the  related  prospectus supplement,  payment of any fee or other amount payable in respect of any alternative  credit  enhancement arrangements,  payment of the fees and  disbursements  of the  trustee,  any  custodian  appointed  by the trustee and the security  registrar,  and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers.  The master servicer will be entitled to reimbursement of expenses  incurred in enforcing the obligations of the servicers and the Sellers under limited  circumstances.  In addition, the master  servicer and each servicer will be entitled to  reimbursements  for some of its expenses  incurred in  connection  with  liquidated  mortgage  loans and in  connection  with the  restoration  of  mortgaged properties,  this right of  reimbursement  being  prior to the rights of  securityholders  to receive  any related  Liquidation  Proceeds  or  Insurance  Proceeds.  If and to the extent so  provided in the related prospectus  supplement,  the master  servicer and each  servicer  will be entitled to receive  interest on amounts  advanced to cover  reimbursable  expenses for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the master  servicer and each servicer will be entitled to payment of the interest  periodically  from general  collections  on the mortgage  loans in the related issuing entity prior to any payment to  securityholders  or as otherwise  provided in the related  pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus  supplement,  the master servicer and the servicers  may be required to apply a portion of the  servicing  compensation  otherwise  payable to it in respect of any period to any Prepayment  Interest Shortfalls  resulting from mortgagor  prepayments during that period. See "Yield Considerations" in this prospectus.

                                      DESCRIPTION OF THE SECURITIES

General

         The securities  will be issued in series.  Each series of  certificates  (or, in some  instances, two or more  series  of  certificates)  will be issued  pursuant  to a pooling  and  servicing  agreement, similar to one of the forms filed as an exhibit to the  registration  statement  of which this  prospectus is a part.  Each pooling and  servicing  agreement  will be filed with the  Commission  as an exhibit to a
Current  Report on Form 8-K.  Each  series of notes (or, in some  instances,  two or more series of notes)
will be issued  pursuant to an indenture  between the related  issuing entity and the trustee,  similar to the form  filed as an exhibit to the  registration  statement  of which  this  prospectus  is a part.  The issuing entity will be created  pursuant to an owner trust  agreement  between the depositor and the owner trustee.  Each indenture,  along with the related servicing  agreement and owner trust agreement,  will be filed with the  Commission as an exhibit to a Current  Report on Form 8-K.  Qualified  counsel will render an opinion to the effect that the issuing  entity's assets will not be considered  assets of the Seller or the depositor in the event of the  bankruptcy  of the Seller or the  depositor.  The  following  summaries
(together  with  additional  summaries  under "The  Agreements"  below)  describe the material  provisions relating to the securities common to each Agreements.

         Certificates  of each  series  covered by a  particular  pooling  and  servicing  agreement  will evidence  specified  beneficial  ownership  interests in a separate issuing entity created pursuant to the pooling and  servicing  agreement.  Each series of notes covered by a particular  indenture  will evidence indebtedness  of a separate  issuing  entity  created  pursuant to the related owner trust  agreement.  An issuing  entity will consist of, to the extent  provided in the pooling and  servicing  agreement or owner trust agreement:

      o     the mortgage loans (and the related mortgage  documents) or interests  therein  (including any mortgage  securities)  underlying a particular  series of  securities as from time to time are subject to the pooling and  servicing  agreement  or  servicing  agreement,  exclusive  of, if specified in the related  prospectus  supplement,  any interest  retained by the  depositor or any of its affiliates with respect to each mortgage loan;

      o     all  payments and  collections  in respect of the mortgage  loans or mortgage  securities  due after the related  cut-off date,  as from time to time are  identified as deposited in respect thereof  in  the  related  Protected  Account,  Distribution  Account  or  any  other  account established pursuant to the Agreement as described below;

      o     any property  acquired in respect of mortgage  loans in the issuing  entity,  whether  through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

      o     hazard  insurance  policies,  Primary  Insurance  Policies,  FHA  insurance  policies  and  VA guarantees,  if any,  maintained  in respect of mortgage  loans in the issuing  entity and the proceeds of these policies;

      o     U.S. Government Securities;

      o     the rights of the depositor under any mortgage loan purchase  agreement,  including in respect of any representations and warranties therein; and

      o     any combination,  as and to the extent specified in the related  prospectus  supplement,  of a financial  guaranty  insurance  policy,  mortgage  pool  insurance  policy,  letter of credit, special  hazard  insurance  policy,  or currency  or  interest  rate  exchange  agreements  as described under "Description of Credit Enhancement" in this prospectus.

         If provided in the related  prospectus  supplement,  the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage  securities  initially being delivered  to the  trustee.  Cash  in an  amount  equal  to  this  difference  will  be  deposited  into a pre-funding  account  maintained with the trustee.  During the period set forth in the related  prospectus supplement,  amounts on deposit in the  pre-funding  account may be used to purchase  additional  mortgage loans or mortgage  securities for the related  issuing  entity.  Any amounts  remaining in the pre-funding account at the end of the period  will be  distributed  as a  principal  prepayment  to the holders of the related  series  of  securities  at the  time  and in the  manner  set  forth  in the  related  prospectus supplement.

         Each series of  securities  may consist of any one or a  combination  of the  following  types of classes:

Accretion Directed                                 A class of  securities  designated to receive  principal  payments primarily  from the interest  that  accrues on  specified  Accrual
                                                   Classes.

Accrual                                            A  class  of  securities  where  the  accrued  interest  otherwise payable to such  certificates is allocated to specified classes of
                                                   certificates   as   principal   payments  in  reduction  of  their
                                                   certificate  principal balance. The certificate  principal balance of the Accrual  Class will be increased to the extent such accrued interest is so allocated.

Companion                                          A class that receives  principal payments on any distribution date only if scheduled  payments  have been made on  specified  planned amortization  classes,  targeted amortization classes or scheduled principal classes.

Component                                          A class consisting of  "components."  The components of a class of component  securities may have different principal and/or interest payment  characteristics  but together  constitute a single class.
                                                   Each  component  of  a  class  of  component   securities  may  be
                                                   identified  as falling into one or more of the  categories in this list.

Fixed Rate                                         A class with an interest  rate that is fixed  throughout  the life of the class.

Floating Rate                                      A class that receives  interest payments based on an interest rate that fluctuates  each payment period based on a designated  index, which will be of a type that is  customarily  used in the debt and fixed income markets to measure the cost of borrowed  funds,  plus a specified margin.

Interest Only or IO                                A class of securities  with no principal  balance and which is not entitled to principal  payments.  Interest  usually  accrues based on a specified notional amount.

Inverse Floating Rate                              A class of securities  where the  pass-through  rate adjusts based on the  excess  between  a  specified  rate and  LIBOR or  another index,  which  will be of a type that is  customarily  used in the debt and fixed  income  markets  to measure  the cost of  borrowed funds.

Lock Out                                           A class of securities  which is "locked out" of certain  payments, usually principal, for a specified period of time.

Partial Accrual                                    A class that accretes a portion of the amount of accrued  interest thereon,  which amount will be added to the  principal  balance of
                                                   such  class  on  each  applicable   distribution  date,  with  the
                                                   remainder of such accrued interest to be distributed  currently as interest  on such  class.  Such  accretion  may  continue  until a specified  event has occurred or until such Partial  Accrual class is retired.

Principal Only                                     A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC                  A class of  securities  with a principal  balance  that is reduced based on a  schedule  of  principal  balances,  assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                                A class that is designed  to receive  principal  payments  using a predetermined  principal balance schedule but is not designated as a Planned  Amortization Class or Targeted  Amortization  Class. In
                                                   many  cases,  the  schedule is derived by  assuming  two  constant prepayment  rates for the underlying  assets.  These two rates are the  endpoints  for the  "structuring  range"  for  the  scheduled principal class.

Senior Support                                     A class that absorbs the realized  losses other than excess losses that would  otherwise  be  allocated to a Super Senior Class after the  related  classes  of  subordinated  securities  are no longer outstanding.

Sequential Pay                                     Classes that receive principal payments in a prescribed  sequence, that do not have  predetermined  principal  balance  schedules and
                                                   that  under  all  circumstances   receive  payments  of  principal
                                                   continuously  from  the  first  distribution  date on  which  they receive  principal  until they are  retired.  A single  class that receives  principal  payments before or after all other classes in the same series of  securities  may be  identified as a sequential pay class.

Super Senior                                       A class  that will not bear its  proportionate  share of  realized losses  (other  than  excess  losses) as its share is  directed to another class,  referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC                         A class of  securities  with a principal  balance  that is reduced based on a scheduled  of  principal  balances,  assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                                      A class with an  interest  rate that  resets  periodically  and is
                                                   calculated   by  reference  to  the  rate  or  rates  of  interest
                                                   applicable to specified assets or instruments  (e.g., the mortgage rates borne by the underlying loans).

With  respect to any series of notes,  the related  Equity  Certificates,  insofar as they  represent  the beneficial  ownership  interest in the Issuing  Entity,  will be subordinate  to the related notes.  As to each series,  the offered  securities will be rated in one of the four highest rating categories by one or more  Rating  Agencies.  Credit  support for the  offered  securities  of each series may be provided by a financial  guaranty  insurance  policy,  mortgage pool insurance policy,  letter of credit,  reserve fund, currency or interest rate exchange  agreement,  overcollateralization,  cross-collateralization  or by the subordination  of one or more other  classes of  securities,  each,  as described  under  "Description  of
Credit Enhancement" in this prospectus, or by any combination of the foregoing.

         If so specified in the prospectus  supplement  relating to a series of certificates,  one or more elections may be made to treat the related issuing entity,  or a designated  portion thereof,  as a REMIC.
If an election is made with respect to a series of  certificates,  one of the classes of  certificates  in the series will be  designated  as  evidencing  the sole class of  "residual  interests"  in each  related
REMIC, as defined in the Code;  alternatively,  a separate class of ownership  interests will evidence the residual  interests.  All other classes of certificates in the series will constitute  "regular interests"
in the  related  REMIC,  as defined in the Code.  As to each  series of  certificates  as to which a REMIC election is to be made, the master  servicer,  trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

         Except as  described  below,  the  offered  securities  of each series will be issued as physical certificates  or notes  in fully  registered  form  only in the  denominations  specified  in the  related prospectus  supplement,  and will be  transferable  and  exchangeable at the corporate trust office of the registrar  named  in  the  related  prospectus  supplement.  No  service  charge  will  be  made  for  any registration of exchange or transfer of offered  securities,  but the trustee may require payment of a sum sufficient to cover any tax or other  governmental  charge. A  "securityholder"  or "holder" is the entity whose name appears on the records of the registrar  (consisting of or including the security  register) as the registered holder of a security.

         If so  specified  in  the  related  prospectus  supplement,  specified  classes  of a  series  of securities  will be initially  issued  through the  book-entry  facilities  of DTC. As to any class of DTC
Registered   Securities,   the   recordholder  of  the  securities  will  be  DTC's  nominee.   DTC  is  a
limited-purpose  trust company  organized under the laws of the State of New York,  which holds securities for its  participants  and  facilitates  the clearance and settlement of securities  transactions  between participants  through electronic  book-entry changes in the accounts of participants.  Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered  Securities,  no Beneficial  Owner will be entitled to receive a security  representing  its interest in  registered,  certificated  form,  unless either (1) DTC ceases to act as depository  in respect  thereof and a successor  depository  is not obtained,  or (2) the depositor  elects,  with the consent of the Beneficial  Owners,  to discontinue  the  registration  of the securities  through DTC.  Prior to one of these  events,  Beneficial  Owners will not be recognized by the trustee or the master  servicer as holders of the related  securities for purposes of the related  pooling and  servicing  agreement or indenture,  and  Beneficial  Owners will be able to exercise  their rights as owners of the securities only indirectly  through DTC,  participants  and  Intermediaries.  Any Beneficial
Owner that desires to purchase,  sell or otherwise transfer any interest in DTC Registered  Securities may do so only through DTC,  either  directly if the Beneficial  Owner is a participant or indirectly  through participants  and, if  applicable,  Intermediaries.  Pursuant to the  procedures of DTC,  transfers of the beneficial  ownership  of  any  DTC  Registered  Securities  will  be  required  to  be  made  in  minimum denominations  specified  in the  related  prospectus  supplement.  The ability of a  Beneficial  Owner to pledge DTC Registered  Securities to persons or entities that are not  participants in the DTC system,  or to  otherwise  act with  respect  to the  securities,  may be  limited  because  of the  lack of  physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions  in respect of the DTC  Registered  Securities  will be forwarded by the trustee or other specified  entity to DTC, and DTC will be responsible  for forwarding the payments to  participants, each of which will be responsible  for disbursing the payments to the Beneficial  Owners it represents or, if applicable, to Intermediaries.  Accordingly,  Beneficial Owners may experience delays in the receipt of payments in respect of their  securities.  Under DTC's  procedures,  DTC will take actions permitted to be taken by holders of any class of DTC Registered  Securities  under the pooling and servicing  agreement or indenture  only  at the  direction  of one or more  participants  to  whose  account  the  DTC  Registered
Securities  are  credited  and whose  aggregate  holdings  represent  no less than any  minimum  amount of
Percentage  Interests or voting rights required  therefor.  DTC may take conflicting  actions with respect to any action of holders  of  securities  of any class to the extent  that  participants  authorize  these actions.  None of the master servicer,  the depositor,  the trustee or any of their respective  affiliates will have any  liability  for any  aspect of the  records  relating  to or  payments  made on  account  of beneficial  ownership  interests in the DTC  Registered  Securities,  or for  maintaining,  supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

         Some of the offered  securities may be Global Securities.  Except in some limited  circumstances, the Global  Securities will be available only in book-entry form.  Investors in the Global  Securities may hold those  Global  Securities  through any of DTC,  Clearstream,  or Euroclear  System (in  Europe).  The
Global  Securities  will be traceable as home market  instruments  in both the European and U.S.  domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary  market trading between  investors  through  Clearstream  and Euroclear  System will be conducted  in the  ordinary  way  in  accordance  with  the  normal  rules  and  operating  procedures  of
Clearstream  and Euroclear  System and in accordance with  conventional  eurobond  practice  (i.e.,  seven calendar day settlement).

         Secondary  market  trading  between  investors  through DTC will be conducted  according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading  between  Clearstream or Euroclear  System and DTC  participants holding  interests in Global Securities will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S.  holders (as described below) of interests in Global  Securities will be subject to U.S.
withholding  taxes  unless  those  holders  meet various  requirements  and deliver  appropriate  U.S. tax documents to the securities clearing organizations or their participants.

         All  Global  Securities  will be  held in  book-entry  form by DTC in the  name of Cede & Co.  as nominee of DTC.  Investors'  interests in the Global  Securities  will be  represented  through  financial institutions acting on their behalf as direct and indirect  participants in DTC. As a result,  Clearstream and  Euroclear  System  will hold  positions  on  behalf  of their  participants  through  their  relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors  electing  to hold their  interests  in Global  Securities  through DTC will follow DTC settlement  practices.  Investor  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to  hold  their  interests  in  Global  Securities  through  Clearstream  or
Euroclear  System accounts will follow the settlement  procedures  applicable to  conventional  eurobonds, except that there will be no temporary  global  security and no "lock-up"  or  restricted  period.  Global
Securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

         Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

         Secondary  market  trading  between DTC  participants  will occur in  accordance  with DTC rules.
Secondary  market trading  between  Clearstream  participants  or Euroclear  System  participants  will be settled  using the  procedures  applicable  to  conventional  eurobonds  in  same-day  funds.  When Global
Securities  are to be  transferred  from the account of a DTC  participant to the account of a Clearstream participant or a Euroclear  System  participant,  the purchaser will send  instructions  to Clearstream or
Euroclear System through a Clearstream  participant or Euroclear System  participant at least one business day prior to settlement.  Clearstream or Euroclear  System will instruct the relevant  depositary,  as the case may be, to receive the Global  Securities  against payment.  Payment will include interest accrued on the Global  Securities  from and  including the last coupon  payment date to and excluding the  settlement date,  on the basis of the actual  number of days in that accrual  period and a year assumed to consist of
360 days. For  transactions  settling on the 31st of the month,  payment will include  interest accrued to and excluding the first day of the following month.  Payment will then be made by the relevant  depositary to the DTC  participant's  account against  delivery of the Global  Securities.  After settlement has been completed,  the Global  Securities will be credited to the respective  clearing system and by the clearing system,  in accordance with its usual  procedures,  to the Clearstream  participant's  or Euroclear System participant's  account.  The securities credit will appear the next day (European time) and the cash debit will be  back-valued  to, and the  interest  on the Global  Securities  will accrue  from,  the value date
(which would be the preceding day when  settlement  occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade  fails),the  Clearstream or Euroclear  System cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and Euroclear System  participants  will need to make available to the respective  clearing  systems the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to preposition  funds for  settlement,  either from cash on hand or existing lines of credit,  as they would for any settlement  occurring within  Clearstream or Euroclear  System.  Under this approach,  they  may take on  credit  exposure  to  Clearstream  or  Euroclear  System  until  the  Global
Securities  are credited to their account one day later.  As an  alternative,  if Clearstream or Euroclear
System has extended a line of credit to them,  Clearstream  participants or Euroclear System  participants can elect not to  preposition  funds and allow that  credit  line to be drawn upon to finance  settlement.
Under this  procedure,  Clearstream  participants  or  Euroclear  System  participants  purchasing  Global
Securities  would incur  overdraft  charges for one day,  assuming  they  cleared the  overdraft  when the
Global  Securities  were credited to their  accounts.  However,  interest on the Global  Securities  would accrue  from the value  date.  Therefore,  in many cases the  investment  income on the Global  Securities earned  during  that  one-day  period may  substantially  reduce or offset  the amount of those  overdraft charges,  although  the  result  will  depend  on  each  Clearstream  participant's  or  Euroclear  System participant's  particular  cost of funds.  Since the  settlement  is taking place during New York business hours,  DTC  participants  can employ  their usual  procedures  for  crediting  Global  Securities  to the
respective  European  depositary  for  the  benefit  of  Clearstream   participants  or  Euroclear  System
participants.  The sale proceeds will be available to the DTC seller on the settlement  date. Thus, to the
DTC  participants  a  cross-market  transaction  will settle no  differently  than a trade between two DTC participants.

         Due to time zone  differences  in their favor,  Clearstream  participants  and  Euroclear  System participants may employ their customary  procedures for transactions in which Global  Securities are to be transferred by the respective clearing system,  through the respective  depositary,  to a DTC participant.
The seller will send  instructions  to Clearstream or Euroclear  System through a Clearstream  participant or  Euroclear  System  participant  at least  one  business  day  prior  to  settlement.  In  these  cases
Clearstream or Euroclear  System will instruct the respective  depositary,  as appropriate,  to credit the
Global  Securities  to the DTC  participant's  account  against  payment.  Payment will  include  interest accrued  on the Global  Securities  from and  including  the last  coupon  payment  to and  excluding  the settlement  date on the basis of the actual  number of days in that  accrual  period and a year assumed to consist to 360 days. For  transactions  settling on the 31st of the month,  payment will include  interest accrued to and excluding the first day of the following  month.  The payment will then be reflected in the account of Clearstream  participant or Euroclear System  participant the following day, and receipt of the cash  proceeds in the  Clearstream  participant's  or  Euroclear  System  participant's  account  would be back-valued  to the value date (which would be the preceding day, when  settlement  occurred in New York).
Should  the  Clearstream  participant  or  Euroclear  System  participant  have a line of credit  with its respective  clearing  system and elect to be in debt in  anticipation  of receipt of the sale  proceeds in its account,  the  back-valuation  will  extinguish any overdraft  incurred over that one-day  period.  If settlement  is not  completed  on the intended  value date (i.e.,  the trade  fails),  receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  System  participant's  account would instead be valued as of the actual settlement date.

         Finally,  day traders that use  Clearstream  or Euroclear  System and that purchase  interests in
Global  Securities from DTC  participants  for delivery to Clearstream  participants  or Euroclear  System participants  should note that these trades would  automatically  fail on the sale side unless affirmative action is taken.  At least three  techniques  should be readily  available  to  eliminate  this  potential problem:

      o     borrowing  through  Clearstream  or Euroclear  System for one day (until the purchase  side of the trade is reflected in their  Clearstream or Euroclear  System accounts) in accordance with the clearing system's customary procedures;

      o     borrowing  the Global  Securities  in the U.S.  from a DTC  participant  no later than one day prior to settlement,  which would give the Global  Securities  sufficient time to be reflected in their  Clearstream  or  Euroclear  System  account  in order to settle the sale side of the trade; or

      o     staggering  the  value  dates for the buy and sell  sides of the trade so that the value  date for the  purchase  from the DTC  participant  is at least one day prior to the value  date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding  securities  through  Clearstream or
Euroclear  System (or  through  DTC if the holder has an address  outside the U.S.) will be subject to the
30% U.S.  withholding  tax that  generally  applies to  payments  of interest  (including  original  issue discount) on registered debt issued by U.S.  Persons (as defined below),  unless (i) each clearing system, bank or other financial  institution that holds customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between that beneficial owner and the U.S. entity required to withhold tax complies with applicable  certification  requirements  and (ii) that  beneficial  owner takes one of the  following  steps to obtain an exemption or reduced tax rate:  Exemption  for Non-U.S.  Persons
(Form  W-8BEN).  Beneficial  holders of  interests  in Global  Securities  that are  Non-U.S.  Persons (as defined  below) can obtain a complete  exemption from the  withholding  tax by filing a signed Form W-8BEN
(Certificate  of  Foreign  Status  of  Beneficial  Owner  for  United  States  Tax  Withholding).  If  the
information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S.  Person (as  defined  below),  including  a non-U.S.  corporation  or bank with a U.S.
branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the withholding  tax by filing Form W-8ECI  (Exemption from  Withholding  of Tax on Income  Effectively  Connected with the Conduct of a Trade or Business in the
United States).

         Non-U.S.  Persons  residing in a country that has a tax treaty with the United  States can obtain an  exemption  or reduced tax rate  (depending  on the treaty  terms) by filing  Form W-8BEN  (Holdership,
Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S.  Persons  can  obtain a  complete  exemption  from the  withholding  tax by filing  Form W-9
(Payer's Request for Taxpayer Identification Number and Certification).

         The  holder  of an  interest  in a Global  Security  or,  in the case of a Form  W-8BEN or a Form
W-8ECI filer,  his agent,  files by submitting  the  appropriate  form to the person through whom it holds the security (the clearing  agency,  in the case of persons holding  directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are  effective  for three  calendar  years.  The term "U.S.  Person"
means a citizen or resident of the United States,  a  corporation,  partnership or other entity created or organized in, or under the laws of, the United States or any political  subdivision  thereof  (except,  in the case of a partnership,  to the extent provided in  regulations),  or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United
States  is able to  exercise  primary  supervision  over the  administration  of the trust and one or more
United  States  Persons have the  authority to control all  substantial  decisions of the trust.  The term
"Non-U.S.  Person" means any person who is not a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding  that may be relevant to foreign holders of the Global  Securities.
Investors are advised to consult their own tax advisors for specific tax advice  concerning  their holding and disposing of the Global Securities.

Exchangeable Securities

       General

         As the related prospectus  supplement will discuss,  some series will include one or more classes of  exchangeable  securities.  In any of these  series,  the holders  specified in the related  prospectus supplement  will be  entitled,  after  notice and  payment to the  trustee of an  administrative  fee,  to exchange  all or a  portion  of those  classes  for  proportionate  interests  in one or more of the other classes of exchangeable securities.

         If the related prospectus  supplement describes the issuance of exchangeable  securities,  all of these classes of  exchangeable  securities will be listed on the cover of the prospectus  supplement.  The classes  of  securities  that  are  exchangeable  for one  another  will  be  referred  to in the  related prospectus  supplement as "related" to each other,  and each related  grouping of exchangeable  securities will be referred to as a  "combination."  Each  combination of  exchangeable  securities will be issued by
the  related   issuing  entity  and,  in  the  aggregate,   will  represent  a  distinct   combination  of
uncertificated  interests in the issuing entity.  At any time after their initial  issuance,  any class of exchangeable  securities  may be exchanged  for the related class or classes of  exchangeable  securities.
In some cases,  multiple  classes of  exchangeable  securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions  in  the  related  prospectus  supplement  about  the  securities  of  that  series, including  descriptions  of  principal  and  interest  distributions,  registration  and  denomination  of securities,  credit enhancement,  yield and prepayment  considerations and tax, ERISA and legal investment considerations,  will  also  apply to each  class  of  exchangeable  securities.  The  related  prospectus supplement will separately describe the yield and prepayment  considerations  applicable to, and the risks of  investment  in,  each  class of  exchangeable  securities  in a  combination.  For  example,  separate decrement  tables and yield tables,  if  applicable,  will be included for each class of a combination  of exchangeable securities.

       Exchanges

         If a holder elects to exchange its exchangeable  securities for related  exchangeable  securities the following three conditions must be satisfied:

      o     the  aggregate  principal  balance of the  exchangeable  securities  received in the exchange, immediately  after the  exchange,  must equal the  aggregate  principal  balance,  immediately prior  to the  exchange,  of the  exchanged  securities—for  purposes  of this  condition,  an interest only class will have a principal balance of zero;

      o     the annual interest  amount payable with respect to the  exchangeable  securities  received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o     the  class  or  classes  of  exchangeable  securities  must  be  exchanged  in the  applicable proportions, if any, described in the related prospectus supplement.

         There are different types of  combinations  that can exist.  Any individual  series of securities may have multiple types of combinations.  Some examples of combinations include:

      o     A class of  exchangeable  securities  with an interest rate that varies  directly with changes in an  index  and a class  of  exchangeable  securities  with an  interest  rate  that  varies indirectly  with  changes  in an  index  may  be  exchangeable  for a  class  of  exchangeable securities  with a fixed  interest  rate.  In this case,  the classes  that vary with an index would produce,  in the  aggregate,  an annual  interest  amount equal to that generated by the class with a fixed  interest  rate. In addition,  the aggregate  principal  balance of the two classes  that vary with an index  would  equal the  principal  balance  of the class  with the fixed interest rate.

      o     An  interest  only  class  and  principal  only  class  of  exchangeable   securities  may  be
            exchangeable,  together,  for a  class  that  is  entitled  to  both  principal  and  interest payments.  The principal  balance of the  principal  and interest  class would be equal to the principal  balance of the  exchangeable  principal  only class,  and the interest  rate on the principal  and  interest  class  would be a fixed  rate that  when  applied  to the  principal balance of this class would generate an annual  interest  amount equal to the annual  interest amount of the exchangeable interest only class.

      o     Two classes of principal  and interest  classes with  different  fixed  interest  rates may be exchangeable,  together,  for a  class  that  is  entitled  to  both  principal  and  interest payments,  with a  principal  balance  equal to the  aggregate  principal  balance  of the two exchanged  classes,  and a fixed  interest rate that when applied to the principal  balance of the  exchanged  for class,  would  generate an annual  interest  amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable  securities describe  combinations of exchangeable securities which differ in their interest  characteristics.  In some series, a securityholder  may be able to exchange its exchangeable  securities for other exchangeable  securities that have different  principal payment characteristics.  Examples of these types of combinations include:

      o     A class of exchangeable  securities that accretes all of its interest for a specified  period, with the accreted amount added to the principal  balance of the accreting  class,  and a class of  exchangeable  securities  that receives  principal  payments from these  accretions may be exchangeable,  together, for a single class of exchangeable  securities that receives payments of  principal  continuously  from the first  distribution  date on which it receives  interest until it is retired.

      o     A class  of  exchangeable  securities  that is  designed  to  receive  principal  payments  in accordance with a predetermined  schedule,  or a planned  amortization  class,  and a class of exchangeable  securities  that only  receives  principal  payments on a  distribution  date if scheduled  payments have been made on the planned  amortization  class,  may be  exchangeable, together,  for a class of exchangeable  securities that receives  principal  payments  without regard to the schedule from the first  distribution date on which it receives  principal until it is retired.

         A number  of  factors  may limit  the  ability  of an  exchangeable  securityholder  to effect an exchange.  For example,  the securityholder  must own, at the time of the proposed exchange,  the class or classes  necessary to make the exchange in the necessary  proportions.  If a  securityholder  does not own
the  necessary  classes  or  does  not  own  the  necessary  classes  in  the  proper   proportions,   the
securityholder   may  not  be  able  to  obtain  the  desired  class  of  exchangeable   securities.   The
securityholder  desiring to make the  exchange may not be able to purchase  the  necessary  class from the then-current  owner at a reasonable  price or the  necessary  proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related  prospectus  supplement will describe the procedures that must be followed to make an exchange.  A  securityholder  will be required to provide  notice to the trustee five  business days prior to the  proposed  exchange  date or as  otherwise  specified  in the related  prospectus  supplement.  The notice must include the  outstanding  principal or notional  amount of the  securities to be exchanged and to be received,  and the proposed  exchange date. When the trustee  receives this notice,  it will provide
instructions   to  the   securityholder   regarding   delivery  of  the  securities  and  payment  of  the
administrative  fee. A  securityholder's  notice to the  trustee  will  become  irrevocable  on the second business day prior to the proposed  exchange date.  Any  exchangeable  securities in book-entry  form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the  related  prospectus  supplement  describes  exchange  proportions  for a  combination  of classes of  exchangeable  securities,  these  proportions  will be based on the original,  rather than the outstanding, principal or notional amounts of these classes.

         The first  payment  on an  exchangeable  security  received  in an  exchange  will be made on the distribution  date in the month  following  the month of the  exchange or as  otherwise  described  in the related  prospectus  supplement.  This  payment  will be made to the  securityholder  of  record as of the applicable record date.

Assignment of Trust Fund Assets

         At the time of issuance of a series of  securities,  the  depositor  will assign,  or cause to be assigned,  to the related  trustee  (or its  nominee),without  recourse,  the  mortgage  loans or mortgage securities  being  included in the related  issuing  entity,  together  with,  all  principal and interest received on or with respect to the mortgage  loans or mortgage  securities  after the cut-off date,  other than  principal  and interest due on or before the cut-off  date.  If specified in the related  prospectus supplement,  the depositor or any of its  affiliates  may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others.  The trustee will,  concurrently  with the  assignment, deliver  the  securities  of the  series to or at the  direction  of the  depositor  in  exchange  for the mortgage  loans and/or  mortgage  securities  in the related  issuing  entity.  Each mortgage loan will be identified  in a schedule  appearing  as an exhibit to the related  pooling  and  servicing  agreement  or servicing  agreement.  The schedule will  include,  among other  things,  information  as to the principal balance  of  each  mortgage  loan  in the  related  issuing  entity  as of the  cut-off  date,  as well as information  respecting  the mortgage  rate,  the  currently  scheduled  monthly  payment of principal and interest,  the maturity of the mortgage note and the  Loan-to-Value  Ratio at origination or  modification
(without regard to any secondary financing).

         In addition,  the  depositor  will,  as to each  mortgage  loan,  other than (1)  mortgage  loans underlying any mortgage securities and (2) Contracts,  deliver,  or cause to be delivered,  to the related trustee (or to the custodian described below) the following documents:

      o     the mortgage note endorsed,  without recourse,  either in blank or to the order of the trustee
            (or its nominee),

      o     the mortgage  with  evidence of recording  indicated on the mortgage  (except for any mortgage not  returned  from the public  recording  office) or, in the case of a  cooperative  mortgage loan, on the related financing statement,

      o     an assignment  of the mortgage in blank or to the trustee (or its nominee) in recordable  form
            (or, with respect to a cooperative  mortgage  loan, an assignment of the  respective  security agreements,  any applicable UCC financing statements,  recognition agreements,  relevant stock certificates,  related  blank stock  powers and the related  proprietary  leases or  occupancy agreements),

      o     any  intervening  assignments  of the mortgage  with  evidence of recording on the  assignment
            (except for any assignment not returned from the public recording office),
      o     if applicable, any riders or modifications to the mortgage note and mortgage,

      o     if the mortgage  loan is secured by additional  collateral,  certain  security and  assignment documents relating to the pledge of the additional collateral, and

      o     any other  documents set forth in the related pooling and servicing  agreement,  mortgage loan purchase agreement or servicing agreement.

The assignments  may be blanket  assignments  covering  mortgages on mortgaged  properties  located in the same county, if permitted by law.

         Notwithstanding  the foregoing,  an issuing entity may include  mortgage loans where the original mortgage  note is not delivered to the trustee if the depositor  delivers,  or causes to be delivered,  to the related  trustee (or the  custodian)  a copy or a duplicate  original of the mortgage  note,  together with an affidavit  certifying that the original  thereof has been lost or destroyed.  In addition,  if the depositor  cannot deliver,  with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the assignment  concurrently  with the execution and delivery of the related pooling and servicing  agreement or servicing  agreement because of a delay caused by the public recording office,  the depositor will deliver,  or cause to be delivered,  to the related trustee (or the custodian)
a true and correct  photocopy of the mortgage or assignment  as submitted  for recording  within one year.
The  depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  the mortgage or assignment with evidence of recording  indicated on the assignment  after receipt thereof from the public  recording  office.  If the depositor  cannot  deliver,  with respect to any mortgage loan, the mortgage  or any  intervening  assignment  with  evidence  of  recording  on the  mortgage  or  assignment concurrently  with the execution and delivery of the related pooling and servicing  agreement or servicing agreement  because the mortgage or assignment has been lost,  the depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  a true and correct  photocopy  of the mortgage or assignment  with evidence of recording on the mortgage or  assignment.  If the depositor  cannot  deliver, with respect to any mortgage loan, the mortgage or any  intervening  assignment with evidence of recording on the  mortgage  or  assignment  because  the  applicable  jurisdiction  retains  the  originals  of such documents,  the depositor will deliver photocopies of such documents containing an original  certification by the judicial or other  governmental  authority of the jurisdiction  where such documents were recorded.
Assignments  of the  mortgage  loans to the trustee (or its nominee)  will be recorded in the  appropriate public recording  office,  except (1) where  recordation is not required by the Rating Agencies rating the applicable  securities,  (2) in states  where,  in the  opinion  of  counsel  acceptable  to the  trustee, recording is not  required to protect the  trustee's  interests in the mortgage  loan against the claim of any  subsequent  transferee  or any  successor to or creditor of the  depositor or the  originator  of the mortgage loan or (3) where Mortgage Electronic  Registration  Systems,  Inc. is identified on the mortgage or a properly  recorded  assignment  of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns.  In addition,  the depositor shall not be required to deliver  intervening assignments or mortgage note  endorsements  between the  underlying  sellers of the mortgage loans and the
Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each  Contract,  the  depositor  will  deliver,  or cause to be  delivered,  to the related trustee (or the custodian) the following documents:

      o     the original Contract endorsed, without recourse, to the order of the trustee,

      o     copies of documents and instruments  related to the Contract and the security  interest in the
            Manufactured Home securing the Contract, and

      o     a blanket  assignment  to the trustee of all Contracts in the related  issuing  entity and the related documents and instruments.

In order to give notice of the right,  title and interest of the  securityholders  to the  Contracts,  the depositor will cause to be executed and delivered to the trustee a UCC-1 financing  statement  identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool,  deliver,  or cause to be delivered,  to the related  trustee (or the custodian),  either (i) cause an electronic  transfer of that  security  or  (ii)  provide  a  physical  certificate  or note  evidencing  the  mortgage  security, registered  in the name of the related  trustee (or its  nominee),  or endorsed in blank or to the related trustee (or its nominee),  or  accompanied  by transfer  documents  sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the  custodian)  will hold the  documents in trust for the benefit of the related securityholders,  and  generally  will review the documents  within 180 days after receipt  thereof in the case of documents  delivered  concurrently  with the  execution  and  delivery of the related  pooling and servicing  agreement  or  indenture,  and within the time  period  specified  in the  related  pooling and servicing  agreement or indenture in the case of all other documents  delivered.  If any document is found to be missing or defective in any material  respect,  the trustee (or the  custodian)  will be required to promptly so notify the master  servicer,  the  depositor,  and the related  Seller.  If the related Seller does not cure the  omission  or defect  within a specified  period  after  notice is given  thereto by the trustee,  and the omission or defect materially and adversely affects the interests of  securityholders in the  affected  mortgage  loan or  mortgage  security,  then,  the  related  Seller  will be  obligated  to repurchase  the mortgage loan or mortgage  security from the trustee at its purchase  price (or, if and to the extent it would  otherwise  be  permitted  to do so for a breach of  representation  and  warranty  as described  under "The Mortgage  Pools—Representations  of Sellers," to substitute for the mortgage loan or mortgage  security).  The trustee will be obligated to enforce this obligation of the Seller to the extent described  above under "The  Mortgage  Pools—Representations  by  Sellers,"  but there can be no assurance that the applicable  Seller will fulfill its  obligation to repurchase  (or  substitute  for) the affected mortgage loan or mortgage  security as described  above. The depositor will not be obligated to repurchase or substitute  for the mortgage loan or mortgage  security if the Seller  defaults on its obligation to do
so. This  repurchase  or  substitution  obligation  constitutes  the sole remedy  available to the related securityholders  and the  related  trustee  for  omission  of,  or a  material  defect  in, a  constituent document.  Any affected  mortgage loan or mortgage  security not so repurchased  or substituted  for shall remain in the related issuing entity.

         The  trustee  will be  authorized  at any time to appoint  one or more  custodians  pursuant to a custodial  agreement to hold title to the mortgage loans and/or mortgage  securities in any mortgage pool, and to maintain  possession  of and, if  applicable,  to review,  the  documents  relating to the mortgage loans and/or mortgage  securities,  in any case as the agent of the trustee. The identity of any custodian to be  appointed  on the date of  initial  issuance  of the  securities  will be set forth in the  related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except  as  to  mortgage  loans  underlying  any  mortgage  securities,   the  Seller  will  make
representations  and warranties as to the types and geographical  concentrations of the mortgage loans and as to the  accuracy  of some of the  information  furnished  to the  related  trustee  in  respect of each mortgage loan (for example,  the original  Loan-to-Value  Ratio,  the principal  balance as of the cut-off date,  the mortgage rate and maturity).  Upon a breach of any of these  representations  which  materially and  adversely  affects  the  interests  of the  securityholders  in a mortgage  loan,  the Seller will be obligated to cure the breach in all material  respects,  to  repurchase  the mortgage loan at its purchase price or, to substitute  for the mortgage  loan a Qualified  Substitute  Mortgage Loan in accordance  with the provisions for  substitution by Sellers as described  above under "The Mortgage  Pools—Representations by  Sellers."  This  repurchase  or  substitution  obligation  constitutes  the sole remedy  available  to securityholders  or the trustee for a breach of a  representation  by a Seller.  Any mortgage  loan not so repurchased or substituted for shall remain in the related issuing entity.

         Pursuant to the related  pooling and  servicing  agreement  or  servicing  agreement,  the master servicer for any mortgage  pool,  either  directly or through  servicers,  will service and administer the mortgage loans  included in the mortgage pool and assigned to the related  trustee as more fully set forth under  "Servicing of Mortgage  Loans" in this  prospectus.  Each of the depositor and the master  servicer will make limited  representations  and warranties  regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

         General. The master servicer,  trustee or securities  administrator,  as applicable,  will, as to the issuing  entity,  establish  and maintain or cause to be  established  and  maintained a  Distribution
Account,  which will be  established  so as to comply with the  standards  of each Rating  Agency that has rated any one or more  classes of  securities  of the related  series.  A  Distribution  Account  shall be maintained  as an  Eligible  Account,  and the  funds  held  therein  may be held as cash or  invested  in
Permitted  Investments.  The  master  servicer,  trustee  or  securities  administrator,  or other  entity designated in the related  prospectus  supplement,  will have sole  discretion to determine the particular investments  made so long as it complies with the  investment  terms of the related  pooling and servicing agreement or the related  servicing  agreement and indenture.  Any Permitted  Investments  shall not cause the depositor to register  under the  Investment  Company Act of 1940. Any interest or other income earned on  funds  in the  Distribution  Account  will be paid  to the  master  servicer,  trustee  or  securities
administrator,   or  other  entity  designated  in  the  related  prospectus  supplement,   as  additional
compensation  or  will  be  available  for  payments  on the  securities  as  provided  in the  prospectus supplement.  If  permitted by the Rating  Agency or Agencies  and so  specified in the related  prospectus supplement,  a  Distribution  Account  may  contain  funds  relating  to more than one series of  mortgage pass-through  certificates or mortgage-backed  notes and may contain other funds representing  payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits.  With respect to each series of  securities,  the related master  servicer,  servicers, trustee or special  servicer  will be required  to deposit or cause to be  deposited  in the  Distribution
Account for the related issuing entity within a period  following  receipt (in the case of collections and payments),  the following  payments and collections  received,  or advances made, by the master  servicer, the  servicers,  the trustee or any special  servicer  subsequent  to the cut-off date with respect to the mortgage  loans and/or  mortgage  securities  in the issuing  entity (other than payments due on or before the cut-off date):

      o     all payments on account of principal, including principal prepayments, on the mortgage loans;

      o     all  payments on account of interest on the mortgage  loans,  including  any default  interest collected,  in each case net of any  portion  thereof  retained  by the master  servicer,  any servicer or any special  servicer as its  servicing  compensation  or as  compensation  to the trustee, and further net of any retained interest of the depositor;

      o     all payments on the mortgage securities;

      o     all payments on the U.S. Government Securities (if any);

      o     all Insurance Proceeds and Liquidation Proceeds;

      o     any  amounts  paid  under  any  instrument  or drawn  from any fund  that  constitutes  credit enhancement  for the related series of securities as described  under  "Description  of Credit
            Enhancement" in this prospectus;

      o     any advances made as described under "—Advances" below;

      o     any Buydown Funds (and, if applicable,  investment  earnings on the Buydown Funds) required to be paid to securityholders, as described below;

      o     any  amounts  paid by the master  servicer  and the  servicers  to cover  Prepayment  Interest
            Shortfalls  arising out of the prepayment of mortgage loans as described  under  "Servicing of
            Mortgage  Loans—Servicing  and Other Compensation and Payment of Expenses;  Retained Interest"
            in this prospectus;

      o     to the extent  that any item does not  constitute  additional  servicing  compensation  to the master  servicer,  a servicer or a special  servicer,  any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

      o     any amount  required to be deposited by the master  servicer or the trustee in connection with losses realized on investments  for the benefit of the master servicer or the trustee,  as the case may be, of funds held in the Distribution Account; and

      o     any other  amounts  required to be  deposited in the  Distribution  Account as provided in the related pooling and servicing  agreement or the related servicing  agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown  mortgage loan, the master servicer will be required to deposit,  or cause the related  servicer to deposit,  the related  Buydown  Funds  provided to it in a Buydown  Account which will comply with the  requirements  set forth in this  prospectus  with respect to the  Distribution
Account.  The terms of all buydown  mortgage  loans  provide for the  contribution  of Buydown Funds in an amount  equal to or  exceeding  either (1) the total  payments  to be made from the funds  pursuant to the related  buydown plan or (2) if the Buydown Funds are to be deposited on a discounted  basis,  that amount of Buydown Funds which,  together with investment  earnings on the Buydown Funds at a rate as will support the scheduled  level of payments due under the buydown  mortgage loan.  Neither the master  servicer,  any servicer nor the depositor will be obligated to add to any  discounted  Buydown Funds any of its own funds should investment  earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any  insufficiency  is not  recoverable  from the  mortgagor  or, in an  appropriate  case,  from the
Seller,  distributions  to  securityholders  may be affected.  With respect to each buydown mortgage loan, the master servicer will be required  monthly to withdraw from the Buydown  Account and deposit,  or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit,  in the  Distribution
Account as  described  above the amount,  if any, of the Buydown  Funds (and,  if  applicable,  investment earnings on the Buydown  Funds) for each  buydown  mortgage  loan that,  when added to the amount due from the  mortgagor on the buydown  mortgage  loan,  equals the full monthly  payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.
         If the  mortgagor on a buydown  mortgage  loan prepays the mortgage  loan in its entirety  during the Buydown  Period,  the master  servicer or servicer of the  mortgage  loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other  designated  party in accordance with the related  buydown plan any Buydown Funds remaining in the Buydown  Account.  If a prepayment by a mortgagor during the  Buydown  Period  together  with  Buydown  Funds will  result in full  prepayment  of a buydown mortgage  loan,  the master  servicer or  servicer  of the  mortgage  loan  generally  will be required to withdraw  from the  Buydown  Account  and  deposit  in the  Distribution  Account  the  Buydown  Funds and
investment  earnings on the Buydown Funds,  if any,  which  together with the prepayment  will result in a prepayment  in full;  provided  that Buydown  Funds may not be available to cover a prepayment  under some mortgage  loan  programs.  Any Buydown  Funds so remitted  to the master  servicer or the  servicer of the mortgage  loan in  connection  with a prepayment  described in the  preceding  sentence  will be deemed to reduce the amount that would be required to be paid by the  mortgagor to repay fully the related  mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment  earnings  remaining in the
Buydown  Account  after  prepayment  or after  termination  of the Buydown  Period will be remitted to the related  mortgagor  or the other  designated  party  pursuant  to the Buydown  Agreement  relating to each buydown  mortgage  loan. If the  mortgagor  defaults  during the Buydown  Period with respect to a buydown mortgage loan and the property  securing the buydown  mortgage loan is sold in liquidation  (either by the master  servicer,  the servicer of the mortgage loan, the primary  insurer,  any pool insurer or any other insurer),  the master  servicer or related  servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment  earnings on the Buydown  Funds,  if any, and either deposit the same in the Distribution  Account or,  alternatively,  pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged  property is  transferred  to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the  Distribution  Account,  as  described  under  "—Deposits"
above,  funds related to the mortgage loans serviced by a master  servicer or a servicer may be maintained by a master  servicer or a servicer in a Protected  Account which will be established so as to comply with the  standards of each Rating  Agency that has rated any one or more classes of  securities of the related series.  Each  Protected  Account shall be maintained as an Eligible  Account,  and the funds held therein may be held as cash or invested in Permitted  Investments.  Any  interest or other income  earned on funds in a Protected  Account will be paid to the master  servicer or servicer,  as  applicable,  as  additional compensation.  If  permitted by the Rating  Agency or Agencies and so specified in the related  prospectus supplement,  a  Protected  Account  may  contain  funds  relating  to more  than one  series  of  mortgage pass-through  certificates or mortgage-backed  notes and may contain other funds representing  payments on mortgage  loans owned by the related master  servicer or serviced by it on behalf of others.  In the event that an issuing  entity has multiple  servicers,  funds from the Protected  Accounts may first be remitted to a  Master  Servicer  Collection  Account,  meeting  the same  eligibility  standards  as the  Protected
Accounts, prior to being deposited into the Distribution Account.

         Withdrawals.  With respect to each series of securities,  the master servicer, trustee or special servicer  generally may make withdrawals from the Distribution  Account for the related issuing entity for any one or more of the  following  purposes,  unless  otherwise  provided  in the  related  agreement  and described in the related prospectus supplement:

         (1)      to make distributions to the related securityholders on each distribution date;

         (2)      to  reimburse  the master  servicer,  any  servicer  or any other  specified  person for unreimbursed  amounts  advanced by it in respect of mortgage loans in the issuing entity as described under  "—Advances"  below,  these  reimbursements to be made out of amounts received  which were  identified  and  applied by the master  servicer  or a servicer as late  collections  of interest (net of related  servicing  fees) on and principal of the particular  mortgage  loans  with  respect  to which  the  advances  were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)      to  reimburse  the  master  servicer,  a  servicer  or a  special  servicer  for  unpaid servicing  fees earned by it and some  unreimbursed  servicing  expenses  incurred by it with  respect to  mortgage  loans in the  issuing  entity  and  properties  acquired  in respect  thereof,  these  reimbursement  to  be  made  out  of  amounts  that  represent
                  Liquidation  Proceeds and Insurance Proceeds collected on the particular  mortgage loans and properties,  and net income collected on the particular properties,  with respect to which the fees were earned or the expenses  were  incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4)      to  reimburse  the master  servicer,  a servicer or any other  specified  person for any advances  described in clause (2) above made by it and any servicing  expenses  referred to in clause (3) above  incurred by it which,  in the good faith  judgment of the master servicer,  the applicable  servicer or the other person,  will not be  recoverable  from the amounts  described in clauses (2) and (3),  respectively,  the  reimbursement  to be made from amounts  collected on other  mortgage  loans in the issuing  entity or, if and to the  extent so  provided  by the  related  pooling  and  servicing  agreement  or the related  servicing  agreement  and  indenture  and  described in the related  prospectus supplement,  only from that  portion of amounts  collected on the other  mortgage  loans that is otherwise  distributable  on one or more classes of  subordinate  securities  of the related series;

         (5)      if and to the extent described in the related prospectus  supplement,  to pay the master servicer,  a servicer,  a special  servicer or another  specified  entity  (including  a provider of credit  enhancement)  interest  accrued on the advances  described in clause
                  (2) above made by it and the servicing  expenses  described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6)      to  reimburse  the  master  servicer,  a  servicer,  the  depositor,  or  any  of  their respective  directors,  officers,  employees  and  agents,  as  the  case  may  be,  for expenses,  costs and liabilities  incurred thereby, as and to the extent described under
                  "The  Agreements—Certain  Matters  Regarding the Master  Servicer and the  Depositor" in
                  this prospectus;

         (7)      if and to the extent  described in the related  prospectus  supplement,  to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its  directors,  officers,  employees and agents,  as the case may be, for expenses,  costs and liabilities  incurred  thereby,  as and to the extent  described  under "The  Agreements—Some  Matters  Regarding  the Trustee" in this prospectus;

         (9)      to pay the master  servicer or the trustee,  as  additional  compensation,  interest and investment income earned in respect of amounts held in the Distribution Account;

         (10)     to pay  (generally  from related  income) the master  servicer,  a servicer or a special
                  servicer  for  costs  incurred  in  connection   with  the  operation,   management  and
                  maintenance of any mortgaged  property  acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

         (11)     if one or more  elections  have  been  made to treat the  issuing  entity or  designated portions  thereof as a REMIC,  to pay any federal,  state or local taxes  imposed on the issuing  entity or its  assets or  transactions,  as and to the extent  described  under
                  "Federal  Income  Tax  Consequences—REMICS—Prohibited  Transactions  and Other  Possible
                  REMIC Taxes" in this prospectus;

         (12)     to pay for the cost of an  independent  appraiser or other expert in real estate matters retained  to  determine a fair sale price for a  defaulted  mortgage  loan or a property acquired in respect  thereof in connection  with the liquidation of the mortgage loan or property;

         (13)     to pay for the cost of various  opinions  of counsel  obtained  pursuant  to the related pooling and  servicing  agreement or the related  servicing  agreement and indenture for the benefit of the related securityholders;

         (14)     to pay to itself,  the depositor,  a Seller or any other appropriate  person all amounts received with respect to each mortgage loan  purchased,  repurchased or removed from the issuing entity pursuant to the terms of the related  pooling and servicing  agreement or the related  servicing  agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15)     to make any other withdrawals  permitted by the related pooling and servicing  agreement or  the  related  servicing  agreement  and  indenture  and  described  in  the  related prospectus supplement;

         (16)     to pay for costs and  expenses  incurred by the issuing  entity for  environmental  site assessments  performed  with  respect  to  multifamily  or  commercial  properties  that constitute  security for defaulted mortgage loans, and for any containment,  clean-up or remediation of hazardous wastes and materials present on that mortgaged  properties,  as described  under  "Servicing  of Mortgage  Loans—Realization  Upon or Sale of  Defaulted
                  Mortgage Loans" in this prospectus; and

         (17)     to clear and  terminate the  Distribution  Account upon the  termination  of the issuing entity.

Distributions

         Distributions  on the  securities  of each  series  will be made by or on behalf  of the  related trustee or  securities  administrator,  as  applicable,  on each  distribution  date as  specified  in the related  prospectus  supplement  from the available  funds for the series and the  distribution  date. The available funds for any series of securities and any  distribution  date will generally refer to the total of all  payments  or other  collections  (or  advances  in lieu  thereof)  on,  under or in respect of the mortgage  loans and/or  mortgage  securities and any other assets  included in the related  issuing entity that are available for  distribution  to the  securityholders  of the series on that date.  The particular components  of the  available  funds for any series on each  distribution  date will be more  specifically described in the related prospectus supplement.

         Distributions  on the securities of each series (other than the final  distribution in retirement of any  certificate)  will be made to the  persons in whose names the  securities  are  registered  on the
Record Date,  and the amount of each  distribution  will be determined as of the  Determination  Date. All distributions  with respect to each class of  securities  on each  distribution  date will be allocated in accordance with the holder's  Percentage  Interest in a particular class.  Payments will be made either by wire  transfer  in  immediately  available  funds to the  account of a  securityholder  at a bank or other entity having  appropriate  facilities  therefor,  if the securityholder has provided the trustee or other person  required to make the payments with wiring  instructions  no later than five business days prior to the  related  Record  Date or other date  specified  in the  related  prospectus  supplement  (and,  if so provided in the related  prospectus  supplement,  the  securityholder  holds  securities  in any requisite amount or denomination  specified therein),  or by check mailed to the address of the securityholder as it appears on the security  register;  provided,  however,  that the final  distribution in retirement of any class of securities  will be made only upon  presentation  and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

         Each  class of  securities  of each  series,  other  than  Strip  Securities  and REMIC  Residual
Certificates  that have no security  interest  rate, may have a different per annum rate at which interest accrues on that class of securities,  which may be fixed,  variable or adjustable,  or any  combination of rates.  The related  prospectus  supplement  will specify the security  interest rate or, in the case of a variable or adjustable  security  interest rate, the method for  determining  the security  interest rate, for each class. The related  prospectus  supplement will specify whether interest on the securities of the series will be  calculated  on the basis of a 360-day  year  consisting  of twelve  30-day  months or on a different method.

         Distributions  of interest  in respect of the  securities  of any class,  other than any class of
Accrual  Securities,  Strip  Securities  or  REMIC  Residual  Certificates  that  is not  entitled  to any distributions of interest,  will be made on each  distribution  date based on the accrued interest for the class and the  distribution  date,  subject  to the  sufficiency  of the  portion of the  available  funds allocable  to the class on the  distribution  date.  Prior to the time  interest is  distributable  on any class of Accrual Securities,  the amount of accrued interest otherwise  distributable on the class will be added  to the  principal  balance  thereof  on each  distribution  date.  With  respect  to each  class of interest-bearing  securities,  accrued  interest for each  distribution  date will be equal to interest at the  applicable  security  interest  rate  accrued for a  specified  period  (generally  one month) on the outstanding  principal balance thereof  immediately prior to the distribution  date.  Accrued interest for each  distribution  date on Strip  Securities  entitled to  distributions  of interest  will be  similarly calculated  except  that it will  accrue on a notional  amount  that is based on either (1) the  principal balances of some or all of the mortgage  loans and/or  mortgage  securities in the related  issuing entity or (2) the principal  balances of one or more other  classes of  securities of the same series.  Reference to a notional  amount with  respect to a class of Strip  Securities  is solely for  convenience  in making calculations  of  accrued  interest  and does not  represent  the right to  receive  any  distribution  of principal.  If so specified in the related prospectus  supplement,  the amount of accrued interest that is otherwise  distributable  on (or, in the case of Accrual  Securities,  that may  otherwise be added to the principal  balance  of) one or more  classes of the  securities  of a series will be reduced to the extent that any Prepayment  Interest  Shortfalls,  as described under "Yield  Considerations" in this prospectus, exceed the  amount of any sums  (including,  if and to the  extent  specified  in the  related  prospectus supplement,  the master servicer's or applicable  servicer's  servicing  compensation) that are applied to offset the shortfalls.  The particular  manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related  prospectus  supplement.  The related  prospectus  supplement will also describe the extent to which the amount of accrued interest that is otherwise  distributable on (or, in the case of Accrual Securities,  that may otherwise be added to the principal  balance  of)  a  class  of  offered  securities  may  be  reduced  as a  result  of  any  other contingencies,  including  delinquencies,  losses and  Deferred  Interest  on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage  loans.  Any reduction in the amount of accrued  interest  otherwise  distributable on a class of securities by reason of the allocation to the class of a portion of any  Deferred  Interest on or in respect of the related  mortgage  loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus  supplement,  distributions of principal with  respect  to a series of  securities  will be made on each  distribution  date to the  holders of the class or classes of securities of the series entitled  thereto until the principal  balance or balances of the  securities  have been reduced to zero.  In the case of a series of securities  which  includes two or more classes of securities,  the timing,  order, priority of payment or amount of distributions in respect of principal,  and any schedule or formula or other  provisions  applicable to the  determination  thereof
(including  distributions  among multiple classes of senior securities or subordinate  securities),  shall be as set forth in the related  prospectus  supplement.  Distributions of principal with respect to one or more  classes  of  securities  may be made at a rate that is faster  (and,  in some  cases,  substantially faster) than the rate at which  payments or other  collections  of principal  are received on the mortgage loans and/or mortgage  securities in the related issuing entity,  may not commence until the occurrence of events such as the  retirement of one or more other  classes of  securities of the same series,  or may be made at a rate that is slower (and, in some cases,  substantially  slower) than the rate at which payments or other  collections  of principal  are received on the mortgage  loans and/or  mortgage  securities.  In addition,  distributions  of  principal  with respect to one or more  classes of  securities  may be made, subject to available funds,  based on a specified  principal  payment schedule and, with respect to one or more classes of  securities,  may be contingent on the specified  principal  payment  schedule for another class of the same  series  and the rate at which  payments  and  other  collections  of  principal  on the mortgage loans and/or mortgage securities in the related issuing entity are received.

Pre-Funding Account

         If so specified in the related  prospectus  supplement,  the pooling and  servicing  agreement or other  agreement may provide for the transfer by the Sellers of additional  mortgage  loans to the related issuing entity after the Closing Date.  The  additional  mortgage loans will be required to conform to the requirements  set forth in the related pooling and servicing  agreement or other  agreement  providing for the transfer,  and will be underwritten to the same standards as the mortgage loans initially  included in the issuing  entity as  described in the  prospectus  supplement.  As specified in the related  prospectus supplement,  the transfer may be funded by the  establishment  of a pre-funding  account  established with the trustee.  If a  pre-funding  account is  established,  all or a portion of the proceeds of the sale of one or more classes of  securities  of the related  series will be deposited in the account to be released as additional  mortgage loans are transferred.  A pre-funding account will be required to be maintained as an Eligible Account,  the amounts therein may be required to be invested in Permitted  Investments and the amount  held  therein  shall  at no  time  exceed  50% of the  proceeds  of the  offering  of the  related securities.  The related pooling and servicing  agreement or other agreement providing for the transfer of additional  mortgage  loans  generally  will  provide that the  transfers  must be made within up to three months  (with  respect  to any  series of  certificates)  or up to,  but not in excess  of, one year (with respect to any series of notes) after the Closing  Date,  and that amounts set aside to fund the transfers
(whether in a pre-funding  account or  otherwise)  and not so applied  within the required  period of time will be  deemed to be  principal  prepayments  and  applied  in the  manner  set  forth in the  prospectus supplement.  To the extent amounts in any  pre-funding  account have not been used to purchase  additional mortgage  loans,  holders of the securities may receive an additional  prepayment,  which may affect their yield to maturity.  In addition,  securityholders  may not be able to reinvest  amounts  received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

         Prepayment  premiums will  generally be retained by the master  servicer,  a servicer,  or by the
Seller  as  additional  compensation.  However,  if so  provided  in the  related  prospectus  supplement, prepayment  premiums  received on or in connection  with the mortgage loans or mortgage  securities in any issuing  entity will be distributed  on each  distribution  date to the holders of the class or classes of securities of the related  series  entitled  thereto in accordance  with the  provisions  described in the prospectus supplement.

Allocation of Losses and Shortfalls

         The amount of any losses or  shortfalls  in  collections  on the mortgage  loans and/or  mortgage securities  in any issuing  entity (to the extent not  covered or offset by draws on any  reserve  fund or under any instrument of credit  enhancement or applied  against  overcollateralization)  will be allocated among the respective  classes of securities of the related series in the priority and manner,  and subject to the  limitations,  specified  in  the  related  prospectus  supplement.  As  described  in the  related prospectus  supplement,  these allocations may result in reductions in the entitlements to interest and/or principal  balances of one or more classes of securities,  or may be effected  simply by a  prioritization of payments among classes of securities.

Advances

         If and to  the  extent  provided  in  the  related  prospectus  supplement,  and  subject  to any limitations  specified therein,  the related master servicer or any servicer will be obligated to advance, or have the option of advancing,  on or before each  distribution  date, from its own funds or from excess funds held in the related Master  Servicer  Collection  Account or Protected  Account that are not part of the available funds for the related series of securities for that  distribution  date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related  prospectus  supplement, principal) on the mortgage loans that were  delinquent  on, or not received by, the related  Determination
Date (or such other date  specified in the Agreement,  but in any event prior to the related  distribution date).  No notice will be given to the  certificateholders  of these  advances.  Advances  are intended to maintain a regular flow of scheduled  interest and  principal  payments to holders of the class or classes of securities  entitled  thereto,  rather than to guarantee or insure  against  losses.  Accordingly,  all advances made from the master  servicer's or a servicer's  own funds will be  reimbursable  out of related recoveries  on the  mortgage  loans  (including,  to the extent  described in the  prospectus  supplement, amounts received under any fund or instrument  constituting credit enhancement)  respecting which advances were  made  and  other  specific  sources  as may be  identified  in the  related  prospectus  supplement, including amounts which would otherwise be payable to the offered  securities.  No Nonrecoverable  Advance will be required to be made by the master  servicer or a  servicer;  and, if  previously  made by a master servicer or a servicer,  a  Nonrecoverable  Advance will be  reimbursable  from any amounts in the related
Master  Servicer  Collection  Account or Protected  Account prior to any  distributions  being made to the related  series of  securityholders.  If advances  have been made from excess  funds in a Master  Servicer
Collection  Account,  the master  servicer  will be required  to replace the funds in such  account on any future  distribution  date to the extent that funds then in such account are  insufficient  to permit full distributions to securityholders on that date. If so specified in the related prospectus  supplement,  the obligation of a master  servicer or a servicer to make  advances may be secured by a cash advance  reserve fund or a surety bond. If applicable,  information  regarding the  characteristics of, and the identity of any  obligor on, a surety  bond,  will be set forth in the related  prospectus  supplement.  If any person other than the master  servicer  has any  obligation  to make  advances as  described  above,  the related prospectus  supplement  will  identify  the  person.  If and to the  extent  so  provided  in the  related prospectus  supplement,  any entity making  advances will be entitled to receive  interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the entity  will be entitled to payment of the  interest  periodically  from  general  collections  on the mortgage  loans in the related  issuing  entity  prior to any payment to  securityholders  or as otherwise provided in the related  pooling and  servicing  agreement or  servicing  agreement  and  described in the prospectus  supplement.  As specified in the related  prospectus  supplement with respect to any series of securities as to which the issuing entity includes  mortgage  securities,  the advancing  obligations with respect to the  underlying  mortgage  loans will be pursuant to the terms of the mortgage  securities,  as may be  supplemented  by the  terms of the  applicable  pooling  and  servicing  agreements  or  servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

         In  instances  in which a mortgage  loan is in default or if default is  reasonably  foreseeable, and if determined by the master  servicer to be in the best  interest of the  securityholders,  the master servicer or servicer may permit  servicing  modifications of the mortgage loan rather than proceeding with
foreclosure.   However,   the  master   servicer's  and  the  servicer's   ability  to  perform  servicing
modifications will be subject to some limitations, including but not limited to the following:

         o        Advances  and other  amounts  may be added to the  outstanding  principal  balance  of a mortgage loan only once during the life of a mortgage loan.

         o        Any  amounts  added to the  principal  balance  of the  mortgage  loan,  or  capitalized amounts  added to the mortgage  loan,  will be required to be fully  amortized  over the remaining term of the mortgage loan.

         o        All  capitalizations  are to be implemented in accordance  with the sponsor's  standards and may be  implemented  only  by  servicers  that  have  been  approved  by the  master servicer for that purpose.

         o        The final  maturity of any mortgage loan shall not be extended  beyond the assumed final distribution date.

         o        No  servicing  modification  with  respect  to a  mortgage  loan will have the effect of reducing the mortgage  rate below one half of the mortgage  rate as in effect on the cut off date, but not less than the servicing fee rate.

         Any  advances  made on any  mortgage  loan will be  reduced  to  reflect  any  related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage Rate as to any mortgage loan will be deemed  not  reduced  by any  servicing  modification,  so that the  calculation  of  accrued  certificate interest  (as  defined  in the  prospectus  supplement)  payable  on the  offered  securities  will not be affected by the servicing modification.

Reports to Securityholders

         With each  distribution  to  securityholders  of a particular  class of offered  securities,  the related master  servicer,  trustee or other specified  person will make available to each holder of record of the class of securities a monthly  statement or statements  with respect to the related  issuing entity setting  forth the  information  specifically  described  in the  related  prospectus  supplement  and the related pooling and servicing agreement or the related servicing agreement or indenture.

         In addition,  within a reasonable  period of time after the end of each calendar year, the master servicer,  trustee or securities  administrator,  as  applicable,  will furnish a report to each holder of record of a class of offered  securities  at any time during the calendar year or, in the event the person was a  holder  of  record  of a class of  securities  during  a  portion  of the  calendar  year,  for the applicable  portion of the year.  Reports,  whether  monthly or annual,  will be transmitted in the method described  in the  related  prospectus  supplement  to the  holder of  record  of the class of  securities contemporaneously  with the distribution on that particular  class. In addition,  the monthly reports will be posted on a website as described below under "Available  Information" and "Reports to  Securityholders"
in this prospectus.

                                    DESCRIPTION OF CREDIT ENHANCEMENT

General

         As set  forth  below and in the  applicable  prospectus  supplement,  credit  enhancement  may be provided by one or more of a financial  guaranty  insurance  policy, a special hazard insurance  policy, a mortgage  pool  insurance  policy or a letter of  credit.  In  addition,  if  provided  in the  applicable prospectus  supplement,  in lieu of or in addition  to any or all of the  foregoing  arrangements,  credit enhancement  may be in the  form of a  reserve  fund to cover  the  losses,  subordination  of one or more classes of  subordinate  securities  for the  benefit  of one or more  classes  of senior  securities,  of cross-collateralization  or  overcollateralization,  or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive  specified  cash amounts,  a deposit of cash into a reserve fund or other pledged  assets,  or by guarantees  provided by a third-party  or any  combination thereof  identified in the applicable  prospectus  supplement.  Each component will have  limitations  and will provide coverage with respect to Realized Losses on the related  mortgage loans.  Credit support will cover  Defaulted  Mortgage  Losses,  but  coverage may be limited or  unavailable  with respect to Special
Hazard Losses,  Fraud Losses,  Bankruptcy Losses and  Extraordinary  Losses. To the extent that the credit support for the offered  securities of any series is exhausted,  the holders thereof will bear all further risk of loss.

         The amounts and types of credit  enhancement  arrangements as well as the providers  thereof,  if applicable,  with  respect to the  offered  securities  of each  series  will be set forth in the  related prospectus  supplement.  To the extent  provided in the applicable  prospectus  supplement and the pooling and servicing agreement or indenture,  the credit enhancement  arrangements may be periodically  modified, reduced and substituted  for based on the aggregate  outstanding  principal  balance of the mortgage loans covered  thereby  or the  principal  amount or  interest  due on one or more  classes of  securities.  See
"Description of Credit  Enhancement—Reduction  or Substitution of Credit  Enhancement" in this prospectus.
If specified  in the  applicable  prospectus  supplement,  the  coverage  provided by one or more forms of external  credit  support (for example,  financial  guaranty  insurance or other  insurance  policies) may apply concurrently to one or more related loan groups. If applicable,  the related  prospectus  supplement will identify the loan groups to which the external  credit support  relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

         In general,  references  to  "mortgage  loans"  under this  "Description  of Credit  Enhancement"
section are to mortgage loans in a issuing entity.  However,  if so provided in the prospectus  supplement for a series of  securities,  any mortgage  securities  included in the related  issuing entity and/or the related  underlying  mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related  prospectus  supplement will specify,  as to each form of credit support, the  information  indicated  below with respect  thereto,  to the extent the  information  is material and available.

Subordinate Securities

         If so specified in the related  prospectus  supplement,  one or more classes of  securities  of a series may be subordinate  securities.  Subordinate  securities may be offered  securities.  To the extent specified in the related  prospectus  supplement,  the rights of the holders of subordinate  securities to receive  distributions from the Distribution  Account on any distribution date will be subordinated to the corresponding  rights of the holders of senior  securities.  In  addition,  as provided in the  prospectus supplement,  losses or shortfalls  will be allocated to subordinate  securities  before they are allocated to more senior  securities.  If so provided in the related prospectus  supplement,  the subordination of a class may apply  only in the  event of (or may be  limited  to) some  types of losses or  shortfalls.  The
related  prospectus   supplement  will  set  forth  information   concerning  the  manner  and  amount  of
subordination  provided by a class or classes of subordinate  securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

         If the  mortgage  loans  and/or  mortgage  securities  in any  issuing  entity are  divided  into separate groups,  each supporting a separate class or classes of securities of the related series,  credit enhancement may be provided by  cross-collateralization  support  provisions  requiring that distributions be made on  senior  securities  evidencing  interests  in one  group of  mortgage  loans  and/or  mortgage securities prior to distributions on subordinate  securities  evidencing interests in a different group of mortgage loans and/or  mortgage  securities  within the issuing  entity.  The prospectus  supplement for a series that  includes a  cross-collateralization  provision  will describe the manner and  conditions  for applying the provisions.

Overcollateralization

         If so  specified  in the related  prospectus  supplement,  interest  collections  on the mortgage loans may exceed  interest  payments on the offered  securities  for the related  distribution  date.  The excess  interest  may be  deposited  into a reserve  fund or  applied  as a payment  of  principal  on the securities.  To the extent excess interest is applied as principal payments on the securities,  the effect will be to reduce the  principal  balance of the  securities  relative to the  outstanding  balance of the mortgage loans, thereby creating  overcollateralization  and additional protection to the securityholders, as specified in the related prospectus  supplement.  If so provided in the related prospectus  supplement, overcollateralization  may also be provided as to any series of  securities  by the issuance of securities in an  initial  aggregate  principal  amount  which is less  than the  aggregate  principal  amount of the related mortgage loans.

Financial Guaranty Insurance Policy

         If so specified in the related prospectus  supplement,  a financial guaranty insurance policy may be obtained and maintained  for a class or series of  securities.  The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial  guaranty  insurance policy will be unconditional  and irrevocable and will guarantee to holders of the  applicable  securities  that an amount  equal to the full amount of payments due to the holders  will be  received  by the  trustee  or its agent on behalf of the  holders  for  payment  on each distribution  date. The specific  terms of any financial  guaranty  insurance  policy will be set forth in the related  prospectus  supplement.  A  financial  guaranty  insurance  policy may have  limitations  and generally  will not  insure  the  obligation  of the  Sellers  or the master  servicer  to  repurchase  or substitute  for a defective  mortgage loan,  will not insure  Prepayment  Interest  Shortfalls or interest shortfalls  due to the  application  of the  Relief  Act and  will  not  guarantee  any  specific  rate of principal  payments.  The  insurer  will be  subrogated  to the  rights of each  holder to the  extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

         Any mortgage  pool  insurance  policy  obtained by the  depositor  for an issuing  entity will be issued by the insurer named in the applicable prospectus  supplement.  Each mortgage pool insurance policy will cover  Defaulted  Mortgage  Losses in an amount  equal to a percentage  specified  in the  applicable prospectus  supplement of the aggregate  principal  balance of the mortgage  loans on the cut-off date, or will cover a portion of  Defaulted  Mortgage  Losses on any mortgage up to a specified  percentage  of the
Value of that mortgage loan. As set forth under  "Maintenance of Credit  Enhancement" in this  prospectus, the master  servicer will use  reasonable  efforts to maintain,  or cause the  servicers to maintain,  any mortgage pool insurance  policy and to present claims  thereunder to the insurer on behalf of itself,  the related trustee and the related  securityholders.  The mortgage pool insurance policies,  however, are not blanket policies against loss, since claims  thereunder may only be made respecting  particular  defaulted mortgage  loans  and only  upon  satisfaction  of the  terms of the  related  policy.  Any  exceptions  to coverage  will be  described  in the  related  prospectus  supplement.  Unless  specified  in the  related prospectus  supplement,  the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

         If any  component  of  credit  enhancement  as to the  offered  securities  of a series  is to be provided  by a letter of credit,  a bank will  deliver to the  related  trustee an  irrevocable  letter of credit.  The letter of credit may provide  direct  coverage with respect to the mortgage  loans.  The bank that  delivered  the letter of credit,  as well as the amount  available  under the letter of credit  with respect  to  each  component  of  credit  enhancement,  will be  specified  in the  applicable  prospectus supplement.  If so specified in the related prospectus  supplement,  the letter of credit may permit draws only in the event of certain  types of losses and  shortfalls.  The letter of credit may also  provide for the payment of required  advances  which the master  servicer or any  servicer  fails to make.  The amount available  under the letter of credit  will,  in all cases,  be reduced to the extent of any  unreimbursed payments  thereunder and may otherwise be reduced as described in the related prospectus  supplement.  The letter of credit  will  expire on the  expiration  date set forth in the  related  prospectus  supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

         Any special hazard  insurance  policy  covering  Special Hazard Losses  obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable  prospectus  supplement.  Each special hazard  insurance  policy will,  subject to limitations  described  below,  protect holders of the related series of securities from Special Hazard Losses.  See "Description of Primary Mortgage  Insurance,
Hazard Insurance;  Claims Thereunder" in this prospectus.  However, a special hazard insurance policy will not cover losses  occasioned by war, civil  insurrection,  some  governmental  actions,  errors in design,
faulty  workmanship  or  materials  (except  under  some   circumstances),   nuclear  reaction,   chemical
contamination,  waste by the mortgagor and other risks.  Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related  prospectus  supplement  and will be subject to reduction as described in the related prospectus supplement.

         Subject to the  foregoing  limitations,  a special  hazard  insurance  policy will provide  that, where there has been  damage to  property  securing a  foreclosed  mortgage  loan (title to which has been acquired by the  insured)  and to the extent the damage is not covered by the hazard  insurance  policy or flood insurance  policy, if any,  maintained by the mortgagor or the master servicer,  special servicer or the  servicer,  the insurer will pay the lesser of (1) the cost of repair or  replacement  of the property or (2) upon  transfer of the property to the insurer,  the unpaid  principal  balance of the mortgage loan at the time of acquisition of the property by  foreclosure  or deed in lieu of  foreclosure,  plus accrued interest  at the  mortgage  rate to the date of claim  settlement  and  expenses  incurred  by the  master servicer,  special servicer or servicer with respect to the property.  If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance  policy,  the amount that the issuer  will pay will be the  amount  under  (2)  above  reduced  by the net  proceeds  of the sale of the property.  No claim may be validly  presented  under the special  hazard  insurance  policy  unless hazard insurance  on the  property  securing  a  defaulted  mortgage  loan  has  been  kept in  force  and  other reimbursable  protection,  preservation  and  foreclosure  expenses  have been paid (all of which  must be approved  in  advance by the issuer of the  special  hazard  insurance  policy).  If the unpaid  principal balance plus accrued  interest and expenses is paid by the insurer,  the amount of further  coverage under the related  special  hazard  insurance  policy will be reduced by that amount less any net proceeds  from the sale of the  property.  Any amount  paid as the cost of repair of the  property  will  further  reduce coverage by that amount.  Restoration  of the property  with the proceeds  described  under (1) above will satisfy the condition  under each mortgage pool  insurance  policy that the property be restored  before a claim under the mortgage  pool  insurance  policy may be validly  presented  with respect to the defaulted mortgage loan secured by the property.  The payment described under (2) above will render  presentation of a claim in respect of the mortgage loan under the related  mortgage  pool  insurance  policy  unnecessary.
Therefore,  so long as a mortgage  pool  insurance  policy  remains in effect,  the payment by the insurer under a special hazard insurance  policy of the cost of repair or of the unpaid  principal  balance of the related  mortgage  loan plus accrued  interest and expenses will not affect the total  Insurance  Proceeds paid to  securityholders,  but will affect the relative  amounts of coverage  remaining  under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable  prospectus  supplement,  coverage in respect of
Special  Hazard  Losses for a series of  securities  may be  provided,  in whole or in part,  by a type of instrument  other than a special hazard  insurance  policy or by means of a special hazard  representation of the Seller or the depositor.

Reserve Funds

         If so provided in the related  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more  irrevocable  letters of credit or one or more Permitted  Investments in specified  amounts,  or any other  instrument  satisfactory to the relevant
Rating Agency or Agencies,  which will be applied and  maintained  in the manner and under the  conditions specified in the prospectus  supplement.  In the alternative or in addition to the deposit,  to the extent described in the related prospectus  supplement,  a reserve fund may be funded through  application of all or a portion of amounts  otherwise  payable  on any  related  subordinate  securities,  from the  retained interest of the  depositor or  otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise  payable on related  subordinate  securities,  any retained interest of the depositor or other cash flows  attributable to the related mortgage loans or reinvestment  income,  the reserve fund may provide less coverage than initially  expected if the cash flows or  reinvestment  income on which the funding is dependent  are lower than  anticipated.  In addition,  with respect to any series of securities as to which credit  enhancement  includes a letter of credit,  if so  specified in the related  prospectus supplement,  if specified  conditions  are met, the remaining  amount of the letter of credit may be drawn by the  trustee  and  deposited  in a reserve  fund.  Amounts  in a  reserve  fund may be  distributed  to securityholders,  or applied to reimburse the master servicer or a servicer for outstanding  advances,  or may be used for other  purposes,  in the manner  and to the extent  specified  in the  related  prospectus supplement.  The  related  prospectus  supplement  will  disclose  whether a  reserve  fund is part of the related  issuing entity.  If set forth in the related  prospectus  supplement,  a reserve fund may provide coverage to more than one series of securities.

         In connection  with the  establishment  of any reserve fund,  the reserve fund will be structured so that the trustee  will have a perfected  security  interest for the benefit of the  securityholders  in the assets in the reserve fund.  However,  to the extent that the depositor,  any affiliate thereof or any other  entity has an  interest  in any  reserve  fund,  in the event of the  bankruptcy,  receivership  or insolvency of that entity,  there could be delays in withdrawals  from the reserve fund and  corresponding payments  to the  securityholders  which  could  adversely  affect the yield to  investors  on the related securities.

         Amounts  deposited  in any reserve  fund for a series will be invested in  Permitted  Investments by, or at the  direction  of, and for the benefit of the master  servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

         If so provided in the related  prospectus  supplement,  the issuing entity may include guaranteed investment  contracts pursuant to which moneys held in the funds and accounts  established for the related series will be invested at a specified  rate. The principal terms of a guaranteed  investment  contract or other  cash  flow  agreement,  and the  identity  of the  obligor,  will be  described  in the  prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

         To the  extent  that  the  applicable  prospectus  supplement  does  not  expressly  provide  for alternative  credit enhancement  arrangements in lieu of some or all of the arrangements  mentioned below, the following paragraphs shall apply.

         If a  financial  guaranty  insurance  policy  has  been  obtained  for  one or  more  classes  of securities  of a series,  the  trustee  will be  obligated  to  exercise  reasonable  efforts  to keep the financial  guaranty  insurance  policy in full  force and  effect  throughout  the term of the  applicable pooling  and  servicing  agreement  or  servicing  agreement,  until the  specified  class or  classes  of securities  have been paid in full,  unless  coverage  thereunder  has been exhausted  through  payment of claims, or until the financial  guaranty  insurance policy is replaced in accordance with the terms of the applicable  pooling and servicing  agreement or servicing  agreement.  The trustee will agree to remit the premiums for each  financial  guaranty  insurance  policy,  from  available  funds of the related  issuing entity,  in  accordance  with the  provisions  and  priorities  set forth in the  applicable  pooling  and servicing  agreement or servicing  agreement,  on a timely basis.  In the event the insurer ceases to be a qualified insurer as described in the related prospectus  supplement,  or fails to make a required payment under the related  financial  guaranty  insurance  policy,  neither the trustee nor any other  person will have any  obligation  to replace the insurer.  Any losses  associated  with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage  pool  insurance  policy has been  obtained for some or all of the  mortgage  loans related to a series of securities,  the master servicer will be obligated to exercise  reasonable  efforts to keep the mortgage  pool  insurance  policy (or an alternate  form of credit  support) in full force and effect  throughout the term of the applicable  pooling and servicing  agreement or servicing  agreement to the extent  provided in the  related  prospectus  supplement.  The master  servicer  will agree to pay the premiums for each mortgage pool insurance  policy on a timely basis.  In the event the pool insurer ceases to be a qualified  insurer  because it ceases to be qualified by law to transact pool  insurance  business or coverage is terminated for any reason other than  exhaustion of the coverage,  the master servicer will use  reasonable  efforts  to  obtain  from  another  qualified  insurer  a  replacement  insurance  policy comparable to the mortgage  pool  insurance  policy with a total  coverage  equal to the then  outstanding coverage of the mortgage pool insurance  policy,  provided that, if the cost of the replacement  policy is greater than the cost of the mortgage  pool  insurance  policy,  the  coverage of the  replacement  policy will,  unless otherwise agreed to by the depositor,  be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate  form of credit  enhancement  has been  obtained for a series, the trustee  will be obligated to exercise  reasonable  efforts  cause to be kept or to keep the letter of credit (or an  alternate  form of credit  support)  in full force and  effect  throughout  the term of the applicable  pooling and servicing  agreement or indenture,  unless coverage  thereunder has been exhausted through  payment of claims or  otherwise,  or  substitution  therefor  is made as  described  below  under
"—Reduction  or  Substitution  of  Credit  Enhancement."  Unless  otherwise  specified  in the  applicable prospectus  supplement,  if a letter of credit  obtained for a series of securities is scheduled to expire prior to the date the final  distribution  on the  securities  is made and  coverage  under the  letter of credit  has not been  exhausted  and no  substitution  has  occurred,  the  trustee  will draw the  amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special  hazard  insurance  policy has been  obtained  for the mortgage  loans  related to a series of  securities,  the master  servicer  will also be  obligated  to exercise  reasonable  efforts to maintain and keep the policy in full force and effect  throughout the term of the  applicable  pooling and servicing  agreement or  servicing  agreement,  unless  coverage  thereunder  has been  exhausted  through payment of claims or otherwise or substitution  therefor is made as described  below under  "—Reduction or
Substitution  of Credit  Enhancement."  If coverage for Special  Hazard Losses takes the form of a special hazard  insurance  policy,  the policy will provide  coverage  against risks of the type described in this prospectus  under  "Description  of Credit  Enhancement—Special  Hazard  Insurance  Policies."  The master servicer may obtain a substitute  policy for the existing  special hazard insurance policy if prior to the substitution  the master  servicer  obtains written  confirmation  from the Rating Agency or Agencies that rated the related  securities that the substitution  shall not adversely  affect the then-current  ratings assigned to the securities by the Rating Agency or Agencies.

         The master  servicer,  on behalf of itself,  the trustee and  securityholders,  will  provide the trustee  information  required for the trustee to draw under the letter of credit and will present  claims to each pool  insurer,  to the  issuer of each  special  hazard  insurance  policy,  and,  in  respect  of defaulted  mortgage loans for which there is no servicer,  to each primary insurer and take any reasonable steps as are necessary to permit  recovery  under the letter of credit,  insurance  policies or comparable coverage  respecting  defaulted  mortgage  loans or mortgage  loans which are the subject of a  bankruptcy proceeding.  As set forth above,  all collections by the master servicer under any mortgage pool insurance policy or any Primary  Insurance Policy and, where the related  property has not been restored,  a special hazard insurance policy, are to be deposited in the related  Distribution  Account,  subject to withdrawal as  described  above.  All draws  under  any  letter of credit  are also to be  deposited  in the  related
Distribution  Account.  In those cases in which a mortgage  loan is serviced by a servicer,  the servicer, on behalf of itself, the trustee and the securityholders  will present claims to the primary insurer,  and all paid claims  shall  initially  be deposited  in a Protected  Account  prior to being  delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property  securing a defaulted  mortgage  loan is damaged and  proceeds,  if any, from the related hazard  insurance  policy or any applicable  special hazard  insurance  policy are insufficient to restore the damaged  property to a condition  sufficient to permit  recovery under any financial  guaranty insurance  policy,  mortgage pool  insurance  policy,  letter of credit or any related  Primary  Insurance
Policy,  neither the master  servicer  nor any servicer is required to expend its own funds to restore the damaged  property unless it determines (1) that the restoration  will increase the proceeds to one or more classes  of  securityholders  on  liquidation  of the  mortgage  loan  after  reimbursement  of the master servicer  for its  expenses  and (2) that the  expenses  will be  recoverable  by it  through  liquidation
Proceeds or Insurance Proceeds.  If recovery under any financial guaranty insurance policy,  mortgage pool insurance  policy,  letter of credit or any related Primary  Insurance Policy is not available because the master  servicer  or a  servicer  has  been  unable  to  make  the  above  determinations,  has  made  the determinations  incorrectly  or recovery is not available for any other  reason,  the master  servicer and each servicer is  nevertheless  obligated to follow the normal  practices and  procedures  (subject to the preceding  sentence) as it deems  necessary or advisable to realize upon the  defaulted  mortgage loan and in the event the  determinations  have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

         The  amount  of  credit  support  provided  pursuant  to any form of  credit  enhancement  may be reduced.  In most cases, the amount available  pursuant to any form of credit  enhancement will be subject to periodic  reduction in accordance  with a schedule or formula on a  nondiscretionary  basis pursuant to the terms of the related pooling and servicing  agreement or indenture.  Additionally,  in most cases, the form of credit support (and any  replacements  therefor) may be replaced,  reduced or terminated,  and the formula used in  calculating  the amount of coverage with respect to  Bankruptcy  Losses,  Special  Hazard
Losses or Fraud  losses may be  changed,  without  the  consent of the  securityholders,  upon the written assurance  from each  applicable  Rating  Agency that its  then-current  rating of the  related  series of securities  will not be  adversely  affected.  Furthermore,  in the event  that the  credit  rating of any obligor  under any  applicable  credit  enhancement  is  downgraded,  the credit  rating or ratings of the related  series of  securities  may be  downgraded  to a  corresponding  level,  and,  neither  the master servicer nor any other person will be obligated to obtain  replacement  credit support in order to restore the rating or ratings of the related series of securities.  The master  servicer will also be permitted to replace the credit  support  with other credit  enhancement  instruments  issued by obligors  whose credit ratings are  equivalent to the  downgraded  level and in lower amounts which would satisfy the  downgraded level,  provided  that the  then-current  rating  or  ratings  of the  related  series of  securities  are maintained.  Where the credit  support is in the form of a reserve  fund,  a  permitted  reduction  in the amount of credit  enhancement  will  result in a release of all or a portion of the assets in the  reserve fund to the depositor,  the master  servicer or the other person that is entitled  thereto.  Any assets so released will not be available for distributions in future periods.

                          OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

         The  issuing  entity  may  include  one or more  derivative  instruments,  as  described  in this section.  All  derivative  instruments  included in any issuing  entity will be used only in a manner that reduces or alters  risk  resulting  from the  mortgage  loans or other  assets in the pool,  and only in a manner such that the return on the offered  securities  will be based  primarily on the performance of the mortgage  loans or other assets in the pool.  Derivative  instruments  may include 1) interest  rate swaps
(or caps,  floors and collars) and yield  supplement  agreements as described below, 2) currency swaps and
3) market  value  swaps that are  referenced  to the value of one or more of the  mortgage  loans or other assets included in the issuing entity or to a class of offered securities.

         An  interest  rate swap is an  agreement  between  two  parties to  exchange a stream of interest payments on an agreed  hypothetical  or  "notional"  principal  amount.  No principal  amount is exchanged between the  counterparties  to an interest rate swap. In a typical swap,  one party agrees to pay a fixed rate on a notional  principal  amount,  while the  counterparty  pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or U.S.  Treasury Bill rates.  Interest rate swaps also permit  counterparties to exchange a floating rate  obligation  based upon one reference  interest rate,  such as LIBOR,  for a floating rate obligation based upon another  referenced  interest  rate,  such as U.S.  Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty  agrees to make payments  representing  interest on a notional  principal amount when a specified  reference  interest rate is above a strike rate, outside of a range of strike rates,  or below a strike rate as specified in the agreement,  generally in exchange for a fixed amount paid to the  counterparty  at the time the  agreement is entered  into. A yield  supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee,  securities  administrator  or supplemental  interest trust trustee on behalf of the related issuing entity may enter into interest rate swaps,  caps, floors and collars,  or yield supplement agreements,  to minimize the risk to securityholders  from adverse changes in interest rates or to provide supplemental  credit  support.  Cap  agreements  and yield  supplement  agreements  may be entered into to supplement  the interest rate or other rates  available to make  interest  payments on one or more classes of the securities of any series.

         A market  value swap might be used in a structure  where the pooled  assets are hybrid  ARMs,  or mortgage  loans that  provide for a fixed rate period and then convert by their terms to  adjustable  rate loans.  Such a structure  might  provide  that at a specified  date near the end of the fixed rate period, the investors  must tender their  securities to the trustee who will then transfer the securities to other investors  in a  mandatory  auction  procedure.  The  market  value swap would  ensure  that the  original investors  would  receive at least par at the time of tender,  by covering any  shortfall  between par and the then current market value of their securities.

         In a market value swap,  five business days prior to the mandatory  auction date set forth in the prospectus  supplement,  the auction administrator will auction the classes of certificates referred to in the  prospectus  supplement  as the  mandatory  auction  certificates  then  outstanding,  to third  party investors.  On the mandatory  auction date, the mandatory  auction  certificates  will be transferred,  as described in the prospectus  supplement,  to third party investors,  and holders of the mandatory  auction certificates  will be  entitled  to receive  the current  principal  amount of those  certificates,  after application  of all  principal  distributions  and realized  losses on the mandatory  auction  date,  plus accrued interest on such classes at the related  pass-through  rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction  administrator will enter into a market value swap with a swap counterparty  pursuant to which the swap  counterparty  will agree to pay the excess,  if any, of the current principal amount of the mandatory auction certificates,  after application of all principal  distributions and realized losses on such  distribution  date, plus,  accrued  interest as described above,  over the amount received in the auction.  The  transfer in the  auction  will not occur in the event that the swap  counterparty  fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory  auction  certificates is not sold in the  auction,  the swap  counterparty  will make no  payment  with  respect  to such  class or  portion thereof,  and the  holders  thereof  will not be able to  transfer  those  certificates  on the  mandatory auction  date as a result of the  auction.  However,  the  auction  administrator  will repeat the auction procedure  each month  thereafter  until a bid has been received for each class or portion  thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any  derivative  contracts  will be  documented  based upon the  standard  forms  provided by the
International  Swaps and  Derivatives  Association,  or ISDA.  These  forms  generally  consist of an ISDA master  agreement,  a schedule to the master  agreement,  and a  confirmation,  although in some cases the schedule and  confirmation  will be combined in a single  document and the standard ISDA master  agreement will be  incorporated  therein by  reference.  Standard  ISDA  definitions  also will be  incorporated  by reference.  Each confirmation  will provide for payments to be made by the derivative  counterparty to the issuing entity,  and in some cases by the issuing entity to the derivative  counterparty,  generally based upon specified  notional  amounts and upon differences  between  specified  interest rates or values.  For example,  the  confirmation  for an interest rate cap agreement  will contain a schedule of fixed interest rates,  generally  referred to as strike rates, and a schedule of notional amounts,  for each distribution date during the term of the interest rate cap agreement.  The  confirmation  also will specify a reference rate,  generally a floating or adjustable  interest  rate,  and will provide that payments will be made by the  derivative  counterparty  to the issuing  entity on each  distribution  date,  based on the  notional amount for that  distribution  date and the  excess,  if any,  of the  specified  reference  rate over the strike rate for that distribution date.

         In the  event  of the  withdrawal  of the  credit  rating  of a  derivative  counterparty  or the downgrade of such credit rating below levels  specified in the derivative  contract  (where the derivative contract  is  relevant to the ratings of the  offered  securities,  such levels  generally  are set by the rating  agencies  rating the offered  securities),  the  derivative  counterparty  may be required to post collateral  for the  performance of its  obligations  under the  derivative  contract,  or to take certain other  measures  intended  to assure  performance  of those  obligations.  Posting of  collateral  will be documented using the ISDA Credit Support Annex.

         There can be no assurance the trustee,  securities  administrator or supplemental  interest trust trustee will be able to enter into  derivatives  at any specific  time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the derivatives may provide for termination  under various  circumstances,  there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

         Some types of issuing  entity assets and some classes of  securities of any series,  as specified in the  related  prospectus  supplement,  may be  subject  to a  purchase  obligation  that  would  become applicable on one or more specified dates, or upon the occurrence of one or more specified  events,  or on demand made by or on behalf of the applicable  securityholders.  A purchase  obligation may be in the form of a conditional or unconditional purchase commitment,  liquidity facility,  maturity guaranty, put option or demand  feature.  The terms and conditions of each purchase  obligation,  including the purchase price, timing and payment  procedure,  will be described in the accompanying  prospectus  supplement.  A purchase obligation  relating to issuing  entity assets may apply to those issuing  entity assets or to the related securities.  Each purchase  obligation may be a secured or unsecured  obligation of the provider  thereof, which  may  include  a bank  or  other  financial  institution  or an  insurance  company.  Each  purchase obligation  will be evidenced by an instrument  delivered to the trustee for the benefit of the applicable securityholders  of the related  series.  As specified in the  accompanying  prospectus  supplement,  each purchase  obligation  relating  to issuing  entity  assets  will be payable  solely to the trustee for the benefit of the  securityholders  of the related series.  Other purchase  obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                       DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                            CLAIMS THEREUNDER

General

         The  mortgaged  property  with respect to each  mortgage loan will be required to be covered by a hazard  insurance policy and, if required as described below, a Primary  Insurance  Policy.  The following is only a brief  description  of these  insurance  policies  and does not purport to summarize or describe all of the  provisions  of these  policies.  The  insurance  is subject to  underwriting  and  approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

         In a  securitization  of single  family  loans,  single  family  loans  included  in the  related mortgage pool having a  Loan-to-Value  Ratio at origination of over 80% (or other  percentage as described in the  related  prospectus  supplement)  may be  required  by the  depositor  to be  covered by a Primary
Insurance  Policy.  The Primary  Insurance  Policy will insure against default on a mortgage loan as to at least the  principal  amount  thereof  exceeding  75% of the Value of the related  mortgaged  property (or other percentage as described in the related  prospectus  supplement) at origination of the mortgage loan, unless and until the  principal  balance of the mortgage  loan is reduced to a level that would  produce a
Loan-to-Value  Ratio  equal  to or less  than at  least  80% (or  other  percentage  as  described  in the prospectus  supplement).  This type of mortgage  loan will not be  considered  to be an  exception  to the foregoing  standard if no Primary  Insurance  Policy was obtained at origination but the mortgage loan has amortized to below the above  Loan-to-Value  Ratio percentage as of the applicable cut-off date.  Mortgage loans which are subject to negative  amortization  will only be covered by a Primary  Insurance  Policy if
the  coverage  was  so  required  upon  their  origination,   notwithstanding   that  subsequent  negative
amortization may cause the mortgage loan's  Loan-to-Value  Ratio,  based on the then-current  balance,  to
subsequently   exceed  the  limits  which  would  have  required  the  coverage  upon  their  origination.
Multifamily,  commercial  and  mixed-use  loans  will  not  be  covered  by a  Primary  Insurance  Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and  conditions of the Primary  Insurance  Policies  issued by a primary  insurer will differ from those in Primary  Insurance  Policies  issued by other  primary  insurers,  each  Primary
Insurance Policy will in general cover the Primary  Insurance  Covered Loss. The primary insurer generally will be required to pay:

      o     the insured percentage of the Primary Insurance Covered Loss;

      o     the entire  amount of the  Primary  Insurance  Covered  Loss,  after  receipt  by the  primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o     at the option of the primary  insurer,  the sum of the  delinquent  monthly  payments plus any advances made by the insured,  both to the date of the claim payment and, thereafter,  monthly payments in the amount that would have become due under the  mortgage  loan if it had not been discharged  plus any  advances  made by the  insured  until  the  earlier  of (1) the date the mortgage  loan would have been  discharged  in full if the default had not  occurred or (2) an approved sale.

         As  conditions  precedent to the filing or payment of a claim under a Primary  Insurance  Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o     advance or  discharge  (1) hazard  insurance  premiums  and (2) as  necessary  and approved in advance by the primary insurer,  real estate taxes,  protection and preservation  expenses and foreclosure and related costs;

      o     in the event of any physical  loss or damage to the  mortgaged  property,  have the  mortgaged property  restored to at least its  condition at the effective  date of the Primary  Insurance
            Policy (ordinary wear and tear excepted); and

      o     tender  to the  primary  insurer  good and  merchantable  title to,  and  possession  of,  the mortgaged property.

         For any single  family  loan for which the  coverage  is required  under the  standard  described above,  the master  servicer will  maintain,  or will cause each  servicer to maintain,  in full force and effect and to the extent  coverage  is  available  a Primary  Insurance  Policy with regard to each single family  loan,  provided  that the Primary  Insurance  Policy was in place as of the  cut-off  date and the depositor  had  knowledge  of the Primary  Insurance  Policy.  The master  servicer or the Seller will not cancel or refuse to renew a Primary  Insurance  Policy in effect at the time of the initial  issuance of a series of  securities  that is  required to be kept in force under the  applicable  pooling and  servicing agreement or indenture  unless the replacement  Primary  Insurance  Policy for the canceled or non-renewed policy is  maintained  with an insurer whose  claims-paying  ability is acceptable to the Rating Agency or
Agencies that rated the series of securities for mortgage  pass-through  certificates  or  mortgage-backed notes having a rating equal to or better than the highest  then-current  rating of any class of the series of  securities.  For  further  information  regarding  the  extent of  coverage  under any  mortgage  pool insurance  policy or primary  Insurance  Policy,  see  "Description  of Credit  Enhancement—Mortgage  Pool
insurance Policies" in this prospectus.

Hazard Insurance Policies

         The terms of the mortgage  loans  require each  mortgagor to maintain a hazard  insurance  policy for their mortgage loan.  Additionally,  the pooling and servicing  agreement or servicing  agreement will require the master  servicer to cause to be maintained  for each mortgage loan a hazard  insurance  policy providing  for no less than the  coverage of the  standard  form of fire  insurance  policy with  extended coverage  customary in the state in which the property is located.  The coverage  generally  will be in an amount equal to the lesser of the  principal  balance owing on the mortgage loan and 100% of the insurable value of the  improvements  securing the mortgage loan;  provided,  that in any case, such amount shall be sufficient  to prevent the mortgagor  and/or  mortgagee  from  becoming a  co-insurer.  The ability of the master servicer to ensure that hazard  insurance  proceeds are  appropriately  applied may be dependent on it, or the  servicer  of the  mortgage  loan,  being  named as an  additional  insured  under  any  hazard insurance  policy and under any flood  insurance  policy  referred  to below,  or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above,  all amounts  collected by the master servicer or a servicer under any hazard policy  (except  for  amounts to be applied to the  restoration  or repair of the  mortgaged  property  or released to the mortgagor in accordance with teamster  servicer's  normal  servicing  procedures)  will be deposited  in the  related  Distribution  Account.  The  pooling  and  servicing  agreement  or  servicing agreement  will provide that the master  servicer may satisfy its  obligation to cause hazard  policies to be  maintained  by  maintaining,  or causing a servicer to maintain,  a blanket  policy  insuring  against losses on the mortgage  loans.  If the blanket policy  contains a deductible  clause,  the master servicer will deposit, or will cause the applicable servicer to deposit,  in the related  Distribution  Account all sums which would have been deposited therein but for the clause.

         In general,  the standard form of fire and extended  coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning,  explosion,  smoke,  windstorm,  hail, riot,  strike and civil  commotion,  subject to the conditions  and  exclusions  specified in each policy.
Although the policies  relating to the mortgage  loans will be  underwritten  by different  insurers under different  state laws in accordance with different  applicable  state forms and therefore will not contain identical  terms and conditions,  the basic terms thereof are dictated by respective  state laws, and most of these  policies  typically  do not  cover  any  physical  damage  resulting  from the  following:  war, revolution,  governmental  actions,  floods and other  water-related  causes,  earth  movement  (including earthquakes,  landslides and mudflows),  nuclear reactions,  wet or dry rot, vermin,  rodents,  insects or domestic animals,  theft and,  depending on the case,  vandalism.  The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements  securing a mortgage  loan are  located in a  federally  designated  flood  area at the time of  origination  of the mortgage loan, the pooling and servicing  agreement or servicing  agreement  requires the master  servicer to cause to be maintained for this mortgage loan,  flood insurance (to the extent  available) in an amount equal in  general  to the  lesser  of the  amount  required  to  compensate  for any loss or  damage  on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The  hazard  insurance   policies   covering  the  mortgaged   properties   typically  contain  a
co-insurance  clause which in effect  requires the insured at all times to carry  insurance of a specified percentage  (generally 80% to 90%) of the full  replacement  value of the  improvements on the property in order to  recover  the full  amount of any  partial  loss.  If the  insured's  coverage  falls  below this specified  percentage,  the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the  replacement  cost of the  improvements  damaged or  destroyed less physical  depreciation or (2) the proportion of the loss as the amount of insurance  carried bears to the specified percentage of the full replacement cost of the improvements.

         Since  the  amount  of  hazard  insurance  that  mortgagors  are  required  to  maintain  on  the improvements  securing the mortgage  loans may decline as the principal  balances of the related  mortgage loans  decrease,  and since  residential  properties  have  historically  appreciated  in value over time, hazard  insurance  proceeds could be insufficient to restore fully the damaged  property in the event of a partial  loss.  See  "Description  of  Credit  Enhancement—Special  Hazard  Insurance  Policies"  in  this prospectus for a description of the limited  protection  afforded by any special hazard  insurance  policy against losses  occasioned by hazards which are otherwise  uninsured  against  (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage  loans,  mortgagors  are generally  required to present claims to insurers under hazard insurance policies maintained on the mortgaged  properties.  The master servicer, on behalf of the trustee and  securityholders,  is obligated to present claims,  or cause the servicer of the mortgage loans to present  claims,  under any special hazard  insurance  policy and any blanket  insurance policy  insuring  against hazard losses on the mortgaged  properties.  However,  the ability of the master servicer  or  servicer to present the claims is  dependent  upon the extent to which  information  in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

         The Housing Act authorizes  various FHA mortgage insurance  programs.  Some of the mortgage loans may be insured under either Section 203(b),  Section 221,  Section 223,  Section 234 or Section 235 of the
Housing  Act.  Under  Section  203(b),  FHA insures  mortgage  loans of up to 30 years'  duration  for the purchase  of  one-  to  four-family  dwelling  units.  Mortgage  loans  for the  purchase  of  multifamily residential  rental  properties  are insured by the FHA under Section 221 and Section 223.  Mortgage loans for the  purchase of  condominium  units are  insured by FHA under  Section  234.  Issuing  Entity  assets insured  under these  programs  must bear  interest at a rate not  exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed  specified  percentages of the lesser of the  appraised  value of the property  and the sales  price,  less  seller-paid  closing  costs for the property,  up to certain specified  maximums.  In addition,  FHA imposes initial  investment  minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under  Section 235,  assistance  payments are paid by HUD to the  mortgagee on behalf of eligible borrowers  for as long as the  borrowers  continue to be eligible  for the  payments.  To be  eligible,  a borrower  must be part of a  family,  have  income  within  the  limits  prescribed  by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations  governing these programs  provide that insurance  benefits are payable either on foreclosure,  or other  acquisition of possession,  and conveyance of the mortgaged  premises to HUD or on assignment of the  defaulted  mortgage  loan to HUD. The FHA  insurance  that may be provided  under these programs on the  conveyance of the home to HUD is equal to 100% of the  outstanding  principal  balance of the mortgage loan, plus accrued interest,  as described below, and certain  additional costs and expenses.
When  entitlement  to  insurance  benefits  results  from  assignment  of the  mortgage  loan to HUD,  the insurance  payment is computed as of the date of the assignment and includes the unpaid  principal  amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When  entitlement  to  insurance  benefits  results from  foreclosure  (or other  acquisition  of possession)  and  conveyance,  the  insurance  payment  is equal to the  unpaid  principal  amount  of the mortgage loan,  adjusted to reimburse the mortgagee for certain tax,  insurance and similar  payments made by it  and to  deduct  certain  amounts  received  or  retained  by  the  mortgagee  after  default,  plus reimbursement not to exceed two-thirds of the mortgagee's  foreclosure  costs. Any FHA insurance  relating to the mortgage  loans  underlying  a series of  securities  will be  described in the related  prospectus supplement.

         The  mortgage  loans  may also be  insured  under  Title I  Program  of the FHA.  The  applicable provisions of this program will be described in the related  prospectus  supplement.  The master  servicer will be required to take steps,  or cause the  servicers of the mortgage  loans to take steps,  reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

         The Servicemen's  Readjustment Act of 1944, as amended,  permits a veteran or, in some instances, his or her  spouse,  to obtain a mortgage  loan  guaranty  by the VA covering  mortgage  financing  of the purchase of a one-to  four-family  dwelling unit to be occupied as the veteran's  home at an interest rate not  exceeding  the  maximum  rate in  effect at the time the loan is made,  as  established  by HUD.  The program has no limit on the amount of a mortgage  loan,  requires no down  payment for the  purchaser  and permits  the  guaranty  of  mortgage  loans with  terms,  limited by the  estimated  economic  life of the property,  up to 30 years.  The maximum guaranty that may be issued by the VA under this program is 50% of the  original  principal  amount of the  mortgage  loan up to a dollar  limit  established  by the VA. The liability  on the guaranty is reduced or  increased  pro rata with any  reduction or increase in amount of indebtedness,  but in no event will the amount  payable on the guaranty  exceed the amount of the original guaranty.  Notwithstanding  the dollar and  percentage  limitations  of the  guaranty,  a  mortgagee  will ordinarily  suffer a monetary loss only when the difference  between the unsatisfied  indebtedness and the proceeds of a foreclosure  sale of mortgaged  premises is greater than the original  guaranty as adjusted.
The VA may, at its option,  and without  regard to the  guaranty,  make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the  principal  amount of a  VA-guaranteed  mortgage loan but there is a limit on the amount of the VA guaranty,  additional  coverage under a Primary Mortgage
Insurance  Policy may be required by the depositor for VA loans in excess of amounts  specified by the VA.
The amount of the  additional  coverage  will be set forth in the related  prospectus  supplement.  Any VA guaranty  relating to  Contracts  underlying  a series of  certificates  or notes will be described in the related prospectus supplement.

                                               THE SPONSOR

         The  sponsor  will be EMC  Mortgage  Corporation  ("EMC") for each  series of  securities  unless otherwise  indicated in the related  prospectus  supplement.  The sponsor was incorporated in the State of
Delaware on September 26, 1990, as a wholly owned  subsidiary  corporation  of The Bear Stearns  Companies
Inc.,  and is an  affiliate  of the  depositor  and the  underwriter.  The  sponsor was  established  as a mortgage  banking  company to facilitate  the purchase and servicing of whole loan  portfolios  containing various levels of quality from "investment  quality" to varying degrees of "non-investment  quality" up to and including real estate owned assets  ("REO").  The sponsor  commenced  operation in Texas on October 9,
1990.

         Since its inception in 1990,  the sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which include the purchase of newly originated  alternative A, jumbo (prime)
and  sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The sponsor is one of the United
States' largest purchasers of scratch and dent,  sub-performing and non-performing  residential  mortgages
and  REO  from  various  institutions,   including  banks,  mortgage  companies,   thrifts  and  the  U.S.
government.  Loans are generally  purchased with the ultimate strategy of securitization  into an array of
Bear Stearns'  securitizations  based upon product type and credit  parameters,  including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien  fixed  rate and ARMs,  as well as closed  end fixed rate second  liens and lines of credit  ("HELOCs").  Performing  loans  acquired  by the sponsor are subject to varying  levels  of due  diligence  prior  to  purchase.  Portfolios  may be  reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as  compliance  with certain  laws.  Performing loans  purchased  will have been  originated  pursuant to the  sponsor's  underwriting  guidelines  or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor,  performing  loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and
Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999.

                                              THE DEPOSITOR

         The  depositor,  Structured  Asset  Mortgage  Investments  II Inc.,  was  formed  in the state of
Delaware on June 10,  2003,  and is a  wholly-owned  subsidiary  of The Bear  Stearns  Companies  Inc. The depositor was organized for the sole purpose of serving as a private  secondary  mortgage  market conduit.
The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private  secondary  mortgage  market conduit for  residential mortgage  loans since 2003.  In  conjunction  with the Seller's  acquisition  of the mortgage  loans,  the depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are  subsequently  deposited  in a common law or  statutory  trust,  described in the prospectus supplement, which will then issue the certificates or notes.

         After  issuance and  registration  of the  securities  contemplated  in this  prospectus,  in the related  prospectus  supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities,  other than certain  administrative duties as described in the related prospectus supplement.

                                              THE AGREEMENTS

General

         Each series of  certificates  will be issued  pursuant to a pooling and  servicing  agreement  or other agreement specified in the related prospectus  supplement.  In general, the parties to a pooling and servicing  agreement will include the depositor,  the trustee,  the master  servicer and, in some cases, a special  servicer.  However,  a pooling and  servicing  agreement  that relates to an issuing  entity that includes  mortgage  securities  may  include a party  solely  responsible  for the  administration  of the mortgage  securities,  and a pooling  and  servicing  agreement  that  relates to an issuing  entity  that consists  solely of mortgage  securities  may not  include a master  servicer,  special  servicer or other servicer as a party.  All parties to each pooling and  servicing  agreement  under which  securities  of a series are issued will be identified in the related  prospectus  supplement.  Each series of notes will be issued  pursuant to an indenture.  The parties to each  indenture  will be the related  Issuing Entity and the  trustee.  The  Issuing  Entity  will be created  pursuant  to an owner  trust  agreement  between the depositor and the owner trustee and the mortgage loans or mortgage  securities  securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the  registration  statement of which this prospectus is a part.  However,  the  provisions of each  Agreement will vary depending upon the nature of the related  securities and the nature of the related issuing  entity.  The following  summaries  describe provisions  that may appear in a pooling and servicing  agreement with respect to a series of certificates or in either the  servicing  agreement or  indenture  with  respect to a series of notes.  The  prospectus supplement for a series of securities  will describe  material  provisions of the related  Agreements that differ from the description  thereof set forth below.  The depositor will provide a copy of each Agreement
(without  exhibits)  that relates to any series of  securities  without  charge upon written  request of a holder of an offered security of the series addressed to it at its principal  executive  offices specified in this prospectus under "The  Depositor".  As to each series of securities,  the related  agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

         The pooling and servicing  agreement or servicing  agreement  for each series of securities  will provide  that  the  master  servicer  may not  resign  from  its  obligations  and  duties  except  upon a determination  that performance of the duties is no longer  permissible under applicable law or except (1)
in  connection  with a permitted  transfer of servicing or (2) upon  appointment  of a successor  servicer reasonably  acceptable  to the trustee and upon  receipt by the trustee of letter from each Rating  Agency generally  to the effect that the  resignation  and  appointment  will not, in and of itself,  result in a downgrading of the  securities.  No  resignation  will become  effective  until the trustee or a successor servicer has assumed the master  servicer's  responsibilities,  duties,  liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing  agreement and servicing  agreement  will also provide that the master servicer,  the  depositor  and  their  directors,  officers,  employees  or  agents  will not be under any liability to the issuing entity or the  securityholders  for any action taken or for  refraining  from the taking of any  action  in good  faith,  or for  errors in  judgment,  unless  the  liability  which  would otherwise  be  imposed  was by  reason  of  willful  misfeasance,  bad  faith or gross  negligence  in the performance  of duties or by reason of reckless  disregard  of  obligations  and duties.  Each pooling and servicing  agreement  and  servicing  agreement  will  further  provide  that  the  master  servicer,  the depositor,  and any  director,  officer,  employee or agent of the master  servicer or the  depositor  are entitled to  indemnification  by the issuing entity and will be held harmless against any loss,  liability or expense  (including  reasonable legal fees and  disbursements  of counsel)  incurred in connection with any legal action  relating to the pooling and  servicing  agreement or servicing  agreement or the related series of securities,  other than any loss,  liability or expense related to any specific mortgage loan or mortgage loans (except a loss,  liability or expense  otherwise  reimbursable  pursuant to the pooling and servicing  agreement) and any loss,  liability or expense incurred by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of its  duties  or by  reason of  reckless  disregard  of obligations and duties.  In addition,  each pooling and servicing  agreement and servicing  agreement will provide that neither the master  servicer nor the  depositor  will be under any  obligation  to appear in, prosecute or defend any legal or  administrative  action that is not incidental to its  respective  duties under the pooling and servicing  agreement or servicing  agreement and which in its opinion may involve it in any expense or  liability.  The master  servicer  or the  depositor  may,  however,  in its  discretion undertake  any action which it may deem  necessary or desirable  with respect to the pooling and servicing agreement  or  servicing  agreement  and the rights and duties of the  parties to that  agreement  and the interests of the  securityholders.  The legal expenses and costs of the action and any resulting liability will be expenses,  costs and liabilities of the issuing entity,  and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master  servicer may be merged or  consolidated,  any person  resulting from any merger or consolidation  to which the master servicer is a party or any person  succeeding to the business of the master  servicer will be the successor of the master  servicer  under the related  pooling and  servicing  agreement or  servicing  agreement,  provided  that (1) the person is qualified to service mortgage  loans on behalf of Fannie Mae or Freddie Mac and (2) the  merger,  consolidation  or  succession does not adversely  affect the  then-current  ratings of the classes of  securities of the related  series that have been  rated.  In  addition,  notwithstanding  the  prohibition  on its  resignation,  the master servicer may assign its rights under a pooling and servicing  agreement or servicing  agreement,  provided clauses (1) and (2) above are  satisfied and the person is  reasonably  satisfactory  to the depositor and the trustee.  In the case of an  assignment,  the master  servicer will be released  from its  obligations under  the  pooling  and  servicing  agreement  or  servicing  agreement,  exclusive  of  liabilities  and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

         Pooling and Servicing Agreement

         Events  of  default  under  the  pooling  and  servicing  agreement  in  respect  of a series  of certificates, unless otherwise specified in the prospectus supplement, will include:

      o     any failure by the master  servicer  to make a required  deposit to the  Distribution  Account
            (other than a Monthly  Advance)  which  continues  unremedied for 3 days (or other time period described  in the related  prospectus  supplement)  after the giving of written  notice of the failure to the master servicer;

      o     any  failure by the master  servicer to observe or perform in any  material  respect any other of its material  covenants or agreements in the pooling and servicing  agreement  with respect to the series of  certificates,  which covenants and agreements  materially  affect the rights of  certificateholders  of such series, and which failure continues unremedied for a period of
            60 days (or other time period described in the related  prospectus  supplement) after the date on which written  notice of such failure,  properly  requiring the same to be remedied,  shall have been given to the master  servicer  by the  trustee,  or to the master  servicer  and the trustee  by the  holders  of  certificates  evidencing  not  less  than  25% of the  aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

      o     events of insolvency,  readjustment  of debt,  marshaling of assets and liabilities or similar proceedings  regarding the master servicer and some actions by the master servicer  indicating its insolvency or inability to pay its  obligations,  as specified in the related  pooling and servicing agreement;

      o     any failure of the master  servicer to make  advances as  described in this  prospectus  under
            "Description  of the  Securities—Advances,"  by the date and time set forth in the pooling and servicing agreement;

      o     any  assignment  or  delegation  by the master  servicer  of its  rights and duties  under the pooling and servicing  agreement,  in  contravention of the provisions  permitting  assignment and delegation in the pooling and servicing agreement; and

      o     any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related  prospectus  supplement.  A default pursuant to the terms of any mortgage  securities  included in any issuing  entity will not  constitute an event of default under the related pooling and servicing agreement.

         So  long  as  an  event  of  default  remains  unremedied,  either  the  trustee  or  holders  of certificates  evidencing not less than a percentage specified in the related prospectus  supplement of the aggregate  undivided  interests  (or,  if  applicable,  voting  rights) in the related  issuing  entity as specified  in the related  pooling and  servicing  agreement  may, by written  notification  to the master servicer (and to the trustee if given by  certificateholders),  with the consent of EMC,  terminate all of the rights and  obligations of the master servicer under the pooling and servicing  agreement  (other than any right of the master  servicer  as  certificateholder  and other  than the right to  receive  servicing compensation  and expenses for master  servicing the mortgage loans during any period prior to the date of the  termination)  covering the issuing entity and in and to the mortgage loans and the proceeds  thereof.
Upon such  notification,  the trustee or, upon notice to the  depositor  and with the  depositor's  (or an affiliate of the  depositor's)  consent,  its designee  will succeed to all  responsibilities,  duties and liabilities of the master  servicer under the pooling and servicing  agreement  (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation  arrangements.  In the event that the trustee  would be obligated to succeed the master  servicer but is unwilling so to act, it may appoint
(or if it is unable so to act, it shall  appoint) or petition a court of  competent  jurisdiction  for the appointment  of,  an  established  mortgage  loan  servicing  institution  with a net worth of at least an amount  specified in the related  prospectus  supplement to act as successor to the master  servicer under the pooling and servicing  agreement (unless otherwise set forth in the pooling and servicing  agreement).
Pending  an  appointment,  the  trustee  is  obligated  to act as master  servicer.  The  trustee  and the successor  may agree upon the  servicing  compensation  to be paid,  which in no event may be greater than
the   compensation   to  the  initial  master   servicer  under  the  pooling  and  servicing   agreement.
Notwithstanding  the above,  upon a termination or resignation of the master  servicer in accordance  with terms of the  pooling and  servicing  agreement,  EMC shall have the right to either  assume the duties of the master  servicer or appoint a successor  master  servicer  meeting the  requirements  set forth in the pooling and servicing  agreement.  In addition,  even if none of the events of default  listed above under
"—Events of Default and Rights Upon Event of Default — Pooling and  Servicing  Agreement"  have  occurred,
EMC will have the right  under the  pooling and  servicing  agreement  to  terminate  the master  servicer without  cause and  either  assume  the  duties of the master  servicer  or a appoint a  successor  master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No  certificateholder  will have any right under a pooling and  servicing  agreement to institute any  proceeding  with respect to the pooling and  servicing  agreement  unless (1) that holder  previously gave the  trustee  written  notice  of a default  that is  continuing,  (2) the  holders  of  certificates evidencing not less than the percentage  specified in the related  prospectus  supplement of the aggregate undivided  interests  (or, if  applicable,  voting  rights) in the related  issuing  entity  requested the trustee in writing to institute  the  proceeding  in its own name as trustee and shall have offered to the trustee such reasonable  indemnity as it may require against the costs,  expenses and liabilities that may be incurred in or because of the  proceeding  and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates  representing at least 51% of the aggregate  undivided interests (or, if applicable,  voting rights)  evidenced by those  certificates may waive the default or event of default
(other than a failure by the master servicer to make an advance);  provided,  however,  that (1) a default or event of default  under the first or fourth  items  listed  under  "—Events  of  Default"  above may be waived only by all of the holders of  certificates  affected by the default or event of default and (2) no waiver  shall  reduce in any manner the amount of, or delay the timing of,  payments  received on mortgage
loans  which  are  required  to  be  distributed  to,  or  otherwise   materially  adversely  affect,  any
non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing  agreement  generally will include:

         o        any  failure  by the master  servicer  to make a  required  deposit to the  Distribution
                  Account or, if the master  servicer is so required,  to distribute to the holders of any class  of notes  or  Equity  Certificates  of the  series  any  required  payment  which continues  unremedied  for 5 business  days (or other  period of time  described  in the related  prospectus  supplement)  after the giving of written  notice of the  failure to the master servicer by the trustee or the Issuing Entity;

         o        any  failure by the master  servicer to observe or perform in any  material  respect any other of its material  covenants or agreements in the servicing  agreement  with respect to the series of  securities,  which  covenants  and  agreements  materially  affect the rights of the  securityholders  of such series,  and which failure continues  unremedied for a period  of 60 days  after  the  date on  which  written  notice  of such  failure, properly  requiring  the same to be  remedied,  shall  have  been  given  to the  master servicer by the trustee or the Issuing Entity;

         o        events of  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities or similar  proceedings  regarding  the  master  servicer  and some  actions  by the master servicer  indicating  its insolvency or inability to pay its  obligations,  as specified in the related servicing agreement;

         o        any failure of the master  servicer to make  advances as  described  in this  prospectus under "Description of the Securities—Advances," and

         o        any other servicing default as set forth in the servicing agreement.

         So long as a  servicing  default  remains  unremedied,  either  the  trustee  or holders of notes evidencing  not less than a  percentage  specified  in the  related  prospectus  supplement  of the voting rights of the related  issuing  entity,  as specified in the related  servicing  agreement may, by written notification  to the  master  servicer  and  to the  Issuing  Entity  (and  to the  trustee  if  given  by noteholders),  with the  consent  of EMC,  terminate  all of the  rights  and  obligations  of the  master servicer under the servicing  agreement  (other than any right of the master  servicer as noteholder or as holder  of the  Equity  Certificates  and other  than the  right to  receive  servicing  compensation  and expenses  for  master  servicing  the  mortgage  loans  during  any  period  prior  to  the  date  of  the termination),  whereupon the trustee will succeed to all  responsibilities,  duties and liabilities of the master servicer under the servicing  agreement (other than any obligation to purchase  mortgage loans) and will be entitled to similar  compensation  arrangements.  In the event that the trustee would be obligated to succeed the master  servicer  but is unwilling so to act, it may appoint (or if it is unable so to act, it shall  appoint)  or  petition a court of  competent  jurisdiction  for the  appointment  of an approved mortgage  servicing  institution  with a net  worth  of at  least  an  amount  specified  in  the  related prospectus  supplement to act as successor to the master  servicer under the servicing  agreement  (unless otherwise  set forth in the servicing  agreement).  Pending the  appointment,  the trustee is obligated to act in the capacity.  The trustee and the successor may agree upon the servicing  compensation to be paid, which  in no event  may be  greater  than the  compensation  to the  initial  master  servicer  under  the servicing  agreement.  Notwithstanding the above, upon a termination or resignation of the master servicer in  accordance  with  terms of the  servicing  agreement,  EMC shall  have the right to either  assume the duties of the master servicer or appoint a successor  master servicer  meeting the  requirements set forth in the  servicing  agreement.  In  addition,  even if none of the events of  default  listed  above  under
"—Events of Default and Rights Upon Event of Default—  Servicing  Agreement" have occurred,  EMC will have the right under the related  servicing  agreement  to  terminate  the master  servicer  without  cause and either  assume the duties of the master  servicer or a appoint a  successor  master  servicer  meeting the requirements set forth in the related servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o        a default  for five  days or more (or other  period  of time  described  in the  related prospectus  supplement)  in the payment of any  principal  of or interest on any note of the series;

         o        failure  to  perform  any  other  covenant  of  the  Depositor  in the  indenture  which continues for a period of thirty days after notice  thereof is given in accordance  with the procedures described in the related indenture;

         o        any  representation  or  warranty  made  by the  Depositor  in the  indenture  or in any certificate  or other writing  delivered  pursuant  thereto or in  connection  therewith with respect to or affecting the series having been  incorrect in a material  respect as of the time made,  and the breach is not cured within  thirty days after notice  thereof is given in accordance with the procedures described in the related indenture;

         o        events of bankruptcy,  insolvency,  receivership  or  liquidation  of the Depositor,  as specified in the indenture; or

         o        any other event of default provided with respect to notes of that series.

         If an event of default  with  respect to the notes of any series at the time  outstanding  occurs and is continuing,  the trustee or the holders of a majority of the then aggregate  outstanding  amount of the notes of the  series may  declare  the  principal  amount of all the notes of the series to be due and payable  immediately.  The  declaration  may, in some  circumstances,  be  rescinded  and  annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following  an event of default  with  respect to any series of notes,  the notes of the series have been  declared  to be due and  payable,  the  trustee  may, in its  discretion,  notwithstanding  the acceleration,  elect to maintain  possession  of the  collateral  securing  the notes of the series and to continue to apply payments on the collateral as if there had been no  declaration of  acceleration  if the collateral  continues  to provide  sufficient  funds for the payment of  principal  of and interest on the notes of the series as they would have become due if there had not been a  declaration.  In addition,  the trustee may not sell or otherwise  liquidate the  collateral  securing the notes of a series  following an event of default,  unless (1) the holders of 100% of the then  aggregate  outstanding  amount of the notes of the series consent to the sale,  (2) the proceeds of the sale or  liquidation  are sufficient to pay in full the principal of and accrued  interest,  due and unpaid,  on the  outstanding  notes of the series at the date of the sale or (3) the trustee  determines  that the  collateral  would not be  sufficient  on an ongoing  basis to make all  payments on the notes as the  payments  would have become due if the notes had not been  declared  due and  payable,  and the trustee  obtains the consent of the holders of a percentage specified in the related  prospectus  supplement of the then aggregate  outstanding amount of the notes of the series.

         In the event that the trustee  liquidates the collateral in connection  with an event of default, the  indenture  provides  that the trustee will have a prior lien on the proceeds of the  liquidation  for unpaid fees and expenses.  As a result,  upon the occurrence of an event of default,  the amount available for  payments to the  noteholders  would be less than would  otherwise be the case.  However,  the trustee may not institute a proceeding  for the  enforcement  of its lien except in  connection  with a proceeding for the enforcement of the lien of the indenture for the benefit of the  noteholders  after the occurrence of the event of default.

         In the event the  principal of the notes of a series is declared  due and  payable,  as described above,  the holders of the notes issued at a discount  from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder  or holder of an Equity  Certificate  generally  will have any right under an owner trust  agreement or indenture to institute any  proceeding  with respect to the Agreement  unless (1) that holder  previously has given to the trustee  written notice of default and the  continuance  thereof,  (2)
the holders of notes or Equity  Certificates  of any class  evidencing  not less than 25% of the aggregate
Percentage  Interests  constituting that class (a) have made written request upon the trustee to institute the  proceeding  in its own name as trustee  and (b) have  offered to the trustee  reasonable  security or indemnity  against  the  costs,  expenses  and  liabilities  that may be  incurred  in or  because  of the proceeding,  (3) the  trustee has  neglected  or refused to  institute  the  proceeding  for 60 days after receipt of the request and indemnity and (4) no direction  inconsistent  with the written request has been given to the trustee  during the 60 day period by the holders of a majority  of the  aggregate  Percentage
Interests constituting that class.

Amendment

         Each pooling and servicing  agreement may be amended by the parties thereto,  without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

      o     to cure any ambiguity,

      o     to correct or supplement  any provision  therein which may be defective or  inconsistent  with any other provision therein,

      o     if a REMIC  election  has been made with  respect to the related  issuing  entity,  to modify, eliminate  or add to any of its  provisions  (A) to  the  extent  as  shall  be  necessary  to maintain the  qualification  of the issuing entity as a REMIC or to avoid or minimize the risk of  imposition  of any tax on the  related  issuing  entity,  provided  that the  trustee  has received an opinion of counsel to the effect  that (1) the action is  necessary  or  desirable to maintain the  qualification  or to avoid or minimize the risk,  and (2) the action will not adversely affect in any material  respect the interests of any holder of certificates  covered by the  pooling  and  servicing  agreement,  or (B) to  restrict  the  transfer  of the  REMIC
            Residual  Certificates,  provided  that the  depositor has  determined  that the  then-current ratings  of the  classes  of the  certificates  that have  been  rated  will not be  adversely affected,  as  evidenced  by a  letter  from  each  applicable  Rating  Agency,  and  that the amendment  will not give rise to any tax with  respect to the  transfer of the REMIC  Residual
            Certificates to a non-permitted transferee,

      o     to make any other  provisions  with respect to matters or questions  arising under the pooling and servicing  agreement which are not materially  inconsistent  with the provisions  thereof, provided  that the action will not adversely  affect in any material  respect the interests of any certificateholder, or

      o     to comply with any changes in the Code.

         The pooling and servicing  agreement may also be amended by the parties  thereto with the consent of the holders of certificates  evidencing over 50% of the aggregate  Percentage  Interests of the issuing entity or of the applicable class or classes,  if such amendment  affects only such class or classes,  for the purpose of adding any  provisions to or changing in any manner or  eliminating  any of the  provisions of the  pooling  and  servicing  agreement  or of  modifying  in any manner  the rights of the  holders of certificates  covered by the pooling  and  servicing  agreement,  except  that the  amendment  may not (1)
reduce in any manner the amount of, or delay the timing of,  payments  received  on  mortgage  loans which are required to be  distributed  on a  certificate  of any class  without the consent of the holder of the certificate or (2) reduce the aforesaid  percentage of  certificates of any class the holders of which are required to consent to the amendment  without the consent of the holders of all  certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes,  each  related  servicing  agreement  or  indenture  may be amended by the parties  thereto  without  the  consent of any of the  holders of the notes  covered by the
Agreement,  to cure any ambiguity,  to correct, modify or supplement any provision therein, or to make any other  provisions  with  respect  to  matters  or  questions  arising  under the  Agreement  which are not inconsistent  with the  provisions  thereof,  provided  that the action will not  adversely  affect in any material  respect the interests of any holder of notes covered by the  Agreement.  Each Agreement may also be amended by the parties  thereto with the consent of the holders of notes  evidencing  not less than the percentage  specified  in the  related  prospectus  supplement  of the  voting  rights,  for any  purpose;
provided, however, that the amendment may not:

                  (1)      reduce in any manner the  amount of or delay the timing of,  payments  received on  issuing  entity  assets  which  are  required  to  be  distributed  on  any certificate without the consent of the holder of the certificate,

                  (2)      adversely  affect in any material  respect the  interests of the holders of any class of notes in a manner other than as described in (1),  without the consent of the holders of notes of the class  evidencing  not less than the  percentage specified in the related  prospectus  supplement  of the  aggregate  Percentage
                           Interests of the issuing entity or of the applicable class or classes,  if such amendment affects only such class or classes or

                  (3)      reduce the aforesaid  percentage  of voting rights  required for the consent to the  amendment  without the consent of the holders of all notes  covered by the
                           Agreement then outstanding.

The voting  rights  evidenced  by any  security  will be the  portion  of the voting  rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding  the  foregoing,  if a REMIC  election  has been made with respect to the related issuing  entity,  the trustee or indenture  trustee will not be entitled to consent to any  amendment to a pooling and servicing  agreement or an indenture  without  having first  received an opinion of counsel to the  effect  that the  amendment  or the  exercise  of any  power  granted  to the  master  servicer,  the depositor,  the  trustee or  indenture  trustee,  or any other  specified  person in  accordance  with the amendment  will not result in the  imposition of a tax on the related  issuing entity or cause the issuing entity to fail to qualify as a REMIC.

         The Master  Servicer  and any  director,  officer,  employee or agent of the Master  Servicer may rely in good faith on any document of any kind prima facie  properly  executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

         The obligations  created by the related  Agreements for each series of securities (other than the
limited   payment  and  notice   obligations   of  the  trustee)  will   terminate  upon  the  payment  to
securityholders  of that series of all amounts held in the Distribution  Account or by the master servicer and  required  to be paid to them  pursuant  to the  Agreements  following  the  earlier of, (1) the final payment or other  liquidation  or disposition  (or any advance with respect  thereto) of the last mortgage loan, REO property and/or mortgage  security  subject thereto and (2) the purchase by the master servicer, a servicer,  the depositor or its designee (or (a) if specified in the related prospectus  supplement with respect to each series of  certificates,  by the holder of the REMIC Residual  Certificates  (see "Federal
Income Tax  Consequences"  below) or (b) if specified in the  prospectus  supplement  with respect to each series of notes, by the holder of the Equity  Certificates)  from the issuing entity for the series of all remaining  mortgage loans, REO properties and/or mortgage  securities.  In addition to the foregoing,  the master servicer, a servicer,  the depositor or its designee may have the option to purchase,  in whole but not in part,  the  securities  specified in the related  prospectus  supplement in the manner set forth in the related  prospectus  supplement.  With respect to any series of certificates which provides for such a purchase,  the  purchase  shall not be made unless  either:  (1) the  aggregate  principal  balance of the certificates  as of the date is equal to or less than the percentage  specified in the related  prospectus supplement  of the  aggregate  principal  balance of the  certificates  as of the Closing  Date or (2) the aggregate  principal  balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related  prospectus  supplement of the aggregate  principal balance of the mortgage loans as of the cut-off date. In the event that any series of  certificates  which  provides for such a purchase at 25% or more of the  aggregate  principal  balance  outstanding,  the  certificates  will  use the  word
"Callable"  in their title.  With respect to any series of notes which  provides for such a purchase,  the purchase  shall not be made unless the  aggregate  principal  balance of the notes as of the date is equal to or less than the percentage  specified in the related prospectus  supplement of the aggregate principal balance of the notes as of the Closing  Date or a period  specified in the related  prospectus  supplement has elapsed  since the initial  distribution  date.  In the event that any series of notes which  provides for such a purchase at 25% or more of the  aggregate  principal  balance  outstanding,  the notes will use the word  "Callable" in their title.  Upon the purchase of the  securities or at any time  thereafter,  at the option of the master servicer,  a servicer,  the depositor or its designee,  the assets of the issuing entity may be sold,  thereby  effecting a retirement of the securities and the  termination of the issuing entity,  or the  securities  so purchased may be held or resold by the master  servicer,  the depositor or its designee.  In no event,  however,  unless  otherwise  provided in the prospectus  supplement,  will an issuing entity created by a pooling and servicing  agreement related to a series of certificates  continue beyond the  expiration  of 21 years from the death of the survivor of the persons named in the pooling and servicing  agreement.  Written notice of termination of the pooling and servicing  agreement will be given to each  securityholder,  and the final  distribution will be made only upon surrender and cancellation of the  securities  at an office or agency  appointed by the trustee which will be specified in the notice of termination.  If the  securityholders  are permitted to terminate the issuing  entity under the applicable pooling and  servicing  agreement,  a penalty may be imposed upon the  securityholders  based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property  acquired in respect of mortgage  loans  evidenced by a series of securities  shall be made at the option of the master  servicer,  a servicer,  the  depositor, its designee or, if applicable,  the holder of the REMIC Residual  Certificates or Equity  Certificates at
the price  specified  in the related  prospectus  supplement.  The exercise of the right will effect early retirement  of the  securities  of that  series,  but the right of the master  servicer,  a servicer,  the depositor,  its  designee  or, if  applicable,  the holder to so  purchase  is  subject  to the  aggregate principal  balance of the mortgage loans and/or mortgage  securities in the issuing entity for that series as of the  distribution  date on which the purchase is to occur being less than the  percentage  specified in the related  prospectus  supplement of the  aggregate  principal  balance of the mortgage  loans and/or mortgage  securities at the cut-off date or closing date, as specified in the prospectus  supplement,  for that series.  The prospectus  supplement for each series of securities will set forth the amounts that the holders of the securities  will be entitled to receive upon the early  retirement.  The early  termination may adversely  affect the yield to holders of the securities.  With respect to any series of certificates, an optional  purchase of the mortgage  loans in the related  issuing  entity may not result in the related certificates  receiving an amount equal to the principal  balance thereof plus accrued and unpaid interest and any  undistributed  shortfall on the related  certificates.  If a REMIC  election  has been made,  the termination  of the  related  issuing  entity  will be effected  in a manner  consistent  with  applicable federal income tax regulations and its status as a REMIC.

         Following any optional  termination,  there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Securities Administrator

         Each   prospectus   supplement   for  a  series  of  securities  may  provide  for  a  securities administrator  which  shall  be  responsible  for  performing  certain  administrative  and tax  functions typically  performed by the trustee.  The securities  administrator shall at all times be a corporation or an  association  organized and doing business under the laws of any state or the United States of America, authorized  under the laws to exercise  corporate trust powers,  having a combined  capital and surplus of at least  $40,000,000 and subject to supervision or examination by federal or state authority.  The entity that  serves  as  securities  administrator  may have  typical  banking  or other  relationships  with the depositor and its affiliates.  The securities  administrator  may also act as master servicer for a series of securities.

Duties of Securities Administrator

         The securities  administrator  for each series of securities  will make no  representation  as to the validity or sufficiency  of the related  Agreements,  the securities or any underlying  mortgage loan, mortgage  security or related  document and will not be  accountable  for the use or  application by or on behalf of any master servicer  (unless the securities  administrator  is also acting as master  servicer), servicer or special  servicer of any funds paid to the master  servicer,  servicer or special  servicer in respect  of the  securities  or the  underlying  mortgage  loans  or  mortgage  securities,  or any  funds deposited  into or withdrawn  from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer,  servicer  or special  servicer.  The  securities  administrator  for each series of  securities  will be required  to perform  only those  duties  specifically  required  under the related  Agreement.  However,  upon  receipt  of  any  of  the  various  certificates,  reports  or  other instruments required to be furnished to it pursuant to the related Agreement,  a securities  administrator will be required to examine the documents  and to determine  whether they conform to the  requirements  of the agreement.

Some Matters Regarding the Securities Administrator

         As and to the  extent  described  in the  related  prospectus  supplement,  the fees  and  normal disbursements of any securities  administrator  may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

         The  securities  administrator  for each  series of  securities  generally  will be  entitled  to indemnification  from amounts held in the Distribution  Account for the series, for any loss, liability or expense  incurred by the  securities  administrator  in  connection  with the  securities  administrator's administration  of the trust under the related  pooling and  servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred by reason of willful misfeasance,  bad faith or negligence on the part of the securities  administrator  in the  performance  of its  obligations  and duties,  or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

         The  securities  administrator  for each series of  securities  may resign at any time,  in which event the depositor will be obligated to appoint a successor securities  administrator.  The depositor may also  remove the  securities  administrator  if the  securities  administrator  ceases to be  eligible  to continue  as  such  under  the  pooling  and  servicing  agreement  or  indenture  or  if  the  securities administrator  becomes incapable of acting,  bankrupt,  insolvent or if a receiver or public officer takes charge  of the  securities  administrator  or its  property.  Upon  such  resignation  or  removal  of the
securities   administrator,   the   depositor   will  be  entitled  to  appoint  a  successor   securities
administrator.  The securities  administrator may also be removed at any time by the holders of securities evidencing  ownership of not less than the percentage  specified in the related  prospectus  supplement of the  issuing  entity.  In the event that the  securityholders  remove the  securities  administrator,  the compensation  of any  successor  securities  administrator  shall  be paid by the  securityholders  to the extent that such  compensation  exceeds the amount agreed to by the depositor and the original  securities administrator.  Any resignation or removal of the securities  administrator and appointment of a successor securities  administrator  will not become  effective until acceptance of the appointment by the successor securities administrator.

The Trustee

         The trustee  under each  pooling  and  servicing  agreement  and  indenture  will be named in the related  prospectus  supplement.  The  trustee  shall at all  times  be a  corporation  or an  association organized  and doing  business  under the laws of any state or the United  States of  America,  authorized under the laws to  exercise  corporate  trust  powers,  having a combined  capital and surplus of at least
$40,000,000  and subject to  supervision or  examination  by federal or state  authority.  The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

         The trustee for each  series of  securities  will make no  representation  as to the  validity or sufficiency of the related  Agreements,  the securities or any underlying mortgage loan, mortgage security or related  document and will not be accountable  for the use or application by or on behalf of any master servicer,  servicer  or special  servicer  of any funds paid to the master  servicer,  servicer or special servicer in respect of the securities or the  underlying  mortgage  loans or mortgage  securities,  or any funds  deposited  into or withdrawn from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer,  servicer or special  servicer.  If no event of default has occurred and is  continuing,  the  trustee  for each series of  securities  will be required to perform  only those duties  specifically  required under the related  pooling and servicing  agreement or indenture.  However, upon receipt of any of the various  certificates,  reports or other  instruments  required to be furnished to it pursuant to the  related  Agreement,  a trustee  will be  required to examine the  documents  and to determine whether they conform to the requirements of the agreement.

         If an Event of  Default  shall  occur,  the  trustee  shall,  by notice in  writing to the master servicer,  which may be delivered by telecopy,  immediately  terminate  all of the rights and  obligations
(but not the  liabilities) of the master  servicer  thereafter  arising under the Agreements,  but without prejudice  to any rights it may have as a security  holder or to  reimbursement  of Monthly  Advances  and other  advances of its own funds.  Upon the receipt by the master  servicer  of the  written  notice,  all authority and power of the master servicer under the  Agreements,  whether with respect to the securities, the Mortgage Loans,  REO Property or under any other related  agreements (but only to the extent that such other  agreements  relate to the Mortgage Loans or related REO Property) shall  automatically  and without further  action pass to and be vested in the  trustee.  The  trustee  shall act to carry out the duties of the master  servicer,  including the obligation to make any Monthly Advance the nonpayment of which was an
Event of Default.  Any such action taken by the trustee must be prior to the  distribution on the relevant
Distribution Date.

         Upon  the  receipt  by the  master  servicer  of a  notice  of  termination,  the  trustee  shall automatically  become the  successor  in all  respects to the master  servicer in its  capacity  under the
Agreements and the  transactions  set forth or provided for therein and shall thereafter be subject to all the  responsibilities,  duties,  liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof;  provided,  however,  that the sponsor shall have the right to either  (a)  immediately  assume  the duties of the  master  servicer  or (b) select a  successor master servicer;  provided  further,  however,  that the trustee shall have no obligation  whatsoever with respect to any liability  (other than advances  deemed  recoverable  and not previously  made) incurred by the  master  servicer  at or prior to the time of  termination.  As  compensation,  the  trustee  shall be entitled  to  compensation  which the master  servicer  would have been  entitled  to retain if the master servicer  had  continued  to act  thereunder,  except  for  those  amounts  due  the  master  servicer  as reimbursement  permitted  under  the  Agreements  for  advances  previously  made or  expenses  previously incurred.  Notwithstanding  the above,  the trustee may, if it shall be unwilling so to act, or shall,  if it is legally  unable so to act,  appoint or petition a court of competent  jurisdiction  to appoint,  any established  housing  and  home  finance  institution  which  is a  Fannie  Mae- or  Freddie  Mac-approved servicer,  and with respect to a successor  to the master  servicer  only,  having a net worth of not less than an amount  specified in the related  prospectus  supplement,  as the successor to the master servicer hereunder in the  assumption  of all or any part of the  responsibilities,  duties or  liabilities  of the master servicer hereunder;  provided,  that the trustee shall obtain a letter from each rating agency that the ratings,  if any, on each of the  securities  will not be lowered as a result of the  selection of the successor to the master servicer.  Pending appointment of a successor to the master servicer,  the trustee shall act in such capacity as hereinabove  provided.  In connection with such  appointment and assumption, the trustee may make such  arrangements  for the  compensation  of such  successor  out of payments on the
Mortgage  Loans as it and such  successor  shall agree;  provided,  however,  that the  provisions  of the
Agreements shall apply,  the  compensation  shall not be in excess of that which the master servicer would have been  entitled to if the master  servicer had  continued to act  hereunder,  and that such  successor shall undertake and assume the  obligations of the Trustee to pay  compensation to any third Person acting as an agent or independent contractor in the performance of master servicing  responsibilities  hereunder.
The trustee  and such  successor  shall take such  action,  consistent  with the  Agreements,  as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master  servicer  respecting the Mortgage Loans as  provided  herein,  it shall do so in a separate  capacity  and not in its  capacity  as  trustee  and, accordingly,  the provisions of the Agreements  concerning the trustee's  duties shall be  inapplicable to the trustee in its duties as the successor to the master  servicer in the servicing of the Mortgage  Loans
(although  such  provisions  shall  continue to apply to the  trustee in its  capacity  as  trustee);  the provisions of the Agreements relating to the master servicer,  however,  shall apply to it in its capacity as successor master servicer.

         Upon any  termination  or appointment  of a successor to the master  servicer,  the trustee shall give prompt  written notice  thereof to security  holders of record  pursuant to the Agreements and to the rating agencies.

         The trustee shall  transmit by mail to all  securityholders,  within the number of days specified by the  Agreements  after the occurrence of any Event of Default  actually known to a responsible  officer of the  trustee,  unless  such  Event of  Default  shall  have been  cured,  notice of each such  Event of
Default.  In the event that the security  holders waive the Event of Default  pursuant to the  Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more  securityholders  of record,  for purposes of communicating with other  securityholders  with respect to their rights  under the  Agreements,  the trustee will afford such  securityholders  access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

         As and to the  extent  described  in the  related  prospectus  supplement,  the fees  and  normal disbursements  of any trustee may be the expense of the related master servicer or other specified  person or may be required to be borne by the related issuing entity.

         The trustee for each series of  securities  generally  will be entitled to  indemnification  from amounts held in the Distribution  Account for the series,  for any loss,  liability or expense incurred by the  trustee in  connection  with the  trustee's  acceptance  or  administration  of its trusts  under the related  pooling and  servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred  by reason of willful  misfeasance,  bad faith or  negligence  on the part of the  trustee in the performance of its  obligations and duties,  or by reason of its reckless  disregard of its obligations or duties.

Resignation and Removal of the Trustee

         The trustee may resign at any time, in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue  under the pooling and servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming aware of the circumstances,  the depositor will be obligated to appoint a successor  trustee.  The trustee may also be  removed at any time by the  holders of  securities  evidencing  not less than the  percentage specified in the related prospectus  supplement of the aggregate  undivided  interests (or, if applicable, voting rights) in the related  issuing  entity.  Any resignation or removal of the trustee and appointment of a successor  trustee will not become  effective  until  acceptance of the  appointment by the successor trustee.  If the trustee resigns or is removed by the depositor,  the expenses  associated with the change of  trustees  will be paid by the former  trustee  and  reimbursed  from the  Distribution  Account by the paying agent.  If the trustee is removed by holders of securities,  such holders shall be responsible  for paying any compensation  payable to a successor  trustee,  in excess of the amount paid to the predecessor trustee.

                                           YIELD CONSIDERATIONS

         The yield to  maturity  of an offered  security  will  depend on the price paid by the holder for the security,  the security  interest rate on a security  entitled to payments of interest (which security interest rate may vary if so specified in the related  prospectus  supplement)  and the rate and timing of principal payments (including prepayments,  defaults,  liquidations and repurchases) on the mortgage loans and the  allocation  thereof to reduce the principal  balance of the security (or notional  amount thereof if applicable) and other factors.

         A class of  securities  may be entitled to  payments  of  interest at a fixed  security  interest rate, a variable  security  interest rate or adjustable  security  interest  rate, or any  combination  of security  interest rates,  each as specified in the related  prospectus  supplement.  A variable  security interest rate may be  calculated  based on the weighted  average of the Net Mortgage  Rates of the related mortgage loans,  or the weighted  average of the interest rates (which may be net of trustee fees) paid on the mortgage  securities,  for the month  preceding the  distribution  date if so specified in the related prospectus supplement.  As will be described in the related prospectus supplement,  the aggregate payments of  interest  on a class of  securities,  and their  yield to  maturity,  will be  affected by the rate of payment of principal on the  securities  (or the rate of reduction in the notional  balance of  securities entitled only to payments of interest),  in the case of securities  evidencing  interests in ARM Loans, by changes in the Net Mortgage  Rates on the ARM Loans,  and in the case of securities  evidencing  interests in  mortgage  securities  with  floating or  variable  rates,  by changes in such rates and the indices on which they are based.  See "Maturity and  Prepayment  Considerations"  below.  The yield on the securities will also be affected by liquidations of mortgage loans following  mortgagor  defaults and by purchases of mortgage  loans in the  event of  breaches  of  representations  and  warranties  made in  respect  of the mortgage loans by the depositor,  the master  servicer and others,  or conversions of ARM Loans to a fixed
interest  rate.  See  "The  Mortgage   Pools—Representations   by  Sellers"  and   "Descriptions   of  the
Securities—Assignment  of Trust Fund Assets" above.  Holders of Strip  Securities or a class of securities having  a  security  interest  rate  that  varies  based  on the  weighted  average  mortgage  rate of the underlying  mortgage loans may be affected by  disproportionate  prepayments  and  repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With  respect to any series of  securities,  a period of time will  elapse  between the date upon which payments on the related mortgage loans are due and the  distribution  date on which the payments are passed through to  securityholders.  That delay will effectively  reduce the yield that would otherwise be produced if payments on the mortgage loans were  distributed to  securityholders  on or near the date they were due.

         In general,  if a class of securities is purchased at initial  issuance at a premium and payments of  principal  on the  related  mortgage  loans occur at a rate  faster  than  anticipated  at the time of purchase,  the  purchaser's  actual  yield to  maturity  will be lower  than that  assumed  at the time of purchase.  Similarly,  if a class of  securities  is  purchased  at initial  issuance  at a  discount  and payments of principal on the related  mortgage  loans occur at a rate slower than that assumed at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than that  originally  anticipated.
The  effect  of  principal  prepayments,   liquidations  and  purchases  on  yield  will  be  particularly significant  in the case of a series of  securities  having a class  entitled to payments of interest only or to payments of interest that are  disproportionately  high relative to the principal  payments to which the  class is  entitled.  Such a class  will  likely be sold at a  substantial  premium  to its  principal balance  and any faster  than  anticipated  rate of  prepayments  will  adversely  affect the yield to its holders.  Extremely  rapid  prepayments may result in the failure of such holders to recoup their original investment.  In  addition,  the yield to  maturity  on other  types of  classes of  securities,  including
Accrual  Securities and securities with a security  interest rate which fluctuates  inversely with or at a multiple of an index,  may be relatively more sensitive to the rate of prepayment on the related  mortgage loans than other classes of securities.

         The timing of changes in the rate of principal  payments on or  repurchases of the mortgage loans may  significantly  affect an investor's  actual yield to maturity,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In general,  the earlier a prepayment of principal on the  underlying  mortgage  loans or a repurchase  thereof,  the greater will be the  effect on an  investor's  yield to  maturity.  As a result,  the  effect  on an  investor's  yield of principal  payments and  repurchases  occurring at a rate higher (or lower) than the rate  anticipated  by the investor during the period  immediately  following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a  principal  prepayment  in full is made on a mortgage  loan,  the  borrower  is  generally charged interest only for the period from the due date of the preceding  scheduled  payment up to the date of the prepayment,  instead of for the full accrual  period,  that is, the period from the due date of the preceding  scheduled  payment up to the due date for the next scheduled  payment.  In addition,  a partial principal  prepayment  may  likewise  be applied as of a date prior to the next  scheduled  due date (and, accordingly,  be  accompanied  by  accrued  interest  for less  than the full  accrual  period).  However, interest accrued and  distributable  on any series of securities on any  distribution  date will generally correspond  to interest  accrued on the  principal  balance of mortgage  loans for their  respective  full accrual periods.  Consequently,  if a prepayment on any mortgage loan is distributable to  securityholders on a particular  distribution  date,  but the prepayment is not  accompanied  by accrued  interest for the full accrual period,  the interest charged to the borrower (net of servicing and  administrative  fees and any retained  interest of the depositor)  may be less than the  corresponding  amount of interest  accrued and otherwise  payable on the related mortgage loan, and a Prepayment  Interest  Shortfall will result. If and to the extent that the  shortfall  is allocated  to a class of offered  securities,  its yield will be adversely  affected.  The  prospectus  supplement  for a series of securities  will describe the manner in which the  shortfalls  will be  allocated  among the classes of the  securities.  If so  specified  in the related  prospectus  supplement,  the master servicer,  or the servicer  servicing the mortgage loan which was prepaid,  will be required to apply some or all of its servicing  compensation  for the  corresponding period to offset the amount of the shortfalls.  The related  prospectus  supplement will also describe any other amounts available to off set the shortfalls.  See "Servicing of Mortgage  Loans—Servicing  and Other
Compensation and Payment of Expenses; Retained Interest" in this prospectus.

         The  issuing  entity  with  respect  to any  series may  include  ARM Loans.  As is the case with conventional,  fixed-rate  mortgage  loans  originated in a high interest  rate  environment  which may be subject  to a greater  rate of  principal  prepayments  when  interest  rates  decrease,  ARM Loans may be subject to a greater rate of principal  prepayments  (or  purchases by the related  servicer or the master servicer)  due to their  refinancing  in a low  interest  rate  environment.  For example,  if  prevailing interest  rates  fall  significantly,  ARM Loans  could be  subject  to higher  prepayment  rates  than if
prevailing   interest   rates  remain   constant   because  the   availability   of  fixed-rate  or  other
adjustable-rate  mortgage loans at competitive  interest rates may encourage mortgagors to refinance their adjustable-rate  mortgages  to  "lock  in" a  lower  fixed  interest  rate  or to  take  advantage  of the availability of other  adjustable-rate  mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The issuing  entity with  respect to any series may include  convertible  ARM Loans.  Convertible
ARM Loans  may be  subject  to a greater  rate of  principal  prepayments  (or  purchases  by the  related servicer or the master  servicer) due to their  conversion to fixed  interest rate loans in a low interest rate  environment.  The conversion  feature may also be exercised in a rising interest rate environment as mortgagors  attempt to limit their risk of higher  rates.  A rising  interest  rate  environment  may also result in an  increase in the rate of defaults on these  mortgage  loans.  If the related  servicer or the master  servicer  purchases  convertible ARM Loans, a mortgagor's  exercise of the conversion  option will result in a distribution  of the principal  portion thereof to the  securityholders,  as described in this prospectus.  Alternatively,  to the extent a servicer or the master servicer fails to purchase  converting
ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults  on the  mortgage  loans will also  affect the rate and timing of  principal payments  on the  mortgage  loans and thus the yield on the  securities.  In  general,  defaults on single family  loans are expected to occur with  greater  frequency in their early years.  The rate of default on single family loans which are refinanced or limited  documentation  mortgage loans, and on mortgage loans, with high  Loan-to-Value  Ratios, may be higher than for other types of mortgage loans.  Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the mortgage loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak  or  deteriorating  economy  exists,  as may be  evidenced  by,  among  other  factors,  increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage  pool, the mortgage rate at origination  may be below the rate that would result if the index and margin  relating  thereto  were applied at  origination.
Under the  applicable  underwriting  standards,  the mortgagor  under each mortgage loan generally will be qualified,  or the  mortgage  loan  otherwise  approved,  on the basis of the  mortgage  rate in effect at origination.  The  repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly  payments  following  the  adjustment  of the mortgage  rate.  In addition,  the periodic  increase in the amount paid by the mortgagor of a buydown  mortgage loan during or at the end of the applicable  Buydown  Period may create a greater  financial  burden for the  mortgagor,  who might not have otherwise  qualified for a mortgage under  applicable  underwriting  guidelines,  and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage  rates on ARM Loans subject to negative  amortization  generally  adjust monthly and their amortization  schedules adjust less frequently.  During a period of rising interest rates as well as immediately  after  origination  (initial  mortgage rates are generally  lower than the sum of the Indices applicable  at  origination  and the  related  Note  Margins),  the  amount of  interest  accruing  on the principal  balance  of the  mortgage  loans may  exceed  the  amount of their  minimum  scheduled  monthly payment.  As a result,  a portion of the accrued  interest on  negatively  amortizing  mortgage  loans may become  Deferred  Interest which will be added to the principal  balance thereof and will bear interest at the  applicable  mortgage  rate.  The addition of the Deferred  Interest to the  principal  balance of any related class or classes of securities  will lengthen the weighted  average life thereof and may adversely affect yield to holders  thereof,  depending upon the price at which the  securities  were  purchased.  In addition,  with  respect  to ARM Loans  subject to  negative  amortization,  during a period of  declining interest  rates,  it might be expected that each minimum  scheduled  monthly  payment on the mortgage loan would exceed the amount of scheduled  principal  and accrued  interest on the principal  balance  thereof, and since the excess will be applied to reduce the  principal  balance of the related  class or classes of securities,  the weighted  average life of the  securities  will be reduced and may  adversely  affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                                  MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated  above under "The  Mortgage  Pools," the original  terms to maturity of the mortgage loans in a given  mortgage  pool will vary  depending  upon the type of  mortgage  loans  included  in the mortgage  pool.  The  prospectus  supplement  for a series of  securities  will contain  information  with respect to the types and  maturities of the mortgage  loans in the related  mortgage  pool. The prepayment experience  with  respect to the mortgage  loans in a mortgage  pool will affect the life and yield of the related series of securities.

         With respect to balloon loans,  payment of the balloon payment (which,  based on the amortization schedule of the mortgage  loans,  is expected to be a  substantial  amount) will  generally  depend on the mortgagor's  ability to obtain  refinancing of the mortgage loans or to sell the mortgaged  property prior to the  maturity  of the  balloon  loan.  The  ability to obtain  refinancing  will  depend on a number of factors  prevailing  at the time  refinancing  or sale is  required,  including  real estate  values,  the mortgagor's  financial  situation,  prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property,  tax laws and prevailing general economic  conditions.  None of the depositor, the master  servicer,  a servicer or any of their  affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of  prepayments  of  principal  of the  mortgage  loans may be affected by a number of factors,  including  solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the  mortgaged  properties  are located and, in the case of  multifamily,  commercial and mixed-use loans, the quality of management of the mortgage  properties,  the servicing of the mortgage loans,  possible  changes in tax laws and other  opportunities  for investment.  In addition,  the rate of principal  payments  on the  mortgage  loans may be  affected by the  existence  of  lock-out  periods and requirements  that principal  prepayments be  accompanied by prepayment  premiums,  as well as due-on-sale and  due-on-encumbrance  provisions,  and by  the  extent  to  which  the  provisions  may be  practicably enforced.  See "Servicing of Mortgage  Loans—Collection and Other Servicing Procedures" and "Legal Aspects
of the Mortgage  Loans—Enforceability  of Certain  Provisions"  in this  prospectus  for a description  of provisions  of the pooling and servicing  agreement  and legal  aspects of mortgage  loans that may affect the prepayment experience on the mortgage loans.

         The  rate of  prepayment  on a pool of  mortgage  loans is also  affected  by  prevailing  market interest rates for mortgage loans of a comparable  type, term and risk level.  When the prevailing  market interest  rate is below a mortgage  coupon,  a borrower may have an increased  incentive to refinance  its mortgage loan. In addition,  as prevailing  market  interest rates decline,  even borrowers with ARM Loans that have experienced a corresponding  interest rate decline may have an increased  incentive to refinance for  purposes  of either (1)  converting  to a fixed rate loan and  thereby  "locking  in" the rate or (2)
taking  advantage of the initial "teaser rate" (a mortgage  interest rate below what it would otherwise be if the  applicable  index and gross  margin  were  applied)  on another  adjustable  rate  mortgage  loan.
Moreover,  although  the  mortgage  rates on ARM  Loans  will be  subject  to  periodic  adjustments,  the adjustments  generally  will not increase or decrease the mortgage  rates by more than a fixed  percentage amount on each  adjustment  date,  will not  increase the mortgage  rates over a fixed  percentage  amount during the life of any ARM Loan and will be based on an index  (which  may not rise and fall  consistently with  mortgage  interest  rates) plus the related Note Margin  (which may be different  from margins being used at the time for newly  originated  adjustable rate mortgage loans).  As a result,  the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar,  newly originated  adjustable rate mortgage  loans.  In high interest rate  environments,  the prevailing  rates on fixed-rate  mortgage loans may be  sufficiently  high in relation to the  then-current  mortgage rates on newly  originated ARM
Loans that the rate of prepayment may increase as a result of  refinancings.  There can be no assurance as to the rate of  prepayments  on the  mortgage  loans  during  any period or over the life of any series of securities.

         If the  applicable  pooling and servicing  agreement  for a series of  securities  provides for a pre-funding  account or other means of funding the transfer of  additional  mortgage  loans to the related
issuing  entity,  as  described  under  "Description  of  the  Securities—Pre-Funding   Account"  in  this
prospectus,  and the  issuing  entity is unable to  acquire  the  additional  mortgage  loans  within  any applicable time limit,  the amounts set aside for the purpose may be applied as principal  payments on one or more  classes  of  securities  of the  series.  See "Yield  Considerations"  in this  prospectus  for a description of certain  provisions of the mortgage loans that may affect the prepayment  experience on the mortgage loans.

         There can be no assurance as to the rate of  prepayment of the mortgage  loans.  The depositor is not aware of any  publicly  available  statistics  relating  to the  principal  prepayment  experience  of diverse  portfolios  of mortgage  loans such as the mortgage  loans over an extended  period of time.  All statistics  known to the  depositor  that have been  compiled  with respect to  prepayment  experience  on mortgage  loans  indicate  that while  some  mortgage  loans may remain  outstanding  until  their  stated
maturities,  a  substantial  number  will  be  paid  prior  to  their  respective  stated  maturities.  No representation  is made as to the  particular  factors  that will affect the  prepayment  of the  mortgage loans or as to the relative importance of these factors.

         As described in this  prospectus  and in the  prospectus  supplement,  the master  servicer,  the depositor,  an affiliate  of the  depositor or a person  specified  in the related  prospectus  supplement
(other than holder of any class of offered certificates,  other than the REMIC Residual  Certificates,  if offered) may have the option to purchase the assets in an issuing  entity and effect early  retirement  of the related  series of  securities.  See "The  Agreements—Termination;  Retirement of  Securities" in this prospectus.

                                     LEGAL ASPECTS OF MORTGAGE LOANS

         The following  discussion  summarizes  legal aspects of mortgage loans that is general in nature.
The  summaries do not purport to be  complete.  They do not reflect the laws of any  particular  state nor the laws of all states in which the  mortgaged  properties  may be situated.  This is because  these legal aspects are governed in part by the law of the state that applies to a particular  mortgaged  property and the laws of the states may vary  substantially.  You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

         Each  single  family,  multifamily,  commercial  and  mixed-use  loan  and,  if  applicable,  the
Contracts (in each case other than  cooperative  mortgage  loans),will  be evidenced by a note or bond and secured by an instrument granting a security interest in real property,  which may be a mortgage,  deed of trust or a deed to secure debt,  depending upon the prevailing  practice and law in the state in which the related mortgaged property is located,  and may have first, second or third priority.  Mortgages and deeds to secure debt are referred to as  "mortgages."  Contracts  evidence both the obligation of the obligor to repay the loan  evidenced  thereby  and grant a security  interest in the  related  Manufactured  Homes to secure  repayment  of the loan.  However,  as  Manufactured  Homes have become  larger and often have been attached to their sites  without any  apparent  intention by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes may become subject to real estate title and recording laws. See
"—Contracts"  below.  In some states,  a mortgage or deed of trust  creates a lien upon the real  property encumbered  by the  mortgage or deed of trust.  However,  in other  states,  the mortgage or deed of trust conveys  legal title to the  property  respectively,  to the  mortgagee or to a trustee for the benefit of the mortgagee subject to a condition  subsequent (i.e., the payment of the indebtedness  secured thereby).
The lien  created  by the  mortgage  or deed of trust is not prior to the lien for real  estate  taxes and assessments  and other charges  imposed under  governmental  police  powers.  Priority  between  mortgages depends  on their  terms or on the terms of  separate  subordination  or  inter-creditor  agreements,  the knowledge of the parties in some cases and  generally on the order of  recordation  of the mortgage in the appropriate  recording  office.  There are two parties to a mortgage,  the mortgagor,  who is the borrower and  homeowner,  and the  mortgagee,  who is the lender.  Under the  mortgage  instrument,  the  mortgagor delivers to the  mortgagee a note or bond and the mortgage.  In the case of a land trust,  there are three parties  because  title to the  property is held by a land trustee  under a land trust  agreement of which the borrower is the  beneficiary;  at origination  of a mortgage  loan,  the borrower  executes a separate undertaking  to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage,  a deed of trust has three parties:  the trustor who is the  borrower-homeowner;  the  beneficiary who is the lender;  and a third-party  grantee  called the trustee.  Under a deed of trust,  the borrower  grants the property,  irrevocably  until the debt is paid, in trust,  generally  with a power of sale, to the trustee to secure  payment  of the  obligation.  The  trustee's  authority  under a deed of trust,  the  grantee's authority under a deed to secure debt and the  mortgagee's  authority under a mortgage are governed by the law of the state in which the real  property is located,  the  express  provisions  of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

         If specified in the  prospectus  supplement  relating to a series of  certificates,  the mortgage loans and Contracts may include  cooperative  mortgage loans.  Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related  Cooperative,  and in the related  proprietary  lease or  occupancy  agreement  granting  exclusive  rights to occupy a specific dwelling unit in the  Cooperative's  building.  The security  agreement will create a lien upon the shares of the  Cooperative,  the  priority  of which  will  depend  on,  among  other  things,  the  terms of the particular  security  agreement as well as the order of  recordation  and/or  filing of the  agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative  buildings  relating to the cooperative  mortgage loans are located  primarily in the
State of New York.  Generally,  each Cooperative owns in fee or has a long-term  leasehold interest in all the real  property and owns in fee or leases the building and all separate  dwelling  units  therein.  The
Cooperative is directly  responsible for property  management  and, in most cases,  payment of real estate taxes,  other  governmental  impositions  and hazard and  liability  insurance.  If there is an underlying mortgage (or  mortgages) on the  Cooperative's  building or underlying  land, as is generally the case, or an  underlying  lease of the land,  as is the case in some  instances,  the  Cooperative,  as mortgagor or lessor,  as the case may be, is also  responsible  for fulfilling the mortgage or rental  obligations.  An underlying  mortgage  loan is  ordinarily  obtained  by the  Cooperative  in  connection  with  either the construction  or purchase of the  Cooperative's  building or the obtaining of capital by the  Cooperative.
The  interest  of the  occupant  under  proprietary  leases  or  occupancy  agreements  as to  which  that
Cooperative  is the  landlord is  generally  subordinate  to the  interest of the holder of an  underlying mortgage  and to the  interest of the holder of a land  lease.  If the  Cooperative  is unable to meet the payment  obligations  (1) arising  under an  underlying  mortgage,  the  mortgagee  holding an  underlying mortgage could foreclose on that mortgage and terminate all subordinate  proprietary  leases and occupancy agreements  or (2) arising  under its land lease,  the holder of the  landlord's  interest  under the land lease could terminate it and all subordinate  proprietary  leases and occupancy  agreements.  In addition, an  underlying  mortgage on a  Cooperative  may provide  financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal being due in one final payment at maturity.  The inability  of the  Cooperative  to  refinance a mortgage  and its  consequent  inability to make the final payment could lead to  foreclosure by the mortgagee.  Similarly,  a land lease has an expiration  date and the inability of the Cooperative to extend its term or, in the  alternative,  to purchase the land,  could lead to  termination of the  Cooperative's  interest in the property and  termination  of all  proprietary leases and occupancy  agreements.  In either event, a foreclosure by the holder of an underlying  mortgage or the  termination of the underlying  lease could  eliminate or  significantly  diminish the value of any collateral held by the mortgagee who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative  or, in the case of the  mortgage  loans,  the  collateral  securing  the  cooperative mortgage loans.

         Each  Cooperative is owned by  shareholders  (referred to as  tenant-stockholders)  who,  through ownership  of stock or shares in the  Cooperative,  receive  proprietary  leases or  occupancy  agreements which  confer  exclusive  rights  to occupy  specific  dwellings.  Generally,  a  tenant-stockholder  of a
Cooperative  must make a monthly  payment to the  Cooperative  pursuant to the  proprietary  lease,  which payment  represents the  tenant-stockholder's  proportional  share of the  Cooperative's  payments for its underlying  mortgage,  real property taxes,  maintenance  expenses and other capital or ordinary expenses.
An  ownership  interest in a  Cooperative  and  accompanying  occupancy  rights may be financed  through a cooperative  mortgage  loan  evidenced by a mortgage  note and secured by an  assignment of and a security interest in the occupancy  agreement or  proprietary  lease and a security  interest in the related shares of the related  Cooperative.  The mortgagee  generally  takes  possession of the share  certificate  and a counterpart  of the  proprietary  lease or  occupancy  agreement  and a financing  statement  covering the proprietary  lease or occupancy  agreement and the Cooperative  shares is filed in the  appropriate  state and local  offices to perfect the  mortgagee's  interest  in its  collateral.  Subject to the  limitations discussed below, upon default of the  tenant-stockholder,  the lender may sue for judgment on the mortgage note,  dispose of the collateral at a public or private sale or otherwise  proceed  against the collateral or  tenant-stockholder  as an individual as provided in the security  agreement covering the assignment of the proprietary lease or occupancy  agreement and the pledge of Cooperative  shares.  See "—Foreclosure on
Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In  general,  a  "tenant-stockholder"  (as  defined  in  Section  216(b)(2)  of  the  Code)  of a corporation  that  qualifies  as a  "cooperative  housing  corporation"  within  the  meaning  of  Section
216(b)(1) of the Code is allowed a deduction  for amounts  paid or accrued  within his taxable year to the corporation  representing his proportionate  share of interest expenses and real estate taxes allowable as a deduction  under Section 216(a) of the Code to the  corporation  under Sections 163 and 164 of the Code.
In order for a corporation  to qualify  under Section  216(b)(1) of the Code for its taxable year in which the items are  allowable as a deduction to the  corporation,  that section  requires,  among other things, that at least 80% of the gross  income of the  corporation  be derived  from its  tenant-stockholders.  By virtue of this  requirement,  the status of a  corporation  for purposes of Section  216(b)(1) of the Code must be determined on a year-to-year  basis.  Consequently,  there can be no assurance  that  Cooperatives relating to the  cooperative  mortgage  loans will qualify under the section for any  particular  year. In the event  that the  Cooperative  fails to  qualify  for one or more  years,  the value of the  collateral securing any related  cooperative  mortgage  loans could be  significantly  impaired  because no deduction would be allowable to tenant-  stockholders  under Section 216(a) of the Code with respect to those years.
In view of the  significance  of the tax  benefits  accorded  tenant-stockholders  of a  corporation  that qualifies  under  Section  216(b)(1)  of the Code,  the  likelihood  that a failure  would be permitted to continue over a period of years appears remote.

Leases and Rents

         Mortgages that encumber  income-producing  multifamily and commercial properties often contain an assignment  of rents and  leases,  pursuant  to which the  borrower  assigns to the lender the  borrower's right,  title and interest as landlord  under each lease and the income derived  therefrom,  while (unless rents are to be paid  directly  to the lender)  retaining a revocable  license to collect the rents for so long as there is no default.  If the borrower defaults,  the license terminates and the lender is entitled to collect  the rents.  Local law may require  that the lender  take  possession  of the  property  and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

         Under  the  laws of most  states,  manufactured  housing  constitutes  personal  property  and is subject to the motor vehicle  registration  laws of the state or other  jurisdiction  in which the unit is located. In a few states,  where certificates of title are not required for manufactured  homes,  security interests are perfected by the filing of a financing  statement  under Article 9 of the UCC which has been adopted by all states.  Financing  statements  are  effective  for five years and must be renewed prior to the end of each five year  period.  The  certificate  of title  laws  adopted  by the  majority  of states provide that ownership of motor vehicles and  manufactured  housing shall be evidenced by a certificate of title  issued by the motor  vehicles  department  (or a similar  entity) of the state.  In the states that have enacted  certificate of title laws, a security  interest in a unit of manufactured  housing,  so long as it is not  attached to land in so permanent a fashion as to become a fixture,  is  generally  perfected by the  recording  of the  interest  on the  certificate  of title to the  unit in the  appropriate  motor vehicle  registration  office  or by  delivery  of the  required  documents  and  payment  of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master  servicer  will be required  under the  related  pooling and  servicing  agreement  or servicing  agreement  to, or to cause the servicer of the Contract to,  effect the notation or delivery of the required  documents and fees, and to obtain  possession of the  certificate  of title,  as appropriate under  the laws of the state in which  any  Manufactured  Home is  registered.  In the  event  the  master servicer or servicer,  as applicable,  fails, due to clerical errors or otherwise,  to effect the notation or delivery,  or files the  security  interest  under the wrong law (for  example,  under a motor  vehicle title  statute  rather than under the UCC,  in a few  states),  the trustee may not have a first  priority security interest in the Manufactured Home securing a Contract.  As Manufactured  Homes have become larger and often have been  attached to their sites  without any  apparent  intention  by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes may become  subject to real estate  title and  recording  laws.  As a  result,  a  security  interest  in a  Manufactured  Home  could  be  rendered subordinate  to the interests of other  parties  claiming an interest in the home under  applicable  state real estate law. In order to perfect a security  interest in a  Manufactured  Home under real estate laws, the holder of the security  interest must file either a "fixture  filing" under the  provisions of the UCC or a real  estate  mortgage  under the real  estate  laws of the state  where the home is  located.  These filings  must be made in the  real  estate  records  office  of the  county  where  the  home is  located.
Generally,  Contracts  will contain  provisions  prohibiting  the obligor from  permanently  attaching the
Manufactured  Home to its site.  So long as the  obligor  does not  violate  this  agreement,  a  security interest in the  Manufactured  Home will be governed by the  certificate of title laws or the UCC, and the notation of the security  interest on the certificate of title or the filing of a UCC financing  statement will be  effective  to maintain  the  priority of the  security  interest in the  Manufactured  Home.  If, however,  a Manufactured Home is permanently  attached to its site, other parties could obtain an interest in the  Manufactured  Home that is prior to the security  interest  originally  retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security  interest in the Manufactured  Homes to the  trustee,  on behalf of the  securityholders.  Neither  the  depositor,  the master  servicer,  any servicer,  nor the trustee will amend the certificates of title to identify the trustee,  on behalf of the securityholders,  as the new secured party and, accordingly,  the depositor or the Seller will continue to be named as the secured party on the  certificates  of title relating to the  Manufactured  Homes. In most states,  the assignment is an effective  conveyance of the security interest without amendment of any lien noted on the related  certificate  of title and the new secured party succeeds to the  depositor's  rights as the secured  party.  However,  in some states there exists a risk that,  in the absence of an amendment to the certificate of title, the assignment of the security  interest might not be held effective  against creditors of the depositor or Seller.

         In the absence of fraud,  forgery or permanent  affixation of the  Manufactured  Home to its site by the Manufactured  Home owner, or  administrative  error by state recording  officials,  the notation of the lien of the  depositor  on the  certificate  of title or delivery of the required  documents  and fees will be sufficient to protect the trustee  against the rights of subsequent  purchasers of a  Manufactured
Home or  subsequent  lenders  who take a security  interest  in the  Manufactured  Home.  If there are any
Manufactured  Homes as to which the  depositor has failed to perfect or cause to be perfected the security interest  assigned to the issuing  entity,  the security  interest would be subordinate  to, among others, subsequent  purchasers for value of Manufactured Homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee,  on behalf of the  securityholders,  as the new secured party on the  certificate  of title  that,  through  fraud or  negligence,  the  security  interest of the trustee could be released.

         In the event that the owner of a  Manufactured  Home moves it to a state  other than the state in which the  Manufactured  Home  initially  is  registered,  under  the laws of most  states  the  perfected security  interest in the  Manufactured  Home would  continue  for four months  after the  relocation  and thereafter until the owner  re-registers the  Manufactured  Home in the state of relocation.  If the owner were to relocate a  Manufactured  Home to another  state and  re-register  the  Manufactured  Home in that state,  and if the  depositor did not take steps to re-perfect  its security  interest in that state,  the security  interest in the  Manufactured  Home would cease to be perfected.  A majority of states generally require  surrender  of a  certificate  of title to  re-register  a  Manufactured  Home;  accordingly,  the depositor must surrender  possession if it holds the certificate of title to the Manufactured  Home or, in the case of  Manufactured  Homes  registered  in states that provide for notation of lien,  the  depositor would  receive  notice of  surrender  if the security  interest in the  Manufactured  Home is noted on the certificate of title.  Accordingly,  the depositor  would have the  opportunity to re-perfect its security interest  in the  Manufactured  Home  in the  state  of  relocation.  In  states  that  do not  require  a certificate of title for registration of a Manufactured  Home,  re-registration  could defeat  perfection.
Similarly,  when an obligor under a manufactured  housing  conditional sales contract sells a Manufactured
Home,  the obligee must  surrender  possession of the  certificate of title or it will receive notice as a result of its lien noted thereon and accordingly  will have an opportunity to require  satisfaction of the related  manufactured  housing  conditional  sales contract before release of the lien. Under each related pooling and servicing  agreement or servicing  agreement,  the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps,  at the master  servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states,  liens for repairs  performed on a Manufactured Home take priority even over a perfected  security  interest.  The depositor  will obtain the  representation  of the related
Seller that it has no  knowledge of any of these liens with respect to any  Manufactured  Home  securing a
Contract.  However,  these liens could arise at any time during the term of a Contract.  No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

         Foreclosure of a deed of trust is generally  accomplished by a non-judicial  trustee's sale under a specific  provision  in the deed of trust which  authorizes  the trustee to sell the  property  upon any default  by the  borrower  under  the  terms of the  note or deed of  trust.  In  addition  to any  notice requirements  contained in a deed of trust,  in some  states,  the trustee must record a notice of default and send a copy to the  borrower-  trustor  and to any  person who has  recorded  a request  for a copy of notice of default and notice of sale. In addition,  the trustee must provide  notice in some states to any other individual having an interest of record in the real property,  including any junior lienholders.  If the deed of trust is not  reinstated  within a  specified  period,  a notice  of sale  must be posted in a public place and, in most states,  published for a specific  period of time in one or more newspapers in a specified  manner prior to the date of trustee's  sale.  In addition,  some state laws require that a copy of the notice of sale be posted on the  property  and sent to all parties  having an interest of record in the real property.

         In some states,  the  borrower-trustor  has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general,  in these states, the borrower,  or any other person having a junior  encumbrance  on the real estate,  may,  during a  reinstatement  period,  cure the default by paying the entire  amount in arrears  plus the costs and  expenses  incurred in  enforcing  the obligation.

         Foreclosure of a mortgage is generally  accomplished by judicial  action.  Generally,  the action is initiated by the service of legal  pleadings  upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally  result from  difficulties in locating necessary  parties.  Judicial  foreclosure  proceedings  are often not contested by any of the  applicable parties.  If the mortgagee's right to foreclose is contested,  the legal proceedings  necessary to resolve the issue can be time-consuming.

         In the case of  foreclosure  under either a mortgage or a deed of trust,  the sale by the referee or other  designated  officer or by the trustee is a public  sale.  However,  because of the  difficulty a potential  buyer at the sale would have in determining  the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure  proceedings,  it is uncommon for a third party to  purchase  the  property  at a  foreclosure  sale.  Rather,  it is common for the lender to purchase  the  property  from the  trustee  or  referee  for a credit bid less than or equal to the unpaid principal  amount of the note plus the accrued and unpaid  interest  and the  expense of  foreclosure,  in which case the  mortgagor's  debt will be  extinguished  unless the lender  purchases  the  property for a lesser  amount in order to preserve  its right  against a borrower to seek a  deficiency  judgment and the remedy is  available  under state law and the  related  loan  documents.  In the same  states,  there is a statutory  minimum  purchase  price which the lender may offer for the property and  generally,  state law controls the amount of foreclosure costs and expenses,  including  attorneys' fees, which may be recovered by a lender.  Thereafter,  subject to the right of the  borrower  in some  states to remain in  possession during the  redemption  period,  the lender  will  assume the burdens of  ownership,  including  obtaining hazard  insurance,  paying taxes and making the repairs at its own expense as are  necessary to render the property  suitable for sale.  Generally,  the lender will obtain the services of a real estate  broker and pay  the  broker's  commission  in  connection  with  the  sale of the  property.  Depending  upon  market conditions,  the ultimate  proceeds of the sale of the property may not equal the lender's  investment  in the property  and, in some states,  the lender may be entitled to a deficiency  judgment.  Any loss may be reduced by the receipt of any  mortgage  insurance  proceeds or other  forms of credit  enhancement  for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

         A junior  mortgagee  may not  foreclose  on the  property  securing a junior  mortgage  unless it forecloses  subject to the senior  mortgages.  The junior  mortgagee must either pay the entire amount due on the  senior  mortgages  prior  to or at the time of the  foreclosure  sale or  undertake  to pay on any senior  mortgages  on which the  mortgagor is currently  in default.  Under either  course of action,  the junior  mortgagee  may add the amounts paid to the balance due on the junior loan,  and may be  subrogated to the  rights of the senior  mortgagees.  In  addition,  in the event  that the  foreclosure  of a junior mortgage triggers the enforcement of a "due-on-sale"  clause,  the junior mortgagee may be required to pay the full amount of the senior  mortgages  to the senior  mortgagees.  Accordingly,  with  respect to those single family loans which are junior mortgage loans,  if the lender  purchases the property,  the lender's title will be subject to all senior liens and claims and  governmental  liens.  The  proceeds  received by the referee or trustee  from the sale are applied  first to the costs,  fees and expenses of sale and then in  satisfaction  of the  indebtedness  secured by the  mortgage or deed of trust under which the sale was conducted.  Any remaining  proceeds are generally  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their  priority,  whether or not the  borrower is in default.
Any  additional  proceeds are generally  payable to the mortgagor or trustor.  The payment of the proceeds to the holders of junior  mortgages  may occur in the  foreclosure  action of the senior  mortgagee or may require the institution of separate legal proceeds.

         In foreclosure,  courts have imposed general equitable  principles.  The equitable principles are generally  designed  to  relieve  the  borrower  from the  legal  effect  of its  defaults  under the loan documents.  Examples of judicial remedies that have been fashioned include judicial  requirements that the lender  undertake  affirmative  and expensive  actions to determine the causes for the borrower's  default and the  likelihood  that the borrower  will be able to  reinstate  the loan.  In some cases,  courts have substituted  their judgment for the lender's  judgment and have required that lenders  reinstate  loans or recast  payment  schedules in order to accommodate  borrowers who are suffering  from temporary  financial disability.  In other  cases,  courts  have  limited the right of the lender to  foreclose  if the default under the mortgage  instrument is not monetary,  such as the borrower's failure to adequately maintain the property or the  borrower's  execution  of a second  mortgage  or deed of trust  affecting  the  property.
Finally,  some  courts  have been faced with the issue of whether or not  federal or state  constitutional provisions  reflecting due process  concerns for adequate  notice  require that  borrowers  under deeds of trust or  mortgages  receive  notices in addition  to the  statutorily-prescribed  minimums.  For the most part,  these cases have upheld the notice  provisions as being reasonable or have found that the sale by a trustee under a deed of trust,  or under a mortgage  having a power of sale,  does not involve  sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

         The Cooperative shares owned by the  tenant-stockholder,  together with the rights of the tenant-
stockholder  under the  proprietary  lease or occupancy  agreement,  are pledged to the lender and are, in almost all cases,  subject to  restrictions on transfer as set forth in the  Cooperative's  certificate of incorporation  and by-laws,  as well as in the proprietary lease or occupancy  agreement.  The Cooperative may cancel the proprietary lease or occupancy  agreement,  even while pledged,  for failure by the tenant-
stockholder to pay the obligations or charges owed by the  tenant-stockholder,  including mechanics' liens against  the  Cooperative's  building  incurred  by the  tenant-stockholder.  Generally,  obligations  and charges  arising under a proprietary  lease or occupancy  agreement  which are owed to the Cooperative are made liens upon the shares to which the proprietary  lease or occupancy  agreement  relates.  In addition, the  Cooperative  may  generally  terminate a  proprietary  lease or occupancy  agreement in the event the borrower breaches its covenants in the proprietary  lease or occupancy  agreement.  Typically,  the lender and the  Cooperative  enter into a  recognition  agreement  which,  together  with any  lender  protection provisions  contained  in the  proprietary  lease or  occupancy  agreement,  establishes  the  rights  and obligations of both parties in the event of a default by the  tenant-stockholder  on its obligations under the proprietary lease or occupancy agreement.  A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement will usually  constitute a default under the security  agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the  tenant-stockholder  has defaulted  under the proprietary  lease or occupancy  agreement,  the  Cooperative  will take no action to terminate the lease or agreement  until the lender has been provided with notice of and an  opportunity to cure  the  default.  The  recognition  agreement  typically  provides  that if the  proprietary  lease  or occupancy  agreement is terminated,  the  Cooperative  will  recognize the lender's lien against  proceeds from a sale of the shares and the  proprietary  lease or occupancy  agreement  allocated to the  dwelling, subject,  however,  to the  Cooperative's  right to sums due  under  the  proprietary  lease or  occupancy agreement  or which have  become  liens on the  shares  relating  to the  proprietary  lease or  occupancy agreement.  The  total  amount  owed  to the  Cooperative  by the  tenant-stockholder,  which  the  lender generally  cannot  restrict and does not  monitor,  could  reduce the amount  realized  upon a sale of the collateral  below the  outstanding  principal  balance of the  cooperative  mortgage  loan and accrued and unpaid interest on the loan.

         Recognition  agreements  also  generally  provide  that in the event the lender  succeeds  to the tenant-  shareholder's  shares and  proprietary  lease or  occupancy  agreement as the result of realizing upon its  collateral  for a cooperative  mortgage  loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the  proprietary  lease before  transferring  the
Cooperative  shares or assigning the  proprietary  lease.  The approval or consent is usually based on the prospective  purchaser's  income and net worth,  among other  factors,  and may  significantly  reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the  collateral.  Generally,  the lender is not  limited in any rights it may have to  dispossess the tenant-stockholder.

         Because  of  the  nature  of   cooperative   mortgage   loans,   lenders  do  not   require   the
tenant-stockholder  (i.e.,  the  borrower)  to  obtain  title  insurance  of any type.  Consequently,  the existence of any prior liens or other  imperfections  of title  affecting  the  Cooperative's  building or real estate also may adversely  affect the  marketability  of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York,  foreclosure on the Cooperative  shares is accomplished by public sale in accordance with the  provisions  of  Article  9 of the New  York UCC and the  security  agreement  relating  to those shares.  Article 9 of the New York UCC requires  that a sale be conducted in a  "commercially  reasonable"
manner.  Whether a sale has been conducted in a "commercially  reasonable" manner will depend on the facts in each case. In determining commercial  reasonableness,  a court will look to the notice given the debtor and the  method,  manner,  time,  place  and  terms  of the sale and the  sale  price.  Generally,  a sale conducted  according to the usual  practice of banks selling  similar  collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC  provides  that the  proceeds  of the sale will be applied  first to pay the costs and  expenses  of the sale and then to satisfy the  indebtedness  secured by the  lender's  security
interest.   The  recognition   agreement,   however,   generally  provides  that  the  lender's  right  to
reimbursement  is  subject  to the right of the  Cooperative  corporation  to  receive  sums due under the proprietary  lease or occupancy  agreement.  If there are proceeds  remaining,  the lender must account to the tenant-stockholder for the surplus.  Conversely,  if a portion of the indebtedness remains unpaid, the tenant-stockholder  is generally  responsible for the deficiency.  See  "—Anti-Deficiency  Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

         General.  Repossession  of  manufactured  housing is  governed  by state  law. A few states  have enacted  legislation that requires that the debtor be given an opportunity to cure its default  (typically
30 days to bring the account  current) before  repossession can commence.  So long as a manufactured  home has not become so attached  to real  estate  that it would be treated as a part of the real  estate  under the law of the state  where it is  located,  repossession  of the home in the  event of a  default  by the obligor  generally  will be governed by the UCC (except in  Louisiana).  Article 9 of the UCC provides the statutory  framework  for the  repossession  of  manufactured  housing.  While the UCC as  adopted  by the various states may vary in small particulars,  the general repossession  procedure  established by the UCC is as follows:

1.       Except in those  states  where the  debtor  must  receive  notice of the right to cure a default, repossession  can commence  immediately  upon default without prior notice.  Repossession  may be effected either through  self-help  (peaceable  retaking  without court order),  voluntary  repossession or through judicial  process  (repossession  pursuant  to  court-issued  writ  of  replevin).  The  self-help  and/or voluntary  repossession  methods  are more  commonly  employed,  and are  accomplished  simply by retaking possession  of the  manufactured  home.  In cases in which the  debtor  objects  or  raises a  defense  to repossession,  a court order must be obtained from the appropriate  state court, and the manufactured home must then be  repossessed  in  accordance  with that  order.  Whether the method  employed  is  self-help, voluntary  repossession  or judicial  repossession,  the  repossession  can be  accomplished  either by an actual physical removal of the manufactured  home to a secure location for  refurbishment and resale or by removing the occupants and their belongings from the manufactured  home and maintaining  possession of the manufactured  home on the location where the occupants were residing.  Various  factors may affect whether the  manufactured  home is  physically  removed  or left on  location,  such as the nature and term of the lease of the site on which it is  located  and the  condition  of the unit.  In many  cases,  leaving  the manufactured  home on location is  preferable,  in the event that the home is already set up,  because the expenses of  retaking  and  redelivery  will be saved.  However,  in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.       Once  repossession  has  been  achieved,  preparation  for  the  subsequent  disposition  of  the manufactured  home can  commence.  The  disposition  may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.       Sale proceeds are to be applied first to repossession  expenses  (expenses  incurred in retaking, storage,  preparing for sale to include  refurbishing  costs and selling) and then to  satisfaction of the indebtedness.  While some states impose  prohibitions  or limitations  on deficiency  judgments if the net proceeds  from resale do not cover the full amount of the  indebtedness,  the remainder may be sought from the debtor in the form of a deficiency  judgment in those states that do not prohibit or limit  deficiency judgments.  The  deficiency  judgment  is a  personal  judgment  against  the  debtor  for the  shortfall.
Occasionally,  after resale of a manufactured home and payment of all expenses and indebtedness,  there is a surplus of funds.  In that case, the UCC requires the party suing for the  deficiency  judgment to remit the surplus to the debtor.  Because the defaulting owner of a manufactured  home generally has very little capital or income  available  following  repossession,  a  deficiency  judgment  may not be sought in many cases or, if  obtained,  will be settled at a  significant  discount  in light of the  defaulting  owner's strained financial condition.

         Louisiana  Law.  Any  contract  secured  by a  manufactured  home  located in  Louisiana  will be governed by Louisiana  law rather than Article 9 of the UCC.  Louisiana  laws provide  similar  mechanisms for perfection and  enforcement of security  interests in  manufactured  housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured  home that has been  permanently  affixed to real estate will nevertheless  remain subject to the motor vehicle  registration  laws unless the obligor and any holder of a security  interest in the property  execute and file in the real estate  records for the parish in which the property is located a document  converting  the unit into real property.  A manufactured  home that is converted  into  real  property  but is then  removed  from  its site can be  converted  back to  personal property  governed by the motor  vehicle  registration  laws if the  obligor  executes  and files  various documents in the  appropriate  real estate records and all mortgagees  under real estate  mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured  home remains  subject to the Louisiana  motor vehicle laws,  liens are recorded  on  the  certificate  of  title  by the  motor  vehicle  commissioner  and  repossession  can be accomplished by voluntary consent of the obligor,  executory process (repossession  proceedings which must be  initiated  through  the  courts  but which  involve  minimal  court  supervision)  or a civil suit for possession.  In  connection  with a voluntary  surrender,  the obligor  must be given a full  release from liability for all amounts due under the contract.  In executory  process  repossessions,  a sheriff's sale
(without  court  supervision)  is permitted,  unless the obligor  brings suit to enjoin the sale,  and the lender is prohibited  from seeking a deficiency  judgment  against the obligor unless the lender  obtained an  appraisal  of the  manufactured  home  prior  to the  sale  and the  property  was  sold  for at least two-thirds of its appraised value.

Rights of Redemption

         Single Family,  Multifamily and Commercial  Properties.  The purposes of a foreclosure  action in respect of a  mortgaged  property  is to enable the lender to  realize  upon its  security  and to bar the borrower,  and all  persons  who  have  interests  in the  property  that are  subordinate  to that of the foreclosing  lender,  from exercise of their "equity of redemption".  The doctrine of equity of redemption provides  that,  until the property  encumbered by a mortgage has been sold in accordance  with a properly conducted  foreclosure and foreclosure  sale,  those having  interests that are subordinate to that of the foreclosing  lender  have an equity of  redemption  and may redeem the  property by paying the entire debt with  interest.  Those  having an equity of  redemption  must  generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of  redemption  is a common-law  (non-statutory)  right which should be  distinguished from post-sale statutory rights of redemption.  In some states,  after sale pursuant to a deed of trust or foreclosure  of a mortgage,  the borrower and foreclosed  junior  lienors are given a statutory  period in which to redeem the  property.  In some states,  statutory  redemption  may occur only upon payment of the foreclosure  sale price.  In other states,  redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory  right of  redemption is to diminish the ability of the lender to sell the  foreclosed  property  because the exercise of a right of  redemption  would defeat the title of any purchase  through a foreclosure.  Consequently,  the practical effect of the redemption right is to force the lender to maintain the property  and pay the  expenses of ownership  until the  redemption period has expired.  In some states,  a post-sale  statutory  right of  redemption  may exist  following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured  Homes.  While state laws do not usually require notice to be given to debtors prior to  repossession,  many states do require  delivery of a notice of default  and of the  debtor's  right to cure defaults  before  repossession.  The law in most states also requires that the debtor be given notice of sale  prior to the resale of the home so that the owner may redeem at or before  resale.  In  addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Single  Family,   Multifamily  and  Commercial   Loans.   Some  states  have  imposed   statutory
prohibitions  which limit the  remedies  of a  beneficiary  under a deed of trust or a  mortgagee  under a mortgage.  In some  states  (including  California),  statutes  limit  the  right  of the  beneficiary  or mortgagee to obtain a deficiency  judgment  against the borrower  following  non-judicial  foreclosure  by power of sale. A deficiency  judgment is a personal  judgment  against the former  borrower  equal in most cases to the  difference  between the net amount  realized  upon the public sale of the real  property and the  amount  due to the  lender.  In the case of a mortgage  loan  secured by a property  owned by a trust where the  mortgage  note is  executed on behalf of the trust,  a  deficiency  judgment  against the trust following  foreclosure or sale under a deed of trust,  even if obtainable  under applicable law, may be of little value to the mortgagee or  beneficiary  if there are no trust assets  against which the  deficiency judgment  may be  executed.  Some state  statutes  require the  beneficiary  or  mortgagee  to exhaust the security  afforded  under a deed of trust or  mortgage  by  foreclosure  in an attempt to satisfy the full debt before  bringing a personal action against the borrower.  In other states,  the lender has the option of bringing a personal  action  against the borrower on the debt without  first  exhausting  the security;
however in some of these states,  the lender,  following judgment on the personal action, may be deemed to have  elected a remedy and may be  precluded  from  exercising  remedies  with  respect  to the  security.
Consequently,  the practical effect of the election requirement,  in those states permitting the election, is that lenders will usually  proceed  against the security  first rather than bringing a personal  action against the  borrower.  Finally,  in some  states,  statutory  provisions  limit any  deficiency  judgment against the former borrower  following a foreclosure to the excess of the  outstanding  debt over the fair value of the  property at the time of the public  sale.  The purpose of these  statutes  is  generally  to prevent a  beneficiary  or  mortgagee  from  obtaining  a large  deficiency  judgment  against  the former borrower as a result of low or no bids at the judicial sale.

         Generally,  Article 9 of the UCC  governs  foreclosure  on  Cooperative  Shares  and the  related proprietary lease or occupancy  agreement.  Some courts have interpreted  Article 9 to prohibit or limit a deficiency award in some  circumstances,  including  circumstances where the disposition of the collateral
(which,  in the case of a  cooperative  mortgage  loan,  would be the  shares of the  Cooperative  and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or  prohibiting  deficiency  judgments,  numerous  other federal and state  statutory  provisions,  including the federal  bankruptcy  laws and state laws affording  relief to debtors,  may  interfere  with or affect  the  ability of the  secured  mortgage  lender to  realize  upon collateral or enforce a deficiency  judgment.  For example,  under the federal Bankruptcy Code,  virtually all actions  (including  foreclosure  actions and deficiency  judgment  proceedings) to collect a debt are automatically  stayed upon the filing of the  bankruptcy  petition  and,  often,  no interest or principal payments  are made  during the  course of the  bankruptcy  case.  The delay and the  consequences  thereof caused by the  automatic  stay can be  significant.  Also,  under the  Bankruptcy  Code,  the  filing of a petition  in a  bankruptcy  by or on behalf of a junior  lienor may stay the  senior  lender  from  taking action to foreclose out the junior lien.  Moreover,  with respect to federal  bankruptcy law, a court with federal  bankruptcy  jurisdiction  may  permit  a debtor  through  his or her  Chapter  11 or  Chapter  13 rehabilitative  plan to cure a monetary  default in respect of a mortgage loan on a debtor's  residence by paying  arrearage  within a reasonable  time period and  reinstating  the original  mortgage  loan payment schedule even though the lender  accelerated  the mortgage loan and final judgment of foreclosure had been entered in state court  (provided no sale of the residence  had yet  occurred)  prior to the filing of the debtor's  petition.  Some courts with federal  bankruptcy  jurisdiction have approved plans,  based on the particular  facts of the  reorganization  case,  that  effected  the curing of a mortgage  loan default by paying arrearage over a number of years.

         Courts with federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage loan secured by property of the debtor may be  modified.  These  courts have  allowed  modifications  that include  reducing  the  amount of each  monthly  payment,  changing  the rate of  interest,  altering  the repayment  schedule,  forgiving all or a portion of the debt and reducing the lender's  security  interest to the value of the  residence,  thus leaving the lender a general  unsecured  creditor for the difference between the value of the  residence  and the  outstanding  balance of the loan.  Generally,  however,  the terms of a mortgage  loan  secured  only by a mortgage on real  property  that is the  debtor's  principal residence may not be modified  pursuant to a plan confirmed  pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of  income-producing  multifamily  properties,  federal  bankruptcy law may also have the effect of  interfering  with or affecting the ability of the secured  lender to enforce the borrower's assignment of rents and leases  related to the  mortgaged  property.  Under Section 362 of the  Bankruptcy
Code,  the lender will be stayed from enforcing the  assignment,  and the legal  proceedings  necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax  liens  arising  under  the Code may have  priority  over the lien of a  mortgage  or deed of trust.  In addition,  substantive  requirements  are imposed upon mortgage  lenders in connection with the origination  and the servicing of mortgage loans by numerous  federal and some state  consumer  protection laws. These laws include the federal  Truth-in-Lending  Act, Real Estate Settlement  Procedures Act, Equal
Credit  Opportunity  Act, Fair Credit Billing Act, Fair Credit Reporting Act and related  statutes.  These federal laws impose  specific  statutory  liabilities  upon lenders who originate  mortgage  loans and who fail to comply with the provisions of the law. In some cases,  this liability may affect  assignees of the mortgage loans.

         Contracts.  In addition to the laws limiting or prohibiting deficiency judgments,  numerous other statutory  provisions,  including  federal  bankruptcy  laws and related state laws, may interfere with or affect the ability of a lender to realize  upon  collateral  and/or  enforce a  deficiency  judgment.  For example,  in a Chapter 13 proceeding  under the federal  bankruptcy law, a court may prevent a lender from repossessing  a home,  and,  as  part  of the  rehabilitation  plan,  reduce  the  amount  of the  secured indebtedness  to the market  value of the home at the time of  bankruptcy  (as  determined  by the court), leaving  the  party  providing  financing  as a  general  unsecured  creditor  for  the  remainder  of the indebtedness.  A bankruptcy  court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

         Under CERCLA,  and under state law in some states,  a secured party which takes a deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure sale, or operates a mortgaged  property may become  liable  for the  costs of  cleaning  up  hazardous  substances  regardless  of  whether  they have contaminated  the property.  CERCLA  imposes  strict,  as well as joint and several,  liability on several classes of potentially  responsible  parties,  including  current owners and operators of the property who did not cause or contribute to the  contamination.  Furthermore,  liability under CERCLA is not limited to the original or unamortized  principal  balance of a loan or to the value of the property securing a loan.
Lenders  may be held  liable  under  CERCLA as owners or  operators  unless  they  qualify for the secured creditor  exemption to CERCLA.  This exemption  exempts from the definition of owners and operators  those who,  without  participating  in the  management  of a facility,  hold indicia of  ownership  primarily to protect a security interest in the facility.

         The  Conservation  Act amended,  among other  things,  the  provisions  of CERCLA with respect to lender liability and the secured creditor  exemption.  The Conservation Act offers substantial  protection to lenders  by  defining  the  activities  in which a lender can engage and still have the  benefit of the secured creditor  exemption.  In order for lender to be deemed to have participated in the management of a mortgaged  property,  the lender must actually  participate in the operational  affairs of the property of the  borrower.  The  Conservation  Act  provides  that  "merely  having  the  capacity  to  influence,  or unexercised right to control"  operations does not constitute  participation in management.  A lender will lose the protection of the secured creditor  exemption only if it exercises  decision-making  control over the  borrower's  environmental  compliance and hazardous  substance  handling and disposal  practices,  or assumes day-to-day  management of all operational  functions of the mortgaged  property.  The Conservation
Act also provides that a lender will continue to have the benefit of the secured  creditor  exemption even if it forecloses on a mortgaged  property,  purchases it at a foreclosure  sale or accepts a  deed-in-lieu of foreclosure  provided that the lender seeks to sell the mortgaged property at the earliest  practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose  liability on a secured party which takes a  deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure  sale, or operates a mortgaged  property
on  which  contaminants  other  than  CERCLA  hazardous  substances  are  present,   including  petroleum,
agricultural  chemicals,  hazardous wastes,  asbestos,  radon, and lead-based paint. The cleanup costs may be  substantial.  It is possible that the cleanup costs could become a liability of an issuing  entity and reduce the  amounts  otherwise  distributable  to the  holders of the related  series of  certificates  or notes.  Moreover,  federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the  property  that is the  subject of the  cleanup  costs.  All  subsequent  liens on the property  generally  are  subordinated  to the lien and, in some  states,  even prior  recorded  liens are subordinated  to such lien.  In the latter  states,  the  security  interest  of the  trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally,  many  residential  mortgage  lenders  have not taken  steps to  evaluate  whether contaminants  are present with respect to any mortgaged  property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu  of foreclosure.  Accordingly,  the depositor has not made and will not make the  evaluations  prior to the  origination of the secured  contracts.  Neither the master  servicer nor any servicer  will be required by any  Agreement to undertake  these  evaluations prior to  foreclosure  or  accepting  a  deed-in-lieu  of  foreclosure.  The  depositor  does not make any representations  or  warranties  or  assume  any  liability  with  respect  to the  absence  or  effect of contaminants  on any  related  real  property or any  casualty  resulting  from the  presence or effect of contaminants.  However,  neither the master  servicer nor any  servicer  will be obligated to foreclose on related real property or accept a  deed-in-lieu  of  foreclosure  if it knows or reasonably  believes that there are material  contaminated  conditions  on the  property.  A failure so to foreclose  may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

         In addition,  substantive  requirements  are imposed upon mortgage lenders in connection with the origination  and the servicing of mortgage loans by numerous  federal and some state  consumer  protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate  Settlement  Procedures Act, as
implemented  by Regulation X, Equal Credit  Opportunity  Act, as  implemented by Regulation B, Fair Credit
Billing  Act,  Fair Credit  Reporting  Act and  related  statutes.  These  federal  laws  impose  specific statutory  liabilities  upon  lenders  who  originate  mortgage  loans  and who  fail to  comply  with the provisions  of the law. In some cases,  this  liability  may affect  assignees of the mortgage  loans.  In particular,  an  originator's  failure  to comply  with  certain  requirements  of the  federal  TILA,  as implemented  by  Regulation  Z, could  subject  both  originators  and  assignees of such  obligations  to monetary  penalties  and could  result in obligors'  rescinding  the  mortgage  loans  either  against the originators  or  assignees.  Further,  the failure of the  borrower  to use the correct  form of notice of right to cancel in connection  with  non-purchase  money  transactions  could subject the  originator  and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

         Some of the  mortgage  loans,  known  as High  Cost  Loans,  may be  subject  to  special  rules, disclosure  requirements  and other  provisions  that were added to the federal TILA by the  Homeownership
Act, if such issuing  entity assets were  originated  after October 1, 1995, are not loans made to finance the purchase of the mortgaged  property and have interest rates or origination  costs in excess of certain prescribed  levels. The Homeownership Act requires certain  additional  disclosures,  specifies the timing of those  disclosures and limits or prohibits the inclusion of certain  provisions in mortgages subject to the  Homeownership  Act.  Purchasers  or assignees of any High Cost Loan,  including  any issuing  entity, could be liable  under  federal law for all claims and subject to all  defenses  that the  borrower  could assert  against the  originator of the High Cost Loan under the federal TILA or any other law,  unless the purchaser  or assignee  did not know and could not with  reasonable  diligence  have  determined  that the mortgage loan was subject to the provisions of the Homeownership  Act. Remedies  available to the borrower include monetary  penalties,  as well as rescission  rights if the appropriate  disclosures were not given as required or if the  particular  mortgage  includes  provisions  prohibited by law. The maximum  damages that may be recovered  under these  provisions  from an assignee,  including  the issuing  entity,  is the remaining  amount of  indebtedness  plus the total  amount  paid by the  borrower in  connection  with the mortgage loan.

         In addition to the Homeownership  Act, a number of legislative  proposals have been introduced at the federal,  state and local level that are designed to  discourage  predatory  lending  practices.  Some states have enacted,  or may enact,  laws or  regulations  that prohibit  inclusion of some  provisions in mortgage loans that have interest rates or origination costs in excess of prescribed  levels,  and require that borrowers be given certain  disclosures  prior to the  consummation  of the mortgage  loans.  In some cases,  state  or  local  law  may  impose  requirements  and  restrictions  greater  than  those  in  the
Homeownership  Act. An  originators'  failure to comply with these laws could subject the trust (and other assignees of the mortgage  loans) to monetary  penalties and could result in the borrowers  rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims  against  assignees of High Cost Loans for  violations  of state law  allegedly  committed by the  originator.  Named  defendants  in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the  test  even if the  originator  reasonably  believed  that the test was  satisfied.  Any determination  by a court that the mortgage  loan does not meet the test will result in a violation of the state  anti-predatory  lending  law,  in which case the related  seller will be required to purchase  that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

         Contracts  often contain  provisions  obligating  the obligor to pay late charges if payments are not timely  made.  Federal and state law may  specifically  limit the amount of late  charges  that may be collected.  Under the related pooling and servicing  agreement or servicing  agreement,  late charges will be retained by the master  servicer or servicer as additional  servicing  compensation,  and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general  equitable  principles  upon  repossession  and litigation  involving deficiency  balances.  These  equitable  principles are generally  designed to relieve a consumer from the legal consequences of a default.

         In several  cases,  consumers have asserted that the remedies  provided to secured  parties under the UCC and related  laws violate the due process  protections  provided  under the 14th  Amendment to the
Constitution  of the United  States.  For the most part,  courts have upheld the notice  provisions of the
UCC and related laws as  reasonable  or have found that the  repossession  and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the  effect  of  subjecting  a seller  (and  some  related  creditors  and their assignees) in a consumer  credit  transaction  and any assignee of the creditor to all claims and defenses which the debtor in the  transaction  could assert  against the seller of the goods.  Liability  under the
FTC Rule is limited to the amounts  paid by a debtor on the  Contract,  and the holder of the Contract may also be unable to  collect  amounts  still due under the  Contract.  Most of the  Contracts  in an issuing entity will be subject to the  requirements of the FTC Rule.  Accordingly,  the issuing entity,  as holder of the  Contracts,  will  be  subject  to any  claims  or  defenses  that  the  purchaser  of the  related
Manufactured Home may assert against the seller of the Manufactured  Home,  subject to a maximum liability equal to the amounts paid by the obligor on the  Contract.  If an obligor is  successful  in asserting the claim or defense,  and if the Seller had or should have had knowledge of the claim or defense,  the master servicer  will have the right to require the Seller to  repurchase  the Contract  because of breach of its
Seller's  representation  and warranty  that no claims or defenses  exist that would affect the  obligor's obligation  to make the  required  payments  under the  Contract.  The Seller would then have the right to require  the  originating  dealer to  repurchase  the  Contract  from it and might  also have the right to recover  from the dealer any losses  suffered  by the Seller with  respect to which the dealer  would have been primarily liable to the obligor.

Enforceability of Certain Provisions

         Transfer of Mortgaged  Properties.  Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain  due-on-sale  clauses.  These clauses permit the lender to accelerate the  maturity of the loan if the  borrower  sells,  transfers  or conveys the  property  without the prior consent of the  lender.  The  enforceability  of these  clauses  has been the  subject of  legislation  or litigation in many states,  and in some cases the  enforceability  of these clauses was limited or denied.
However,  Garn-St  Germain Act preempts  state  constitutional,  statutory and case law that prohibits the enforcement of due-on-sale  clauses and permits  lenders to enforce these clauses in accordance with their terms,  subject  to  limited  exceptions.  The  Garn-St  Germain  Act does  "encourage"  lenders to permit assumption  of loans at the  original  rate of interest or at some other rate less than the average of the original rate and the market rate.

         The  Garn-St  Germain  Act also sets forth nine  specific  instances  in which a mortgage  lender covered by the Garn-St Germain Act may not exercise a due-on-sale  clause,  notwithstanding  the fact that a transfer of the property may have  occurred.  These include,  amongst  others,  intra-family  transfers, some  transfers  by  operation  of law,  leases of fewer than  three  years and the  creation  of a junior encumbrance.  Regulations  promulgated  under the Garn-St  Germain Act also  prohibit the  imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest rate below the current  market rate being assumed by the buyer rather than being paid off,  which may have an impact  upon the  average  life of the  mortgage  loans and the number of  mortgage  loans which may be outstanding until maturity.

         Transfer of Manufactured Homes.  Generally,  Contracts contain provisions prohibiting the sale or transfer  of the  related  Manufactured  Home  without  the  consent of the  obligee on the  Contract  and permitting  the  acceleration  of the maturity of the Contracts by the obligee on the Contract upon a sale or  transfer  that is not  consented  to. The master  servicer  will,  or will cause the  servicer  of the
Contract,  to the extent it has knowledge of the conveyance or proposed  conveyance,  to exercise or cause to be exercised its rights to accelerate  the maturity of the related  Contracts  through  enforcement  of due-on-sale  clauses,  subject to  applicable  state law. In some  cases,  the  transfer  may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured  Home as to which the master  servicer or servicer of the  Contract  desires to  accelerate  the  maturity of the related  Contract,  the master  servicer's  or servicer's ability to do so will depend on the enforceability  under state law of the due-on-sale  clause.
The Garn-St Germain Act preempts,  subject to certain  exceptions and conditions,  state laws  prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes.  Consequently,  in some cases the master  servicer  or servicer  may be  prohibited  from  enforcing  a  due-on-sale  clause in respect of a
Manufactured Home.

         Late Payment Charges and Prepayment  Restrictions.  Notes and mortgages,  as well as manufactured housing  conditional  sales  contracts  and  installment  loan  agreements,  may contain  provisions  that obligate the  borrower to pay a late charge or  additional  interest if payments are not timely made,  and in some circumstances,  may prohibit prepayments for a specified period and/or condition  prepayments upon the borrower's  payment of prepayment fees or yield maintenance  penalties.  In some states,  there are or may be  specific  limitations  upon the late  charges  which a lender  may  collect  from a  borrower  for delinquent  payments or the amounts that a lender may collect from a borrower as an  additional  charge if the loan is prepaid even when the loans  expressly  provide for the collection of those charges.  Although the Parity Act permits the  collection of prepayment  charges and late fees in connection  with some types of eligible  loans  preempting  any contrary  state law  prohibitions,  some states may not  recognize the preemptive  authority of the Parity Act or have formally  opted out of the Parity Act. As a result,  it is possible  that  prepayment  charges and late fees may not be collected  even on loans that provide for the payment of those charges  unless  otherwise  specified in the related  prospectus  supplement.  The master servicer or another entity  identified in the accompanying  prospectus  supplement will be entitled to all prepayment  charges  and late  payment  charges  received  on the  loans  and  those  amounts  will not be available for payment on the bonds.  The Office of Thrift  Supervision  (OTS), the agency that administers the Parity Act for  unregulated  housing  creditors,  withdrew its favorable  Parity Act  regulations  and
Chief Counsel Opinions that previously  authorized  lenders to charge prepayment  charges and late fees in certain  circumstances  notwithstanding  contrary state law, effective with respect to loans originated on or after July 1, 2003.  However,  the OTS's ruling does not  retroactively  affect loans originated before
July 1, 2003.

Subordinate Financing

         When the  mortgagor  encumbers  mortgaged  property  with one or more  junior  liens,  the senior lender is subjected to additional risk.  First,  the mortgagor may have difficulty  servicing and repaying multiple loans. In addition,  if the junior loan permits  recourse to the mortgagor (as junior loans often
do) and the senior  loan does not, a  mortgagor  may be more  likely to repay sums due on the junior  loan than those on the senior loan.  Second,  acts of the senior  lender that  prejudice  the junior  lender or impair the junior  lender's  security  may create a  superior  equity in favor of the junior  lender.  For example,  if the mortgagor  and the senior  lender agree to an increase in the principal  amount of or the interest  rate  payable  on the senior  loan,  the senior  lender may lose its  priority  to the extent an existing  junior  lender is harmed or the  mortgagor is  additionally  burdened.  Third,  if the mortgagor defaults on the senior loan and/or any junior loan or loans,  the  existence  of junior  loans and actions taken by junior  lenders can impair the security  available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover,  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

         The issuing entity assets may also consist of installment  sales contracts.  Under an installment contract  the seller  (referred to in this section as the  "lender")  retains  legal title to the property and enters into an agreement with the purchaser  (referred to in this section as the  "borrower")  for the payment of the purchase price, plus interest,  over the term of the contract.  Only after full performance by the  borrower of the  installment  contract is the lender  obligated to convey title to the property to the  purchaser.  As with  mortgage  or  deed of  trust  financing,  during  the  effective  period  of the installment  contract,  the borrower is generally  responsible  for the  maintaining  the property in good condition and for paying real estate taxes,  assessments  and hazard  insurance  premiums  associated with the property.

         The method of  enforcing  the  rights of the lender  under an  installment  contract  varies on a state-by-  state basis  depending  upon the extent to which state courts are willing,  or able pursuant to state  statute,  to  enforce  the  contract  strictly  according  to its terms.  The terms of  installment contracts  generally  provide that upon a default by the borrower,  the borrower loses his or her right to occupy the property,  the entire  indebtedness  is accelerated and the buyer's  equitable  interest in the property is  forfeited.  The lender in this  situation  is not  required to  foreclose  in order to obtain title to the  property,  although in some cases a quiet title action is in order if the borrower has filed the  installment  contract  in local land  records and an  ejectment  action may be  necessary  to recover possession.  In a few  states,  particularly  in cases of  borrower  default  during the early years of an installment  contract,  the courts  will  permit  ejectment  of the buyer and a  forfeiture  of his or her interest  in the  property.  However,  most  state  legislatures  have  enacted  provisions  by analogy to mortgage law protecting  borrowers under installment  contracts from the harsh consequences of forfeiture.
Under these statutes,  a judicial or nonjudicial  foreclosure may be required,  the lender may be required to give notice of default and the borrower may be granted some grace period  during which the  installment contract  may be  reinstated  upon full  payment  of the  defaulted  amount  and the  borrower  may have a post-foreclosure  statutory  redemption  right.  In other  states,  courts in equity may permit a borrower with significant  investment in the property under an installment  contract for the sale of real estate to share in the proceeds of sale of the property  after the  indebtedness  is repaid or may otherwise  refuse to enforce the forfeiture  clause.  Nevertheless,  the lender's  procedures  for obtaining  possession and clear title under an  installment  contract  in a given  state are  simpler  and less time  consuming  and costly than are the procedures for foreclosing  and obtaining clear title to a property  subject to one or more liens.

Applicability of Usury Laws

         Title V  provides  that state  usury  limitations  shall not apply to some  types of  residential first mortgage  loans  originated by some lenders after March 31,1980.  A similar  federal  statute was in effect with  respect to mortgage  loans made during the first three  months of 1980.  The Office of Thrift
Supervision  is  authorized  to issue  rules and  regulations  and to  publish  interpretations  governing implementation  of Title V.  The  statute  authorized  any  state to  reimpose  interest  rate  limits  by adopting,  before April 1, 1983, a law or constitutional  provision which expressly rejects application of the federal law. In addition,  even where Title V is not so rejected,  any state is  authorized by the law to adopt a provision  limiting  discount  points or other  charges on mortgage  loans  covered by Title V.
Some  states have taken  action to reimpose  interest  rate  limits or to limit  discount  points or other charges.

         Title V also provides that,  subject to the following  conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on some  kinds of  Manufactured  Housing.  Contracts would  be  covered  if they  satisfy  conditions  including,  among  other  things,  terms  governing  any prepayments,  late charges and deferral fees and  requiring a 30-day  notice  period prior to  instituting any  action  leading  to  repossession  of or  foreclosure  with  respect  to the  related  unit.  Title V authorized  any state to reimpose  limitations on interest  rates and finance  charges by adopting  before
April 1,1983 a law or  constitutional  provision which expressly  rejects  application of the federal law.
Fifteen  states  adopted this type of law prior to the April  1,1983  deadline.  In  addition,  even where
Title V was not so rejected,  any state is  authorized by the law to adopt a provision  limiting  discount points or other  charges  on loans  covered by Title V. In any state in which  application  of Title V was expressly  rejected  or a  provision  limiting  discount  points or other  charges  has been  adopted,  no
Contract which imposes  finance  charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

         Usury  limits  apply to junior  mortgage  loans in many states.  Any  applicable  usury limits in effect at origination  will be reflected in the maximum  mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As  indicated  above under "The  Mortgage  Pools—Representations  by  Sellers,"  each Seller of a mortgage  loan will have  represented  that the  mortgage  loan was  originated  in  compliance  with then applicable  state laws,  including usury laws, in all material  respects.  However,  the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative  mortgage  instruments,  including adjustable rate mortgage loans and early ownership mortgage  loans,  originated by  non-federally  chartered  lenders  historically  have been subjected to a variety of  restrictions.  The  restrictions  differed from state to state,  resulting in  difficulties in determining whether a particular  alternative mortgage instrument  originated by a state-chartered  lender was in compliance with applicable law. These  difficulties  were alleviated  substantially  as a result of the enactment of Title VIII.  Title VIII  provides  that,  notwithstanding  any state law to the contrary,
(1) state-chartered  banks may originate  alternative  mortgage instruments in accordance with regulations promulgated  by the  Comptroller  of the Currency  with respect to  origination  of  alternative  mortgage instruments  by national  banks,  (2)  state-chartered  credit unions may originate  alternative  mortgage instruments in accordance with regulations  promulgated by the National Credit Union  Administration  with respect to  origination of alternative  mortgage  instruments by federal credit unions,  and (3) all other non-federally  chartered  housing  creditors,  including  state-chartered  savings and loan  associations, state-chartered  savings banks and mutual  savings  banks and mortgage  banking  companies,  may originate alternative mortgage  instruments in accordance with the regulations  promulgated by the Federal Home Loan
Bank Board,  predecessor to the Office of Thrift  Supervision,  with respect to origination of alternative mortgage  instruments  by federal  savings and loan  associations.  Title VIII provides that any state may reject  applicability  of the  provisions  of Title VIII by adopting,  prior to October 15, 1985, a law or constitutional  provision expressly rejecting the applicability of the provisions.  Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits are pending in the United States  alleging  personal injury from exposure to the  chemical  formaldehyde,  which  is  present  in many  building  materials,  including  components  of manufactured  housing  such as plywood  flooring  and wall  paneling.  Some of these  lawsuits are pending against  manufacturers of manufactured  housing,  suppliers of component parts, and related persons in the distribution  process.  The depositor is aware of a limited number of cases in which  plaintiffs  have won judgments in these lawsuits.

         Under the FTC Rule,  which is described above under  "Consumer  Protection  Laws",  the holder of any  Contract  secured  by a  Manufactured  Home  with  respect  to which a  formaldehyde  claim  has been successfully  asserted  may be liable to the  obligor  for the amount  paid by the  obligor on the related
Contract and may be unable to collect  amounts  still due under the  Contract.  In the event an obligor is successful in asserting  this claim,  the related  securityholders  could suffer a loss if (1) the related
Seller  fails or cannot be required to  repurchase  the affected  Contract for a breach of  representation and warranty and (2) the master  servicer,  servicer of the Contract or the trustee were  unsuccessful  in asserting  any  claim of  contribution  or  subornation  on  behalf  of the  securityholders  against  the manufacturer  or other  persons  who were  directly  liable  to the  plaintiff  for the  damages.  Typical products  liability  insurance  policies held by  manufacturers  and component  suppliers of  manufactured homes may not cover liabilities  arising from formaldehyde in manufactured  housing,  with the result that recoveries from these  manufacturers,  suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

         Under  the  terms  of the  Relief  Act,  a  mortgagor  who  enters  military  service  after  the origination  of the  mortgagor's  mortgage loan  (including a mortgagor  who was in reserve  status and is called to active duty after  origination of the mortgage  loan),  may not be charged  interest  (including fees and  charges)  above an annual rate of 6% during the period of the  mortgagor's  active duty  status, unless a court orders otherwise upon  application of the lender.  The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force,  Marines,  National Guard,  Reserves,  Coast Guard, and officers of the U.S.  Public Health Service  assigned to duty with the military.  Because the Relief Act applies to mortgagors  who enter  military  service,  including  reservists  who are  called to  active  duty,  after origination of the related  mortgage  loan, no information  can be provided as to the number of loans that may be affected by the Relief Act.  With  respect to any  mortgage  loan subject to the Relief Act with an interest rate in excess of 6% per annum,  application  of the Relief Act would  adversely  affect,  for an indeterminate  period of time,  the ability of the master  servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest  collections  resulting from the  application of the Relief Act or similar  legislation or  regulations,  which would not be  recoverable  from the related mortgage  loans,  would result in a reduction of the amounts  distributable  to the holders of the related securities,  and would not be covered by advances by the master servicer,  any servicer or other entity or by any form of credit  enhancement  provided in connection  with the related series of securities,  unless described  in the  prospectus  supplement.  In  addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to foreclose on an affected  single  family loan or enforce  rights under a Contract  during the  mortgagor's  period of active duty status,  and,  under some circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief
Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default,  there may be delays  in  payment  and  losses on the  related  securities  in  connection  therewith.  Any other interest  shortfalls,  deferrals or forgiveness  of payments on the mortgage loans  resulting from similar legislation or regulations  may result in delays in payments or losses to  securityholders  of the related series.

         Certain  states have  enacted or may enact their own versions of the Relief Act which may provide for more enhanced  consumer  protection  provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

         Federal law  provides  that  property  owned by persons  convicted of  drug-related  crimes or of criminal  violations  of RICO can be seized by the  government  if the  property was used in, or purchased with the proceeds of, these crimes.  Under  procedures  contained in the Crime Control Act, the government may seize the property  even before  conviction.  The  government  must publish  notice of the  forfeiture proceeding  and may give  notice to all  parties  "known to have an  alleged  interest  in the  property", including the holders of mortgage loans.

         A lender may avoid  forfeiture of its interest in the property if it  establishes  that:  (1) its mortgage was executed and recorded  before  commission of the crime upon which the forfeiture is based, or
(2) the lender was, at the time of execution of the mortgage,  "reasonably  without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

         Some of the  mortgage  loans may be secured by  mortgages  or deeds of trust  which are junior to senior  mortgages  or  deeds  of trust  which  are not  part of the  issuing  entity.  The  rights  of the securityholders,  as mortgagee  under a junior  mortgage,  are subordinate to those of the mortgagee under the senior  mortgage,  including the prior rights of the senior  mortgagee to receive hazard insurance and condemnation  proceeds  and to cause the property  securing  the mortgage  loan to be sold upon default of the mortgagor,  which may extinguish the junior  mortgagee's lien unless the junior mortgagee  asserts its subordinate  interest in the property in foreclosure  litigation and, in some cases, either reinitiates or satisfies the defaulted  senior loan or loans. A junior  mortgagee may satisfy a defaulted  senior loan in full or, in some states,  may cure the default and bring the senior loan current  thereby  reinstating the senior loan,  in either event usually  adding the amounts  expended to the balance due on the junior loan.
In most states,  absent a provision in the mortgage or deed of trust,  no notice of default is required to be given to a junior  mortgagee.  Where  applicable  law or the terms of the  senior  mortgage  or deed of trust do not require  notice of default to the junior  mortgagee,  the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard  form of the mortgage or deed of trust used by most  institutional  lenders  confers on the mortgagee the right both to receive all proceeds  collected under any hazard  insurance  policy and all awards made in connection with condemnation  proceedings,  and to apply the proceeds and awards to any indebtedness  secured by the mortgage or deed of trust,  in the order the mortgagee may  determine.  Thus, in the event  improvements on the property are damaged or destroyed by fire or other  casualty,  or in the event the  property is taken by  condemnation,  the  mortgagee  or  beneficiary  under  underlying  senior mortgages  will have the prior right to collect any insurance  proceeds  payable under a hazard  insurance policy  and any  award of  damages  in  connection  with  the  condemnation  and to apply  the same to the indebtedness  secured  by the  senior  mortgages.  Proceeds  in  excess of the  amount of senior  mortgage indebtedness,  in most  cases,  may be applied to the  indebtedness  of junior  mortgages  in the order of their priority.

         Another  provision  sometimes  found  in the  form  of the  mortgage  or deed  of  trust  used by institutional  lenders obligates the mortgagor to pay before  delinquency all taxes and assessments on the property  and,  when due,  all  encumbrances,  charges  and liens on the  property  which are prior to the mortgage or deed of trust,  to provide and  maintain  fire  insurance  on the  property,  to maintain  and repair  the  property  and not to commit or permit  any waste  thereof,  and to appear in and  defend  any action  or  proceeding  purporting  to affect  the  property  or the  rights  of the  mortgagee  under the mortgage.  Upon a  failure  of the  mortgagor  to  perform  any of these  obligations,  the  mortgagee  or beneficiary is given the right under some  mortgages or deeds of trust to perform the  obligation  itself, at its  election,  with the  mortgagor  agreeing to reimburse  the  mortgagee for any sums expended by the mortgagee  on behalf of the  mortgagor.  All sums so  expended  by a senior  mortgagee  become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

         A notable case  decided by the United  States Court of Appeals,  First  Circuit,  held that state restrictions  on the  compounding  of interest are not  preempted by the  provisions of the DIDMC and as a result,  a mortgage  loan that provided for negative  amortization  violated New  Hampshire's  requirement that first mortgage  loans provide for  computation of interest on a simple  interest  basis.  The holding was limited to the effect of DIDMC on state laws  regarding the  compounding of interest and the court did not address the  applicability  of the Parity Act, which authorizes  lender to make  residential  mortgage loans that provide for negative  amortization.  The First Circuit's  decision is binding authority only on
Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                                     FEDERAL INCOME TAX CONSEQUENCES

General

         The following  discussion  is the opinion of Thacher  Proffitt & Wood llp,  Orrick,  Herrington &
Sutcliffe  LLP and  Greenberg  Traurig,  LLP counsel to the  depositor,  with  respect to the  anticipated material  federal  income  tax  consequences  of  the  purchase,  ownership  and  disposition  of  offered securities  offered under this prospectus and the prospectus  supplement  insofar as it relates to matters of law or legal  conclusions with respect thereto.  This discussion is directed solely to  securityholders that hold the  securities  as capital  assets  within the meaning of Section 1221 of the Code and does not purport  to  discuss  all  federal  income  tax  consequences  that may be  applicable  to the  individual circumstances of particular  categories of investors,  some of which (such as banks,  insurance  companies and foreign  investors) may be subject  special  treatment  under the Code.  Further,  the  authorities on which this  discussion,  and the opinion  referred to below,  are based are subject to change or differing interpretations,  which could apply retroactively.  Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax  consequences  discussed below,  and no  assurance  can be given  that the IRS will not  take  contrary  positions.  Taxpayers  and preparers of tax returns  (including  those filed by any REMIC or other issuer) should be aware that under applicable  Treasury  regulations  a provider of advice on  specific  issues of law is not  considered  an income tax return  preparer  unless the advice (1) is given with  respect to events that have  occurred at the time the  advice is  rendered  and is not given  with  respect  to the  consequences  of  contemplated actions,  and (2) is directly  relevant  to the  determination  of an entry on a tax return.  Accordingly, taxpayers  are  encouraged  to consult  their own tax  advisors  and tax return  preparers  regarding  the preparation of any item on a tax return,  even where the  anticipated  tax treatment has been discussed in this  prospectus.  In  addition to the  federal  income tax  consequences  described  in this  prospectus, potential  investors  are  encouraged  to consider  the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the  securities.  See "State and Other Tax  Consequences"  in this prospectus.

         The following discussion addresses securities of four general types:

         1.       REMIC  Certificates  representing  interests in an issuing entity, or a portion thereof, that the REMIC  Administrator  will elect to have  treated as one or more REMICs  under the REMIC
         Provisions of the Code,

         2.       notes  representing  indebtedness  of an  issuing  entity as to which no REMIC  election will be made,

         3.       Grantor Trust  Certificates  representing  interests in a Grantor Trust Fund as to which no REMIC election will be made, and

         4.       securities  representing an ownership  interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The  prospectus  supplement  for each series of  certificates  will indicate  whether a REMIC election (or elections)  will be made for the  related  issuing  entity  and,  if this  election  is to be  made,  will identify  all  "regular  interests"  and  "residual  interests"  in the REMIC.  For  purposes  of this tax discussion,  references to a  "securityholder,"  "certificateholder"  or a "holder" are to the  beneficial owner of a security or certificate, as the case may be.

         The  prospectus  supplement  for each series of securities  will indicate  which of the foregoing treatments  will apply to that series.  In addition,  if a  Partnership  Structure is being used,  the tax treatment of such structure will be described in the related prospectus supplement.

         The  following  discussion  is based in part  upon the OID  Regulations  and in part  upon  REMIC
Regulations.  The OID  Regulations do not adequately  address  issues  relevant to securities  such as the offered  securities.  In some  instances,  the OID  Regulations  provide that they are not  applicable  to securities such as the offered securities.

REMICS

         Classification  of REMICS.  On or prior to the date of the  related  prospectus  supplement  with respect to the  proposed  issuance of each series of REMIC  Certificates,  any of Thacher  Proffitt & Wood
llp,  Orrick,  Herrington  & Sutcliffe  LLP or  Greenberg  Traurig  LLP, as counsel to the  depositor,  or another law firm identified in the related  prospectus  supplement,  will deliver its opinion generally to the effect that, assuming  compliance with all provisions of the related pooling and servicing  agreement, for federal income tax purposes,  the related  issuing entity (or each  applicable  portion  thereof) will qualify  as a REMIC  and the REMIC  Certificates  offered  with  respect  thereto  will be  considered  to evidence ownership of REMIC Regular  Certificates or REMIC Residual  Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity  electing  to be treated as a REMIC  fails to comply with one or more of the ongoing requirements  of the Code for status as a REMIC  during  any  taxable  year,  the Code  provides  that the entity  will not be  treated as a REMIC for that year and  thereafter.  In that  event,  the entity may be taxable as a  corporation  under  Treasury  regulations,  and the related  REMIC  Certificates  may not be accorded  the  status or given  the tax  treatment  described  below.  Although  the Code  authorizes  the
Treasury  Department to issue regulations  providing relief in the event of an inadvertent  termination of
REMIC status,  no such  regulations  have been issued.  Any such relief,  moreover,  may be accompanied by sanctions,  such as the  imposition of a corporate  tax on all or a portion of the REMIC's  income for the period in which the  requirements  for status as a REMIC are not  satisfied.  The  pooling  and  servicing agreement  with respect to each REMIC will  include  provisions  designed to maintain the related  issuing entity's  status as a REMIC  under the REMIC  Provisions.  It is not  anticipated  that the  status of any issuing entity as a REMIC will be inadvertently terminated.

         Characterization  of Investments in REMIC Certificates.  In general,  the REMIC Certificates will be "real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Code and assets  described in
Section  7701(a)(19)(C)  of the Code in the same  proportion  that the assets of the REMIC  underlying the certificates would be so treated.  Moreover,  if 95% or more of the assets of the REMIC qualify for any of the foregoing  treatments at all times during a calendar  year,  the REMIC  Certificates  will qualify for the  corresponding  status in their entirety for that calendar year.  Interest  (including  original issue discount)  on the  REMIC  Regular  Certificates  and  income  allocated  to the  class of  REMIC  Residual
Certificates  will be  interest  described  in Section  856(c)(3)(B)  of the Code to the  extent  that the certificates  are treated as "real estate assets" within the meaning of Section  856(c)(4)(A) of the Code.
In addition,  the REMIC Regular  Certificates will be "qualified  mortgages" within the meaning of Section
860G(a)(3)  of the Code if  transferred  to another  REMIC on its startup  day in exchange  for regular or residual interests  therein.  The determination as to the percentage of the REMIC's assets that constitute assets  described  in the  foregoing  sections  of the Code will be made  with  respect  to each  calendar quarter  based on the average  adjusted  basis of each category of the assets held by the REMIC during the calendar quarter.  The REMIC Administrator will report those determinations to  certificateholders  in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include,  in addition to mortgage loans,  payments on mortgage loans held  pending  distribution  on the REMIC  Certificates  and any  property  acquired by  foreclosure  held pending sale, and may include  amounts in reserve  accounts.  It is unclear whether  property  acquired by foreclosure  held  pending  sale and amounts in reserve  accounts  would be  considered  to be part of the mortgage  loans,  or whether the assets (to the extent not invested in assets  described in the  foregoing sections)  otherwise  would  receive the same  treatment as the mortgage  loans for purposes of all of the
Code sections mentioned in the immediately  preceding paragraph.  In addition,  in some instances mortgage loans may not be treated  entirely as assets  described in the foregoing  sections of the Code. If so, the related  prospectus  supplement  will  describe the mortgage  loans that may not be so treated.  The REMIC
Regulations  do  provide,  however,  that cash  received  from  payments on  mortgage  loans held  pending distribution  is considered  part of the mortgage loans for purposes of Section  856(c)(4)(A) of the Code.
Furthermore,  foreclosure  property will qualify as "real estate assets" under Section 856(c)(4)(A) of the
Code.

         Tiered REMIC Structures.  For some series of REMIC  Certificates,  two or more separate elections may be made to treat  designated  portions of the related  issuing entity as REMICs for federal income tax purposes.  As to each such  series of REMIC  Certificates,  in the  opinion of  counsel to the  depositor, assuming  compliance  with all  provisions  of the related  pooling and servicing  agreement,  each of the
REMICs in that issuing  entity will qualify as a REMIC and the REMIC  Certificates  issued by these REMICs will be considered to evidence ownership of REMIC Regular  Certificates or REMIC Residual  Certificates in
the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining  whether the REMIC  Certificates  will be "real estate assets"
within  the  meaning of Section  856(c)(4)(A)  of the Code,  and  "loans  secured by an  interest  in real property"  under  Section  7701(a)(19)(C)  of the Code,  and  whether  the income on the  certificates  is interest  described in Section  856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General.  Except as otherwise  stated in this  discussion,  REMIC  Regular  Certificates  will be treated  for federal  income tax  purposes as debt  instruments  issued by the REMIC and not as  ownership interests in the REMIC or its assets.  Moreover,  holders of REMIC  Regular  Certificates  that  otherwise report  income under a cash method of  accounting  will be required to report income with respect to REMIC
Regular Certificates under an accrual method.

         Original  Issue  Discount.  A REMIC  Regular  Certificate  may be  issued  with  "original  issue discount"  within the meaning of Section  1273(a) of the Code.  Any holder of a REMIC Regular  Certificate issued with original  issue  discount  generally  will be required to include  original  issue discount in income as it accrues,  in accordance with the "constant  yield" method  described below, in advance of the receipt of the cash  attributable  to that income.  In addition,  Section  1272(a)(6) of the Code provides special  rules  applicable  to REMIC  Regular  Certificates  and some other debt  instruments  issued with original issue discount. Regulations have not been issued under that section.

         The Code  requires  that a  reasonable  prepayment  assumption  be used with  respect to mortgage loans held by a REMIC in computing the accrual of original  issue  discount on REMIC Regular  Certificates issued by that REMIC,  and that  adjustments be made in the amount and rate of accrual of that discount to reflect  differences  between the actual  prepayment  rate and the prepayment  assumption.  The prepayment assumption is to be  determined in a manner  prescribed  in Treasury  regulations;  as noted above,  those regulations  have not been issued.  The Committee  Report indicates that the regulations will provide that the prepayment  assumption used with respect to a REMIC Regular  Certificate must be the same as that used in pricing the initial  offering of the REMIC  Regular  Certificate.  The  Prepayment  Assumption  used in reporting  original issue discount for each series of REMIC Regular  Certificates  will be consistent with this  standard  and  will  be  disclosed  in the  related  prospectus  supplement.  However,  none  of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue  discount,  if any, on a REMIC Regular  Certificate  will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of a particular class of REMIC
Regular  Certificates  will be the  first  cash  price  at which a  substantial  amount  of REMIC  Regular
Certificates of that class is sold (excluding  sales to bond houses,  brokers and  underwriters).  If less than a  substantial  amount of a particular  class of REMIC  Regular  Certificates  is sold for cash on or prior to the Closing  Date,  the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations,  the stated  redemption price of a REMIC Regular  Certificate is  equal to the  total  of all  payments  to be made on the  certificate  other  than  "qualified  stated
interest."  "Qualified  stated  interest" is interest that is  unconditionally  payable at least  annually
(during the entire term of the  instrument) at a single fixed rate, or at a "qualified  floating rate," an
"objective  rate," a combination of a single fixed rate and one or more "qualified  floating rates" or one
"qualified  inverse  floating rate," or a combination of "qualified  floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular  Certificates  bearing adjustable  interest rates, the determination of the total  amount  of  original  issue  discount  and the  timing of the  inclusion  thereof  will vary according to the characteristics of the REMIC Regular  Certificates.  If the original issue discount rules apply to the  certificates in a particular  series,  the related  prospectus  supplement will describe the manner in which these rules will be applied with respect to the  certificates  in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest  payment on a REMIC Regular  Certificate may be made more than one month after the date of issuance,  which is a period longer than the subsequent  monthly  intervals  between  interest payments.  Assuming the "accrual  period" (as defined  below) for original  issue discount is each monthly period that ends on the day prior to each  distribution  date,  in some cases,  as a  consequence  of this
"long first accrual  period,"  some or all interest  payments may be required to be included in the stated
redemption  price of the REMIC Regular  Certificate and accounted for as original issue discount.  Because interest  on REMIC  Regular  Certificates  must in any event be  accounted  for under an  accrual  method, applying this analysis  would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition,  if the accrued interest to be paid on the first  distribution date is computed with respect to a period that begins  prior to the Closing  Date,  a portion of the  purchase  price paid for a
REMIC Regular  Certificate will reflect the accrued interest.  In such cases,  information  returns to the certificateholders  and the IRS will be based on the position that the portion of the purchase  price paid for the  interest  accrued  with  respect to periods  prior to the Closing  Date is treated as part of the overall  cost of the  REMIC  Regular  Certificate  (and  not as a  separate  asset  the  cost of  which is recovered  entirely  out of  interest  received  on the next  distribution  date) and that  portion of the interest  paid on the  first  distribution  date in  excess  of  interest  accrued  for a  number  of days corresponding  to the  number  of days from the  Closing  Date to the first  distribution  date  should be included in the stated  redemption price of the REMIC Regular  Certificate.  However,  the OID Regulations
state that all or some  portion of the  accrued  interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date.  It is unclear how an election  to do so would be made under the OID  Regulations  and whether  such an  election  could be made unilaterally by a certificateholder.

         Notwithstanding  the general definition of original issue discount,  original issue discount on a
REMIC  Regular  Certificate  will be  considered  to be de  minimis if it is less than 0.25% of the stated
redemption  price of the REMIC  Regular  Certificate  multiplied by its weighted  average  life.  For this purpose,  the weighted  average life of a REMIC Regular  Certificate is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the REMIC Regular  Certificate, by  multiplying  (1) the number of complete  years  (rounding  down for partial years) from the issue date until that payment is expected to be made  (presumably  taking into account the Prepayment  Assumption) by
(2) a fraction,  the numerator of which is the amount of the payment,  and the denominator of which is the stated  redemption  price at  maturity  of the  REMIC  Regular  Certificate.  Under  the OID  Regulations,
original  issue  discount of only a de minimis  amount  (other  than de minimis  original  issue  discount attributable to a so-called  "teaser"  interest rate or an initial  interest  holiday) will be included in income as each  payment  of stated  principal  is made,  based on the  product  of the total  amount of de minimis original issue discount  attributable to that  certificate and a fraction,  the numerator of which is the amount of the principal  payment and the denominator of which is the outstanding  stated  principal amount of the REMIC Regular  Certificate.  The OID Regulations  also would permit a  certificateholder  to elect to accrue de minimis  original  issue  discount  into  income  currently  based on a constant  yield method. See "REMICS—Taxation of Owners of REMIC Regular  Certificates—Market  Discount" in this prospectus for a description of this election under the OID Regulations.

         If original  issue discount on a REMIC Regular  Certificate is in excess of a de minimis  amount, the holder of the  certificate  must include in ordinary  gross income the sum of the "daily  portions" of original  issue  discount  for each day  during  its  taxable  year on  which  it held the  REMIC  Regular
Certificate,  including the purchase date but excluding the  disposition  date. In the case of an original holder of a REMIC Regular  Certificate,  the daily  portions of original issue discount will be determined as follows.

         As to each  "accrual  period," that is, each period that ends on a date that  corresponds  to the day prior to each  distribution  date and  begins on the first day  following  the  immediately  preceding accrual period (or in the case of the first such period,  begins on the Closing Date), a calculation  will be made of the  portion of the  original  issue  discount  that  accrued  during the accrual  period.  The portion of original issue  discount that accrues in any accrual  period will equal the excess,  if any, of
(1) the sum of (a) the present value,  as of the end of the accrual  period,  of all of the  distributions remaining  to be  made  on the  REMIC  Regular  Certificate,  if  any,  in  future  periods  and  (b)  the distributions  made on the REMIC Regular  Certificate during the accrual period of amounts included in the stated  redemption  price,  over (2) the  adjusted  issue price of the REMIC  Regular  Certificate  at the beginning of the accrual  period.  The present  value of the  remaining  distributions  referred to in the preceding  sentence will be calculated (1) assuming that  distributions  on the REMIC Regular  Certificate will be received  in future  periods  based on the  mortgage  loans  being  prepaid at a rate equal to the
Prepayment  Assumption,  (2)  using a  discount  rate  equal  to the  original  yield to  maturity  of the certificate and (3) taking into account events  (including  actual  prepayments) that have occurred before the close of the accrual  period.  For these  purposes,  the original yield to maturity of the certificate will be calculated  based on its issue price and assuming that  distributions  on the certificate  will be made in all accrual  periods based on the mortgage  loans being prepaid at a rate equal to the  Prepayment
Assumption.  The  adjusted  issue price of a REMIC  Regular  Certificate  at the  beginning of any accrual period  will equal the issue  price of the  certificate,  increased  by the  aggregate  amount of original issue discount that accrued with respect to the certificate in prior accrual  periods,  and reduced by the amount of any  distributions  made on the certificate in prior accrual periods of amounts  included in the stated  redemption  price.  The original issue discount  accruing during any accrual  period,  computed as described  above,  will be allocated  ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent  purchaser of a REMIC  Regular  Certificate  that  purchases a  certificate  that is treated as having been issued with original  issue  discount at a cost  (excluding any portion of the cost attributable to accrued  qualified stated  interest) less than its remaining stated  redemption price will also be required  to include in gross  income the daily  portions  of any  original  issue  discount  with respect  to the  certificate.  However,  each  such  daily  portion  will be  reduced,  if the cost of the certificate  is in excess of its  "adjusted  issue  price," in proportion to the ratio the excess bears to the  aggregate  original  issue  discount  remaining to be accrued on the REMIC Regular  Certificate.  The adjusted  issue price of a REMIC Regular  Certificate  on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first  accrual  period,  the issue  price) of the  certificate  at the beginning  of the accrual  period which  includes  that day and (2) the daily  portions of original  issue discount for all days during the accrual period prior to that day.

         Market  Discount.  A  certificateholder  that  purchases a REMIC Regular  Certificate at a market discount,  that is, in the case of a REMIC Regular Certificate issued without original issue discount,  at a purchase  price less than its  remaining  stated  principal  amount,  or in the case of a REMIC  Regular
Certificate  issued with original issue  discount,  at a purchase price less than its adjusted issue price will  recognize  gain  upon  receipt  of  each  distribution  representing  stated  redemption  price.  In particular,  under  Section  1276 of the Code  such a  certificateholder  generally  will be  required  to allocate the portion of each  distribution  representing  stated  redemption price first to accrued market discount  not  previously  included  in  income,  and to  recognize  ordinary  income  to that  extent.  A certificateholder  may elect to include  market  discount in income  currently  as it accrues  rather than including it on a deferred  basis in accordance  with the  foregoing.  If made, the election will apply to all  market  discount  bonds  acquired  by the  certificateholder  on or after  the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations permit a  certificateholder to elect to accrue all interest,  discount  (including de minimis  market or original  issue  discount) in income,  and to amortize  premium,  based on a constant  yield method.  If such an election were made with respect to a REMIC Regular  Certificate with market  discount,  the  certificateholder  would be deemed to have made an  election to include  currently  market  discount  in income  with  respect to all other debt instruments  having market  discount that the  certificateholder  acquires  during the taxable year of the election or thereafter.  Similarly,  a  certificateholder  that made this election for a certificate  that is acquired at a premium  would be deemed to have made an election to amortize  bond  premium with respect to all debt instruments having amortizable bond premium that the certificateholder  owns or acquires.  See
"REMICS—Taxation  of Owners of REMIC  Regular  Certificates—Premium"  below.  Each of these  elections  to accrue  interest,  discount and premium with respect to a certificate  on a constant yield method would be irrevocable, except with the approval of the IRS.

         However,  market  discount with respect to a REMIC Regular  Certificate  will be considered to be de minimis  for  purposes  of Section  1276 of the Code if the market  discount  is less than 0.25% of the remaining stated  redemption price of the REMIC Regular  Certificate  multiplied by the number of complete years to maturity  remaining  after the date of its purchase.  In interpreting a similar rule with respect to original  issue discount on  obligations  payable in  installments,  the OID  Regulations  refer to the weighted  average  maturity  of  obligations,  and it is likely  that the same rule will be  applied  with respect to market discount,  presumably taking into account the Prepayment Assumption.  If market discount is treated  as de minimis  under this  rule,  it appears  that the actual  discount  would be treated in a manner  similar to original  issue  discount of a de minimis  amount.  See  "REMICS—Taxation  of Owners of
REMIC Regular  Certificates—Original  Issue Discount" above. This treatment would result in discount being included in income at a slower  rate than  discount  would be required to be included in income  using the method described above.

         Section  1276(b)(3)  of the  Code  specifically  authorizes  the  Treasury  Department  to  issue regulations  providing for the method for accruing market discount on debt  instruments,  the principal of which is payable in more than one installment.  Until  regulations are issued by the Treasury  Department, the rules described in the Committee  Report apply.  The Committee  Report  indicates that in each accrual period market discount on REMIC Regular  Certificates  should accrue, at the  certificateholder's  option:
(1) on the  basis of a  constant  yield  method,  (2) in the case of a REMIC  Regular  Certificate  issued without  original issue  discount,  in an amount that bears the same ratio to the total  remaining  market discount as the stated  interest paid in the accrual  period bears to the total amount of stated  interest remaining to be paid on the REMIC Regular  Certificate as of the beginning of the accrual  period,  or (3)
in the case of a REMIC Regular  Certificate  issued with original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount as the  original  issue  discount  accrued in the accrual period bears to the total original  issue discount  remaining on the REMIC Regular  Certificate at the beginning of the accrual period.  Moreover,  the Prepayment Assumption used in calculating the accrual of  original  issue  discount is also used in  calculating  the  accrual of market  discount.  Because the regulations  referred to in this  paragraph  have not been  issued,  it is not  possible  to predict  what effect these  regulations  might have on the tax treatment of a REMIC Regular  Certificate  purchased at a discount in the secondary market.

         To  the  extent  that  REMIC  Regular   Certificates   provide  for  monthly  or  other  periodic
distributions  throughout  their term, the effect of these rules may be to require  market  discount to be includible  in income  at a rate  that is not  significantly  slower  than the rate at which the  discount would  accrue if it were  original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular
Certificate  generally  will be  required  to treat a portion of any gain on the sale or  exchange  of the certificate  as ordinary  income to the extent of the market  discount  accrued to the date of disposition under one of the foregoing  methods,  less any accrued  market  discount  previously  reported as ordinary income.

         Further,  under Section 1277 of the Code a holder of a REMIC Regular  Certificate may be required to defer a portion of its  interest  deductions  for the taxable  year  attributable  to any  indebtedness incurred or continued to purchase or carry a REMIC Regular  Certificate  purchased  with market  discount.
For these  purposes,  the de minimis rule referred to above applies.  Any such deferred  interest  expense would not exceed the market  discount that accrues during the taxable year and is, in general,  allowed as a deduction  not later than the year in which the market  discount is  includible  in income.  If a holder elects to include market  discount in income  currently as it accrues on all market  discount  instruments acquired by the holder in that taxable year or  thereafter,  the interest  deferral rule  described  above will not apply.

         Premium.  A REMIC  Regular  Certificate  purchased at a cost  (excluding  any portion of the cost attributable to accrued  qualified  stated interest)  greater than its remaining  stated  redemption price will be  considered  to be purchased at a premium.  The holder of a REMIC  Regular  Certificate  may elect under  Section 171 of the Code to amortize the premium  under the  constant  yield method over the life of the  certificate.  If made,  the  election  will apply to all debt  instruments  having  amortizable  bond premium that the holder owns or subsequently  acquires.  Amortizable  premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate interest deduction.  The OID
Regulations  also permit  certificateholders  to elect to include all  interest,  discount  and premium in income  based on a constant  yield  method,  further  treating  the  certificateholder  as having made the
election   to   amortize   premium   generally.   See   "REMICS—Taxation   of  Owners  of  REMIC   Regular
Certificates—Market  Discount"  above.  The  Committee  Report  states  that the same  rules that apply to accrual of market  discount  (which rules will require use of a Prepayment  Assumption in accruing  market discount  with respect to REMIC  Regular  Certificates  without  regard to whether the  certificates  have original  issue  discount)  will also apply in amortizing  bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized  Losses.  Under  Section 166 of the Code,  both  corporate  holders of the REMIC Regular
Certificates and  non-corporate  holders of the REMIC Regular  Certificates  that acquire the certificates in  connection  with a trade or  business  should be allowed to deduct,  as  ordinary  losses,  any losses sustained during a taxable year in which their  certificates  become wholly or partially  worthless as the result of one or more realized  losses on the mortgage  loans.  However,  it appears that a  non-corporate holder that does not acquire a REMIC Regular  Certificate in connection  with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's  certificate  becomes wholly worthless  (i.e.,  until its  outstanding  principal  balance has been  reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC  Regular  Certificate  will be required to accrue  interest  and  original issue discount with respect to the  certificate,  without giving effect to any reductions in distributions attributable to defaults or  delinquencies  on the mortgage loans or the certificate  underlying the REMIC
Certificates,  as the case may be, until it can be established  that the reduction  ultimately will not be recoverable.  As a result,  the amount of taxable  income  reported in any period by the holder of a REMIC
Regular  Certificate  could exceed the amount of economic income  actually  realized by that holder in the period.  Although the holder of a REMIC Regular Certificate  eventually will recognize a loss or reduction in income  attributable  to previously  accrued and included  income that as the result of a realized loss ultimately  will not be  realized,  the law is unclear  with  respect to the timing and  character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General.  Although  a REMIC is a  separate  entity  for  federal  income  tax  purposes,  a REMIC generally is not subject to  entity-level  taxation,  except with regard to  prohibited  transactions  and some other  transactions.  See "—Prohibited  Transactions  and Other Possible REMIC Taxes" below.  Rather, the  taxable  income or net loss of a REMIC is  generally  taken  into  account by the holder of the REMIC
Residual  Certificates.  Accordingly,  the REMIC Residual  Certificates  will be subject to tax rules that differ  significantly  from those that would apply if the REMIC  Residual  Certificates  were  treated for federal income tax purposes as direct  ownership  interests in the mortgage  loans or as debt  instruments issued by the REMIC.

         A holder of a REMIC Residual  Certificate  generally will be required to report its daily portion of the taxable income or, subject to the limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder  owned the REMIC  Residual  Certificate.  For this purpose,  the  taxable  income  or net loss of the REMIC  will be  allocated  to each day in the  calendar quarter  ratably  using a "30 days per month/90  days per  quarter/360  days per year"  convention  unless otherwise  disclosed in the related  prospectus  supplement.  The daily amounts so allocated  will then be allocated  among the  REMIC  Residual  Certificateholders  in  proportion  to their  respective  ownership interests  on that day.  Any  amount  included  in the  gross  income  or  allowed  as a loss of any REMIC
Residual  Certificateholder  by virtue of this paragraph  will be treated as ordinary  income or loss. The taxable income of the REMIC will be determined  under the rules  described below in "Taxable Income of the
REMIC"  and will be  taxable  to the REMIC  Residual  Certificateholders  without  regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual  Certificates will be "portfolio  income" for purposes of the taxation of taxpayers  subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual  Certificate  that purchased the certificate  from a prior holder of that  certificate  also will be required to report on its federal income tax return  amounts  representing its  daily  share of the  taxable  income  (or net loss) of the REMIC for each day that it holds the REMIC
Residual  Certificate.  Those daily amounts generally will equal the amounts of taxable income or net loss determined as described  above.  The Committee  Report  indicates that some  modifications  of the general rules may be made,  by  regulations,  legislation  or  otherwise to reduce (or  increase)  the income of a
REMIC Residual  Certificateholder  that purchased the REMIC  Residual  Certificate  from a prior holder of the  certificate  at a price greater than (or less than) the adjusted  basis (as defined  below) the REMIC
Residual  Certificate  would have had in the hands of an  original  holder of the  certificate.  The REMIC
Regulations, however, do not provide for any such modifications.

         Any  payments  received  by a holder  of a REMIC  Residual  Certificate  in  connection  with the acquisition of the REMIC  Residual  Certificate  will be taken into account in  determining  the income of the holder for federal  income tax purposes.  Although it appears  likely that any of these payments would be includible in income  immediately upon its receipt,  the IRS might assert that these payments should be included in income over time  according to an  amortization  schedule or  according to some other  method.
Because  of the  uncertainty  concerning  the  treatment  of these  payments,  holders  of REMIC  Residual
Certificates  are encouraged to consult their tax advisors  concerning the treatment of these payments for income tax purposes.

         The amount of income  REMIC  Residual  Certificateholders  will be required to report (or the tax liability  associated  with the  income)  may exceed the amount of cash  distributions  received  from the
REMIC for the corresponding  period.  Consequently,  REMIC Residual  Certificateholders  should have other sources of funds  sufficient to pay any federal  income taxes due as a result of their  ownership of REMIC
Residual  Certificates or unrelated  deductions  against which income may be offset,  subject to the rules relating to "excess  inclusions" and "noneconomic"  residual interests  discussed below. The fact that the tax liability  associated with the income  allocated to REMIC Residual  Certificateholders  may exceed the cash  distributions  received by the REMIC Residual  Certificateholders  for the corresponding  period may significantly  adversely  affect the REMIC Residual  Certificateholders'  after-tax  rate of return.  This disparity  between income and  distributions  may not be offset by  corresponding  losses or reductions of income  attributable  to the REMIC Residual  Certificateholder  until  subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable  Income of the REMIC.  The  taxable  income of the REMIC  will equal the income  from the mortgage  loans and other  assets of the REMIC plus any  cancellation  of  indebtedness  income due to the allocation of realized  losses to REMIC Regular  Certificates,  less the  deductions  allowed to the REMIC for interest  (including  original  issue  discount and reduced by any income from premium on issuance) on the  REMIC  Regular  Certificates  (and  any  other  class  of REMIC  Certificates  constituting  "regular interests"  in the REMIC not  offered by the  prospectus),  amortization  of any  premium on the  mortgage loans,  bad debt losses with respect to the mortgage loans and, except as described  below, for servicing, administrative and other expenses.

         For purposes of determining  its taxable income,  the REMIC will have an initial  aggregate basis in its assets  equal to the sum of the issue  prices of all REMIC  Certificates  (or,  if a class of REMIC
Certificates  is not sold  initially,  their fair market  values).  The aggregate  basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their  respective  fair market values.  The issue price of any offered REMIC  Certificates  will be  determined  in the manner  described above under "—Taxation of Owners of REMIC Regular  Certificates—Original  Issue Discount." The issue price of a REMIC  Certificate  received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the  interests in the mortgage  loans or other  property.  Accordingly,  if one  or  more  classes  of  REMIC  Certificates  are  retained  initially  rather  than  sold,  the  REMIC
Administrator  may be required to estimate  the fair market  value of the  interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible  application of the de minimis  rules,  the method of accrual by the REMIC of original issue  discount  income and market  discount  income with respect to mortgage loans that it holds will be  equivalent  to the  method for  accruing  original  issue  discount  income for  holders of REMIC
Regular  Certificates  (that is,  under the  constant  yield  method  taking into  account the  Prepayment
Assumption).  However,  a REMIC that acquires loans at a market  discount must include the market discount in income currently,  as it accrues,  on a constant yield basis. See "—Taxation of Owners of REMIC Regular
Certificates"  above,  which  describes a method for  accruing  discount  income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage  loan will be deemed to have been  acquired  with  discount (or premium) to the extent that the REMIC's  basis  therein,  determined as described in the  preceding  paragraph,  is less than (or greater  than) its stated  redemption  price.  Any such  discount  will be includible in the income of the
REMIC as it  accrues,  in  advance  of  receipt of the cash  attributable  to the  income,  under a method similar  to the  method  described  above for  accruing  original  issue  discount  on the  REMIC  Regular
Certificates.  It is anticipated  that each REMIC will elect under Section 171 of the Code to amortize any premium  on the  mortgage  loans.  Premium  on any  mortgage  loan to which the  election  applies  may be amortized  under a  constant  yield  method,  presumably  taking  into  account a  Prepayment  Assumption.
Further,  such an election  would not apply to any mortgage  loan  originated  on or before  September 27,
1985.  Instead,  premium on such a mortgage loan should be allocated among the principal  payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed  deductions  for  interest  (including  original  issue  discount) on the
REMIC  Regular  Certificates  (including  any  other  class of REMIC  Certificates  constituting  "regular interests" in the REMIC not offered by this  prospectus)  equal to the deductions that would be allowed if the REMIC Regular  Certificates  (including any other class of REMIC  Certificates  constituting  "regular interests" in the REMIC not offered by this  prospectus)  were  indebtedness of the REMIC.  Original issue discount will be considered  to accrue for this purpose as described  above under  "—Taxation of Owners of
REMIC Regular  certificates—Original  Issue Discount," except that the de minimis rule and the adjustments for subsequent  holders of REMIC Regular  Certificates  (including  any other class of REMIC  Certificates constituting  "regular interests" in the REMIC not offered by this prospectus)  described therein will not apply.

         If a class of REMIC  Regular  Certificates  is  issued  with  Issue  Premium,  the net  amount of interest  deductions  that are allowed the REMIC in each taxable  year with  respect to the REMIC  Regular
Certificates  of that class will be reduced by an amount  equal to the portion of the Issue  Premium  that is considered  to be amortized or repaid in that year.  Although the matter is not entirely  clear,  it is likely that Issue Premium would be amortized  under a constant  yield method in a manner  analogous to the method of accruing  original issue discount  described  above under  "—Taxation of Owners of REMIC Regular certificates—Original Issue Discount."

         As a general  rule,  the taxable  income of a REMIC will be  determined  in the same manner as if the REMIC were an  individual  having the calendar  year as its taxable year and using the accrual  method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited  transaction will betaken into account. See "—Prohibited  Transactions and Other Possible REMIC Taxes" below.  Further, the  limitation on  miscellaneous  itemized  deductions  imposed on  individuals by Section 67 of the Code
(which  allows  these  deductions  only to the extent  they  exceed in the  aggregate  two  percent of the taxpayer's  adjusted  gross  income)  will not be  applied  at the REMIC  level so that the REMIC  will be allowed  deductions for  servicing,  administrative  and other  non-interest  expenses in determining  its taxable  income.  All  such  expenses  will be  allocated  as a  separate  item to the  holders  of  REMIC
Certificates,  subject to the  limitation  of  Section  67 of the Code.  See  "—Possible  Pass-Through  of
Miscellaneous  Itemized  Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules,  Net Losses and  Distributions.  The adjusted basis of a REMIC Residual  Certificate will be equal to the amount paid for the REMIC  Residual  Certificate,  increased  by amounts  included in the income of the REMIC Residual  Certificateholder  and decreased  (but not below zero) by  distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC  Residual  Certificateholder  is not  allowed to take into  account  any net loss for any calendar  quarter to the extent  the net loss  exceeds  the REMIC  Residual  Certificateholder's  adjusted basis in its REMIC  Residual  Certificate  as of the close of the  calendar  quarter  (determined  without regard to the net loss).  Any loss that is not currently  deductible by reason of this  limitation  may be carried forward  indefinitely  to future calendar  quarters and,  subject to the same  limitation,  may be used  only to  offset  income  from  the  REMIC  Residual  Certificate.  The  ability  of  REMIC  Residual
Certificateholders  to deduct net losses may be subject to  additional  limitations  under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any  distribution  on a REMIC  Residual  Certificate  will be treated as a  nontaxable  return of capital to the extent it does not exceed the holder's  adjusted basis in the REMIC  Residual  Certificate.
To the extent a  distribution  on a REMIC  Residual  Certificate  exceeds the adjusted  basis,  it will be treated as gain from the sale of the REMIC Residual  Certificate.  Holders of REMIC Residual  Certificates
may be  entitled to  distributions  early in the term of the related  REMIC under  circumstances  in which their bases in the REMIC  Residual  Certificates  will not be  sufficiently  large that the  distributions will be treated as nontaxable  returns of capital.  Their bases in the REMIC  Residual  Certificates  will initially  equal the  amount  paid for the REMIC  Residual  Certificates  and will be  increased  by their allocable  shares of taxable income of the REMIC.  However,  these bases increases may not occur until the end of the  calendar  quarter,  or perhaps the end of the calendar  year,  with respect to which the REMIC taxable  income is allocated to the REMIC  Residual  Certificateholders.  To the extent the REMIC Residual
Certificateholders'   initial   bases   are  less   than  the   distributions   to  the   REMIC   Residual
Certificateholders,  and  increases in initial  bases either  occur after the  distributions  or (together with their initial  bases) are less than the amount of the  distributions,  gain will be recognized to the
REMIC  Residual  Certificateholders  on these  distributions  and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual  Certificateholder  may not amortize its basis in a REMIC  Residual  Certificate,  but may only  recover  its basis  through  distributions,  through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual  Certificate.  See "—Sales of REMIC Certificates"  below. For a discussion of possible  modifications of these rules that may require adjustments to income of a holder of a REMIC Residual  Certificate  other than an original holder in order to reflect  any  difference  between  the cost of the REMIC  Residual  Certificate  to the REMIC  Residual
Certificateholder  and the adjusted  basis the REMIC  Residual  Certificate  would have in the hands of an original holder, see "—Taxation of Owners of REMIC Residual Certificates—General" above.

         Excess Inclusions.  Any "excess inclusions" with respect to a REMIC Residual  Certificate will be subject to federal income tax in all events. In general,  the "excess  inclusions" with respect to a REMIC
Residual  Certificate  for any calendar  quarter will be the excess,  if any, of (1) the daily portions of
REMIC  taxable  income  allocable  to the  REMIC  Residual  Certificate  over  (2) the  sum of the  "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual  Certificate was held by the REMIC Residual  Certificateholder.  The daily accruals of a REMIC Residual  Certificateholder  will be determined by  allocating to each day during a calendar  quarter its ratable  portion of the product of the "adjusted  issue price" of the REMIC  Residual  Certificate  at the beginning of the calendar  quarter and 120% of the  "long-term  Federal rate" in effect on the Closing Date.  For this purpose,  the adjusted issue price of a REMIC Residual  Certificate as of the beginning of any calendar  quarter will be equal to the issue price of the REMIC  Residual  Certificate,  increased  by the sum of the daily  accruals for all prior  quarters and  decreased  (but not below zero) by any  distributions  made with respect to the REMIC
Residual  Certificate  before  the  beginning  of that  quarter.  The  issue  price  of a  REMIC  Residual
Certificate  is the initial  offering price to the public  (excluding  bond houses and brokers) at which a substantial  amount of the REMIC  Residual  Certificates  were sold.  The  "long-term  Federal rate" is an average of current  yields on  Treasury  securities  with a  remaining  term of greater  than nine  years, computed and  published  monthly by the IRS.  Although it has not done so, the  Treasury has  authority to issue  regulations  that would treat the entire amount of income accruing on a REMIC Residual  Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC  Residual  Certificateholders,  an excess  inclusion  (1) will not be  permitted  to be offset by deductions,  losses or loss carryovers from other activities,  (2) will be treated as "unrelated business  taxable  income" to an otherwise  tax-exempt  organization  and (3) will not be eligible for any rate  reduction  or  exemption  under any  applicable  tax treaty  with  respect to the 30% United  States
withholding  tax  imposed  on  distributions  to  REMIC  Residual   Certificateholders  that  are  foreign
investors. See, however, "—Foreign investors in REMIC Certificates," below.

         Furthermore,  for  purposes  of the  alternative  minimum  tax,  excess  inclusions  will  not be permitted to be offset by the  alternative  tax net  operating  loss  deduction  and  alternative  minimum taxable income may not be less than the taxpayer's  excess  inclusions.  The latter rule has the effect of preventing  nonrefundable  tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC  Residual  Certificates  held by a real  estate  investment  trust,  the aggregate  excess  inclusions  with  respect to the REMIC  Residual  Certificates,  reduced (but not below zero) by the real estate  investment trust taxable income (within the meaning of Section  857(b)(2) of the
Code,  excluding any net capital gain),  will be allocated among the shareholders of the issuing entity in proportion  to the  dividends  received by the  shareholders  from the issuing  entity,  and any amount so allocated will be treated as an excess  inclusion with respect to a REMIC Residual  Certificate as if held directly  by the  shareholder.  Treasury  regulations  yet to be  issued  could  apply a  similar  rule to regulated investment  companies,  common trust funds and cooperatives;  the REMIC Regulations currently do not address this subject.

         Noneconomic   REMIC   Residual   Certificates.   Under  the  REMIC   Regulations,   transfers  of
"noneconomic"  REMIC Residual  Certificates  will be disregarded for all federal income tax purposes if "a significant  purpose of the transfer was to enable the  transferor to impede the  assessment or collection of tax." If the transfer is disregarded,  the purported  transferor will continue to remain liable for any taxes  due with  respect  to the  income  on the  "noneconomic"  REMIC  Residual  Certificate.  The  REMIC
Regulations  provide that a REMIC Residual  Certificate is  non-economic  unless,  based on the Prepayment
Assumption and on any required or permitted  clean up calls, or required  liquidation  provided for in the
REMIC's organizational  documents, (1) the present value of the expected future distributions  (discounted using the "applicable  Federal rate" for  obligations  whose term ends on the close of the last quarter in which  excess  inclusions  are expected to accrue with respect to the REMIC  Residual  Certificate,  which rate is computed and published monthly by the IRS) on the REMIC Residual  Certificate  equals at least the present  value  of the  expected  tax  on the  anticipated  excess  inclusions,  and  (2)  the  transferor reasonably  expects that the  transferee  will receive  distributions  with respect to the REMIC  Residual
Certificate  at or after  the time the taxes  accrue on the  anticipated  excess  inclusions  in an amount sufficient to satisfy the accrued taxes.  Accordingly,  all transfers of REMIC Residual  Certificates that may  constitute  noneconomic  residual  interests will be subject to  restrictions  under the terms of the related  pooling and servicing  agreement that are intended to reduce the possibility of any such transfer being  disregarded.  These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the  assessment or collection  of tax,  including  representations as to the financial condition of the prospective  transferee,  as to which the transferor is also required to make a  reasonable  investigation  to  determine  the  transferee's  historic  payment of its debts and ability  to  continue  to pay its debts as they come due in the  future.  The IRS has issued  final  REMIC regulations  that add to the  conditions  necessary  to assure that a transfer of a  noneconomic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent  that it will not cause the income "to be  attributable to a foreign  permanent  establishment  or fixed base  (within  the  meaning of an  applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest  reduced by the present value of the  projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain  other  requirements  where  agreement is made that all future  transfers will be to taxable domestic  corporations in transactions  that qualify for the same
"safe harbor" provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the  transferor  at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest will not be paid, with an  unreasonably  low cost for the transfer specifically  mentioned as negating eligibility.  The regulations generally apply to transfers of residual  interests  occurring  on or after  February  4,  2000.  Prior  to  purchasing  a REMIC  Residual
Certificate,  prospective  purchasers are encouraged to consider the possibility that a purported transfer of the REMIC  Residual  Certificate  by such a purchaser  to another  purchaser  at some future day may be disregarded  in  accordance  with the above  described  rules which would  result in the  retention of tax liability by that purchaser.

         The related prospectus  supplement will disclose whether offered REMIC Residual  Certificates may be considered  "noneconomic" residual interests under the REMIC Regulations;  provided,  however, that any disclosure  that a REMIC  Residual  Certificate  will not be considered  "noneconomic"  will be based upon assumptions,  and the depositor will make no representation that a REMIC Residual  Certificate will not be considered  "noneconomic"  for purposes of the  above-described  rules.  See "—Foreign  Investors in REMIC
Certificates—REMIC  Residual  Certificates" below for additional  restrictions  applicable to transfers of
REMIC Residual Certificates to foreign persons.

         On May 11, 2004,  the IRS issued final  regulations  relating to the federal income tax treatment of "inducement  fees" received by transferees of noneconomic  REMIC residual  interests.  The  regulations provide tax  accounting  rules for the inclusion of such fees in income over an  appropriate  period,  and clarify that  inducement  fees represent  income from sources within the United States.  These rules apply to  taxable  years  ending on or after May 11,  2004.  On the same  date,  the IRS  issued  administrative guidance  addressing  the  procedures by which  transferees  of such REMIC  residual  interests may obtain consent  to change  the  method  of  accounting  for REMIC  inducement  fee  income to one of the  methods provided in the  regulations.  Prospective  purchasers of REMIC  Residual  Certificates  are encouraged to consult with their tax advisors  regarding the effect of these regulations and the related  administrative guidance.

         Mark-to-Market  Rules. In general,  all securities  owned by a dealer,  except to the extent that the dealer has  specifically  identified  a security as held for  investment,  must be marked to market in accordance with the applicable  Code provision and the related  regulations.  However,  the IRS has issued regulations  which  provide  that  for  purposes  of this  mark-to-market  requirement,  a REMIC  Residual
Certificate is not treated as a security and thus may not be marked to market.

         Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions.  Fees  and  expenses  of a REMIC generally  will be allocated to the holders of the related REMIC  Residual  Certificates.  The  applicable
Treasury  regulations  indicate,  however,  that in the case of a REMIC that is similar to a single  class grantor  trust,  all or a portion of these fees and  expenses  should be  allocated  to the holders of the related REMIC Regular  Certificates.  Except as stated in the related  prospectus  supplement,  these fees and expenses will be allocated to holders of the related REMIC  Residual  Certificates  in their  entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual  Certificates or REMIC Regular  Certificates  the holders of which receive an  allocation of fees and expenses in accordance  with the  preceding  discussion,  if any holder thereof is an individual,  estate or trust, or a "pass-through  entity"  beneficially owned by one or more individuals,  estates or trusts,  (1) an amount equal to the  individual's,  estate's or trust's  share of the fees and expenses will be added to the gross income of the holder and (2) the  individual's,  estate's or  trust's  share of the  fees  and  expenses  will be  treated  as a  miscellaneous  itemized  deduction allowable  subject to the  limitation of Section 67 of the Code,  which permits these  deductions  only to the extent they exceed in the  aggregate  two percent of taxpayer's  adjusted  gross income.  In addition,
Section  68 of the Code  provides  that the  amount of  itemized  deductions  otherwise  allowable  for an individual  whose adjusted  gross income  exceeds a specified  amount will be reduced by the lesser of (1)
3% of the excess of the  individual's  adjusted  gross  income over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable year.  The amount of additional  taxable income reportable  by REMIC  Certificateholders  that are  subject  to the  limitations  of either  Section 67 or
Section 68 of the Code may be substantial.  Furthermore,  in determining  the alternative  minimum taxable income  of  such  a  holder  of a  REMIC  Certificate  that  is  an  individual,  estate  or  trust,  or a
"pass-through entity" beneficially owned by one or more individuals,  estates or trusts, no deduction will be  allowed  for the  holder's  allocable  portion  of  servicing  fees and other  miscellaneous  itemized deductions of the REMIC,  even though an amount equal to the amount of the fees and other  deductions will be included in the holder's gross income.  Accordingly,  these REMIC  Certificates  may not be appropriate investments for individuals,  estates,  or trusts, or pass-through  entities  beneficially owned by one or more  individuals,  estates or trusts.  Prospective  investors  are  encouraged  to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates.  If a REMIC Certificate is sold, the selling  Certificateholder will recognize  gain or loss equal to the difference  between the amount  realized on the sale and its adjusted basis in the REMIC  Certificate.  The adjusted basis of a REMIC Regular  Certificate  generally will equal the cost of the REMIC Regular  Certificate to the  certificateholder,  increased by income reported by the certificateholder  with respect to the REMIC Regular  Certificate  (including  original issue discount and market  discount  income)  and  reduced  (but  not  below  zero) by  distributions  on the  REMIC  Regular
Certificate  received by the  certificateholder  and by any  amortized  premium.  The adjusted  basis of a
REMIC Residual  Certificate  will be determined as described under  "—Taxation of Owners of REMIC Residual
Certificates—Basis  Rules, Net Losses and  Distributions"  in this  prospectus.  Except as provided in the following  four  paragraphs,  any such  gain or loss  will be  capital  gain or loss,  provided  the REMIC
Certificate is held as a capital asset  (generally,  property held for  investment)  within the meaning of
Section 1221 of the Code.

         Gain from the sale of a REMIC Regular  Certificate  that might  otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the  excess,  if any, of (1) the amount that would have been  includible  in the  seller's  income with respect to the REMIC  Regular  Certificate assuming  that  income  had  accrued  thereon  at a rate equal to 110% of the  "applicable  Federal  rate"
(generally,  a rate  based on an  average  of  current  yields on  Treasury  securities  having a maturity comparable to that of the  certificate  based on the application of the Prepayment  Assumption  applicable to the certificate,  which rate is computed and published  monthly by the IRS),  determined as of the date of purchase of the REMIC Regular  Certificate,  over (2) the amount of ordinary income actually includible in the seller's  income prior to the sale.  In addition,  gain  recognized  on the sale of a REMIC Regular
Certificate by a seller who purchased the REMIC Regular  Certificate at a market  discount will be taxable as ordinary  income in an amount not exceeding the portion of the discount that accrued  during the period the REMIC  Certificate  was held by the holder,  reduced by any market  discount  included in income under the rules  described  above under  "—Taxation  of Owners of REMIC  Regular  Certificates—Market  Discount"
and"—Premium."

         REMIC  Certificates  will be "evidences of indebtedness"  within the meaning of Section 582(c)(1)
of the Code,  so that gain or loss  recognized  from the sale of a REMIC  Certificate  by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion  of any gain from the sale of a REMIC  Regular  Certificate  that  might  otherwise  be capital  gain may be treated as ordinary  income to the extent that the  certificate  is held as part of a
"conversion  transaction"  within the  meaning  of  Section  1258 of the Code.  A  conversion  transaction generally  is one in which the taxpayer  has taken two or more  positions in the same or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is attributable to the time value of the taxpayer's net  investment in the  transaction.  The amount of gain so realized in a conversion  transaction  that is  recharacterized  as ordinary income generally will not exceed the amount of  interest  that  would  have  accrued  on the  taxpayer's  net  investment  at 120% of the  appropriate
"applicable  Federal  rate"  (which rate is  computed  and  published  monthly by the IRS) at the time the taxpayer enters into the conversion  transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income  rates rather than capital gains rates in order to include the net capital gain in total net  investment  income for the taxable year, for purposes of the rule that limits the deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be  provided  in Treasury  regulations  yet to be issued,  if the seller of a REMIC
Residual Certificate  reacquires the REMIC Residual  Certificate,  or acquires any other residual interest in a REMIC or any similar  interest  in a "taxable  mortgage  pool" (as defined in Section  7701(i) of the
Code) during the period  beginning six months before,  and ending six months after,  the date of the sale, such sale will be subject to the "wash sale" rules of Section  1091 of the Code.  In that event,  any loss realized by the REMIC Residual  Certificateholder on the sale will not be deductible,  but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses  on the sale of a REMIC  Residual  Certificate  in  excess of a  threshold  amount  (which amount could need to be aggregated  with similar or previous  losses) may require  disclosure of such loss on an IRS Form 8886.  Investors  are  encouraged to consult with their tax advisors as to the need to file such form.

         Prohibited  Transactions  and Other  Possible  REMIC  Taxes.  In the event a REMIC  engages  in a prohibited  transaction,  the  Code  imposes  a 100%  tax on the  income  derived  by the  REMIC  from the prohibited transaction.  In general,  subject to specified exceptions,  a prohibited transaction means the disposition  of a mortgage  loan,  the receipt of income from a source other than a mortgage loan or other permitted  investments,  the receipt of  compensation  for services,  or gain from the  disposition  of an asset purchased with the payments on the mortgage loans for temporary  investment pending  distribution on the REMIC  Certificates.  It is not anticipated that any REMIC will engage in any prohibited  transactions in which it would recognize a material amount of net income.

         In addition,  a  contribution  to a REMIC made after the day on which the REMIC issues all of its interests  could  result  in the  imposition  on the  REMIC  of a tax  equal  to 100% of the  value of the contributed  property.  Each pooling and servicing  agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal  income tax at the highest  corporate rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.
"Net income from foreclosure  property" generally means gain from the sale of a foreclosure  property that is inventory  property and gross income from  foreclosure  property other than qualifying  rents and other qualifying  income  for a real  estate  investment  trust.  It is not  anticipated  that  any  REMIC  will recognize "net income from foreclosure property" subject to federal income tax.

         To  the  extent  permitted  by  then  applicable  laws,  any  tax  resulting  from  a  prohibited transaction,  tax  resulting  from a  contribution  made after the Closing  Date,  tax on "net income from foreclosure  property" or state or local income or franchise  tax that may be imposed on the REMIC will be borne by the related  master  servicer or trustee in either case out of its own funds,  provided  that the master servicer or the trustee,  as the case may be, has sufficient  assets to do so, and provided further that the tax arises out of a breach of the master  servicer's  or the trustee's  obligations,  as the case may be, under the related  pooling and servicing  agreement and in respect of compliance  with  applicable laws and  regulations.  Any such tax not borne by the  master  servicer  or the  trustee  will be  charged against the related  issuing entity  resulting in a reduction in amounts payable to holders of the related
REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain  Organizations.  If a
REMIC Residual  Certificate is transferred to a  "disqualified  organization"  (as defined  below),  a tax would be imposed in an amount  (determined  under the REMIC  Regulations)  equal to the product of (1) the present value  (discounted  using the  "applicable  Federal rate" for  obligations  whose term ends on the close of the last  quarter in which  excess  inclusions  are  expected to accrue with respect to the REMIC
Residual  Certificate,  which rate is computed and published  monthly by the IRS) of the total anticipated excess  inclusions  with respect to the REMIC Residual  Certificate for periods after the transfer and (2)
the  highest  marginal  federal  income  tax rate  applicable  to  corporations.  The  anticipated  excess inclusions  must be determined as of the date that the REMIC Residual  Certificate is transferred and must be based on events that have occurred up to the time of the transfer,  the  Prepayment  Assumption and any required or permitted clean up calls or required  liquidation  provided for in the REMIC's  organizational documents.  Such a tax generally  would be imposed on the  transferor of the REMIC  Residual  Certificate, except  that  where the  transfer  is  through  an agent for a  disqualified  organization,  the tax would instead be imposed on the agent.  However, a transferor of a REMIC Residual  Certificate would in no event be liable  for the tax with  respect  to a transfer  if the  transferee  furnishes  to the  transferor  an affidavit  that the  transferee is not a  disqualified  organization  and, as of the time of the transfer, the transferor does not have actual  knowledge that the affidavit is false.  Moreover,  an entity will not qualify  as a REMIC  unless  there  are  reasonable  arrangements  designed  to ensure  that (1)  residual interests in the entity are not held by disqualified  organizations and (2) information  necessary for the application of the tax described in this prospectus  will be made available.  Restrictions on the transfer of REMIC Residual  Certificates  and other  provisions that are intended to meet this  requirement will be included  in the pooling and  servicing  agreement,  and will be  discussed  more fully in any  prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition,  if a "pass-through  entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate,  and a disqualified  organization is the record holder of an interest  in the entity,  then a tax will be imposed on the entity  equal to the product of (1) the amount of excess  inclusions  on the  REMIC  Residual  Certificate  that are  allocable  to the  interest  in the pass-through  entity held by the  disqualified  organization  and (2) the highest  marginal federal income tax rate imposed on  corporations.  A pass-through  entity will not be subject to this tax for any period, however,  if each record holder of an interest in the  pass-through  entity  furnishes to the pass-through entity (1) the  holder's  social  security  number and a statement  under  penalties  of perjury  that the social  security  number is that of the  recordholder  or (2) a statement  under penalties of perjury that the  record  holder is not a  disqualified  organization.  For  taxable  years  beginning  after  December
31,1997,  notwithstanding  the preceding two sentences,  in the case of a REMIC Residual  Certificate held by an  "electing  large  partnership,"  all  interests  in the  partnership  shall be  treated  as held by disqualified  organizations  (without  regard to whether  the record  holders of the  partnership  furnish statements  described in the  preceding  sentence)  and the amount that is subject to tax under the second preceding  sentence is excluded  from the gross  income of the  partnership  allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         1.       the United States, any State or political  subdivision  thereof, any foreign government, any  international  organization,  or any agency or  instrumentality  of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         2.       any  organization  (other than a cooperative  described in Section 521 of the Code) that is exempt  from  federal  income  tax,  unless it is subject to the tax imposed by Section 511 of the Code,

         3.       any organization described in Section 1381(a)(2)(C) of the Code, or

         4.       an electing large partnership within the meaning of Section 775 of the Code.

For these  purposes,  a  "pass-through  entity"  means  any  regulated  investment  company,  real  estate investment  trust,  trust,  partnership or certain other entities  described in Section  860E(e)(6) of the
Code. In addition,  a person holding an interest in a pass-through  entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination.  A REMIC will terminate  immediately  after the distribution  date following receipt by the REMIC of the final  payment in respect of the mortgage  loans or upon a sale of the REMIC's  assets following the adoption by the REMIC of a plan of complete  liquidation.  The last  distribution on a REMIC
Regular  Certificate  will be treated as a payment in  retirement of a debt  instrument.  In the case of a
REMIC Residual  Certificate,  if the last distribution on the REMIC Residual  Certificate is less than the
REMIC   Residual   Certificateholder's   adjusted   basis  in  the   certificate,   the   REMIC   Residual
Certificateholder  should  (but may not) be  treated  as  realizing  a loss  equal  to the  amount  of the difference, and the loss may be treated as a capital loss.

         Reporting  and  Other  Administrative   Matters.   Solely  for  purposes  of  the  administrative
provisions of the Code, the REMIC will be treated as a partnership  and REMIC Residual  Certificateholders will be treated as partners.  The REMIC  Administrator (or other party described in the related prospectus supplement)  will file REMIC  federal  income tax  returns on behalf of the related  REMIC,  and under the terms of the related  Agreement  will either (1) be  irrevocably  appointed  by the holders of the largest percentage  interest  in the  related  REMIC  Residual  Certificates  as their agent to perform all of the duties of the "tax matters  person"  with  respect to the REMIC in all respects or (2) will be  designated as and will act as the "tax matters  person"  with  respect to the related  REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC  Administrator,  as the tax  matters  person or as agent  for the tax  matters  person, subject  to  notice  requirements  and  various  restrictions  and  limitations,  generally  will have the authority to act on behalf of the REMIC and the REMIC Residual  Certificateholders  in connection with the administrative  and judicial review of items of income,  deduction,  gain or loss of the REMIC, as well as the REMIC's classification.  REMIC Residual Certificateholders  generally will be required to report these
REMIC items  consistently with their treatment on the REMIC's tax return and may in some  circumstances be bound by a  settlement  agreement  between the REMIC  Administrator,  as either tax  matters  person or as agent for the tax matters  person,  and the IRS  concerning any such REMIC item.  Adjustments  made to the
REMIC tax return may require a REMIC Residual  Certificateholder to make corresponding  adjustments on its return,  and an audit of the REMIC's tax return,  or the adjustments  resulting from such an audit,  could result  in an  audit  of a REMIC  Residual  Certificateholder's  return.  Any  person  that  holds a REMIC
Residual  Certificate  as a nominee for another  person may be required to furnish the REMIC,  in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest  income,  including  any  original  issue  discount,  with respect to REMIC
Regular  Certificates  is  required  annually,   and  may  be  required  more  frequently  under  Treasury
regulations.  These information  reports generally are required to be sent to individual  holders of REMIC
Regular  Interests  and the IRS;  holders of REMIC Regular  Certificates  that are  corporations,  trusts, securities  dealers and some other  non-individuals  will be provided interest and original issue discount income  information and the  information  set forth in the following  paragraph upon request in accordance with the requirements of the applicable  regulations.  The information must be provided by the later of 30 days  after the end of the  quarter  for which  the  information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply  with rules  requiring  a REMIC  Regular  Certificate issued with original  issue  discount to disclose the  information  to the IRS.  Reporting with respect to the REMIC Residual  Certificates,  including income,  excess inclusions,  investment expenses and relevant information  regarding  qualification  of the REMIC's  assets will be made as required  under the Treasury regulations, generally on a quarterly basis.

         As  applicable,  the REMIC Regular  Certificate  information  reports will include a statement of the adjusted  issue price of the REMIC Regular  Certificate  at the beginning of each accrual  period.  In addition,  the reports will include  information  required by  regulations  with respect to computing  the accrual  of any market  discount.  Because  exact  computation  of the  accrual  of market  discount  on a constant  yield method would require  information  relating to the holder's  purchase price that the REMIC may  not  have,  Treasury  regulations  only  require  that  information  pertaining  to  the  appropriate proportionate  method of accruing market  discount be provided.  See  "REMICS—Taxation  of Owners of REMIC
Regular certificates—Market Discount" in this prospectus.

         The  responsibility  for complying with the foregoing  reporting rules will be borne by the REMIC
Administrator or other party designated in the related prospectus supplement.

         Backup  Withholding With Respect to REMIC  Certificates.  Payments of interest and principal,  as well as  payments  of  proceeds  from  the sale of  REMIC  Certificates,  may be  subject  to the  "backup withholding  tax" under  Section 3406 of the Code if  recipients  of the  payments  fail to furnish to the payor  certain  information,  including  their  taxpayer  identification  numbers,  or  otherwise  fail to establish  an  exemption  from the backup  withholding  tax.  Any amounts  deducted  and  withheld  from a distribution  to a recipient  would be allowed as a credit  against the  recipient's  federal  income tax.
Furthermore,  penalties  may be imposed by the IRS on a recipient  of payments  that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates.  A REMIC Regular  Certificateholder that is not a United
States  person and is not subject to federal  income tax as a result of any direct or indirect  connection to the United States in addition to its ownership of a REMIC  Regular  Certificate  will not be subject to
United  States  federal  income  or  withholding  tax in  respect  of a  distribution  on a REMIC  Regular
Certificate,  provided that the holder complies to the extent necessary with identification  requirements, including  delivery  of  a  statement,  signed  by  the  certificateholder  under  penalties  of  perjury, certifying  that the  certificateholder  is not a United  States person and providing the name and address of the  certificateholder.  This  statement  is  generally  made on IRS Form  W-8BEN  and must be  updated whenever  required  information  has  changed  or within 3 calendar  years  after the  statement  is first delivered.  It is possible that the IRS may assert that the foregoing tax exemption  should not apply with respect to a REMIC Regular  Certificate held by a REMIC Residual  Certificateholder  that owns directly or indirectly a 10% or greater  interest in the REMIC Residual  Certificates.  If the holder does not qualify for exemption,  distributions  of interest,  including  distributions in respect of accrued original issue discount,  to the holder may be subject to a tax rate of 30%,  subject to reduction  under any  applicable tax treaty.

         Special  rules  apply  to  partnerships,   estates  and  trusts,  and  in  certain  circumstances
certifications  as to foreign  status and other  matters may be  required  to be provided by partners  and beneficiaries thereof.

         In  addition,  in certain  circumstances  the  foregoing  rules will not apply to exempt a United
States  shareholder of a controlled foreign  corporation from taxation on the United States  shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further,  it appears that a REMIC  Regular  Certificate  would not be included in the estate of a non-  resident  alien  individual  and would  not be  subject  to United  States  estate  taxes.  However, certificateholders  who are  non-resident  alien  individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus  supplement,  transfers of REMIC Residual Certificates to  investors  that are not United  States  persons  will be  prohibited  under the  related  pooling  and servicing agreement.

Notes

         On or prior  to the date of the  related  prospectus  supplement  with  respect  to the  proposed issuance of each series of notes, any of Thacher  Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP
or  Greenberg  Traurig  LLP as counsel to the  depositor,  or another law firm  identified  in the related prospectus  supplement,  will  deliver  its  opinion  to the effect  that,  assuming  compliance  with all provisions of the indenture,  owner trust  agreement and other related  documents,  for federal income tax purposes (1) the notes will be treated as  indebtedness  and (2) the Issuing Entity,  as created  pursuant to the terms and  conditions of the owner trust  agreement,  will not be  characterized  as an association
(or publicly traded  partnership)  taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic  building and loan association will not constitute  "loans . . . secured by an interest in real  property"  within the meaning of Code section  7701(a)(19)(C)(v);  notes held by a real estate  investment  trust will not constitute "real estate assets" within the meaning of Code section
856(c)(4)(A),  and interest on notes will not be considered  "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes  generally  will be subject to the same rules of  taxation  as REMIC  Regular  Certificates issued by a REMIC,  as described  above,  except that (1) income  reportable  on any notes issued  without original  issue  discount  is not  required  to be reported  under the  accrual  method  unless the holder otherwise  uses the  accrual  method and (2) the  special  rule  treating a portion of the gain on sale or exchange of a REMIC  Regular  Certificate  that does not exceed a specified  amount as ordinary  income is inapplicable to the notes. See  "REMICS—Taxation  of Owners of REMIC Regular  Certificates" and "—Sales of
REMIC Certificates" in this prospectus.

Grantor Trust Funds

         Classification  of  Grantor  Trust  Funds.  On or  prior to the  date of the  related  prospectus supplement  with respect to the proposed  issuance of each series of Grantor  Trust  Certificates,  any of
Thacher  Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP or Greenberg  Traurig LLP, as counsel to the  depositor,  or another law firm  identified in the related  prospectus  supplement,  will deliver its opinion generally to the effect that,  assuming  compliance with all provisions of the related pooling and servicing  agreement,  the related  Grantor Trust Fund will be classified as a grantor trust under subpart
E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an  association  taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor  Trust  Fractional  Interest  Certificates.  In the  case  of  Grantor  Trust  Fractional
Interest  Certificates,  except  as  disclosed  in  the  related  prospectus  supplement,  counsel  to the depositor will deliver an opinion that, in general,  Grantor Trust Fractional  Interest  Certificates will represent  interests  in (1) "loans . . . secured by an interest in real  property"  within the meaning of
Section  7701(a)(19)(C)(v) of the Code; (2) "obligation[s]  (including any participation or Certificate of beneficial  ownership  therein) which [are]  principally  secured by an interest in real property"  within the  meaning of  Section  860G(a)(3)  of the Code;  and (3) "real  estate  assets"  within the  meaning of
Section  856(c)(4)(A)  of the Code.  In addition,  counsel to the  depositor  will deliver an opinion that interest  on  Grantor  Trust  Fractional  Interest  Certificates  will to the same  extent  be  considered
"interest on obligations  secured by mortgages on real property or on interests in real  property"  within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates.  Even if Grantor Trust Strip Certificates  evidence an interest in a Grantor  Trust Fund  consisting  of  mortgage  loans that are "loans . . . secured by an  interest in real  property"  within the meaning of Section  7701(a)(19)(C)(v)  of the Code,  and "real estate  assets"
within the  meaning  of Section  856(c)(4)(A)  of the Code,  and the  interest  on which is  "interest  on obligations  secured by  mortgages on real  property"  within the meaning of Section  856(c)(3)(B)  of the
Code, it is unclear whether the Grantor Trust Strip  Certificates,  and the income  therefrom,  will be so characterized.  However,  the  policies  underlying  these  sections  (namely,  to  encourage  or  require investments in mortgage loans by thrift  institutions and real estate investment  trusts) may suggest that this  characterization  is  appropriate.  Counsel to the  depositor  will not deliver any opinion on these questions.  Prospective  purchasers to which the  characterization of an investment in Grantor Trust Strip
Certificates  is material  are  encouraged  to consult  their tax advisors  regarding  whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip  Certificates  will be  "obligation[s]  (including any  participation  or
Certificate  of beneficial  ownership  therein)  which . . . [are]  principally  secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust  Fractional  Interest  Certificates.  Holders of a particular series of Grantor Trust  Fractional  Interest  Certificates  generally will be required to report on their federal  income tax returns their shares of the entire income from the mortgage loans  (including  amounts used to pay reasonable  servicing fees and other  expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses.  Because of stripped interests,  market or original issue  discount,  or premium,  the amount  includible in income on account of a Grantor  Trust  Fractional
Interest  Certificate  may  differ  significantly  from  the  amount  distributable  thereon  representing interest on the mortgage  loans.  Under Section 67 of the Code, an  individual,  estate or trust holding a
Grantor Trust  Fractional  Interest  Certificate  directly or through some  pass-through  entities will be allowed a deduction for the  reasonable  servicing fees and expenses only to the extent that the aggregate of the holder's  miscellaneous  itemized  deductions  exceeds two percent of the holder's  adjusted  gross income.  In addition,  Section 68 of the Code  provides that the amount of itemized  deductions  otherwise allowable for an individual  whose  adjusted  gross income  exceeds a specified  amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted  gross income over the amount or (2) 80%
of the amount of itemized  deductions  otherwise  allowable for the taxable year. The amount of additional taxable income  reportable by holders of Grantor Trust  Fractional  Interest  Certificates who are subject to the  limitations  of  either  Section  67 or  Section  68 of the  Code  may  be  substantial.  Further, certificateholders  (other  than  corporations)  subject  to the  alternative  minimum  tax may not deduct miscellaneous  itemized  deductions  in  determining  the holder's  alternative  minimum  taxable  income.
Although it is not entirely clear,  it appears that in  transactions in which multiple  classes of Grantor
Trust Certificates  (including Grantor Trust Strip  Certificates) are issued, the fees and expenses should be allocated  among the classes of Grantor Trust  Certificates  using a method that  recognizes  that each
such  class  benefits  from  the  related  services.   In  the  absence  of  statutory  or  administrative
clarification  as to the method to be used,  it  currently  is  intended  to base  information  returns or reports to the IRS and  certificateholders  on a method  that  allocates  the  expenses  among  classes of
Grantor  Trust  Certificates  with  respect to each period  based on the  distributions  made to each such class during that period.

         The federal  income tax  treatment  of Grantor  Trust  Fractional  Interest  Certificates  of any
series will depend on whether they are subject to the  "stripped  bond" rules of Section 1286 of the Code.
Grantor Trust  Fractional  Interest  Certificates  may be subject to those rules if (1) a class of Grantor
Trust Strip  Certificates  is issued as part of the same series of  certificates  or (2) the  depositor or any of its  affiliates  retains  (for its own  account  or for  purposes  of  resale) a right to receive a specified  portion of the  interest  payable on the  mortgage  loans.  Further,  the IRS has ruled that an unreasonably  high servicing fee retained by a seller or servicer will be treated as a retained  ownership interest in mortgages that  constitutes a stripped  coupon.  For purposes of determining  what constitutes reasonable  servicing  fees for various types of mortgages  the IRS has  established  "safe  harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust  Certificates  may be higher than the "safe harbors" and,  accordingly,  may not constitute  reasonable servicing  compensation.
The related prospectus  supplement will include  information  regarding  servicing fees paid to the master servicer,  any subservicer or their  respective  affiliates  necessary to determine  whether the preceding
"safe harbor" rules apply.

         If Stripped  Bond Rules Apply.  If the stripped bond rules apply,  each Grantor Trust  Fractional
Interest  Certificate  will be treated as having been issued with  "original  issue  discount"  within the meaning  of  Section  1273(a)  of the Code,  subject,  however,  to the  discussion  below  regarding  the treatment of some stripped bonds as market  discount bonds and the discussion  regarding de minimis market discount.  See  "REMICS—Taxation  of Owners  of  Grantor  Trust  Fractional  Interest  Certificates—Market
Discount"  below.  Under the  stripped  bond  rules,  the holder of a Grantor  Trust  Fractional  Interest
Certificate  (whether a cash or accrual method  taxpayer) will be required to report  interest income from its Grantor Trust  Fractional  Interest  Certificate  for each month in an amount equal to the income that accrues on the  certificate in that month  calculated  under a constant yield method,  in accordance  with the rules of the Code relating to original issue discount.

         The original  issue  discount on a Grantor  Trust  Fractional  Interest  Certificate  will be the excess of the  certificate's  stated  redemption  price over its issue price. The issue price of a Grantor
Trust  Fractional  Interest  Certificate  as to any  purchaser  will be  equal  to the  price  paid by the purchaser  for the  Grantor  Trust  Fractional  Interest  Certificate.  The stated  redemption  price of a
Grantor  Trust  Fractional  Interest  Certificate  will  be the  sum of all  payments  to be  made  on the certificate,  other than  "qualified  stated  interest,"  if any,  as well as the  certificate's  share of reasonable  servicing fees and other expenses.  See "REMICS—Taxation of Owners of Grantor Trust Fractional
Interest  Certificates—If  Stripped  Bond  Rules Do Not  Apply" in this  prospectus  for a  definition  of
"qualified  stated  interest." In general,  the amount of the income that accrues in any month would equal the product of the holder's  adjusted basis in the Grantor Trust  Fractional  Interest  Certificate at the
beginning of the month (see "Sales of Grantor Trust  Certificates"  in this  prospectus)  and the yield of the Grantor  Trust  Fractional  Interest  Certificate  to the holder.  This yield would be computed at the rate (compounded based on the regular interval between  distribution  dates) that, if used to discount the holder's  share of future  payments on the mortgage  loans,  would cause the present value of those future payments to equal the price at which the holder  purchased the  certificate.  In computing yield under the stripped  bond  rules,  a  certificateholder's  share of future  payments on the  mortgage  loans will not include any  payments  made in respect of any  ownership  interest in the mortgage  loans  retained by the depositor,  the master  servicer,  any subservicer or their  respective  affiliates,  but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust  Fractional  Interest  Certificates  represent an interest in any pool of debt  instruments the yield on which may be affected by reason of  prepayments,  for taxable years beginning  after  August 5, 1997,  Section  1272(a)(6)  of the Code  requires  (1) the use of a reasonable prepayment  assumption in accruing  original issue discount and (2) adjustments in the accrual of original issue  discount when  prepayments  do not conform to the  prepayment  assumption.  It is  uncertain,  if a prepayment  assumption  is  used,  whether  the  assumed  prepayment  rate  would be  determined  based on conditions at the time of the first sale of the Grantor Trust  Fractional  Interest  Certificate  or, with respect to any holder,  at the time of purchase of the Grantor Trust  Fractional  Interest  Certificate by
that  holder.  Certificateholders  are  advised to consult  their own tax  advisors  concerning  reporting original  issue  discount  with  respect  to  Grantor  Trust  Fractional  Interest  Certificates  and,  in
particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest  Certificate  acquired at a price equal to the principal  amount of the mortgage loans allocable to the certificate,  the use of a prepayment  assumption generally  would not have any  significant  effect on the yield used in  calculating  accruals of interest income. In the case, however, of a Grantor Trust Fractional  Interest  Certificate  acquired at a discount or premium (that is, at a price less than or greater than the  principal  amount,  respectively),  the use of a reasonable  prepayment  assumption  would  increase or decrease  the yield,  and thus  accelerate  or decelerate, respectively, the reporting of income.

         If a prepayment  assumption is not used,  then when a mortgage  loan prepays in full,  the holder of a Grantor Trust  Fractional  Interest  Certificate  acquired at a discount or a premium  generally will recognize  ordinary  income or loss equal to the difference  between the portion of the prepaid  principal amount of the mortgage  loan that is allocable to the  certificate  and the portion of the adjusted  basis of the  certificate  that is allocable to the  certificateholder's  interest in the  mortgage  loan.  If a prepayment  assumption  is used,  it appears that no separate  item of income or loss should be recognized upon a  prepayment.  Instead,  a  prepayment  should  be  treated  as a  partial  payment  of  the  stated
redemption  price of the Grantor Trust  Fractional  Interest  Certificate and accounted for under a method similar to that described for taking  account of original  issue  discount on REMIC Regular  Certificates.
See  "REMICS—Taxation  of  Owners  of  REMIC  Regular   Certificates—Original   Issue  Discount"  in  this
prospectus.  It is unclear whether any other adjustments would be required to reflect  differences between an assumed prepayment rate and the actual rate of prepayments.

         It  is   currently   intended   to  base   information   reports   or  returns  to  the  IRS  and
certificateholders  in  transactions  subject to the stripped bond rules on a Prepayment  Assumption  that will  be  disclosed  in the  related  prospectus  supplement  and on a  constant  yield  computed  using a representative  initial  offering price for each class of  certificates.  However,  none of the depositor, the master  servicer or the trustee  will make any  representation  that the  mortgage  loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and  certificateholders  should bear in mind that the use of a  representative  initial  offering  price  will  mean that the  information returns or reports,  even if  otherwise  accepted  as  accurate by the IRS,  will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under  Treasury  regulation  Section  1.1286-1,  some stripped  bonds are to be treated as market discount bonds and,  accordingly,  any purchaser of such a bond is to account for any discount on the bond as market  discount  rather than  original  issue  discount.  This  treatment  only applies,  however,  if immediately  after the most recent  disposition of the bond by a person stripping one or more coupons from the bond and  disposing  of the bond or  coupon  (1) there is no  original  issue  discount  (or only a de minimis  amount of original  issue  discount)  or (2) the annual  stated  rate of interest  payable on the original  bond is no more than one  percentage  point lower than the gross  interest  rate  payable on the original  mortgage  loan  (before  subtracting  any  servicing  fee or any stripped  coupon).  If interest payable on a Grantor Trust  Fractional  Interest  Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage  loans,  the related  prospectus  supplement will disclose that fact.  If the original  issue  discount or market  discount on a Grantor  Trust  Fractional  Interest
Certificate  determined  under the stripped bond rules is less than 0.25% of the stated  redemption  price multiplied by the weighted  average  maturity of the mortgage loans,  then that original issue discount or market  discount will be considered to be de minimis.  Original issue discount or market  discount of only a de  minimis  amount  will be  included  in income in the same  manner as de minimis  original  issue and market discount described in  "Characteristics  of Investments in Grantor Trust  Certificates—If  Stripped
Bond Rules Do Not Apply" and"—Market Discount" below.

         If  Stripped  Bond  Rules  Do Not  Apply.  Subject  to the  discussion  below on  original  issue discount,  if the stripped bond rules do not apply to a Grantor  Trust  Fractional  Interest  Certificate,
the  certificateholder  will be required to report its share of the interest  income on the mortgage loans in accordance  with the  certificateholder's  normal method of  accounting.  The original  issue  discount rules will  apply to a Grantor  Trust  Fractional  Interest  Certificate  to the  extent it  evidences  an interest in mortgage loans issued with original issue discount.

         The original issue  discount,  if any, on the mortgage  loans will equal the  difference  between the stated  redemption price of the mortgage loans and their issue price.  Under the OID Regulations,  the stated  redemption  price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest."  "Qualified stated interest" is interest that is  unconditionally  payable at least  annually  at a single  fixed  rate,  or at a  "qualified  floating  rate," an  "objective  rate," a combination of a single fixed rate and one or more "qualified  floating  rates" or one "qualified  inverse floating  rate," or a  combination  of "qualified  floating  rates" that does not operate in a manner that accelerates or defers  interest  payments on the mortgage loan. In general,  the issue price of a mortgage loan will be the amount  received by the borrower  from the lender  under the terms of the mortgage  loan, less any "points"  paid by the  borrower,  and the stated  redemption  price of a mortgage loan will equal its principal  amount,  unless the mortgage loan provides for an initial  below-market rate of interest or the  acceleration or the deferral of interest  payments.  The  determination  as to whether original issue discount  will be  considered  to be de minimis will be  calculated  using the same test  described in the
REMIC discussion. See "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

         In the case of  mortgage  loans  bearing  adjustable  or  variable  interest  rates,  the related prospectus  supplement  will  describe the manner in which the rules will be applied with respect to those mortgage  loans  by  the  master  servicer  or  the  trustee  in  preparing  information  returns  to  the certificateholders and the IRS.

         If original  issue  discount is in excess of a de minimis  amount,  all original  issue  discount with respect to a mortgage  loan will be required to be accrued and  reported in income each month,  based on a constant  yield.  Section  1272(a)(6) of the Code  requires  that a prepayment  assumption be made in computing  yield  with  respect  to any pool of debt  instruments  the yield on which may be  affected  by reason of  prepayments.  Accordingly,  for  certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and  certificateholders  for taxable years beginning after
August 5, 1997,  on the use of a prepayment  assumption.  Certificateholders  are advised to consult their own tax advisors  concerning  whether a prepayment  assumption should be used in reporting  original issue discount with respect to Grantor Trust Fractional Interest Certificates.  Certificateholders  should refer to the related  prospectus  supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional  Interest  Certificate that purchases the Grantor Trust
Fractional Interest  Certificate at a cost less than the certificate's  allocable portion of the aggregate remaining  stated  redemption  price of the mortgage loans held in the related issuing entity will also be required to include in gross income the  certificate's  daily portions of any original issue discount with respect to the  mortgage  loans.  However,  each such daily  portion  will be reduced,  if the cost of the
Grantor  Trust  Fractional  Interest  Certificate  to the  purchaser  is in  excess  of the  certificate's allocable  portion of the  aggregate  "adjusted  issue  prices" of the mortgage  loans held in the related issuing entity,  approximately in proportion to the ratio the excess bears to the certificate's  allocable portion of the  aggregate  original  issue  discount  remaining to be accrued on the mortgage  loans.  The adjusted  issue price of a mortgage  loan on any given day equals the sum of (1) the adjusted  issue price
(or, in the case of the first  accrual  period,  the issue price) of the mortgage loan at the beginning of the accrual  period that includes the day and (2) the daily  portions of original  issue  discount for all days  during the accrual  period  prior to the day.  The  adjusted  issue price of a mortgage  loan at the beginning  of any  accrual  period  will equal the issue  price of the  mortgage  loan,  increased  by the aggregate  amount of original  issue  discount  with  respect to the  mortgage  loan that accrued in prior accrual  periods,  and reduced by the amount of any payments  made on the mortgage  loan in prior  accrual periods of amounts included in its stated redemption price.

         In addition to its regular  reports,  the master  servicer or the trustee,  except as provided in the related  prospectus  supplement,  will provide to any holder of a Grantor  Trust  Fractional  Interest
Certificate  such  information  as the holder may  reasonably  request  from time to time with  respect to original issue discount  accruing on Grantor Trust Fractional  Interest  Certificates.  See "Grantor Trust
Reporting" below.

         Market  Discount.  If the  stripped  bond  rules do not  apply to the  Grantor  Trust  Fractional
Interest  Certificate,  a  certificateholder  may be subject to the market discount rules of Sections 1276 through  1278 of the Code to the  extent  an  interest  in a  mortgage  loan is  considered  to have  been purchased at a "market  discount,"  that is, in the case of a mortgage loan issued without  original issue discount,  at a purchase price less than its remaining stated  redemption price (as defined above),  or in the case of a mortgage  loan  issued  with  original  issue  discount,  at a purchase  price less than its adjusted  issue  price (as defined  above).  If market  discount  is in excess of a de minimis  amount (as described  below),  the holder generally will be required to include in income in each month the amount of the discount that has accrued  (under the rules  described in the next  paragraph)  through the month that has not previously been included in income,  but limited,  in the case of the portion of the discount that is allocable to any mortgage  loan,  to the payment of stated  redemption  price on the mortgage loan that is  received  by the  issuing  entity in that  month.  A  certificateholder  may elect to  include  market discount  in income  currently  as it accrues  (under a constant  yield  method  based on the yield of the certificate to the holder)  rather than including it on a deferred basis in accordance  with the foregoing under rules  similar to those  described  in  "—Taxation  of Owners of REMIC  Regular  Certificates—Market
Discount" above.

         Section  1276(b)(3)  of  the  Code  authorized  the  Treasury  Department  to  issue  regulations providing  for the method for accruing  market  discount on debt  instruments,  the  principal of which is payable  in more  than one  installment.  Until  such  time as  regulations  are  issued  by the  Treasury
Department,  some rules described in the Committee  Report will apply.  Under those rules, in each accrual period market  discount on the mortgage loans should accrue,  at the  certificateholder's  option:  (1) on the basis of a constant  yield method,  (2) in the case of a mortgage loan issued  without  original issue discount,  in an amount  that bears the same ratio to the total  remaining  market  discount as the stated
interest  paid in the  accrual  period  bears to the total  stated  interest  remaining  to be paid on the mortgage  loan as of the  beginning of the accrual  period,  or (3) in the case of a mortgage  loan issued with  original  issue  discount,  in an amount  that  bears the same ratio to the total  remaining  market discount as the original  issue  discount  accrued in the accrual period bears to the total original issue discount  remaining at the beginning of the accrual  period.  The prepayment  assumption,  if any, used in calculating  the accrual of original  issue  discount is to be used in  calculating  the accrual of market discount.  The  effect of using a  prepayment  assumption  could be to  accelerate  the  reporting  of the discount income.

         Because the mortgage loans will provide for periodic  payments of stated  redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

         Market  discount  with respect to mortgage  loans may be  considered to be de minimis and, if so,
will  be   includible  in  income  under  de  minimis   rules   similar  to  those   described   above  in
"—REMICs—Taxation  of Owners of REMIC Regular  Certificates—Original  Issue  Discount"  with the exception that it is less  likely  that a  prepayment  assumption  will be used for  purposes  of these  rules  with respect to the mortgage loans.

         Further,   under  the  rules   described  in   "—REMICs—Taxation   of  Owners  of  REMIC  Regular
Certificates—Market  Discount,"  above,  any discount that is not original issue discount and exceeds a de minimis  amount may require the deferral of interest  expense  deductions  attributable  to accrued market discount  not yet  includible  in  income,  unless an  election  has been made to report  market  discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium.  If a  certificateholder  is treated as acquiring  the  underlying  mortgage  loans at a premium,  that is, at a price in excess of their remaining stated redemption price, the  certificateholder may elect  under  Section  171 of the Code to amortize  using a constant  yield  method the portion of the premium  allocable to mortgage loans originated after September 27, 1985.  Amortizable  premium is treated as an offset to  interest  income on the  related  debt  instrument,  rather  than as a separate  interest deduction.  However,  premium  allocable to mortgage  loans  originated  before  September  28, 1985 or to mortgage loans for which an amortization  election is not made,  should be allocated among the payments of stated  redemption  price on the mortgage  loan and be allowed as a deduction  as these  payments are made
(or,  for a  certificateholder  using  the  accrual  method of  accounting,  when the  payments  of stated
redemption price are due).

         It is  unclear  whether a  prepayment  assumption  should be used in  computing  amortization  of premium  allowable  under  Section  171 of the Code.  If premium is not  subject to  amortization  using a prepayment  assumption  and a mortgage  loan  prepays in full,  the holder of a Grantor  Trust  Fractional
Interest  Certificate  acquired at a premium should recognize a loss, equal to the difference  between the portion of the prepaid  principal  amount of the mortgage  loan that is allocable to the  certificate  and the portion of the  adjusted  basis of the  certificate  that is  allocable  to the  mortgage  loan.  If a prepayment  assumption  is used to amortize  premium,  it appears  that such a loss would be  unavailable.
Instead,  if a prepayment  assumption is used, a prepayment  should be treated as a partial payment of the stated  redemption  price of the Grantor Trust Fractional  Interest  Certificate and accounted for under a method  similar to that  described  for  taking  account  of  original  issue  discount  on REMIC  Regular
Certificates.  See  "REMICS—Taxation of Owners of REMIC Regular  Certificates—Original  Issue discount" in this  prospectus.  It is unclear whether any other  adjustments  would be required to reflect  differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip  Certificates.  The "stripped  coupon" rules of Section
1286 of the Code  will  apply to the  Grantor  Trust  Strip  Certificates.  Except as  described  above in
"Characterization  of  Investments  in  Grantor  Trust  Certificates—If  Stripped  Bond  Rules  Apply," no
regulations  or published  rulings  under  Section 1286 of the Code have been issued and some  uncertainty exists  as to how it will  be  applied  to  securities  such  as the  Grantor  Trust  Strip  Certificates.
Accordingly,  holders of  Grantor  Trust  Strip  Certificates  are  encouraged  to  consult  their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped  coupons,"  although they provide general  guidance as to how the original issue discount  sections of the Code will be applied.  In addition,  the discussion below is subject to the discussion under "—Possible  Application of Contingent  Payment Rules" and assumes that the holder of a Grantor Trust Strip  Certificate will not own any Grantor Trust  Fractional  Interest
Certificates.

         Under the stripped  coupon rules,  it appears that original issue discount will be required to be accrued in each month on the  Grantor  Trust  Strip  Certificates  based on a constant  yield  method.  In effect,  each holder of Grantor Trust Strip  Certificates  would include as interest  income in each month an amount equal to the product of the holder's  adjusted  basis in the Grantor Trust Strip  Certificate at the  beginning  of that month and the yield of the Grantor  Trust  Strip  Certificate  to the holder.  The yield would be calculated  based on the price paid for that Grantor Trust Strip  Certificate by its holder and the payments  remaining to be made thereon at the time of the purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage loans.  See  "Characterization  of
Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply" above.

         As noted above,  Section 1272(a)(6) of the Code requires that a prepayment  assumption be used in computing  the accrual of original  issue  discount with respect to some  categories of debt  instruments, and that  adjustments  be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the  prepayment  assumption.  To the extent the Grantor Trust Strip  Certificates  represent an interest in any pool of debt  instruments  the yield on which may be  affected  by reason of  prepayments, those  provisions  will apply to the Grantor Trust Strip  Certificates  for taxable years  beginning after
August 5, 1997. It is uncertain,  if a prepayment  assumption is used, whether the assumed prepayment rate would be  determined  based on  conditions  at the  time of the  first  sale of the  Grantor  Trust  Strip
Certificate  or, with  respect to any  subsequent  holder,  at the time of  purchase of the Grantor  Trust
Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip  Certificates will be significantly  slower if a prepayment  assumption  is  permitted  to be made than if yield is computed  assuming no  prepayments.  It currently  is intended to base  information  returns or reports to the IRS and  certificateholders  on the
Prepayment  Assumption  disclosed in the related  prospectus  supplement  and on a constant yield computed using a  representative  initial  offering  price for each  class of  certificates.  However,  none of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in  fact  prepay  at  a  rate  conforming  to  the  Prepayment  Assumption  or  at  any  other  rate,  and certificateholders  should bear in mind that the use of a representative  initial offering price will mean that the information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be  accurate  only as to the  initial  certificateholders  of each  series who bought at that price.
Prospective  purchasers of the Grantor Trust Strip  Certificates  are  encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.
         It is unclear  under what  circumstances,  if any, the  prepayment  of a mortgage  loan will give rise to a loss to the holder of a Grantor Trust Strip  Certificate.  If a Grantor Trust Strip  Certificate
is treated as a single  instrument  (rather than an interest in discrete mortgage loans) and the effect of prepayments  is  taken  into  account  in  computing  yield  with  respect  to  the  Grantor  Trust  Strip
Certificate,  it appears that no loss may be available as a result of any  particular  prepayment,  except possibly if  prepayments  occur at a rate faster than the  Prepayment  Assumption.  However,  if a Grantor
Trust  Strip  Certificate  is treated as an  interest in discrete  mortgage  loans,  or if the  Prepayment
Assumption  is not used,  then when a  mortgage  loan is  prepaid,  the  holder of a Grantor  Trust  Strip
Certificate  should be able to  recognize a loss equal to the portion of the  adjusted  issue price of the
Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible  Application of Contingent  Payment Rules. The coupon stripping rules' general treatment of  stripped  coupons  is to  regard  them  as  newly  issued  debt  instruments  in  the  hands  of  each purchaser.  To the extent  that  payments  on the  Grantor  Trust  Strip  Certificates  would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip  Certificates  could be considered to be debt instruments providing for contingent payments.  Under the OID Regulations,  debt instruments providing for contingent  payments are not subject to the same rules as debt  instruments  providing  for  noncontingent payments.  Regulations were promulgated on June 14, 1996,  regarding  contingent  payment debt instruments
(the  "Contingent  Payment  Regulations"),  but it appears that Grantor Trust Strip  Certificates,  to the extent  subject to Section  1272(a)(6)  of the Code,  as described  above,  or due to their  similarity to other  mortgage-backed  securities(such as REMIC regular interests and debt instruments subject to Section
1272(a)(6)  of the Code) that are  expressly  excepted  from the  application  of the  Contingent  Payment
Regulations,  are or may be excepted from these  regulations.  Like the OID  Regulations,  the  Contingent
Payment  Regulations  do  not  specifically   address   securities,   such  as  the  Grantor  Trust  Strip
Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the  contingent  payment rules under the Contingent  Payment  Regulations  were to apply,  the holder of a Grantor Trust Strip  Certificate would be required to apply the  "noncontingent  bond method."
Under  the  "noncontingent  bond  method,"  the  issuing  entity  of a  Grantor  Trust  Strip  Certificate determines a projected  payment  schedule on which  interest  will accrue.  Holders of Grantor Trust Strip
Certificates  are  bound by the  issuing  entity's  projected  payment  schedule.  The  projected  payment schedule consists of all noncontingent  payments and a projected amount for each contingent  payment based on the projected yield (as described below) of the Grantor Trust Strip  Certificate.  The projected amount of each payment is determined so that the projected  payment  schedule  reflects the projected  yield. The projected amount of each payment must reasonably  reflect the relative  expected values of the payments to be received by the holder of a Grantor Trust Strip  Certificate.  The projected yield referred to above is a reasonable  rate,  not less than the  "applicable  Federal  rate" that,  as of the issue date,  reflects general  market  conditions,  the credit  quality of the  Depositor,  and the terms and  conditions of the mortgage loans. The holder of a Grantor Trust Strip  Certificate  would be required to include as interest income in each month the adjusted  issue price of the Grantor Trust Strip  Certificate at the beginning of the  period  multiplied  by the  projected  yield,  and would add to, or  subtract  from,  the  income any variation between the payment actually received in that month and the payment  originally  projected to be made in that month.

         Assuming that a prepayment  assumption were used, if the Contingent Payment  Regulations or their principles  were applied to Grantor Trust Strip  Certificates,  the amount of income reported with respect thereto  would be  substantially  similar to that  described  under  "Taxation of Owners of Grantor  Trust
Strip  Certificates" in this prospectus.  Certificateholders  are encouraged to consult their tax advisors concerning  the  possible  application  of the  contingent  payment  rules  to  the  Grantor  Trust  Strip
Certificates.

         Sales of  Grantor  Trust  Certificates.  Any gain or loss  equal to the  difference  between  the amount  realized  on the  sale  or  exchange  of a  Grantor  Trust  Certificate  and its  adjusted  basis, recognized  on the sale or exchange of a Grantor  Trust  Certificate  by an investor who holds the Grantor
Trust  Certificate as a capital asset,  will be capital gain or loss,  except to the extent of accrued and unrecognized  market  discount,  which will be treated as ordinary  income,  and (in the case of banks and other financial  institutions)  except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor  Trust  Certificate  generally  will equal its cost,  increased  by any income  reported  by the seller  (including  original issue discount and market  discount  income) and reduced (but not below zero)
by any previously  reported losses,  any amortized  premium and by any  distributions  with respect to the
Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor  Trust  Certificate  may be partially or wholly  ordinary and not capital in some  circumstances.  Gain  attributable  to accrued and  unrecognized  market discount will be  treated  as  ordinary  income,  as will gain or loss  recognized  by banks  and  other  financial institutions subject Section 582(c) of the Code.  Furthermore,  a portion of any gain that might otherwise be capital  gain may be treated as ordinary  income to the extent that the Grantor  Trust  Certificate  is held as part of a  "conversion  transaction"  within the meaning of Section 1258 of the Code. A conversion transaction  generally  is one in which  the  taxpayer  has  taken  two or more  positions  in the same or similar property that reduce or eliminate market risk, if  substantially  all of the taxpayer's  return is attributable  to the time value of the taxpayer's net  investment in the  transaction.  The amount of gain realized in a  conversion  transaction  that is  recharacterized  as ordinary  income  generally  will not exceed the amount of interest  that would have accrued on the  taxpayer's  net  investment  at 120% of the appropriate  "applicable  Federal rate" (which rate is computed and  published  monthly by the IRS) at the time the taxpayer  enters into the  conversion  transaction,  subject to  appropriate  reduction for prior inclusion  of interest  and other  ordinary  income items from the  transaction.  Finally,  a taxpayer may elect to have net capital gain taxed at ordinary  income  rates  rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that taxable  year,  for purposes of the rule that limits the  deduction  of interest on  indebtedness  incurred to purchase or carry  property held for investment to a taxpayer's net investment income.

         Grantor  Trust  Reporting.  The master  servicer or the trustee  will furnish to each holder of a
Grantor  Trust  Fractional  Interest  Certificate  with each  distribution  a statement  setting forth the amount of the  distribution  allocable  to  principal  on the  underlying  mortgage  loans and to interest thereon at the related  pass-through  rate. In addition,  the master servicer or the trustee will furnish, within a  reasonable  time  after  the end of each  calendar  year,  to each  holder  of a  Grantor  Trust
Certificate who was a holder at any time during that year,  information  regarding the amount of servicing compensation  received by the master servicer and  subservicer  (if any) and any other  customary  factual information  as the master  servicer or the trustee  deems  necessary or  desirable  to enable  holders of
Grantor Trust  Certificates  to prepare their tax returns and will furnish  comparable  information to the
IRS as and when required by law to do so. Because the rules for accruing  discount and amortizing  premium with respect to the Grantor Trust  Certificates are uncertain in various  respects,  there is no assurance the IRS will agree with the issuing  entity's  information  reports of these items of income and  expense.
Moreover,  these  information  reports,  even if  otherwise  accepted as accurate by the IRS,  will in any event be  accurate  only as to the  initial  certificateholders  that  bought  their  certificates  at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus  supplement,  the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding.  In general, the rules described in "—REMICS—Backup  Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

         Foreign  Investors.  In general,  the discussion  with respect to REMIC Regular  certificates  in
"REMICS—Foreign  Investors in REMIC Certificates" in this prospectus applies to Grantor Trust Certificates except that Grantor Trust  Certificates  will, except as disclosed in the related  prospectus  supplement, be  eligible  for  exemption  from U.S.  withholding  tax,  subject  to the  conditions  described  in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent  that  interest  on a Grantor  Trust  Certificate  would be exempt  under  Sections
871(h)(1) and 881(c) of the Code from United  States  withholding  tax, and the Grantor Trust  Certificate is not held in connection with a  certificateholder's  trade or business in the United States, the Grantor
Trust  Certificate  will not be  subject to United  States  estate  taxes in the estate of a  non-resident alien individual.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement  pursuant to which the ES Classes of a series are created,  sold and administered will be  classified  as a  grantor  trust  under  subpart  E,  part I of  subchapter  J of the  Code.  The interests in the classes of securities  that have been  exchanged for ES Classes will be the assets of the exchangeable  security trust fund, and the ES Classes  represent  beneficial  ownership of these interests in the classes of securities.

         Tax Status

         The ES  Classes  will  represent  "real  estate  assets"  within  the  meaning  of  Code  Section
856(c)(4)(A) and assets described in Section  7701(a)(19)(C)  of the Code, and original issue discount and interest  accruing on ES Classes  will  represent  "interest on  obligations  secured by mortgages on real property"  within the  meaning  of  Section  856(c)(3)(B)  of the Code,  in each  case,  to the extent the securities or income on the  securities  would be qualifying if held directly  (although the matter is not entirely  clear for Strips,  defined  below).  ES Classes  will be  "qualified  mortgages"  under  Section
860G(a) (3) of the Code for a REMIC to the extent the  securities  the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents  beneficial  ownership of an interest in one or more classes of securities
on  deposit  in  an  exchangeable   security  trust  fund,  as  specified  in  the  applicable  prospectus supplement.  If it represents an interest in more than one class of securities,  a purchaser must allocate its basis in the ES Class  among the  interests  in the classes of  securities  in  accordance  with their relative fair market  values as of the time of  acquisition.  Similarly,  on the sale of such an ES Class, the  holder  must  allocate  the  amount  received  on the sale  among the  interests  in the  classes  of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must  account  separately  for each  interest in a class of  securities
(there may be only one such  interest).  Where the  interest  represents  a pro rata portion of a class of securities  that are  REMIC  regular  securities,  the  holder  of the ES Class  should  account  for such interest as described under  "REMICS—Taxation  of Owners of REMIC Regular  Certificates"  above. Where the interest  represents  beneficial  ownership  of a  disproportionate  part of the  principal  and  interest payments on a class of securities (a "Strip"),  the holder is treated as owning,  pursuant to Section 1286 of the Code,  "stripped bonds" to the extent of its share of principal  payments and "stripped coupons" to the extent of its share of interest  payments on such class of  securities.  We intend to treat each Strip as a single debt  instrument  for  purposes  of  information  reporting.  The IRS,  however,  could take a different  position.  For  example,  the IRS could  contend  that a Strip  should be treated as a pro rata part of the class of securities to the extent that the Strip  represents a pro rata portion  thereof,  and
"stripped  bonds" or  "stripped  coupons"  with respect to the  remainder.  An investor is  encouraged  to consult its tax advisor regarding this matter.

         A holder of an ES Class should  calculate  original issue discount with respect to each Strip and include it in ordinary  income as it  accrues,  which may be before the  receipt of cash  attributable  to such income,  in accordance  with a constant  interest  method that takes into account the  compounding of interest.  The holder should  determine  its yield to maturity  based on its purchase  price  allocated to the Strip and on a schedule of payments  projected using a prepayment  assumption,  and then make periodic adjustments  to take into account  actual  prepayment  experience.  With  respect to a particular  holder,
Treasury  regulations do not address whether the prepayment  assumption  used to calculate  original issue discount  would be  determined  at the time of purchase of the Strip or would be the  original  prepayment assumption  with respect to the related class of securities.  Further,  if the related class of securities is subject to redemption as described in the applicable  prospectus  supplement,  Treasury  regulations do not address the extent to which such  prepayment  assumption  should take into account the  possibility of the retirement of the Strip  concurrently  with the  redemption of such class of  securities.  An investor is encouraged to consult its tax advisor  regarding these matters.  For purposes of information  reporting relating to original issue  discount,  the original  yield to maturity of the Strip,  determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original  issue discount  accruing with respect to a Strip,  computed as described  above,  is negative  for any period,  the holder may be entitled to offset such amount only against  future  positive original  issue discount  accruing from such Strip (or possibly also against  original issue discount from prior  periods).  We intend to report by  offsetting  negative OID accruals only against  future  positive accruals of OID.  Although  not entirely  free from doubt,  such a holder may be entitled to deduct a loss to the extent that its  remaining  basis would exceed the maximum  amount of future  payments to which the holder is entitled  with respect to such Strip,  assuming no further  prepayments  of the  Mortgages  (or, perhaps,  assuming  prepayments at a rate equal to the prepayment  assumption).  Although the issue is not free  from  doubt,  all or a  portion  of such loss may be  treated  as a  capital  loss if the Strip is a capital asset in the hands of the holder.

         A  holder  realizes  gain or loss on the  sale of a Strip in an  amount  equal to the  difference between the amount  realized and its adjusted basis in such Strip.  The holder's  adjusted basis generally is equal to the  holder's  allocated  cost of the Strip,  increased  by income  previously  included,  and reduced (but not below zero) by  distributions  previously  received.  Except as described below, any gain or loss on such sale  generally  is capital  gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term  capital gain holding  period (more than one year).  Such gain or loss will be  ordinary  income or loss (1) for a bank or thrift  institution or (2) if the  securities  are REMIC regular  securities to the extent income  recognized by the holder is less than the income  that  would  have been  recognized  if the yield on such  interest  were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class",  for several ES Classes,  each, a  "Received  ES Class,"  and then  sells one of the  Received  ES  Classes,  the sale may be subject  the investor to the coupon  stripping  rules of Section 1286 of the Code.  The holder must  allocate its basis in the  Exchanged ES Class between the part of such class  underlying  the Received ES Class that was sold and the part of the  Exchanged  ES Class  underlying  the  Received  ES  Classes  that were  retained,  in proportion  to their  relative  fair market  values as of the date of such sale.  The holder is treated as purchasing  the interest  retained for the amount of basis  allocated  to such  interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

         Although  the  matter is not free  from  doubt,  a holder  that  acquires  in one  transaction  a combination  of ES Classes  that may be  exchanged  for a single ES Class that is  identical to a class of securities  that is on deposit  in the  related  exchangeable  security  trust  fund  should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An  exchange  of an  interest  in one or more ES  Classes  for an  interest  in one or more other related  ES  Classes  that  are  part of the  same  combination,  or vice  versa,  will  not be a  taxable exchange.  After the  exchange,  the holder is treated as  continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign  holder of an ES Class is subject to taxation in the same manner as foreign  holders of
REMIC  Regular  Certificates.  Such manner of taxation is discussed  under the heading in this  prospectus
"—REMICS —Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup  withholding  rules  similar to those  applicable to
REMIC  Regular  Certificates.  Such manner of taxation is discussed  under the heading in this  prospectus
"—REMICS —Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports  will be made to the IRS and to  holders of record of ES  Classes  that are not  excepted from the reporting requirements.

Callable Classes

         The tax  consequences  of holding or selling a Callable  Class will be  discussed  in the related
Prospectus Supplement.

                                            PENALTY AVOIDANCE

         The  summary of tax  considerations  contained  in this  prospectus  was  written to support  the promotion  and  marketing of the  securities,  and was not  intended or written to be used,  and cannot be used, by a taxpayer for the purpose of avoiding  United States  Federal  income tax penalties  that may be imposed.  Each  taxpayer is  encouraged to seek advice based on the  taxpayer's  particular  circumstances from an independent tax advisor.

                                     STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal  income tax  consequences  described  in this  prospectus  in "Federal
Income Tax  Consequences",  potential  investors  should consider the state and local tax  consequences of the  acquisition,  ownership,  and  disposition  of the securities  offered under this  prospectus and the prospectus  supplement.  State and local law may differ  substantially from the corresponding  federal tax law,  and the  discussion  above does not purport to  describe  any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors are  encouraged to consult their own tax advisors with respect to the various state and other tax  consequences  of investments  in the  securities  offered under this prospectus and the prospectus supplement.

                                           ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited  transaction  restrictions on ERISA
Plans and on various other retirement plans and arrangements,  including bank collective  investment funds and insurance  company  general and separate  accounts in which ERISA Plans are invested.  Section 4975 of the Code imposes  essentially the same  prohibited  transaction  restrictions on Tax Favored Plans.  ERISA and the Code  prohibit  a broad  range of  transactions  involving  assets  of Plans  and  persons  having obtained  certain  relationships  to  a  Plan,  called  "Parties  in  Interest",  unless  a  statutory  or administrative exemption is available with respect to any such transaction.

         Some  employee  benefit  plans,  including  governmental  plans (as  defined in Section  3(32) of
ERISA),  and, if no election has been made under Section  410(d) of the Code,  church plans (as defined in
Section  3(33) of ERISA) are not  subject to the ERISA  requirements.  Accordingly,  assets of these plans may be invested in the securities without regard to the ERISA  considerations  described below, subject to the  provisions  of other  applicable  federal,  state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code,  however,  is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries  general fiduciary  requirements,  including those of investment  prudence and  diversification  and the requirement  that a Plan's  investments be made for the exclusive  benefit of Plan  participants  and their  beneficiaries  and in  accordance  with the documents governing the Plan. Any person who has  discretionary  authority or control with respect to the management or disposition  of a Plan's assets,  or Plan Assets,  and any person who provides  investment  advice with respect to Plan Assets for a fee is a fiduciary of the  investing  Plan.  If the mortgage  loans and other assets  included  in the  issuing  entity  were to  constitute  Plan  Assets,  then any  party  exercising management  or  discretionary  control  with  respect  to those  Plan  Assets  may be  deemed to be a Plan
"fiduciary,"  and thus subject to the  fiduciary  responsibility  provisions  of ERISA and the  prohibited transaction  provisions  of ERISA and Section  4975 of the Code with  respect to any  investing  Plan.  In addition,  the  acquisition  or holding of  securities  by or on behalf of a Plan or with Plan Assets,  as well as the operation of the issuing  entity,  may  constitute or involve a prohibited  transaction  under
ERISA and the Code unless a statutory or  administrative  exemption is available.  Further,  ERISA and the
Code  prohibit a broad  range of  transactions  involving  Plan  Assets  and  persons,  called  Parties in
Interest  unless a statutory or  administrative  exemption  is  available.  Some Parties in Interest  that participate  in a  prohibited  transaction  may be subject to a penalty (or an excise tax)  imposed  under
Section  502(i) of ERISA or Section 4975 of the Code,  unless a statutory or  administrative  exemption is available with respect to any transaction of this sort.

         Some  transactions  involving  the  issuing  entity  might be  deemed  to  constitute  prohibited transactions  under  ERISA and the Code with  respect  to a Plan that  purchases  the  securities,  if the mortgage  loans and other  assets  included in a issuing  entity are deemed to be assets of the Plan.  The
DOL has promulgated the DOL  Regulations  concerning  whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying  assets of an entity,  including an issuing entity,  for purposes of applying  the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions of ERISA and the Code.  Under the DOL Regulations,  generally,  when a Plan acquires an "equity interest" in another  entity (such as the issuing  entity),  the  underlying  assets of that entity may be considered  to be Plan Assets unless an exception  applies.  Exceptions  contained in the DOL  Regulations provide that a Plan's  assets will not include an  undivided  interest in each asset of an entity in which the  Plan  makes an  equity  investment  if:  (1) the  entity  is an  operating  company;  (2) the  equity investment  made by the Plan is  either a  "publicly-offered  security"  that is  "widely  held,"  both as defined in the DOL  Regulations,  or a  security  issued by an  investment  company  registered  under the
Investment  Company Act of 1940,  as  amended;  or (3) Benefit  Plan  Investors  do not own 25% or more in value of any class of equity  securities issued by the entity.  In addition,  the DOL Regulations  provide that the term  "equity  interest"  means any  interest  in an entity  other  than an  instrument  which is treated as indebtedness  under applicable local law and which has no "substantial  equity features." Under the DOL  Regulations,  Plan Assets will be deemed to include an interest in the instrument  evidencing the equity interest of a Plan (such as a security with  "substantial  equity  features"),  and, because of the factual  nature  of some of the  rules  set forth in the DOL  Regulations,  Plan  Assets  may be deemed to include an interest in the  underlying  assets of the entity in which a Plan acquires an interest (such as the issuing entity).  Without regard to whether the securities are characterized as equity interests,  the purchase,  sale and holding of  securities by or on behalf of a Plan could be considered to give rise to a prohibited  transaction if the Issuing  Entity,  the trustee or any of their  respective  affiliates is or becomes a Party in Interest  with  respect to the Plan.  The  depositor,  Bear,  Stearns & Co.  Inc.,  the master  servicer or other  servicer,  any pool  insurer,  any special  hazard  insurer,  the trustee,  and certain of their  affiliates  might be  considered  Parties in Interest with respect to a Plan. If so, the acquisition,  holding or  disposition  of  securities  by or on behalf of such Plan could be considered to give rise to a  "prohibited  transaction"  within the meaning of ERISA and the Code unless an exemption is available.  Neither Plans nor persons  investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

         The DOL has issued  Prohibited  Transaction  Class Exemptions  ("PTCEs") which provide  exemptive relief to parties to any transaction  which  satisfies the conditions of the exemption.  A partial listing of the PTCEs which may be available  for  investments  in  securities  follows.  In addition,  the Pension
Protection  Act of 2006  provides a statutory  exemption  under  Section  408(b)(17)  of ERISA and Section
4975(d)(20) of the Code from certain  prohibited  transactions  between an ERISA plan,  Keogh plan, IRA or related  investment  vehicle  and a person or entity  that is a Party in  Interest  to such Plan solely by reason of providing  services to such plan or entity  (other than a Party in Interest that is a fiduciary, or its affiliate,  that has or exercises  discretionary  authority or control or renders investment advice with  respect to the assets of the plan or entity  involved in the  transaction),  provided  that there is adequate  consideration  for the  transaction.  Each of these  exemptions  is available  only if specified conditions  are satisfied and may provide  relief for some,  but not all, of the  prohibited  transactions that a  particular  transaction  may  cause.  The  prospectus  supplement  for a  particular  offering  of securities may tell you whether the  securities  themselves  satisfy the  conditions of these  exemptions.
You are  encouraged to consult with your advisors  regarding the specific  scope,  terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         Class exemptions for purchases and sales of securities.

         The following  exemptions  may apply to a purchase or sale of  securities  between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o        PTCE  84-14,  which  exempts  certain  transactions  approved  on  behalf of the Plan by independent qualified professional asset managers.

         o        PTCE  86-128,   which  exempts   certain   transactions   between  a  Plan  and  certain
                  broker-dealers.

         o        PTCE 90-1, which exempts certain  transactions  entered into by insurance company pooled separate accounts in which Plans have made investments.

         o        PTCE  91-38,  which  exempts  certain  transactions  entered  into  by  bank  collective investment funds in which Plans have made investments.

         o        PTCE 96-23, which exempts certain  transactions  approved on behalf of a Plan by certain in-house investment managers.

         These  exemptions  do not  expressly  address  prohibited  transactions  that might  result  from transactions  incidental  to the  operation  of a trust.  The  issuing  entity  cannot  assure  you that a purchase or sale of  securities  in reliance on one of these  exemptions  will not give rise to  indirect, non-exempt prohibited transactions.

         Class  exemptions  for  purchases  and sales of  securities  and  transactions  incidental to the operation of the Issuing Entity.

         The following  exemptions  may apply to a purchase or sale of  securities  between a Plan, on the one hand, and a Party in Interest,  on the other hand, and may also apply to prohibited  transactions that may result from transactions incident to the operation of the Issuing Entity:

         o        PTCE 95-60,  which exempts  certain  transactions  involving  insurance  company general accounts.

         o        PTCE 83-1,  which exempts  certain  transactions  involving the purchase of pass-through
                  certificates   in  mortgage  pool   investment   trusts  from,  and  the  sale  of  such
                  certificates  to, the pool  sponsor,  as well as  transactions  in  connection  with the servicing and operation of the pool.

         Prohibited  Transaction  Class  Exemption  83-1.  The U.S.  Department  of Labor  has  issued  an administrative  exemption,  Prohibited  Transaction  Class  Exemption  83-1 ("PTCE  83-1"),  which,  under certain  conditions,  exempts from the  application of the prohibited  transaction  rules of ERISA and the excise tax  provisions of Section 4975 of the Code  transactions  involving a Plan in connection  with the operation  of a  "mortgage  pool" and the  purchase,  sale and  holding  of  "mortgage  pool  pass-through certificates." A "mortgage pool" is defined as an investment pool,  consisting  solely of interest bearing obligations  secured  by first or  second  mortgages  or  deeds  of  trust  on  single-family  residential property,  property  acquired  in  foreclosure  and  undistributed  cash.  A "mortgage  pool  pass-through certificate" is defined as a certificate  which represents a beneficial  undivided  interest in a mortgage pool which  entitles  the holder to  pass-through  payments of principal  and  interest  from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:
         o        the depositor  and the trustee  maintain a system of insurance or other  protection  for the mortgage loans and the property  securing such mortgage loans,  and for indemnifying holders of certificates  against reductions in pass-through  payments due to defaults in loan  payments  or  property  damage in an amount at least equal to the greater of 1% of the aggregate  principal  balance of the mortgage loans, or 1% of the principal  balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o        and the payments  made and  retained by the  depositor  in  connection  with the issuing entity,  together with all funds inuring to the  depositor's  benefit for  administering the issuing  entity,  represent no more than  "adequate  consideration"  for selling the mortgage  loans,  plus  reasonable  compensation  for  services  provided to the issuing entity.

         In addition,  if it is applicable,  PTCE 83-1 exempts the initial sale of  certificates to a Plan with respect to which the depositor,  the special hazard insurer,  the pool insurer,  the master servicer, or other  servicer,  or the  trustee are or is a party in interest if the Plan does not pay more than fair market value for such  certificate  and the rights and  interests  evidenced by such  certificate  are not subordinated  to the rights and  interests  evidenced by other  certificates  of the same pool.  PTCE 83-1 also exempts from the prohibited  transaction  rules any transactions in connection with the servicing and operation of the mortgage  pool,  provided  that any payments  made to the master  servicer in  connection with the  servicing  of the issuing  entity are made in  accordance  with a binding  agreement,  copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the  depositor,  the master  servicer,  the special hazard  insurer,  the pool  insurer,  or the  trustee  is a  fiduciary,  PTCE 83-1 will only  apply if, in addition to the other requirements:

         o        the initial  sale,  exchange or transfer of  certificates  is  expressly  approved by an independent  fiduciary  who has  authority to manage and control those plan assets being invested in certificates;

         o        the  Plan  pays no more for the  certificates  than  would  be paid in an  arm's  length transaction;

         o        no investment  management,  advisory or underwriting  fee, sale  commission,  or similar compensation  is paid to the depositor with regard to the sale,  exchange or transfer of certificates to the Plan;

         o        the total value of the  certificates  purchased  by such Plan does not exceed 25% of the amount issued; and

         o        at  least  50%  of  the  aggregate   amount  of  certificates  is  acquired  by  persons
                  independent of the depositor,  the trustee, the master servicer,  and the special hazard insurer or pool insurer.

         Before purchasing  certificates,  a fiduciary of a Plan should confirm that the issuing entity is a "mortgage pool," that the certificates  constitute  "mortgage pool pass-through  certificates," and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own  determination as to the  availability  of the exemptive  relief  provided in PTCE 83-1, the Plan fiduciary  should consider the availability of any other prohibited transaction  exemptions.  The Plan fiduciary also should consider its general  fiduciary  obligations  under ERISA in determining  whether to purchase any  certificates  on behalf of a Plan.

Underwriter Exemption

         The DOL has issued Exemptions to some  underwriters,  which generally exempt from the application of the prohibited  transaction  provisions of Section 406 of ERISA,  and the excise taxes imposed on those prohibited  transactions  pursuant  to  Section  4975(a)  and (b) of the Code,  some  transactions,  among others,  relating to the servicing and operation of mortgage pools and the initial  purchase,  holding and subsequent resale of mortgage-backed  securities or other "securities" underwritten by an Underwriter,  as defined below,  provided that the  conditions  set forth in the Exemption are  satisfied.  For purposes of this section "ERISA  Considerations",  the term "Underwriter"  shall include (1) the underwriter,  (2) any person directly or indirectly,  through one or more  intermediaries,  controlling,  controlled by or under common control with the underwriter and (3) any member of the  underwriting  syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption  sets forth seven general  conditions  which must be satisfied for the Exemption to apply.

         First,  the  acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second,  the Exemption  only applies to securities  evidencing  rights and interests that are not subordinated to the rights and interests  evidenced by other securities of the same trust,  unless none of the mortgage loans has a loan-to- value ratio or combined  loan-to-value  ratio at the date of issuance of the securities that exceeds 100%.

         Third,  the  securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency.  However,  the securities must  be  rated  in one of the two  highest  generic  categories  by an  Exemption  Rating  Agency  if the loan-to-value ratio or combined  loan-to-value ratio of any one- to four-family  residential mortgage loan or home  equity  loan held in the  issuing  entity  exceeds  100% but does not exceed  125% at the date of issuance of the  securities,  and in that case the Exemption will not apply:  (1) to any of the securities if any  mortgage  loan or  other  asset  held in the  issuing  entity  (other  than a one- to  four-family residential  mortgage loan or home equity loan) has a loan-to-value ratio or combined  loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth,  the trustee cannot be an affiliate of any member of the "Restricted  Group",  other than the  Underwriter.  The Restricted Group consists of any  Underwriter,  the master servicer,  any servicer, any insurer,  the depositor,  any  counterparty to an "eligible swap" (as described below) and any obligor with  respect  to assets  included  in the  issuing  entity  consisting  of more than 5% of the  aggregate unamortized  principal  balance of the assets in the issuing entity as of the date of initial  issuance of the securities other than the underwriter.

         Fifth,  the sum of all payments  made to and retained by the  Underwriter(s)  must  represent not more than reasonable  compensation for  underwriting  the securities;  the sum of all payments made to and retained by the  depositor  pursuant to the  assignment of the assets to the related  issuing  entity must represent  not more than the fair market value of the  obligations;  and the sum of all  payments  made to and retained by the master  servicer,  the special  servicer and any  subservicer  must represent not more than reasonable  compensation for the person's  services under the related  Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth,  the investing  Plan or Plan Asset  investor must be an accredited  investor as defined in
Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh,  for Issuing Entities other than certain trusts, the documents  establishing the Issuing
Entity and  governing  the  transaction  must contain  certain  provisions  as described in the  Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include  owner-trusts,  as well as grantor-trusts and REMICs.  Owner-trusts are subject to certain  restrictions in their  governing  documents to ensure that their assets may not be reached by creditors of the  depositor in the event of  bankruptcy  or other  insolvency  and must provide certain legal opinions.

         The Exemption  permits interest rate swaps,  interest rate caps and yield  supplement  agreements to be assets of an issuing entity if certain conditions are satisfied.

         An  interest-rate  swap or (if purchased by or on behalf of the Issuing Entity) an  interest-rate cap contract  (collectively,  a "swap" or "swap  agreement")  is a permitted  issuing  entity asset if it:
(a) is an "eligible swap;" (b) is with an "eligible  counterparty;" (c) meets certain additional  specific conditions  which depend on whether the swap is a "ratings  dependent  swap" or a  "non-ratings  dependent swap" and (d) permits the Issuing  Entity to make  termination  payments to the swap  counterparty  (other than  currently  scheduled  payments)  solely  from  excess  spread or  amounts  otherwise  payable to the servicer,  depositor,  sponsor or any other seller.  Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which:  (a) is denominated in U.S.  dollars;  (b) pursuant to which the
Issuing Entity pays or receives,  on or immediately  prior to the respective  payment or distribution date for the class of  securities  to which the swap  relates,  a fixed rate of interest or a floating  rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of Funds
Index  (COFI)),  with the  Issuing  Entity  receiving  such  payments  on at least a  quarterly  basis and obligated to make  separate  payments no more  frequently  than the  counterparty,  with all  simultaneous payments  being  netted  ("allowable  interest  rate");  (c) has a  notional  amount  that does not exceed either:  (i) the  principal  balance of the class of  securities  to which the swap  relates,  or (ii) the portion of the principal balance of such class represented by obligations  ("allowable  notional amount");
(d) is not  leveraged  (i.e.,  payments  are  based  on the  applicable  notional  amount,  the day  count fractions,  the fixed or floating rates permitted above, and the difference  between the products thereof, calculated on a one-to-one  ratio and not on a multiplier  of such  difference)  ("leveraged");  (e) has a final  termination  date that is either the earlier of the date on which the Issuing Entity  terminates or the related class of securities are fully repaid and (f) does not  incorporate  any provision  which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible  counterparty"  means a bank or other  financial  institution  which has a rating at the date of issuance  of the  securities,  which is in one of the three  highest  long term credit  rating categories  or one of the two highest  short term credit  rating  categories,  utilized by at least one of the exemption  rating agencies  rating the securities;  provided that, if a counterparty is relying on its short term rating to establish  eligibility  under the  Exemption,  such  counterparty  must either have a long term rating in one of the three  highest long term rating  categories  or not have a long term rating from the applicable exemption rating agency.

         A "qualified  plan  investor" is a plan where the decision to buy a class of  securities  is made on behalf of the plan by an independent  fiduciary  qualified to understand the swap  transaction  and the effect the swap would have on the rating of the  securities  and such fiduciary is either (a) a "qualified professional  asset manager"  ("QPAM") under PTCE 84-14,  (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and  non-plan)  under  management  of at least $100 million at the time the securities are acquired by the plan.

         In "ratings  dependent  swaps"  (where the rating of a class of  securities  is  dependent on the terms and  conditions  of the swap),  the swap  agreement  must provide  that if the credit  rating of the counterparty  is  withdrawn  or reduced by any  exemption  rating  agency  below a level  specified by the exemption  rating agency,  the servicer must,  within the period specified under the Pooling and Servicing
Agreement:  (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the  exemption  rating  agency  and the  terms of which are  substantially  the same as the  current  swap agreement (at which time the earlier swap agreement must  terminate);  or (b) cause the swap  counterparty to establish any  collateralization or other arrangement  satisfactory to the exemption rating agency such that the then current  rating by the exemption  rating agency of the particular  class of securities  will not be  withdrawn  or  reduced  (and the  terms of the  swap  agreement  must  specifically  obligate  the counterparty  to perform these duties for any class of securities  with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the securities that are employee benefit plans or other  retirement  arrangements  must be notified in the immediately  following  periodic report  which is  provided  to the  holders of the  securities  but in no event  later than the end of the second month  beginning after the date of such failure.  Sixty days after the receipt of such report,  the exemptive  relief provided under the Exemption will  prospectively  cease to be applicable to any class of securities held by an employee  benefit plan or other retirement  arrangement  which involves such ratings dependent swap.

         "Non-ratings  dependent  swaps" (those where the rating of the securities  does not depend on the terms and  conditions  of the swap) are subject to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above,  the servicer will,  within a specified period after such rating  withdrawal or reduction:  (a) obtain a replacement swap agreement with an eligible  counterparty,  the terms of which are  substantially  the same as the current swap  agreement
(at which time the earlier swap agreement must  terminate);  (b) cause the counterparty to post collateral with  the  Issuing  Entity  in an  amount  equal  to all  payments  owed by the  counterparty  if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An  "eligible  yield  supplement   agreement"  is  any  yield  supplement  agreement  or  similar arrangement  or (if  purchased  by or on behalf of the Issuing  Entity) an interest  rate cap  contract to supplement  the  interest  rates  otherwise  payable  on  obligations  held by the  issuing  entity  ("EYS
Agreement").  If the EYS Agreement has a notional  principal  amount and/or is written on an International
Swaps and  Derivatives  Association,  Inc.  (ISDA) form, the EYS Agreement may only be held as an asset of the issuing entity if it meets the following  conditions:  (a) it is denominated in U.S.  dollars;  (b) it pays an  allowable  interest  rate;  (c) it is not  leveraged;  (d) it does not allow  any of these  three preceding  requirements to be unilaterally  altered without the consent of the trustee;  (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

         The  Exemption  also requires that the issuing  entity meet the following  requirements:  (1) the trust fund must consist  solely of assets of the type that have been included in other  investment  pools;
(2)  securities  evidencing  interests  in the other  investment  pools must have been rated in one of the four highest  generic  categories of one of the Exemption  Rating  Agencies for at least one year prior to the  acquisition  of  securities  by or on  behalf  of a Plan  or with  Plan  Assets;  and (3)  securities evidencing  interests in the other  investment  pools must have been  purchased  by  investors  other than
Plans for at least  one year  prior to any  acquisition  of  securities  by or on behalf of a Plan or with
Plan Assets.

         A fiduciary of a Plan or any person  investing  Plan Assets to purchase a security  must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the  general  conditions  of the  Exemption  are  satisfied,  the  Exemption  may  provide  an exemption  from the  restrictions  imposed by Sections  406(a) and 407(a) of ERISA,  and the excise  taxes imposed by Sections  4975(a) and (b) of the Code by reason of  Sections  4975(c)(1)(A)  through (D) of the
Code, in connection  with the direct or indirect  sale,  exchange or transfer of securities in the initial issuance of the securities or the direct or indirect  acquisition  or disposition in the secondary  market of securities by a Plan or with Plan Assets or the continued  holding of securities  acquired by a Plan or with Plan  Assets  pursuant  to either of the  foregoing.  However,  no  exemption  is  provided  from the restrictions  of Sections  406(a)(1)(E),  406(a)(2) and 407 of ERISA for the  acquisition  or holding of a security  on behalf of an  "Excluded  Plan" by any  person  who has  discretionary  authority  or  renders investment  advice with  respect to the assets of an Excluded  Plan.  For purposes of the  securities,  an
Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific  conditions  of the  Exemption  are also  satisfied,  the  Exemption may provide an exemption  from the  restrictions  imposed by Sections  406(b)(1) and (b)(2) of ERISA,  and the excise taxes  imposed by Sections  4975(a) and (b) of the Code by reason of Section  4975(c)(1)(E)  of the
Code, in connection with:

         1.       The  direct or  indirect  sale,  exchange  or  transfer  of  securities  in the  initial issuance of  securities  between the  depositor  or an  Underwriter  and a Plan when the person who has  discretionary  authority  or renders  investment  advice with respect to the  investment of Plan Assets in the  securities is (a) a mortgagor  with respect to 5%
                  or less of the fair market  value of the issuing  entity  assets or (b) an  affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii.      Each Plan's  investment  in each class of  securities  does not exceed
                                    25% of the outstanding securities in the class,

                           iii.     After the Plan's  acquisition of the  securities,  no more than 25% of the assets  over which the  fiduciary  has  investment  authority  are invested in securities of an issuing  entity  containing  assets which are sold or serviced by the same entity, and

                           iv.      In  the  case  of  initial   issuance   (but  not   secondary   market
                                    transactions),  at least 50% of each class of securities  and at least
                                    50% of the aggregate  interests in the issuing  entity are acquired by persons independent of the Restricted Group;

         2.       The  direct  or  indirect   acquisition  or  disposition  in  the  secondary  market  of securities  by a Plan or with Plan assets  provided that the  conditions  in (i),  (iii)
                  and (iv) of 1 above are met; and

         3.       The continued  holding of securities  acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further,  if the specific  conditions of the Exemption are  satisfied,  the Exemption may provide an exemption from the  restrictions  imposed by Sections  406(a),  406(b) and 407 of ERISA, and the excise taxes  imposed  by  Sections  4975(a)  and (b) of the Code by reason of  Section  4975(c)  of the Code for transactions  in  connection  with the  servicing,  management  and operation of the issuing  entity.  The depositor  expects  that the  specific  conditions  of the  Exemption  required  for this  purpose will be satisfied  with respect to the  securities  so that the  Exemption  would  provide an  exemption  from the restrictions  imposed  by  Sections  406(a)  and (b) of ERISA  (as well as the  excise  taxes  imposed  by
Sections  4975(a)  and (b) of the Code by reason of  Section  4975(c)  of the  Code) for  transactions  in connection with the servicing,  management and operation of the issuing entity,  provided that the general conditions of the Exemption are satisfied.

         The Exemption  also may provide an exemption from the  application of the prohibited  transaction provisions of Sections  406(a) and 407(a) of ERISA,  and the excise taxes  imposed by Section  4975(a) and
(b) of the Code by  reason of  Sections  4975(c)(1)(A)  through  (D) of the Code if the  restrictions  are deemed to otherwise  apply merely  because a person is deemed to be a Party in Interest with respect to an investing  Plan by  virtue  of  providing  services  to the  Plan (or by  virtue  of  having  a  specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed  and asset-backed  securities transactions  using pre-funding  accounts for trusts issuing  securities.  With respect to the securities, the Exemption will generally allow mortgage loans  supporting  payments to  securityholders,  and having a value  equal to no more than 25% of the total  principal  amount of the  securities  being  offered by the issuing  entity,  to be  transferred  to the  issuing  entity  within the  Pre-Funding  Period  instead of requiring that all the mortgage  loans be either  identified or transferred on or before the Closing Date.
In general,  the relief applies to the purchase,  sale and holding of securities  which otherwise  qualify for the Exemption, provided that the following general conditions are met:

         o        the ratio of the amount  allocated  to the  pre-funding  account to the total  principal amount of the securities being offered must be less than or equal to 25%;

         o        all  additional  mortgage  loans  transferred  to the related  issuing  entity after the
                  Closing Date must meet the same terms and  conditions  for  eligibility  as the original mortgage loans used to create the issuing  entity,  which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o        the  transfer  of the  additional  mortgage  loans  to the  issuing  entity  during  the
                  Pre-Funding  Period  must not result in the  securities  to be covered by the  Exemption receiving a lower credit  rating from an Exemption  Rating  Agency upon  termination  of the  Pre-Funding  Period  than the rating  that was  obtained at the time of the initial issuance of the securities by the issuing entity;

         o        solely as a result of the use of  pre-funding,  the weighted  average annual  percentage interest  rate for the  mortgage  loans  included in the related  issuing  entity on the
                  Closing  Date and all  additional  mortgage  loans  transferred  to the related  issuing entity  after the Closing  Date at the end of the Pre-  Funding  Period must not be more than  100  basis  points  lower  than  the  rate  for  the  mortgage  loans  which  were transferred to the issuing entity on the Closing Date;

         o        either:

                  (1)      the  characteristics  of  the  additional  mortgage  loans  transferred  to the related  issuing  entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2)      an independent  accountant retained by the depositor must provide the depositor with a letter (with copies  provided to the Exemption  Rating Agency rating the securities,  the  Underwriter  and  the  trustee)  stating  whether  or not the characteristics  of the additional  mortgage  loans  transferred to the related issuing entity after the Closing Date conform to the characteristics  described in the prospectus or prospectus  supplement and/or agreement.  In preparing the letter,  the  independent  accountant  must use the same type of  procedures as were  applicable to the mortgage  loans which were  transferred  to the issuing entity as of the Closing Date;

         o        the  Pre-Funding  Period  must end no later  than  three  months  or 90 days  after  the
                  Closing Date or earlier in some  circumstances  if the pre-funding  accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o        amounts  transferred to any pre-funding  accounts and/or  capitalized  interest  account used in connection with the  pre-funding  may be invested only in investments  which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1)      be direct  obligations of, or obligations fully guaranteed as to timely payment
                           of  principal   and   interest   by,  the  United   States  or  any  agency  or
                           instrumentality  thereof  (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2)      have been rated (or the  obligor  has been  rated) in one of the three  highest generic  rating  categories by one of the  Exemption  Rating  Agencies  ("ERISA
                           Permitted Investments");

         o        the prospectus or prospectus  supplement  must describe the duration of the  Pre-Funding
                  Period;

         o        the trustee (or any agent with which the trustee  contracts to provide  trust  services)
                  must be a  substantial  financial  institution  or trust  company  experienced  in trust activities and familiar with its duties,  responsibilities  and liabilities  with ERISA.
                  The trustee,  as legal owner of the issuing entity,  must enforce all the rights created in favor of  securityholders  of the issuing entity,  including  employee  benefit plans subject to ERISA.

Insurance company general accounts

         o        In the event that  securities  which are  certificates  do not meet the  requirements of the  Exemption  solely  because  they  are  subordinate  certificates  or fail to meet a minimum  rating  requirements  under the  Exemption,  certain  Plans may be  eligible to purchase  certificates  pursuant  to  Sections  I and III of PTCE  95-60  which  permits
                  insurance   company  general  accounts  as  defined  in  PTCE  95-60  to  purchase  such certificates if they otherwise meet all of the other requirements of the Exemption.

         o        Insurance  companies  contemplating  the  investment  of general  account  assets in the securities  are  encouraged  to consult  with their legal  advisors  with respect to the applicability  of  Section  401(c) of ERISA.  The DOL  issued  final  regulations  under
                  Section 401(c) which became effective on July 5, 2001.

Revolving pool features

         The  Exemption  only covers  certificates  backed by a "fixed" pool of loans which  requires that all the loans must be transferred to the issuing  entity or identified at closing (or  transferred  within the Pre-Funding  Period,  if pre-funding  meeting the conditions  described  above is used).  Accordingly, certificates  issued by issuing entities which feature  revolving pools of assets will not be eligible for a purchase  by Plans.  However,  securities  which are notes  backed by  revolving  pools of assets may be eligible  for  purchase  by Plans  pursuant  to  certain  other  prohibited  transaction  exemptions.  See discussion below in "ERISA Considerations Relating to Notes."

ERISA Considerations Relating to Notes

         Under the DOL  Regulations,  the assets of the issuing  entity would be treated as "plan  assets"
of a Plan for the  purposes of ERISA and the Code only if the Plan  acquires an "equity  interest"  in the issuing  entity and none of the  exceptions  contained in the DOL  Regulations  is  applicable.  An equity interest is defined under the DOL  Regulations  as an interest  other than an instrument  which is treated as indebtedness  under  applicable local law and which has no substantial  equity features.  Assuming that the notes are  treated as  indebtedness  without  substantial  equity  features  for  purposes  of the DOL
Regulations,  then such notes will be eligible for purchase by Plans.  However,  without regard to whether the notes are treated as an "equity  interest" for such purposes,  the  acquisition or holding of notes by or on  behalf of a Plan  could be  considered  to give rise to a  prohibited  transaction  if the  issuing entity or any of its affiliates is or becomes a party in interest or  disqualified  person with respect to such  Plan,  or in the  event  that  a note  is  purchased  in the  secondary  market  and  such  purchase constitutes  a sale or  exchange  between  a Plan and a party in  interest  or  disqualified  person  with respect to such Plan.  There can be no assurance  that the issuing  entity or any of its  affiliates  will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption  permits  issuing  entities  which are grantor  trusts,  owner-trusts  or REMICs to issue  notes,  as well as  certificates,  provided a legal  opinion  is  received  to the effect  that the noteholders  have a perfected  security  interest in the issuing  entity's  assets.  The exemptive  relief provided  under the Exemption  for any  prohibited  transactions  which could be caused as a result of the operation,  management  or  servicing of the issuing  entity and its assets  would not be  necessary  with respect to notes with no  substantial  equity  features  which are issued as  obligations  of the  issuing entity.  Nevertheless,  because other  prohibited  transactions  might be involved,  the  Exemption  would provide  prohibited  transaction  exemptive  relief,  provided  that the same  conditions of the Exemption described above relating to certificates  are met with respect to the notes.  The same limitations of such exemptive  relief relating to  acquisitions of certificates by fiduciaries  with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the  Exemption is not  applicable  to the notes,  one or more other  prohibited transactions  exemptions may be available to Plans  purchasing or transferring the notes depending in part upon the type of Plan  fiduciary  making the  decision  to acquire the notes and the  circumstances  under which such  decision is made.  These  exemptions  include,  but are not  limited to, PTCE 90-1  (regarding investments by insurance  company pooled separate  accounts),  PTCE 91-38  (regarding  investments by bank collective  investments funds),  PTCE 84-14 (regarding  transactions  effected by "qualified  professional asset  managers"),  PTCE 95-60  (regarding  investments by insurance  company  general  accounts) and PTCE
96-23 (regarding  transactions effected by "in-house asset managers")  (collectively,  the "Investor-Based
Exemptions").  However,  even if the conditions specified in these Investor-Based  Exemptions are met, the scope of the relief  provided  under  such  Exemptions  might or might not cover all acts  which  might be construed as prohibited transactions.

         In the event that the Exemption is not  applicable to the notes,  there can be no assurance  that any class of notes will be treated as  indebtedness  without  substantial  equity features for purposes of the DOL Regulations.  There is increased  uncertainty  regarding the  characterization of debt instruments that do not carry an investment grade rating.  Consequently,  in the event of a withdrawal or downgrade to below  investment  grade of the rating of a class of notes,  the subsequent  transfer of such notes or any interest  therein to a Plan  trustee or other person  acting on behalf of a Plan,  or using Plan Assets to effect such transfer,  will be restricted.  Unless otherwise stated in the related prospectus  supplement, by acquiring a note,  each  purchaser  will be deemed to represent that either (1) it is not acquiring the note with Plan Assets;  or (2) (A) either (i) none of the issuing entity,  the depositor any  underwriter, the trustee,  the master  servicer,  any other servicer or any of their  affiliates is a party in interest with  respect to such  purchaser  that is a Plan or (ii) PTCE 90-1,  PTCE 91-38,  PTCE 84-14,  PTCE 95-60,
PTCE 96-23 or some other  prohibited  transaction  exemption is applicable to the  acquisition and holding of the note by such  purchaser  and (B) the notes are rated  investment  grade or better  and such  person believes that the notes are properly  treated as  indebtedness  without  substantial  equity  features for purposes  of the DOL  Regulations,  and agrees to so treat the  notes.  Alternatively,  regardless  of the rating of the notes,  such person may provide the  trustee  with an opinion of counsel,  which  opinion of counsel  will not be at the  expense  of the  issuing  entity,  the  depositor,  the  trustee,  the master servicer or any other  servicer,  which  opines that the  purchase,  holding and  transfer of such note or interest  therein is  permissible  under  applicable  law,  will not  constitute or result in a non-exempt prohibited  transaction  under ERISA or Section 4975 of the Code and will not subject the issuing  entity, the  depositor,  the trustee,  the master  servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING  CONSIDERATIONS  RELATING TO ERISA
AND THE CODE THAT ARE APPLICABLE TO THE RELATED  SECURITIES.  BEFORE PURCHASING  SECURITIES IN RELIANCE ON
THE EXEMPTION,  THE INVESTOR-BASED  EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF
CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN  INVESTOR WHO PROPOSES TO USE "PLAN  ASSETS" OF ANY PLAN TO PURCHASE  SECURITIES  OF ANY
SERIES OR CLASS ARE  ENCOURAGED  TO CONSULT WITH ITS COUNSEL WITH  RESPECT TO THE  POTENTIAL  CONSEQUENCES
UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

         With respect to those  classes of  exchangeable  securities  which were  eligible  for  exemptive relief under the Exemption when  purchased,  the Exemption would also cover the acquisition or disposition of such  exchangeable  securities when the  securityholder  exercises its exchange rights.  However,  with respect to classes of  exchangeable  securities  which were not  eligible for  exemptive  relief under the
Exemption when purchased,  the exchange,  purchase or sale of such securities  pursuant to the exercise of exchange  rights  or call  rights  may  give  rise to  prohibited  transactions  if a Plan  and a Party in
Interest with respect to such Plan are involved in the transaction.  However,  one or more  Investor-Based
Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

         A Plan  that is  exempt  from  federal  income  taxation  pursuant  to  Section  501 of the  Code nonetheless  will be subject to  federal  income  taxation  to the  extent  that its income is  "unrelated business taxable income" within the meaning of Section 512 of the Code.

Consultation with Counsel

         There can be no assurance  that the Exemption or any other DOL exemption  will apply with respect to any  particular  Plan that acquires the securities  or, even if all the  conditions  specified  therein were  satisfied,  that any such  exemption  would apply to  transactions  involving  the  issuing  entity.
Prospective  Plan  investors are  encouraged to consult with their legal counsel  concerning the impact of
ERISA and the Code and the  potential  consequences  to their  specific  circumstances  prior to making an investment in the securities.  Neither the depositor,  the trustees,  the master servicer nor any of their respective  affiliates will make any  representation  to the effect that the securities  satisfy all legal requirements  with respect to the investment  therein by Plans  generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         Before  purchasing a security in reliance on the Exemption,  or an Investor-Based  Exemption,  or
any other  exemption,  a fiduciary of a Plan or other Plan Asset  investor  should itself confirm that (a)
all the specific and general conditions set forth in the Exemption,  an Investor-Based  Exemption or other exemption  would be  satisfied  and (b) in the case of a  security  purchased  under  the  Exemption,  the security  constitutes  a  "security"  for  purposes  of the  Exemption.  In  addition  to  making  its own determination as to the availability
of the exemptive relief provided in the Exemption,  and Investor-Based  Exemption or other exemption,  the
Plan fiduciary should consider its general  fiduciary  obligations  under ERISA in determining  whether to purchase the securities on behalf of a Plan.

         A  governmental  plan as  defined  in Section  3(32) of ERISA is not  subject  to ERISA,  or Code
Section 4975.  However,  such governmental plan may be subject to federal,  state and local law, which is, to a material  extent,  similar to the  provisions  of ERISA or a Code  Section  4975.  A  fiduciary  of a governmental  plan  should  make  its own  determination  as to the  propriety  of such  investment  under applicable  fiduciary or other  investment  standards,  and the need for the availability of any exemptive relief under any similar law.

                                         LEGAL INVESTMENT MATTERS

         Each class of  certificates  or notes offered by this  prospectus  and by the related  prospectus supplement  will be rated at the date of  issuance  in one of the four  highest  rating  categories  by at least one Rating Agency.  If so specified in the related  prospectus  supplement,  each such class that is rated  in one of the two  highest  rating  categories  by at  least  one  Rating  Agency  will  constitute
"mortgage related  securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts,  corporations,  partnerships,  associations,  business  trusts and  business  entities  (including depository  institutions,  life insurance  companies and pension  funds)  created  pursuant to or existing under the laws of the United  States or of any State  whose  authorized  investments  are subject to state regulation  to the same extent that,  under  applicable  law,  obligations  issued by or  guaranteed as to principal  and interest by the United States or any agency or  instrumentality  thereof  constitute  legal investments for the entities.  Under SMMEA, if a State enacted  legislation on or prior to October 3, 1991 specifically  limiting  the legal  investment  authority  of any such  entities  with respect to "mortgage related  securities,"  such  securities  will constitute  legal  investments  for entities  subject to the legislation  only to the extent provided  therein.  Some States have enacted  legislation  which overrides the preemption  provisions of SMMEA. SMMEA provides,  however,  that in no event will the enactment of any such  legislation  affect the  validity  of any  contractual  commitment  to  purchase,  hold or invest in
"mortgage related securities," or require the sale or other disposition of the securities,  so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA  also   amended  the  legal   investment   authority  of   federally-chartered   depository
institutions as follows:  federal savings and loan  associations  and federal savings banks may invest in, sell or otherwise  deal with  "mortgage  related  securities"  without  limitation as to the percentage of their assets represented thereby,  federal credit unions may invest in the securities,  and national banks may purchase the securities for their own account without regard to the limitations  generally  applicable to investment  securities set forth in 12 U.S.C.  24 (Seventh),  subject in each case to such  regulations as the applicable federal regulatory authority may prescribe.

         The  Federal  Financial  Institutions   Examination  Council  has  issued  a  supervisory  policy
statement  applicable  to all  depository  institutions,  setting  forth  guidelines  for and  significant restrictions on investments in "high-risk  mortgage  securities." The policy statement has been adopted by the Federal  Reserve Board,  the Office of the  Comptroller of the Currency,  the FDIC and the OTS with an effective date of February 10, 1992. The policy statement  generally  indicates that a mortgage derivative product  will be deemed to be high risk if it exhibits  greater  price  volatility  than a standard  fixed rate thirty-year  mortgage security.  According to the policy statement,  prior to purchase,  a depository institution  will be required to determine  whether a mortgage  derivative  product that it is considering acquiring is high-risk,  and if so that the proposed  acquisition would reduce the  institution's  overall interest rate risk.  Reliance on analysis and  documentation  obtained  from a securities  dealer or other outside  party  without  internal  analysis  by the  institution  would be  unacceptable.  There can be no assurance  as to which  classes  of offered  securities  will be  treated  as  high-risk  under the policy statement.

         The  predecessor  to the OTS issued a  bulletin,  entitled,  "Mortgage  Derivative  Products  and
Mortgage  Swaps",  which  is  applicable  to  thrift  institutions  regulated  by the  OTS.  The  bulletin established  guidelines  for the  investment  by  savings  institutions  in certain  "high-risk"  mortgage derivative  securities  and  limitations on the use of the  securities by insolvent,  undercapitalized  or otherwise  "troubled"  institutions.  According to the  bulletin,  such  "high-risk"  mortgage  derivative securities  include  securities  having  specified  characteristics,  which may  include  some  classes of offered  securities.  In  addition,  the  National  Credit  Union  Administration  has issued  regulations governing  federal credit union  investments  which prohibit  investment in specified types of securities, which may include  some  classes of offered  securities.  Similar  policy  statements  have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of  securities  that is not rated in one of the two  highest  rating  categories  by at least  one  Rating  Agency,  and any  other  class  of  securities  specified  in the  related  prospectus supplement,  will not  constitute  "mortgage  related  securities"  for  purposes  of  SMMEA.  Prospective investors in these classes of securities,  in  particular,  should  consider the matters  discussed in the following paragraph.

         There may be other  restrictions  on the ability of investors  either to purchase some classes of offered  securities  or to purchase  any class of offered  securities  representing  more than a specified percentage  of the  investors'  assets.  The  depositor  will  make no  representations  as to the  proper characterization  of any class of offered securities for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of  certificates  or notes under  applicable  legal investment  restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of any  class  of certificates  or notes.  Accordingly,  all  investors  whose  investment  activities  are subject to legal investment laws and regulations,  regulatory capital requirements or review by regulatory  authorities are encouraged  to  consult  with their own legal  advisors  in  determining  whether  and to what  extent the offered  securities  of any class  thereof  constitute  legal  investments  or are subject to  investment, capital or other restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                             USE OF PROCEEDS

         Substantially  all of the net  proceeds to be  received  from the sale of  certificates  or notes will be applied by the  depositor  to finance the purchase of, or to repay  short-term  loans  incurred to finance the purchase of, the mortgage loans and/or  mortgage  securities in the respective  mortgage pools and to pay other  expenses.  The  depositor  expects  that it will  make  additional  sales of  securities similar to the  offered  securities  from time to time,  but the timing and amount of any such  additional offerings  will be dependent upon a number of factors,  including the volume of mortgage  loans  purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                         METHODS OF DISTRIBUTION

         The depositor  will offer the  securities in series.  The  distribution  of the securities may be effected from time to time in one or more  transactions,  including  negotiated  transactions,  at a fixed public  offering  price  or at  varying  prices  to be  determined  at the  time of sale or at the time of commitment therefor.  If so specified in the related prospectus  supplement,  Bear, Stearns & Co. Inc., an affiliate  of the  depositor,  acting  as  underwriter  with  other  underwriters,  if any,  named in such prospectus  supplement will distribute the securities in a firm  commitment  underwriting,  subject to the terms and conditions of the  underwriting  agreement.  In such event,  the related  prospectus  supplement may also  specify that the  underwriters  will not be  obligated  to pay for any  securities  agreed to be purchased by purchasers  pursuant to purchase agreements  acceptable to the depositor.  In connection with the sale of the securities,  underwriters may receive  compensation  from the depositor or from purchasers of the  securities  in  the  form  of  discounts,  concessions  or  commissions.  The  related  prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities,  in addition to the method of  distribution as described in the prospectus  supplement and this base prospectus,  the distribution of any class of the offered  securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively,  the  related  prospectus  supplement  may specify  that Bear,  Stearns & Co. Inc.
acting  as  agent or in some  cases  as  principal  with  respect  to  securities  that it has  previously purchased or agreed to purchase,  will  distribute  the  securities.  If Bear,  Stearns & Co. Inc. acts as agent in the sale of securities,  Bear,  Stearns & Co. Inc. will receive a selling commission with respect to each series of securities,  depending on market conditions,  expressed as a percentage of the aggregate principal  balance of the  securities  sold  hereunder as of the closing date.  The exact  percentage  for each series of  securities  will be disclosed  in the related  prospectus  supplement.  To the extent that
Bear,  Stearns & Co.  Inc.  elects to purchase  securities  as  principal,  Bear,  Stearns & Co. Inc.  may realize  losses or profits based upon the difference  between its purchase price and the sales price.  The related  prospectus  supplement  with respect to any series offered other than through  underwriters  will contain  information  regarding the nature of such offering and any  agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor  will  indemnify  Bear,  Stearns & Co. Inc. and any  underwriters  against  certain civil  liabilities,  including  liabilities  under  the  Securities  Act of 1933,  or will  contribute  to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary  course of business,  the  depositor  and Bear,  Stearns & Co. Inc. may engage in various  securities  and  financing  transactions,  including  repurchase  agreements  to provide  interim financing of the  depositor's  mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear,  Stearns & Co. Inc.  may use this  prospectus  and the  related  prospectus  supplement  in connection with offers and sales related to market-making  transactions in the securities.  Bear,  Stearns
& Co.  Inc.  may act as  principal  or agent  in such  transactions.  Such  sales  will be made at  prices related to prevailing market prices at the time of sale or otherwise.

         The depositor  anticipates that the securities will be sold primarily to institutional  investors
or  sophisticated  non-institutional  investors.   Purchasers  of  securities,   including  dealers,  may,
depending on the facts and  circumstances  of such purchases,  be deemed to be  "underwriters"  within the meaning  of the  Securities  Act of 1933 in  connection  with  reoffers  and sales by them of  securities.
Securityholders  are  encouraged  to consult  with their legal  advisors  in this  regard  before any such reoffer or sale.

                                              LEGAL MATTERS

         Legal matters in connection  with the  securities of each series,  including  both federal income tax matters and the legality of the  securities  being  offered,  will be passed upon for the depositor by
Thacher Proffitt & Wood llp, New York, New York,  Orrick,  Herrington & Sutcliffe LLP, New York, New York,
or Greenberg Traurig LLP, New York, New York.

                                          FINANCIAL INFORMATION

         With  respect to each series,  a new issuing  entity will be formed,  and no issuing  entity will engage in any business  activities or have any assets or obligations  prior to the issuance of the related series.  Accordingly,  no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                                 RATINGS

         It is a condition  to the issuance of any class of offered  securities  that they shall have been rated not lower than  investment  grade,  that is, in one of the four  highest  rating  categories,  by at least one Rating Agency.

         Ratings on mortgage  pass-through  certificates and mortgage-backed  notes address the likelihood of receipt by the  holders  thereof of all  collections  on the  underlying  mortgage  assets to which the holders are entitled.  These ratings address the structural,  legal and issuer-related  aspects associated with the certificates  and notes,  the nature of the underlying  mortgage assets and the credit quality of the guarantor,  if any. Ratings on mortgage  pass-through  certificates and  mortgage-backed  notes do not represent any  assessment  of the  likelihood  of principal  prepayments  by borrowers or of the degree by which the prepayments might differ from those originally anticipated.  As a result,  securityholders might suffer a lower than  anticipated  yield,  and, in addition,  holders of stripped  interest  securities  in extreme cases might fail to recoup their initial investments.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                          AVAILABLE INFORMATION

         The  depositor  is  subject  to  the  informational  requirements  of  the  Exchange  Act  and in accordance  therewith  files  reports  and  other  information  with the  Commission.  Reports  and  other information  filed by the depositor can be inspected and copied at the Public  Reference  Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549, and its Regional Offices located as follows:
Chicago  Regional  Office,  500 West  Madison,  14th Floor,  Chicago,  Illinois  60661;  New York Regional
Office,  233  Broadway,  New York,  New York 10279.  Copies of the material can also be obtained  from the
Public Reference  Section of the Commission,  100 F Street NE,  Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,  Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference
Room may be obtained by calling the Securities  and Exchange  Commission at (800)  SEC-0330.  Exchange Act
reports as to any series filed with the  Commission  will be filed under the issuing  entity's  name.  The depositor does not intend to send any financial reports to security holders.

         The issuing  entity's annual reports on Form 10-K (including  reports of assessment of compliance with  the AB  Servicing  Criteria,  attestation  reports,  and  statements  of  compliance,  discussed  in
"Servicing  of  Mortgage  Loans—Evidence  as to  Compliance"  in the  related  prospectus  supplement  and
"Description  of the Securities — Reports to  Securityholders"  in this  prospectus,  required to be filed under  Regulation  AB),  periodic  distribution  reports  on Form  10-D,  current  reports on Form 8-K and amendments to those reports,  together with such other reports to security  holders or  information  about the  securities  as shall have been  filed  with the  Commission  will be posted on the  trustee's  or the securities  administrator's  internet web site, as applicable,  as soon as reasonably practicable after it has been  electronically  filed with, or furnished to, the Commission.  The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the  registration  statement
(of which this  prospectus  forms a part) and  exhibits  thereto  which the  depositor  has filed with the
Commission under the Securities Act and to which reference is hereby made.

                                        REPORTS TO SECURITYHOLDERS

         The master servicer or another  designated person will be required to provide periodic  unaudited reports  concerning  each issuing  entity to all registered  holders of offered  securities of the related series with respect to each issuing  entity as are  required  under the Exchange Act and the  Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each  issuing  entity,  so long as it is required to file reports  under the Exchange  Act, those reports will be made available as described above under "Available Information".

         As to each  issuing  entity that is no longer  required to file reports  under the Exchange  Act, periodic  distribution  reports will be posted on the website of the sponsor,  depositor,  master servicer or securities  administrator,  as applicable,  referenced above under  "Available  Information" as soon as practicable.  Annual  reports of  assessment  of compliance  with the AB Servicing  Criteria,  attestation reports,  and statements of compliance  will be provided to registered  holders of the related  securities upon request free of charge.  See "Servicing of Mortgage  Loans—Evidence  as to Compliance" in the related prospectus  supplement  and  "Description  of  the  Securities  —  Reports  to  Securityholders"  in  this prospectus.

                                INCORPORATION OF INFORMATION BY REFERENCE

         There  are  incorporated  into  this  prospectus  and in the  related  prospectus  supplement  by reference  all  documents,  including  but not limited to the  financial  statements  and reports filed or caused to be filed or  incorporated  by  reference  by the  depositor  with  respect to an issuing  entity pursuant to the  requirements  of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series;  provided,  however, this prospectus and any related  prospectus  supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to an issuing entity.

         The  depositor  will provide or cause to be provided  without  charge to each person to whom this prospectus  is delivered  in  connection  with the offering of one or more classes of offered  securities, upon  written  or oral  request  of the  person,  a copy of any or all the  reports  incorporated  in this prospectus by reference,  in each case to the extent the reports  relate to one or more of such classes of the offered  securities,  other than the exhibits to the documents,  unless the exhibits are  specifically incorporated  by reference in the documents.  Requests  should be directed in writing to Structured  Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179,  Attention:  Secretary,  or by
telephone at (212)  272-2000.  The depositor has  determined  that its  financial  statements  will not be material to the offering of any offered securities.

                                                 GLOSSARY

         Accrual  Security — A security  with  respect to which some or all of its accrued  interest  will not be  distributed  as  interest  but  rather  an  amount  equal  to that  interest  will be added to the principal  balance thereof on each  distribution  date for the period described in the related  prospectus supplement.

         Affiliated Seller — Banks,  savings and loan  associations,  mortgage bankers,  mortgage brokers, investment  banking firms, and other mortgage loan  originators or sellers  affiliated with the depositor, which may include EMC.

         Agreement — An owner trust  agreement,  servicing  agreement,  indenture or pooling and servicing agreement.

         ARM Loan — A mortgage loan with an adjustable interest rate.

         Assumption Fee — The fee paid to the mortgagee  upon the assumption of the primary  liability for payment of the mortgage.

         Bankruptcy  Amount — The  amount  of  Bankruptcy  Losses  that  may be  allocated  to the  credit enhancement of the related series.

         Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

         Bankruptcy  Loss — A  Realized  Loss  attributable  to  certain  actions  which may be taken by a bankruptcy  court in connection with a mortgage loan,  including a reduction by a bankruptcy  court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

         Benefit  Plan  Investors  — Plans  subject to Part 4 of Title I of ERISA or  Section  4975 of the
Code and any entity whose  underlying  assets include Plan Assets by reason of any such Plan's  investment in the entity.

         Buydown  Account — With respect to a buydown  mortgage  loan,  the  custodial  account  where the
Buydown Funds are placed.

         Buydown Funds — With respect a buydown  mortgage  loan,  the amount  contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         Buydown  Period — The period  during which funds on a buydown  mortgage loan are made up for from the Buydown Account.

         Call Class — A class of  securities  which  entitles the holder  thereof to direct the trustee to redeem a Callable class of securities.

         Callable Class — A class of securities of a series which is  redeemable,  directly or indirectly, at the  direction  of the  holder of the  related  Call  Class,  as  provided  in the  related  prospectus supplement.  A Callable Class may have a "lock-out  period" during which such securities  cannot be called and  generally  will be called  only if the  market  value of the  assets in the  issuing  entity for such
Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA — The federal  Comprehensive  Environmental  Response,  Compensation  and Liability Act of
1980, as amended.

         Class  Factor — For any  exchangeable  security  and any month,  will be a truncated  seven digit decimal  which,  which when  multiplied  by the original  principal  amount of that class,  will equal its remaining  principal  amount,  after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

         Closing Date — With respect to any series of  securities,  the date on which the  securities  are issued.

         Code — The Internal Revenue Code of 1986.

         Commission — The Securities and Exchange Commission.

         Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

         Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         Contract — Manufactured  housing  conditional  sales  contracts and  installment  loan agreements each secured by a Manufactured Home.

         Contributions  Tax — With  respect to  specific  contributions  to a REMIC made after the Closing
Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         Cooperative  — With  respect  to a  cooperative  mortgage  loan,  the  corporation  that owns the related apartment building.

         Crime Control Act — The Comprehensive Crime Control Act of 1984.

         Defaulted  Mortgage Loss — A Realized Loss other than a Special Hazard Loss,  Extraordinary  Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         Deferred  Interest — If an  adjustment  to the  mortgage  rate on a mortgage  loan has caused the amount of accrued  interest on the mortgage loan in any month to exceed the scheduled  monthly  payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         Deleted Mortgage Loan — A mortgage loan which has been removed from the related issuing entity.

         Designated  Seller  Transaction — A series of  securities  where the related  mortgage  loans are provided either  directly or indirectly to the depositor by one or more Sellers  identified in the related prospectus supplement.

         Determination  Date — The close of business on the date on which the amount of each  distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         Distribution  Account — One or more  separate  accounts  for the  collection  of  payments on the related mortgage loans and/or mortgage  securities  constituting the related issuing entity,  which may be a Master Servicer Collection Account.

         DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL — The U.S. Department of Labor.

         DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

         DTC — The Depository Trust Company.

         DTC Registered  Security — Any security  initially  issued  through the book-entry  facilities of the DTC.

         Eligible  Account  —  An  account  maintained  with  a  federal  or  state  chartered  depository institution  (i) the  short-term  obligations  of which are rated by each of the  Rating  Agencies  in its highest  rating  at the  time of any  deposit  therein,  or  (ii)  insured  by the  FDIC  (to  the  limits established  by the FDIC),  the uninsured  deposits in which  account are otherwise  secured such that, as evidenced  by an opinion of counsel  (obtained  by and at the  expense of the person  requesting  that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the  establishment  of the account,  the  securityholders  will have a claim with respect to the funds in the account and a perfected
first  priority   security   interest  against  any  collateral  (which  shall  be  limited  to  Permitted
Instruments)  securing the funds that is superior to claims of any other  depositors or general  creditors of the  depository  institution  with which the account is maintained or (iii) a trust account or accounts maintained  with a federal or state  chartered  depository  institution or trust company with trust powers acting in its  fiduciary  capacity or (iv) an account or accounts of a depository  institution  acceptable to the Rating  Agencies (as  evidenced in writing by the Rating  Agencies  that use of any such account as the  Distribution  Account will not have an adverse  effect on the  then-current  ratings  assigned to the classes of the  securities  then  rated by the Rating  Agencies).  Eligible  Accounts  may or may not bear interest.

         Equity  Certificates  — With  respect to any series of notes,  the  certificate  or  certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA — The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

         ES  Class  — A  class  of  exchangeable  securities,  as  described  under  "Description  of  the
Certificates — Exchangeable Securities."

         Exemption  —  An  individual  prohibited   transactions   exemption  issued  by  the  DOL  to  an
underwriter,  as amended by Prohibited  Transaction  Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21,
1997), PTE 2000-58,  65 Fed. Reg. 67765 (November 13, 2000),  and PTE 2002-41,  67 Fed. Reg. 54487 (August
22, 2002) or any amendment thereto.

         Exemption  Rating  Agency — Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,
Moody's  Investors  Service,  Inc., or Fitch,  Inc. or any other "Rating Agency" within the meaning of the
Exemption.

         Exchange Act — The Securities Exchange Act of 1934, as amended.

         Extraordinary  Loss  —  Any  Realized  Loss  occasioned  by  war,  civil  insurrection,   certain
governmental actions, nuclear reaction and certain other risks.

         Fraud Loss — A Realized  Loss  incurred on a defaulted  mortgage loan as to which there was fraud in the origination of the mortgage loan.

         Fraud Loss Amount — The amount of Fraud Losses that may be  allocated  to the credit  enhancement of the related series.

         FTC Rule — The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

         Ginnie Mae — The Government National Mortgage Association.

         Global  Securities — The  certificated  securities  registered in the name of DTC, its nominee or another  depository  representing  interests in the class or classes  specified in the related  prospectus supplement which are held in book-entry form.

         Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

         Grantor Trust  Fractional  Interest  Certificate — A Grantor Trust  Certificate  representing  an undivided  equitable  ownership  interest in the principal of the mortgage loans  constituting the related
Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         Grantor Trust Strip  Certificate — A  certificate  representing  ownership of all or a portion of the difference  between  interest paid on the mortgage loans  constituting  the related Grantor Trust Fund
(net of normal  administration  fees and any retained  interest of the depositor) and interest paid to the holders of Grantor Trust Fractional  Interest  Certificates issued with respect to the Grantor Trust Fund.
A Grantor Trust Strip Certificate may also evidence a nominal  ownership  interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         Grantor  Trust  Fund — A trust  fund as to  which  no  REMIC  election  will  be made  and  which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HELOC — A home equity revolving lines of credit.

         High Cost  Loans — Mortgage  loans  subject  to the  Homeownership  Act,  which  amended  TILA to provide new  requirements  applicable  to loans that exceed  certain  interest rate and/or points and fees thresholds.

         High LTV Loans — Mortgage  loans with  Loan-to-Value  Ratios in excess of 80% and as high as 150%
and which are not be insured by a Primary Insurance Policy.

         Homeownership Act — The Home Ownership and Equity Protection Act of 1994.

         Housing Act — The National Housing Act of 1934, as amended.

         Index — With  respect  to an ARM  Loan,  the  related  index  will be  specified  in the  related prospectus  supplement,  will be of a type that are customarily  used in the debt and fixed income markets to measure  the cost of borrowed  funds,  and may include  one of the  following  indexes:  (1) the weekly average  yield on U.S.  Treasury  securities  adjusted to a constant  maturity of either six months or one year, (2) the weekly  auction  average  investment  yield of U.S.  Treasury  bills of six months,  (3) the daily Bank Prime Loan rate made available by the Federal  Reserve  Board,  (4) the cost of funds of member institutions  for the Federal Home Loan Bank of San  Francisco,  (5) the interbank  offered rates for U.S.
dollar deposits in the London market,  each calculated as of a date prior to each scheduled  interest rate adjustment  date which will be  specified  in the  related  prospectus  supplement  or (6) any other index described in the related prospectus supplement.

         Insurance Proceeds — Proceeds received under any hazard,  title,  primary mortgage,  FHA or other insurance  policy that provides  coverage with respect to a particular  mortgaged  property or the related mortgage loan (other than proceeds  applied to the  restoration of the property or released to the related borrower in accordance with the customary  servicing  practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         Intermediary  — An  institution  that  is not a  participant  in the DTC but  clears  through  or maintains a custodial relationship with a participant.

         IRS — The Internal Revenue Service.

         Issue  Premium — The excess of the issue  price of a REMIC  Regular  Certificate  over its stated
redemption price.

         Issuing  Entity — With  respect  to a series  of notes,  the  Delaware  statutory  trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         Liquidation  Proceeds — (1) All amounts,  other than Insurance  Proceeds received and retained in connection with the liquidation of defaulted  mortgage loans or property  acquired in respect thereof,  by foreclosure  or otherwise,  together with the net operating  income (less  reasonable  reserves for future expenses)  derived from the operation of any mortgaged  properties  acquired by the issuing entity through foreclosure  or otherwise and (2) all proceeds of any mortgage loan or mortgage  security  purchased  (or, in the case of a substitution,  amounts representing a principal  adjustment) by the master servicer,  the depositor,  a Seller or any other  person  pursuant  to the terms of the  related  pooling  and  servicing agreement or  servicing  agreement as described  under "The  Mortgage  Pools—Representations  by Sellers,"
"Servicing of Mortgage  Loans—Realization  Upon and Sale of Defaulted  Mortgage  Loans,"  "—Assignment  of
Trust Fund Assets" above and "The Agreements—Termination."

         Loan-to-Value  Ratio  — With  respect  to any  mortgage  loan  at any  given  time  is the  ratio
(expressed  as a  percentage)  of the then  outstanding  principal  balance of the mortgage  loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         Manufactured  Home —  Manufactured  homes within the meaning of 42 United  States  Code,  Section
5402(6),  which defines a  "manufactured  home" as "a structure,  transportable  in one or more  sections, which in the  traveling  mode,  is eight  body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred  twenty or more square feet,  and which is built on a permanent chassis and designed to be used as a dwelling  with or without a permanent  foundation  when  connected to the required  utilities,  and includes the plumbing,  heating,  air conditioning,  and electrical  systems contained  therein;  except that the term shall include any structure which meets all the  requirements of this paragraph except the size  requirements and with respect to which the manufacturer  voluntarily files a  certification  required  by the  Secretary  of Housing  and Urban  Development  and  complies  with the standards established under this chapter."

         Master  Servicer  Collection  Account — One or more  separate  accounts  established  by a master servicer,  into which each of the related  servicers are required to remit  collections of payments on the related mortgage loans included in the related issuing entity.

         MBA Method - The method of  calculating  delinquencies  in  accordance  with the  methodology  used by the
Mortgage  Bankers  Association,  as described in "The Mortgage Pools - Methods of Delinquency  Calculation" in this prospectus.

         Net Mortgage  Rate — With  respect to a mortgage  loan,  the  mortgage  rate net of the per annum rate or rates  applicable  to the  calculation  of  servicing  and  administrative  fees and any  retained interest of the depositor.

         Nonrecoverable  Advance — An advance which,  in the good faith judgment of the master servicer or a servicer,  as  applicable,  will not be  recoverable  from  recoveries  on the related  mortgage loan or another specifically identified source.

         Note  Margin — With  respect  to an ARM Loan,  the  fixed  percentage  set  forth in the  related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID  Regulations — The rules  governing  original  issue  discount that are set forth in Sections
1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS — The Office of Thrift Supervision.

         OTS Method - The method of calculating  delinquencies  in accordance with the methodology  used by lenders regulated  by the Office of Thrift  Supervision,  as  described  in "The  Mortgage  Pools - Methods of  Delinquency
Calculation" in this prospectus.

         Parity Act — The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in Interest — With respect to a Plan,  persons who have  specified  relationships  to the
Plans,  either  "Parties in Interest"  within the meaning of ERISA or  "Disqualified  Persons"  within the meaning of Section 4975 of the Code.

         Percentage  Interest — With respect to a security of a particular class, the percentage  obtained by dividing the initial  principal  balance or notional  amount of the security by the  aggregate  initial amount or notional balance of all the securities of the class.

         Permitted   Investments  —  United  States  government  securities  and  other  investment  grade obligations  specified in the related pooling and servicing  agreement or the related servicing  agreement and indenture.

         Piggyback  Loan — A second lien  mortgage  loan  originated  by the same  originator  to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

         Plan Assets — "Plan  assets" of a Plan,  within the meaning of the DOL  Regulations,  as modified by Section 3(42) of ERISA.

         Plans — ERISA Plans and Tax Favored Plans.

         Prepayment  Assumption  —  With  respect  to a  REMIC  Regular  Certificate  or a  Grantor  Trust
Certificate, the prepayment assumption used in pricing the initial offering of that security.

         Prepayment  Interest  Shortfall — With respect to any mortgage  loan with a prepayment in part or in full the excess,  if any, of interest  accrued and otherwise  payable on the related mortgage loan over the interest charged to the borrower (net of servicing and  administrative  fees and any retained interest of the depositor).

         Primary  Insurance  Covered Loss — With respect to a mortgage loan covered by a Primary Insurance
Policy,  the amount of the related loss  covered  pursuant to the terms of the Primary  Insurance  Policy, which will generally  consist of the unpaid  principal  amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and  reimbursement  of specific  expenses,  less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard  insurance)  that are derived from the  related  mortgaged  property,  (2) hazard  insurance  proceeds  in excess of the amount  required  to restore the related  mortgaged  property  and which have not been  applied to the payment of the  mortgage loan, (3) amounts  expended but not approved by the primary  insurer,  (4) claim payments  previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         Primary Insurance Policy — A primary mortgage guaranty insurance policy.

         Primary Insurer — An issuer of a Primary Insurance Policy.

         Protected  Account — One or more separate  accounts  established  by each servicer  servicing the mortgage  loans,  for the  collection of payments on the related  mortgage  loans  included in the related issuing entity.

         PTCE — Prohibited Transaction Class Exemption.

         Qualified  Substitute  Mortgage Loan — A mortgage loan  substituted for a Deleted  Mortgage Loan, meeting  the  requirements  described  under "The  Mortgage  Pools—  Representations  by  Sellers" in this prospectus.

         Rating Agency — A "nationally  recognized  statistical rating organization" within the meaning of
Section 3(a)(41) of the Exchange Act.

         Realized Loss — Any loss on a mortgage loan  attributable to the mortgagor's  failure to make any payment of principal or interest as required under the mortgage note.

         Record Date — The close of business on the last  business  day of the month  preceding  the month in which the applicable distribution date occurs.

         Relief Act — The Servicemembers Civil Relief Act..

         REMIC — A real estate  mortgage  investment  conduit as defined in Sections  860A through 860G of the Code.

         REMIC  Administrator  —  The  trustee,  the  master  servicer  or  another  specified  party  who administers the related REMIC.

         REMIC Certificates — Certificates  evidencing  interests in an issuing entity as to which a REMIC election has been made.

         REMIC Provisions — Sections 860A through 860G of the Code.

         REMIC  Regular  Certificate  — A REMIC  Certificate  designated  as a "regular  interest"  in the related REMIC.

         REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

         REMIC  Residual  Certificate — A REMIC  Certificate  designated  as a "residual  interest" in the related REMIC.

         REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

         REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

         REO  Mortgage  Loan — A mortgage  loan where title to the  related  mortgaged  property  has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO — The Racketeer Influenced and Corrupt Organizations statute.

         Securities Act — The Securities Act of 1933, as amended.

         Seller — The seller of the mortgage  loans or mortgage  securities  included in an issuing entity to the  depositor  with  respect  a  series  of  securities,  who  shall  be an  Affiliated  Seller  or an
Unaffiliated Seller.

         Single Family Property — An attached or detached  one-family  dwelling unit,  two-to  four-family dwelling unit,  condominium,  townhouse,  row house,  individual  unit in a planned-unit  development  and other individual dwelling units.

         SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

         Special  Hazard Amount — The amount of Special  Hazard Losses that may be allocated to the credit enhancement of the related series.

         Special  Hazard Loss — (1) losses due to direct  physical  damage to a mortgaged  property  other than any loss of a type covered by a hazard insurance policy or a flood insurance  policy,  if applicable, and (2) losses  from  partial  damage  caused by reason of the  application  of the  co-insurance  clauses contained in hazard insurance policies.

         Strip  Security  — A  security  which  will be  entitled  to (1)  principal  distributions,  with
disproportionate,   nominal  or  no  interest   distributions   or  (2)   interest   distributions,   with
disproportionate, nominal or no principal distributions.

         Tax Favored Plans — Plans that meet the  definition of "plan" in Section  4975(e)(1) of the Code, including  tax-qualified  retirement  plans  described  in  Section  401(a)  of the  Code  and  individual retirement accounts and annuities described in Section 408 of the Code.

         TILA — The Federal Truth-in-Lending Act.

         Title V — Title V of the Depository  Institutions  Deregulation and Monetary Control Act of 1980,
enacted in March 1980.

         Title VIII — Title VIII of the Garn-St Germain Act.

         Unaffiliated  Sellers  —  Banks,  savings  and  loan  associations,  mortgage  bankers,  mortgage brokers,  investment  banking firms,  the Resolution Trust  Corporation,  the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         United States Person — A citizen or resident of the United  States,  a corporation or partnership
(including an entity treated as a corporation or partnership  for federal income tax purposes)  created or organized  in, or under the laws of, the United  States or any state  thereof or the  District of Columbia
(except,  in the case of a partnership,  to the extent provided in  regulations),or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United States is able to exercise  primary  supervision over the  administration  of the trust and one or more United States  persons have the authority to control all  substantial  decisions of the trust.  To the extent  prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued, a trust  which was in  existence  on August 20,  1996  (other  than a trust  treated as owned by the grantor under  subpart E of part I of  subchapter  J of chapter 1 of the Code),  and which was treated as a United
States  person  on  August  20,  1996 may  elect to  continue  to be  treated  as a United  States  person notwithstanding the previous sentence.

         Value — With respect to a mortgaged  property securing a single family,  multifamily,  commercial or  mixed-use  loan,  the  lesser of (x) the  appraised  value  determined  in an  appraisal  obtained  at origination  of the mortgage  loan,  if any,  or, if the related  mortgaged  property  has been  appraised subsequent to origination,  the value  determined in the subsequent  appraisal and (y) the sales price for the related mortgaged  property (except in circumstances in which there has been a subsequent  appraisal).
However,  in the case of  refinanced,  modified or converted  single  family,  multifamily,  commercial or mixed-use  loans,  the "Value" of the related  mortgaged  property  will be equal to the lesser of (x) the appraised value of the related mortgaged  property  determined at origination or in an appraisal,  if any, obtained at the time of  refinancing,  modification  or conversion  and (y) the sales price of the related mortgaged  property or, if the mortgage  loan is not a rate and term  refinance  mortgage  loan and if the mortgaged  property was owned for a relatively short period of time prior to refinancing,  modification or conversion,  the sum of the sales  price of the  related  mortgaged  property  plus the added value of any improvements.  With respect to a new Manufactured  Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the  manufacturer to the dealer  (exclusive of freight to the dealer site),  including  "accessories"  identified in the invoice, plus the actual cost of any accessories  purchased from the dealer, a delivery and set-up allowance,  depending on the size of the unit, and the cost of state and local taxes,  filing fees and up to three years prepaid  hazard  insurance premiums.  With  respect to a used  Manufactured  Home,  the "Value" is the least of the sale  price,  the appraised  value,  and the National  Automobile  Dealer's  Association  book value plus prepaid  taxes and hazard  insurance  premiums.  The  appraised  value  of a  Manufactured  Home is  based  upon  the age and condition  of the  manufactured  housing  unit and the  quality and  condition  of the mobile home park in which it is situated,  if applicable.  An appraisal for purposes of  determining  the Value of a mortgaged property may include an automated valuation.

 ===================================================================================================================================

                                                         $1,296,803,000

                                                            (Approximate)

                                             Structured Asset Mortgage Investments II Inc.
                                                             Depositor

                                                Bear Stearns Mortgage Funding Trust
                                        Mortgage Pass-Through Certificates, Series 2007-AR4
                                                                and
                                            Bear Stearns Mortgage Funding Grantor Trust
                                         Mortgage Pass-Through Certificates, Series 2007-AR4

                                    ____________________________________________________________

                                                       Prospectus Supplement

                                    ____________________________________________________________

                                                      Bear, Stearns & Co. Inc.
                                                            Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

===================================================================================================================================